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TABLE OF CONTENTS 2

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

RLJ ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: RLJ Entertainment, Inc. common stock, par value $0.001 per share
	(2)	Aggregate number of securities to which transaction applies: 10,396,372
	(3)	The transaction value was determined based upon the sum of (A) the product of the number of shares equaling (i) 15,614,607 shares of common stock outstanding as of August 23, 2018 (including 104,368 shares of restricted common stock) minus (ii) the 11,477,085 shares of common stock beneficially owned in the aggregate by the AMC Entities and the Johnson Entities, multiplied by the per share merger consideration of $6.25, plus (B) the product of 1,400,000 shares of common stock underlying stock options, multiplied by $3.42 (the difference between the per share merger consideration of $6.25 and the weighted average exercise price of such options), plus (C) the product of 654,961 restricted stock units multiplied by the per share merger consideration of $6.25, plus (D) the product of 431,250 shares of performance stock units multiplied by the per share merger consideration of $6.25, plus (E) the product of (i) $7.81 multiplied by (ii) 3,021,473 shares of common stock issuable upon conversion of the shares of preferred stock (excluding the shares of preferred stock owned by the AMC Entities) plus (F) the product of 751,166 shares of restricted common stock issued upon the exercise of the warrants with an initial exercise date of May 20, 2015 (excluding warrants owned by the AMC Entities and the Johnson Entities), multiplied by the excess, if any, of (i) the per share merger consideration of $6.25 minus (ii) the exercise price per share of such warrants.(1)
	(4)	Proposed maximum aggregate value of transaction: $64,470,874
	(5)	Total fee paid: $8,026.62
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION

RLJ ENTERTAINMENT, INC.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland 20910

Dear Fellow Stockholders:

        You are cordially invited to attend a special meeting ("Special Meeting") of the common stockholders ("Stockholders") of RLJ Entertainment, Inc., a Nevada corporation ("Company"), on [                        ], 2018, starting at 9:30 a.m., local time, at the offices of RLJ Entertainment, Inc. located at 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910. At the Special Meeting, you will be asked to consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of July 29, 2018 (the "Merger Agreement"), by and among the Company, AMC Networks Inc., a Delaware corporation ("AMC"), Digital Entertainment Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of AMC ("Parent"), and River Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the "Merger").

        Upon completion of the Merger, each share of common stock issued and outstanding at the effective time of the Merger, other than shares held by Parent and its affiliates, which shares will be cancelled for no consideration, and shares held by our founder, Mr. Robert L. Johnson, and his affiliates, which shares will be exchanged for equity interests in Parent, will be converted into the right to receive $6.25 per share in cash, without interest thereon and less any applicable withholding taxes.

        After careful consideration, all of the members of a Special Committee of the Board of Directors of the Company composed entirely of independent, non-employee directors ("Special Committee"), which has been granted the authority of the Board of Directors with respect to the Merger, have determined that the Merger Agreement and the Merger are advisable, fair to and in the best interests of the Company and its Stockholders (other than Parent and its affiliates and Mr. Johnson and his affiliates) and has adopted the Merger Agreement and the Merger.

        The Special Committee recommends that you vote "FOR" approval of the Merger Agreement and "FOR" approval of the adjournment of the Special Meeting, from time to time, if necessary or advisable (as determined by the Company). The Board of Directors recommends that you vote "FOR" approval, by non-binding advisory vote, of certain compensation that will or may become payable to the Company's Chief Executive Officer and Principal Financial and Accounting Officer in connection with the Merger.

        In considering the recommendation of the Special Committee, you should be aware that some of the Company's directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of the Stockholders generally. As of the date of this Proxy Statement, the Company's founder and his affiliates owned an aggregate of 6,794,465 shares of the Company's outstanding common stock, which constituted approximately 43.5% of the Company's outstanding common stock as of such date (but will constitute a smaller percentage of the outstanding Common Stock once AMC exercises all or a substantial part of the AMC Warrants prior to the Record Date), and have agreed, pursuant to the terms of a Contribution Agreement entered into on July 29, 2018, to contribute to Parent, immediately prior to the effective time of the Merger, all of their shares of the Company's common stock in exchange for newly issued equity interests of Parent. Such persons have also agreed, pursuant to the terms of a Voting and Transaction Support Agreement entered into on July 29, 2018, to vote all of their shares of the Company's common stock "for" the approval of the Merger Agreement at the Special Meeting.

        Approval of the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of the Company's common stock entitled to vote thereon at the Special Meeting. As of the date of this Proxy Statement, AMC, through DEH, owns approximately 30.0% of the outstanding shares of the Company's common stock and also owns 18,333,000 warrants to purchase shares of common stock (the "AMC Warrants"), which, if exercised by AMC, in full (or in substantial part), would result in AMC beneficially owning, in the aggregate, a majority of the voting power attributable to all of the Company's outstanding common stock. AMC has notified the Company that it intends to exercise the AMC Warrants, in full (or in substantial part), prior to the record date of the Special Meeting and that it will vote all shares of common stock owned by AMC in favor of approval of the Merger Agreement at the Special Meeting. Accordingly, upon AMC's exercise, in full (or in substantial part), of the AMC Warrants, AMC will have the requisite voting power and ability at the Special Meeting to unilaterally cause the approval of the Merger Agreement by the requisite vote of the Company's stockholders (without any need for any additional votes by any other Company stockholder).

        The accompanying Notice of Special Meeting of Stockholders and Proxy Statement describe in more detail information about the Merger Agreement, the Merger and the Special Meeting and provide important information that you should consider when deciding how to vote your shares. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement. We encourage you to read the Proxy Statement and its annexes, including the Merger Agreement, carefully and in their entirety. You may also obtain additional information about the Company from documents we have filed with the Securities and Exchange Commission.

        Thank you for your continued support.

Sincerely,
Robert L. Johnson	Miguel Penella
Chairman of the Board	Chief Executive Officer

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THIS PROXY STATEMENT IS DATED [                        ], 2018 AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT [                        ], 2018

RLJ ENTERTAINMENT, INC.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland 20910

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on [                            ], 2018

To the Holders of Our Capital Stock:

        A special meeting ("Special Meeting") of the common stockholders ("Stockholders") of RLJ Entertainment, Inc., a Nevada corporation (the "Company"), will be held on [                        ], 2018, starting at 9:30 a.m., local time, at the offices of RLJ Entertainment, Inc. located at 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910.

        The Special Meeting will be held for the following purposes:

  1.
  To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of July 29, 2018, as it may be amended or supplemented from time to time (the "Merger Agreement"), by and among the Company, AMC Networks Inc., a Delaware corporation ("AMC"), Digital Entertainment Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of AMC ("Parent"), and River Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the "Merger"). A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement (the "Proxy Statement") (Proposal 1);

  2.
  To consider and vote on the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to the Company's executive officers in connection with the Merger (Proposal 2);

  3.
  To approve the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company in accordance with the terms of the Merger Agreement) (Proposal 3); and

  4.
  To discuss and resolve any other matters that properly come before the Special Meeting.

        The Board of Directors (the "Board") has fixed the close of business on [                        ], 2018 as the record date ("Record Date") for determining Stockholders entitled to notice of and to vote at the Special Meeting.

        Even if you plan to attend the Special Meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet in accordance with the instructions printed on the enclosed proxy card prior to the Special Meeting, to ensure that your shares will be represented at the Special Meeting if you are unable to attend.

        Approval of the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of common stock of the Company ("Common Stock") entitled to vote thereon at the Special Meeting. As of the date of this Proxy Statement, AMC, through DEH, owns approximately 30.0% of the outstanding shares of Common Stock and 18,333,000 warrants to purchase shares of Common Stock (the "AMC Warrants"), which, if exercised by AMC, in full (or in substantial part), would result in AMC beneficially owning, in the aggregate, a majority of the voting power attributable to all of the outstanding shares of Common Stock. AMC has notified the Company that it intends to exercise the AMC Warrants, in full (or in substantial part), prior to the Record Date and that it will vote all shares of Common Stock owned by AMC in favor of approval of the Merger Agreement at the Special Meeting. Accordingly, upon AMC's exercise, in full (or in substantial part), of the AMC Warrants, AMC will have the requisite voting power and ability at the Special Meeting to unilaterally cause the approval of the Merger Agreement by the requisite vote of Company's stockholders (without any need for any additional votes by any other Company stockholder).

        The Special Committee of the Board (the "Special Committee"), which has been granted the authority of the full Board with respect to the Merger, has determined unanimously that the Merger Agreement and the transactions contemplated thereby are advisable, fair to and in the best interests of the Company and the Non-Affiliate Common Stockholders, adopted the Merger Agreement and the Merger and recommended that the Stockholders vote affirmatively to approve the Merger Agreement at the Special Meeting.

        Pursuant to Nevada Revised Statutes ("NRS") 92A.390(1), there are no rights of dissent available to the Stockholders in connection with the Merger. However, in connection with the Merger, holders of the Company's outstanding preferred stock will be entitled to assert dissenter's rights pursuant to and only in accordance with NRS 92A.300 to 92A.500, inclusive (the "Dissenter's Rights Statutes"), a copy of which is attached hereto as Annex D, and, in lieu of receiving the consideration for such shares available pursuant to the Merger Agreement, obtain payment of the "fair value" (as defined in NRS 92A.320) of such preferred stockholder's shares of preferred stock. In order to exercise such dissenter's rights, a preferred stockholder must comply with all of the procedural requirements of the Dissenter's Rights Statutes, including, without limitation, delivering to the Company pursuant to NRS 92A.420, before the Stockholder vote on the Merger is taken at the Special Meeting, written notice of such preferred stockholder's intent to demand payment pursuant to the Dissenter's Rights Statutes if the Merger is effectuated.

By order of the Board,
Miguel Penella Chief Executive Officer

ABOUT THIS PROXY STATEMENT

        This statement constitutes the proxy statement ("Proxy Statement") of RLJ Entertainment, Inc., a Nevada corporation ("RLJE" or the "Company"), under Section 14(a) of the Securities Exchange Act of 1934, as amended. In addition, it constitutes a notice of meeting with respect to the special meeting ("Special Meeting") of the common stockholders of the Company ("Stockholders").

        The Company, AMC Networks Inc., a Delaware corporation ("AMC"), Digital Entertainment Holdings LLC, a Delaware limited liability company and wholly owned subsidiary of AMC ("Parent"), and River Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Parent ("Merger Sub") have entered into an Agreement and Plan of Merger, dated as of July 29, 2018 (as it may be amended or supplemented from time to time, the "Merger Agreement"). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the "Merger"). Accordingly, unless otherwise expressly stated herein, all discussions in this Proxy Statement concerning the Merger, the Merger Agreement, and all transaction documentation, including all discussions concerning the events leading thereto, the applicable proceedings of the Special Committee of the Board of Directors of the Company (the "Special Committee"), the fairness opinion of the financial advisor to the Special Committee, and all other considerations, all relate to the Merger Agreement and the transactions contemplated thereby, including the Merger.

        No one has been authorized to provide you with information that is different from that contained in this Proxy Statement. This Proxy Statement is dated [                ], 2018. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than that date. The mailing of this Proxy Statement to Stockholders will not create any implication to the contrary.

        This Proxy Statement will not constitute an offer to sell, or the solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation.

        Unless otherwise indicated or as the context otherwise requires, all references in this Proxy Statement to:

  •
  "2015 Warrant Consideration" refers to an amount in cash, without interest, equal to the product of (i) the number of Shares issuable upon exercise of such Eligible 2015 Warrant immediately prior to the Effective Time multiplied by (ii) the excess of (A) the Per Share Merger Consideration minus (B) the exercise price per Share of such Eligible 2015 Warrant.

  •
  "2015 Warrants" means the warrants to purchase Shares with an initial exercise date of May 20, 2015;

  •
  "Affiliates" refers to means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise); provided, that (i) with respect to Parent, the term "Affiliate" means only Ultimate Parent and its Subsidiaries (and, for the avoidance of doubt, does not include the Company or its Subsidiaries or any other Persons that are not controlled by Ultimate Parent) and (ii) with respect to the Company, the term "Affiliate" includes (among other Persons) Agatha Christie Limited and Agatha Christie Productions Limited, but does not include Ultimate Parent or its Subsidiaries;

  •
  "AMC" or "Ultimate Parent" refers to AMC Networks Inc., a Delaware corporation;

  •
  "AMC Warrants" refers to the Class A, Class B and Class C warrants held by Parent to purchase Shares with an initial exercise date of October 14, 2016;

  •
  "Board" or "Board of Directors" refers to the Board of Directors of the Company;

  •
  "Closing" refers to the closing of the Merger;

  •
  "Closing Date" refers to the date on which the Closing occurs;

  •
  "Common Stock" refers to the common stock of RLJ Entertainment, par value $0.001 per share;

  •
  "Company Bylaws" refers to the bylaws of the Company, as amended effective July 30, 2018, as in effect immediately prior to the Effective Time;

  •
  "Company Charter" refers to the amended and restated articles of incorporation of the Company as in effect immediately prior to the Effective Time;

  •
  "Company Option" refers to any outstanding option to purchase shares of Company Stock granted under the Incentive Plan;

  •
  "Company PSU" refers to any outstanding performance stock unit granted under the Incentive Plan;

  •
  "Company Restricted Share" refers to any outstanding restricted stock award granted under the Incentive Plan;

  •
  "Company RSU" refers to any outstanding restricted stock unit granted under the Incentive Plan;

  •
  "Contribution Agreement" refers to the Contribution Agreement, dated as of July 29, 2018, by and between the Johnson Entities and Parent;

  •
  "Conversion Amount" means with respect to each share of Preferred Stock, as of the applicable date of determination, the sum of (1) the Stated Value plus (2) all accrued and unpaid dividends on such share, whether or not declared (other than Capitalized Dividends, as defined in the certificate of designation for such share) and any accrued and unpaid Late Charge (as defined in the certificate of designation for such share);

  •
  "Converted Option Award" means the right to receive, on the earlier of (x) the date on which each such Company Option is scheduled to vest (subject to the achievement of the vesting conditions) and (y) the first anniversary of the Closing Date (subject to continued employment through that date), the Option Consideration, subject to the terms and conditions (including vesting conditions) that applied to the Company Option immediately prior to the Effective Time;

  •
  "Converted PSU Award" means the right to receive, on the earlier of (x) the date on which such PSU is scheduled to vest (subject to the achievement of the vesting conditions) and (y) the first anniversary of the Closing Date, subject to continued employment through that date, an amount in cash, without interest and subject to applicable withholding tax, equal to the product of (i) the number of shares underlying such Converted PSU Award multiplied by (ii) the Per Share Merger Consideration, subject to the terms and conditions (including vesting conditions) that applied to the Company PSU immediately prior to the Effective Time;

  •
  "Converted RSU Award" means the right to receive, on the earlier of (x) the date on which each such RSU is scheduled to vest (subject to the achievement of the vesting conditions) and (y) the first anniversary of the Closing Date, subject to continued employment through that date, an amount in cash, without interest and subject to applicable withholding taxes, equal to the product of (i) the number of shares underlying such RSU immediately prior to the Effective Time multiplied by (ii) the Per Share Merger Consideration, subject to the terms and conditions (including vesting conditions) that applied to the Company RSU immediately prior to the Effective Time;

  •
  "Dissenter's Rights Statutes" means NRS 92A.300 to 92A.500, inclusive;

  •
  "Dissenting Shares" means any shares of Preferred Stock owned by holder who has duly demanded and perfected, and has not withdrawn or otherwise waived or lost, dissenter's rights pursuant to and in accordance with the NRS;

  •
  "Effective Time" refers to the date and time that the Articles of Merger have been duly filed with and accepted by the Nevada Secretary of State, or at such later date and time as the Company and Parent may agree and as specified in the Articles of Merger;

  •
  "Eligible 2015 Warrant" refers to each 2015 Warrant issued and outstanding immediately prior to the Effective Time other than 2015 Warrants owned by Ultimate Parent, Parent, Merger Sub or any other Affiliate of Parent;

  •
  "Eligible Preferred Share" refers to each share of Preferred Stock issued and outstanding immediately prior to the Effective Time other than Dissenting Shares and shares of Preferred Stock owned by Ultimate Parent, Parent, Merger Sub or any other Affiliate of Parent;

  •
  "Exchange Act" refers to the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

  •
  "Excluded Shares" refers to, collectively, (a) the Shares (including Shares underlying the Preferred Stock, 2015 Warrants and AMC Warrants) owned by Ultimate Parent, Parent, Merger Sub or any other Affiliate of Parent, and (b) any Shares directly or indirectly owned by the Company or any controlled Affiliate of the Company, in each case not held on behalf of third parties;

  •
  "Greenberg Traurig" refers to Greenberg Traurig, LLP, counsel to the Special Committee;

  •
  "Governmental Entity" refers to any U.S., non-U.S., or supranational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality, or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case of competent jurisdiction;

  •
  "Incentive Plan" refers to the Company's 2012 Incentive Compensation Plan, as amended;

  •
  "Indemnified Parties" refers to, collectively, each present and former (determined as of the Effective Time) director or officer of the Company or any of its Subsidiaries, in each case, when acting in such capacity;

  •
  "Investment Agreement" refers to the Investment Agreement, dated as of August 19, 2016, by and between the Company and Parent;

  •
  "Johnson Entities" refers, collectively, to Robert L. Johnson, The RLJ Companies, LLC, and RLJ SPAC Acquisition, LLC;

  •
  "Merger" refers to the merger of Merger Sub with and into RLJ Entertainment;

  •
  "Merger Sub" refers to River Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of Parent;

  •
  "Non-Affiliate Common Stockholders" refers to Stockholders other than AMC, the Johnson Entities and their respective Affiliates.

  •
  "NRS" refers to the Nevada Revised Statutes;

  •
  "Option Consideration" refers to an amount in cash, without interest and subject to applicable withholding taxes equal to the product of (i) the number of Shares issuable upon exercise of such Company Option(s) immediately prior to the Effective Time multiplied by (ii) the excess of (A) the Per Share Merger Consideration minus (B) the exercise price of such Company Option(s);

  •
  "Outside Date" refers to February 28, 2019;

  •
  "Organizational Documents" refers to (a) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as the case may be, and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership, if any, and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and limited liability company or operating agreement, or comparable documents and (d) with respect to any other Person that is not an individual, its comparable organizational documents;

  •
  "Parent" refers to Digital Entertainment Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of Ultimate Parent;

  •
  "Paying Agent" refers to the U.S. bank or trust company appointed by Parent to act as paying agent, in trust for the benefit of the holders of the Common Stock;

  •
  "Per Share Merger Consideration" refers to the right to receive $6.25 per Share in cash, without interest;

  •
  "Person" refers to any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature;

  •
  "Preferred Stock" means the preferred stock of the Company, par value $0.001 per share;

  •
  "Preferred Stock Consideration" refers to an amount in cash, without interest, equal to the product of (i) 125% multiplied by (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (1) the Per Share Merger Consideration divided by (2) $3.00;

  •
  "Representative" refers to, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, authorized attorneys-in-fact, accountant or other advisor, agent or representative of such person, in each case acting in their capacity as such;

  •
  "Requisite Company Vote" refers to the approval of the Merger Agreement by the holders of a majority of the outstanding Shares entitled to notice of and to vote on such matter at a meeting of the holders of Common Stock duly called and held for such purpose;

  •
  "RLJE", "RLJ Entertainment", the "Company", "we" "our" or "us" refers to RLJ Entertainment, Inc., a Nevada corporation;

  •
  "RLJ SPAC" refers to RLJ SPAC Acquisition, LLC.

  •
  "Rollover Shares" refers to the shares of Common Stock and 2015 Warrants owned by the Johnson Entities that will be contributed to Parent immediately prior to consummation of the Merger pursuant to the Contribution Agreement;

  •
  "SEC" refers to the U.S. Securities and Exchange Commission;

  •
  "Share" refers to a share of Common Stock;

  •
  "Special Committee" refers to the special committee of independent and disinterested directors of the Board heretofore constituted, established and authorized pursuant to duly adopted resolutions of the Board and NRS 78.125(1) for the purpose of, among other things, considering, negotiating and making a dispositive and binding determination on behalf of the Company and the Board to approve or disapprove of the Merger Agreement and the other transaction contemplated thereby;

  •
  "Stated Value" means, with respect to each share of Preferred Stock, the sum of (i) $1,000 per share and (ii) any Capitalized Dividends (as defined in the certificate of designation for such share) with respect to such share of Preferred Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the initial issuance date of such share.

  •
  "Stock Unit Consideration" refers to an amount in cash, without interest and subject to applicable withholding taxes equal to the product of (i) the number of Shares issuable upon exercise of such Company PSUs or Company RSUs immediately prior to the Effective Time multiplied by (ii) the Per Share Merger Consideration.

  •
  "Subsidiaries" refers to, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries, provided, that with respect to Ultimate Parent and its Subsidiaries, the term "Subsidiary" does not include the Company;

  •
  "S&C" refers to Sullivan & Cromwell LLP, counsel to AMC, Parent and Merger Sub.

  •
  "Voting Agreement" refers to the Voting and Transaction Support Agreement, dated as of July 29, 2018, by and among Parent, the Johnson Entities and the Company.

i

ii

ANNEX A	—	Agreement and Plan of Merger, dated July 29, 2018, by and among RLJ Entertainment, Inc., AMC Networks Inc., Digital Entertainment Holdings LLC and River Merger Sub Inc.
ANNEX B	—	Opinion of Allen & Company LLC, dated July 29, 2018
ANNEX C	—
Voting and Transaction Support Agreement, dated as of July 29, 2018, by and among Digital Entertainment Holdings LLC , Robert L. Johnson, The RLJ Companies, LLC, RLJ SPAC Acquisition, LLC and RLJ Entertainment, Inc.
ANNEX D	—	NRS 92A.300 to 92A.500, inclusive

iii

 SUMMARY TERM SHEET

        This Summary Term Sheet discusses the material information contained in this Proxy Statement, including with respect to the Merger Agreement, the Merger and the other agreements entered into in connection with the Merger. We encourage you to read carefully this entire Proxy Statement, including its annexes and the documents referred to in this Proxy Statement, as this Summary Term Sheet may not contain all of the information that may be important to you in deciding how to vote your shares of Common Stock. The items in this Summary Term Sheet include page references directing you to a more complete description of that topic in this Proxy Statement.

The Parties to the Merger Agreement (Page     •    )

RLJ Entertainment, Inc.
8515 Georgia Avenue
Suite 650
Silver Spring, MD 20910
(301) 608-2115

        RLJE is a premium digital channel company serving distinct audiences through its proprietary subscription-based digital channels, Acorn TV and UMC or Urban Movie Channel. Acorn TV features high-quality British and international mysteries and dramas. UMC showcases compelling urban programming including feature films, documentaries, original series, stand-up comedy and other exclusive content for African-American and urban audiences.

AMC Networks Inc.
11 Penn Plaza
New York, New York 10001
(646) 273-3606

        AMC owns and operates several of cable television's most recognized brands delivering high quality content to audiences and a valuable platform to distributors and advertisers. AMC manages its business through two operating segments: (i) National Networks, which principally includes AMC, WE tv, BBC AMERICA, IFC and SundanceTV; and AMC Studios, AMC's television production business; and (ii) International and Other, which principally includes AMC Networks International, AMC's international programming business; IFC Films, AMC's independent film distribution business; and AMC's owned subscription streaming services, Sundance Now and Shudder.

Digital Entertainment Holdings LLC
11 Penn Plaza
New York, New York 10001
(646) 273-3606

        Parent is a Delaware limited liability company and a wholly owned subsidiary of AMC that was formed by AMC solely for the purpose of lending funds to RLJE and holding its interest in RLJE.

River Merger Sub Inc.
11 Penn Plaza
New York, New York 10001
(646) 273-3606

        Merger Sub is a Nevada corporation and a wholly owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the Merger in accordance with the terms and subject to the conditions of the Merger Agreement. To date, Merger Sub has not conducted any activities other than those related to its formation and completion of the transactions contemplated by the Merger Agreement. At the Effective Time, Merger Sub will cease to exist.

The Merger (Page     •    )

        In the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration. At the Effective Time, the Company will become a wholly owned subsidiary of Parent.

The Special Meeting (Page     •    )

Time, Place and Purpose of the Special Meeting (Page    •    )

        The Special Meeting will be held on [DATE], starting at 9:30 a.m. local time, at the offices of RLJ Entertainment, Inc. located at 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910. At the Special Meeting, you will be asked to vote on the proposal to approve the Merger Agreement. The Merger Agreement provides that at the Effective Time of the Merger, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and as a wholly owned subsidiary of Parent (the "Surviving Corporation"). Our Stockholders will also be asked to (i) approve by non-binding, advisory vote, certain compensation that will or may become payable to the Company's executive officers in connection with the Merger and (ii) approve the proposal to adjourn the Special Meeting, if necessary or appropriate (as determined by the Company).

Record Date and Quorum (Page     •    )

        You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of Common Stock at the close of business on [RECORD DATE], which we have fixed as the record date for the Special Meeting (the "Record Date"). Each share of Common Stock that you owned on the Record Date entitles you to one vote. As of the Record Date, there were [SHARE NUMBER] shares of Common Stock issued and outstanding and entitled to vote at the Special Meeting. Holders of a majority of the votes entitled to be cast at the Special Meeting must be present, in person or by proxy, at the Special Meeting to achieve the required quorum for the transaction of business at the Special Meeting. Therefore, the presence in person or by proxy of our Stockholders holding at least [QUORUM NUMBER] shares of Common Stock will be required to establish a quorum.

        If less than a majority of outstanding shares of Common Stock entitled to vote is represented at the Special Meeting, a majority of the shares represented may adjourn the Special Meeting and reschedule it for another date, time or place. If the new date, time or place is announced at the Special Meeting before an adjournment is taken, we do not need to give notice of the new date, time or place. However, if the Special Meeting is adjourned or postponed to a date more than 60 days later than the original meeting date, we must fix a new record date and deliver another notice of meeting.

Vote Required (Page     •    )

        If a quorum is present, approval of the proposal to approve the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Special Meeting.

        If a quorum is present, the proposal to approve, by non-binding, advisory vote, of certain compensation that will or may become payable to the Company's executive officers in connection with the Merger will be approved if the number of votes cast at the special in favor of such proposal exceeds the number of votes cast opposing such proposal. The outcome of this vote is not binding on the Company.

        If a quorum is present, approval of the proposal to adjourn the Special Meeting, if necessary or appropriate, requires that the number of votes cast at the Special Meeting, whether in person or by proxy, in favor of adjournment exceeds the number of votes cast opposing adjournment.

        AMC has notified the Company that it intends to exercise the AMC Warrants, in full (or in substantial part), prior to the record date of the Special Meeting and that it will vote all shares of Common Stock owned by AMC in favor of approval of the Merger Agreement at the Special Meeting. Accordingly, upon AMC's exercise, in full (or in substantial part), of the AMC Warrants, AMC will have the requisite voting power and ability at the Special Meeting to unilaterally cause the approval of the Merger Agreement by the requisite vote of the Company's stockholders (without any need for any additional votes by any other Company stockholder).

Special Committee Recommendation of the Merger Agreement (Page    •    )

        The Board has granted to the Special Committee the full authority of the Board with respect to the Merger Agreement and the Merger. The Special Committee recommends that you vote "FOR" approval of the proposal to approve the Merger Agreement and "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate (as determined by the Company). The Board recommends that you vote "FOR" approval of the proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to the Company's executive officers in connection with the Merger.

Proxies and Revocation (Page     •    )

        Any Stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the Special Meeting. If your shares of Common Stock are held in "street name" by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your shares using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the Special Meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Common Stock will not be voted on any of the proposals described in this Proxy Statement, which will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement, but will not affect the outcome of any other proposal.

        If you are a Stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the Special Meeting by:

  •
  delivering written notice to our Corporate Secretary at 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910;

  •
  executing and delivering to our Corporate Secretary at the address above a proxy bearing a later date;

  •
  attending the Special Meeting in person, at which time the powers of the proxy holders with respect to your shares will be revoked if you so request; or

  •
  submitting a vote by telephone or via the Internet with a later date.

        Your attendance at the Special Meeting will not by itself revoke a previously granted proxy.

        If you hold your shares of Common Stock in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the Special Meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Reasons for the Merger; Recommendation of the Special Committee; Fairness of the Merger (Page     •    )

        After careful consideration of various factors described in the section "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Fairness of the Merger" beginning on page [    •    ] of this Proxy Statement, at a meeting held on July 29, 2018, all of the independent, non-employee directors that comprise the Special Committee, which has been granted the authority of the Board with respect to the Merger, has determined, by unanimous vote, that the Merger Agreement and the Merger are advisable, fair to and in the best interests of the Company and its Stockholders (other than Parent and its affiliates and Mr. Johnson and his affiliates), adopted the Merger Agreement and the Merger, directed that the Merger Agreement be submitted for approval by a vote of the Stockholders at the Special Meeting, and recommended that the Stockholders approve the Merger Agreement. See "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Fairness of the Merger" beginning on page [    •    ] of this Proxy Statement.

        In considering the recommendation of the Special Committee with respect to the proposal to approve the Merger Agreement, you should be aware of certain interests that certain of our directors and executive officers may have in the Merger (aside from their interests as Stockholders of the Company) that may be different from, or in addition to, your interests as a Stockholder generally. The Special Committee was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommend that you vote for approval of the Merger Agreement. See "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this Proxy Statement.

Opinion of Financial Advisor (Page    •    )

        The Special Committee engaged Allen & Co. as financial advisor in connection with the proposed Merger. In connection with this engagement, the Special Committee requested that Allen & Co. render an opinion to the Special Committee as to the fairness, from a financial point of view, to the Unaffiliated RLJE Stockholders (as defined in the Merger Agreement) of the Per Share Merger Consideration to be received by such holders pursuant to the Merger Agreement. On July 29, 2018, at a meeting of the Special Committee held to evaluate the Merger, Allen & Co. rendered an oral opinion, which was confirmed by delivery of a written opinion dated July 29, 2018, to the Special Committee to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in such opinion, the consideration to be received the Unaffiliated RLJE Stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

        The full text of Allen & Co.'s written opinion, dated July 29, 2018, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken, is attached as Annex B and is incorporated by reference herein in its entirety. The description of Allen & Co.'s opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of Allen & Co.'s opinion. Allen & Co.'s opinion was intended for the exclusive benefit and use of the Special Committee (in its capacity as such) in connection with its evaluation of the Per Share Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Allen & Co.'s opinion did not constitute a recommendation as to the course of action that RLJE (or the Special Committee) should pursue in connection with the Merger or otherwise address the merits of the underlying decision by RLJE to engage in the Merger, including in comparison to other strategies or transactions that might be available to RLJE or which RLJE might engage in or consider. Allen & Co.'s opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger or otherwise.

Interests of the Company's Directors and Executive Officers in the Merger (Page     •    )

        Aside from their interests as Stockholders of the Company, certain of our directors and executive officers have certain interests in the Merger that may be different from, or in addition to, your interests as a Stockholder generally. In considering the recommendation of the Special Committee that you vote to approve the Merger Agreement, you should be aware of these interests. The Special Committee was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommend that you vote for approval of the Merger Agreement. See "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this Proxy Statement.

        In particular, as is described elsewhere in this Proxy Statement, pursuant to the terms of the Contribution Agreement, the Johnson Entities have agreed to exchange, immediately prior to the Effective Time, all of their shares of Common Stock and 2015 Warrants, constituting the Rollover Shares, for equity interests of Parent in connection with the Merger. As a result, the Rollover Shares will not be converted into the right to receive the Per Share Merger Consideration at the Effective Time. See "The Merger Agreement—The Contribution Agreement" beginning on page [    •    ] of this Proxy Statement.

        In addition to the terms of the Contribution Agreement, the interests of our directors and executive officers in the Merger that may be different from, or in addition to, those of other Stockholders of the Company, include, but are not limited to:

  •
  with respect to Company Options (which are held by our Chief Executive Officer), at the Effective Time, (1) each (A) outstanding award of Company Options (or portion thereof) that is vested and exercisable and (B) outstanding and unvested award of Company Options scheduled to vest before 2020 will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Option Consideration, and (2) each outstanding and unvested award of Company Options scheduled to vest after 2019 will be cancelled and converted into a Converted Option Award (See "The Merger Agreement—Treatment of Company Options; Company Restricted Shares; Company RSUs; Company PSUs" beginning on page [    •    ] of this Proxy Statement);

  •
  with respect to Company PSUs (which are held by our Chief Executive Officer), at the Effective Time:

  •
  each unvested Company PSU that is earned based on performance as of the Effective Time, as determined in accordance with the Merger Agreement and the applicable award agreement, will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Stock Unit Consideration, and,

  •
  a prorated portion (as calculated in accordance with the applicable award agreement) of any Company PSUs that are not earned at the Effective Time will be cancelled and converted into a Converted PSU Award.

  •
  any Company PSUs that do not vest or convert into a Converted PSU Award will be forfeited at the Effective Time for no consideration (See "The Merger Agreement—Treatment of Company Options; Company Restricted Shares; Company RSUs; Company PSUs" beginning on page [    •    ] of this Proxy Statement);

  •
  with respect to Company RSUs (which are held by certain of our employees, including our Chief Executive Officer and our Principal Financial and Accounting Officer), at the Effective Time:

  •
  each unvested Company RSU that is scheduled to vest before 2020 will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Stock Unit Consideration, and

    •
    each unvested Company RSU that is scheduled to vest after 2019 will be cancelled and converted into a Converted RSU Award (See "The Merger Agreement—Treatment of Company Options; Company Restricted Shares; Company RSUs; Company PSUs" beginning on page [    •    ] of this Proxy Statement);

  •
  with respect to Company Restricted Shares (which are held by our Chief Executive Officer and our directors), at the Effective Time, each Company Restricted Share that is outstanding immediately prior to the Effective Time will become fully vested and will be entitled to receive the Per Share Merger Consideration, less any applicable withholding taxes (See "The Merger Agreement—Treatment of Company Options; Company Restricted Shares; Company RSUs; Company PSUs" beginning on page [    •    ] of this Proxy Statement);

  •
  conversion, at the Effective Time, of Eligible 2015 Warrants, beneficially owned by Wolverine Flagship Fund Trading Limited and Sudbury Capital Fund, L.P., who are represented on the Board by John Ziegelman and Dayton Judd, respectively, into the right to receive the 2015 Warrant Consideration (See "The Merger Agreement—Effect of the Merger on the Common Stock; Preferred Stock; 2015 Warrants" beginning on page [    •    ] of this Proxy Statement); and

  •
  payment of compensation to the Special Committee members, not to exceed in the aggregate $100,000 per member, in connection with their services to the Company with respect to the Merger (which compensation is not conditioned on the consummation of the Merger).

        In addition, all Eligible Preferred Shares for which a change-of-control purchase election has been made by their record holders pursuant to the applicable certificates of designation, will be entitled to elect to receive an amount in cash, without interest, equal to the Preferred Stock Consideration. Any holder of Preferred Stock that does not make such election within 180 days following the Effective Time will be entitled to receive, in respect of each Eligible Preferred Share for which the holder fails to make such election, a security to be issued by the Surviving Corporation, as provided in the applicable certificate of designation. See "The Merger Agreement—Effect of the Merger on the Common Stock; Preferred Stock; 2015 Warrants" beginning on page [    •    ] of this Proxy Statement. Most of the Eligible Preferred Shares are beneficially owned by Wolverine Flagship Fund Trading Limited and Sudbury Capital Fund, L.P., who are represented on the Board by John Ziegelman and Dayton Judd, respectively.

Material U.S. Federal Income Tax Consequences of the Merger (Page     •    )

        The exchange of shares of Common Stock for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined below under the heading "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    •    ] of this Proxy Statement) who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any withholding tax) and the Stockholder's adjusted tax basis in the shares exchanged for cash pursuant to the Merger.

        Payments made to a Non-U.S. Holder (as defined below under the heading "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    •    ] of this Proxy Statement) with respect to the shares of Common Stock that are exchanged for cash pursuant to the Merger generally will not be subject to U.S. federal income or withholding tax, subject to certain exceptions. You should read "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    •    ] of this Proxy Statement for definitions of "U.S. Holder" and "Non-U.S. Holder," and for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should consult your own tax advisor regarding the particular tax consequences

(including the state, local or non-U.S. tax consequences) of the Merger to you in light of your own particular circumstances.

The Merger Agreement (Page     •    )

Treatment of Common Stock, Preferred Stock and 2015 Warrants (Page    •    )

        Common Stock—At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) automatically will be converted into the right to receive the Per Share Merger Consideration. All such shares when so converted will no longer be outstanding and automatically will be cancelled and will cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares will cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration.

        Preferred Stock—The Merger Agreement provides that each Eligible Preferred Share for which a change-of-control cash purchase election has been made by the record holder thereof pursuant to Section 7(b) of the certificate of designation applicable to such Preferred Share will be entitled to receive the Preferred Stock Consideration. If any holder of Eligible Preferred Shares does not make such election and surrender such shares in exchange for the Preferred Stock Consideration within 180 days following the Closing Date, such holder will be entitled to receive, in respect of each Eligible Preferred Share for which the holder fails to make such election, a security to be issued by Surviving Corporation, as provided in the applicable certificate of designation. Parent is also required to comply with the notice and other obligations set forth in the certificates of designation in respect of the Preferred Stock, to the extent applicable, after the date of the Merger Agreement and prior to the Effective Date.

        2015 Warrants—The Merger Agreement provides that, at the Effective Time, each Eligible 2015 Warrant will be converted into the right to receive, as promptly as practicable after the Effective Time, the 2015 Warrant Consideration.

Treatment of Equity Awards (Page     •    )

        Company Options—At the Effective Time, (1) each (A) outstanding award of Company Options (or portion thereof) that is vested and exercisable and (B) outstanding and unvested award of Company Options scheduled to vest before 2020 will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Option Consideration, and (2) each outstanding and unvested award of Company Options scheduled to vest after 2019 will be cancelled and converted into a Converted Option Award.

        Company Restricted Shares—At the Effective Time, each Company Restricted Share that is outstanding immediately prior to the Effective Time will become fully vested and will be entitled to receive the Per Share Merger Consideration, less any applicable withholding taxes.

        Company RSUs—At the Effective Time, each unvested Company RSU that is scheduled to vest before 2020 will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Stock Unit Consideration, and each unvested Company RSU that is scheduled to vest after 2019 will be cancelled and converted into a Converted RSU Award.

        Company PSUs—At the Effective Time, each unvested Company PSU that is earned based on performance as of the Effective Time, as determined in accordance with the Merger Agreement and the applicable award agreement, will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Stock Unit Consideration, and a prorated portion (as calculated in accordance with the applicable award agreement) of any Company PSUs that are not earned at the Effective Time will be cancelled and converted into in a Converted PSU Award. Any Company PSUs that do not vest or convert into a Converted PSU Award will be forfeited at the Effective Time for no consideration.

Company Non-Solicitation Covenant and Permitted Response to Acquisition Proposals (Page     •    )

        Under the Merger Agreement, the Company is not permitted to (i) initiate, solicit, propose or knowingly encourage or otherwise knowingly facilitate any inquiry or the making of any proposal or offer that constitutes, or would reasonably be expected to lead to, an "Acquisition Proposal" (as such term is defined below under the heading "The Merger Agreement—Other Covenants and Agreements—No Solicitation and the Company's Fiduciary Exceptions Thereto" beginning on page [    •    ]) of this Proxy Statement, (ii) engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) provide any information or data concerning the Company or its subsidiaries or access to their properties, books and records to any person in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (iv) enter into any "Alternative Acquisition Agreement" (as such term is defined below under the heading "The Merger Agreement—Other Covenants and Agreements—No Solicitation and the Company's Fiduciary Exceptions Thereto" beginning on page [    •    ] of this Proxy Statement), (v) take any action to exempt any third party from the restrictions on "business combinations" or acquisitions or voting of Common Stock under any applicable takeover statutes, or (vi) grant any waiver, amendment or release under any standstill or confidentiality agreement concerning an Acquisition Proposal.

        However, prior to obtaining stockholder approval of the Merger Agreement, in response to an unsolicited, bona fide written Acquisition Proposal, the Company may (subject to certain requirements regarding confidentiality and providing certain notifications, information and materials to Parent) (i) provide non-public information and access to the Company's and its subsidiaries' properties, books and records to the person who made such Acquisition Proposal, (ii) engage in or otherwise participate in any discussions or negotiations with any such Person regarding such Acquisition Proposal (including to request clarification of the terms and conditions of such Acquisition Proposal) and (iii) take the actions described in clauses (v) and (vi) of the preceding paragraph of this Proxy Statement, if, and only if, prior to the taking of any such action, the Special Committee determines in good faith, after consultation with outside legal counsel that, based on the information then available and after consultation with its financial advisor, such Acquisition Proposal either constitutes a "Superior Proposal" (as such term is defined in the Merger Agreement) or is reasonably expected to result in a Superior Proposal, and that, based on the information then available (including the terms and conditions of such Acquisition Proposal and the Merger Agreement), the failure to take such action would be inconsistent with the fiduciary duties of the Special Committee directors under Nevada law.

        AMC has advised the Special Committee that it will not vote any Common Stock owned by AMC in favor of approval of any Acquisition Proposal. AMC, upon exercise in full (or in substantial part) of the AMC Warrants and the other warrants to purchase shares of Common Stock its owns, will beneficially own at least 50.1% of the outstanding Common Stock, which is sufficient to disapprove any Acquisition Proposal. Therefore, the Company believes it is unlikely that any Acquisition Proposal will be received by the Company.

Change in Recommendation (Page     •    )

        None of the Board, the Special Committee or any other committee of the Board may (i) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Special Committee's recommendation that the Company's stockholders vote in favor of the Merger (the "Company Recommendation"), in a manner adverse to Parent, (ii) fail to include the Company

Recommendation in the Company's proxy statement to be mailed to the Company's stockholders in connection with the Merger, (iii) at any time following the receipt of an Acquisition Proposal (other than a tender or exchange offer that has been publicly disclosed), fail to reaffirm its approval or recommendation of the Merger Agreement and the Merger as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from Parent, (iv) fail to recommend rejection of any tender offer or exchange offer for outstanding shares of Common Stock that has been commenced by any person on or prior to the 10th business day after such commencement, or (v) approve, authorize or recommend (or determine to approve, authorize or recommend) or publicly declare advisable any Acquisition Proposal or other proposal that would reasonably be expected to lead to an Acquisition Proposal or any Alternative Acquisition Agreement (any such action, a "Recommendation Change").

        However, prior to obtaining stockholder approval of the Merger Agreement, the Special Committee may make a Recommendation Change and terminate the Merger Agreement if (i) an unsolicited, bona fide written Acquisition Proposal that was not obtained in breach of the Company's non-solicitation covenants is received by the Company and not withdrawn and (ii) the Special Committee determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal. However, such a Recommendation Change and termination of the Merger Agreement may not be made unless and until (A) prior to taking such action, the Company gives Parent four business days' advance written notice that the Special Committee intends to consider or take any action with respect to making such Recommendation Change, together with a reasonably detailed description of the Superior Proposal, (B) during the pendency of such four-business-day-period, if requested by Parent, the Special Committee and its representatives negotiate in good faith with Parent and its representatives to revise the Merger Agreement (in the form of a binding amendment) to enable the Special Committee to determine in good faith, after consultation with its outside legal counsel and its financial advisor, that after giving effect to such modifications, such Acquisition Proposal would no longer constitute a Superior Proposal, and (iii) at the expiration of such four-business-day period, the Special Committee, after having taken into account the modifications to the Merger Agreement proposed by Parent, has determined in good faith, after consultation with outside legal counsel and its financial advisor, that a failure to make a Recommendation Change and terminate the Merger Agreement and abandon the Merger would be inconsistent with the fiduciary duties of the Special Committee directors under Nevada law.

        The Special Committee may also make a Recommendation Change and terminate the Merger Agreement if (i) an Intervening Event (as such term is defined in the Merger Agreement, has occurred and is continuing and (ii) the Special Committee determines in good faith, after consultation with its outside legal counsel and its financial advisor, that failure to make a Recommendation Change as a result of such Intervening Event would be inconsistent with the fiduciary duties of the Company's directors under Nevada law. However, such a Recommendation Change and termination of the Merger Agreement may not be made unless and until the Special Committee provides Parent with the same matching rights as described above.

Conditions to the Merger (Page     •    )

        The Merger Agreement provides that the obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to customary closing conditions, including, among other things, the satisfaction (or waiver) at or prior to the Effective Time of the following conditions: (i) the Requisite Company Vote shall have been duly obtained; and (ii) no order or law (whether temporary, preliminary or permanent) shall be in effect which enjoins, prevents or otherwise prohibits, restrains or makes unlawful consummation of the Merger and the other transactions contemplated by the Merger Agreement. There is no financing condition to the Merger.

        The Merger Agreement provides that the obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

  •
  Each of the representations and warranties made by us in the Merger Agreement is true and correct as of the date of the Merger Agreement and as of the Closing Date, with certain materiality qualifiers and limitations;

  •
  We have performed in all material respects all obligations required to be performed by us under the Merger Agreement on or prior to the Closing Date;

  •
  Since the date of the Merger Agreement, there has not occurred any event, change development, circumstance, fact or effect that has had a Material Adverse Effect and that remains in effect; and

  •
  We have delivered to Parent a certificate signed on our behalf by the our Chief Executive Officer certifying that conditions set forth in the foregoing three bullet points have been satisfied.

        The Merger Agreement provides that the obligations of the Company to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

  •
  Each of the representations and warranties made by Parent and Merger Sub in the Merger Agreement is true and correct as of the date of the Merger Agreement and as of the Closing Date, with certain materiality qualifiers and limitations;

  •
  Each of Parent and Merger Sub has performed in all material respects all obligations required to be performed by them under the Merger Agreement on or prior to the Closing Date;

  •
  Parent has delivered to us a certificate signed on behalf of Parent and Merger Sub by an executive officer of Merger Sub certifying that conditions set forth in the foregoing two bullet points have been satisfied.

Termination; Termination Fees (Page     •    )

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained:

  (a)
  by the mutual written consent of us and Parent;

  (b)
  by either us or Parent, if the Merger is not consummated on or before the Outside Date or if any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and non-appealable.

  (c)
  by us, if Parent or Merger Sub has breached any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of Parent or Merger has become untrue, in each case, such that the closing conditions would not be satisfied and such breach is either not curable prior to the Outside Date or has not been cured within the earlier of 30 days of written notice thereof and three business days prior to the Outside Date;

  (d)
  by us, prior to the time the Requisite Company Vote is obtained, following a Recommendation Change, but only if we are not then in material breach of our non-solicitation obligations under the Merger Agreement and such Recommendation Change is made in accordance with the applicable terms and conditions of the Merger Agreement;

  (e)
  by Parent, if we have breached any representation, warranty, covenant or agreement made by us in the Merger Agreement, or if any representation or warranty made by us has become untrue, in each case, such that the closing conditions would not be satisfied and such breach is either not curable prior to the Outside Date or has not been cured within the earlier of 30 days of written notice thereof and three business days prior to the Outside Date; or

  (f)
  by Parent, following a Recommendation Change, if the Requisite Company Vote has not yet been obtained at the Special Meeting.

        Under the Merger Agreement, the Company is required to pay to Parent a cash termination fee equal to $6.75 million if (i) the Merger Agreement is terminated by either the Company or Parent due to the failure of the parties to consummate the Merger by the Outside Date, any Person has made and publicly announced an Acquisition Proposal and, within 12 months of such termination, the Company has entered into or consummated an Alternative Acquisition Agreement with respect to an Acquisition Proposal or (ii) the Merger Agreement is terminated by either Parent or the Company as a result of a Recommendation Change made in connection with a Superior Proposal.

        The Company is required to pay to Parent a cash termination fee equal to the documented, out-of-pocket expenses of Parent incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $3.0 million, if the Merger Agreement is terminated by Parent or the Company as a result of a Recommendation Change made in connection with an Intervening Event.

Market Price of Our Common Stock (Page     •    )

        The closing price of our Common Stock on the Nasdaq Capital Market on July 27, 2018, the last trading day prior to the public announcement of the Merger Agreement, was $4.87 per share. The Per Share Merger Consideration of $6.25 per share represents a premium of approximately 28.3% over the closing price per share on July 27, 2018. On [RECENT DATE], the most recent practicable date before this Proxy Statement was mailed to our Stockholders, the closing price for our Common Stock on the Nasdaq Capital Market was $[PRICE] per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your Common Stock.

No Dissenter's or Appraisal Rights for Holders of Common Stock (Page     •    )

        Pursuant to NRS 92A.390, holders of a class or series of stock that is listed on a national securities exchange are generally not entitled to dissenter's rights in connection with a merger unless (i) the articles of incorporation of the corporation provide that such exception is not available, (ii) the resolution of the board of directors approving the plan of merger expressly provides otherwise or (iii) the holders of the class or series of stock are required under the plan of merger or exchange to accept for the shares anything except cash, shares of stock listed on a national securities exchange, or a combination of cash and such shares. The Common Stock is traded on Nasdaq, and the Company Charter does not provide for dissenter's rights in addition to those provided by the NRS. Accordingly, because the Per Share Merger Consideration consists of only cash, the holders of Common Stock will not have dissenter's rights in connection with the Merger.

Dissenter's Rights for Holders of Preferred Stock (Page     •    )

        The Preferred Stock is not traded on a national securities exchange. Therefore, in connection with the Merger, holders of the Company's outstanding Preferred Stock will be entitled to assert dissenter's rights pursuant to and only in accordance with the Dissenter's Rights Statutes, a copy of which is attached hereto as Annex D, and, in lieu of receiving the consideration for such shares available pursuant to the Merger Agreement, obtain payment of the "fair value" (as defined in NRS 92A.320) of such preferred stockholder's shares of preferred stock. In order to exercise such dissenter's rights, a preferred stockholder must comply with all of the procedural requirements of the Dissenter's Rights Statutes, including, without limitation, delivering to the Company pursuant to NRS 92A.420, before the

Stockholder vote on the Merger is taken at the Special Meeting, written notice of such preferred stockholder's intent to demand payment pursuant to the Dissenter's Rights Statutes if the Merger is effectuated.

        THE FOREGOING STATEMENT REGARDING DISSENTER'S RIGHTS IN RESPECT OF HOLDERS OF THE COMPANY'S OUTSTANDING PREFERRED STOCK IS INCLUDED IN THIS PROXY STATEMENT SOLELY FOR THE PURPOSE OF COMPLYING WITH THE REQUIREMENTS OF ITEM 3 OF SCHEDULE 14A AND THE PROVISIONS OF THE DISSENTER'S RIGHTS STATUTES. THE HOLDERS OF THE COMPANY'S PREFERRED STOCK ARE NOT ENTITLED TO VOTE AT THE SPECIAL MEETING ON ANY MATTER. THE COMMON STOCK IS THE ONLY CLASS OF THE COMPANY'S CAPITAL STOCK THAT HAS THE RIGHT TO VOTE AT THE SPECIAL MEETING.

Delisting and Deregistration of Our Common Stock (Page     •    )

        If the Merger is completed, our Common Stock will be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act and we will no longer be required to file periodic reports with the SEC on account of our Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

        The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a Stockholder of the Company. Please refer to the "Summary Term Sheet" and the more detailed information contained elsewhere in this Proxy Statement, the annexes to this Proxy Statement and the documents referred to in this Proxy Statement, which you should read carefully and in their entirety.

Q.
What is the proposed transaction and what effects will it have on the Company?

A.
The proposed transaction involves the acquisition of the Company by Parent in accordance with the terms and subject to the conditions set forth in the Merger Agreement.

  If the proposal to approve the Merger Agreement is approved by our Stockholders at the Special Meeting and the other closing conditions under the Merger Agreement have been satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, Merger Sub will merge with and into the Company. Upon completion of the Merger, the Company will be the Surviving Corporation in the Merger and will continue to exist and conduct business following the Merger. As a result of the Merger, we will become a wholly owned subsidiary of Parent and will no longer be a publicly traded corporation, and you will no longer have any equity interest in the Company or any financial interest in our future earnings or growth.

Q.
What will I receive if the Merger is completed?

A.
Upon completion of the Merger, you will be entitled to receive the Per Share Merger Consideration of $6.25 in cash, without interest thereon and less any required withholding taxes, for each share of our Common Stock that you own. For example, if you own 100 shares of Common Stock, you will receive $625 in cash in exchange for your shares, less any required withholding taxes. You will not own any shares of capital stock of the Surviving Corporation.

Q.
When do you expect the Merger to be completed?

A.
We and Parent have agreed in the Merger Agreement to complete the Merger as soon as practicable. If the Merger Agreement is approved at the Special Meeting then, assuming timely satisfaction or, to the extent permitted by the Merger Agreement and applicable law, waiver of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.

Q.
What happens if the Merger is not completed?

A.
If the Merger Agreement is not completed for any reason, you will not receive any payment for your shares of Common Stock. Instead, we will remain an independent public company, and our Common Stock will continue to be listed and traded on the Nasdaq Capital Market.

  If, to the extent permitted by the Merger Agreement, (i) the Merger Agreement is terminated by either us or Parent due to the failure to consummate the Merger by the Outside Date, any Person has made and publicly announced an Acquisition Proposal and, within 12 months of such termination, we have entered into or consummated an Alternative Acquisition Agreement with respect to an Acquisition Proposal or (ii) the Merger Agreement is terminated by either Parent or us as a result of a Recommendation Change made in connection with a Superior Proposal, the Company must pay or cause to be paid to Parent a termination fee equal to $6.75 million, as described under "The Merger Agreement—Terms of the Merger Agreement—Termination Fees" beginning on page [    •    ] of this Proxy Statement.

  If, to the extent permitted by the Merger Agreement, the Merger Agreement is terminated by either Parent or us as a result of a Recommendation Change made in connection with an Intervening Event, the Company must pay or cause to be paid to Parent a cash termination fee equal to the documented, out-of-pocket expenses of Parent incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $3 million, as described under "The Merger Agreement—Terms of the Merger Agreement—Termination Fees" beginning on page [    •    ] of this Proxy Statement.

Q.
Is the Merger expected to be taxable to me?

A.
Yes. The exchange of shares of Common Stock for the Merger Consideration in the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any withholding tax) and the Stockholder's adjusted tax basis in the shares of Common Stock exchanged for cash pursuant to the Merger. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the U.S. Holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules.

  Payments made to a Non-U.S. Holder who receives cash in exchange for shares of Common Stock pursuant to the Merger will generally be exempt from U.S. federal income tax, subject to certain exceptions. A Non-U.S. Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the Merger, unless the holder certifies that it is not a U.S. person or otherwise establishes a valid exemption from backup withholding tax.

  See "Special Factors—Material U.S. Federal Income Tax Consequences of the Merger" beginning on page [    •    ] of this Proxy Statement for definitions of "U.S. Holder" and "Non-U.S. Holder," and for a more detailed discussion of the U.S. federal income tax consequences of the Merger.

  You should consult your own tax advisor regarding the particular tax consequences (including the state, local or non-U.S. tax consequences) of the Merger to you in light of your own particular circumstances.

Q.
How many votes do I have?

A.
You will have one vote for each share of Common Stock that you owned on the Record Date.

Q.
What will I be voting on?

A.
You will be voting on the following:

•
Proposal 1:  The approval of the Merger Agreement, which provides that, at the effective time, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent;

•
Proposal 2:  The proposal to approve, by non-binding, advisory vote, certain compensation that will or may become payable to the Company's executive officers in connection with the Merger; and

•
Proposal 3:  The proposal to adjourn the Special Meeting, if necessary or appropriate (as determined by the Company).

Q.
What are the voting recommendations of the Special Committee?

A.
The Special Committee has unanimously determined that the Merger Agreement and the Merger are advisable, fair to, and in the best interests of, the Company and its Non-Affiliate Stockholders and adopted the Merger Agreement and the Merger. The Special Committee recommends that you vote "FOR" approval of the Merger Agreement (Proposal 1) "and "FOR" approval of the proposal to adjourn the Special Meeting, if necessary or appropriate (as determined by the Company) (Proposal 3). The Board recommends that you vote FOR" approval, by non-binding advisory vote, of certain compensation that will or may become payable to the Company's executive officers in connection with the Merger (Proposal 2).

Q.
How do I vote?

A.
If you are a Stockholder of record (that is, if your shares of Common Stock are registered in your name with Computershare Trust Company, N.A., our transfer agent), then you may vote in any of the following four ways:

•
By telephone;

•
By the internet;

•
By mail; or

•
By vote at the Meeting

  Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

  Even if you plan to attend the Special Meeting, you are encouraged to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy. If you are present at the meeting and desire to vote in person, your previous vote by proxy will not be counted.

Q.
What if I hold my shares in "street name"?

A.
If you are a beneficial owner of shares held in "street name" and do not provide the broker, nominee, fiduciary or other custodian through which you hold your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on routine matters but cannot vote on non-routine matters. We believe that the proposals set forth in this Proxy Statement will not be considered to be routine matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter, the organization that holds your shares will inform us that it does not have the authority to vote on this matter with respect to your shares. This is generally referred to as a "broker non-vote." When we tabulate the votes for any particular matter, broker non-votes will be counted for purposes of determining whether a quorum is present. Your broker or nominee will usually provide you with the appropriate instruction form at the time you receive this Proxy Statement. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions in the voting instruction form.

  If you do not instruct your bank, brokerage firm or other nominee to vote your shares of Common Stock, your shares will not be voted on any of the proposals described in this Proxy Statement, which will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement.

Q.
How many votes must be present to hold the meeting?

A.
Nevada law and our Bylaws require that a quorum exist for the transaction of business at a Stockholder meeting. A quorum for the actions to be taken at the Special Meeting will consist of a majority of the voting power of the outstanding shares of stock that are entitled to vote at the Special Meeting. Proxies marked as abstaining, and any proxies returned by brokers as "broker non-votes" on behalf of shares held in "street name" because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Special Meeting, will be treated as present and entitled to vote and will count towards the establishment of a quorum. Our founder, Robert L. Johnson, and his affiliates, who collectively own approximately 43.5% of the outstanding Common Stock, have agreed to be present at the Special Meeting for the purpose of establishing a quorum.

Q.
What vote is required to approve each proposal?

A.
Approval required for Proposal 1:    If a quorum is present at the Special Meeting, the approval of the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Because the affirmative vote required to approve the proposal to approve the Merger Agreement is based upon the total number of outstanding shares of Common Stock, if you fail to submit a proxy or vote in person at the Special Meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement.

  AMC has notified the Company that it intends to exercise the AMC Warrants, in full (or in substantial part), prior to the record date of the Special Meeting and that it will vote all shares of common stock owned by AMC in favor of approval of the Merger Agreement at the Special Meeting. Accordingly, upon AMC's exercise, in full (or in substantial part), of the AMC Warrants, AMC will have the requisite voting power and ability at the Special Meeting to unilaterally cause the approval of the Merger Agreement by the requisite vote of the Company's stockholders (without any need for any additional votes by any other Company stockholder).

  Approval required for Proposal 2:    If a quorum is present, approval, by non-binding, advisory vote, of certain compensation that will or may become payable to the Company's executive officers in connection with the Merger will be approved if the number of votes cast at the special in favor of such proposal exceeds the number of votes cast opposing such proposal. The outcome of this vote is not binding on the Company.

  Approval required for Proposal 3:    If a quorum is present, approval of the proposal to adjourn the Special Meeting, if necessary or appropriate (as determined by the Company), whether in person or by proxy, in favor of adjournment exceeds the number of votes cast opposing adjournment.

Q.
What are the effects of abstentions and broker non-votes?

A.
Abstentions

  Pursuant to Nevada law, abstentions are counted as present for purposes of determining the presence of a quorum; however, abstentions will not be counted as votes cast "FOR" or "AGAINST" any proposal. Because the proposal to approve the Merger Agreement requires the affirmative vote of a majority of our outstanding shares of Common Stock entitled to vote thereon at the Special Meeting, an abstention will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement.

  Abstentions will have no effect on the voting results for any other proposal described in this Proxy Statement.

  Broker "non-votes"

  Under applicable exchange rules, if a broker, bank or other institution that holds shares in "street name" for a customer does not receive voting instructions from that customer, the broker may vote on only certain "routine" matters. For "non-routine" matters, which include all proposals contained in this Proxy Statement, a broker may not vote on such matters unless it receives voting instructions from the customer for whom it holds shares of Common Stock. A broker "non-vote" occurs when a broker does not receive such voting instructions from its customer on "non-routine" matters. Broker non-votes are counted for purposes of determining the presence of a quorum; however, they will not be counted as votes cast "FOR" or "AGAINST" any proposal and will have no effect on the voting results for any proposal, other than the proposal to approve the Merger Agreement, for which a broker non-vote will have the effect of a vote "AGAINST" approval of the Merger Agreement.

  Because all proposals in this Proxy Statement are considered "non-routine" matters under applicable exchange rules, we urge you to give voting instructions to your broker.

  If any "routine" matters are properly brought before the Special Meeting, then brokers holding shares in street name may vote those shares in their discretion for any such routine matters.

Q.
Can I change my mind after I vote?

A.
If you are the record owner of your shares, you may revoke your proxy at any time before it is voted at the Special Meeting by:

•
delivering written notice to our Corporate Secretary at 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910;

•
executing and delivering to our Corporate Secretary at the address above a proxy bearing a later date;

•
attending the Special Meeting in person, at which time the powers of the proxy holders with respect to your shares will be revoked if you so request; or

•
submitting a vote by telephone or via the Internet with a later date.

  Please note that attendance at the Special Meeting will not, by itself, constitute revocation of your proxy.

  If you hold your shares in "street name," the broker, nominee, fiduciary or other custodian through which you hold your shares will instruct you as to how you may revoke or change your vote.

Q.
Who will count the votes?

A.
A representative of Computershare Trust Company, N.A. will count the votes and will serve as the independent inspector of elections.

Q.
What does it mean if I receive more than one proxy card?

A.
It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these shares of Common Stock. We encourage you to register all of your shares of Common Stock in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at 1-800-586-1305 or at the following address:

  Computershare Trust Company, N.A.
  Computershare Inc.

  250 Royall Street
  Canton, Massachusetts 02021

Q.
Will my shares of Common Stock be voted if I do not provide my proxy?

A.
If you are the Stockholder of record and you do not vote or provide a proxy, your shares of Common Stock will not be voted.

  If your shares of Common Stock are held in "street name", they may not be voted if you do not provide the bank, brokerage firm or other nominee with voting instructions. Currently, banks, brokerage firms or other nominees have the authority under the Nasdaq Capital Market rules to vote shares of Common Stock for which their customers do not provide voting instructions on certain "routine" matters.

  However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, which include all proposals described in this Proxy Statement, and, as a result, absent specific instructions from the beneficial owner of shares of Common Stock held in street name, banks, brokerage firms or other nominees are not empowered to vote those shares.

Q.
May Stockholders ask questions?

A.
Yes. Our representatives will answer Stockholders' appropriate questions of general interest following the Special Meeting consistent with the rules distributed at the Special Meeting.

Q.
Have any Stockholders already agreed to vote "FOR" approval of the Merger Agreement?

A.
As of the date of this Proxy Statement, AMC, through DEH, owns approximately 30.0% of the outstanding Common Stock, in addition to the AMC Warrants it owns, which, if exercised by AMC, in full (or in substantial part), would result in AMC beneficially owning, in the aggregate, a majority of the voting power attributable to all of the outstanding Common Stock. AMC has notified the Special Committee that it intends to exercise the AMC Warrants, in full (or in substantial part), prior to the record date of the Special Meeting and that it will vote all Common Stock owned by AMC in favor of approval of the Merger Agreement and the transaction contemplated thereby, at the Special Meeting. Accordingly, because the Merger Agreement does not require an affirmative vote of a majority of the Non-Affiliate Stockholders, upon AMC's exercise, in full (or in substantial part), of the AMC Warrants, AMC will have the requisite voting power and ability at the Special Meeting to unilaterally cause the approval of the Merger Agreement by the Stockholders (without any need for any additional votes by any other Stockholder).

  Concurrently with the execution of the Merger Agreement and as a condition and inducement to Ultimate Parent's, Parent's and Merger Sub's willingness to enter into the Merger Agreement, the Johnson Entities entered into a Voting Agreement with Parent, pursuant to which, subject to certain exceptions, such Stockholders have agreed to, among other things, vote all of their respective shares of Common Stock in favor of the approval of the Merger Agreement. The shares of Common Stock subject to the Voting Agreement comprise approximately 43.5% of the issued and outstanding shares of Common Stock as of the date of this Proxy Statement (but will constitute a smaller percentage of the outstanding Common Stock once AMC exercises all or a substantial part of the AMC Warrants prior to the Record Date). The Voting Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement.

Q.
Do any of the directors or officers of the Company have interests in the Merger that may differ from or be in addition to my interests as a Stockholder?

A.
Yes. In considering the recommendation of the Special Committee that you vote to approve the Merger Agreement, you should be aware that certain of our directors and executive officers have certain interests in the Merger that may be different from, or in addition to, your interests as a Stockholder generally. The Special Committee was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommend that you vote for approval of the Merger Agreement. See "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this Proxy Statement.

Q.
Who will pay for this proxy solicitation?

A.
We will pay the cost of preparing, assembling and mailing this Proxy Statement, the notice of meeting and the enclosed proxy card. Our directors, officers and employees may solicit proxies in person or by telephone, mail, e-mail or facsimile. These persons will not be paid additional remuneration for their efforts. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of our Common Stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

  In addition, we have retained MacKenzie Partners, Inc. to assist in the solicitation. We will pay a fee of $10,000 plus reasonable out-of-pocket expenses for their assistance. We will indemnify MacKenzie Partners, Inc. against any losses arising out of its proxy soliciting services on our behalf.

Q.
Will any other matters be voted on at the Special Meeting?

A.
As of the date of this Proxy Statement, our management knows of no other matter that will be presented for consideration at the Special Meeting other than those matters discussed in this Proxy Statement.

Q.
What is the Company's website address?

A.
Our website address is www.rljentertainment.com. We make this Proxy Statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our website in the Investors-SEC Filings section, as soon as reasonably practicable after electronically filing such material with the SEC. Information contained on, or accessible through, our website is not a part of this Proxy Statement and is not incorporated by reference.

  This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Stockholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC's website for further information on its public reference room. In addition, Stockholders may obtain free copies of the documents filed with the SEC by contacting us at (301) 608-2115 or by sending a written request to RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650 Silver Spring, Maryland 20910.

  Our SEC filings are available in print to any Stockholder who requests a copy at the phone number or address listed above.

Q.
What happens if I sell my shares of Common Stock before the Special Meeting?

A.
The Record Date for Stockholders entitled to vote at the Special Meeting is earlier than both the date of the Special Meeting and the consummation of the Merger. If you transfer your shares of Common Stock after the Record Date but before the Special Meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your shares and each of you notifies us in writing of such special arrangements, you will retain your right to vote such shares at the Special Meeting but will transfer the right to receive the Per Share Merger Consideration to the person to whom you transfer your shares.

Q.
What do I need to do now?

A.
Even if you plan to attend the Special Meeting, after carefully reading and considering the information contained in this Proxy Statement, please vote promptly to ensure that your shares of Common Stock are represented at the Special Meeting. If you hold your shares of Common Stock in your own name as the Stockholder of record, please vote your shares by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet voting instructions printed on your proxy card. If you decide to attend the Special Meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.
Should I send in my stock certificates now?

A.
No. You will be sent a letter of transmittal promptly after the completion of the Merger, describing how you may exchange your shares of Common Stock for the Merger Consideration. If your shares of Common Stock are held in "street name" by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your "street name" shares in exchange for the Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.
Who can help answer my other questions?

A.
If you have questions regarding the Special Meeting, please contact MacKenzie Partners at

1407 Broadway, 27th Floor

New York, New York 10018

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com

SPECIAL FACTORS

Background of the Merger

        On August 19, 2016, the Company entered into an Investment Agreement (the "Investment Agreement") with Parent, pursuant to which the Company agreed to (i) enter into a Credit and Guaranty Agreement with Parent (the "Credit Agreement"), pursuant to which Parent would provide to the Company a $60 million seven-year term loan and a $5 million one-year term loan and (ii) issue to Parent warrants to purchase shares of Common Stock (the "AMC Warrants") that, if exercised in full, would provide Parent with at least 50.1% of the outstanding Common Stock (on a fully diluted basis) and, therefore, a majority of the total voting power attributable to all outstanding shares of Common Stock (the "AMC Transaction"). The AMC Warrants are exercisable, in whole or in part, at any time in Parent's discretion.

        Pursuant to the Investment Agreement, for so long as Parent owns the AMC Warrants, or any amounts remain outstanding in respect of the term loans, Parent has the right to designate two directors for election to the Board and, upon the exercise of the AMC Warrants, in full, Parent will have the right to designate a majority of the directors for election to the Board. Two such director designees of Parent currently serve on the Board. In addition, the Investment Agreement provides that the Company may not, directly or indirectly, entertain or solicit acquisition proposals, participate in any discussions or negotiations with any person regarding any acquisition proposal, provide non-public information to any person in connection with any acquisition proposal, enter into any agreement with any person relating to any acquisition proposal, grant any waiver, amendment or release under any standstill or confidentiality agreement concerning an acquisition proposal, or otherwise facilitate any effort or attempt to make an acquisition proposal. These restrictions remained in effect following the consummation of the transactions contemplated by the Investment Agreement and have been waived by Parent solely to facilitate the ability of the Company to take certain actions in respect of unsolicited Acquisition Proposals under the Merger Agreement, as described in more detail under "The Merger Agreement—Other Covenants and Agreements—No Solicitation and the Company's Fiduciary Exceptions Thereto" beginning on page [    •    ] of this Proxy Statement.

        In connection with the Investment Agreement, holders of the Company's Series A-1, A-2, B-1 and B-2 preferred stock and holders of the 2015 Warrants exchanged their securities for shares of Preferred Stock and 2015 Warrants with revised terms. For holders of the Company's Series A-1, A-2 and B-1 preferred stock, the revised terms of their 2015 Warrants included a reduced exercise price of $1.50 per share, and for certain holders of the Company's Series B-2 preferred stock, the revised terms of their 2015 Warrants included a reduced exercise price of $2.37 per share. Also, on August 19, 2016, substantially all of the holders of the Company's Series A-1, A-2, B-1 and B-2 preferred stock and 2015 Warrants entered into Waiver Agreements with the Company, whereby they waived all payment rights, rights of acceleration or redemption and any other rights or preferences to which they were entitled that could be triggered in connection with the transactions contemplated by the Investment Agreement. In particular, under the Waiver Agreements, holders of the Company's Series A-1 and A-2 preferred stock agreed that the size of the Board could be increased in connection with AMC's right to designate directors to the Board upon the closing of the transactions contemplated under the Investment Agreement.

        Furthermore, in connection with the Investment Agreement, on August 19, 2016, the Company, Robert L. Johnson (the Company's Chairman) and certain of the Company's other directors, executives, principal stockholders and their affiliates, who in the aggregate held approximately 47% of the outstanding Common Stock as of such date, entered into a Voting Agreement with AMC (the "Voting Agreement"), pursuant to which such parties agreed to vote all of their shares of Common Stock in favor of (i) the AMC Transaction and appointed AMC as their proxy for purposes of voting on the

AMC Transaction and (ii) from and after the consummation of the AMC Transaction, the election to the Board of the director-nominees designated by AMC.

        The issuance of the AMC Warrants and the other transactions contemplated by the Investment Agreement were approved by the holders of Common Stock at the Company's annual meeting of stockholders held on October 14, 2016. Upon consummation of the AMC Transaction, (i) the Company issued to Parent the AMC Warrants and (ii) the Company and Parent entered into the Credit Agreement (which was subsequently amended on January 30, 2017, June 16, 2017, June 5, 2018 and August 9, 2018), pursuant to which Parent provided to the Company term loans in an aggregate principal amount of $65 million (which principal amount was subsequently increased to an aggregate of $78 million), which term loans mature in tranches until the final maturity date of October 14, 2023. Pursuant to the Credit Agreement, the interest payable by the Company to Parent in respect of the outstanding term loans is payable quarterly, in arrears, in shares of Common Stock.

        The AMC investment refinanced the Company's previously existing senior credit facility, added working capital, reduced the cost of capital through lower interest rates and provided revised covenants allowing for increased operating flexibility. AMC's support and investment was intended to accelerate the Company's distribution and development of diverse content and independent films.

        In connection with the consummation of the transactions contemplated by the Investment Agreement, on October 14, 2016, Robert L. Johnson, RLJ SPAC Acquisition LLC ("RLJ SPAC"), Peter Edwards, Morris Goldfarb (collectively, the "Principal Stockholders") and the Company entered into a Stockholders' Agreement with Parent (the "Stockholders' Agreement"), pursuant to which (i) the Principal Stockholders granted Parent certain rights of first refusal with respect to the transfer of their equity securities in the Company, (ii) the Principal Stockholders and Parent granted each other certain "tag-along" rights and "drag-along" rights with respect to certain sales by them of the Company's outstanding equity securities and (iii) the Company granted the Principal Stockholders and Parent certain preemptive rights to purchase, on a pro rata basis, equity securities of the Company in certain future offerings thereof by the Company and its wholly owned subsidiaries.

        During the period from October 2016 through [the date of this Proxy Statement], the Company has issued to Parent an aggregate of 2,277,364 shares of Common Stock in the form of interest payments due to Parent in respect of the outstanding term loans. During the same period, Parent purchased from various stockholders of the Company (i) an aggregate of 738,256 shares of Common Stock, (ii) 7,479.432 shares of Series D-1 Preferred Stock of the Company, which were convertible into 2,893,693 shares of Common Stock at the time of the purchase, and (iii) additional warrants to purchase up to an aggregate of 747,945 shares of Common Stock. In addition, during the same period, Parent, as previously noted above, added term loan debt under the Credit Agreement and partially exercised certain of the AMC Warrants and purchased 1,667,000 shares of Common Stock. Parent funded such exercise by surrendering to the Company for cancellation $5,001,000 principal amount of its outstanding term loan obligations.

        On February 26, 2018, AMC delivered a letter to the Company (which was publicly disclosed in an amendment to AMC's Schedule 13D filed with the SEC on such date), pursuant to which AMC proposed to acquire all of the outstanding shares of Common Stock not then-owned by AMC, Robert L. Johnson or any of their respective affiliates, for $4.25 per share in cash (the "Initial Proposal"). The Initial Proposal indicated that it was the intention of AMC for the Company to become a privately owned subsidiary of AMC, with a minority stake held by Mr. Johnson and his affiliates. The Initial Proposal stated that the $4.25 price indication represented a 10% premium to the closing sale price of the Common Stock as reported on Nasdaq on February 23, 2018, the last Nasdaq trading day preceding the date of the Initial Proposal, a 12% premium to the volume weighted average trading price of the Common Stock over the 10 Nasdaq trading days preceding the date of the Initial Proposal, and a 126% premium to the closing sale price of the Common Stock on the day prior to the public announcement of AMC's initial investment in the Company. AMC stated that it expected the Board to form a special committee of independent directors to evaluate, consider and negotiate the Initial Proposal and that Mr. Johnson and the directors of the Company nominated by AMC and its affiliates would not participate in the Company's evaluation of the proposal. The Initial Proposal was subject to AMC's satisfactory completion of business, financial and legal due diligence, and AMC stated that it was interested only in acquiring the publicly held (non-affiliate) shares of the Company and would not sell its equity stake in the Company to any third party or participate in any other transaction process.

        Also on February 26, 2018, Robert L. Johnson, RLJ SPAC and The RLJ Companies, LLC (collectively, the "RLJ Companies") filed an amendment to their Schedule 13D, in which they disclosed that Mr. Johnson had reached an agreement-in-principle with AMC with respect to certain liquidity and corporate governance matters and his role at the company following the consummation of the transaction contemplated by the Initial Proposal, if it occurs.

        Later that same day, the Board held a telephonic meeting that was attended by all members of the Board and a representative of Arent Fox LLP ("Arent Fox"), outside counsel to the Company and Mr. Johnson, to consider and appoint a special committee of independent directors to address the Initial Proposal. Following discussion, the Board determined to appoint a special committee comprised entirely of independent directors to review, consider, evaluate and negotiate the Initial Proposal. It was determined that Messrs. Laszlo and Royster—who (other than in their capacity as directors of the Company) had no commercial, financial or business affiliations or relationships with any of AMC, Robert L. Johnson or any of their respective affiliates and (other than certain annual grants of equity awards and quarterly cash compensation payments made by the Company to all non-employee directors of the Company) had no material pecuniary interests in the going-private merger transaction contemplated by the Initial Proposal—qualified as independent and disinterested directors. Accordingly, the Board resolved to constitute Messrs. Laszlo and Royster as the exclusive members of a special committee of independent and disinterested directors (the "Special Committee") with the authority to evaluate the Initial Proposal, to negotiate directly with AMC and the holders of Preferred Stock and warrants with respect to the Initial Proposal and to approve or disapprove (i.e., "say no" to) any transaction proposed by AMC. The Board also authorized the Special Committee to retain independent legal counsel and financial advisors at the Company's expense.

        On February 27, 2018, the Company issued a press release announcing the appointment of the Special Committee to consider, review and evaluate the Initial Proposal.

        Also on February 27, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee. The Special Committee discussed its plan and timetable for identifying, interviewing and ultimately retaining qualified independent professional advisors to assist the Special Committee in connection with a potential transaction with AMC. The members of the Special Committee discussed their respective relationships with well-regarded, national law firms specializing in public M&A transactions of a nature similar to the going-private transaction proposed by AMC, as well as their relationships with well-regarded financial advisory/investment banking firms with a history of executing such transactions in the media and telecommunications industry. The Special Committee established a timetable over the following two weeks to interview and select a team of independent professional advisors and outlined its plan to identify and elicit the background information needed from independent legal and financial advisor candidates, formulate and script questions to ascertain that information, establish the overall criteria for evaluating candidates, and interview a number of highly-qualified law firms and financial advisory/investment banking firms.

        On February 28, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee. The Special

Committee discussed its role in view of the authority granted to the Special Committee by the full Board with respect to the Initial Proposal, as well as its fiduciary obligations in connection therewith and in view of the stock ownership, creditor and other controlling interests in the Company held by AMC, Robert L. Johnson and their respective affiliates. The Special Committee also discussed the need to identify and engage independent professional advisors with no current or recent past relationships or other affiliations with the Company, AMC or Mr. Johnson to assist the Special Committee with valuing the Company and, if the Special Committee deemed it appropriate to pursue a going-private merger transaction with AMC, to structure such potential transaction, negotiate the price and other terms of a potential transaction, prepare and negotiate transaction documents, conduct due diligence and execute such transaction.

        During the period from February 28, 2018 to March 10, 2018, the Special Committee interviewed six prominent law firms. At the conclusion of such interview process, the Special Committee determined to engage international law firm, Greenberg Traurig, LLP ("Greenberg Traurig"), as its independent legal counsel. In selecting Greenberg Traurig, the Special Committee considered, among other things, the firm's overall reputation and deal execution experience and, specifically, the reputation, qualifications and significant public company M&A experience of the M&A partner leading the Greenberg Traurig deal team who interviewed with the Special Committee. The Special Committee also considered the fact that Greenberg Traurig previously represented, on a one-off basis, RLJ Acquisition, Inc., a special purpose acquisition company (SPAC) controlled by Robert L. Johnson, in connection with the acquisition by RLJ Acquisition, Inc. of Image Entertainment, Inc. and Acorn Media Group, Inc. in 2012, which transaction resulted in the creation of the Company. The Special Committee concluded that, in view of the fact that, since the consummation of such acquisition, Greenberg Traurig did not perform any continuing work for the Company or for Robert L. Johnson or any of his affiliates, the prior (six-year old) relationship with Mr. Johnson would not impair Greenberg Traurig's ability to serve as independent legal counsel to the Special Committee in connection with the Initial Proposal and the transactions contemplated thereby. It was also noted that Greenberg Traurig had no recent or current M&A advisory or other engagement relationship with AMC or any of its affiliates.

        During the same approximately two-week period, the Special Committee also interviewed seven prominent financial advisory/investment banking firm candidates. At the conclusion of such interview process, the Special Committee engaged Allen & Company LLC ("Allen & Co.") as its financial advisor to assist in connection with the Special Committee's review and evaluation of the Initial Proposal, including a financial valuation by Allen & Co. of the Company. The Special Committee selected Allen & Co. based upon such firm's experience and reputation as a leading independent financial advisory firm regularly engaged to provide M&A advisory services in connection with transactions similar to the going-private transaction proposed by AMC, as well as its specialization in the media and telecommunications sector. The Special Committee also considered the qualifications and significant public M&A transaction experience of the senior managing director leading the Allen & Co. deal team who interviewed with the Special Committee. The Special Committee also noted that, in 2012, Allen & Co. had represented Acorn Media Group, Inc. in the sale of such business to the Company. The Special Committee determined that in view of the fact that Allen & Co. was adverse to the Company, Robert L. Johnson and his affiliates in such transaction and had no advisory or engagement relationship in the past two years with AMC, Robert L. Johnson or any of their respective affiliates, such prior sale engagement with Acorn TV would not impair Allen & Co.'s independence regarding the proposed going-private merger transaction between the Company and AMC. The Special Committee also considered Allen & Co.'s familiarity with Acorn TV and the Company's business a positive factor with respect to its decision to hire Allen & Co.

        On March 16, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Greenberg Traurig provided a presentation on the fiduciary duties of the members of the Special Committee, both generally and in the context of the transactions contemplated by the Initial Proposal. It was noted that the Special Committee was constituted to function as the exclusive bargaining agent and guardian of the investment interests of the Non-Affiliate Common Stockholders. Greenberg Traurig and Allen & Co. also discussed the anticipated due diligence process, including the scope and nature of information that Greenberg Traurig and Allen & Co. would need to review in order to assess the Company's intrinsic value and understand the Company's business segments, the execution risks of management's business plan, competition in the sector, the Company's prospects, the Company's organizational and capital structure, the impact of the proposed going-private merger transaction on certain Company contracts and obligations, and a variety of related issues and considerations. The anticipated due diligence that AMC was expected to perform was also discussed.

        At the Special Committee's request, Greenberg Traurig also addressed the provisions contained in the respective certificates of designation for the outstanding Preferred Stock that would be implicated by the transactions contemplated by the Initial Proposal. In consultation with Greenberg Traurig, the Special Committee determined that it would be appropriate to amend the February 26, 2018 Board resolutions establishing the Special Committee to delete the current mandate regarding the Special Committee's negotiation of the proposed AMC transaction with the Company's preferred stockholders (in that their rights were preexisting and wholly contractual and outside the context of the Special Committee's fiduciary obligations) and to make certain other clarifications regarding the Special Committee's authority, function and role in respect of any potential transaction with AMC and its affiliates. Additionally, it was determined that the Special Committee should seek to obtain authority to explore alternative strategic transactions, including the solicitation of potential third-party buyers and business combination candidates who may be interested in pursuing a transaction with the Company and its controllers, and to obtain from AMC in connection therewith, any necessary waivers of the restrictions on such solicitation activities currently prohibited by the terms of the no-shop covenant in the Investment Agreement. Following further discussion, the Special Committee requested that Greenberg Traurig prepare a draft of amended and restated resolutions establishing the Special Committee to be presented to the full Board for discussion and consideration.

        After the representatives of Allen & Co. left the meeting, Greenberg Traurig also discussed with the Special Committee the terms of Allen & Co.'s draft engagement letter. The Special Committee authorized Greenberg Traurig to work with Allen & Co.'s outside counsel to finalize the terms of the engagement letter.

        At the meeting, the Special Committee also discussed proposed compensation for the members of the Special Committee for the work they would be required to perform in respect of evaluating, negotiating and determining whether to pursue the Initial Proposal or any alternative transaction with AMC or otherwise. Various compensation methodologies were discussed, with Greenberg Traurig noting that there could be no compensation payable upon consummation of a transaction or based on the outcome of any transaction process with AMC or the terms thereof, and that instead, any compensation should be structured as fixed monthly payments, subject to an aggregate monetary cap. Following discussion, the Special Committee determined to request from the full Board its authorization for the Company to pay to each member of the Special Committee compensation, as follows: $25,000 payable as of March 5, 2018, $25,000 payable as of April 5, 2018, $10,000 payable on the fifth day of each month thereafter commencing on May 5, 2018, subject to a monetary cap of $100,000.

        On March 19, 2018, the Special Committee and Allen & Co. executed an engagement letter, pursuant to which the Special Committee formally retained Allen & Co. as financial advisor to the Special Committee in connection with the Initial Proposal and any alternative potential transaction with AMC.

        Later that same day, the Company issued a press release announcing that the Special Committee had retained Allen & Co. as its financial advisor and Greenberg Traurig as its legal counsel to assist the Special Committee in connection with its consideration, review, evaluation and negotiation of the Initial Proposal and any alternative potential transaction with AMC.

        On March 20, 2018, Sullivan & Cromwell LLP ("S&C"), legal counsel to AMC, delivered to Greenberg Traurig an initial comprehensive due diligence request list in connection with AMC's proposed due diligence review of the Company.

        On March 29, 2018, a draft of the proposed resolutions prepared by Greenberg Traurig at the request of the Special Committee to amend and restate the authority of the Special Committee consistent with the changes discussed during the March 16, 2018 meeting of the Special Committee was distributed to all members of the Board for adoption by unanimous written consent without a meeting.

        Later that same day, the Special Committee received a letter signed by Mr. John Hsu, a senior executive of AMC and a member of the Board nominated by AMC, in response to the request that he received in his capacity as a director of the Company to execute the unanimous written consent to amend and restate the authority of the Special Committee. In the letter, Mr. Hsu reiterated on behalf of AMC that, as stated in the Initial Proposal delivered by AMC to the Company on February 26, 2018 (and as publicly disclosed in AMC's amendment to Schedule 13D), AMC would not support a transaction to sell the Company to any party, at any price, or support any other strategic transaction involving the Company. The letter stated that if Special Committee were to explore other strategic transaction alternatives (i.e., "shop the Company"), doing so would be an exercise in futility, given AMC's beneficial ownership (assuming the exercise, in full, of the AMC Warrants) of more than 50% of the Company's total outstanding voting power, the Company's preexisting no-shop covenant in effect under the Investment Agreement and AMC's status as lender for all of the Company's outstanding senior debt. The letter also reiterated that AMC would negotiate only with the Special Committee in respect of the Initial Proposal, and that holders of the Preferred Stock would be paid consideration based on the value paid by AMC for the Common Stock, calculated in accordance with the formula therefor set forth in the certificates of designation for the various outstanding series of the outstanding classes of Preferred Stock.

        On April 2, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee discussed the upcoming meeting of the Board scheduled for April 3, 2018, which was called at the request of the Special Committee to consider, among other things, the proposed resolutions to amend and restate the authority of the Special Committee. The Special Committee also discussed the letter received from AMC on March 29, 2018, in which AMC made clear that it was only a buyer of the Company and not a seller.

        Greenberg Traurig provided an overview of the fiduciary duties of the Special Committee members, both generally and in the context of a potential transaction with AMC. Following discussion, the Committee members determined that in light of AMC's reiterated statement that it was only a buyer of the Company and the Company's previously agreed to no-shop covenant contained in the Investment Agreement, it would not be productive for the Special Committee to conduct a market check of the Company. Moreover, in view of the fact that AMC's position on these matters had been publicly disclosed in its amendment to Schedule 13D, it was determined that there was essentially no likelihood that alternative transaction candidates would surface or be interested, willing or able to submit alternative (or competing) transaction proposals. The Special Committee also discussed with its advisors the due diligence process to be conducted by Allen & Co. and Greenberg Traurig and the anticipated scope and timing thereof, as well as the anticipated due diligence review to be conducted by AMC and its representatives. The Special Committee directed Allen & Co. to complete its preliminary valuation of the Company prior to providing AMC full due diligence access to certain non-public Company information. It was further noted that the Special Committee considered the Initial Proposal as merely an "opening bid" and invitation to negotiate and that such price was materially inadequate and not a sufficient basis upon which the Special Committee would proceed to negotiate the overall terms and documentation for a transaction.

        On April 3, 3018, the full Board held a special meeting to consider the request from the Special Committee to amend and restate the authority granted to it by the Board and to discuss the letter from Mr. John Hsu to the Special Committee received on March 29, 2018. The Board discussed the proposed resolutions prepared by Greenberg Traurig at the request of the Special Committee. Following discussion, in view of Mr. Hsu's letter to the Special Committee reiterating that AMC would not support a transaction to sell the Company to any third party, at any price, or support any alternative strategic transaction, and AMC's affirmative statement that were the Special Committee to seek to explore other strategic alternatives such undertaking would be an exercise in futility, the Board determined not to approve any changes to the resolutions regarding the Special Committee's ability to shop the Company and explore strategic alternatives and directed Arent Fox to communicate the Board's views with Greenberg Traurig. The Board conceptually agreed to all of the other changes and clarifications regarding the Special Committee's authority, function and role set forth in the resolutions prepared by Greenberg Traurig. AMC's designated directors recused themselves from the foregoing discussion.

        On April 4, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee discussed the events that took place at the full Board meeting held on April 3, 2018. Representatives of Greenberg Traurig reported that they had discussed these matters with Arent Fox. The Special Committee discussed with Allen & Co. and Greenberg Traurig the anticipated timing of receipt from Allen & Co. of its preliminary financial valuation analysis of the Company. The Special Committee also discussed the anticipated timing of furnishing to AMC's financial advisor, Citigroup Global Markets Inc. ("Citi"), access to management's five-year base case financial forecasts and assumptions and communicating to AMC the Special Committee's view that the proposed purchase price of $4.25 per share set forth in the Initial Proposal materially undervalued the Common Stock and was not an acceptable basis upon which to proceed with a substantive discussion and negotiation of overall deal terms or the preparation and negotiation of any transaction documents. It was noted that such base case forecasts were prepared for internal budget and financial planning purposes only and, to that extent, were somewhat aggressive in nature. It was further noted that AMC's designated directors, including Mr. John Hsu, had already received from management and reviewed such base case forecasts in their capacity as directors of the Company.

        The Special Committee instructed Allen & Co. to discuss with management whether a more reliable and alternative set of five-year financial forecasts should be prepared by management that would better address the risks inherent in the execution of management's business plan. In the following weeks, Allen & Co. discussed with members of management potential adjustments to be made to the base case projections to assemble management's adjusted case financial forecasts for 2018-2022. Allen & Co. communicated to the Company's management the Special Committee's concerns that the growth projections for certain new initiatives of the Company might be difficult to achieve on the anticipated timetables. Based upon these discussions, management began considering and incorporating certain business plan adjustments to its base case forecast, applying more conservative revenue growth and paid-subscriber growth rate estimates and related cost assumptions.

        The Special Committee next discussed the anticipated process for providing to AMC and its advisors access to the Company's other non-public information. Representatives of Greenberg Traurig stated that they would contact each of S&C and Arent Fox regarding proposed amendments to the

Non-Disclosure Agreement, dated as of October 14, 2016 (the "Non-Disclosure Agreement"), previously entered into by the Company and Rainbow Media Holdings, LLC, a wholly owned subsidiary of AMC, to expand the scope of such agreement, and the overall process by which the Special Committee was prepared to provide to AMC due diligence access to the Company and its management team.

        On April 5, 2018, Allen & Co. had a telephone conversation with Citi during which, as instructed by the Special Committee, Allen & Co. informed Citi that the purchase price of $4.25 per share proposed by AMC in the Initial Proposal significantly undervalued the Common Stock and, therefore, such price indication did not provide a sufficient basis upon which the Special Committee would commence substantive discussions and negotiations of a potential transaction, and that the Special Committee would consider engaging in such a process only if AMC submitted a "meaningfully higher offer." Accordingly, at the Special Committee's direction, Allen & Co. indicated to Citi that the Special Committee would permit AMC to begin its financial due diligence so it could revert to the Special Committee with a meaningfully higher price proposal for consideration by the Special Committee.

        Later that same day, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Allen & Co. reported the substance of its conversation with representatives of Citi. Representatives of Greenberg Traurig also updated the Special Committee regarding their recent conversations with representatives of S&C regarding the rights of the Company's preferred stockholders in the case of a "Change of Control" and a "Fundamental Transaction" (as such terms are defined in the certificates of designation governing the outstanding classes of Preferred Stock) and with respect to Greenberg Traurig's proposed amendments to the Non-Disclosure Agreement.

        On April 6, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Allen & Co. reviewed with the Special Committee management's quarterly cash flow projections as of March 31, 2018 that were recently provided to AMC in the Company's electronic data room. It was noted that such projections were provided by management to the full Board, including AMC's designated directors in their capacity as such. The Special Committee discussed with Allen & Co. and Greenberg Traurig the impact, if any, that the Company's failure to maintain the Minimum Cash Balance requirement under the Credit Agreement (as defined therein) could have on the Company's ability to timely and successfully execute on its current business plan and achieve management's base case forecasts.

        On April 7, 2018, Mr. Royster, a member of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co., participated in a telephone conference. Mr. Laszlo, the other member of the Special Committee, was not available to participate in the call. Allen & Co. provided an update on its recent discussions with Miguel Penella, Chief Executive Officer of the Company, regarding the Company's ability to maintain the Minimum Cash Balance requirement under the Credit Agreement (as defined therein), in which Mr. Penella advised Allen & Co. that he was closely monitoring the Company's cash position and attempting to spread out the timing of the payment of certain expenses given the risk of the Company not complying with the Minimum Cash Balance requirement under the Credit Agreement. He noted that as of March 31, 2018, the Company's cash on hand was in excess of the cash projections for the fiscal quarter ended March 31, 2018 contained in management's 2018 base case forecast.

        On April 9, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee discussed, among other things, convening, at the request of the holders of the Preferred Stock, a meeting with such holders solely to receive their views with respect to the implied value of the Common Stock and the Company's overall performance prospects. It was noted that the purpose of such meeting was for the Special Committee members to be in "listening mode" only, that the rights of the holders of Preferred Stock in respect of a Change of Control or a Fundamental Transaction were preexisting and solely contractual in nature, that the holders of Preferred Stock had no right to vote on any proposed merger transaction, and that, if the Special Committee determined to pursue a transaction with AMC, the Special Committee's fiduciary obligations were owed exclusively to the Non-Affiliate Common Stockholders. Representatives of Greenberg Traurig also reported on their negotiations with S&C regarding proposed amendments to the Non-Disclosure Agreement, including the need for a "clean team" agreement to withhold from AMC and quarantine certain digital programming business segment information that the Company deemed highly sensitive, competitive and proprietary. The nature of such sensitive information had been previously discussed among representatives of Greenberg Traurig, the Company's Chief Executive Officer and the Company's in-house counsel.

        On April 10, 2018, the full Board, acting by unanimous written consent in lieu of a meeting (which consent was previously circulated to entire Board for their review and execution), formally adopted revised resolutions prepared by Greenberg Traurig to amend and restate the authority of the Special Committee to, among other things, (i) clarify the Special Committee's authority to consider, negotiate and approve alternative transactions with AMC (and not just the price and other terms set forth in the Initial Proposal) and (ii) eliminate any requirement to negotiate any proposed AMC transaction on behalf of and with the holders of the outstanding Preferred Stock (which the Special Committee believed was inappropriate in view of its function as bargaining agent solely for the Non-Affiliate Common Stockholders).

        On April 13, 2018, the Company and an affiliate of AMC executed the proposed amendment to the Non-Disclosure Agreement. In addition, the Company and AMC entered into a Clean Team Non-Disclosure Agreement dated as of April 13, 2018 (the "Clean Team Agreement"), pursuant to which the Company agreed to grant AMC's outside professional advisors and certain designated (permitted) employees of AMC limited and restricted access to certain highly competitive, sensitive, proprietary and confidential information, upon the terms and in accordance with the procedures set forth in the Clean Team Agreement.

        On April 14, 2018, Allen & Co. delivered to Citi a five-year base case financial forecast for the Company for fiscal years 2018-2022 prepared by the Company's management, together with associated assumptions for such forecast period and supplemental financial and operating information provided by the Company's management. Allen & Co. subsequently delivered to Citi an updated base case financial forecast for the Company for fiscal years 2018-2022 prepared by the Company's management, which reflected an updated forecast for Agatha Christie Ltd. as well as the Company's actual Q1 2018 performance. The Company's adjusted case financial forecast, once prepared, was not provided to AMC or its representatives prior to execution of the Merger Agreement.

        Also on April 14, 2018, certain designated employees of AMC and its outside professional advisors were granted access to certain confidential materials of the Company via a virtual data room.

        On April 18, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Allen & Co. reported on certain pending information necessary for its preliminary financial valuation analysis of the Company. Representatives of Allen & Co. also reported that Citi's representatives inquired whether the Special Committee would be willing to provide AMC with "price guidance" (in the form of a specific counter-proposal to AMC's $4.25 opening bid price) but that, as instructed by the Special Committee, Allen & Co. declined to do so and reiterated to Citi that AMC's price indication of $4.25 per share substantially undervalued the

Common Stock, and that AMC should complete its financial due diligence and analysis of management's five-year forecasts and growth plan.

        On April 25, 2018, representatives of AMC and Citi convened a telephonic conference with members of the Company's senior management, in which they discussed the base case forecast and certain other items relating to AMC's financial due diligence.

        On April 26, 2018, Mr. Dayton Judd and Mr. John Ziegelman (representing the preferred stockholders of the Company), Mr. Laszlo and Allen & Co. convened a telephonic conference in which Mr. Judd and Mr. Ziegelman expressed their views, on behalf of the Company's preferred stockholders, as to appropriate valuation multiples for companies such as the Company.

        On May 2, 2018, representatives of Allen & Co. and Citi held an in-person meeting at Allen & Co.'s offices, at which Citi presented its financial valuation analysis of the Company and stated that AMC would be willing to pay $4.92 per non-affiliate share of Common Stock, subject to the completion of AMC's business, financial and legal due diligence.

        Later that same day, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee and its financial and legal advisors discussed AMC's increased price indication of $4.92 per share (the "Increased Price"). Allen & Co. also presented to the Special Committee its preliminary financial valuation analysis of the Company.

        On May 4, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee and such advisors continued their discussion of the Increased Price, including the impact of the Company's results of operations for the fiscal quarter ended March 31, 2018 on the implied value of the Common Stock. The Special Committee concluded that the Increased Price materially undervalued the Common Stock and, therefore, was inadequate. The Special Committee instructed Allen & Co. to advise Citi that the Increased Price materially undervalued the Common Stock and, therefore, it was substantially below the price per share at which the Special Committee would be willing to engage in a process to negotiate the overall terms of a possible going-private merger transaction with AMC. Greenberg Traurig discussed the Special Committee's fiduciary duties in the context of the proposed transaction process and reiterated that the Special Committee had full authority to just "say no" and reject any transaction proposed by AMC if the Special Committee did not believe that such transaction was advisable, fair to and in the best interests of the Non-Affiliate Common Stockholders.

        On May 7, 2018, Allen & Co. and Citi convened a telephonic conference to further discuss the Increased Price and AMC's possible acquisition of the outstanding non-affiliate shares of Common Stock. Allen & Co. also communicated the Special Committee's position on the Increased Price to Citi.

        On May 9, 2018, the Board held a meeting at which the Special Committee provided an update on the Increased Price. AMC's designated directors recused themselves from the meeting.

        On May 12, 2018, Allen & Co. and Citi convened a telephonic conference to discuss the various valuation and financial assumptions underlying the base case forecast and Citi's internal adjustments to the base case forecast.

        On May 15, 2018, Mr. Andor Laszlo, a member of the Special Committee, met in person in New York City with Mr. John Hsu, one of AMC's designated directors and AMC's lead negotiator for a possible transaction, to discuss the Increased Price. Mr. Hsu communicated AMC's view on the Company's financial prospects, business execution risks and the implied value of the Common Stock. Mr. Hsu expressed some concern that a protracted transaction process could adversely impact the business of the Company, due principally to management distraction. Mr. Laszlo and Mr. Hsu also discussed the Company's operating performance for the fiscal quarter ended March 31, 2018, as compared to management's estimates for such fiscal quarter, the Company's Q2 performance trend to date and the Company's anticipated performance for the remainder of 2018. Mr. Hsu stated that he would like to meet again in the near-term with both members of the Special Committee to try to reach an agreement on price, and he indicated a willingness to consider a further increase to the Increased Price (although such potential increase was not quantified). Mr. Laszlo indicated that he would set up the next meeting.

        On May 16, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Mr. Laszlo reported the discussion that he had with Mr. Hsu during their in-person meeting on May 15, 2018, including Mr. Hsu's desire to meet in person with both members of the Special Committee to try to reach an agreement on a further increased price. It was agreed that the Special Committee members would meet with Mr. Hsu to learn of such further price increase in order to seek to obtain the highest price and best overall deal terms attainable for the Non-Affiliate Common Stockholders. The Special Committee further reviewed management's five-year base case and adjusted case financial forecasts for 2018-2022 and the preliminary financial valuation analyses of the Company previously provided to the Special Committee by Allen & Co. on May 2, 2018. The Special Committee noted that management's adjusted case forecasts presented a more realistic and reliable estimate of revenue growth and paid-subscriber growth rates in relation to management's more aggressive base case forecasts, especially in the post-2018 forecast years. The Special Committee next consulted with Allen & Co. and Greenberg Traurig regarding messaging strategies and the Special Committee's views on the implied value of the Common Stock and concluded that the Special Committee would inform Mr. Hsu in advance of the next in-person meeting that it would be very difficult for the Special Committee to proceed with the negotiation and documentation of a potential transaction unless AMC's price exceeded $6.00 per share, and that the Special Committee would need to obtain a firm price per share that was not subject to any reduction based on AMC's completion of business, financial and legal due diligence.

        On May 17, 2018, Mr. Andor Laszlo, a member of the Special Committee, had a telephone conversation with Mr. John Hsu and advised Mr. Hsu that it would be very difficult for the Special Committee to support any potential going-private merger transaction with AMC unless AMC's price was at least $6.00 per share. Mr. Laszlo further informed Mr. Hsu that the Special Committee required a firm price per share that was not subject to any reduction based on AMC's completion of business, financial and legal due diligence. Mr. Hsu indicated that he looked forward to meeting in-person with both members of the Special Committee.

        On May 21, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee further discussed with Allen & Co. various methodologies for the implied valuation of the non-affiliate shares of Common Stock in connection with the impending in-person meeting between the Special Committee and Mr. John Hsu of AMC. The Special Committee also discussed the lack of any viable strategic and financial alternatives currently available to the Company by reason of AMC's ability to acquire majority voting control of the Company through the exercise in full, at any time in its discretion, of the AMC Warrants, as well as AMC's previous private and publicly disclosed statements that it was only a buyer (and not a seller) of the Company and the inability of the Special Committee as a practical matter to "shop" the Company to potential third-party buyers and business combination candidates. Greenberg Traurig also discussed the Special Committee's fiduciary duties in undertaking a cash-out merger of the Company's minority (public) stockholders in lieu of a decision to continue the execution of management's business plan and operating strategy as a controlled company. Discussion continued with respect to the likely impact on the price of the Common Stock if a proposed transaction with AMC was publicly withdrawn, and the historical illiquidity of the Common Stock.

        On May 22, 2018, the members of the Special Committee attended an in-person meeting in New York City with Mr. John Hsu, who noted that he had been given full authority by AMC to negotiate price with the Special Committee. After discussion regarding the Company's business, historical performance and prospects, as well as conditions in the industry, Mr. Hsu indicated that AMC was prepared to offer $5.95 per share of Common Stock (representing an increase of $1.70 per share and 40% over the Initial Proposal). Messrs. Laszlo and Royster informed Mr. Hsu that, as previously indicated to him, the Special Committee would not proceed with the negotiation of an overall transaction unless AMC's price offer was at least $6.00 per share and, therefore, they rejected AMC's $5.95 offer. After some further discussion, Mr. Hsu offered $6.00 per share, and Messrs. Lazslo and Royster left the meeting to consider the same and the meeting was adjourned.

        When the meeting resumed, and following further discussion of the Company's business and prospects and further negotiation of price, Messrs. Lazslo and Royster informed Mr. Hsu that they would be prepared to accept a price of $6.25 per share. After some further discussion, Mr. Hsu agreed to offer $6.25 per share, subject to completion of due diligence and the preparation and negotiation of definitive merger documentation and the negotiation by AMC of various post-closing arrangements with Robert L. Johnson. Messrs. Laszlo and Royster then informed Mr. Hsu that such $6.25 per share price must be firm and not be subject to reduction based on the completion of AMC's remaining business, financial and legal due diligence investigation of the Company. Mr. Hsu agreed that such price was a firm offer price, and the Special Committee informed Mr. Hsu that it would authorize its counsel to commence working with S&C on the preparation and negotiation of definitive merger documentation for the proposed transaction. Mr. Hsu indicated that he would similarly instruct S&C. The participants acknowledged that while the price of $6.25 per share had been agreed as a firm price, there could be no agreement to proceed with a transaction until definitive agreements were negotiated and finalized. Mr. Lazlo also disclosed to Mr. Hsu that Mr. Penella had informed him that compliance with the Minimum Cash Balance requirement under the Credit Agreement (as defined therein) was becoming more difficult to maintain given the expenses incurred in connection with the proposed transaction, and as a result, the Company was delaying certain vendor payments in order to maintain compliance.

        Later on the same day, the Special Committee held a meeting at Allen & Co.'s offices in New York City that was attended in-person by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Allen & Co. Representatives of Greenberg Traurig participated in the meeting by telephone. Messrs. Laszlo and Royster reported the results of their in-person meeting with Mr. John Hsu earlier that day. Representatives of Greenberg Traurig informed the Special Committee that they would contact S&C to coordinate an action plan and to assign various work stream responsibilities to the parties.

        On May 23, 2018, the Board held a meeting at which the Special Committee provided an update on the results of their in-person meeting with Mr. Hsu on the previous day. AMC's designated directors recused themselves from the Board meeting.

        On May 24, 2018, S&C delivered to Greenberg Traurig an updated business, financial and legal due diligence request list in connection with AMC's due diligence review of the Company.

        On May 25, 2018, the Special Committee held a telephonic meeting attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee and Greenberg Traurig discussed the anticipated timeline for the proposed transaction as well as the impact of the proposed transaction on certain provisions of the certificates of designation for the various outstanding classes of the Preferred Stock and on other outstanding contractual and other obligations of the Company. Representatives of Greenberg Traurig also outlined for the Special Committee certain anticipated key subject matter areas of the draft merger documentation that would be the subject of considerable negotiation.

        On May 27, 2018, at the direction of the Special Committee, Allen & Co. sent certain additional due diligence materials to Citi in response to AMC's financial and business due diligence requests.

        On May 31, 2018, S&C delivered to Greenberg Traurig an initial draft of the Merger Agreement proposed to be entered by the parties in connection with the proposed going-private merger transaction.

        Also on May 31, 2018, the Company provided AMC and its advisors with further access to confidential materials via the virtual data room, including certain segregated information for "clean team" access only.

        On June 5, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee and its legal and financial advisors discussed the proposed deal structure and other issues presented by the draft Merger Agreement delivered by S&C on May 31, 2018, including, among other things, the absence of a condition to closing requiring approval of the Merger Agreement by the holders of a majority of the outstanding non-affiliate shares of the Common Stock. Greenberg Traurig explained the genesis, nature, use and legal and commercial impact of imposing such conditions in controller take-private merger transactions involving Delaware corporations (noting that those are useful, although not dispositive, reference points for transactions involving companies incorporated in Nevada, such as the Company) and indicated that it would include such a condition in its response (revised) draft of the Merger Agreement to be distributed to S&C and AMC. Greenberg Traurig also discussed the equity rollover component of the proposed transaction that AMC would need to definitively negotiate with Robert L. Johnson (and his affiliated entities) prior to the signing of a definitive Merger Agreement. Greenberg Traurig further noted that the initial draft of the Merger Agreement distributed by S&C suggested that AMC would require a voting and support agreement, whereby Mr. Johnson and his controlled affiliates would be obligated to affirmatively vote all of their shares of Common Stock "for" approval of the Merger Agreement and to grant to AMC an irrevocable proxy to secure such voting obligations. Greenberg Traurig next discussed the issues that typically arise in connection with such support agreements, including the termination provisions thereof, and the impact of the irrevocable proxy with respect to certain of Nevada's anti-takeover laws. Greenberg Traurig also outlined for the Special Committee the "deal protection package" and "fiduciary out" (including fiduciary termination and termination fee) provisions included in S&C's draft of the Merger Agreement. Greenberg Traurig then addressed the circumstances in which the Special Committee could withdraw its recommendation of the Merger Agreement and terminate the Merger Agreement, noting that the AMC draft did not provide for the ability of the Special Committee to withdraw its recommendation in the case of a so-called "intervening event" (not constituting a superior proposal) and that Greenberg Traurig would include such provisions in its response (revised) draft of the Merger Agreement. Greenberg Traurig also discussed the provisions relating to the termination fee that would be payable by the Company in the event of a fiduciary termination of the Merger Agreement and provided an overview of the Company's representations and warranties and the definition of Material Adverse Effect, as proposed in the AMC draft of the Merger Agreement, including the scope of such provisions and their interrelationship with the closing conditions and termination provisions in the Merger Agreement. The Special Committee and its advisors also discussed AMC's financing representations, the fact that AMC was a party to the draft Merger Agreement solely in the capacity as guarantor of Parent's and Merger Sub's payment obligations, and the Company's covenants regarding convening the special meeting of stockholders to vote on the proposed Merger Agreement and filing a proxy statement and soliciting votes for the special meeting. The parties' mutual cooperation covenants, and the Company's covenant to cooperate with AMC in seeking a replacement credit facility were also discussed. Greenberg Traurig also described certain key definitions used throughout the Merger Agreement. The Special Committee and its advisors then discussed the anticipated timing for negotiating the Merger Agreement and the status of the due diligence investigation being conducted by AMC and its advisors, which Greenberg Traurig referred to as comprehensive and not confirmatory.

        Also on June 5, 2018, Greenberg Traurig convened a telephone conference with S&C regarding its initial observations and reactions to the draft Merger Agreement and the status of AMC's continuing business, financial and legal due diligence investigation of the Company.

        Also on June 5, 2018, in response to the concern expressed by Mr. Lazlo on May 22, 2018, the Company and Parent entered into the Third Amendment to the Credit Agreement, effective as of May 31, 2018, to reduce the Minimum Cash Balance (as defined in the Credit Agreement) from $3,500,000 to $2,000,000 for the period commencing June 1, 2018 and continuing through September 30, 2018.

        On June 7, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee further discussed the draft Merger Agreement delivered by S&C on May 31, 2018. The Special Committee also discussed the status of due diligence being conducted by AMC and its advisors.

        On June 12, 2018, Greenberg Traurig delivered to S&C its revised (second) draft of the Merger Agreement.

        On June 13, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Greenberg Traurig provided a formal presentation to the Special Committee with respect to various open issues and negotiating positions taken in response to the initial draft of the Merger Agreement delivered by S&C on May 31, 2018, including, among other things: (i) the definitions of Acquisition Proposal, Change of Recommendation, Intervening Event, Material Adverse Effect and Superior Proposal (all of which relate to the Company's ability to respond to, investigate and take certain actions in respect of an unsolicited alternative acquisition proposal, the circumstances in which the Special Committee can change or withdraw its recommendation of the Merger Agreement, and the Company's right to terminate the Merger Agreement in certain circumstances); (ii) AMC's deal protection provisions, including the Company's no-solicitation covenant and the "window shop" exceptions thereto, the standard by which the Special Committee could exercise its "fiduciary out" and cause the Company to furnish information to, and to engage in discussions and negotiations with, a person making a post-signing unsolicited alternative acquisition proposal and to terminate the Merger Agreement in certain circumstances, and the circumstances in which the Company would be required to pay Parent a termination fee in connection with a fiduciary termination of the Merger Agreement and the amount and timing of payment of the termination fee; (iii) the parties' mutual and unilateral conditions to closing and the provisions pursuant to which the parties would be permitted to terminate the Merger Agreement, including those termination provisions triggering payment of the termination fee by the Company; (iv) the definition of Requisite Company Vote (and Greenberg Traurig's proposed inclusion of a "majority-of-the-minority" vote condition); (v) the Company's covenants to convene the special meeting of stockholders to vote on the proposed Merger Agreement and to prepare and file with the SEC a proxy statement and Schedule 13E-3; (vi) the Company's obligation to notify Parent of certain adverse changes or events that would result in the failure of the closing conditions; (vii) the scope of the Company's representations and warranties, including the exceptions thereto and materiality and other qualifiers in respect thereof; (viii) the scope of and dollar thresholds relating to the Company's interim operating covenants between signing and closing; (ix) Parent's financing representation and the Company's covenant to cooperate with respect to Parent's Credit Agreement replacement efforts; (x) the director and officer indemnification provisions; (xi) the scope of AMC's obligations under the Merger Agreement as payment-guarantor of Parent and Merger Sub's obligations; (xii) the treatment of the Preferred Stock and outstanding equity awards in the merger, including the accelerated vesting and cash out thereof; (xiii) the impact of the merger on certain license agreements and material contracts of the Company and requirements to obtain necessary third party consents in respect thereof; (xiv) provisions relating to public announcements in connection with the proposed transaction; (xv) the proposed certificate of incorporation and bylaws of the surviving corporation in the merger; and (xvi) various technical drafting points throughout the draft Merger Agreement.

        Greenberg Traurig also explained the features and implications of the voting and support agreement that AMC intended to enter into with Robert L. Johnson and certain of his affiliates as a condition to the transaction, and the share exchange and contribution agreement that needed to be negotiated between Robert L. Johnson and his affiliates and AMC in connection with the proposed equity rollover by Mr. Johnson and his affiliates of their shares of Common Stock in exchange for shares of Parent common stock. It was noted that under applicable Nevada law, the holders of Common Stock would not have the right to dissent from the merger and seek a judicial determination by a Nevada court of the fair value of their shares. The Special Committee then further discussed the treatment of the Company's employee equity awards and expressed the view that, if possible under the Company's incentive equity plan and any outstanding individual award agreements, all outstanding options and restricted stock awards should vest at the effective time of the merger. The Special Committee also discussed the status of the due diligence investigation of the Company being conducted by AMC and its advisors. An anticipated timetable for the overall transaction was next discussed.

        Also on June 13, 2018, AMC delivered to Robert L. Johnson initial drafts of (i) a Contribution Agreement (the "Contribution Agreement") and certain related documents (collectively, the "Rollover Documents") proposed to be entered into by Parent and the Johnson Entities in connection with the proposed transaction, and (ii) a Voting and Transaction Support Agreement (the "Voting Agreement") proposed to be entered into by Parent, each of the Johnson Entities and the Company (as a nominal party for certain ministerial acts required to be performed by the Company) in connection with the proposed merger. Mr. Johnson discussed the draft Rollover Documents with Arent Fox, acting in its capacity as counsel to RLJ Companies. Mr. Johnson and Arent Fox determined that the draft Rollover Documents were substantially consistent with the agreement-in-principle that Mr. Johnson had reached with AMC in February 2018 with respect to, among other terms and conditions, his ability to monetize his 17% investment in Parent's common stock, various corporate governance matters, and his title and role at the Company following consummation of the merger. At the request of Greenberg Traurig, a copy of the draft Voting Agreement was delivered by Arent Fox to the Special Committee and to Greenberg Traurig.

        On June 15, 2018, Greenberg Traurig convened a telephone conference with S&C to discuss and commence the negotiation of the issues raised in the revised draft of the Merger Agreement delivered by Greenberg Traurig to S&C on June 13, 2018, including all of the issues discussed by Greenberg Traurig with the Special Committee at the June 5, 2018 and June 13, 2018 meetings thereof. Greenberg Traurig and S&C also discussed the anticipated timetable for the proposed transaction.

        Also on June 15, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee discussed the Company's quarterly (previously annual) grants of equity awards (i.e., RSAs and RSUs) to employees and non-employee directors of the Company expected to be determined by the Company's Compensation Committee in the coming weeks, and the proposed treatment of such equity awards under the current draft of the Merger Agreement. Greenberg Traurig summarized and reported on its discussions and negotiations with S&C earlier that day and the overall status of such negotiations, including the Special Committee's proposal (reflected in the revised draft of the Merger Agreement delivered by Greenberg Traurig to S&C on June 13, 2018) to include a majority-of-the-minority stockholder approval condition and Greenberg Traurig's discussions with S&C regarding the same. Greenberg Traurig also discussed certain statutory and other differences between the laws of Delaware and the laws of Nevada in the context of the proposed deal structure and certain provisions in the current draft of the Merger Agreement (including with respect to AMC's proposed deal protection package and the Special Committee's fiduciary outs) and the judicial review standard likely to be invoked by a Nevada court in the case of any state court litigation regarding the transaction. Greenberg Traurig further summarized the termination fee structure initially proposed by AMC and its response (as reflected in the revised draft of the Merger Agreement delivered by Greenberg Traurig to S&C on June 13, 2018) to delete such termination fee provisions in their entirety. Greenberg Traurig next explained that this remained an open issue and continued to describe to the Special Committee certain issues regarding AMC's deal protection package and the Special Committee's fiduciary outs and suggested various alternative and compromise approaches and formulations that could be used in the course of further negotiation of these and other issues presented by the draft Merger Agreement. Greenberg Traurig also reported on the status of AMC's continuing due diligence investigation of the Company and discussed the anticipated timing for the proposed transaction.

        On June 18, 2018, S&C delivered to Greenberg Traurig a further revised (third) draft of the Merger Agreement.

        On June 19, 2018, Greenberg Traurig convened a telephone conference with S&C, Arent Fox, Citi, Allen & Co. and the Company regarding the status of AMC's continuing due diligence investigation of the Company.

        On June 21, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee continued the discussion of the quarterly (previously annual) grants of equity awards (i.e., RSAs and RSUs) to employees and non-employee directors of the Company expected to be made by the Company in July 2018, the proposed treatment of such awards as reflected in Greenberg Traurig's revised draft of the Merger Agreement, and the various means by which the grant and vesting of such quarterly equity grants could be accelerated. The Special Committee also discussed the AMC Warrants, including AMC's stated intention to exercise, in full, such warrants prior to the record date for the special meeting of stockholders to vote on the Merger Agreement and the consequences of such exercise; namely, AMC's acquisition of a majority of the voting power attributable to the outstanding Common Stock and its consequent ability to nominate a majority of the Company's directors for election to the Board. It was noted that AMC intends to pay the aggregate exercise price for the AMC Warrants by surrendering approximately $55 million of the outstanding principal amount of its term loan in exchange for shares of Common Stock.

        Greenberg Traurig then summarized for the Special Committee the changes reflected in the June 18 revised draft of the Merger Agreement distributed by S&C and the overall status of the negotiation thereof. Greenberg Traurig next summarized specifically the negotiating positions taken by the parties in the various drafts of the Merger Agreement that had been exchanged by the parties to date. Greenberg Traurig also explained the significance and consequences of certain negotiating positions taken by the parties (in terms of risk allocation, consummation certainty and fiduciary flexibility for the Special Committee) and discussed its recommendations as to potential methods of compromise for certain issues and its reasons for recommending no compromise on certain other issues. The Special Committee and Greenberg Traurig further discussed AMC's proposed deal protection package, including the Special Committee's fiduciary outs, and the Voting Agreement proposed to be entered into by Parent and the Johnson Entities and Greenberg Traurig's initial comments thereto, which would be communicated to representatives of Arent Fox. The Special Committee also discussed the status of AMC's continuing due diligence investigation of the Company and the anticipated timing for the proposed transaction.

        Also on June 21, 2018, Greenberg Traurig convened a telephone conference with S&C, Arent Fox and the Company regarding the status of AMC's continuing due diligence investigation of the Company.

        On June 22, 2018, Greenberg Traurig delivered to S&C a further revised (fourth) draft of the Merger Agreement.

        Also on June 22, 2018, Arent Fox delivered to S&C Mr. Johnson's comments on the draft Rollover Documents. Mr. Johnson subsequently discussed these comments with AMC.

        On June 23, 2018, Mr. Scott Royster, a member of the Special Committee, had a telephone conversation with Mr. Dayton Judd, a director of the Company nominated by the holders of the Company's Class C-2 preferred stock, in which Mr. Judd expressed concern that he had not had any substantive discussions to date with representatives of AMC regarding the anticipated timing of the proposed transaction and the form and terms of any substitute preferred stock that would be offered to the holders of the Preferred Stock in the event such holders elected not to participate in the Change of Control ("put") offer (at a cash-out price equal to $7.8125 for each share of Common Stock into which shares of the Preferred Stock are convertible) required to be made by the Company under the certificates of designation governing such Preferred Stock in connection with the proposed merger.

        On June 25, 2018, S&C convened a telephone conference with Arent Fox and the Company regarding AMC's continuing due diligence investigation of the Company.

        On June 26, 2018, S&C convened a telephone conference with Greenberg Traurig, Arent Fox and the Company to discuss the Company's production debt.

        Also on June 26, 2018, Greenberg Traurig convened a telephone conference with S&C to negotiate the material issues raised in the revised draft of the Merger Agreement delivered by Greenberg Traurig to S&C on June 22, 2018, including, among other things, issues relating to the Company's representations and warranties and operating covenants between signing and closing, AMC's proposed deal protection package, the Special Committee's fiduciary outs, the circumstances under which a termination fee vis a vis expense reimbursement would be payable by the Company and the amounts thereof, the provisions relating to AMC as guarantor of Parent's and Merger Sub's payment obligations under the Merger Agreement, the indemnification provisions of the Merger Agreement, and the parties' respective conditions to closing.

        Also on June 26, 2018, Greenberg Traurig convened a telephone conference with Arent Fox, in which Greenberg Traurig informed Arent Fox of Mr. Royster's telephone conversation with Mr. Judd on June 23, 2018. Greenberg Traurig and Arent Fox also discussed Greenberg Traurig's views on the need for and its other comments to the draft Voting Agreement delivered by AMC to Robert L. Johnson on June 13, 2018.

        On June 27, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Greenberg Traurig summarized the material open issues remaining in the continued negotiation of the draft Merger Agreement. The Special Committee and its advisors discussed the impact of such issues on risk allocation and overall transaction consummation certainty, as well as the ability of the Special Committee to take certain fiduciary actions. The Special Committee also discussed the provisions in current (fourth) draft of the Merger Agreement regarding the treatment of the holders of the outstanding Preferred Stock. Mr. Royster also informed the Special Committee of his conversation with Mr. Judd on June 23, 2018.

        On June 27, 2018, Arent Fox delivered to S&C a further revised draft of the Voting Agreement.

        Later that same day, Greenberg Traurig convened a telephone conference with S&C, in which they continued to negotiate the remaining open issues in the Merger Agreement

        On June 28, 2018, S&C delivered to Greenberg Traurig a further revised (fifth) draft of the Merger Agreement.

        During the period between June 28, 2018 and July 3, 2018, Greenberg Traurig had several telephone conferences with S&C, in which they continued to negotiate the remaining open material issues in the draft Merger Agreement. Such issues included (i) the termination fee provisions (i.e., the circumstances in which it would become payable by the Company, the amounts thereof (in the context of both a fiduciary termination to enter into a definitive agreement for a "superior proposal" and in connection with an "intervening event") and the methods by which the termination fee would be calculated in such circumstances; (ii) the scope of certain of the Company's representations and warranties; (iii) the director and officer indemnification provisions of the draft Merger Agreement; (iv) the scope of AMC's guaranty of Parent's and Merger Sub's payment obligations under the Merger Agreement; and (v) the scope of certain of the Company's operating covenants between signing and closing. Greenberg Traurig and S&C also negotiated the provisions of the proposed charter and bylaws of the surviving company and discussed the Special Committee's comments on the draft Voting Agreement and certain remaining due diligence requests made by AMC and the timing of AMC's anticipated completion of due diligence. Greenberg Traurig and S&C further discussed the status of AMC's negotiations with Robert L. Johnson of the equity rollover and share contribution agreement.

        On June 29, 2018, Mr. Scott Royster, a member of the Special Committee, had a telephone conversation with Mr. Dayton Judd in which Mr. Judd reiterated his concern, among other things, about the lack of communication to date by AMC's representatives with the holders of the Preferred Stock and his lack of involvement in the transaction process to date. Mr. Royster explained to Mr. Judd the mandate, function and obligations of the Special Committee and the fact that the rights of the holders of the Preferred Stock are purely contractual in nature and that they had no role at the bargaining table with AMC and the Special Committee with respect to the proposed going-private merger transaction, so long as AMC intended to comply with the provisions in the certificates of designation governing the Preferred Stock applicable to such transaction.

        Later that same day, Mr. Royster, a member of the Special Committee, had a telephone conversation with Mr. John Hsu, in which Mr. Hsu expressed concern about the progress made in the Merger Agreement negotiations to date. Mr. Hsu also expressed concern about the apparent slowdown in the Company's subscriber growth, which the Company's CEO suggested was due, in part, to the inherent seasonality in the Company's business. Mr. Royster and Mr. Hsu also discussed the desire expressed by the holders of the Preferred Stock to be more fully informed about the overall transaction process and Mr. Hsu agreed to contact Mr. Judd or to have a representative of S&C contact Mr. Judd's counsel to discuss AMC's intentions regarding the treatment of the outstanding Preferred Stock in the merger.

        On July 2, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Greenberg Traurig updated the Special Committee on the status of its most recent discussions and negotiations with S&C and the overall status of the continuing negotiation of the remaining open issues in the draft Merger Agreement, principally with respect to the termination fee provisions in the context of a superior proposal and the methods by which they should be calculated and expressed. Greenberg Traurig described the circumstances in which the termination fee would be payable in the context of a fiduciary termination of the Merger Agreement due to the occurrence of an intervening event and recommended that the termination fee in such circumstance should be in the nature of reimbursement for AMC's actual, documented out-of-pocket expenses incurred in connection with the proposed transaction, subject an aggregate monetary cap. The Special Committee authorized Greenberg Traurig to communicate these positions to S&C and to deliver a mark-up of the Merger Agreement reflecting such positions, including a $3 million cap on AMC's expense reimbursement in the case of a fiduciary termination resulting from an intervening event. Greenberg Traurig also discussed several more technical "drafting" points that remained open in the Merger Agreement, but noted that these would be expeditiously resolved through compromise and that none of these issues rose to the level of "show stoppers" or having economic or closing certainty significance.

        Mr. Royster also reported to the Special Committee regarding his conversations with Mr. Judd and Mr. Hsu on June 29, 2018. The Special Committee and its advisors discussed the Special Committee's role as bargaining agent for Non-Affiliate Common Stockholders and that AMC's representatives should speak directly to Mr. Judd regarding AMC's intentions to comply with the certificates of designation governing the Preferred Stock. Greenberg Traurig also discussed the Special Committee's fiduciary duties in connection with the proposed transaction. Greenberg Traurig also reported on its most recent discussions with S&C and Arent Fox regarding the status of the negotiations of the proposed Rollover Documents to be entered into between Robert L. Johnson and his affiliated entities and AMC. Greenberg Traurig further discussed the anticipated timing of the proposed transaction, including the potential signing and public announcement of the merger, the filing with the SEC of the Company's preliminary merger proxy statement and the anticipated SEC review and comment process, the special meeting process, and hypothetical closing dates for the transaction.

        On July 3, 2018, Mr. John Hsu had a telephone conversation with Mr. Dayton Judd, in which Mr. Judd informed Mr. Hsu that he believed the holders of Preferred Stock should be engaged in the transaction process with AMC. Mr. Hsu informed Mr. Judd that AMC's intentions regarding the treatment of the outstanding Preferred Stock in the proposed merger had not changed and reiterated that the Preferred Stock would be entitled to the cash-out premium provided in the applicable certificates of designation governing the Preferred Stock based on the price payable in the merger to the holders of shares of Common Stock.

        On July 4, 2018, Greenberg Traurig delivered to S&C a further revised (sixth) draft of the Merger Agreement.

        On July 5, 2018, Mr. Scott Royster, a member of the Special Committee, had a telephone conversation with Mr. Dayton Judd, in which Mr. Judd informed Mr. Royster that he had had a telephone conversation with Mr. John Hsu, in which they discussed AMC's intentions regarding the treatment of the outstanding Preferred Stock in the proposed merger. Mr. Judd also informed Mr. Royster that he intended to send a letter to the Company regarding these matters.

        On July 8, 2018, Mr. Dayton Judd delivered a letter to Mr. Robert L. Johnson, Chairman of the Company, and Messrs. Laszlo and Royster, the members of the Special Committee, in which Mr. Judd discussed, among other things, the rights of the Company's preferred stockholders under the certificates of designation governing the various classes of the Preferred Stock and expressed concerns relating to the Company's ability to complete the proposed transaction without first reaching an understanding with the holders of the Preferred Stock as to the treatment of the Preferred Stock in the proposed merger.

        On July 9, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Mr. Royster summarized his telephone conversation with Mr. Dayton Judd on July 5, 2018. The Special Committee discussed the letter received by Messrs. Laszlo and Royster from Mr. Judd on July 8, 2018. Greenberg Traurig reiterated that the rights of the holders of the Preferred Stock (including the holders of the Class C-2 preferred stock) under the applicable certificates of designations were wholly contractual in nature, and further reiterated that the Special Committee's role with respect to the proposed merger has been to date and continues to be that of a vigilant bargaining agent for the economic interests and rights of the Non-Affiliate Common Stockholders. It was noted that the holders of the Preferred Stock are not entitled to anything more than the $7.8125 per share cash out offer or, alternatively, substitute

Preferred Stock terms provided for in the certificates of designation and that they had no right or ability to vote on the merger in their capacity as preferred stockholders. Greenberg Traurig also reported that the treatment of the holders of Preferred Stock had been discussed with S&C, that AMC intends to honor the terms of the certificates of designation for the Preferred Stock, and that such treatment had been addressed by Greenberg Traurig and S&C to a certain extent in the current draft of the Merger Agreement. Greenberg Traurig also advised the Special Committee that Mr. Judd's letter must be promptly distributed to the full Board. Following the conclusion of the meeting, Mr. Laszlo forwarded Mr. Judd's letter to all Board members.

        Also on July 9, 2018, representatives of Greenberg Traurig convened a telephone conference with S&C regarding the latest proposed termination fee provisions contained in the draft Merger Agreement delivered by Greenberg Traurig to S&C on July 4, 2018. Representatives of S&C indicated that AMC was prepared to agree conceptually to the components of the formula proposed by Greenberg Traurig for calculating the termination fee payable in the case of a fiduciary termination for a superior proposal (which, when calculated, amounted to approximately $6.75 million), but preferred to express the termination fee as a fixed dollar amount equal to $6.75 million (and not as a formula, as provided in Greenberg Traurig's revised (sixth) draft of the Merger Agreement). S&C also informed Greenberg Traurig that AMC would agree to reimbursement of up to $3 million of AMC's documented, out-of-pocket expenses payable in the event of a fiduciary termination for an intervening event, as proposed by Greenberg Traurig in its revised (sixth) draft of the Merger Agreement. Greenberg Traurig and S&C next discussed the issues raised in the July 8, 2018 letter from Mr. Judd, the rights of the holders of the Preferred Stock in connection with the proposed transaction under the certificates of designation, the proposed treatment of the Preferred Stock under the Merger Agreement, and the strategy for communicating with the Company's preferred stockholders with respect to these issues. Greenberg Traurig and S&C acknowledged that their interpretation of the relevant provisions of the certificates of designation were the same.

        Also on July 9, 2018, Mr. Laszlo, a member of the Special Committee, convened a telephone conference with Mr. John Hsu in which they discussed the status of the proposed transaction, the remaining open issues in the draft Merger Agreement (including, among other things, the termination fee payable by the Company to Parent in certain circumstances), and the treatment of the Preferred Stock in connection with the proposed transaction. With respect to the Preferred Stock, Mr. Hsu informed Mr. Laszlo that he had already discussed the matter with Mr. Judd, was perplexed by Mr. Judd's letter of July 8, 2018, and already advised Mr. Judd that it was AMC's intention to comply with the applicable provisions of the certificates of designation governing the Preferred Stock in connection with the merger.

        On July 12, 2018, AMC delivered to Mr. Johnson revised drafts of the Rollover Documents and a draft of the Voting Agreement in substantially execution copy form. Copies thereof were furnished to Greenberg Traurig.

        During the period between July 14, 2018 and July 26, 2018, AMC and Mr. Johnson, and their respective representatives, negotiated and finalized the open issues in the Rollover Documents.

        On July 16, 2018, S&C delivered to Greenberg Traurig a further revised (seventh) draft of the Merger Agreement reflecting the termination fee provisions agreed to by Greenberg Traurig and S&C on July 9, 2018.

        On July 17, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. Greenberg Traurig summarized its most recent conversations with S&C regarding the proposed treatment of the outstanding classes of Preferred Stock in connection with the proposed merger. In particular, Greenberg Traurig reported that AMC confirmed it intention to offer to the holders of the Preferred Stock a cash-out price equal to $7.8125 for each share of Common Stock into which shares of the Preferred Stock are convertible (which amount represents a 125% premium to the Per Share Merger Consideration payable in the merger to the holders of shares of Common Stock), as provided in the applicable certificates of designation governing the Preferred Stock, and, if such offer was rejected by the holders of the Preferred Stock, such holders would receive preferred stock in the surviving corporation having such terms as provided therefor in the applicable certificate of designation. Greenberg Traurig also discussed the amount of the termination fee that would be payable by the Company in the event of a fiduciary termination of the Merger Agreement for a superior proposal, noting that the termination fee amount was the only material issue for the Special Committee remaining in the draft Merger Agreement. In particular, Greenberg Traurig reported that AMC had proposed to express the termination fee as a fixed dollar amount equal to $6.75 million (and not as a formula, as Greenberg Traurig had proposed in its most recent (sixth) draft of the Merger Agreement), and that AMC agreed to expense reimbursement of up to $3 million payable in the case of a fiduciary termination for an intervening event. The Special Committee also discussed the proposed treatment in the proposed Merger of Mr. Penella's stock options and the non-director restricted stock awards. Representatives of Greenberg Traurig noted that they had spoken with Mr. Penella about these issues and that Mr. Penella and Mr. John Hsu were scheduled to discuss the resolution thereof over the next few business days. The Special Committee also discussed the status of Mr. Johnson's continuing negotiations with AMC with respect to his post-closing arrangements, as indicated to Greenberg Traurig by S&C and Arent Fox, as well as the anticipated timing for signing a definitive Merger Agreement and publicly announcing the transaction and the various action items and work streams that would need to be completed prior to signing.

        On July 18, 2018, a representative of S&C discussed the treatment of the Preferred Stock in the merger with Mr. Judd and informed Mr. Judd that AMC would comply with the terms of the applicable certificates of designations for the Preferred Stock following any announcement of a definitive transaction.

        During the period from July 25, 2018 to July 27, 2018, Greenberg Traurig and S&C exchanged two additional drafts of the Merger Agreement and various related transaction documentation and prepared proposed execution copies of the same for review and consideration by the Special Committee.

        On July 26, 2018, Mr. Miguel Penella, the Company's Chief Executive Officer, and Mr. John Hsu had a telephone conversation in which they discussed the treatment of Mr. Penella's stock options and the unvested restricted stock awards held by certain employees of the Company.

        On July 29, 2018, the Special Committee held a telephonic meeting that was attended by Messrs. Laszlo and Royster, constituting all members of the Special Committee, as well as representatives of Greenberg Traurig and Allen & Co. The Special Committee reviewed the proposed execution copies of the Merger Agreement and the Voting Agreement. Greenberg Traurig stated that there had been no material changes to the proposed Merger Agreement or Voting Agreement from the previous drafts reviewed by Greenberg Traurig with the Special Committee at the July 17, 2018 meeting.

        Greenberg Traurig then summarized the Special Committee's fiduciary obligations in connection with the proposed merger, noting that the Special Committee has been vested with the plenary authority and power of the full Board under Nevada law to consider, review and evaluate the Initial Proposal delivered to the Company on February 26, 2018 (and all subsequent amendments thereto), to negotiate with AMC the structure and terms thereof on behalf of and as exclusive bargaining agent for the Non-Affiliate Common Stockholders, and to determine and vote (on a binding basis on behalf of the full Board) to approve or disapprove of any transaction proposed by AMC. Greenberg Traurig next reviewed the five-month process that had been undertaken by the Special Committee in performing its duties in connection with the proposed merger since the initial establishment of the Special Committee on February 26, 2018. It was noted that the Special Committee had interviewed and selected, at the

Company's expense, its own independent, highly qualified legal and financial advisory team and that the Special Committee convened 27 formal meetings to date. It was further noted that the Special Committee and its professional advisors had additionally engaged in numerous informal communications, correspondences, conference calls and conversations over the preceding five months. It was observed that, during the course of the transaction process to date, the Special Committee reviewed and discussed, among other matters, the Special Committee's role and authority, its fiduciary duties in connection with the proposed transaction, the proposed deal structure, nine drafts of the proposed Merger Agreement (that were prepared and exchanged by Greenberg Traurig and S&C during the negotiation process at the direction of their respective clients), and the various other transaction documents, including the proposed Voting Agreement. Greenberg Traurig observed that throughout the process, the Special Committee had regularly consulted with, and requested, received and reviewed various advice and information from, Greenberg Traurig and Allen & Co. in connection with the Special Committee's review, evaluation and negotiation of the proposed merger. In addition, it was noted that the Special Committee was proactively involved in overseeing and facilitating management's production to AMC of extensive documentation and information in connection with AMC's comprehensive due diligence review of the Company, and that the Special Committee utilized management to conduct its own due diligence review of various aspects of the Company's historical business and financial performance, capital structure, material contracts and prospects that were deemed relevant by the Special Committee and necessary for it to properly satisfy its obligations. The history of AMC's (and its affiliate's) initial investment in the Company was also discussed (including AMC's role as a lender, common stockholder, preferred stockholder and holder of the AMC Warrants). The Special Committee also discussed the fact that AMC made clear, both publicly, and privately to the Special Committee, that it would not support any third-party acquisition proposal, at any price, and further discussed the illiquidity of the Common Stock and the possible impact thereon and on the price of the Common Stock were AMC to publicly withdraw its proposed going-private merger with the Company.

        At the meeting, Allen & Co. next presented to and reviewed with the Special Committee Allen & Co.'s financial valuation analysis of the Company as of July 27, 2018 (the last trading day prior to the meeting) and the proposed Per Share Merger Consideration of $6.25, noting certain changes from Allen & Co.'s preliminary valuation analysis that was presented to the Special Committee on May 2, 2018.

        At the conclusion of this presentation, and following a question and answer period with respect thereto, Allen & Co. delivered to the Special Committee its oral opinion, which was subsequently confirmed the next day by delivery of its written opinion dated July 29, 2018, to the effect that, as of such date and based upon and subject to the assumptions made with the Company's consent, matters considered and limitations on the review undertaken by Allen & Co. in preparing such opinion, the Per Share Merger Consideration to be received by the Non-Affiliate Common Stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described below in the section "Opinion of Financial Advisor" beginning on page [    •    ] of this Proxy Statement.

        The Special Committee then conducted its final deliberations and discussions, in consultation with Greenberg Traurig and Allen & Co., regarding the proposed definitive terms and conditions of the Merger Agreement. At the request of the Special Committee, Greenberg Traurig also discussed the Special Committee's continuing role following the execution of the Merger Agreement and until consummation of the proposed merger.

        Upon conclusion of such deliberations, upon motion duly made and seconded, the Special Committee determined and resolved that the Merger Agreement and the transactions contemplated thereby are advisable, fair to, and in the best interests of, the Company and the Non-Affiliate Common Stockholders, adopted the Merger Agreement and the transactions contemplated thereby and further resolved to recommend that the holders of Common Stock vote to approve the Merger Agreement.

        Immediately after the conclusion of the meeting, the Company, Parent, Merger Sub and AMC entered into the Merger Agreement. Concurrently with the execution and delivery of the Merger Agreement, Parent, the Johnson Entities and the Company entered into the Voting Agreement, and Parent and the Johnson Entities entered into the Contribution Agreement and related documents.

        Prior to the opening of trading on the Nasdaq Capital Market on July 30, 2018, the Merger Agreement was announced by AMC and the Company via a joint press release. Promptly thereafter, the Company filed with the SEC a Current Report on Form 8-K disclosing the Merger Agreement and the Voting Agreement, and AMC filed with the SEC a Current Report on Form 8-K and an amendment to its Schedule 13D disclosing the Merger Agreement, the Voting Agreement and its arrangements with Mr. Johnson.

        On August 9, 2018, the Company and Parent entered into the Fourth Amendment to the Credit Agreement to eliminate the Minimum Cash Balance requirement (as defined in the Credit Agreement).

        Certain holders of the Preferred Stock followed up with AMC following the execution of the Merger Agreement, and AMC reiterated its position with respect to the treatment of the Preferred Stock in connection with the merger.

Reasons for the Merger; Recommendation of the Special Committee; Fairness of the Merger

        In evaluating the Merger Agreement, the merger and the other transactions contemplated thereby, the Special Committee consulted with its legal and financial advisors and the Company's management and considered a number of factors, including, but not limited to, the following potentially positive factors (which are not intended to be exhaustive and are not listed in any intended relative order of importance):

  •
  the fact that the Per Share Merger Consideration consists solely of cash, providing the Non-Affiliate Common Stockholders with certainty of value and immediate liquidity upon consummation of the merger, particularly in light of the relatively limited trading volume of the Common Stock and the risks and uncertainties relating to the Company's prospects and ability to execute on its current business plan and achieve management's forecasts, and the market, economic and other risks and uncertainties inherent in owning an equity interest in a public company (many of which are beyond the Company's control);

  •
  the Special Committee's understanding, following discussions with management, of the Company's business, assets, condition (financial and otherwise) and results of operations, the Company's competitive position, the strategic options and prospects and the risks involved in achieving the Company's prospects, the historical and projected financial performance of the Company and the nature of the industry in which the Company competes, and current macro-economic and market conditions, both on a historical basis and on a prospective basis which, in the Special Committee's belief, makes the merger the best strategic and financial return on investment alternative available to the Company and the Non-Affiliate Common Stockholders at this time;

  •
  the current and historical trading prices for the Common Stock, including the market performance of the Common Stock relative to other participants in the Company's industry, general market indices and the historical volatility of the Common Stock, as compared to the Per Share Merger Consideration, including the fact that the Per Share Merger Consideration of $6.25 represents an approximate premium of:

  •
  61% over the $3.87 closing sale price per share of the Common Stock on the Nasdaq Capital Market on February 23, 2018, the last trading day before the public announcement of AMC's delivery to the Company of the Initial Proposal on February 26, 2018;

    •
    28% over the $4.87 closing sale price per share of the Common Stock on the Nasdaq Capital Market on July 27, 2018, the last trading day before the public announcement of the signing of the Merger Agreement;

    •
    59% to the $3.93 volume weighted average price per share of the Common Stock on the Nasdaq Capital Market for the 30- consecutive trading day period ended February 23, 2018;

    •
    36% to the $4.61 highest trading price per share of the Common Stock on the Nasdaq Capital Market during the 52-week period ended July 27, 2018; and

    •
    195% to the $2.12 lowest trading price per share of the Common Stock on the Nasdaq Capital Market during the 52-week period ended July 27, 2018;

  •
  the arms'-length negotiations conducted over an approximately five-month period by the Special Committee with respect to the Per Share Merger Consideration, which led to increases thereof from $4.25 per share, to $4.92 per share, to $5.95 per share, to $6.00 per share and, ultimately, to $6.25 per share (an overall increase of $2.00 per share or approximately 47% of the Initial Proposal), the Special Committee's determination that the price of $6.25 per share was the highest price that AMC was willing to pay, and the risk that further negotiation or delay created a meaningful risk that AMC might determine not to enter into the Merger Agreement and to terminate negotiations of a potential transaction, in which event the Non-Affiliate Common Stockholders would lose the opportunity to accept the substantial premium being offered;

  •
  the possibility that it could take a considerably long period of time, if ever, for the trading price of the Common Stock to reach $6.25 per share, as adjusted for the time value of money;

  •
  the Special Committee's determination that the merger is reasonably likely to deliver greater value to the Non-Affiliate Common Stockholders, as compared to the Company remaining a controlled public company and pursuing the Company's stand-alone, strategic long-term plan, taking into account the execution risks of management's business plan and the time value of money;

  •
  the fact that the Company's Urban Movie Channel business segment experienced a shortfall of its paid-subscriber growth targets for the Company's fiscal quarter ended June 30, 2018;

  •
  the "Risk Factors" set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  the Special Committee's determination that other strategic alternatives, including pursuing a potential sale of the Company to a third-party financial buyer or a strategic buyer other than AMC at price higher than $6.25 per share, are not realistically available to the Company in light of the fact that AMC indicated in the Initial Proposal delivered to the Company on February 26, 2018, which was publicly disclosed, and subsequently reiterated to the Special Committee by letter dated March 29, 2018, that AMC would not vote for or otherwise support a transaction to sell the Company to any party, at any price, or support any other strategic transaction involving the Company, and that under the Investment Agreement, the Company is prohibited from entertaining or soliciting any acquisition proposals or initiating, encouraging, participating in or otherwise facilitating any discussions or negotiations with any person with respect to any acquisition proposals without AMC's prior consent (which AMC can withhold in its sole and absolute discretion);

  •
  the Special Committee's review of the transaction structure contemplated by the Merger Agreement and the financial and other terms and conditions of the Merger Agreement, including, among others, the following specific terms of the Merger Agreement:

  •
  the high likelihood of consummation of the merger during Q4 2018, including the limited and customary conditions to the parties' obligations to consummate the merger, and the commitment by Parent and Merger Sub to use their reasonable best efforts to take or cause to be taken all actions necessary or advisable to consummate the merger and the transactions contemplated thereby as promptly as practicable;

  •
  the fact that the Merger Agreement does not contain any financing-related contingencies, "outs" or conditions to consummation of the merger, that in order to ensure certainty regarding the financial ability of Parent and Merger Sub to consummate the merger pursuant to the Merger Agreement, AMC has irrevocably and unconditionally guaranteed the due and punctual payment by Parent and Merger Sub of the Per Share Merger Consideration and all other payments contemplated by the Merger Agreement, in each case, as and when due and payable pursuant to the Merger Agreement, that AMC is a substantial net worth entity with more than $5.1 billion in assets as of March 31, 2018, and that the Company has the ability to specifically enforce AMC's payment guaranty and Parent's and Merger Sub's overall obligations to consummate the merger in accordance with the terms of the Merger Agreement;

  •
  the ability of the Company and its representatives, in accordance with the terms of the Merger Agreement, at any time prior to obtaining stockholder approval of the Merger Agreement at the special meeting, to provide non-public information to, and engage in discussions and negotiations with, any person that submits an unsolicited, bona fide written acquisition proposal for the Company, if the Special Committee determines in good faith, after consultation with its legal and financial advisors, that such acquisition proposal constitutes or would reasonably be expected to result in a superior proposal and that the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable law;

  •
  the ability of the Special Committee, in certain circumstances specified in the Merger Agreement, to change in a manner adverse to Parent or withdraw its recommendation that the Company's stockholders vote at the special meeting to approve the Merger Agreement and its ability to terminate the Merger Agreement in order to enter into a definitive agreement with a topping bidder that submits a superior proposal that is not matched by Parent or in response to an intervening event, provided that the Company pays to Parent a termination fee equal to (i) $6.75 million, if the Merger Agreement is terminated by the Company in connection with a superior proposal, or (ii) the documented, out-of-pocket expenses of Parent incurred in connection with the Merger Agreement and the transactions contemplated hereby, up to a maximum of $3.0 million, if the Merger Agreement is terminated by the Company in response to an intervening event;

  •
  the Special Committee's determination that the termination fee of $6.75 million payable by the Company to Parent in the circumstances described above, which amount represents approximately 2.5% of the aggregate enterprise transaction value, is customary and reasonable in the context of obtaining for the Non-Affiliate Common Stockholders the Per Share Merger Consideration of $6.25 in cash, representing a premium of approximately 61% to the closing sale price of the Common Stock on the Nasdaq Capital Market on February 23, 2018 (the last trading day before the public announcement of AMC's delivery to the Company of the Initial Proposal on February 26, 2018), and in light of the overall terms of the Merger Agreement (including the Company's fiduciary outs, maximum closing certainty and the remedies available to the Company against AMC, Parent and Merger Sub in certain circumstances, as described elsewhere in this Proxy Statement); and

    •
    the other terms and conditions of the Merger Agreement that the Special Committee, after consulting with its legal advisors, considered to be generally reasonable, customary and consistent with transactions substantially similar to the proposed going-private merger with AMC;

  •
  the absence of any procedural or substantive antitrust filings or review or other regulatory risks with respect to the transactions contemplated by the Merger Agreement;

  •
  the fact that the Voting Agreement will automatically terminate upon the termination of the Merger Agreement in accordance with its terms, including if the Special Committee withdraws its recommendation that the Company's stockholders vote to approve the Merger Agreement and thereupon terminates the Merger Agreement in order to enter into a definitive agreement to accept a superior proposal or in response to an intervening event;

  •
  the oral opinion of Allen & Co. rendered to the Special Committee on July 29, 2018, which was subsequently confirmed by delivery of a written opinion dated July 29, 2018, to the effect that, as of such date and based upon and subject to the assumptions made with the Company's consent, procedures followed, matters considered and limitations on the review undertaken by Allen & Co. in preparing the opinion, the consideration to be paid to the Unaffiliated RLJE Stockholders (as defined in the Merger Agreement) pursuant to the Merger Agreement was fair, from a financial point of view, to such stockholders, as more fully described below in the section "Opinion of Financial Advisor" beginning on page [    •    ] of this Proxy Statement; and

  •
  the fact that the February 28, 2019 termination date under the Merger Agreement allows for sufficient time to complete the merger.

        The Special Committee also considered a number of factors that are discussed below relating to the procedural safeguards that it believes were and are present to ensure the fairness of the merger and to permit the Special Committee to represent effectively the interests of the Non-Affiliate Common Stockholders. These procedural safeguards, which are not intended to be exhaustive and are not listed in any relative order of importance, are discussed below:

  •
  the fact that the Special Committee consists entirely of independent and disinterested non-employee directors who are not affiliated, or a party to any extraneous business relationships, with AMC or any of its affiliates, Robert L. Johnson or any of his affiliates, or any members of the Company's management;

  •
  the fact that the Special Committee was charged solely with acting as exclusive bargaining agent and representing the interests of the Non-Affiliate Common Stockholders, has been vested with the plenary authority and power of the full Board under Nevada law to consider, review and evaluate the proposed transaction with AMC on behalf of such stockholders, had exclusive and independent control of all substantive discussions and arm's-length negotiations with AMC regarding its proposal to acquire the publicly held shares of Common Stock, the structure of the proposed going-private merger transaction and the terms and conditions of the definitive Merger Agreement, and had definitive and binding authority (on behalf of the Company and the full Board) to determine whether to approve or disapprove of the proposed merger or any alternative transaction with AMC or its affiliates;

  •
  the fact that Greenberg Traurig and Allen & Co. worked directly with the Special Committee and were consulted by the Special Committee throughout the five-month transaction process and were instructed by and updated the Special Committee directly and regularly;

  •
  the procedural fairness of the transaction, including the fact that the transaction was negotiated over a period of approximately five months, with such negotiations designed and conducted by a special committee consisting entirely of independent, non-employee directors who did not have any material financial interest in the merger different from, or in addition to, that of the Company's stockholders who are not affiliated with AMC or any of its affiliates, Robert L. Johnson or any of his affiliates, or any members of the Company's management (other than certain fees not to exceed $100,000 in the aggregate that will be paid to each member of the Special Committee in connection with their services to the Company with respect to the merger, but which are not conditioned on the consummation of the merger and the accelerated vesting and cash out of certain restricted stock awards made to all non-employee director of the Company), and that the Special Committee was advised by highly qualified and experienced M&A legal counsel and financial advisors;

  •
  the fact that the Special Committee met formally 27 times (and additionally engaged in numerous other correspondences, conference calls and conversations) over the course of approximately five months to evaluate, in consultation with Greenberg Traurig and Allen & Co., AMC's various proposals to acquire the publicly held shares of Common Stock (including consideration ad negotiation of the Initial Proposal, which ultimately led to four price increases and a final offer price of $6.25 per share) and the economic merits and risks of the transactions contemplated by the Merger Agreement, as well as the fact that during these meetings, the Special Committee discussed the advantages and disadvantages of the merger, reviewed with the Special Committee and summarized the issues and negotiating positions raised in nine drafts of the Merger Agreement, designed and oversaw the negotiating strategy, and made various strategic and tactical recommendations relating thereto; and

  •
  the fact that under Nevada law and the Company's Articles of Incorporation, approval of the Merger Agreement requires the affirmative vote "for" the Merger Agreement by the holders of a majority of the voting power attributable to all outstanding classes of the Company's voting securities, that the Common Stock is the only class of the Company's capital stock that has the right to vote in respect of and to approve (or disapprove) the Merger Agreement, and that the Company's Articles of Incorporation do not provide for the ability of stockholders to vote by written consent in lieu of a meeting and, therefore, it is a condition to the consummation of the Merger that the requisite stockholder vote be obtained (in person or by proxy) at the Special Meeting.

        The Special Committee also considered a variety of uncertainties, risks and potentially negative factors in its deliberations concerning the merger, including the factors discussed below, concerning the Merger Agreement and the merger (which are not intended to be exhaustive and are not listed in any intended relative order of importance):

  •
  the fact that following consummation of the merger the equity interests in the Company currently owned by the Non-Affiliate Common Stockholders will be extinguished and, therefore, such former stockholders will no longer participate in the Company's future earnings or growth, if any, or benefit from increases, if any, in the value of the shares of the Common Stock;

  •
  the possibility that AMC could sell part or all of the Company following the merger to one or more purchasers at a valuation higher than the $6.25 per share being paid by AMC in the merger;

  •
  the risks and costs to the Company if the merger is not consummated, including the diversion of management and employee attention, potential employee attrition, the potential disruptive effect on business and customer relationships, as well as the negative impact of a public announcement of the merger on the Company's sales and operating results and the ability of the Company to attract and retain key management, marketing and technical personnel;

  •
  the fact that the Company's directors, officers and employees have expended and will continue to expend extensive efforts to consummate the merger and the other transactions contemplated by the Merger Agreement and that such persons have experienced and will continue to experience distractions from their employment duties during the pendency of such transactions;

  •
  the risk of incurring substantial expenses related to the consummation of the merger, including in connection with potential litigation related to the merger;

  •
  the restrictions in the Merger Agreement on the Company's business operations prior to completion of the merger which, although customary in tenor and scope, may delay or prevent the Company from undertaking certain business opportunities that may arise or any other action it would otherwise take with respect to the operations of the Company pending completion of the merger;

  •
  the fact that certain members of the Board and executive officers of the Company may have interests in the merger that may be different from, or in addition to, those of the Non-Affiliate Common Stockholders, as described in more detail under "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this Proxy Statement;

  •
  the fact that, as of the date of this Proxy Statement, AMC and its affiliates beneficially own in the aggregate approximately 30% of the outstanding shares of Common Stock, in addition to the AMC Warrants, shares of Preferred Stock and 2015 Warrants, which warrants, if exercised by AMC in full, would result in AMC beneficially owning, in the aggregate, a majority of the voting power attributable to all of the outstanding shares of Common Stock and, therefore, provide AMC with the ability to vote to determine unilaterally whether the Merger Agreement is approved by the Company's stockholders at the Special Meeting (without any need for obtaining any additional votes by any other holders of shares of Common Stock);

  •
  the fact that Robert L. Johnson, the Company's Chairman, and certain of his affiliates that beneficially own, as of the date of this Proxy Statement, in the aggregate approximately 43.5% of the outstanding shares of Common Stock, have entered into the Voting Agreement with Parent, pursuant to which they have agreed, among other things, to affirmatively vote all of their shares of Common Stock at the Special Meeting for the approval of the Merger Agreement and against any alternative acquisition proposal, and have granted to Parent an irrevocable proxy to secure the performance of their voting obligations under the Voting Agreement, as described in more detail under "The Merger Agreement—The Voting Agreement" beginning on page [    •    ] of this Proxy Statement;

  •
  the fact that, by reason of the factors described immediately above, the likelihood of any third party submitting to the Special Committee or the Company (on an unsolicited basis pursuant to the "window shop" exceptions to the Company's no-solicitation covenant in the Merger Agreement) an acquisition proposal constituting or reasonably likely to lead to a Superior Proposal is materially diminished;

  •
  the fact that AMC rejected the Special Committee's proposal to include in the Merger Agreement a so-called "majority-of-the-minority" stockholder approval condition, which would irrevocably condition the consummation of the merger on obtaining at the Special Meeting the affirmative vote for the approval of the Merger Agreement of the holders of a majority of the outstanding shares of Common Stock (other than shares of Common Stock owned by AMC, Robert L. Johnson, members of the Company's management or any of their respective affiliates);

  •
  the fact that the Special Committee was unable to conduct a market check of potential third-party buyers and business combination candidates by reason of the preexisting no-shop covenant of the Company contained in the Investment Agreement, AMC's ability to acquire majority voting control of the Company by means of exercising its previously issued warrants, and AMC's previous statements, made both publicly in its amendment to Schedule 13D filed with the SEC on February 26, 2018 and privately to the Special Committee, that it was only a buyer (and not a seller) of the Company and would not vote for or otherwise support a transaction to sell the Company to any party, at any price, or support any other alternative strategic transaction involving the Company;

  •
  the fact that the termination fee of $6.75 million payable by the Company to Parent in the event of a fiduciary termination of the Merger Agreement to accept a superior proposal, although deemed reasonable by the Special Committee in the overall context of the Merger Agreement and in light of the Per Share Merger Consideration of $6.25, which represents an approximately 61% premium to the closing sale price of the Common Stock on the Nasdaq Capital Market on February 23, 2018 (the last trading day before the public announcement of AMC's delivery to the Company of the Initial Proposal on February 26, 2018), could deter third parties from submitting to the Special Committee or the Company an acquisition proposal constituting or reasonably likely to lead to a Superior Proposal;

  •
  the fact that holders of shares of Common Stock have no right under applicable Nevada law or pursuant to the Company's Articles of Incorporation or Bylaws to dissent from the merger and obtain a judicial determination of the fair value of their shares;

  •
  the fact that the gain on an all-cash transaction is 100% taxable to the Company's non-affiliate U.S. stockholders that are U.S. Holders for U.S. federal income tax purposes; and

  •
  the risk that, while the merger is expected to be completed during Q4 2018, there can be no assurance that all conditions to the parties' obligations to complete the merger will be timely satisfied (or satisfied at all) and, as a result, it is possible that the merger may not be completed in a timely manner or at all.

        The Special Committee did not consider the liquidation value of Company's assets because the Special Committee considers Company to be a viable going-concern that will continue to operate regardless of whether the merger is consummated, where value is derived from cash flows generated from its continuing operations. In addition, the Special Committee believes that the value of Company's assets that might be realized in a liquidation would be significantly less than its going-concern value for the reasons that (i) liquidation sales generally result in proceeds substantially less than the sales of a going-concern; (ii) it is impracticable to determine a liquidation value given the significant execution risk involved in any breakup of a company; (iii) an ongoing operation has the ability to continue to earn profit, while a liquidated company does not, such that the "going-concern value" will be higher than the "liquidation value" of a company because the "going-concern value" includes the liquidation value of a company's tangible assets as well as the value of its intangible assets, such as goodwill; and (iv) a liquidation process would involve additional legal fees, costs of sale and other expenses that would reduce any amounts that stockholders might receive upon liquidation. Furthermore, the Company has no intention of liquidation and the merger will not result in the liquidation of the Company. The Special Committee believes the analyses and additional factors it reviewed provided an indication of the Company's going -concern value. The Special Committee also considered the historical trading prices of the Common Stock. The Special Committee did not seek to determine a pre-merger going-concern value for the Common Stock to determine the fairness of the Per Share Merger Consideration to the Non-Affiliate Common Stockholders. The Special Committee believes that the trading price of the Common Stock at any given time represents the best available indicator of the Company's going-concern value at that time, provided that the trading price at that time is not impacted.

        After considering the foregoing potentially positive and potentially negative factors, the Special Committee concluded that the uncertainties, risks and potentially negative factors relevant to the merger were outweighed by the potential benefits that it expected the Non-Affiliate Common Stockholders would obtain as a result of the merger. Accordingly, the Special Committee has concluded (with respect to both the substantive terms of the Merger Agreement, including the Per Share Merger Consideration, and the procedural aspects of the transaction) that the Merger Agreement is advisable, fair to and in the best interest of the Company and the Non-Affiliate Common Stockholders, and has unanimously determined to approve the Merger Agreement and the transactions contemplated thereby, including the merger, and to recommend to the Company's stockholders that they affirmatively vote "for" approval of the Merger Agreement at the Special Meeting.

        The foregoing discussion of information and factors considered by the Special Committee is not intended to be exhaustive and may not include all of the factors considered by the Special Committee. In view of the wide variety of factors considered by the Special Committee, the Special Committee found it impracticable to quantify or otherwise assign relative weights to the foregoing factors in reaching its conclusions. In addition, individual members of the Special Committee may have given different weights to different factors and may have viewed some factors more positively or negatively than others. The Special Committee considered the opinion and analyses of Allen & Co., among other factors considered, in reaching its determination as to the fairness of the transactions contemplated by the Merger Agreement, including the merger. The Special Committee approved the Merger Agreement based upon the totality of the information presented to and considered by it.

        In considering the recommendation of the Special Committee with respect to the proposal to approve the Merger Agreement, you should be aware that certain of our officers and directors have certain interests in the merger that may be different from, or in addition to, your interests as a stockholder generally. The Special Committee was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommending that our stockholders vote for the approval of the Merger Agreement. See the section entitled "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" beginning on page [    •    ]. The Special Committee, on behalf of the Company, further believes that the merger is fair to the Company's "unaffiliated security holders," as defined under Rule 13e-3 under the Exchange Act.

        ACCORDINGLY, THE SPECIAL COMMITTEE UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" APPROVAL OF THE MERGER AGREEMENT.

Opinion of Financial Advisor

        The Special Committee engaged Allen & Co. as financial advisor in connection with the proposed Merger. In connection with this engagement, the Special Committee requested that Allen & Co. render an opinion to the Special Committee as to the fairness, from a financial point of view, to the Unaffiliated RLJE Stockholders (as defined in the Merger Agreement) of the Per Share Merger Consideration to be received by such holders pursuant to the Merger Agreement. On July 29, 2018, at a meeting of the Special Committee held to evaluate the Merger, Allen & Co. rendered an oral opinion, which was confirmed by delivery of a written opinion dated July 29, 2018, to the Special Committee to the effect that, as of that date and based on and subject to the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken described in such opinion, the consideration to be received the Unaffiliated RLJE Stockholders pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

        The full text of Allen & Co.'s written opinion, dated July 29, 2018, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken, is attached as Annex B and is incorporated by reference herein in its entirety. The description of Allen & Co.'s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of Allen & Co.'s opinion. Allen & Co.'s opinion was intended for the exclusive benefit and use of the Special Committee (in its capacity as such) in connection with its evaluation of the Per Share Merger Consideration from a financial point of view and did not address any other terms, aspects or implications of the Merger. Allen & Co.'s opinion did not constitute a recommendation as to the course of action that RLJE (or the Special Committee) should pursue in connection with the Merger or otherwise address the merits of the underlying decision by RLJE to engage in the Merger, including in comparison to other strategies or transactions that might be available to RLJE or which RLJE might engage in or consider. Allen & Co.'s opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger or otherwise.

        Allen & Co.'s opinion reflected and gave effect to Allen & Co.'s general familiarity with RLJE as well as information that Allen & Co. received during the course of its assignment, including information provided by the managements of RLJE in the course of discussions relating to the Merger as more fully described below. In arriving at its opinion, Allen & Co. neither conducted a physical inspection of the properties or facilities of RLJE, AMC, Parent or any other entity, nor made or obtained any evaluations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of RLJE, AMC, Parent or any other entity, or conducted any analysis concerning the solvency or fair value of RLJE, AMC, Parent or any other entity.

        In arriving at its opinion, Allen & Co., among other things:

            (i)  reviewed the financial terms and conditions of the Merger as reflected in the Merger Agreement;

           (ii)  reviewed certain publicly available historical business and financial information relating to RLJE and AMC, including public filings of RLJE and AMC, and historical market prices and trading volumes for RLJE common stock;

          (iii)  reviewed certain financial information relating to RLJE provided to or discussed with Allen & Co. by the management of RLJE, including certain internal financial forecasts, estimates and other financial and operating data relating to RLJE prepared by the management of RLJE (such forecasts, the "RLJE Forecasts");

          (iv)  held discussions with the management of RLJE relating to the past and current operations, financial condition and prospects of RLJE;

           (v)  reviewed and analyzed certain publicly available information, including certain stock market data and financial information, relating to selected companies with businesses that Allen & Co. deemed generally relevant in evaluating RLJE;

          (vi)  reviewed and analyzed certain publicly available financial information relating to selected transactions that Allen & Co. deemed generally relevant in evaluating the Merger; and

         (vii)  conducted such other financial analyses and investigations as Allen & Co. deemed necessary or appropriate for purposes of its opinion.

        In rendering its opinion, Allen & Co. relied upon and assumed, with RLJE's consent and without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information available to Allen & Co. from public sources, provided to or discussed with Allen & Co. by the managements and/or other representatives of RLJE, or otherwise reviewed by Allen & Co. With respect to the RLJE Forecasts that Allen & Co. was directed to utilize for purposes of its analyses, Allen & Co. was advised by the management of RLJE, and Allen & Co. assumed, at the direction of RLJE, that the RLJE Forecasts, estimates and other financial and operating data were reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of RLJE, and were a reasonable basis upon which to evaluate, the future financial and operating performance of RLJE and the other matters covered thereby. Allen & Co. also assumed, with the consent of the Special Committee, that the financial results, reflected in the RLJE Forecasts, estimates and other financial and operating data utilized in its analyses would be realized in the amounts and at the times projected. Allen & Co. expressed no opinion or view as to the RLJE Forecasts or any of the estimates or other financial or operating data or the assumptions on which they were based.

        Further, Allen & Co.'s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Allen & Co. as of, the date of its opinion. It should be understood that subsequent developments may affect the conclusion expressed in Allen & Co.'s opinion and that Allen & Co. assumed no responsibility for advising any person of any change in any matter affecting Allen & Co.'s opinion or for updating or revising its opinion based on circumstances or events occurring after the date of its opinion.

        Allen & Co. did not express any opinion as to the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or other consideration payable to any officers, directors or employees of any party to the Merger or any related entities, or any class of such persons or any other party, relative to the Per Share Merger Consideration or otherwise. Allen & Co. expressed no opinion as to the prices at which shares of RLJE common stock may trade at any time or the value thereof.

        In addition, Allen & Co. expressed no opinion or view as to any tax or other consequences that might result from the Merger, nor did Allen & Co. express any opinion or view as to, and Allen & Co. has relied, at the direction of RLJE, upon the assessments of representatives of RLJE regarding, legal, regulatory, accounting, tax and similar matters relating to RLJE and the Merger, as to which Allen & Co. understood RLJE obtained such advice as it deemed necessary from qualified professionals. Allen & Co. assumed, with the consent of the Special Committee, that the Merger would be consummated in accordance with the terms and conditions of the Merger Agreement and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that all governmental, regulatory or other consents, approvals, releases and waivers necessary for the consummation of the Merger will be obtained without delay, limitation, restriction or condition, including any divestiture or other requirements that would be meaningful in any respect to its analyses or opinion. Allen & Co. further assumed, with the consent of the Special Committee, that the final executed Merger Agreement would not differ from the draft reviewed by Allen & Co. in any respect meaningful to Allen & Co.'s analyses or opinion.

        Allen & Co.'s opinion was limited to the fairness, from a financial point of view and as of its date, of the Per Share Merger Consideration to be received by the Unaffiliated RLJE Stockholders pursuant to the Merger Agreement. Allen & Co.'s opinion did not address any other term, aspect or implication of the Merger, including the form or structure of the Merger or any agreement, arrangement or understanding entered into in connection with the Merger or otherwise.

        In connection with its opinion, Allen & Co. performed a variety of financial and comparative analyses, including those described below. The summary of the analyses below and certain factors considered is not a comprehensive description of all analyses undertaken or factors considered by Allen & Co. The preparation of a financial opinion or analysis is a complex process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion and analyses are not readily susceptible to summary description. Allen & Co. arrived at its opinion based on the results of all analyses undertaken and assessed as a whole, and did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis. Accordingly, Allen & Co.

believes that the analyses and factors summarized below must be considered as a whole and in context. Allen & Co. further believes that selecting portions of the analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses and factors, could create a misleading or incomplete view of the processes underlying Allen & Co.'s analyses and opinion.

        In performing its financial analyses, Allen & Co. considered industry performance, general business and economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of RLJE. No company, business or transaction reviewed is identical or directly comparable to RLJE or their respective businesses or the Merger and an evaluation of these analyses is not entirely mathematical; rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies, businesses or transactions reviewed. The estimates of the future performance of RLJE in or underlying Allen & Co.'s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by such analyses. These analyses were prepared solely as part of Allen & Co.'s analysis of the fairness, from a financial point of view, of the Per Share Merger Consideration and were provided to the Special Committee in connection with the delivery of Allen & Co.'s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the assumptions and estimates used in, and the ranges of valuations resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as the views of Allen & Co. regarding the actual values of RLJE.

        Allen & Co. did not recommend that any specific consideration constituted the only appropriate consideration in the Merger. The type and amount of consideration payable in the Merger was determined through negotiations between RLJE and AMC, rather than by any financial advisor, and was approved by the Special Committee. The decision to enter into the Merger Agreement was solely that of the Special Committee and the AMC board of directors. Allen & Co.'s opinion and analyses were only one of many factors considered by the Special Committee in its evaluation of the proposed Merger and the Per Share Merger Consideration and should not be viewed as determinative of the views of the Special Committee or management with respect to the Merger or the consideration payable in the Merger.

Financial Analyses

        The summary of the financial analyses described in this section entitled "—Financial Analyses" is a summary of the material financial analyses provided by Allen & Co. in connection with its opinion, dated July 29, 2018, to the Special Committee. The summary set forth below is not a comprehensive description of all analyses undertaken by Allen & Co. in connection with its opinion, nor does the order of the analyses in the summary below indicate that any analysis was given greater weight than any other analysis. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by Allen & Co., the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by Allen & Co. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by Allen & Co. Future results may differ from those described and such differences may be material. For purposes of the financial analyses described below in this section of this proxy statement/prospectus, the term (i) "LTM" means last twelve months, (ii) "EBITDA" means earnings before interest, income taxes, depreciation and amortization, excluding certain one-time non-recurring items, as applicable, (iii) "EV" means enterprise value, (iv) "ACL" means Agatha Christie Limited, and (v) "SG&A expenses" means selling, general and administrative expenses.

RLJE Financial Analyses

        WholeCo: Selected Public Companies.    Allen & Co. reviewed publicly available financial and stock market information of six selected publicly traded traditional media companies and four independent content production and distribution companies that, given certain business and financial characteristics, Allen & Co. considered generally relevant for purposes of analysis.

        The selected traditional media companies were:

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  The Walt Disney Company

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  CBS Corporation

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  Discovery Inc.

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  Viacom Inc.

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  ITV plc

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  AMC Networks Inc.

        The selected independent content production and distribution companies were:

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  Lions Gate Entertainment Corp.

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  Entertainment One Ltd.

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  Eros International Media Ltd

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  DHX Media Ltd.

        Allen & Co. reviewed, among other information, share prices as of July 27, 2018. Allen & Co. calculated the enterprise value as a multiple of LTM EBITDA, 2018 estimated EBITDA, and 2019 estimated EBITDA for the traditional media companies and the independent content production and distribution companies. Financial data of the selected companies was based on public filings, publicly available Wall Street research analysts' estimates and other publicly available information. The results of this analysis for the traditional media companies and the independent content production and distribution companies are summarized below:

	Minimum	Median	Mean	Maximum
LTM EV / EBITDA (Traditional Media)	7.2x	8.8x	8.8x	11.2x
2018E EV / EBITDA (Traditional Media)	7.0x	8.7x	8.6x	10.8x
2019E EV / EBITDA (Traditional Media)	6.8x	7.9x	8.2x	10.6x
LTM EV / EBITDA (Independent Content and Distribution)	11.5x	11.9x	13.0x	16.5x
2018E EV / EBITDA (Independent Content and Distribution)	11.4x	12.0x	12.4x	14.1x
2019E EV / EBITDA (Independent Content and Distribution)	10.3x	11.0x	11.0x	11.6x

        Based upon the foregoing and other factors which it deemed relevant, Allen & Co. applied selected ranges of 2018 estimated adjusted EBITDA of 9.0x to 12.0x and 2019 estimated adjusted EBITDA (using both the base case and adjusted case projections) of 8.0x to 11.0x. This analysis indicated the following implied per share equity value reference ranges for RLJE, as compared to the offer price of $6.25 per share:

Implied Per Share Equity Value Reference Ranges Based on:
2018 Estimated Adjusted EBITDA	2019 Estimated Adjusted EBITDA (Base Case)	2019 Estimated Adjusted EBITDA (Adjusted Case)
$4.52 - $5.99	$4.64 - $6.32	$4.42 - $6.03

        Selected Precedent Transactions Analysis.    Using publicly available information, Allen & Co. reviewed financial information relating to the following sixteen selected transactions Allen & Co. considered generally relevant for purposes of analysis, which are referred to for purposes of this section of this proxy statement/prospectus as the RLJE selected transactions:

Announced	Target	Acquiror
July 2018	Sky Plc	Comcast Corp
June 2018	21st Century Fox, Inc.	The Walt Disney Company
July 2017	Scripps Networks Interactive, Inc.	Discovery, Inc.
October 2016	Time Warner Inc.	AT&T Inc.
June 2016	Starz	Lions Gate Entertainment Corp.
April 2016	DreamWorks Animation, Inc.	Comcast Corporation
November 2012	The Yankees Entertainment and Sports Network, LLC	News Corporation
October 2012	Lucasfilm Ltd. LLC	The Walt Disney Company
April 2012	Image Entertainment, Inc.	RLJ Acquisition, Inc.
April 2012	Acorn Media Group, Inc.	RLJ Acquisition, Inc.
May 2011	CORE Media Group Inc.	Apollo Global Management, LLC
August 2010	Shed Media Group Limited	Warner Bros. Entertainment Inc.
December 2009	NBCUniversal Media, LLC	Comcast Corporation/General Electric Company
November 2009	Travel Channel, LLC	Scripps Networks Interactive, Inc.
August 2009	Marvel Entertainment, Inc.	The Walt Disney Company
July 2008	The Weather Channel, LLC	NBCUniversal Media, LLC, Bain Capital, LP, Blackstone Group L.P.

        Allen & Co. reviewed, among other information, transaction values of the RLJE selected transactions. Allen & Co. calculated the enterprise values as a multiple of forward estimated EBITDA for the target companies, as of the applicable announcement date of such transaction. Financial data for the RLJE selected transactions was based on public filings, publicly available Wall Street research analysts' estimates and other publicly available information.

        Based upon the foregoing and other factors which it deemed relevant, Allen & Co. applied a selected range of forward estimated EBITDA multiples of 10.0x to 13.0x. This analysis indicated the implied per share equity value reference range was $5.00 to $6.46, as compared to the offer price of $6.25 per share.

        Discounted Cash Flow Analysis.    Allen & Co. performed a discounted cash flow analysis of RLJE by calculating, based on the RLJE Forecasts, the estimated present value (as of June 30, 2018) of the unlevered free cash flows that RLJE was forecasted to generate during the 6-months ending December 31, 2018 through the full year ending December 31, 2022. For purposes of this analysis, stock-based compensation was treated as a cash expense. Allen & Co. applied a selected range of terminal EBITDA multiples of 9.0x to 12.0x to EBITDA for the year ending December 31, 2022 of base case and adjusted case to arrive at terminal values of the base case and adjusted case, respectively. The unlevered free cash flows and terminal values of the base case and of the adjusted case were then discounted to present value (as of June 30, 2018) using discount rates ranging from 15.0% to 18.5% and 14.0% to 17.5%, respectively. This range of discount rates was determined based on Allen & Co.'s analysis of RLJE's weighted average cost of capital.

        This analysis indicated the following implied per share equity value reference ranges for RLJE, as compared to the offer price of $6.25 per share:

Implied Per Share Equity Value Reference Ranges Based on:
Base Case	Adjusted Case
$5.81 - $8.25	$4.47 - $6.29

        Sum-of-the-Parts: Selected Public Companies Analysis.    Allen & Co. reviewed the digital channels, IP licensing, and wholesale distribution segments of RLJE and its 64% ownership stake in ACL separately. For the digital channels segment, Allen & Co. examined publicly available financial and stock market information of three subscription streaming companies that, given certain business and financial characteristics, Allen & Co. considered generally relevant for purposes of analysis. The selected subscription streaming companies were:

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  Netflix, Inc.

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  Spotify Technology SA

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  Gaia, Inc.

        Allen & Co. reviewed, among other information, share prices as of July 27, 2018. Allen & Co. calculated the enterprise value as a multiple of 2018 estimated revenue and 2019 estimated revenue for the subscription streaming companies. Financial data of the subscription streaming companies was based on public filings, publicly available Wall Street research analysts' estimates and other publicly available information. The results of this analysis for the subscription streaming companies are summarized below:

	Minimum	Median	Mean	Maximum
2018E EV / Revenue	5.4x	6.7x	7.5x	10.4x
2019E EV / Revenue	3.8x	4.2x	5.5x	8.4x

        For the wholesale distribution segment and its 64% ownership stake in ACL, Allen & Co. examined publicly available financial and stock market information of selected traditional media and independent content and distribution companies that, given certain business and financial characteristics, Allen & Co. considered generally relevant for purposes of analysis. SG&A expenses were valued at blended multiples of digital channels, IP licensing, and wholesale segments.

        Allen & Co. applied selected ranges to the different segments of RLJE and its 64% ownership stake in ACL for 2018 and 2019 as follow:

Selected Multiples
	Digital Channels (Revenue)	IP Licensing	Wholesale (EBITDA)	64% stake in ACL (EBITDA)
2018E	5.5x to 7.5x	Not meaningful	6.5x to 7.5x	9.0x to 12.0x
2019E	4.0x to 5.5x	Not meaningful	6.5x to 7.5x	8.0x to 11.0x

        This analysis indicated the following implied per share equity value reference ranges for RLJE, as compared to the offer price of $6.25 per share:

Implied Per Share Equity Value Reference Ranges Based on:
2018 Estimated Metrics	2019 Estimated Metrics (Base Case)	2019 Estimated Metrics (Adjusted Case)
$5.48 - $7.17	$5.53 - $7.36	$5.04 - $6.71

Certain Additional Information

        Allen & Co. observed certain additional information that was not considered part of its financial analyses for its opinion but was noted for informational reference, including the historical trading prices of RLJE common shares during the 52-week period ended February 23, 2018 (one-trading day prior to the date of the announcement of AMC's proposal to acquire the remaining shares of RLJE), which indicated during the relevant periods low and high closing prices for RLJE common shares of approximately $2.12 and $4.61 per share, respectively.

Miscellaneous

        The Special Committee selected Allen & Co. as a financial advisor in connection with the Merger based on, among other things, Allen & Co.'s reputation, experience and familiarity with RLJE and the industry in which RLJE operates. Allen & Co., as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. In the ordinary course, Allen & Co. as a broker-dealer and market maker, and certain of Allen & Co.'s affiliates and/or related entities have invested or may invest, hold long or short positions and may trade, either on a discretionary or non-discretionary basis, for their own account or for those of Allen & Co.'s clients, in the debt and equity securities (or related derivative securities) of RLJE, AMC and/or their respective affiliates. The issuance of Allen & Co.'s opinion was approved by Allen & Co.'s fairness opinion Special Committee.

        During the two years prior to the date of the opinion, Allen & Co. and its affiliates did not provide any financial advisory, capital markets or similar investment banking services to RLJE (other than with respect to RLJE's engagement of Allen & Co.), AMC or any of Mr. Robert L. Johnson, The RLJ Companies, LLC and RLJ SPAC Acquisition, LLC nor received any fees from RLJE, AMC or any of Mr. Robert L. Johnson, The RLJ Companies, LLC and RLJ SPAC Acquisition, LLC.

        The reports, opinions or appraisals referenced in "Special Factors—Opinion of Financial Advisor" beginning on page [    •    ] of this Proxy Statement will be made available for inspection and copying at the principal executive offices of RLJE during its regular business hours by any interested RLJE common stockholders or representative who has been designated in writing.

Position of the AMC Entities and the Johnson Entities as to Fairness of the Merger

        Under the SEC rules governing "going-private" transactions, each of AMC, Parent and Merger Sub (collectively, the "AMC Entities") and the Johnson Entities may be deemed to be an Affiliate of the Company and, therefore, is required to express its belief as to the fairness of the Merger to the Non-Affiliate Stockholders. Each of the AMC Entities and the Johnson Entities is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The AMC Entities and the Johnson Entities believe that the Merger (which is the Rule 13e-3 transaction for which the Schedule 13E-3 has been filed with the SEC) is substantively and procedurally fair to the Non-Affiliate Stockholders on the basis of the factors described under "Special Factors—Reasons for the Merger; Recommendations of the Special

Committee; Fairness of the Merger" beginning on page [    •    ] of this Proxy Statement, and the additional factors described below.

        None of the AMC Entities or the Johnson Entities participated in the deliberations of the Special Committee or the vote of the Special Committee regarding, or received advice from Greenberg Traurig or Allen & Co. as to, the fairness of the Merger. As described in the "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" section beginning on page [    •    ] of this Proxy Statement, the AMC Entities and the Johnson Entities have interests in the Merger different from those of the Non-Affiliate Stockholders by virtue of the fact that, as a result of the Merger, the Company will become a majority owned subsidiary of each of AMC and Parent, with the Johnson Entities owning a stake of 17% in the Company. Moreover, the Johnson Entities did not participate in the negotiations with the Special Committee with respect to the Merger, including with respect to the price to be paid to the Non-Affiliate Stockholders in the Merger.

        The interests of the Non-Affiliate Stockholders were represented by the Special Committee, which negotiated the terms and conditions of the Merger Agreement with the assistance of its legal and financial advisors. None of the AMC Entities or the Johnson Entities have performed, or engaged a financial advisor to perform, any valuation or other analysis for the purpose of assessing the fairness of the Merger to the Non-Affiliate Stockholders.

        Based on the AMC Entities' and the Johnson Entities' knowledge and analysis of available information regarding the Company, as well as discussions with members of the Company's management regarding the Company and its business and the factors considered by, and the analysis and resulting conclusions of, the Special Committee described in "Special Factors—Reasons for the Merger; Recommendations of the Special Committee; Fairness of the Merger" beginning on page [    •    ] of this Proxy Statement, the AMC Entities and the Johnson Entities believe that the Merger is substantively fair to the Non-Affiliate Stockholders. In particular, the AMC Entities and the Johnson Entities considered the following:

  •
  the Special Committee, consisting solely of non-management, independent directors who are not affiliated with the AMC Entities or the Johnson Entities and who have no financial interest in the Merger that is different from, or in addition to, the interests of the Non-Affiliate Stockholders other than their receipt of Special Committee fees (which are not contingent upon the consummation of the Merger or the Special Committee's recommendation or approval of the Merger) and their interests described in "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" section beginning on page [    •    ] of this Proxy Statement, was delegated full authority to review, evaluate and negotiate the terms of the proposed Merger and to decide whether or not to engage in the Merger;

  •
  the Special Committee was advised by its own nationally recognized independent legal and financial advisors, each of which was selected by the Special Committee;

  •
  the Special Committee was aware of the existing relationships among the Company, the AMC Entities and the Johnson Entities and their respective affiliates and could take such relationships into account when conducting the Special Committee process and in considering whether to engage in the Merger;

  •
  those members of the Board affiliated with the AMC Entities voluntarily recused themselves from all discussions by the Board with respect to a proposed transaction involving the AMC Entities;

  •
  the Per Share Merger Consideration of $6.25, and the other terms and conditions of the Merger Agreement, resulted from extensive negotiations between the AMC Entities and their advisors, on one hand, and the Special Committee and its advisors, on the other hand, including discussions about the five-year financial forecast that Allen & Co. provided to Citi, which Company management viewed as aggressive;

  •
  the Merger will provide consideration to the Stockholders entirely in cash, allowing the Non-Affiliate Stockholders to immediately realize a certain and fair value for all of their shares of Common Stock;

  •
  the current and historical market prices of the Common Stock, including the market performance of the Common Stock and the fact that the Per Share Merger Consideration of $6.25 represents an approximate premium of 61% over the $3.87 closing sale price per share of the Common Stock on the Nasdaq Capital Market on February 23, 2018, the last trading day before the public announcement of AMC's delivery to the Company of the Initial Proposal on February 26, 2018, and an approximate premium of 28% over the $4.87 closing sale price per share of the Common Stock on the Nasdaq Capital Market Market on July 27, 2018, the last trading day before the public announcement of the signing of the Merger Agreement;

  •
  the ability of the Special Committee, in certain circumstances specified in the Merger Agreement, to change in a manner adverse to Parent or withdraw its recommendation that the Company's stockholders vote at the special meeting to approve the Merger Agreement and its ability to terminate the Merger Agreement in order to enter into a definitive agreement with a topping bidder that submits a Superior Proposal (as defined therein) that is not matched by Parent or in response to an Intervening Event (as defined therein), provided that the Company pays to Parent a termination fee equal to (i) $6.75 million, if the Merger Agreement is terminated by the Company in connection with a Superior Proposal, or (ii) the documented, out-of-pocket expenses of Parent incurred in connection with the Merger Agreement and the transactions contemplated hereby, up to a maximum of $3.0 million, if the Merger Agreement is terminated by the Company in response to an Intervening Event;

  •
  the Special Committee was deliberate in its process of analyzing and evaluating the AMC Entities' proposal and negotiating with the AMC Entities, ultimately resulting in a $2.00 increase in the per share consideration being delivered to Stockholders in the Merger over that initially proposed by the AMC Entities;

  •
  the Special Committee requested and received from Allen & Co. an opinion on July 29, 2018, that as of such date and based upon and subject to the assumptions made with the Company's consent, procedures followed, matters considered and limitations on the review undertaken by Allen & Co. in preparing the opinion, the Per Share Merger Consideration to be received by the Non-Affiliate Stockholders pursuant to the Merger Agreement was fair from a financial point of view to such Stockholders; and

  •
  the Special Committee determined unanimously that the Merger is advisable, fair to, and in the best interests of, the Company and the Non-Affiliate Stockholders.

        In their consideration of the fairness of the Merger, the AMC Entities and the Johnson Entities did not find it practicable to, and did not, appraise the assets of the Company to determine the liquidation value for the Non-Affiliate Stockholders because they considered the Company to be a viable going concern and because the Company's business will continue following the Merger. In addition, the AMC Entities and the Johnson Entities did not consider net book value because they believe that net book value does not reflect or have any meaningful impact on the trading price of the Common Stock.

        While representatives of AMC and Parent and Mr. Johnson are directors of the Company, because of their participation in the transaction as described in the "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger" section beginning on page [    •    ] of this Proxy Statement, they did not serve on the Special Committee, nor did they participate on behalf of the

Company in, or vote in connection with the Special Committee's evaluation, approval or recommendation of, the Merger Agreement and the Merger.

        The foregoing discussion of the information and factors considered by the AMC Entities and the Johnson Entities in connection with the fairness of the Merger Agreement and the Merger is not intended to be exhaustive but is believed to include all material factors considered by them. The AMC Entities and the Johnson Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their position as to the fairness of the Merger Agreement or the Merger. Rather, the AMC Entities and the Johnson Entities made the fairness determination after consideration of all of the foregoing as a whole. The AMC Entities and the Johnson Entities believe that these factors provide a reasonable basis upon which to form their belief that the Merger is fair to the Non-Affiliate Stockholders. This belief should not, however, be construed as a recommendation to any Stockholder to approve the Merger or the Merger Agreement. None of the AMC Entities or the Johnson Entities makes any recommendation as to how Stockholders should vote their shares of Common Stock relating to the Merger. The Merger Agreement does not require an affirmative vote of a majority of the Non-Affiliate Stockholders.

        The AMC Entities attempted to negotiate the terms of a transaction that would be most favorable to them, and not to the Non-Affiliate Stockholders, and, accordingly, did not negotiate the Merger Agreement with a goal of obtaining terms that were fair to such Stockholders.

Purposes and Reasons of the Company for the Merger

        The Company's purpose for engaging in the Merger is to enable its Stockholders to receive $6.25 per share in cash, without interest and less any applicable withholding taxes, which represents a premium of approximately 61% over the $3.87 closing price per share of the Common Stock on the Nasdaq Capital Market on February 23, 2018, the last trading day before the public announcement of AMC's delivery to the Company of the Initial Proposal on February 26, 2018, 28.3% above the closing price of the Common Stock on July 27, 2018, the last trading day on the Nasdaq Capital Market before the public announcement of the signing of the Merger Agreement, a premium of approximately 59% over the $3.93 volume weighted average price per share of the Common Stock on the Nasdaq Capital Market for the 30-day period ended February 23, 2018, a premium of approximately 36% to the $4.61 highest trading price per share of the Common Stock on the Nasdaq Capital Market during the 52-week period ended July 27, 2018, and a premium of approximately 195% to the $2.12 lowest trading price per share of the Common Stock on the Nasdaq Capital Market during the 52-week period ended July 27, 2018.

        The Company believes its long-term objectives can best be pursued as a private company and an indirect, majority-owned subsidiary of AMC. The Company has determined to undertake the Merger at this time based on the analyses, determinations and conclusions of the Special Committee described in detail above under "Special Factors—Reasons for the Merger; Recommendation of the Special Committee; Fairness of the Merger" beginning on page [    •    ] of this Proxy Statement.

Purposes and Reasons of the AMC Entities and the Johnson Entities for the Merger

        Under the SEC rules governing "going-private" transactions, each of the AMC Entities and the Johnson Entities may be deemed to be an Affiliate of the Company and, therefore, is required to express its purposes and reasons for the Merger to the Non-Affiliate Stockholders. Each of the AMC Entities and the Johnson Entities is making the statements included in this section solely for the purpose of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The views of the AMC Entities and the Johnson Entities should not be construed as any recommendation as to how Stockholders should vote their shares of Common Stock relating to the Merger.

        For the AMC Entities and the Johnson Entities, the purpose of the Merger is to enable them to acquire control of the Company, through a transaction in which the Non-Affiliate Stockholders will be cashed out for $6.25 per share of Common Stock, and bear the rewards and risks of the ownership of the Company after shares of the Common Stock cease to be publicly traded. AMC wants to continue its relationship with Mr. Johnson, who founded the Company and currently serves as Chairman of the Company. Together, the AMC Entities and the Johnson Entities decided to pursue the Merger because they believed that the Company would operate more effectively as a privately owned company and would have greater flexibility to focus on enhancing long-term value without scrutiny or pressure from the public market. The Merger will further AMC's digital strategy by accelerating its interests in direct-to-consumer ad-free subscription services that it owns and controls and by providing AMC with access to strong intellectual property.

Plans for the Company after the Merger

        In accordance with the Merger Agreement, upon consummation of the Merger, the Common Stock will be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC on account of the Common Stock. Instead, the Company will be a majority owned subsidiary of Parent, with the Johnson Entities owning a stake of 17% in the Company. If the Merger is not consummated for any reason, the Non-Affiliate Stockholders will not receive any payment for their shares of Common Stock, and the Company will remain a public company, with its Common Stock continuing to be listed and traded on the Nasdaq Capital Market.

        At the closing of the Merger, the AMC Entities will enter into agreements with RLJ SPAC and Mr. Johnson with respect to Mr. Johnson's liquidity, governance rights and role at the surviving corporation following the closing of the transaction.

        As of the date of this Proxy Statement, except as set forth herein, the AMC Entities and the Johnson Entities have no current plans, proposals or negotiations which would relate to or result in an extraordinary transaction involving the Company's business or management, such as a merger, reorganization, liquidation, relocation of any operations or sale or transfer of a material amount of assets, or the incurrence of any additional indebtedness. Following the Merger, the AMC Entities and the Johnson Entities will continuously evaluate and review the Company's business and operations and may propose or develop new plans and proposals which they consider to be in the best interests of the AMC Entities and the Johnson Entities, including any of the types of extraordinary transactions described above.

Certain Effects of the Merger

        If the Merger Agreement is approved by the requisite vote of the Stockholders and all other conditions to the closing of the Merger are either satisfied or waived, Merger Sub will merge with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

        At the Effective Time, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) will be converted into the right to receive the Per Share Merger Consideration. All such shares of Common Stock, when so converted, will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares of Common Stock will cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration.

        Each Eligible Preferred Share for which a change-of-control cash purchase election has been made by the record holder thereof pursuant to Section 7(b) of the certificate of designation applicable to such Eligible Preferred Share will be entitled to receive the Preferred Stock Consideration. If any holder of Eligible Preferred Shares does not make such election and surrender such shares to the paying agent in exchange for the Preferred Stock Consideration in accordance with the requirements of the Merger Agreement within 180 days following the Closing Date, such holder will be entitled to receive, in respect of each Eligible Preferred Share for which the holder fails to make such election, a security to be issued by the Surviving Corporation as provided in the applicable certificate of designation.

        At the Effective Time, each Eligible 2015 Warrant will be converted into the right to receive, as promptly as practicable after the Effective Time, the 2015 Warrant Consideration. Any Eligible 2015 Warrant which has an exercise price per Share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time for no consideration, payment or right to consideration or payment. As of the Effective Time, each Eligible 2015 Warrant so converted will no longer be outstanding and will automatically be cancelled and each holder thereof will cease to have any rights with respect thereto, other than the right to receive the 2015 Warrant Consideration.

        The Common Stock is currently registered under the Exchange Act and is quoted on the Nasdaq Capital Market under the symbol "RLJE." As a result of the Merger, the Company will be a privately held corporation and there will be no public market for its Common Stock. After the Merger, the Common Stock will cease to be quoted on Nasdaq Capital Market and price quotations with respect to sales of Common Stock in the public market will no longer be available. In addition, the registration of the Common Stock under the Exchange Act will be terminated and the Company will no longer be required to file periodic reports with the SEC with respect to the Common Stock. Termination of registration of our Common Stock under the Exchange Act will reduce the information required to be furnished by the Company to our Stockholders and the SEC, and would make certain provisions of the Exchange Act, such as the short-swing trading provisions of Section 16(b) of the Exchange Act and the requirement to furnish a proxy statement in connection with Stockholders' meetings pursuant to Section 14(a) of the Exchange Act, no longer applicable to the Company.

Projected Financial Information

        The Company does not, as a matter of course, publicly disclose detailed financial forecasts. However, in connection with the negotiation of the proposed Merger, Company management furnished certain non-public unaudited financial forecasts to the Special Committee, to Parent in connection with its financial due diligence investigation of the Company, and to Allen & Co. for its use and reliance in connection with its financial analyses and opinion.

        Company management provided Parent and Allen & Co. with certain prospective financial information concerning the Company for the five-year period ending December 31, 2022, including projected paid subscription counts, revenues, gross margins, equity earnings, and Adjusted EBITDA for such period. This prospective financial information was comprised of the following:

  (i)
  Management's "base case" financial forecast (the "Base Case Forecast") that was prepared by the Company's management in November 2017 not in connection with or in anticipation of the proposed Merger and solely for internal budget and financial planning purposes and, to the extent, were considered by management to be aggressive in nature (especially in post-2018 forecast years); and

  (ii)
  management's "adjusted case" financial forecast (the "Adjusted Case Forecast"), which was prepared by the Company's management in April-May 2018 to reflect certain business plan adjustments to the Base Case Forecasts, including more conservative revenue growth and paid-subscriber growth rate estimates, that management considered appropriate, based on the most current information then available to management, in order to better address the risks inherent in the execution of management's business plan.

        Although the Special Committee considered the Adjusted Case Forecast to be more reliable than the Base Case Forecast, both the Base Case Forecast and the Adjusted Case Forecast are disclosed in this Proxy Statement.

        The unaudited financial forecasts were not prepared for the purpose of public disclosure, nor were they prepared in compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial forecasts, or GAAP. The summary of the unaudited financial forecasts is not being included in this Proxy Statement to influence the Stockholders with respect to the approval of the Merger Agreement. The inclusion of the unaudited financial forecasts in this Proxy Statement should not be regarded as an indication that the Company or any of its directors, officers, advisors or other representatives, or any other recipient of the unaudited financial forecasts, considered, or now considers, the forecasts to be material or necessarily predictive of actual future results or events, and the unaudited financial forecasts should not be relied upon as such.

        The unaudited financial forecasts include certain non-GAAP financial measures, including Adjusted EBITDA. Company management included forecasts of Adjusted EBITDA in the unaudited financial forecasts because Company management believes that Adjusted EBITDA is useful in evaluating the future cash flows generated by the Company from operations. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as presented in this Proxy Statement may not be comparable to similarly titled measures used by the Company or other companies. The unaudited financial forecasts were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information.

        All of the unaudited financial forecasts summarized below were prepared by, and are the responsibility of, Company management. No independent registered public accounting firm has examined, compiled, reviewed or otherwise performed any procedures with respect to the prospective financial information contained in the unaudited financial forecasts and, accordingly, no independent registered public accounting firm has expressed any opinion or given any other form of assurance with respect thereto, and no independent registered public accounting firm assumes any responsibility for the prospective financial information. The reports of the independent registered public accounting firms included in this Proxy Statement relate solely to the Company's historical financial information. These reports do not extend to the unaudited financial forecasts and should not be read to do so.

        The unaudited financial forecasts do not give effect to the Merger or any changes to the Company's operations or strategy that may be implemented after the completion of the Merger, including any potential synergies realized as a result of the Merger, or to any costs related to, or that may arise in connection with, the Merger, including the effect of any failure of the Merger to occur.

        The unaudited financial forecasts were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of Company management. In preparing these unaudited financial forecasts, Company management used assumptions that were substantially based on and consistent with the Company's recent historical results. These assumptions included assumptions with respect to the growth rate by segment anticipated in each fiscal period, gross and contribution margins, general and administrative expenses, and sales and marketing expenses as a percentage of sales. The Company management believes the unaudited financial forecasts were prepared on a reasonable basis and reflected the best then-currently available estimates and judgments of Company management at that time. Important factors that may affect actual results and cause the unaudited financial forecasts to not be realized include, but are not limited to, the risks, contingencies and other uncertainties described under "Cautionary Information Regarding Forward-Looking Statements" beginning on page [    •    ] of this Proxy Statement. The unaudited financial forecasts are forward-looking in nature. The forecasts relate to expectations of multiple future years' performance, and such information by its nature becomes less predictive with each succeeding year. As a result, actual results may differ materially, and will differ materially if the Merger and the other transactions contemplated by the Merger Agreement are completed, from the unaudited financial forecasts, and there can be no assurance that the forecasts will be realized. None of Company or any of its directors, officers, advisors or other representatives made or makes any representation to any stockholder or other person regarding the Company's ultimate performance compared to the information contained in the unaudited financial forecasts. Except as may be required under applicable law, the Company does not undertake any obligation to update or otherwise revise the unaudited financial forecasts to reflect events or circumstances after the date the forecasts were made, including events or circumstances that may have occurred during the period between that date and the date of this Proxy Statement, or to reflect the occurrence of unanticipated events, even in the event that any or all of the assumptions are not realized.

	Base Case Forecasts(1)					Adjusted Case Forecasts
(In thousands, except for percentages)	2018F	2019F	2020F	2021F	2022F	2018F	2019F	2020F	2021F	2022F
Total Paying Subscribers	1.1	1.4	1.8	2.3	2.9	1.1	1.3	1.6	1.9	2.2
Paying Subscriber Growth	58%	28%	30%	24%	26%	58%	20%	21%	18%	20%
Digital Channel Revenues	$42.4	$57.0	$75.0	$95.1	$119.3	$42.4	$54.8	$67.2	$80.3	$95.9
Other Segment Revenues	$58.2	$58.2	$56.0	$56.0	$56.0	$58.2	$54.5	$49.6	$47.2	$44.8
Gross Profit	$48.2	$56.3	$67.0	$79.9	$97.4	$48.2	$53.2	$58.0	$64.0	$73.5
Gross Margin	48%	49%	51%	53%	56%	48%	49%	50%	50%	52%
Equity Earnings(2)	$6.9	$6.7	$7.6	$7.0	$7.0	$6.9	$5.9	$5.9	$5.9	$5.9
Adjusted EBITDA(3)	$21.3	$24.6	$32.3	$37.2	$46.9	$21.3	$23.5	$26.1	$28.3	$33.2

(1)
The Base Case Forecast presented herein reflects updates prepared by the Company's management in April-May 2018 to reflect an updated revenue forecast for the Company's Agatha Christie Ltd. subsidiary as well as the Company's actual Q1 2018 performance.

(2)
Adjusted for one-time items.

(3)
Company management defines Adjusted EBITDA as net income (loss) before income taxes, depreciation and amortization, non-cash royalty expense, interest expense, non-cash currency exchange gains and losses on intercompany accounts, goodwill impairments, restructuring costs, change in fair value of stock warrants, stock-based compensation, basis difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.

        The Base Case Forecast is based on various assumptions, including the following principal assumptions:

Digital Channels

  (i)
  Revenues are based on forecasted subscribers and an assumed monthly subscription fee. Subscribers are based on the continuation of existing subscriber acquisition efforts. The resulting compounded annual growth rate ("CAGR") for subscribers is 15% for Acorn TV and 82% for UMC. The assumed monthly subscription fee paid by subscribers is consistent with our current pricing.

  (ii)
  Content acquisition spend that is necessary to support subscriber growth, relative to revenues, is forecasted at average rates ranging between 20% to 30% for Acorn TV. Because UMC is in an earlier stage of development than Acorn TV, its annual forecasted content-spend as a percentage of revenues decreases over time and ranges between 20% to 190% for the forecasted period.

  (iii)
  Gross margins assumed for Acorn TV are relatively constant at approximately 69%. UMC gross margins are forecasted to improve as the channel is further developed. Forecasted gross margins for UMC ranges between 25% to 65% over the forecasted period.

  (iv)
  Per-subscriber acquisition cost is forecasted at $20 to $30 for Acorn TV and $7 to $15 for UMC. Churn rates assumed are consistent with current experience for both channels.

  (v)
  CAGR for operating expenses (excluding marketing expenses) is 9% for the forecasted period.

Other Segments

  (i)
  Revenues are based on existing content acquisition and development efforts as well as current market trends. The resulting CAGR for revenues is (1)% for the forecasted period. The declining CAGR reflects the consumers' shift from owning content to consuming content through subscription services. Assumed content acquisition spend in terms of revenues averages between 45% to 50% for the forecasted period.

  (ii)
  Gross margins assumed is consistent with current margins and ranges between 30% to 35% for the forecasted period.

  (iii)
  Operating expenses (excluding marketing expenses) are assumed to be variable ranging between 12% to 17% of revenues for the forecasted period.

  (iv)
  Equity earnings range between $6.7 million and $7.6 million for the forecasted period.

Other

  •
  Corporate costs are assumed to be 11% of total revenues for the forecasted period.

        When arriving at the Adjusted Case Forecast, Company management projected changed certain assumptions as follows:

  •
  For our digital channels, reduced the subscriber growth rate assumptions resulting in a CAGR of 13% for Acorn TV and 57% for UMC.

  •
  For our other segment revenues, increased the rate of decline resulting from consumers shifting from owning content to consuming content through subscription services. The revised assumption lowered the CAGR for other segment revenues to (7)% for the forecasted period.

  •
  Normalization of ACL's earnings, which resulted in a decrease of forecast ACL equity earnings to a constant $5.9 million beginning in 2019.

        All other assumptions were effectively unchanged.

Financing of the Merger

        Parent plans to provide Merger Sub with the necessary funds to pay for the Merger with Parent's or its affiliates' cash on hand. The Merger Agreement does not contain any financing-related contingencies or financing conditions to the obligations of Parent and Merger Sub to complete the Merger. In order to ensure certainty regarding the financial ability of Parent and Merger Sub to consummate the Merger pursuant to the Merger Agreement, AMC has irrevocably and unconditionally guaranteed the due and punctual payment by Parent and Merger Sub of the Per Share Merger Consideration, the Preferred Stock Consideration, the 2015 Warrant Consideration, all payments due to the holders of the Company's outstanding equity awards, and all payments in respect of directors' and officers' indemnification and insurance contemplated by the Merger Agreement, in each case, as and when due and payable pursuant to the Merger Agreement, as described in detail above under "The Merger Agreement—Ultimate Parent Guarantee" beginning on page [    •    ] of this Proxy Statement.

Interests of the Company's Directors and Executive Officers in the Merger

Overview

        The vested shares of Common Stock held by our directors and executive officers (other than the Johnson Entities) will be treated in the same manner as outstanding shares of Common Stock held by our other Stockholders.

        Aside from their interests as Stockholders of the Company, certain of our directors and officers have certain interests in the Merger that may be different from, or in addition to, your interests as a Stockholder generally. In addition, John Hsu and Arlene Manos, AMC's designated directors who currently serve on the Board, have relationships with AMC. John Hsu is employed by Parent and AMC, which, together will control the Company following the Merger. Arlene Manos is a former employee of AMC and has provided consulting services to AMC since January 2017. See "Interests of Directors and Officers in Common Stock" beginning on page [    •    ] of this Proxy Statement for a discussion of the Common Stock held by these individuals. In considering the recommendation of the Special Committee that you vote to approve the Merger Agreement, you should be aware of these interests. The Special Committee was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommend that you vote for approval of the Merger Agreement.

        In particular, as is described elsewhere in this Proxy Statement, pursuant to the terms of the Contribution Agreement, the Johnson Entities have agreed to exchange, immediately prior to the Effective Time, all of their shares of Common Stock and 2015 Warrants, constituting the Rollover Shares, for equity interests of Parent in connection with the Merger. As a result, the Rollover Shares will not be converted into the right to receive the Per Share Merger Consideration at the Effective Time. See "The Merger Agreement—The Contribution Agreement" beginning on page [    •    ] of this Proxy Statement.

        Other interests of our directors and executive officers in the Merger that may be different from, or in addition to, those of other Stockholders of the Company, include, but are not limited to:

  •
  the treatment of the Company Stock Awards in the Merger, which is described in more detail under "Effect of the Merger on Company Stock Awards" beginning on page [    •    ] of this Proxy Statement;

  •
  conversion, at the Effective Time, of Eligible 2015 Warrants, beneficially owned by Wolverine Flagship Fund Trading Limited and Sudbury Capital Fund, L.P., who are represented on the Board by John Ziegelman and Dayton Judd, respectively, into the right to receive the 2015 Warrant Consideration (See "The Merger Agreement—Effect of the Merger on the Common Stock; Preferred Stock; 2015 Warrants" beginning on page [    •    ] of this Proxy Statement); and

  •
  payment of compensation to the Special Committee members, not to exceed in the aggregate $100,000 per member, in connection with their services to the Company with respect to the Merger (which compensation is not conditioned on the consummation of the Merger).

        In addition, all Eligible Preferred Shares for which a change-of-control purchase election has been made by their record holders pursuant to the applicable certificates of designation, will be entitled to elect to receive an amount in cash, without interest, equal to the Preferred Stock Consideration. Any holder of Preferred Stock that does not make such election within 180 days following the Effective Time will be entitled to receive, in respect of each Eligible Preferred Share for which the holder fails to make such election, a security to be issued by the Surviving Corporation, as provided in the applicable certificate of designation. See "The Merger Agreement—Effect of the Merger on the Common Stock; Preferred Stock; 2015 Warrants" beginning on page [    •    ] of this Proxy Statement. Most of the Eligible Preferred Shares are beneficially owned by Wolverine Flagship Fund Trading Limited and Sudbury Capital Fund, L.P., who are represented on the Board by John Ziegelman and Dayton Judd, respectively.

        Each of these interests is discussed in more detail below. The dates used below to quantify these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur.

Interests of Directors and Officers in Common Stock

        Except as set forth below under the heading "The Merger—The Contribution Agreement and Rollover Shares of Johnson Entities" on page [    •    ] of this Proxy Statement, all of the Company's executive officers and directors who own Common Stock will receive the same Per Share Merger Consideration, without interest thereon and less any required withholding taxes, and otherwise on the same terms and conditions as all other Stockholders. As of the date of this Proxy Statement, the directors and executive officers together owned 582,331 shares of Common Stock, or approximately 3.73% of the issued and outstanding shares of Common Stock as of such date. The foregoing number of shares of Common Stock held by our executive officers and directors does not include (i) any shares of Common Stock issuable upon conversion of Preferred Stock held by such individuals, (ii) any shares of Common Stock issuable upon exercise of 2015 Warrants held by such individuals or (iii) any shares of Common Stock issuable in respect of Company Stock Awards held by such individuals. For a description of the treatment of Company Stock Awards held by the directors and executive officers, see below under the heading "Effect of the Merger on Company Stock Awards" beginning on page [    •    ] of this Proxy Statement.

        The following table sets forth, as of the Record Date, the cash consideration that our Chief Executive Officer, our Principal Financial and Accounting Officer and each non-employee director (excluding Robert L. Johnson) would be entitled to receive if the Merger is consummated with respect to their shares of Common Stock.

Name	Position	Number of Shares	Aggregate Merger Consideration Payable for Shares
Miguel Penella	Director; Chief Executive Officer	252,797	$1,579,981.25
Mark Nunis	Principal Financial and Accounting Officer	5,648	$35,300.00
Dayton Judd	Director	53,960	$337,250.00
Andor (Andy) M. Laszlo	Director	59,344	$370,900.00
Scott R. Royster	Director	55,562	$347,262.50
H. Van Sinclair	Director	40,308	$251,925.00
John Ziegelman	Director	—	—
John Hsu	Director	—	—
Arlene Manos	Director	10,344	$64,650.00
Total		477,963	$2,987.268.75

Effect of the Merger on Company Stock Awards

        With respect to Company Stock Awards, the Merger Agreement provides that:

  •
  At the Effective Time, (1) each (A) outstanding award of Company Options (or portion thereof) that is vested and exercisable and (B) outstanding and unvested award of Company Options scheduled to vest before 2020 will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Option Consideration, and (2) each outstanding and unvested award of Company Options scheduled to vest after 2019 will be cancelled and converted into a Converted Option Award.

  •
  At the Effective Time, each Company Restricted Share that is outstanding immediately prior to the Effective Time will become fully vested and will be entitled to receive the Per Share Merger Consideration, less any applicable withholding taxes.

  •
  At the Effective Time, each unvested Company RSU that is scheduled to vest before 2020 will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Stock Unit Consideration, and each unvested Company RSU that is scheduled to vest after 2019 will be cancelled and converted into a Converted RSU Award.

  •
  At the Effective Time, each unvested Company PSU that is earned based on performance as of the Effective Time, as determined in accordance with the Merger Agreement and the applicable award agreement, will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Stock Unit Consideration, and a prorated portion (as calculated in accordance with the applicable award agreement) of any Company PSUs that are not earned at the Effective Time will be cancelled and converted into in a Converted PSU Award. Any Company PSUs that do not vest or convert into a Converted PSU Award will be forfeited at the Effective Time for no consideration.

Golden Parachute Compensation to Executive Officers

        The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K, which requires disclosure of information about certain compensation for each of the named executive officers that is based on or otherwise relates to the Merger. For purposes of this discussion, "single-trigger" refers to benefits that arise solely as a result of the closing of the Merger and "double-trigger" refers to benefits that require both the closing of the Merger as well as a termination without "cause" or for "good reason" within one year following the closing of the Merger.

Name	Position	Payment in Respect of Company Options ($)(1)	Payment in Respect of Company Restricted Shares ($)(2)	Payment in Respect of Company RSUs($)(3)	Payment in Respect of Company PSUs ($)(4)	Total
Miguel Penella	Chief Executive Chairman and Director	$4,787,300	$191,300	$1,406,250	$2,695,313	$9,080,163
Mark Nunis	Principal Financial and Accounting Officer			$30,631		$30,631

(1)
Represents amounts payable in respect of Company Options in connection with the Merger. For a description of the treatment of Company Stock Awards in the Merger, see "Effect of the Merger on Company Stock Awards" beginning on page [    •    ] of this Proxy Statement. Of this amount, $2,512,300 is attributable to a single-trigger arrangement and $2,275,000 is attributable to a double-trigger arrangement.

(2)
Represents amounts payable in respect of Company Restricted Shares in connection with the Merger. For a description of the treatment of Company Stock Awards in the Merger, see "Effect of the Merger on Company Stock Awards" beginning on page [    •    ] of this Proxy Statement. All of this amount is attributable to a single-trigger arrangement.

(3)
Represents amounts payable in respect of Company RSUs in connection with the Merger. For a description of the treatment of Company Stock Awards in the Merger, see "Effect of the Merger on Company Stock Awards" beginning on page [    •    ] of this Proxy Statement. Of the amount payable to Mr. Penella, $468,750 is attributable to a single-trigger arrangement and $937,500 is attributable to a double-trigger arrangement, and of the amount payable to Mr. Nunis, $15,419 is attributable to a single-trigger arrangement and $15,212 is attributable to a double-trigger arrangement.

(4)
Represents amounts payable in respect of Company PSUs in connection with the Merger. For a description of the treatment of Company Stock Awards in the Merger, see "Effect of the Merger on Company Stock Awards" beginning on page [    •    ] of this Proxy Statement. Of this amount, $937,500 is attributable to a single-trigger arrangement and $1,757,813 is attributable to a double-trigger arrangement, assuming that

  150,000 Company PSUs are earned based on performance as of the Effective Time, 281,250 Company PSUs are converted into a Converted PSU Award and all other Company PSUs are forfeited at the Effective Time for no consideration.

Company Stock Awards Payments to Non-Employee Directors

        In connection with the Merger, each Company Restricted Share that is outstanding immediately prior to the Effective Time will become fully vested and will be entitled to receive the Per Share Merger Consideration. Each of Messrs. Laszlo, Royster, Sinclair and Judd and Ms. Manos will receive $92,220 in respect of the Company Restricted Shares that he or she holds. Messrs. Ziegelman and Hsu do not hold any Company Restricted Shares.

Contribution Agreement and Rollover Shares of Johnson Entities

        On July 29, 2018, the Johnson Entities entered into the Contribution Agreement, pursuant to which the Johnson Entities agreed to contribute all of their Common Stock and 2015 Warrants to Parent in exchange for, at the Effective Time, Rollover Shares representing approximately 17% of the Equity Interests in Parent.

        At the closing of the Merger, RLJ SPAC and Mr. Johnson will enter into agreements with respect to Mr. Johnson's liquidity, governance rights and role at the surviving corporation following the closing of the transaction.

Employment Arrangements Following the Merger

        Pursuant to separate agreements which will be entered into after the closing of the Merger, Mr. Johnson will serve as Chairman of the board of directors of Parent following the Merger and will receive a customary payment for his services as Chairman.

        Certain of the executive officers of the Company may enter into arrangements with Parent or its Affiliates regarding the terms of their employment with the Company or Parent following the Merger. The terms of any such arrangement, if any, have not yet been determined. There can be no assurance that any mutually acceptable agreements or arrangements can or will be agreed between management of the Company and Parent and what the terms thereof will be.

Director and Officer Indemnification and Insurance

        Under Nevada law, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding, if he is not liable under the codification of the business judgment rule set forth in NRS 78.138 or acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. However, with respect to actions by or in the right of the corporation, no indemnification will be made with respect to any claim, issue or matter as to which such person will have been adjudged to be liable to the corporation unless and only to the extent a court determines that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. A director or officer who is successful, on the merits or otherwise, in defense of any proceeding subject to the Nevada corporate statutes' indemnification provisions must be indemnified by the corporation for reasonable expenses incurred in connection therewith, including attorneys' fees. NRS 78.7502.

        The Company's Bylaws provide that we will indemnify and hold harmless to the fullest extent permitted by Nevada law, any person who was or is a party to, or is threatened to be made a party to, or is otherwise involved in, any threatened, pending, or completed action, suit or proceeding (including, without limitation, an action, suit or proceeding by or in the right of the Company), whether civil, criminal, administrative, or investigative ("Proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or member, manager or managing member of a predecessor limited liability company or affiliate of such limited liability company or is or was serving in any capacity at the request of the Company as a director, officer, employee, agent, partner, member, manager or fiduciary of, or in any other capacity for, another corporation or any partnership, joint venture, limited liability company, trust, or other enterprise, against all expense, liability and loss (including, without limitation, attorneys' fees, judgments, fines, taxes, penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by person in connection with any Proceeding; provided that such person either is not liable pursuant to NRS 78.138 or acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any Proceeding that is criminal in nature, had no reasonable cause to believe that his or her conduct was unlawful.

        The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that such person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the Company, or that, with respect to any criminal proceeding he or she had reasonable cause to believe that his or her conduct was unlawful.

        We maintain insurance policies insuring our directors and officers, including those of our subsidiaries, against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Effect of the Merger Agreement on Directors' and Officers' Indemnification and Insurance

        The Merger Agreement provides that, from and after the Effective Time, to the fullest extent permitted under applicable law, the Company's Organizational Documents, the Surviving Corporation will indemnify and hold harmless Indemnified Parties from and against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, arising out of or otherwise related to any proceeding with respect to matters existing or occurring at or prior to the Effective Time (including any Merger-related litigation) arising out of or related to the fact that such Indemnified Party was an officer or director of the Company or a Subsidiary of the Company, whether asserted or claimed prior to, at or after the Effective Time. Parent or Surviving Corporation will also advance expenses as incurred to the fullest extent permitted under applicable law; provided that any Person who whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to Indemnification.

        Prior to the Effective Time, the Company will and, if the Company is unable to, Parent will cause the Surviving Corporation to obtain and fully pay the premium for all "run off" or "tail" insurance policies for the extension of (i) the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, and (ii) the Company's existing fiduciary liability insurance policies, for a claims reporting or discovery period of the six-year period following the Effective Time from one or more insurance carriers with the same or better credit rating as the Company's insurance carrier as of the date of the Merger Agreement with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company's existing policies with respect to matters existing or occurring at or prior to the Effective Time (including without respect to any Merger-related litigation).

        If the Company and the Surviving Corporation for any reason fail to obtain such "run off" or "tail" insurance policies as of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, continue to maintain in effect, for a six-year period following the effective time, the D&O Insurance in place as of the date of the Merger Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company's existing policies as of the date of the Merger Agreement, or the Surviving Corporation will, and Parent will cause the Surviving Corporation to, purchase comparable D&O Insurance for a six-year period following the Effective Time with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date of the Merger Agreement. However, in no event will the annual cost of the D&O Insurance exceed during the six-year period following the effective time 300% of the current aggregate annual premium paid by the Company for such purpose. If the cost of such insurance coverage exceeds such amount, the Surviving Corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        During the six-year period following the Effective Time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement, will not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

        The foregoing summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A hereto.

Advisory Vote on Merger-Related Compensation

        In accordance with Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is providing its Stockholders with the opportunity to cast an advisory (non-binding) vote on the compensation that will or may become payable to the Chief Executive Officer and the Principal Financial and Accounting Officer of the Company in connection with the Merger, which is summarized and included under the heading "Interests of Company's Directors and Executive Officers in the Merger" beginning on page [    •    ] of this Proxy Statement. That summary includes all compensation that may be paid or become payable to the Company's named executive officers by the Company in connection with the Merger.

        As required by Section 14A of the Exchange Act, the Company is asking its Stockholders to vote on the adoption of the following resolution:

        "FURTHER RESOLVED, by the Stockholders of the Company, that employment compensation that may be paid or become payable to the Chief Executive Officer and the Principal Financial and Accounting Officer, in connection with the Merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed in "Interests of the Company's Directors and Executive Officers in the Merger," is hereby APPROVED."

        The vote on executive compensation payable in connection with the Merger is a vote separate and apart from the vote on the proposal to approve the Merger Agreement. Accordingly, you may vote to approve the executive compensation and vote not to approve the Merger Agreement and vice versa. Because the vote to approve the executive compensation is advisory in nature only, it will not be binding on either the Company or Parent. Because the Company is contractually obligated to pay such executive compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the proposal to approve the Merger Agreement is approved and regardless of the outcome of the advisory vote.

        Approval of the advisory resolution on executive compensation payable to the Company's Chief Executive Officer and the Principal Financial and Accounting Officer in connection with the Merger requires the affirmative vote of a majority of the votes cast at the Special Meeting. Abstentions will have the same effect as a vote "AGAINST" the proposal, but the failure to vote your shares will have no effect on the outcome of the proposal. Broker non-votes will have no effect on the outcome of the proposal.

        THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

Material U.S. Federal Income Tax Consequences of the Merger

        The following discussion is a summary of material U.S. federal income tax consequences of the Merger to U.S. Holders and certain non-U.S. Holders (each as defined below) whose shares of Common Stock are converted into the right to receive cash in the Merger. This summary is for general information purposes only. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), and applicable Treasury Regulations, rulings, administrative pronouncements and judicial decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. Any such changes could affect the accuracy of the statements and conclusions set forth herein. This summary is not binding on the Internal Revenue Service (the "IRS") or a court, and there can be no assurance that the tax consequences described in this summary will not be challenged by the IRS or that they would be sustained by a court if so challenged. No ruling has been or will be sought from the IRS, and no opinion of counsel has been or will be rendered as to the U.S. federal income tax consequences of the Merger.

        This discussion is limited to the U.S. federal income tax consequences to holders of Common Stock who hold the Common Stock as capital assets within the meaning of Section 1221 of the Code (i.e., generally, held for investment). It does not consider all aspects of U.S. federal income taxation that may be relevant to particular holders in light of their individual circumstances or to certain types of holders subject to special tax rules including, for example, small business investment companies, brokers, dealers in securities or currencies, banks and other financial institutions, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, hybrid entities, certain former citizens or residents of the United States, individual retirement and other tax-deferred accounts, tax-exempt entities, insurance companies, partnerships or other pass-through entities or investors in those entities, persons holding Common Stock as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to the alternative minimum tax or who received Common Stock pursuant to Company Restricted Shares or Company RSU grants or pursuant to the exercise of employee stock options or otherwise as compensation. This summary does not purport to address the U.S. federal income tax consequences of the transactions to Stockholders who will actually or constructively (under the rules of Section 318 of the Code) own any stock of the Company, AMC, Parent or Parent's subsidiaries following the Merger, and it does not address the impact of the Medicare contribution tax on net investment income, state, local or foreign tax considerations or any U.S. federal tax considerations other than U.S. federal income tax (for example, U.S. estate or gift tax considerations). Further, this summary does not address any tax consequences of the Merger to holders of warrants, options, shares of restricted stock, performance stock units or restricted stock units. Such holders should consult their tax advisors regarding the tax consequences of the Merger to them.

        For purposes of this discussion, a "U.S. Holder" is a beneficial owner of shares of Common Stock that is, for U.S. federal income tax purposes: (i) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the U.S. federal income tax laws; (ii) a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) that is created or organized in or under the law of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election to be treated as a United States person to the extent provided in applicable Treasury Regulations. A "Non-U.S. Holder" is any beneficial owner of Common Stock who for U.S. federal income tax purposes is a nonresident alien individual or a corporation, trust or estate that is not a U.S. Holder.

        If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds Common Stock, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding Common Stock, you should consult your tax advisor regarding the U.S. federal income tax consequences of the Merger to such partner.

  U.S. Holders

        The exchange of Common Stock for cash pursuant to the Merger generally will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for Common Stock pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any withholding tax) and the U.S Holder's adjusted tax basis in the Common Stock exchanged for cash pursuant to the Merger. A U.S. Holder's adjusted tax basis in the Common Stock will generally equal the price the U.S. Holder paid for such Common Stock. Gain or loss will be determined separately for each block of Common Stock (that is, Common Stock acquired at the same cost in a single transaction) exchanged for cash pursuant to the Merger. Such gain or loss generally will be long-term capital gain or loss provided that a U.S. Holder's holding period for such Common Stock is more than one year at the time of consummation of the Merger. Long term capital gain recognized by an individual and certain other non-corporate U.S. Holders are generally taxed at preferential U.S. federal income tax rates. A U.S. Holder's ability to deduct capital losses may be limited.

  Non-U.S. Holders

        Payments made to a Non-U.S. Holder with respect to the Common Stock that are exchanged for cash pursuant to the Merger generally will not be subject to U.S. federal income or withholding tax, unless:

  •
  such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are satisfied, in which case, the Non-U.S. Holder generally will be subject to tax at a rate of 30% (or lower applicable treaty rate) on the amount by which its U.S.-source gains from sales or exchanges of capital assets exceed its U.S.-source losses from such sales or exchanges during its taxable year in which the Merger occurs;

  •
  the gain with respect to the Common Stock is effectively connected with such Non-U.S. Holder's conduct of a trade or business in the United States (and, if an income tax treaty applies and so requires, is attributable to such Stockholder's permanent establishment or fixed base in the United States), in which case, the Non-U.S. Holder generally will be required to pay U.S. federal income tax on the net gain derived from the disposition of Common Stock pursuant to the Merger in the same manner as U.S. Holders, as described above, and if such Non-U.S. Holder is a corporation, it may be subject to a 30% branch profits tax (or lower applicable treaty rate) on its effectively connected earnings and profits attributable to such gain; or

  •
  we are or have been a "United States real property holding corporation" (a "USRPHC") for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger and the period that such Non-U.S. Holder held such Common Stock, and the Non-U.S. Holder owned, actually or constructively, more than 5% of Common Stock at any time during the five-year period preceding the Merger. The determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests. The Company does not believe it is, or has been during the five years preceding the Merger, a USRPHC for U.S. federal income tax purposes.

  Backup Withholding and Information Reporting

        A U.S. Holder whose Common Stock is exchanged for cash pursuant to the Merger may be subject to information reporting and backup withholding tax at the applicable rate, unless the U.S. Holder (i) timely furnishes an accurate taxpayer identification number and otherwise complies with applicable U.S. information reporting or certification requirements (typically by completing and signing an IRS Form W-9, a copy of which will be included as part of the letter of transmittal to be timely returned to the paying agent) or (ii) is a corporation or other exempt recipient and, when required, establishes such fact. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

        In general, Non-U.S. Holders whose Common Stock is exchanged for cash pursuant to the Merger will not be subject to U.S. backup withholding and information reporting if they provide the paying agent with an applicable IRS Form W-8 and neither we nor the paying agent has actual knowledge (or reason to know) that the relevant Non-U.S. Holder is a U.S. Holder. If the Common Stock is held through a non-U.S. partnership or other flow-through entity, certain documentation requirements also may apply to the partnership or other flow-through entity. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder's U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

        THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL OF THE TAX CONSEQUENCES RELATING TO THE MERGER. EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES (INCLUDING THE STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES) OF THE MERGER TO IT IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES.

Regulatory Approvals

        There are no U.S. Governmental Approvals needed to effectuate the Merger or consummate the other transactions contemplated by the Merger Agreement.

Fee and Expenses

        We have retained MacKenzie Partners, Inc., an independent proxy solicitation firm, to assist in the proxy solicitation. We will pay a fee of $10,000 plus reasonable out-of-pocket expenses for their assistance. We will indemnify MacKenzie Partners, Inc. against any losses arising out of its proxy soliciting services on our behalf.

        Whether or not the Merger is completed, in general, all fees and expenses incurred in connection with the Merger will be paid by the party incurring those fees and expenses. Total fees and expenses incurred or to be incurred by the Company in connection with the Merger are estimated at this time to be as follows:

Amount to be Paid ($)
Financial advisory fee and expenses
Legal, accounting and other professional fees
SEC filings fees
Proxy solicitation, printing and mailing costs
Miscellaneous

        These costs and expenses will not reduce the Per Share Merger Consideration to be received by the Non-Affiliate Common Stockholders.

Effective Time of Merger

        If the Merger is approved by our Stockholders at the Special Meeting, then, subject to the satisfaction or, to the extent permitted by applicable law, waiver of certain conditions set forth in the Merger Agreement, we anticipate that the Merger will be completed promptly thereafter. The Effective Time will occur as soon as practicable on the closing date of the Merger upon the filing with and acceptance by the Secretary of State of the State of Nevada of Articles of Merger executed in accordance with the relevant provisions of the NRS (or at such later time as we, Parent and Merger Sub may agree and as specified in the Articles of Merger).

Payment of Merger Consideration and Surrender of Stock Certificates; Payment for Company Stock Awards

        Prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Paying Agent, in trust for the benefit of the Stockholders, an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of the Per Share Merger Consideration.

        Within three business days following the Effective Time, Parent will cause the Paying Agent to mail or otherwise provide each holder of record of Eligible Shares, Eligible Preferred Shares or Eligible 2015 Warrants, a notice advising such holders of the effectiveness of the Merger (including a customary letter of transmittal) and instructions for use in effecting the surrender of certificates that formerly represented shares of Common Stock or non-certificated shares represented by book-entry in exchange for the Per Share Merger Consideration. You will not be entitled to receive the Per Share Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your shares of Common Stock are certificated, you must also surrender your stock certificate or certificates to the Paying Agent. If ownership of your shares of Common Stock is not registered in our transfer records, a check for any cash to be exchanged upon due surrender of any such Common Stock will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to Parent and the Paying Agent.

        You should not return your stock certificates with the enclosed proxy card and you should not forward your stock certificates to the Paying Agent without a letter of transmittal.

        As soon as reasonably practicable (but no later than the first regularly scheduled payroll date not less than 10 business days after the Closing Date or later vesting date with respect to Converted Option Awards, Converted RSU Awards and Converted PSU Awards), the Surviving Corporation will, through its payroll system, pay or cause to be paid to the holders of Company Stock Awards the cash amounts described under "Merger Agreement—Treatment of Company Options; Company Restricted Shares; Company RSUs; Company PSUs" beginning on page [    •    ] of this Proxy Statement. To the extent the holder of a Company Stock Award is not and was not at any time during the period in which such Company Stock Award was outstanding an employee of the Company, such amounts will not be paid through the payroll system, and instead will be paid by the Paying Agent, as described above.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This Proxy Statement include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, 15 U.S.C. 77r(b)(1)(A)-(B), as amended, and Section 21E of the Exchange Act, which reflect our current views as to future events and financial performance with respect to our operations, the expected completion and timing of the Merger and other information relating to the Merger. All forward-looking statements included in this document are based on information available to the Company on the date hereof. These statements are identifiable because they do not relate strictly to historical or current facts.

        There are forward-looking statements throughout this Proxy Statement, include, but are not limited to, statements under the headings "Summary Term Sheet," "Questions and Answers About the Special Meeting and the Merger," "The Special Meeting," "Special Factors" and "Important Information Regarding the Company," statements regarding the Company's proposed business combination transaction with AMC, all statements regarding the Company's expected future financial position, results of operations, cash flows, dividends, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans, and objectives of management, and in statements containing words such as "aim," "anticipate," "approximate," "are confident," "believe," "estimate," "expect," "will be," "will continue," "will likely result," "project," "intend," "plan," "could," "would," "should," "will," "intend," "may," "potential," "upside," and other words and terms of similar meaning in conjunction with a discussion of future operating or financial performance or other future events.

        Such forward-looking statements are inherently uncertain, and Stockholders and other potential investors must recognize that actual results may differ materially from the Company's expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management's current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause its actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company's filings with the SEC.

        You should be aware that forward-looking statements involve known and unknown risks and uncertainties. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management's views only as of the date as of which the statements were made. We cannot guarantee any future results, levels of activity, performance or achievements. Although we believe that the expectations reflected in these forward-looking statements are based upon reasonable assumptions, we give no assurance that the actual results or developments we anticipate will be realized, or even if realized, that they will have the expected effects on the business or operations of the Company. In addition to other factors and matters contained in this document, we believe the following risk factors could cause actual results to differ materially from those discussed in the forward-looking statements:

  •
  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

  •
  the inability to complete the proposed Merger due to the failure to satisfy other conditions to completion of the proposed Merger;

  •
  risks related to disruption of management's attention from the Company's ongoing business operations due to the pendency of the Merger;

  •
  the outcome of any legal proceedings, licensure proceedings, regulatory proceedings or enforcement matters that have been or may be instituted against the Company and others relating to the Merger Agreement and the transactions contemplated thereby;

  •
  the risk that the pendency of the Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the Merger;

  •
  the effect of the announcement or completion of the proposed Merger on the Company's relationships with its customers, suppliers, operating results and business generally;

  •
  the amount of the costs, fees, expenses and charges related to the Merger;

  •
  uncertainties as to the timing of completion of the Merger;

  •
  adverse effects on the Company's stock price resulting from the announcement of the Merger or the failure of the Merger to be completed;

  •
  competitive responses to the announcement of the Merger;

  •
  any changes in general economic and/or industry-specific conditions; and

  •
  and additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, which are discussed in reports we have filed with the SEC, including our most recent filings on Forms 10-Q and 10-K. See "Where You Can Find More Information" beginning on page [    •    ] of this Proxy Statement.

        Many of these risk factors are beyond the Company's control. The Company cautions Stockholders that any forward-looking statements made by it are not guarantees of future performance. Forward-looking statements speak only as of the date of this Proxy Statement. All subsequent written and oral forward-looking statements concerning the Merger or other matters addressed in this Proxy Statement and attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Except to the extent required by applicable law or regulation, we disclaim and do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date of this Proxy Statement or to reflect the occurrence of unanticipated events.

THE PARTIES TO THE MERGER AGREEMENT

The Parties to the Merger Agreement

RLJ Entertainment, Inc.
8515 Georgia Avenue
Suite 650
Silver Spring, MD 20910
(301) 608-2115

        RLJE is a premium digital channel company serving distinct audiences through its proprietary subscription-based digital channels, Acorn TV and UMC or Urban Movie Channel. Acorn TV features high-quality British and international mysteries and dramas. UMC showcases compelling urban programming including feature films, documentaries, original series, stand-up comedy and other exclusive content for African-American and urban audiences.

AMC Networks Inc.
11 Penn Plaza
New York, New York 10001
(646) 273-3606

        AMC owns and operates several of cable television's most recognized brands delivering high quality content to audiences and a valuable platform to distributors and advertisers. AMC manages its business through two operating segments: (i) National Networks, which principally includes AMC, WE tv, BBC AMERICA, IFC and SundanceTV; and AMC Studios, AMC's television production business; and (ii) International and Other, which principally includes AMC Networks International, AMC's international programming business; IFC Films, AMC's independent film distribution business; and AMC's owned subscription streaming services, Sundance Now and Shudder.

Digital Entertainment Holdings LLC
11 Penn Plaza
New York, New York 10001
(646) 273-3606

        Parent is a Delaware limited liability company and a wholly owned subsidiary of AMC that was formed by AMC solely for the purpose of lending funds to RLJE and holding its interest in RLJE.

River Merger Sub Inc.
11 Penn Plaza
New York, New York 10001
(646) 273-3606

        Merger Sub is a Nevada corporation and a wholly owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the Merger in accordance with the terms and subject to the conditions of the Merger Agreement. To date, Merger Sub has not conducted any activities other than those related to its formation and completion of the transactions contemplated by the Merger Agreement. At the Effective Time, Merger Sub will cease to exist.

 THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

        This Proxy Statement is being furnished to our Stockholders as part of the solicitation of proxies by the Board of Directors for use at the Special Meeting to be held on [DATE], starting at 9:30 a.m., local time, at the offices of RLJ Entertainment, Inc. located at 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910, or at any postponement or adjournment thereof. At the Special Meeting, our Stockholders will be asked to vote on (i) the proposal to approve the Merger Agreement, (ii) the proposal to approve, by non-binding advisory vote, certain compensation that will or may become payable to the Company's Chief Executive Officer and Principal Financial and Accounting Officer in connection with the Merger, and (iii) the proposal to adjourn the Special Meeting, if necessary or appropriate (as determined by the Company).

        A copy of the Merger Agreement is attached as Annex A hereto, which we encourage you to read carefully in its entirety.

Special Committee Recommendation of the Merger Agreement

        The Special Committee, which has been granted the authority of the full Board with respect to the Merger, unanimously: (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are advisable, fair to, and in the best interests of, the Company and its Non-Affiliate Stockholders, (ii) adopted the Merger Agreement and the Merger and (iii) recommended that the Stockholders vote affirmatively to approve the Merger Agreement at the Special Meeting.

        Accordingly, the Special Committee recommends that the Stockholders vote "FOR" the proposal to approve the Merger Agreement.

        The Special Committee also recommends that the Stockholders vote "FOR" the proposal to approve the adjournment of the Special Meeting, if necessary or appropriate (as determined by the Company).

        In addition, the Board recommends that the Stockholders vote "FOR" the proposal to approve, on an advisory (non-binding) basis, the compensation that will or may become payable to the Chief Executive Officer and the Principal Financial and Accounting Officer of the Company in connection with the Merger, as disclosed in the table under "Special Factors—Interests of the Company's Directors and Executive Officers in the Merger," beginning on page [    •    ] of this Proxy Statement.

Record Date and Quorum

        We have fixed the close of business on [DATE], as the Record Date for the Special Meeting, and only holders of record of shares of Common Stock on the Record Date are entitled to vote at the Special Meeting. You are entitled to receive notice of, and to vote at, the Special Meeting if you owned shares of Common Stock at the close of business on the Record Date. You will have one vote for each share of Common Stock that you owned on the Record Date. As of the Record Date, there were [SHARES] shares of Common Stock issued and outstanding, and entitled to vote at the Special Meeting.

        Holders of a majority of the votes entitled to be cast at the Special Meeting must be present, in person or by proxy, at the Special Meeting to achieve the required quorum for the transaction of business at the Special Meeting. Therefore, the presence in person or by proxy of our Stockholders representing at least [SHARES] votes will be required to establish a quorum. Common Stock represented at the Special Meeting but not voted, including shares of Common Stock for which a Stockholder directs an "abstention" from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the Special Meeting.

Once a share is represented at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting. However, if a new record date is set for the adjourned Special Meeting, then a new quorum will have to be established. In the event that a quorum is not present at the Special Meeting, it is expected that the Special Meeting will be adjourned or postponed. If the Special Meeting is adjourned or postponed to a date more than 60 days later than the original meeting date, we must fix a new record date and deliver another notice of meeting.

Attendance

        Only Stockholders of record or their duly authorized proxies have the right to attend the Special Meeting. To gain admittance, you must present proof that you are a Stockholder of the Company as well as valid picture identification, such as a current driver's license or passport, in order to attend the meeting. If your shares of Common Stock are held through a bank, brokerage firm or other nominee, please bring to the Special Meeting a copy of your brokerage statement evidencing your beneficial ownership of our Common Stock and a valid photo identification. If you are the representative of a corporate or institutional Stockholder, you must present valid photo identification along with proof that you are the representative of such Stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the Special Meeting.

Vote Required

The Merger

        If a quorum is present, approval of the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Special Meeting. Under applicable Nevada corporate law and the Company Charter, approval of the Merger Agreement requires the affirmative vote (i.e., "for" the Merger Agreement) by the holders of a majority of the Company's outstanding voting power attributable to all outstanding classes of the Company's voting securities. The Common Stock is the only class of the Company's capital stock that has the right to vote in respect of and to approve (or disapprove) the Merger Agreement. It is, therefore, a condition to the obligations of each of Parent, Merger Sub and the Company under the Merger Agreement to consummate the Merger that such requisite Stockholder vote be obtained (in person or by proxy) at the Special Meeting.

        As of the date of this Proxy Statement, AMC, through DEH, currently owns approximately 30.0% of the outstanding Common Stock, in addition to the AMC Warrants which, if exercised by AMC, in full (or in substantial part), would result in AMC beneficially owning in the aggregate a majority of the voting power attributable to all of the outstanding Common Stock. AMC has notified the Company that it intends to exercise the AMC Warrants, in full (or in substantial part), prior to the Record Date and that it will vote all shares of Common Stock owned by AMC in favor of approval of the Merger Agreement and the transaction contemplated thereby, including the Merger, at the Special Meeting. AMC, following exercise in full (or in substantial part) of the AMC Warrants, will beneficially own at least 50.1% of the outstanding Common Stock. Accordingly, upon AMC's exercise, in full (or in substantial part), of the AMC Warrants, AMC will have the requisite voting power and ability at the Special Meeting to unilaterally cause the approval of the Merger Agreement by the Stockholders (without any need for any additional votes by any other Stockholder). Pursuant to the Voting Agreement, the Johnson Entities, who beneficially owned approximately 43.5% of the issued and outstanding shares of Common Stock as of the date of this Proxy Statement (but will own a smaller percentage of the outstanding Common Stock once AMC exercises all or a substantial part of the AMC Warrants prior to the Record Date), have agreed, among other things, to affirmatively vote all of their shares of Common Stock at the Special Meeting "for" the approval of the Merger Agreement and have granted to Parent an irrevocable proxy to secure the performance of their voting obligations under the Voting Agreement. Such voting obligations will automatically terminate upon any termination of the Merger Agreement in accordance with its terms, including if the Special Committee makes any Recommendation Change with respect to the Merger Agreement. See "The Merger Agreement—The Voting Agreement" beginning on page [    •    ] of this Proxy Statement.

Executive Compensation

        If a quorum is present, approval, by non-binding, advisory vote, of certain compensation that will or may become payable to the Company's Chief Executive Officer and Principal Financial and Accounting Officer in connection with the Merger will be approved if the number of votes cast at the special in favor of such proposal exceeds the number of votes cast opposing such proposal. The outcome of this vote is not binding on the Company.

Adjournment

        If a quorum is present, approval of the proposal to adjourn the Special Meeting, if necessary or appropriate (as determined by the Company), requires that the number of votes cast at the Special Meeting, whether in person or by proxy, in favor of adjournment exceeds the number of votes cast opposing adjournment.

        Abstentions will not be counted as votes cast in favor of the proposal to approve the Merger Agreement, the proposal to approve, by non-binding, advisory vote, of certain compensation that will or may become payable to the Company's Chief Executive Officer and Principal Financial and Accounting Officer in connection with the Merger or the proposal to adjourn the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies. If you fail to submit a proxy or to vote in person at the Special Meeting, or abstain, it will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement, but will not affect the outcome of any other proposal.

        If your shares of Common Stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares of Common Stock, the "Stockholder of record." This Proxy Statement and proxy card have been sent directly to you by the Company.

        If your shares of Common Stock are held through a bank, brokerage firm or other nominee, you are considered the "beneficial owner" of shares of Common Stock held in street name. In that case, this Proxy Statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those shares of Common Stock, the Stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your shares of Common Stock by following their instructions for voting.

        Under the rules of the Nasdaq Capital Market, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on "routine" proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to approve the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such shares of Common Stock, banks, brokerage firms or other nominees are not empowered to vote those shares of Common Stock on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement.

        If you are a Stockholder of record, you may have your shares of Common Stock voted on matters presented at the Special Meeting in any of the following ways:

        Telephone Voting:    You can vote via telephone by calling the telephone number set forth on your proxy card. You will need your proxy card in hand when you call that number. You may vote via the Internet or telephone up until 11:59 p.m. Eastern Time the day before the Special Meeting.

        Internet Voting:    If you are a Stockholder of record, in addition to voting in person or by completing and mailing the proxy card, you may vote by using the Internet or by telephone. If you wish to vote via the Internet, access the website set forth on your proxy card and follow the instructions given. You will need your proxy card in hand when you access the website.

        Return Your Proxy Card by Mail:    To vote by mail, you may complete the enclosed proxy card and then sign, date and return it in the postage-paid reply envelope provided. Submitting a proxy now will not limit your right to vote at the Special Meeting if you decide to attend in person.

        Vote at the Meeting:    You may cast your vote in person at the Special Meeting. Written ballots will be passed out to Stockholders or legal proxies who want to vote in person at the meeting.

        Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

        Even if you plan to attend the Special Meeting, you are encouraged to vote your shares by proxy. You may still vote your shares in person at the meeting even if you have previously voted by proxy. If you are present at the meeting and desire to vote in person, your previous vote by proxy will not be counted.

        If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your shares of Common Stock voted. Those instructions will identify which of the above choices are available to you in order to have your Common Stock voted.

        Please note that if you are a beneficial owner and wish to vote in person at the Special Meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

        Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be filed with our Corporate Secretary by the time the Special Meeting begins. Please do not send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the Merger Consideration in exchange for your stock certificates.

        If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your Common Stock in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Common Stock should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

        If you properly sign your proxy card but do not mark the boxes showing how your shares of Common Stock should be voted on a matter, the shares of Common Stock represented by your properly signed proxy will be voted "FOR" the proposal to approve the Merger Agreement, "FOR" approval, by non-binding advisory vote, of certain compensation that will or may become payable to the Company's Chief Executive Officer and Principal Financial and Accounting Officer in connection with the Merger and "FOR" the proposal to adjourn the Special Meeting, if necessary or appropriate, to solicit additional proxies.

        If you have questions or need assistance voting your shares, please contact MacKenzie Partners at

1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

        WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

Proxies and Revocation

        Any Stockholder of record entitled to vote at the Special Meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the Special Meeting. If your shares of Common Stock are held in "street name" by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your Common Stock using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the Special Meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your shares of Common Stock will not be voted on any of the proposals described in this Proxy Statement, which will have the same effect as a vote "AGAINST" the proposal to approve the Merger Agreement, but will not affect the outcome of any other proposal.

        If you are a Stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the Special Meeting by:

  •
  delivering written notice to our Corporate Secretary at 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910;

  •
  executing and delivering to our Corporate Secretary at the address above a proxy bearing a later date;

  •
  attending the Special Meeting in person, at which time the powers of the proxy holders with respect to your shares will be revoked if you so request; or

  •
  submitting a vote by telephone or via the Internet with a later date.

        Please note that attendance at the Special Meeting will not, by itself, constitute revocation of your proxy.

        If you hold your shares in "street name," the broker, nominee, fiduciary or other custodian through which you hold your shares will instruct you as to how you may revoke or change your vote. You may also vote in person at the Special Meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Adjournments and Postponements

        Although it is not currently expected, the Special Meeting may be adjourned or postponed. Other than an announcement to be made at the Special Meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. However, if the Special Meeting is adjourned or postponed to a date more than 60 days later than the original meeting date, we must fix a new record date and deliver another notice of meeting.

Anticipated Date of Completion of the Merger

        The Company and Parent have agreed in the Merger Agreement to complete the Merger as soon as practicable. If the Merger Agreement is approved at the Special Meeting then, assuming timely satisfaction or, to the extent permitted by the Merger Agreement and applicable law, waiver of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.

Solicitation of Proxies

        The Company will bear all costs of this proxy solicitation. Proxies may be solicited by mail, in person, by telephone, or by facsimile or by electronic means by officers, directors and regular employees of the Company. In addition, to assist in the proxy solicitation we will pay MacKenzie Partners, Inc. a fee of $10,000 plus reasonable out-of-pocket expenses as compensation for their services. We will indemnify MacKenzie Partners, Inc. against any losses arising out of its proxy soliciting services on our behalf. The Company may also reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses to forward proxy materials to beneficial owners. Parent, directly or through one or more affiliates or representatives, may, at its own cost, also make solicitations of proxies by mail, telephone, facsimile or other contact in connection with the Merger.

Questions and Additional Information

        If you have more questions about the Merger, or require assistance in submitting your proxy or voting your shares or need additional copies of the Proxy Statement or the enclosed proxy card, please contact MacKenzie Partners, which is acting as the Company's proxy solicitation agent and information agent in connection with the Merger:

1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 (Call Collect)
or
 Call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

        If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

THE MERGER AGREEMENT

        This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this Proxy Statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A to this Proxy Statement. This description does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us, Parent or Merger Sub. Capitalized terms used herein but otherwise not defined herein will have the meanings ascribed to such terms in the Merger Agreement. Such information can be found elsewhere in this Proxy Statement and in the public filings we make with the SEC, as described in the section entitled, "Where You Can Find More Information," beginning on page [    •    ] of this Proxy Statement.

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement has been attached to this Proxy Statement as Annex A solely to inform you of its terms. It is not intended to provide any other factual information about the Company, Parent Merger Sub or any of their respective subsidiaries or affiliates. The Merger Agreement contains customary representations, warranties and covenants from the Company, Parent and Merger Sub, which were made only for purposes of that Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures; may not have been intended to be statements of fact, but rather, as a method of allocating contractual risk and governing the contractual rights and relationships between the parties to the Merger Agreement; and may apply standards of materiality in a way that is different from what may be viewed as material by Stockholders of the Company. Our Stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company's or Parent's public disclosures.

        The Company, Parent, Merger Sub and Ultimate Parent have entered into the Merger Agreement. Accordingly, unless otherwise expressly stated otherwise, all discussions in this Proxy Statement concerning the Merger, the Merger Agreement, and all transaction documentation, including all discussions concerning the events leading thereto, the applicable proceedings of the Special Committee, the fairness opinion, and all other considerations, all relate to the Merger Agreement.

Structure of the Merger; Charter and Bylaws; Directors and Officers

        The Merger Agreement provides that, at the Effective Time, Merger Sub will be merged with and into the Company, and following the Merger, the separate corporate existence of Merger Sub will cease. The Company will continue as the Surviving Corporation and a wholly owned subsidiary of Parent and will continue to exist and conduct business following the Merger.

        If the Merger is completed, our Common Stock will be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act and we will no longer be required to file periodic reports with the SEC.

        The Company Charter will be amended and restated in the Merger to read in their entirety as set forth on Exhibit A to the Merger Agreement, and such amended Company Charter will be the articles of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable law. The Company Bylaws will be amended and restated to read in their entirety as set forth on Exhibit B to the Merger Agreement, until thereafter amended as provided therein or by applicable law.

        At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time will be the only directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will be the only officers of the Surviving Corporation.

Terms of the Merger Agreement

        The following is a summary of certain provisions of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference. For a complete understanding of the Merger Agreement, you are encouraged to carefully read the full text of the Merger Agreement. Copies of the Merger Agreement, and any other filings that we make with the SEC with respect to the Merger, may be obtained in the manner set forth in "Where You Can Find More Information" beginning on page [    •    ] of this Proxy Statement. For the purposes of this section, capitalized terms used but not defined herein will have the meanings set forth in the Merger Agreement.

Effect of the Merger on the Common Stock; Preferred Stock; 2015 Warrants

Common Stock

        The Merger Agreement provides that each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) automatically will be converted into the right to receive the Per Share Merger Consideration. All such shares when so converted will no longer be outstanding and automatically will be cancelled and will cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such shares will cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration.

Preferred Stock

        The Merger Agreement provides that each Eligible Preferred Share for which a change-of-control cash purchase election has been made by the record holder thereof pursuant to Section 7(b) of the certificate of designation applicable to such Eligible Preferred Share will be entitled to receive the Preferred Stock Consideration. If any holder of Eligible Preferred Shares does not make such election and surrender such shares in exchange for the Preferred Stock Consideration within 180 days following the Closing Date, such holder will be entitled to receive, in respect of each Eligible Preferred Share for which the holder fails to make such election, a security to be issued by Surviving Corporation, as provided in the applicable certificate of designation. Parent is also required to comply with the notice and other obligations set forth in the certificates of designation in respect of the Preferred Stock, to the extent applicable, after the date of the Merger Agreement and prior to the Effective Date.

2015 Warrants

        The Merger Agreement provides that, at the Effective Time, each Eligible 2015 Warrant will be converted into the right to receive, as promptly as practicable after the Effective Time, the 2015 Warrant Consideration. For the avoidance of doubt, any Eligible 2015 Warrant which has an exercise price per share that is greater than or equal to the Per Share Merger Consideration will be cancelled at the Effective Time for no consideration, payment or right to consideration or payment.

Treatment of Company Options, Company Restricted Shares; Company RSUs; Company PSUs

Company Options

        The Merger Agreement provides that, at the Effective Time, (1) each (A) outstanding award of Company Options (or portion thereof) that is vested and exercisable and (B) outstanding and unvested award of Company Options scheduled to vest before 2020 will be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Option Consideration, and (2) each outstanding and unvested award of Company Options scheduled to vest after 2019 will be cancelled and converted into a Converted Option Award.

Company Restricted Shares

        The Merger Agreement provides that, at the Effective Time, each Company Restricted Share that is outstanding immediately prior to the Effective Time will become fully vested will be entitled to receive the Per Share Merger Consideration, less any applicable withholding taxes.

Company RSUs

        The Merger Agreement provides that, at the Effective Time, each unvested Company RSU that is scheduled to vest before 2020 will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Stock Unit Consideration, and each unvested Company RSU that is scheduled to vest after 2019 will be cancelled and converted into a Converted RSU Award.

Company PSUs

        The Merger Agreements provides that, at the Effective Time, each unvested Company PSU that is earned based on performance as of the Effective Time, as determined in accordance with the Merger Agreement and the applicable award agreement, will become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, the Stock Unit Consideration, and a prorated portion (as calculated in accordance with the applicable award agreement) of any Company PSUs that are not earned at the Effective Time will be cancelled and converted into in a Converted PSU Award. Any Company PSUs that do not vest or convert into a Converted PSU Award will be forfeited at the Effective Time for no consideration.

Representations and Warranties

        In the Merger Agreement, we have made customary representations and warranties to Parent and Merger Sub, including representations relating to:

  •
  Organization, Good Standing, and Qualification;

  •
  Subsidiaries;

  •
  Capital Structure;

  •
  Corporate Authority; Approval and Fairness Opinion;

  •
  Governmental Filings; No Violations; Certain Contracts;

  •
  Compliance with Laws; Licenses;

  •
  Company Reports;

  •
  Disclosure Controls and Procedures and Internal Control Over Financial Reporting;

  •
  Financial Statements; No Undisclosed Liabilities; "Off-Balance Sheet Arrangements"; Books and Records;

  •
  Litigation;

  •
  Absence of Certain Changes;

  •
  Company Material Contracts;

  •
  Subscribers;

  •
  Employee Benefits;

  •
  Labor Matters;

  •
  Environmental Matters;

  •
  Tax Matters;

  •
  Real Property;

  •
  Title to Tangible Property;

  •
  Intellectual Property;

  •
  Insurance;

  •
  Takeover Statutes;

  •
  Brokers and Finders; and

  •
  No Other Representations or Warranties; Non-Reliance.

        Some of the representations and warranties in the Merger Agreement made by us are qualified as to "materiality" or "Material Adverse Effect." For purposes of the Merger Agreement, "Material Adverse Effect" means any event, change, development, circumstance, fact or effect that, individually or taken together with any other events, changes, developments, circumstances, facts or effects is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its Subsidiaries (taken as a whole); provided, however, that none of the following, either alone or in combination, will be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

  (a)
  events, changes, developments, circumstances or facts in or with respect to the economy, credit, capital, securities or financial markets or political, regulatory, trade or business conditions in the countries in which the Company and its Subsidiaries operate or where their products or services are contracted for, distributed or sold;

  (b)
  events, changes, developments, circumstances, facts or effects that are the result of factors generally affecting the industries in which the Company and its Subsidiaries operate or in the geographic markets in which they operate or where their products or services are contracted for, distributed or sold;

  (c)
  any loss of, or adverse event, change, development, circumstance or fact in or with respect to, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with customers, employees, licensors, licensees, suppliers, distributors, partners or any similar relationship resulting from the entry into, or public announcement of, the Merger Agreement or any of the transactions contemplated by the Merger Agreement;

  (d)
  events or changes in applicable accounting standards, including GAAP, or in any applicable Law;

  (e)
  any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings; provided that any event, change, development, circumstance, fact or effect underlying such failure, to the extent not otherwise expressly excepted from being taken into account by any of clauses (a) through (k) of this definition of "Material Adverse Effect", may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

  (f)
  any event, change, development or effect resulting from acts of war (whether or not declared), sabotage, terrorism, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors (other than cyberattacks), any weather event or natural disaster, or any outbreak of illness or other public health event, epidemic or pandemic, however and by whomever (other than the Company, its Subsidiaries or any of their respective Affiliates or Representatives) caused;

  (g)
  any actions required to be taken by the Company or any of its Subsidiaries pursuant to the Merger Agreement (except for any obligation to operate in the ordinary course of business) or, with Parent's prior written consent pursuant to the Merger Agreement or at Parent's written request, any actions permitted to be taken by the Company or any of its Subsidiaries;

  (h)
  any action not taken by the Company or any of its Subsidiaries pursuant to the Merger Agreement or with Parent's prior written consent or at Parent's written request;

  (i)
  a decline in the market price of the Shares on the NASDAQ; provided that any event, change, development or effect underlying such decline in market price, to the extent not otherwise expressly excepted from being taken into account by any of clauses (a) through (k) of this definition of "Material Adverse Effect", may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

  (j)
  any Proceeding (whether direct or derivative, in the nature of a class action, or otherwise) arising out of or in connection with any actions or omissions, or alleging or asserting any breach of fiduciary duty or violation of any law, by any of Ultimate Parent or its affiliates or the Johnson Entities or their affiliates with respect to the negotiation, decision to enter into, execution, delivery or performance by the parties of the Merger Agreement;

  (k)
  any act or omission to act by Ultimate Parent, Parent, Merger Sub or the Johnson Entities (including any action, omission to act, breach or violation by Ultimate Parent, Parent, Merger Sub or any of the Johnson Entities of or with respect to any of their respective obligations and agreements under the Merger Agreement);

provided, further, that with respect to clauses (a), (b), (d) and (f) of this definition, such events, changes, developments, circumstances, facts or effects (as the case may be) will be taken into account in determining whether a "Material Adverse Effect" has occurred or would reasonably be expected to occur to the extent they adversely and disproportionately affect the Company and its Subsidiaries (taken as a whole) relative to the effect thereof on other companies of similar size operating in the geographic markets in which the Company or any of its Subsidiaries operates or its products or services are sold.

        In the Merger Agreement, Parent and Merger Sub have each made customary representations and warranties to us, including representations relating to:

  •
  Organization, Good Standing and Qualification;

  •
  Corporate Authority;

  •
  Government Filings; No Violations;

  •
  Compliance with Laws;

  •
  Litigation;

  •
  Absence of Certain Changes;

  •
  Available Funds;

  •
  Brokers and Finders; and

  •
  No Other Representations or Warranties; Non-Reliance.

        Some of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified by "knowledge" or subject to "materiality" or "Parent Material Adverse Effect" qualifiers. For purposes of the Merger Agreement, "Parent Material Adverse Effect" means, any event, change, development, circumstance, fact or effect that, individually or taken together with any other events, changes, developments, circumstances, facts or effects, is or would reasonable be expected to prevent, materially delay or materially impair the consummation by Parent of Merger Sub of the Merger or the transactions contemplated by the Merger Agreement.

Other Covenants and Agreements

Interim Operations

        The Merger Agreement provides that, except as expressly permitted by the Merger Agreement, as required by applicable law or as approved by Parent in writing (such approval not to be unreasonably withheld, conditioned or delayed), during the period from the date of the Merger Agreement until the Effective Time, we will, and will cause each of our subsidiaries to, conduct our and their business in the ordinary course consistent with past practice, and will use reasonable best efforts to preserve our business organizations intact and maintain satisfactory relations and goodwill with governmental entities, customers, suppliers, licensors, licensees, distributors, creditors, lessors, employees and business associates, and to keep available the services of our present employees and agents.

        From the date of the Merger Agreement to the Effective Time, we are subject to customary operating covenants and restrictions, including restrictions relating to (i) adopting or proposing any change to our Organizational Documents; (ii) mergers or consolidations of the Company or our subsidiaries, restructurings, reorganizations, or liquidations; (iii) acquiring assets from any other party, except in the ordinary course of business; (iv) the issuance, sale, pledge, disposal of, grant, transfer, lease, license guarantee, or other encumbrance of our stock, voting securities or equity interests in our subsidiaries; (v) entrance into any contract between us or a subsidiary and any directors or officers of the Company or certain beneficial owners of at least five percent (5%) of our stock; (vi) incurrence of any encumbrance on our assets; (vii) making any loans, advances, guarantees or capital contributions to any third party; (viii) declaring, making or paying a dividend or other distribution with respect to any of our capital stock except for dividends paid by any wholly owned subsidiary to the Company or to any other wholly owned subsidiary of the company and dividends required to be paid in accordance with the terms of existing Preferred Stock; (ix) reclassification, splitting, combination, subdivision, redemption or other purchase of any capital stock or securities exchangeable into capital stock, (x) incurrence of any indebtedness; (xi) entrance into any material contract in excess of $250,000; (xii) termination, amendment, modification of any rights pursuant to any material contract except in the ordinary course of business or such terminations, amendments or modifications as are replaced by a substantially similar property, product or service; (xiii) cancellation, modification, or waiver of any debts or claims held by us; (xiv) amendment, modification, termination or cancellation of any insurance policy; (xv) settlement of any trade accounts payable in excess of $100,000 individually or $250,000 in the aggregate; (xvi) changes in our legal structure or accounting policies or procedures; (xvii) entrance into any line of business in any geographic area other than existing lines of business and lines of products or services reasonable ancillary to an existing line of business; (xviii) making of any material changes to existing lines of business or our strategic plans; (xix) making, changing, or revoking any tax elections or tax accounting methods; (xx) transferring, selling, leasing, divesting, cancelling, or allowing to lapse any encumbrance upon any assets, licenses, product lines or business; (xxi) cancelling, abandonment, or lapse of any of our intellectual property rights; (xxii) amendment or failure to comply with any privacy or security policies or alteration of operation and security of any information technology assets used by us; (xxiii) increases in compensation or fees, bonuses, pensions, welfare or other benefits, including amendment or establishment of company benefit plans or grant of awards or acceleration of benefits thereunder or making of other material changes to company benefit plans; (xxiv) hiring any employee or engaging any independent contractor with an annual salary or fees in excess of $100,000; (xxv) joining as a party any collective bargaining agreement or other agreement with a labor organization; (xxvi) failure to maintain policies and procedures to ensure compliance with applicable regulations, including FCPA, Anti-Bribery Laws, and Export and Sanctions regulations; (xxvii) the taking of any action or failure to take any action that is reasonable expected to result in the failure of conditions to the Merger to be satisfied or (xxviii) agreements, authorizations, or commitments to take action regarding any of the foregoing.

No Solicitation and the Company's Fiduciary Exceptions Thereto

        The Merger Agreement provides that until the earlier of the termination of the Merger Agreement or the Effective Time, we will not, and we will cause each of our subsidiaries and our respective directors, officers and employees, not to, and will instruct any representatives not to, (i) initiate, solicit, propose or knowingly encourage or facilitate any inquiry or the making of any proposal or offer that constitutes or, would reasonably be expected to lead to, an Acquisition Proposal; (ii) engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to inform any Person who has made any inquiry with respect to, or who has made, an Acquisition Proposal of the "no-shop" restrictions of the Merger Agreement); (iii) provide any information or data concerning our or our subsidiaries' properties, books and records to any third party in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal; (iv) enter into any Alternative Acquisition Agreement; (v) take any action to exempt any third party from the restrictions on "business combinations" or acquisitions or voting of Common Stock under any applicable law or otherwise cause such restrictions not to apply; (vi) grant any waiver, amendment or release under any standstill or confidentiality agreement concerning an Acquisition Proposal; or (vii) agree, authorize or commit to do any of the foregoing.

        Notwithstanding the foregoing, at any time prior to obtaining the Requisite Company Vote (but not thereafter), in response to an unsolicited, bona fide written Acquisition Proposal, the Company (through the Special Committee and our Representatives) may (i) provide non-public Company information and data and access to the books and records of the Company and its Subsidiaries to the Person who has made such Acquisition Proposal, provided that such information has been previously made available to Parent or is made available to Parent not later than 24 hours after the time it is made available to such Person, and that, prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms not less restrictive to the other party than the terms in the Confidentiality Agreement are on Parent (except that such confidentiality agreement need not contain any "standstill" provisions) (a "Permitted Confidentiality Agreement"), and (ii) engage or otherwise participate in any discussions or negotiations with the Person making such Acquisition Proposal (including to request clarification of the terms and conditions of such Acquisition Proposal). The prior actions may be taken if, and only if, prior to taking the actions set forth above, the Special Committee determines in good faith, after consultation with outside legal counsel, that (A) based on the information available, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal and

(B) based on the information then available, the failure to take such action would be inconsistent with the Special Committee directors' fiduciary duties under applicable law.

        The Company is also required to promptly (but, in any event, within 48 hours) give notice to Parent of (i) any inquiries, proposals or offers with respect to an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal received by the Company or the Special Committee (or its Representatives), (ii) any request for non-public information or data concerning the Company or its Subsidiaries or access to the Company or its Subsidiaries' properties, books or records in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal received by the Company, the Special Committee (or its Representatives), or (iii) any new substantive developments or discussions or negotiations relating to an Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal being conducted by or on behalf of the Company or the Special Committee (or their Representatives) with respect to an Acquisition Proposal. Such notice will set forth, to the extent not yet publicly disclosed or previously disclosed to Parent, the name of the applicable Persons who made the Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal or inquiry, proposal or offer and the request for the information or data (including, if applicable, correct and complete copies of any written Acquisition Proposals and other proposed transaction documentation and other materials). Thereafter, the Company will keep Parent reasonably informed, on a prompt basis (but, in any event, within 24 hours of any substantive development or change in status) of the status and terms and conditions of any such Acquisition Proposals, inquiries, proposals or offers, or information requests and the status of any such developments or discussions or negotiations, and provide to Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent by or provided to the Company or the Special Committee (or their Representatives) from any Person that describes any of the terms or conditions of any Acquisition Proposal. Parent has agreed to promptly give notice and copies to the Special Committee of all communications and documentation relating to any Acquisition Proposal Parent receives in its capacity as a Stockholder of the Company to the extent any such Acquisition Proposal or communications or documentation in respect thereof has not previously been delivered or made available to the Special Committee or is not publicly available.

        Pursuant to the Merger Agreement, Parent has waived the provisions of the Investment Agreement prohibiting the Company from entertaining or soliciting any acquisition proposals, initiating, encouraging, participating in or otherwise facilitating any discussions or negotiations with any person with respect to any acquisition proposals or engaging in certain other solicitation activities, for the sole purpose of (and solely to the extent necessary for) facilitating and permitting the Company, the Special Committee and their respective representatives to take all actions permitted to be taken by them under the Merger Agreement in respect of unsolicited Acquisition Proposals, and has consented to the Company's and the Special Committee's taking of such actions.

        For purposes of the Merger Agreement:

        "Acquisition Proposal" means any (a) proposal, offer, inquiry or indication of interest (other than one made or submitted to the Company by Ultimate Parent, Parent or Merger Sub) relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries or (b) acquisition by any Person or "group" (as defined in Section 13 of the Exchange Act), other than Ultimate Parent, Parent or Merger Sub, resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act), other than Ultimate Parent, Parent or Merger Sub, becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 25% or more of the total voting power of the then-outstanding equity securities of the Company or any of its Subsidiaries, or 25% or more of the consolidated net revenues, net income or total assets (it being understood that total assets include equity securities of Subsidiaries) of the Company, in each case other than the transactions contemplated by the Merger Agreement.

        "Alternative Acquisition Agreement" means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (other than a Permitted Confidentiality Agreement) relating to any Acquisition Proposal.

        "Superior Proposal" means an unsolicited, bona fide written Acquisition Proposal (provided that for purposes of this definition of "Superior Proposal", all references to 25% contained in the definition of "Acquisition Proposal" will be deemed to be references to 75%) which the Special Committee determines in good faith, after consultation with outside legal counsel and its financial advisor, that (a) if consummated, would result in a transaction more favorable to the Unaffiliated RLJE Stockholders (as defined in the Merger Agreement) from a financial point of view than the Merger (after taking into account any revisions to the terms of this Agreement proposed by Parent pursuant to Section 7.2(d)(ii) of the Merger Agreement) and (b) for purposes of any determination to be made or action to be taken by the Special Committee pursuant to Sections 7.2(d)(ii) and 9.3(b) of the Merger Agreement, is capable of being consummated on the terms proposed, taking into account all legal, financial, regulatory and approval requirements (including receipt of the requisite approval of the holders of Common Stock, including, for the avoidance of doubt, any Common Stock issued by the Company pursuant to the exercise of the AMC Warrants or the 2015 Warrants), the sources, availability and terms of any required financing and the existence of a financing contingency, and the identity of the Person or Persons making the proposal. For the avoidance of doubt, if the transactions contemplated by the Merger Agreement (after taking into account any revisions to the terms of this Merger Agreement proposed by Parent pursuant to Section 7.2(d)(ii) of the Merger Agreement) contain substantially identical financial and other terms and conditions to those contained in an Acquisition Proposal, such Acquisition Proposal cannot be deemed by the Special Committee to be a "Superior Proposal" as compared to the proposal then provided by Parent.

Adverse Recommendation Change and Fiduciary Termination of Merger Agreement in the Case of a Superior Proposal or Intervening Event

        The Merger Agreement provides that, except as provided below, neither the Board, the Special Committee, nor any other committee of the Board will (i) (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Recommendation in a manner adverse to Parent; (B) fail to include the Company Recommendation in this Proxy Statement; (C) at any time following receipt of an Acquisition Proposal, fail to reaffirm its approval or recommendation of the Merger Agreement and the Merger as promptly as practicable (but in any event within five business days) after receipt of any written request to do so from Parent; (D) fail to recommend rejection (pursuant to Rule 14e-2(a)(1) under the Exchange Act and under cover of Schedule 14D-9 filed by the Company with the SEC) of any tender offer or exchange offer for outstanding Shares that has been commenced by any Person (other than by Parent or an Affiliate of Parent) pursuant to Rule 14d-2 under the Exchange Act on or prior to the 10th business day after such commencement; (E) approve, authorize or recommend (or determine to approve, authorize or recommend) or publicly declare advisable any Acquisition Proposal or other proposal that would be reasonably expected to lead to an Acquisition Proposal or any Alternative Acquisition Agreement; or (F) agree, authorize, or commit to do any of the foregoing. The actions described in clauses (A)-(E) hereto are defined as a "Change of Recommendation".

        Notwithstanding the foregoing, pursuant to the Merger Agreement, the Special Committee may at any time prior to the time the Requisite Company Vote is obtained, but not thereafter, make a Change of Recommendation and terminate the Merger Agreement if (A) an unsolicited, bona fide written Acquisition Proposal that was not obtained in breach of the Merger Agreement is received by the

Company and has not been withdrawn, and (B) the Special Committee determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal; provided, however, that (x) a Change of Recommendation and termination by the Company of the Merger Agreement may not be made unless and until the Company has given Parent written notice that the Special Committee intends to convene a meeting of the Special Committee to consider or take any other action with respect to making such Change of Recommendation, together with a reasonably detailed description of the Superior Proposal, at least four business days in advance of convening such meeting or taking such action; (y) during the pendency of such notice period, if requested by Parent, the Special Committee negotiates, and authorizes and instructs its Representatives to negotiate, in good faith with Parent and its Representatives to revise the Merger Agreement (in the form of a proposed binding amendment to the Merger Agreement) to enable the Special Committee to determine in good faith, after consultation with its outside legal counsel and its financial advisor, that after giving effect to the modifications contemplated by such proposed amendment, such Acquisition Proposal would no longer constitute a Superior Proposal; and (z) at the expiration of the requisite notice period, and at such meeting of the Special Committee, the Special Committee, after having taken into account the modifications to the Merger Agreement proposed by Parent in the manner and form described in clause (y) above, has determined in good faith, after consultation with outside legal counsel and its financial advisor, that a failure to make a Change of Recommendation and to terminate the Merger Agreement and to abandon the Merger would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable law (it being understood that any revisions to the financial terms of, or any material revisions to any of the other substantive terms of, any Acquisition Proposal will be deemed to be a new Acquisition Proposal for purposes of the foregoing provision, including for purposes of commencing a new notice period, except that subsequent to the initial notice period, the subsequent notice period be reduced to two business days).

        Additionally, prior to the time the Requisite Company Vote is obtained, but not after, the Special Committee may make a Change of Recommendation and terminate the Merger Agreement if (A) an Intervening Event has occurred and is continuing and (B) the Special Committee determines in good faith, after consultation with its outside legal counsel and its financial advisor, that the failure to make a Change of Recommendation as a result of such Intervening Event would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable Law, provided, however, that (x) a Change of Recommendation and termination by the Company of the Merger Agreement pursuant to the Intervening Event provision may not be made unless and until the Company has given Parent written notice that the Special Committee intends to convene a meeting of the Special Committee to consider or take any other action with respect to making such Change of Recommendation, together with a reasonably detailed description of the nature of the Intervening Event that has occurred and is continuing, at least four business days in advance of convening such meeting or taking such action; (y) during the pendency of such notice period, if requested by Parent, the Special Committee negotiates, and authorizes and instructs its Representatives to negotiate, in good faith with Parent and its Representatives to revise the Merger Agreement (in the form of a proposed binding amendment to the Merger Agreement) to enable the Special Committee to determine in good faith, after consultation with its outside legal counsel and financial advisor that, after giving effect to the modifications contemplated by such proposed amendment, the failure of the Special Committee to make a Change of Recommendation and to terminate the Merger Agreement, would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable law; and (z) at the expiration of the requisite notice period, and at the meeting of the Special Committee, the Special Committee, after having taken into account the modifications to the Merger Agreement proposed by Parent in the manner and form described in clause (y) above, has determined in good faith, after consultation with outside counsel, that a failure to make a Change of Recommendation and to terminate the Merger Agreement and to abandon the Merger would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable law.

        For purposes of the Merger Agreement, "Intervening Event" means any material event, change, effect, condition, development, fact or circumstance with respect to the Company and its Subsidiaries or the business of the Company and its Subsidiaries, in each case taken as a whole, that (i) is unknown and not reasonably foreseeable on the date of the Merger Agreement, (ii) does not relate to any Acquisition Proposal and (iii) does not result from a breach of the Merger by the Company, its Subsidiaries or its or their Affiliates or Representatives.

Certain Permissible Disclosures Not Constituting an Adverse Recommendation Change

        Notwithstanding the Company's non-solicitation obligations, nothing will prevent us from, (i) making any disclosure to the holders of Common Stock if the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to make any such disclosure would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable Law, (ii) disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012(a) of Regulation M-A under the Exchange Act, or (iii) making any "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act. For the avoidance of any doubt, notwithstanding any provision of the Merger Agreement, a factually accurate public or other statement or disclosure made by the Company that describes the existence and operation of the terms and provisions of the non-solicitation obligations or related portions of the Merger Agreement will not, in itself, constitute a Change of Recommendation for any purpose of the Merger Agreement; provided that if any disclosures or communications of the type described in clauses (i) and (ii) of this paragraph fail to expressly reaffirm therein the Company Recommendation, such disclosure or communication will constitute a Change of Recommendation for all purposes of the Merger Agreement.

Special Meeting

        The Merger Agreement provides that, unless a Change in Recommendation is made by the Special Committee, or the Merger Agreement has been validly terminated in accordance with its terms, the Company will, as promptly as practicable after the later of (i) the 10-day waiting period under Rule 14a-6(a) under the Exchange Act and (ii) the date on which the SEC's staff orally confirms that it has no further comments on the Proxy Statement and Schedule 13E-3 (such later date, the "Clearance Date"), duly call, give notice of and convene the Special Meeting for the purpose of seeking to obtain the Requisite Company Vote. The date of the Special Meeting will not be less than 30 days after notice of the Special Meeting is first published, sent or given by the Company to the holders of Common Stock (and, pursuant to NRS 92A.120(4) and 92A.410, the holders of Preferred Stock). In connection with the foregoing, the Company will (i) as promptly as practicable after the Clearance Date, cause this Proxy Statement (and all related materials) to be mailed in definitive form to holders of Common Stock and holders of Preferred Stock and (ii) use its reasonable best efforts (including by means of engagement by the Company of a nationally recognized proxy solicitation firm) to solicit proxies from the holders of Shares to seek to obtain the Company Requisite Vote.

        The Company has agreed (i) to provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing voting reports compiled by the Company's proxy solicitation firm) and (ii) to give written notice to Parent one day prior to the Company Stockholders Meeting and on the day of, but prior to the Special Meeting, indicating whether as of such date, sufficient proxies representing the Requisite Company Vote have been obtained.

Reasonable Best Efforts to Consummate the Merger; Regulatory Filings

        The Merger Agreement provides that, except to the extent a different standard of efforts has been expressly agreed to and set forth in any provision of this Agreement, the Company and Parent will cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under the Merger Agreement and applicable laws to consummate the transactions contemplated by the Merger Agreement as promptly as practicable, including preparing and filing documentation to effect all necessary notices, reports, consents, registrations, approvals, permits, authorizations, expirations of waiting periods and other filings and to obtain all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity in order to consummate the transactions contemplated by this Agreement.

        Notwithstanding anything to the contrary set forth in the Merger Agreement, in no event will (i) any party to the Merger Agreement or any of their respective affiliates be required to agree to any term, condition, liability, obligation, requirement, or other action imposed, required or requested by a Governmental Entity in connection with its grant of any consent, registration, approval, permit or authorization, necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement to be obtained from any Governmental Entity that is not conditioned upon the consummation of the transactions contemplated by the Merger Agreement or (ii) the Company or any of its affiliates agree to term, condition, liability, obligation, requirement, or other action in connection with the obtaining of any such consent, registration, approval, permit or authorization necessary that is not conditioned upon the consummation of the transactions contemplated by this Agreement without the prior written consent of Parent.

        The Parties have agreed that neither the foregoing nor the "reasonable best efforts" standard will require Parent or any of its Affiliates (i) to resist, vacate, limit, reverse, suspend or prevent, through litigation, any actual, anticipated or threatened order seeking to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the transactions contemplated by the Merger Agreement or (ii) in order to obtain any consent, registration, approval, permit or authorization, including the Governmental Approvals, necessary or advisable in order to consummate the transactions contemplated by the Merger Agreement to be obtained from any Governmental Entity, to agree to any term, condition, liability, obligation, requirement, limitation, qualification, remedy, commitment, sanction or other action that would be reasonably likely to have a material adverse effect on the anticipated benefits to Parent and its Affiliates of the transactions contemplated by the Merger Agreement; provided that Parent may compel the Company to (and to cause its Subsidiaries to) agree to any such term or condition or take any such actions (or agree to take such actions) so long as the effectiveness of such term or condition or action is conditioned upon the consummation of the Merger.

        Pursuant to the Merger Agreement, Parent has the right to direct all matters with any Governmental Entity consistent with its obligations hereunder; provided that Parent and the Company have the right to review in advance and each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, any of their respective Affiliates and any of their respective Representatives, that appears in any filing made with, or written materials submitted to any Governmental Entity in connection with the transactions contemplated by the Merger Agreement. Neither the Company nor Parent will permit any of its or its Subsidiaries' Representatives to participate in any discussions or meetings with any Governmental Entity in respect of any documentation to effect all necessary notices, reports, consents, registrations, approvals, permits, authorizations, expirations of waiting periods and other filings or any investigation or other inquiry relating thereto or to the transactions contemplated by the Merger Agreement unless it consults with the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate. Each of the Company and Parent, as applicable, will promptly provide to each Governmental Entity of non-privileged or protected information and documents reasonably requested by any Governmental Entity or that are necessary or advisable to permit consummation of the transactions contemplated by the Merger Agreement.

        The Merger Agreement provides that the Company and Parent each will keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated by the Merger Agreement (including in connection with this Proxy Statement) and will, as promptly as practicable, (a) notify the other of any notices or communication from or with any Governmental Entity concerning the transactions, (b) furnish the other with copies of written notices or other communications received by Parent or the Company from any third party, including any Governmental Entity, with respect to such transactions and (c) furnish the other with all information as may be necessary or advisable to effect such notices and communications. The Company and Parent will give prompt notice to each other of any events, changes, developments, circumstances or facts that individually or in the aggregate, has had or would reasonably be expected to (i) in the case of the Company, have a Material Adverse Effect or prevent, materially delay or materially impair the consummation by the Company of the transactions contemplated by the Merger Agreement, (ii) in the case of Parent, have a Parent Material Adverse Effect, or (iii) in the case of either the Company or Parent, result in any non-compliance or violation of any of the respective representations, warranties or covenants of the Company, Ultimate Parent, Parent or Merger Sub, as applicable, set forth in the Merger Agreement, to the extent that any such non-compliance or violation would reasonably be expected to result in a failure of any of the conditions to the Closing, discussed in further detail below.

Indemnification of Directors and D&O Insurance

        The Merger Agreement provides that, from and after the Effective Time, to the fullest extent permitted under applicable law, the Company's Organizational Documents, the Surviving Corporation will indemnify and hold harmless Indemnified Parties from and against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities, incurred in connection with any proceeding with respect to matters existing or occurring at or prior to the Effective Time (including any Merger-related litigation) arising out of or otherwise related to the fact that such Indemnified Party was an officer or director of the Company or a Subsidiary of the Company, whether asserted or claimed prior to, at or after the Effective Time. Parent or Surviving Corporation will also advance expenses as incurred to the fullest extent permitted under applicable law; provided that any Person who whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such person is not entitled to Indemnification.

        Prior to the Effective Time, the Company will and, if the Company is unable to, Parent will cause the Surviving Corporation to obtain and fully pay the premium for all "run off" or "tail" insurance policies for the extension of (i) the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, and (ii) the Company's existing fiduciary liability insurance policies, for a claims reporting or discovery period of the six-year period following the Effective Time from one or more insurance carriers with the same or better credit rating as the Company's insurance carrier as of the date of this Agreement with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company's existing policies with respect to matters existing or occurring at or prior to the Effective Time.

        If the Company and the Surviving Corporation for any reason fail to obtain such "run off" or "tail" insurance policies as of the Effective Time, the Surviving Corporation will, and Parent will cause the Surviving Corporation to, continue to maintain in effect for a six-year period following the effective time, the D&O Insurance in place as of the date of the Merger Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company's existing policies as of the date of the Merger Agreement, or the Surviving Corporation will, and Parent will cause the Surviving Corporation to, purchase comparable D&O Insurance for a six-year period following the Effective Time with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date of this Agreement. The Merger Agreement provides that in no event will the annual cost of the D&O Insurance exceed during the six-year period following the effective time 300% of the current aggregate annual premium paid by the Company for such purpose. If the cost of such insurance coverage exceeds such amount, the Surviving Corporation will obtain a policy with the greatest coverage available for a cost not exceeding such amount.

        During the six-year period following the Effective Time, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of the Merger Agreement, may not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

State and Federal Takeover Laws

        If any Takeover Statute is or may become applicable to the transactions contemplated by the Merger Agreement, the Merger Agreement provides that each of Parent and the Company, the respective members of their boards of directors and the Special Committee will grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and will use their reasonable best efforts to otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

Security Holder Litigation

        The Merger Agreement provides that in the event that any Stockholder litigation arising out of or in connection with to the transactions contemplated by the Merger Agreement is brought, or, to the knowledge of the Company, threatened, against the Company, the officers of the Company or any members of the Board from and following the date of the Merger Agreement and prior to the Effective Time, the Company will as promptly as practicable notify Parent of such Stockholder litigation and will keep Parent reasonably informed with respect to the status thereof. The Company will give Parent a reasonable opportunity to participate in the defense and/or settlement of any such litigation and will consider in good faith Parent's and its outside legal counsel's advice with respect to such litigation. The Company may not settle or agree to settle any such litigation without prior written consent of Parent.

Related Party Matters

        The Company and Parent have agreed in the Merger Agreement that, prior to the Effective Time, the parties will cooperate to take all such actions as may be reasonably necessary or appropriate to terminate the Investment Agreement in accordance with its terms as of the Effective Time.

        Prior to the Effective Time, we will cooperate with Parent to take all such administrative and ministerial actions as may be reasonably necessary to consummate the transfer of the Common Stock and 2015 Warrants beneficially owned by the Johnson Entities to Parent, pursuant to the Contribution Agreement.

Employee Benefits

        The Merger Agreement provides that, for a period of one year after the Effective Time, Parent or one of its Affiliates will provide (i) each employee of the Company and its Subsidiaries who continues to be employed by the Company and its Subsidiaries (a "Continuing Employee") with an annual base salary or base wage rate that is no less favorable than the annual base salary or base wage rate provided by the Company and its Subsidiaries to such Continuing Employee immediately prior to the Effective Time, and (ii) the Continuing Employees with target annual cash bonus opportunities, and pension and welfare benefits (excluding equity and long-term incentive compensation) that are substantially comparable in the aggregate to those provided by the Company and its Subsidiaries to such employees immediately prior to the Effective Time.

Financing Cooperation

        The Merger Agreement provides that the Company, at Parent's sole out-of-pocket expense, will use its commercially reasonable efforts to provide all cooperation as may be reasonably requested by Parent to assist in the arrangement of any bank debt financing necessary to refinance and replace the Credit Agreement and provide for ongoing capital requirements of the Company and its Subsidiaries ("Replacement Financing"); provided, however, that none of the foregoing will require such cooperation to the extent it would (i) require any officer, director or employee to take any action reasonably expected to result in personal liability, (ii) require the Company, its Affiliates or its or their respective Representatives to enter into, supplement or otherwise modify any Contract to the extent such action is not conditioned on or would be effective prior to the occurrence of the Effective Time, or (iii) unreasonably interfere with the ongoing operations of the business of the Company or any of its Subsidiaries. The Merger Agreement provides that under no circumstances will the availability or procurement of, or failure of any of the parties to obtain, any Replacement Financing, constitute a condition to any of the obligations of Parent and Merger Sub to consummate the Merger.

Conditions to the Merger

        The Merger Agreement provides that the obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following: (i) the Requisite Company Vote shall have been duly obtained at the Special Meeting and (ii) no order or law (whether temporary, preliminary or permanent) shall be in effect which enjoins, prevents or otherwise prohibits, restrains or makes unlawful consummation of the Merger and the other transactions contemplated by the Merger Agreement.

        The Merger Agreement provides that the obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

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  Each of the representations and warranties set forth in: (i) Section 5.1 (Organization, Good Standing and Qualification), Section 5.3 (Capital Structure) (except, in the case of Section 5.3, for such inaccuracies that are not reasonably expected to result, individually or in the aggregate, in additional cost, expense or liability to Ultimate Parent, Parent and Merger Sub, of more than $250,000), Section 5.4 (Corporate Authority; Approval and Fairness) and Section 5.11 (Absence of Certain Changes) are true and correct as of the Effective Time as though made on and at such time; (ii) Section 5.5(a) (Governmental Filings; No Violations; Certain Contracts, Etc.), Section 5.7 (Company Reports), Section 5.8 (Disclosure Controls and Procedures and Internal Control Over Financial Reporting), Section 5.9 (Financial Statements; No Undisclosed Liabilities; "Off-Balance Sheet Arrangements"; Books and Records) Section 5.22 (Takeover Statutes) and Section 5.23 (Brokers and Finders) are true and correct in all material respects as of the Closing Date as though made on and as of such date and time (without giving effect to any qualification by

    "materiality" or "Material Adverse Effect" and words of similar import set forth therein); and (iii) Article V (other than those sections set forth in the foregoing clauses (i) and (ii) of this section) are true and correct as of the Closing Date as though made on and as of such date and time, except, in the case of this clause (iii), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by "materiality" or "Material Adverse Effect" and words of similar import set forth therein) that would not have a Material Adverse Effect.

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  We have performed in all material respects all obligations required to be performed by us under the Merger Agreement;

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  Since the date of the Merger Agreement, there has not occurred any event, change development, circumstance, fact or effect that has had a Material Adverse Effect and that remains in effect; and

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  We have delivered to Parent a certificate signed on our behalf by the our Chief Executive Officer certifying that conditions set forth in the foregoing three bullet points have been satisfied.

        The Merger Agreement provides that the obligations of the Company to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

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  Each of the representations and warranties set forth in (i) Section 6.1 (Organization, Good Standing and Qualification), Section 6.2 (Corporate Authority) and Section 6.6 (Absence of Certain Changes), and Section 6.7 (Available Funds) are true and correct as of the Closing Date as though made on and as of such date and time except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time; and (ii) Article VI (other than those sections set forth in the foregoing clause (i)) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of such date and time, except, in the case of this clause (ii), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by "materiality" or "Parent Material Adverse Effect" and words of similar import set forth therein) that would have a Parent Material Adverse Effect.

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  Each of Parent and Merger Sub has performed in all material respects all obligations required to be performed by them under the Merger Agreement;

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  Parent has delivered to us a certificate signed on behalf of Parent and Merger Sub by an executive officer of Merger Sub certifying that conditions set forth in the foregoing two bullet points have been satisfied.

Termination

        The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained:

  •
  by the mutual written consent of us and Parent;

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  by either us or Parent: (i) if the Merger is not consummated on or before the Outside Date, provided, that this right to terminate will not be available to any party whose breach of any provision of the Merger Agreement has proximately contributed to the failure of one or more conditions to the Closing to the consummation of the Merger, or (ii) if any order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger has become final and non-appealable, provided that this right to terminate will not be available to any party whose breach of any provision of the Merger Agreement has proximately contributed to the failure of one or more conditions to the Closing to the consummation of the Merger.

  •
  by us (provided that the Company is not then in breach in any material respect any obligation contained in the Merger Agreement that has proximately contributed to the failure of a condition to the consummation of the Merger), if Parent or Merger Sub has breached any representation, warranty, covenant or agreement of Parent or Merger Sub set forth in the Merger Agreement, or if any representation or warranty of Parent or Merger has become untrue, in each case, such that the closing conditions would not be satisfied and such breach is either not curable prior to the Outside Date or has not been cured within the earlier of 30 days of written notice thereof and three business days prior to the Outside Date;

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  by us, prior to the time the Requisite Company Vote is obtained, following a Change of Recommendation, but only if we are not then in breach of our Non-Solicitation obligations and such Change of Recommendation is made in accordance with the applicable terms and conditions of the Merger Agreement;

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  by Parent (provided that Parent is not then in breach in any material respect any obligation contained in the Merger Agreement that has proximately contributed to the failure of a condition to the consummation of the Merger), if we have breached any representation, warranty, covenant or agreement made by us in the Merger Agreement, or if any representation or warranty made by us has become untrue, in each case, such that the closing conditions would not be satisfied and such breach is either not curable prior to the Outside Date or has not been cured within the earlier of 30 days of written notice thereof and three business days prior to the Outside Date; or

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  by Parent, following a Change of Recommendation, if the Requisite Company Vote has not yet been obtained at the Special Meeting.

Termination Fees

        Under the Merger Agreement, the Company is required to pay to Parent a cash termination fee equal to $6.75 million (the "Superior Proposal Termination Fee") if (i) the Merger Agreement is terminated by either the Company or Parent due to the failure of the parties to consummate the Merger by the Outside Date, any Person has made and publicly announced an Acquisition Proposal and, within 12 months of such termination, the Company has entered into or consummated an Alternative Acquisition Agreement with respect to an Acquisition Proposal or (ii) the Merger Agreement is terminated by either Parent or the Company as a result of a Recommendation Change made in connection with a Superior Proposal.

        The Merger Agreement also contemplates that the Company will pay to Parent a cash termination fee equal to the documented, out-of-pocket expenses of Parent incurred in connection with the Merger Agreement and the transactions contemplated thereby, up to a maximum of $3.0 million (the "Intervening Event Termination Fee"), if the Merger Agreement is terminated by Parent or the Company as a result of a Recommendation Change made in connection with an Intervening Event.

        The Superior Proposal Termination Fee and the Intervening Event Termination Fee are payable to Parent by wire transfer of immediately available cash funds. In no event will the Company be required to pay both the Superior Proposal Termination Fee and the Intervening Event Termination Fee, or pay either the Superior Proposal Termination Fee or the Intervening Event Termination Fee on more than one occasion.

Amendment

        Subject to the provisions of applicable law, at any time prior to the Effective Time, the Merger Agreement may be modified or amended only by an instrument in writing that is executed by each of the Parties.

Specific Performance

        The Merger Agreement provides that the rights of each party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of the Merger Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage may be caused for which money damages would not be an adequate remedy. Accordingly, each party to the Merger Agreement has agreed that, in addition to any other available remedies a Party may have in equity or at law, each Party will be entitled to enforce specifically the terms and provisions of the Merger Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement without necessity of posting a bond or other form of security. In the event that any proceeding should be brought in equity to enforce the provisions of this Agreement, the parties have agreed that no party will allege, and each party will waive the defense, that there is an adequate remedy at law.

Ultimate Parent Guarantee

        Under the Merger Agreement, AMC has irrevocably and unconditionally guaranteed the due and punctual payment by Parent and Merger Sub of the Per Share Merger Consideration, the Preferred Stock Consideration, the 2015 Warrant Consideration, all payments due to the holders of the Company's outstanding equity awards, and all payments in respect of directors' and officers' indemnification and insurance contemplated by the Merger Agreement, as and when such amounts are due and payable pursuant to the Merger Agreement.

Governing Law

        The Merger Agreement is governed by the laws of the State of Nevada. Any disputes in connection with, arising out of or otherwise relating to the Merger Agreement or the transactions contemplated thereby are subject to the jurisdiction of the state and federal courts sitting in Clark County, Nevada.

The Voting Agreement

        In connection with the Merger Agreement, the Johnson Entities entered into the Voting Agreement with Parent and the Company (as a nominal party for certain ministerial acts required to be performed by the Company thereunder), pursuant to which the Johnson Entities have agreed, among other things, to affirmatively vote all of their shares of Common Stock as of the applicable record date at the Special Meeting "for" the approval of the Merger Agreement and have granted to Parent an irrevocable proxy to secure the performance of their voting obligations under the Voting Agreement. Such voting obligations will automatically terminate upon any termination of the Merger Agreement in accordance with its terms, including if the Special Committee makes any Recommendation Change with respect to the Merger Agreement. The foregoing summary of the Voting Agreement is qualified in its entirety by reference to the full text of the Voting Agreement, which is attached as Annex C hereto.

PROVISIONS FOR NON-AFFILIATE STOCKHOLDERS

        No provision has been made (i) to grant the Company's non-affiliate Stockholders access to the corporate files of the Company, any other party to the Merger or any of their respective affiliates, or (ii) to obtain counsel or appraisal services at the expense of the Company, any other such party or affiliate.

IMPORTANT INFORMATION REGARDING THE COMPANY

Company Background

        The Company is a premium digital channel company serving distinct audiences through its proprietary subscription-based digital channels, Acorn TV and UMC or Urban Movie Channel. Acorn TV features high-quality British and international mysteries and dramas. UMC showcases compelling urban programming including feature films, documentaries, original series, stand-up comedy and other exclusive content for African-American and urban audiences. The digital channels have consistently experienced substantial year-over-year growth rate since launch in 2011 and 2015, respectively. The table below shows quarterly subscriber growth from December 2015 to December 2017.

        We exclusively control, co-produce, and own a large library of content primarily consisting of British mysteries and dramas, independent feature films and urban content. In addition to supporting our digital channels, the value of our content library is monetized through our intellectual property (or IP) licensing and wholesale distribution operations. These activities allow us to control all windows of exploitation of our content. Our IP licensing operations consist of content that we own and includes our 64% investment in Agatha Christie Ltd. (or ACL), while our wholesale distribution operations consist of content we license from others.

        We develop or acquire content that is intended to satisfy the desire of our niche audiences. We also acquire finished programs through long-term exclusive contracts. We invest in content that we believe will increase our digital channel subscribers' interests and subscriptions as well as exceed our internal return-on-investment. We maintain our own sales force and also direct selling relationships with the majority of our broadcast and cable/satellite partners and retail customers. Our in-house marketing department manages promotional efforts across a wide range of off-line and online platforms.

        Management views our operations based on three distinct reporting segments: (1) the Digital Channels segment; (2) the IP Licensing segment; and (3) the Wholesale Distribution segment. Operations and net assets that are not associated with any of these operating segments are reported as "Corporate" when disclosing and discussing segment information. The Digital Channels segment distributes film and television content through our proprietary subscription-based digital channels, Acorn TV and UMC. The IP Licensing segment includes intellectual property rights that we own, produce and then license; and includes our 64% ownership of ACL. Our Wholesale Distribution segment consists of the worldwide exploitation of exclusive content in various formats including digital (download-to-rent and electronic sell-through, or EST), television video on demand (VOD) through cable and satellite, broadcast, streaming, and DVD and Blu-ray through third-party media and retail outlets. The Wholesale Distribution and IP Licensing segments exploit content to third parties such as Amazon, Best Buy, iTunes, Netflix, Target and Walmart.

        We focus on compelling British mystery and drama television, action and thriller independent feature films and diverse urban content, and documentaries. We exploit our titles through our various brands as follows:

        Acorn TV—Known for specializing in the best of British television, Acorn Media Group (or Acorn) monetizes high-quality dramas and mysteries via our digital channel Acorn TV in the United States (or U.S.) and Canada and to the broadcast/cable and home video windows within the North American, U.K. and Australian markets. In addition to consistently receiving strong national public relations coverage, our primary marketing to consumers is through Acorn TV offering viewers thousands of hours of compelling content including Acorn TV original productions and exclusive premieres of popular series. We further leverage the Acorn brand through a marketing and wholesale partnership with direct-to-consumer specialist Universal Screen Arts (or USA). USA purchases wholesale inventory from us and pays us a license fee for the exclusive right to publish a branded Acorn direct-to-consumer catalog and website (acornonline.com), which market and sell Acorn content on DVD and Blu-ray alongside complementary merchandise. Our Acorn brand generates revenues that are reported in the Digital Channels, IP Licensing (Agatha Christie revenues) and Wholesale Distribution segments (digital download and home video sales).

        Our subsidiaries with a permanent presence in the U.K. television programming community, provide us access to new content and manage and develop our intellectual property rights. Our owned content includes 28 Foyle's War made-for-TV films and, through our 64% ownership interest in ACL, the Agatha Christie branded library. The bestselling novelist of all time, Agatha Christie has sold more than 2 billion books, and her work contains a variety of short story collections, more than 80 novels, 19 plays and a film library of over 100 TV productions. Acorn is known for mystery and drama franchises and has been releasing TV movie adaptations featuring Agatha Christie's two most famous characters, Hercule Poirot and Miss Marple, for over a decade with both series ranking among our all-time bestselling lines. Through ACL, we manage the vast majority of Agatha Christie publishing and television/film assets worldwide and across all mediums and actively develop new content and productions. In addition to film and television projects, in 2014, ACL published its first book since the death of Agatha Christie, The Monogram Murders, and has subsequently published its second book, Closed Casket, in 2016. The Agatha Christie family retains a 36% holding, and James Prichard, Agatha Christie's great-grandson, is the Chairman of ACL.

        UMC—UMC is a premium subscription-based service which features quality urban content showcasing feature films, documentaries, original series, stand-up comedy and other exclusive content for African American and urban audiences. Select UMC content is also monetized in the home video window in partnership with the Wholesale Distribution segment.

        RLJE Films—RLJE Films is a leading film and television licensee focusing on action, thriller, and horror independent feature films and urban content in partnership with our digital channel UMC. RLJE Films acquires exclusive long-term film rights across all distribution channels, with terms ranging generally from 5 to 25 years. RLJE Films content is currently distributed primarily in the U.S. and Canada through theatrical, broadcast/cable, physical and digital platforms. All of the revenues generated by the RLJE Films are included in our Wholesale Distribution segment.

        Trademarks—We currently use several registered trademarks including: RLJ Entertainment, Acorn, Acorn Media, Acorn TV and UMC—Urban Movie Channel. We also currently use registered trademarks through our 64%-owned subsidiary ACL including: Agatha Christie, Miss Marple and Poirot. The above-referenced trademarks, among others, are registered with the U.S. Patent and Trademark Office and various international trademark authorities. In general, trademarks remain valid and enforceable as long as the marks are used in connection with the related products and services and the required registration renewals are filed. We believe our trademarks have value in the marketing of our products. It is our policy to protect and defend our trademark rights.

        Competition—The market for entertainment video is intensely competitive and subject to rapid change. We face competition from other digital channels with similar genre and target audiences, independent distribution companies, major motion picture studios and broadcast and internet outlets in securing exclusive content distribution rights. We also face competition from online and direct-to-consumer retailers, as well as alternative forms of leisure entertainment, including video games, the internet and other computer-related activities. Consumers can choose from a large supply of competing entertainment content from other suppliers. The success of any of our titles depends upon audience acceptance of a given program in relation to consumer tastes and cultural trends as well as the other titles released into the marketplace at or around the same time. Many of these competitors are larger than us. Sales of digital downloading, streaming, VOD and other broadcast formats are largely driven by what is visually available to the consumer, which can be supported by additional placement fees or previous sales success. Programming is available online, delivered to smartphones, tablets, laptops, personal computers, or direct to the consumers' TV set through multiple internet-ready devices, cable or satellite VOD and other subscription-based digital channels. For our physical wholesale distribution, our DVD and Blu-ray products compete for a finite amount of brick-and-mortar retail and rental shelf space. Our ability to continue to successfully compete in our markets is largely dependent upon our ability to develop and secure unique and appealing content, and to anticipate and respond to various competitive factors affecting the industry, including new or changing program formats, changes in consumer preferences, regional and local economic conditions, discount pricing strategies and competitors' promotional activities.

        Employees—As of March 1, 2018, the Company had 98 total employees. Of these employees, 76 are based in the US and 22 are based internationally in the U.K. and Australia.

        Properties—Our principal executive office is located in Silver Spring, Maryland. We also maintain offices in Woodland Hills, California; London, England and Sydney, Australia with varying terms and expiration dates. All locations are leased. A summary of our locations is set forth in the following table.

We believe that our current offices are adequate to meet our business needs, and our properties and equipment have been well maintained.

Location	Primary Purpose	Lease Expiration	Reporting Segment(1)
Silver Spring, MD	Executive Office, Administrative/Sales, Content Acquisition	November 15, 2020	Corporate, Digital Channels
Woodland Hills, CA	Administrative/Sales, Content Acquisition	June 30, 2021	Digital Channels, Wholesale Distribution
London, England	Content Development and Production/Sales, Administration for the U.K.	July 1, 2018	Digital Channels/IP Licensing, Wholesale Distribution
Sydney, Australia	Sales, Administration	Month-to-month	Wholesale Distribution

(1)
The segment descriptions above reflect the location's primary activity.

        Legal Proceedings—In the normal course of business, we are subject to proceedings, lawsuits and other claims, including proceedings under government laws and regulations relating to content ownership and copyright matters. While it is not possible to predict the outcome of these matters, it is the opinion of management, based on consultations with legal counsel, that the ultimate disposition of known proceedings will not have a material adverse effect on our financial condition, results of operations or liquidity.

        Reports to Security Holders—We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also make available free of charge through our website at www.rljentertainment.com, our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after they are filed electronically with the SEC. You may read and copy any reports, statements or other information that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may request copies of these documents, upon payment of a copying fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for information on the operation of the Public Reference Room. Our SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

        Other Information—RLJE was incorporated in Nevada in April 2012. On October 3, 2012, the Company completed the business combination of RLJE, Image Entertainment, Inc. (or Image) and Acorn Media Group, Inc. (or Acorn Media or Acorn). The Company has a direct presence in North America, the U.K. and Australia with strategic sublicense and distribution relationships covering Europe, Asia and Latin America.

        Following the Merger, the Company will continue as a private company and a wholly owned subsidiary of Parent.

        During the past five years, neither the Company nor any of the Company directors or executive officers listed below has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, except as set forth below, neither the Company nor any of the Company directors or executive officers listed below has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the individuals listed below is a citizen of the United States.

Directors and Executive Officers

        Our executive officers and directors are as follows:

Name	Age	Position
Robert L. Johnson.	72	Chairman
Miguel Penella	49	Director; Chief Executive Officer
Andor (Andy) M. Laszlo	51	Director
Scott R. Royster	54	Director
H. Van Sinclair	65	Director
Dayton Judd	46	Director
John Ziegelman	54	Director
John Hsu	46	Director
Arlene Manos	76	Director
Mark Nunis	51	Principal financial and accounting officer

        Robert L. Johnson was appointed as the Company's chairman in October 2012. From November 2010 to October 2012, Mr. Johnson served as the chairman of the board of RLJ Acquisition, Inc., a special purpose acquisition company that created the Company. Mr. Johnson founded The RLJ Companies, an innovative business network that owns or holds interests in a diverse portfolio of companies in businesses operating in hotel real estate investment; private equity; financial services; asset management; automobile dealerships; sports and entertainment; and video lottery terminal (or VLT) gaming and has served as its chairman since February 2003. Prior to forming The RLJ Companies, Mr. Johnson was founder and chief executive officer of Black Entertainment Television (or BET), which was acquired by Viacom Inc. in 2001. He continued to serve as chief executive officer of BET until February 2006. In July 2007, Mr. Johnson was named by USA Today as one of the "25 most influential business leaders of the past 25 years." In addition to the Board, Mr. Johnson currently serves on the boards of directors of RLJ Lodging Trust (NYSE: RLJ), KB Home (NYSE: KBH), Lowe's Companies, Inc. (NYSE: LOW), Elevate Credit, Inc. (NYSE: ELVT), and Retirement Clearinghouse, LLC. He previously served as a director of Hilton Hotels Corporation, US Airways Group, Inc., General Mills, Inc., Strayer Education, Inc. and IMG Worldwide, Inc., and a member of the board of trustees at The Johns Hopkins University.

        Miguel Penella was appointed as the Company's Chief Executive Officer on January 18, 2013. From October 2012 until January 18, 2013, Mr. Penella served as Chief Operating Officer. Mr. Penella has served as a director of the Company since October 2012. From April 2007 to October 2012, Mr. Penella served as chief executive officer of Acorn Media Group, Inc., which was acquired by the Company in October 2012, where he oversaw operations and was the driving force behind the worldwide expansion of the Acorn brand, including the acquisition of 64% of Agatha Christie Limited and the launch of Acorn TV, the Company's first proprietary subscription VOD channel (or SVOD). From 2004 to April of 2007, Mr. Penella was president of Acorn's direct-to-consumer operations offering DVDs and other high-quality products through catalogs and online marketing vehicles. Under his leadership, Acorn Media was transformed from a DVD distributor into a media company with a significant library of television dramas and mysteries, including intellectual property rights, and a nascent proprietary SVOD business. Mr. Penella came to Acorn from Time-Life where he rose in the ranks from circulation director of the catalog department to director of catalogs for the music division and then to vice president of customer marketing in 2001. Previously, he worked in ecommerce catalog management for the National Direct Marketing Corporation and the National Wildlife Federation.

        Andor ("Andy") M. Laszlo has served as a member of the Board since October 2012. Mr. Laszlo joined Sun Trust Robinson Humphrey in January 2014 where he serves as Managing Director and Head of Technology, Media & Communications Equity Origination. Mr. Laszlo served as a Managing Director at Lazard Capital Markets LLC (or LCM) from June 2010 to December 2013, where he served as Head of Corporate Underwriting and Head of Business Development. Prior to joining LCM, Mr. Laszlo served as a Senior Advisor to Sports Properties Acquisition Corp., a special purpose acquisition company focused on the sports, leisure and entertainment sectors, from November 2007 to April 2010. Between 1997 and 2007, Mr. Laszlo held various senior equity capital markets positions at both Lehman Brothers and Bank of America Securities. Mr. Laszlo was the Head of Media & Telecom equity capital markets for Bank of America Securities based in New York, NY. Prior to that, Mr. Laszlo was Head of Equity Syndicate and Head of Media & Telecom Equity Capital Markets at Lehman Brothers International (Europe), during which time he was based in London, England. In between his tenure at Lehman Brothers and Bank of America, Mr. Laszlo spent approximately one year as the Chief Operating Officer and Head of Business Development at Eagle Rock Capital Management, LLC, a New York-based multi-strategy hedge fund. Mr. Laszlo has been involved in transactions totaling more than $50 billion of equity issuance over the course of his career. Mr. Laszlo serves on the Advisory Board of Falconhead Capital Management, a private equity firm based in New York City. Previously, he served on the board of directors of Rita's Franchise Company, a leading franchise company focused on frozen treats. Mr. Laszlo also previously served on the board of directors of Radar Detection Holdings Corp. (or Escort Radar), a leading designer, manufacturer and distributor of highway radar and laser detectors. Mr. Laszlo began his career as an attorney with Philadelphia, Pennsylvania-based Rawle & Henderson.

        Scott R. Royster has served as a member of the Board of directors since January 2014. In October 2017, Mr. Royster joined United Negro College Fund as Chief Financial Officer. Prior to October 2017, Mr. Royster co-founded and served as an officer of two companies in the education sector—Latimer Education, Inc. (or Latimer) and Maarifa Edu Holdings Limited (or Maarifa). Since September 2009 he served as Chairman of Latimer and, since August 2014, as Chief Executive Officer and later Chairman of Maarifa. Latimer, based in Washington, DC, is an education company serving the higher education needs of African-Americans in the USA, and Maarifa is an education company that acquires and operates private universities in Africa and is based in Mauritius. From November 2008 until the formation of Latimer, Mr. Royster was engaged in planning for the formation of Latimer and acted as a consultant to several companies. Mr. Royster served as Executive Vice President of Business Development and Chief Financial Officer of DigitalBridge Communications, an early-stage wireless technology company, from January 2008 to November 2008. From 2006 to 2008, Mr. Royster was a member of the board of directors for HRH, Inc. (NYSE: HRH), an insurance brokerage firm. Between June 1996 to December 2007, Mr. Royster served as Executive Vice President and Chief Financial Officer of Radio One, Inc., now known as Urban One, Inc. (NASDAQ: UONE and UONEK), an owner/operator of major market radio stations and other media assets.

        H. Van Sinclair has served as a member of the Board since April 2017 and was a prior member of the Board from October 2012 to June 2015. Since February 2003, Mr. Sinclair has served as president, chief executive officer and general counsel of The RLJ Companies. From January 2006 to May 2011, Mr. Sinclair also served as Vice President of Legal and Business Affairs for RLJ Urban Lodging Funds, a private equity fund concentrating on limited and focused service hotels in the United States and for RLJ Development, The RLJ Companies' hotel and hospitality company. Prior to joining The RLJ Companies, Mr. Sinclair spent 28 years, from October 1978 to February 2003, with the law firm of Arent Fox, LLP. Mr. Sinclair remains of counsel to Arent Fox. Mr. Sinclair previously served as a member of the board of directors of Vringo, Inc. (NASDAQ: VRNG) from July 2012 through March 2016 and RLJ Acquisition, Inc., the predecessor company of RLJE, from November 2010 to October 2012.

        Dayton Judd has served as a member of the Board since May 2015. Mr. Judd is the Founder and Managing Partner of Sudbury Capital Management (or Sudbury). Prior to founding Sudbury, Mr. Judd worked from 2007 through 2011 as a Portfolio Manager at Q Investments, a multi-billion dollar hedge fund in Fort Worth, Texas. Prior to Q Investments, he worked with McKinsey & Company from 1996 through 1998, and again from 2000 through 2007. Mr. Judd graduated from Brigham Young University in 1995 with a bachelor's degree, summa cum laude, and a master's degree, both in accounting. He also earned an MBA with high distinction from Harvard Business School in 2000, where he was a Baker Scholar. Mr. Judd is a Certified Public Accountant.

        John Ziegelman has served as a member of the Board since May 2015. Mr. Ziegelman is a portfolio manager for Wolverine Asset Management, LLC (or Wolverine). Prior to joining Wolverine in 2013, Mr. Ziegelman was the founder of Carpe Diem Capital Management (2001) and co-founder of Castle Creek Partners (1997); both firms were engaged in private placements and corporate restructurings. Prior to Castle Creek Partners, Mr. Ziegelman worked at Citadel Investment Group and spent most of his early career as an investment banker, working for both Shearson Lehman Brothers and Kidder, Peabody & Co. in their real estate and corporate finance/M&A departments. Mr. Ziegelman graduated from the University of Michigan in 1986 with a BA in Philosophy and Classical Archaeology and earned an MBA from the University of Chicago in 1993 concentrating his studies on finance and accounting.

        John Hsu has served as a member of the Board since October 2016. Mr. Hsu manages the treasury and corporate development operations of AMC Networks Inc., as its Executive Vice President—Treasurer & Financial Strategy, and oversees investment strategies, capital structure planning and debt portfolio management. Additionally, he is responsible for evaluating strategic business opportunities including mergers and acquisition, corporate development, and digital investment activities. Mr. Hsu joined AMC Networks in June 2011 from Cablevision where he served as Vice President of Financial Planning during his seven-year tenure with Cablevision. Prior to Cablevision, Mr. Hsu was an investment banker and served as a Vice President in Bear, Stearns & Co.'s Media & Entertainment Corporate Finance Group, and as an Associate in SG Cowen's Gaming, Lodging and Leisure Group. He began his career as a Senior Auditor at Arthur Andersen LLP. Mr. Hsu is a CPA and holds a B.S. in Accounting and Finance from New York University's Stern School of Business.

        Arlene Manos has served as a member of the Board since October 2016. Ms. Manos joined AMC Networks Inc. in 2002 as President of National Advertising Sales and was responsible for overseeing the advertising sales efforts for its national cable television networks AMC, IFC, SundanceTV, WE tv, and BBC AMERICA (operated through a joint venture with BBC Worldwide). In January 2017, Ms. Manos position transitioned to President Emeritus, National Ad Sales. Responsibilities also include revenue oversite for BBC World News in the U.S. Ms. Manos joined AMC Networks from A&E Television Networks where she held a number of sales management positions, most recently as senior vice president of national advertising sales. Prior to A&E, she served as an associate publisher of Manhattan, Inc. magazine, a retail sales manager at WABC-TV in New York, and as an account executive at CBS Cable. Manos earned her Bachelor of Arts degree in English from Trinity College in Washington, DC. She served on the National Sales Advisory Committee of the Video Advertising Bureau and is a past president and board member of what was then called the Advertising Women of New York (AWNY) now called She Runs It. She has been named to the CableFAX 100 and CableFAX's Most Powerful Women in Cable several times. In 2011, Manos was honored as a "Trailblazer Mom" in the AWNY Working Mothers of the Year Awards.

        Mark Nunis has 26 years of accounting, audit, and financial reporting experience in a variety of industries. Mr. Nunis joined the Company as Chief Accounting Officer in January 2013. He served as Principal Financial and Accounting Officer from November 2015 until May 2016, following the resignation of the previous CFO. Prior to joining the Company, Mr. Nunis was an audit partner with J.H. Cohn LLP from January 2006 to January 2013. From May 2002 to January 2006, Mr. Nunis was a founder and partner of accounting firm, Croutch Nunis Matthews, LLP (or CNM). Prior to CNM, Mr. Nunis worked in the audit practice of Arthur Anderson for 10 years.

Management's Discussion and Analysis of Financial Condition and Results of Operations

        The following discussion and analysis of our financial condition and results of operations contains forward-looking statements that involve risks and uncertainties, such as statements of our plans, objectives, expectations and intentions. As described under the heading "Forward-Looking Statements" of this Proxy Statement, our actual results could differ materially from those anticipated in our forward-looking statements. Factors that could contribute to such differences include those discussed elsewhere in this Proxy Statement, including under the heading "Special Factors." You should not place undue reliance on our forward-looking statements, which apply only as of the date of this Proxy Statement. Except as may be required under federal law, we undertake no obligation to update publicly any forward-looking statements for any reason, even if new information becomes available or other events occur. You should read the following discussion and analysis in conjunction with our consolidated financial statements and related footnotes included as an Exhibit to this Proxy Statement.

OVERVIEW

General

        RLJ Entertainment, Inc. (RLJE or the Company) was incorporated in Nevada in April 2012. On October 3, 2012, we completed the business combination of RLJE, Image Entertainment, Inc. (or Image) and Acorn Media Group, Inc. (or Acorn Media), which is referred to herein as the "Business Combination." Acorn Media includes its United Kingdom (or U.K.) subsidiaries RLJ Entertainment Ltd (or RLJE Ltd.), Acorn Media Enterprises Limited (or AME), and RLJE International Ltd (collectively, RLJE UK), as well as RLJ Entertainment Australia Pty Ltd (or RLJE Australia). In February 2012, Acorn Media acquired a 64% ownership of Agatha Christie Limited (or ACL). References to Image include its wholly-owned subsidiary Image/Madacy Home Entertainment, LLC. "We," "our" or "us" refers to RLJE and its subsidiaries unless otherwise noted. Our principal executive offices are located in Silver Spring, Maryland, with an additional location in Woodland Hills, California. We also have international offices in London, England and Sydney, Australia.

        We are a premium digital channel company serving distinct audiences through our proprietary subscription-based digital channels (or Digital Channels segment), Acorn TV and UMC or Urban Movie Channel. Acorn TV features high-quality British and International mysteries and dramas. UMC showcases quality urban programming including feature films, documentaries, original series, stand-up comedy and other exclusive content for African-American and urban audiences.

        We also exclusively control, co-produce, and own a large library of content primarily consisting of British mysteries and dramas, independent feature films and Urban content. In addition to supporting our Digital Channels, we monetize our library through intellectual property (or IP) rights that we own, produce, and then exploit worldwide (our IP Licensing segment) and distribution operations across all available wholesale windows of exploitation (our Wholesale Distribution segment). Our IP Licensing segment consists of content that we own and includes our investment in Agatha Christie Ltd. (or ACL), while our Wholesale Distribution segment consists of worldwide exploitation of exclusive content in various formats through our wholesale partners, including broadcasters, digital outlets and major retailers in the United States of America (or U.S.), Canada, U.K. and Australia. We work closely with our wholesale partners to outline and implement release and promotional campaigns customized to the different audiences we serve and the program genres we exploit.

        On June 24, 2016, we entered into a licensing agreement with Universal Screen Arts (or USA) whereby USA took over our Acorn U.S. catalog/ecommerce business becoming the official, exclusive, direct-to-consumer seller of Acorn product in the U.S. During the quarter ended June 30, 2016, we also electronically distributed our last Acacia catalogs. As a result of these actions, we classified the U.S. catalog/ecommerce business as discontinued operations.

YEARS ENDED DECEMBER 31, 2017 AND 2016

Revenue Sources

        Revenues by reporting segment as a percentage of total revenues for the periods presented are as follows:

	Years Ended December 31,
	2017	2016
Digital Channels	31.5%	20.3%
IP Licensing(1)	0.1%	0.2%
Wholesale Distribution	68.4%	79.5%

Total revenues	100.0%	100.0%

(1)
Reported net revenues exclude revenues generated by our 64% owned subsidiary, ACL, which is accounted for under the equity method of accounting.

        Revenues by geographical area as a percent of the total revenues are as follows:

	Years Ended December 31,
	2017	2016
United States	85.1%	84.9%
United Kingdom	13.6%	13.9%
Other	1.3%	1.2%

Total revenues	100.0%	100.0%

  Digital Channels Segment

        Our Digital Channels segment predominately operates in the U.S. and comprises 31.5% of our overall revenue base. The Digital Channels segment revenues are derived from our online, proprietary, SVOD channels, Acorn TV and UMC. During 2017, revenues from our Digital Channels totaled $27.2 million, which represents an increase of $10.9 million when compared to 2016.

  IP Licensing Segment

        Our television drama productions are generally financed by the pre-sale of the initial broadcast license rights. Revenues reported in this segment include the initial broadcast license revenues, generally from the U.K. territory, and sublicense revenues for other territories outside the U.S., U.K. and Australia.

  Wholesale Distribution Segment

  DVD and Blu-ray

        Our primary source of revenues within the Wholesale Distribution segment continues to be from the exploitation of exclusive content on DVD and Blu-ray through third-party retailers such as Amazon and Walmart.

  Digital, VOD and Broadcast

        Revenues derived from digital and broadcast exploitation of our content continue to grow as a percentage of revenues. Net revenues derived from digital, VOD, third-party SVOD and broadcast exploitation account for approximately 41.5% of the segment's revenues in 2017 versus 34.9% in 2016. This is consistent with consumer adoption trends. As retailers continue to offer consumer-friendly devices that make access to these on-demand services easier, including allowing consumption on portable devices such as smartphones and tablets, we believe we are well-positioned to capture business in this growing distribution channel. Some of our digital retailers include Amazon, Hulu, iTunes, Netflix and a variety of cable television providers.

  Other Licensing

        We continue our efforts to acquire more programming with international rights. Our key sublicensing partners, that cover territories outside the U.S., the U.K. and Australia, are Universal Music Group International, Universal Pictures Australia and Warner Music Australia. To date, most of the feature films we have acquired do not include rights outside of North America. However, given our presence in the United Kingdom and Australia, we are focusing our efforts to acquire more programming in all English-language markets. When appropriate, we now seek the greatest variety of distribution rights regarding acquired content in the greatest variety of formats. We believe that this will allow us to further diversify revenue streams.

Cost Structure

        Our most significant costs and cash expenditures relate to acquiring or producing content for exclusive exploitation. We generally acquire programming through exclusive license or distribution agreements, under which we either (1) pay royalties or (2) receive distribution fees and pay net profits after recoupment of our upfront costs. Upon entering into a typical license (royalty) agreement, we pay an advance based on the estimated expected future net profits. Once the advance payment has been recouped, we pay royalties to the content suppliers quarterly based on the net revenues collected from the previous quarter. Under a typical exclusive distribution agreement, we may pay upfront fees, which are expressed as advances against future net profits. Once the advance and any other costs incurred are recouped, we pay the content supplier their share of net cash-profits, which is after our distribution fee, from the prior quarter's exploitation.

        In addition to advances, upfront fees and production costs, the other significant expenditures we incur are DVD/Blu-ray replication and digitalization of program masters, shipping costs from self-distribution of exclusive content, content hosting and delivery costs associate with our Digital Channels segment, advertising, personnel compensation costs and interest.

        We strive to achieve long-term, sustainable growth and profitability exceeding our internal return on investment target on new content acquisitions. This financial target is based on all up-front expenses associated with the acquisition and release of a title, including advances and development costs, and is calculated after allocating overhead costs.

        We also seek to maximize our operational cash flow and profitability by closely managing our marketing and discretionary expenses, and by actively negotiating and managing collection and payment terms.

HIGHLIGHTS

        Highlights for the year ended December 31, 2017 and other significant events are as follows:

  •
  Digital Channels segment revenues increased 67.2% to $27.2 million, driven by subscriber growth of 50.6% and was 31.5% of 2017 total revenues compared to 20.3% of 2016 total revenues.

  •
  Total revenues increased 7.6% to $86.3 million, primarily driven by the increase in Digital Channels segment revenues.

  •
  Gross profit increased 40.7% to $37.1 million and gross margin increased over ten percentage points to 43.0% in 2017 from last year. Continued growth in Digital Channels segment, which represents a larger portion of total revenues, drove the improvements in gross profit and gross margin.

  •
  Net loss (as revised—see footnote on our summary of results of operations on the next page) improved by $15.8 million and was $5.7 million for the year compared to a net loss of $21.5 million last year.

  •
  Adjusted EBITDA improved 26.5% to $16.6 million from $13.1 million last year.

        The highlights above and the discussion below are intended to identify some of our more significant results and transactions during 2017 and should be read in conjunction with our consolidated audited financial statements and related discussions within our Form 10-K filed on March 16, 2018.

RESULTS OF OPERATIONS

        A summary of our consolidated results of operations is presented below for the years ended December 31, 2017 and 2016, which have been prepared in accordance US GAAP and should be read in conjunction with our consolidated audited financial statements included in our Form 10-K filed on March 16, 2018.

	Years Ended December 31,
(In thousands)	2017	2016
	(Revised)(1)
Revenues	$86,304	$80,238
Costs of sales	49,174	53,847

Gross profit	37,130	26,391
Operating expenses	36,305	30,096

Income (Loss) from operations	825	(3,705)
Equity earnings of affiliate	5,955	3,078
Interest expense, net	(8,622)	(8,400)
Change in fair value of stock warrants and other derivatives	(3,922)	(4,573)
Gain (Loss) on extinguishment of debt	351	(3,549)
Other income (expense)	521	(1,293)
Benefit (provision) for income taxes	(803)	(211)

Loss from continuing operations, net of income taxes	(5,695)	(18,231)
Loss from discontinued operations, net of income taxes	—	(3,277)

Net loss	$(5,695)	$(21,508)

(1)
As disclosed in our Form 10-Q for the quarterly period ended June 30, 2018 filed on August 9, 2018, we identified an error that caused an overstatement of our previously reported deferred tax liability and an overstatement of our provision for income taxes. Through 2017, we were tax affecting our ACL equity earnings and accumulating a deferred tax liability, which in theory would become payable when we disposed of our equity investment. In addition to recognizing equity earnings, we also receive distributions from ACL, periodically, and when received, those distributions are not taxable nor does our foreign tax basis in ACL change. Therefore, we should have been tax affecting our ACL equity earnings after deducting distributions received. Because of this error, we overstated our benefit (provision) for income taxes for the 2017 and 2016 by $0.4 million for each year.

  In accordance with Staff Accounting Bulletin (SAB) No. 99, Materiality, and SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, we evaluated the error and determined that the impact was not material to the results of operations or financial position for the years ended December 31, 2017 and 2016. Because the December 31, 2017 balance sheet was included in our June 30, 2018 quarterly Form 10-Q, we corrected that balance sheet in that filing. We will correct the statement of operations for 2017 the next time we file a Form 10-K.

  We have corrected the benefit (provision) for income taxes in the above table as follows:

	Year Ended December 31, 2017
(In thousands)	As previously reported	Adjustment	As revised
Benefit (provision) for income taxes	$(1,234)	$431	$(803)
Loss from continuing operations, net of income taxes	$(6,126)	$431	$(5,695)
Loss from discontinued operations, net of income taxes	$—	$—	$—
Net loss	$(6,126)	$431	$(5,695)

	Year Ended December 31, 2016
(In thousands)	As previously reported	Adjustment	As revised
Benefit (provision) for income taxes	$(155)	$366	$211
Loss from continuing operations, net of income taxes	$(18,597)	$366	$(18,231)
Loss from discontinued operations, net of income taxes	$(3,277)	$—	$(3,277)
Net loss	$(21,874)	$366	$(21,508)

Revenues

        A summary of revenues by segment for the years ended December 31, 2017 and 2016 is as follows:

	Years Ended December 31,
(In thousands)	2017	2016
Digital Channels	$27,194	$16,262
Intellectual Property	47	168
Wholesale Distribution Revenue:
U.S.	46,224	51,834
International	12,839	11,974

Total Wholesale Distribution	59,063	63,808

Total Revenues	$86,304	$80,238

        Revenues for the year ended December 31, 2017 increased $6.1 million when compared to the year ended December 31, 2016. The increase in revenues is primarily driven by our Digital Channels segment, which increased by $10.9 million, offset by revenues from our Wholesale Distribution segment, which decreased by $4.8 million. The increase in revenues from our Digital Channels segment was driven by 50.6% growth in paying subscribers. We increased our marketing efforts during the year to support subscriber growth. In addition, we are continually featuring new content on our digital channels, which we believe is a key factor in attracting new subscribers for all of our channels.

Revenues from our Digital Channels segment continues to represent a growing and more meaningful portion of our consolidated revenues. Revenues from these channels for the year ended December 31, 2017, account for 31.5% of our total revenues as compared to 20.3% for the same period in 2016.

        Our Wholesale Distribution segment's revenue decline is attributable to decreases in the U.S. revenues of $5.6 million and an increase in international revenues of $0.9 million. The Wholesale Distribution segment's U.S. revenue decrease is primarily attributable to less content being released in the first half of 2017 compared to the same period last year as well as a decline in demand for DVDs and Blu-ray product as more digital programming becomes available. In 2017, one of our major wholesale partners substantially discontinued the sale of DVDs which contributed to the decrease in U.S. revenues. International Wholesale Distribution revenues increased due to the strong performance of two new releases during the year.

Cost of Sales ("COS") and Gross Margins

        A summary of COS by segment and overall gross margins for the years ended December 31, 2017 and 2016 is as follows:

	Years Ended December 31,
(In thousands)	2017	2016
Digital Channels	$7,664	$4,929
IP Licensing	—	158
Wholesale Distribution	41,510	48,760

Total COS	$49,174	$53,847

Gross Margin	$37,130	$26,391

Gross Margin %	43.0%	32.9%

        COS decreased by $4.7 million to $49.2 million for 2017 compared to the same period in 2016. The decrease in COS is attributed to lower sales of physical content, lower impairment charges and lower step-up amortization in our Wholesale Distribution segment. Impairment charges recorded for content investments and inventories total $3.0 million and $4.6 million for the years ended December 31, 2017 and 2016, respectively. Impairment charges decreased due to improved performance of our released content relative to our estimation of future revenues. Our step-up amortization was $2.6 million and $3.6 million for the years ended December 31, 2017 and 2016, respectively. The decrease in step-up amortization is attributable to lower revenues from titles that were acquired prior to our Business Combination. As time passes, we expect that step-up amortization will decrease.

        As a percentage of revenues, our gross margin improved to 43.0% for 2017 compared to 32.9% for 2016. The improvement is primarily attributable to lower impairments and step-up amortization, as well as, revenue growth of our proprietary digital channels. Revenues from this segment account for 31.5% of our total revenues during 2017 as compared to 20.3% of total revenues during 2016. This business segment generates a higher gross margin than our other business segments. The Wholesale Distribution segment margins also increased due to the positive impact of a few one-time sales and licensing renewal transactions representing revenues of $1.1 million during 2017, which had very little associated costs.

Operating Expenses ("SG&A")

        The following table includes a summary of the components of SG&A:

	Years Ended December 31,
(In thousands)	2017	2016
Selling expenses	$12,896	$9,298
General and administrative expenses	19,704	17,841
Depreciation and amortization	3,705	2,957

Total operating expenses	$36,305	$30,096

        SG&A increased by $6.2 million for the year ended December 31, 2017, compared to the same period in 2016. The increase is primarily attributable to targeted marketing expenses that increased $3.6 million for year ended December 31, 2017, primarily due to increased marketing related to our Digital Channels segment. General and administrative expenses increased $1.9 million primarily due to increased incentive compensation costs including increased expenses associated with stock-based compensation for executives and employees. Depreciation and amortization expense increased $0.8 million primarily due to investments in our websites to support the growth of the Digital Channels segment.

Equity Earnings of Affiliate

        Equity earnings of affiliate (which is ACL) increased $2.9 million for the year ended December 31, 2017 to $6.0 million when compared to 2016. During 2017, ACL's gross profit margin and its income from operations are higher when compared to 2016 due to higher publishing and licensing revenues, as a percent of its total revenues, which generate higher margins when compared to its other operations. In addition, ACL's results were impacted by the strong performance of film and television programming released in 2017, as well as the receipt of additional licensing revenues from one title.

Interest Expense

        Interest expense increased $0.2 million for the year ended December 31, 2017, as compared to 2016. The increase is primarily a result of higher average outstanding debt balances partially offset by reduced interest rates on our senior debt.

Change in Fair Value of Stock Warrants and Other Derivatives

        The change in the fair value of our warrant and other derivative liabilities impacts the statement of operations. A decrease in the fair value of the liabilities results in the recognition of income, while an increase in the fair value of the liabilities results in the recognition of expense. Changes in fair value are primarily driven by changes in our common stock price and its volatility. During 2017, we recognized expense of $3.9 million due to changes in the fair value of our stock warrants and other derivative liabilities. During 2016, we recognized expense of $4.6 million due to changes in the fair value of our stock warrants and other derivative liabilities.

Gain (Loss) on Extinguishment of Debt

        In 2016, upon repaying our previous credit facility and entering into the senior secured credit agreement with AMC, we recognized a $3.6 million loss from the early extinguishment of debt, which is reported separately within our statement of operations. This loss primarily represents the unamortized debt discount and deferred financing costs at the time of repayment and a prepayment penalty of $0.8 million. In 2017, we amended our credit agreement with AMC (see Liquidity and Capital Resources below) and recorded a gain of $0.3 million. The gain was a result of us recording the new amended debt at an amount that was slightly less than its current carrying amount.

Other Income (Expense)

        Other expense mostly consists of foreign currency gains and losses resulting primarily from advances and loans by our U.S. subsidiaries to our foreign subsidiaries that have not yet been repaid. Our foreign currency gains and losses are primarily impacted by changes in the exchange rate of the British Pound Sterling (or the Pound) relative to the U.S. dollar (or the Dollar). As the Pound strengthens relative to the Dollar, we recognized other income; and as the Pound weakens relative to the Dollar, we recognize other expense. During 2017, the Pound strengthened relative to the dollar, and we recognized a foreign currency gain of $0.6 million. During 2016, the Pound weakened relative to the dollar, and we recognized foreign currency loss of $1.5 million.

Income Taxes

        We have fully reserved our net U.S. deferred tax assets, and such tax assets may be available to reduce future income taxes payable should we have U.S. taxable income in the future. To the extent such deferred tax assets relate to net operating losses (or NOL) carryforwards, the ability to use our NOL carryforwards against future earnings will be subject to applicable carryforward periods and limitations subsequent to a change in ownership. As of December 31, 2017, we had NOL carryforwards for federal and state income tax purposes of approximately $113.6 million and $61.0 million, respectively.

        We recorded income tax benefit (benefit) of $(0.8) million and $0.2 million for the years ended December 31, 2017 and 2016, respectively. As revised, our tax provision (benefit) consists primarily of a deferred tax provision (benefit) for certain deferred tax liabilities and a current tax provision for our U.K. operations. We are recording a deferred tax provision (benefit) and liability on our equity earnings of affiliate (ACL) less distributions received. These undistributed earnings will be taxable in the U.K., when and if we dispose of our investment. We are providing current income tax expense on pre-tax income from our consolidated U.K. subsidiaries at an effective tax rate of approximately 19%. We are not providing a current tax provision (benefit) on our U.S. operations, other than for certain state minimum taxes, which are not material.

Loss from Discontinued Operations, Net of Income Taxes

        Our loss from discontinued operations is attributable to us transitioning our U.S. catalog/ecommerce business to USA, which was completed during 2016. For the year ended December 31, 2016, our loss from discontinued operations was $3.3 million. Revenues from discontinued operations were $7.8 million for the year ended December 31, 2016.

Adjusted EBITDA

        Management defines Adjusted EBITDA as earnings before income tax, depreciation and amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, restructuring costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.

        Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses. The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations. Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with US GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

        The following table includes the reconciliation of our consolidated US GAAP net loss to our consolidated Adjusted EBITDA:

	Years Ended December 31,
(In thousands)	2017	2016
Net loss	$(5,695)	$(21,508)
Interest expense	8,622	8,400
Provision (benefit) for income tax	803	(211)
Depreciation and amortization	3,705	2,957
Basis-difference amortization in equity earnings of affiliate	460	484
Change in fair value of stock warrants and other derivatives	3,922	4,573
Stock-based compensation	1,841	1,010
Restructuring	249	5,938
Loss from discontinued operations	—	3,277
Foreign currency exchange loss on intercompany accounts	(591)	1,487
Non-cash royalty expense	3,234	6,681

Adjusted EBITDA	$16,550	$13,088

        Adjusted EBITDA increased by $3.5 million for the year ended December 31, 2017 compared to the same period in the prior year. The increase reflects our improved operating results from continuing operations after adjusting for the above non-cash expenses. The improved performance primarily results from the growth of our Digital Channels segment, which is becoming a larger portion of our business and is contributing a higher profit margin. Adjusted EBITDA also improved due to the improved performance of our investment in ACL during the fiscal year ended December 31, 2017 as compared to the same period in December 31, 2016. The 2017 restructuring adjustment primarily includes our net gain on extinguishment of debt, certain non-recurring transaction costs totaling $0.3 million, a legal settlement of $0.2 million and severance payments totaling $0.2 million. The 2016 restructuring adjustment includes our loss on extinguishment of debt and related transaction costs. The adjustment also includes severance payments and related expenses totaling $2.1 million, which consist entirely of personnel costs that have been eliminated as a result of our restructuring activities.

BALANCE SHEET ANALYSIS

Assets

        Total assets at December 31, 2017 and 2016, were $151.8 million and $140.8 million, respectively. The increase of $11.0 million in assets is primarily attributed to increases in investments in content of $9.8 million, equity investment in ACL of $5.1 million and increase in accounts receivable of $0.6 million offset by decreases in other intangible assets of $1.6 million, cash of $1.6 million and inventories of $1.3 million. The decrease in cash is primarily due to increased investments in content and increased royalty payments offset by the expansion of our debt, which generated about $9.3 million of cash, and cash dividends received from ACL of $2.5 million. Our equity investment in ACL primarily increased due to improved operating performance. Our accounts receivable increased largely due to the growth of revenues from our Digital Channels segment.

        A summary of assets by segment is as follows:

	December 31,
(In thousands)	2017	2016
	(Revised)(1)
Digital Channels	$11,148	$5,941
IP Licensing	23,981	18,648
Wholesale Distribution	109,178	107,565
Corporate	7,473	8,643

Total Assets	$151,780	$140,797

(1)
On January 1, 2018, we adopted Accounting Standard Update (ASU) No. 2014-09, Revenue from Contracts with Customers, as a new Topic, Accounting Standards Codification (ASC) Topic 606 using the modified retrospective method applied to all contracts as of January 1, 2018. Upon adoption of the new revenue standards, we reclassified our sales return reserve from accounts receivable to accounts payable and accrued liabilities. Our sales return reserve as of December 31, 2017 and 2016 was $4.2 million and $4.8 million, respectively.

	As of December 31, 2017
(In thousands)	As previously reported	Adjustment	As revised
Wholesale Distribution assets	$104,987	$4,191	$109,178
Total assets	$147,589	$4,191	$151,780
Total liabilities and equity	$147,589	$4,191	$151,780

	As of December 31, 2016
(In thousands)	As previously reported	Adjustment	As revised
Wholesale Distributions assets	$102,748	$4,817	$107,565
Total assets	$135,980	$4,817	$140,797
Total liabilities and equity	$135,980	$4,817	$140,797

Liabilities and Equity

        The increase of liabilities and equity of $11.0 million to $151.8 million is primarily due to an $10.6 million increase in our debt balance.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

        A summary of our cash flow activities is as follows:

	Years Ended December 31,
(In thousands)	2017	2016
Net cash used in operating activities	$(8,886)	$(1,484)
Net cash used in investing activities	(1,933)	(1,428)
Net cash provided by financing activities	8,732	6,462
Effect of exchange rate changes on cash	468	(246)

Net (decrease) increase in cash	(1,619)	3,304
Cash at beginning of year	7,834	4,530

Cash at end of year	$6,215	$7,834

        At December 31, 2017 and 2016, our cash balances were approximately $6.2 million and $7.8 million, respectively.

        The aggregate cash used in operating and investing activities during the year ended December 31, 2017 was provided by cash from our operation and our financing activities. During the year ended December 31, 2017, our cash position was impacted by the following:

  •
  We used cash for operating activities of $8.9 million compared to $1.5 million for the same period last year. We used more cash for operating activities in 2017 due to increasing our investments in content to expand our program library and to reducing our royalty liabilities. We continue to experience liquidity constraints as we have several competing demands on our available cash and cash that may be generated from operations. We continue to have significant short-term vendor debts, that are past due and which we are in the process of paying off by making increased cash payments or modifying payment terms in the short term. Bringing our vendor trade payables current continues to constrain our liquidity.

  •
  Our quarterly results are typically affected by: (a) the timing and release dates of key productions, (b) the seasonality of our Wholesale Distribution business which is 32% to 35% weighted to the fourth quarter and (c) the increased investment in content during the first half of the year, though investments are limited by liquidity constraints.

  •
  Our reported cash flow activities include the impacts of our discontinued operations. During the year ended 2016, our discontinued operations required a net use of cash from operating activities of $3.8 million.

  •
  During 2017, we received $8.7 million from financing activities compared to $6.5 million for the same period in the prior year. During 2017, we increased our senior debt by $18.0 million and used $8.6 million to repay our subordinated debt. During 2016, we received net cash proceeds from the AMC Credit Agreement, as defined below under Capital Resources, of $64.2 million when refinancing our senior debt. The proceeds received were used to repay our prior senior secured term notes of $56.9 million, including accrued interest, and transaction expenses of approximately $1.7 million, which included a prepayment penalty of $0.8 million.

        Our past due vendor payables are currently $7.7 million, a reduction of $4.4 million from last year. These past-due payables are largely a result of significant past-due vendor payables acquired in 2012 when purchasing Image. As we work to catch up on the acquired past-due payables, we have fallen behind on other payables. We continue to work with our vendors to make payment arrangements that are agreeable with them and that give us flexibility in terms of when payments will be made. Additionally, we must maintain a certain level of expenditures for marketing to support subscriber growth and for the acquisition of new content that allows us to generate revenues and margins sufficient to meet our obligations.

        Growth of our Digital Channels segment has the potential impact of improving our liquidity. We continue to realize significant growth in our Digital Channels segment. Our Digital Channels segment revenues increased 67.2% to $27.2 million during 2017. After cost of sales and operating expenses, our Digital Channels segment contributed $8.8 million of income from continuing operations for 2017 compared to $6.3 million last year. Our expectation is that our Digital Channels will continue to grow, however there is no assurance that this will occur.

        In October 2016, we refinanced our senior debt. In January 2017, to repay our subordinated notes payable, we amended our senior debt and borrowed an additional $8.0 million. In June 2017, we expanded our senior debt and borrowed an additional $10.0 million. The proceeds received are available for working capital purposes, including the acquisition of content In addition to providing us liquidity, the amended senior loan facility helps us address our liquidity constraints going forward in three ways: (1) it eliminates cash interest payments, which were 12% prior to October 14, 2016 and 4% through March 31, 2017, (2) there are no required principal payments until 2020, and (3) the financial covenants have been reset to less restrictive levels that provide us the necessary flexibility to invest in our operations.

        During the year ended December 31, 2017, we had capital expenditures of $1.9 million which includes $0.3 million that was accrued for in accounts payable. The capital expenditures by segment during 2017 were $1.3 million $0.6 million for the Digital Channels and Corporate segments, respectively. During the year ended December 31, 2016, we had capital expenditures of $1.7 million, which includes $0.3 million that was accrued for in accounts payable. The capital expenditures by segment during 2016 were $1.4 million and $0.3 million for the Digital Channels and Corporate segments, respectively.

        We believe that our current cash at December 31, 2017, will be sufficient to meet our forecasted requirements for operating liquidity and capital expenditures for at least one year from the date of issuance of this report. We have no required debt repayments until 2020. However, there can be no assurances that we will be successful in realizing improved results from operations including improved Adjusted EBITDA, generating sufficient cash flows from operations or agreeing with vendors on revised payment terms.

Capital Resources

  Cash

        As of December 31, 2017, we had cash of $6.2 million, as compared to $7.8 million as of December 31, 2016.

  Senior Term Notes

        On October 14, 2016, we entered into a $65.0 million Credit and Guaranty Agreement (the AMC Credit Agreement) with Digital Entertainment Holdings LLC, a wholly owned subsidiary of AMC Networks Inc. (or AMC). Concurrent with entering into the AMC Credit Agreement, we also issued AMC three warrants (the AMC Warrants) to acquire a total of 20.0 million shares of our common stock at $3.00 per share. The entering of the AMC Credit Agreement, the issuance of the AMC Warrants and the associated transactions are referred to as the AMC Transaction.

        The proceeds received from the AMC Credit Agreement were used to repay our prior senior secured term notes of $55.1 million, including accrued interest, and transaction expenses of approximately $1.7 million, which includes a prepayment penalty of $0.8 million. Initially, the AMC Credit Agreement consisted of (i) a term loan tranche in the principal amount of $5.0 million (or Tranche A Loan), which was due on October 14, 2017, and (ii) a term loan tranche in the principal amount of $60.0 million (or Tranche B Loan) of which 25% is due after five years, 50% is due after six years and the remaining 25% is due after seven years. The Tranche A Loan bears interest at a rate of 7.0% per annum and the Tranche B Loan bears interest at a rate of 6.0% per annum. Interest was payable quarterly whereby 4.0% was payable in cash and the balance was payable in shares of common stock determined using a per-share value of $3.00. The loan is secured by a lien on substantially all of our consolidated assets.

        On January 30, 2017, to repay prior debt obligations under the subordinated notes payable we amended the AMC Credit Agreement and borrowed an additional $8.0 million, thereby increasing our Tranche A Loan from $5.0 million to $13.0 million. We also extended the maturity date for our Tranche A Loan from October 14, 2017 to June 30, 2019.

        On June 16, 2017, to fuel the growth of our business we expanded the AMC Credit Agreement and borrowed an additional $10.0 million, thereby increasing our Tranche A Loan from $13.0 million to $23.0 million. Further, we extended the maturity date for our Tranche A Loan from June 30, 2019 to beginning on June 30, 2020. We also amended the payment provisions regarding interest whereby all interest is now settled with shares of common stock at $3.00 per share beginning as of April 1, 2017. The additional $10.0 million borrowed was used for working capital purposes, including the acquisition of content. This amendment also changed certain debt covenant ratios to reflect the extended maturity date and the increase of the Tranche A Loan balance.

        On October 2, 2017, we issued AMC 427,347 shares of common stock in payment of $1.3 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement.

        Concurrent with the June amendment, RLJ SPAC Acquisition, LLC converted all of its preferred stock holdings into shares of common stock and AMC exercised a portion of its warrants, which resulted in the Tranche B Loan principal reduction of $5.0 million. This reduction in principal did not result in a prepayment penalty.

        Subject to certain customary exceptions, the AMC Credit Agreement requires mandatory prepayments if we were to receive proceeds from asset sales, insurance, debt issuance or the exercise of the warrants. We may also make voluntary prepayments. Prepayments of the Tranche B Loan (either voluntary or mandatory) are subject to a prepayment premium of 3.0% if principal is repaid on or before October 14, 2018, and 1.5% if principal is repaid after October 14, 2018 but on or before October 14, 2019. No prepayment premium is due for amounts prepaid after October 14, 2019, and for mandatory prepayments made from proceeds received from the exercise of warrants. The Tranche A Loan is not subject to prepayment penalties.

        The AMC Credit Agreement contains certain financial and non-financial covenants. Financial covenants are assessed annually and are based on Consolidated Adjusted EBITDA, as defined in the AMC Credit Agreement. Financial covenants vary by fiscal year and generally become more restrictive over time.

        Financial covenants include the following:

	December 31, 2016	December 31, 2017	December 31, 2018	Thereafter
Leverage Ratios:
Senior debt-to-Adjusted EBITDA	6.00 : 1.00	5.75 : 1.00	4.00 : 1.00	Ranges from 3.75 : 1.00 to 2.50 : 1.00
Total debt-to-Adjusted EBITDA	6.75 : 1.00	6.00 : 1.00	5.00 : 1.00	4.00 : 1.00
Fixed charge coverage ratio	1.00 : 1.00	1.00 : 1.00	2.00 : 1.00	2.00 : 1.00

        The AMC Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to certain other contracts (including, for example, business arrangements with our U.S. distribution facilitation partner and other material contracts) and indebtedness and events constituting a change of control or a material adverse effect in any of our results of operations or conditions (financial or otherwise). The occurrence of an event of default would increase the applicable rate of interest and could result in the acceleration of our obligations under the AMC Credit Agreement.

        The AMC Credit Agreement imposes restrictions on such items as encumbrances and liens, payments of dividends to Stockholders, other indebtedness, stock repurchases, capital expenditures and entering into new lease obligations. Additional covenants restrict our ability to make certain investments, such as loans and equity investments, or investments in content that are not in the ordinary course of business. Pursuant to the AMC Credit Agreement, we must maintain at all times a cash balance of $2.0 million in cash for 2017 and $3.5 million in cash for all years thereafter. As of December 31, 2017, we were in compliance with all covenants as stipulated in the amended AMC Credit Agreement.

  Subordinated Notes Payable

        On January 31, 2017, we repaid the outstanding principal and interest on our unsecured subordinated promissory notes. When doing so, we did not incur a prepayment penalty. The subordinated notes were issued in 2012 in the aggregate principal amount of $14.8 million to the selling preferred stockholders of Image (or Subordinated Note Holders). In 2015, and in connection with the sale of preferred stock and warrants, the Subordinated Note Holders exchanged approximately $8.5 million of subordinated notes for 8,546 shares of preferred stock and warrants to acquire approximately 855,000 shares of common stock.

  Preferred Stock

        On May 20, 2015, we closed a transaction in which we sold 31,046 shares of preferred stock and warrants to acquire 3.1 million shares of common stock (the 2015 Warrants) for $22.5 million in cash and the exchange of $8.5 million in subordinated notes. Of the preferred shares and warrants sold, 16,500 shares of preferred stock and warrants to acquire 1.7 million shares of common stock were sold to certain board members or their affiliated companies. We used $10.0 million of the cash proceeds from this sale to make partial payment on our senior notes payable and approximately $1.9 million for prepayment penalties, legal and accounting fees, which include fees associated with our registration statement filed in July 2015 and other expenses associated with the transaction. The balance of the net cash proceeds was used for content investment and working capital purposes. Of the fees incurred, $0.9 million was recorded against the proceeds received, $0.5 million was recorded as additional debt discounts, $0.2 million was included as interest expense and the balance was included in other expense.

        On October 14, 2016 and concurrent with the close of the AMC Credit Agreement, we amended our preferred stock such that we were able to classify our preferred stock and its embedded conversion feature within our shareholders' equity. Prior to the amendment, our preferred stock and its embedded conversion feature were recorded on our consolidated balance sheet outside of shareholders' equity. The amended terms are disclosed below.

        The preferred stock has the following rights and preferences:

  •
  Rank—the preferred stock ranks higher than other company issued equity securities in terms of distributions, dividends and other payments upon liquidation.

  •
  Dividends—the preferred stockholders are entitled to cumulative dividends at a rate of 8% per annum of a preferred share's stated value ($1,000 per share plus any unpaid dividends). The first dividend payment was made on July 1, 2017 and payments will be made quarterly thereafter. At our discretion, dividend payments are payable in either cash, or if we satisfy certain equity issuance conditions, in shares of common stock. Pursuant to the October 14, 2016 amended terms, if we don't satisfy equity issuance conditions, then we may elect to accrue the value of the dividend and add it to the preferred share's stated value.

  •
  Conversion—at the preferred stockholder's discretion, each share of preferred stock is convertible into 333.3 shares of our common stock, subject to adjustment for any unpaid dividends. Prior to the October 14, 2016 amendment, the conversion rate was subject to anti-dilution protection for offerings consummated at a per-share price of less than $3.00 per common share. This down-round provision was removed as part of the October 14, 2016 amendment.

  •
  Mandatory Redemption—unless previously converted, on May 20, 2020, at our option we will either redeem the preferred stock with (a) cash equal to $1,000 per share plus any unpaid dividends (Redemption Value), or (b) shares of common stock determined by dividing the Redemption Value by a conversion rate equal to the lower of (i) the conversion rate then in effect (which is currently $3.00) or (ii) 85% of the then trading price, as defined, of our common stock. As part of the October 14, 2016 amendment, a floor was established for all but 16,500 shares of preferred stock such that the redemption ratio cannot be below $0.50 per common share. For the 16,500 shares of preferred stock, a floor of $2.49 was already in place and remained unchanged. If we were to redeem with shares of common stock, the actual number of shares that would be issued upon redemption is not determinable as the number is contingent upon the then trading price of our common stock. Generally, if we were to redeem with shares, the number of common shares needed for redemption increases as our common stock price decreases. Because of the October 14, 2016 amendment, the maximum number of common shares issuable upon redemption is determinable given the redemption conversion floors. If we elect to redeem with shares of common stock, and we fail to meet certain conditions with respect to the issuance of equity, then we would be subject to a 20% penalty of the maturity redemption price, payable in either cash or shares of common stock. This penalty is subject to, and therefore possibly limited by, a $0.50 per share floor.

  •
  Voting—except for certain matters that require the approval of the preferred stockholders, such as changes to the rights and preferences of the preferred stock, the preferred stock does not have voting rights. However, the holders of the preferred stock are entitled to appoint two board members and, under certain circumstances, appoint a third member.

        We are adjusting the carrying balance of our preferred stock to its Redemption Value using the effective interest-rate method over a period of time beginning from the issuance of May 20, 2015 to the required redemption date of May 20, 2020. During the years ended December 31, 2017 and 2016, we recognized accretion of $1.2 million and $4.3 million, respectively. Accretion includes cumulative preferred dividends. As of December 31, 2017, the accumulated unpaid dividends on preferred stock were $2.8 million. During the years ended December 31, 2017 and 2016, accumulated unpaid dividends increased by $0.7 million (or $46.16 per share of preferred stock) and $2.7 million (or $88.60 per share of preferred stock), respectively.

        During 2016, two preferred shareholders converted a total of 849 shares of preferred stock and $0.1 million of accumulated dividends into 0.3 million shares of common stock. During June 2017, the largest preferred shareholder (RLJ SPAC Acquisition, LLC) converted a total of 15,000 shares of preferred stock and $2.7 million of accumulated dividends into 5.9 million shares of common stock.

        In 2015, we filed a registration statement with the Securities and Exchange Commission to register the shares issuable upon conversion of the preferred stock and exercise of the 2015 Warrants. The registration statement was declared effective in July 2015 and amended in 2016. If we are in default of the registration rights agreement, and as long as the event of default is not cured, then we are required to pay, in cash, partial liquidation damages, which in total are not to exceed 6% of the aggregated subscription amount of $31.0 million. We will use our best efforts to keep the registration statement effective.

THREE AND SIX MONTH PERIODS ENDED June 30, 2018 AND 2018

RESULTS OF OPERATIONS

        A summary of our results of operations for the three and six months ended June 30, 2018 and 2017, as disclosed in our consolidated financial statements, included in our Form 10-Q filed on August 9, 2018, is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Revenues	$21,474	$18,833	$40,056	$32,720
Costs of sales	10,240	9,090	20,022	18,210

Gross profit	11,234	9,743	20,034	14,510
Operating expenses	10,574	8,495	21,035	16,175

Income (Loss) from operations	660	1,248	(1,001)	(1,665)
Equity in earnings of affiliate	1,288	869	2,072	1,420
Interest expense, net	(2,362)	(2,152)	(4,653)	(4,038)
Change in fair value of stock warrants and other derivatives	(471)	(491)	(3,438)	(3,383)
(Loss) Gain on extinguishment of debt	—	(425)	—	470
Other (expense) income, net	(1,414)	161	(1,591)	445
Benefit (Provision) for income taxes	285	(76)	145	(237)

Net loss	$(2,014)	$(866)	$(8,466)	$(6,988)

Revenues

        A summary of revenues by segment for the three and six months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Digital Channels	$9,402	$6,439	$18,075	$12,404
IP Licensing	17	2	36	4
Wholesale Distribution:
U.S.	9,876	8,619	16,947	14,029
International	2,179	3,773	4,998	6,283

Total Wholesale Distribution	12,055	12,392	21,945	20,312

Total Revenues	$21,474	$18,833	$40,056	$32,720

        Revenues increased $2.6 million for the three months ended June 30, 2018 compared to the same period in 2017. The increase in revenues is primarily driven by our Digital Channels segment, which increased by $3.0 million, partially offset by our Wholesale Distribution segment, which decreased by $0.3 million. The increase in revenues from our Digital Channels segment was driven by a 49.1% growth in paying subscribers. We increased our marketing efforts beginning in the third quarter of 2017 to support subscriber growth. In addition, we are continually featuring new content on our digital channels, which we believe is a key factor in attracting new subscribers for all our channels. Revenues from our Digital Channels segment continues to represent a growing and more meaningful portion of our consolidated revenues. Revenues from these channels for the three months ended June 30, 2018 account for 43.8%, as compared to 34.2% for the three months ended June 30, 2017. Our Wholesale Distribution segment's revenue decrease is primarily attributable to decreases in International revenues of $1.6 million for the three months ended June 30, 2018, offset by a $1.3 million increase in U.S. revenues. The International Wholesale Distribution revenues decreased primarily due to the release of two strong performing releases during the second quarter of 2017. The Wholesale Distribution segment's U.S. revenue increase is primarily attributable to increased digital sales and demand for content being released during the current period.

        Revenues increased $7.3 million for the six months ended June 30, 2018 compared to the same period in 2017. The increase in revenues is primarily driven by our Digital Channels segment, which increased by $5.7 million, and our Wholesale Distribution segment, which increased by $1.6 million. The increase in revenues from our Digital Channels segment was driven by a 49.1% growth in paying subscribers. Revenues from these channels for the six months ended June 20, 2018 account for 45.1% of our total revenues as compared to 37.9% for the six months ended June 30, 2017. Our Wholesale Distribution segment's revenue increase is primarily attributable to increases in U.S. revenues of $2.9 million for the six months ended June 30, 2018. The Wholesale Distribution segment's U.S. revenue increase is primarily attributable to increased digital sales and demand for content being released during the current period. This increase was offset by a $1.3 million decrease in revenues from the International Wholesale Distribution segment due to the release of two strong performing releases during the second quarter of 2017.

Cost of Sales ("COS") and Gross Margins

        A summary of COS by segment and overall gross margins for the three and six months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Digital Channels	$2,398	$1,698	$4,653	$3,205
Wholesale Distribution	7,842	7,392	15,369	15,005

Total COS	$10,240	$9,090	$20,022	$18,210

Gross Margin	$11,234	$9,743	$20,034	$14,510

Gross Margin %	52.3%	51.7%	50.0%	44.3%

        COS increased by $1.2 million to $10.2 million for the three months ended June 30, 2018 compared to the same period in 2017. The increase in COS is primarily attributable to an increase in royalty expenses within our Digital Channels segment. This increase is due to the release of new content on the channels. COS increased by $0.5 million within our Wholesale Distribution segment primarily due to an increasing proportion of revenues coming from digital distribution which carries a higher royalty rate than generated by sales of physical content. Our step-up amortization was $0.2 million and $0.4 million for the three months ended June 30, 2018 and 2017, respectively. The decrease in step-up amortization is attributable to lower revenues from titles that were acquired prior to our Business Combination. As time passes, we expect that step-up amortization will continue to decrease.

        COS increased by $1.8 million to $20.0 million for the six months ended June 30, 2018 compared to the same period in 2017. The increase in COS is primarily attributable to an increase in royalty expenses within our Digital Channels segment. This increase is due to the release of new content on the channels. Within our Wholesale Distribution segment, impairment charges recorded for content investments and inventories total $0.7 million and $1.1 million for the six months ended June 30, 2018 and 2017, respectively. Impairment charges decreased due to improved performance of our released content relative to our estimation of future revenues. Our step-up amortization was $0.7 million and $1.3 million for the six months ended June 30, 2018 and 2017, respectively. The decrease in step-up amortization is attributable to lower revenues from titles that were acquired prior to our Business Combination. As time passes, we expect that step-up amortization will continue to decrease.

        As a percentage of revenues, our gross margin improved to 52.3% for the three months ended June 30, 2018 as compared to 51.7% for the same period last year. As a percentage of revenues, our gross margin improved to 50.0% for the six months ended June 30, 2018 as compared to 44.3% for the same period last year. The improvement is primarily attributable to lower impairments and step-up amortization within our Wholesale Distribution segment, as well as, revenue growth of our proprietary digital channels, which generates a higher gross margin than our other business segments.

Operating Expenses ("SG&A")

        A summary of the components of SG&A for the three and six months ended June 30, 2018 and 2017 is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Selling expenses	$4,776	$2,875	$9,041	$5,159
General and administrative expenses	5,093	4,716	10,404	9,239
Depreciation and amortization	705	904	1,590	1,777

Total operating expenses	$10,574	$8,495	$21,035	$16,175

        For the three and six months ended June 30, 2018, SG&A increased by $2.1 million and $4.9 million, respectively, compared to the same period last year. The increase is attributable to targeted marketing expenses that increased $1.9 million and $3.9 million, respectively, during the three and six months ended June 30, 2018, primarily due to increased marketing related to our Digital Channels segment. For the three and six months ended June 30, 2018, General and administrative expenses increased $0.4 million and $1.2 million, respectively, primarily due to increased incentive compensation costs including increased expenses associated with share-based compensation for executives and employees.

Equity Earnings of Affiliate

        Equity earnings of affiliate (which is ACL) increased $0.4 million and $0.7 million, respectively, for the three and six months ended June 30, 2018 when compared to the same periods in 2017. During 2018, ACL's gross profit and its income from operations are higher when compared to the same period in 2017 due to higher publishing revenues, as a percent of its total revenues, which generate higher margins when compared to its other operations.

Interest Expense, Net

        Interest expense increased $0.2 million and $0.6 million, respectively, for the three and six months ended June 30, 2018 as compared to the same period in 2017. The increase is primarily a result of higher average outstanding debt balances during the three and six months ended June 30, 2018 as compared to the same period in 2017.

Change in Fair Value of Stock Warrants and Other Derivatives

        The change in the fair value of our warrant and other derivative liabilities impacts the statement of operations. A decrease in the fair value of the liabilities results in the recognition of income, while an increase in the fair value of the liabilities results in the recognition of expense. Changes in fair value are primarily driven by changes in our common stock price and its volatility. For the three months ended June 30, 2018 and 2017, we recognized expense of $0.5 million in each period due to changes in the fair value of our stock warrants and other derivative liabilities. For the six months ended June 30, 2018 and 2017, we recognized expense of $3.4 million in each period due to changes in the fair value of our stock warrants and other derivative liabilities.

Other (Expense) Income

        Other (expense) income mostly consists of foreign currency gains and losses resulting from advances and loans by our U.S. subsidiaries to our foreign subsidiaries that have not yet been repaid. Our foreign currency gains and losses are primarily impacted by changes in the exchange rate of the

British Pound Sterling (or the Pound) relative to the U.S. dollar. As the Pound strengthens relative to the U.S. dollar, we recognize other income; and as the Pound weakens relative to the Dollar, we recognize other expense. During the three and six months ended June 30, 2018, we recognized foreign currency losses of $0.4 million on intercompany loans with our foreign subsidiaries for each period. During the three and six months ended June 30, 2017, we recognized foreign currency gains of $0.2 million and $0.5 million.

        During the three and six months ended June 30, 2018, other expenses also included $1.0 million and $1.1 million, respectively, of transaction costs incurred to respond to AMC's merger proposal.

Income Taxes

        We have fully reserved our net U.S. deferred tax assets, and such tax assets may be available to reduce future income taxes payable should we have U.S. taxable income in the future. To the extent such deferred tax assets relate to net operating losses (or NOL) carryforwards, the ability to use our NOL carryforwards against future earnings will be subject to applicable carryforward periods and limitations subsequent to a change in ownership.

        We recorded income tax benefit of $0.3 million for the three months ended June 30, 2018. We recorded income tax expense of $0.1 million for the three months ended June 30, 2017. We recorded income tax benefit of $0.1 million for the six months ended June 30, 2018. We recorded income tax expense of $0.2 million for the six months ended June 30, 2017. Our tax provision consists primarily of a deferred tax provision for certain deferred tax liabilities and a current tax provision for our U.K. operations. We are recording a deferred tax provision and liability for our equity earnings of affiliate (ACL) after deducting distributions received. The earnings in excess of distributions received will be taxable in the U.K., when and if we dispose of our investment. We are providing current income tax expense on pre-tax income from our consolidated U.K. subsidiaries at an effective tax rate of approximately 19%. We are not providing a current tax provision (benefit) on our U.S. operations, other than for certain state minimum taxes, which are not material.

Adjusted EBITDA

        Management defines Adjusted EBITDA as earnings before income tax, depreciation and amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, restructuring costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.

        Management believes Adjusted EBITDA to be a meaningful indicator of our performance that provides useful information to investors regarding our financial condition and results of operations because it removes material non-cash items that allows investors to analyze the operating performance of the business using the same metric management uses. The exclusion of non-cash items better reflects our ability to make investments in the business and meet obligations. Presentation of Adjusted EBITDA is a non-GAAP financial measure commonly used in the entertainment industry and by financial analysts and others who follow the industry to measure operating performance. Management uses this measure to assess operating results and performance of our business, perform analytical comparisons, identify strategies to improve performance and allocate resources to our business segments. While management considers Adjusted EBITDA to be an important measure of comparative operating performance, it should be considered in addition to, but not as a substitute for, net income and other measures of financial performance reported in accordance with US GAAP. Not all companies calculate Adjusted EBITDA in the same manner and the measure, as presented, may not be comparable to similarly-titled measures presented by other companies.

        The following table includes the reconciliation of our consolidated US GAAP net loss to our consolidated Adjusted EBITDA:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Net loss	$(2,014)	$(866)	$(8,466)	$(6,988)
Interest expense	2,362	2,152	4,653	4,038
Provision for income tax	(285)	76	(145)	237
Depreciation and amortization	705	904	1,590	1,777
Basis-difference amortization in equity earnings of affiliate	121	114	246	225
Change in fair value of stock warrants and other derivatives	471	491	3,438	3,383
Stock-based compensation	638	358	1,327	512
Restructuring	1,097	423	1,321	(192)
Foreign currency exchange gain on intercompany accounts	381	(192)	388	(475)
Dividends received from affiliate in excess of equity earnings of affiliate	824	—	824	—
Non-cash royalty expense	228	476	824	1,516

Adjusted EBITDA	$4,528	$3,936	$6,000	$4,033

        For the three and six months ended June 30, 2018, our Adjusted EBITDA improved by $0.6 million and $2.0 million compared to the same period last year. The increase reflects our improved operating results from continuing operations after adjusting for the above non-cash expenses. The improved performance primarily results from the growth of our Digital Channels segment, which is becoming a larger portion of our business and is contributing a higher profit margin. Adjusted EBITDA also improved due to the improved performance of our Wholesale Distribution segment during the six months ended June 30, 2018 as compared to the same period in 2017. The 2018 restructuring adjustment primarily consists of $1.1 million of non-recurring transaction costs incurred to respond to AMC's merger proposal. The 2017 restructuring adjustment for the six months ended June 30, 2017 primarily includes our net gain on extinguishment of debt and certain non-recurring transaction costs totaling $0.4 million.

BALANCE SHEET ANALYSIS

Assets

        Total assets at June 30, 2018 and December 31, 2017, were $146.9 million and $151.8 million, respectively. The decrease of $4.9 million in assets is primarily attributed to decreases in cash of $2.8 million, accounts receivable of $7.9 million, equity investment in ACL of $1.5 million, and other intangible assets of $0.7 million; offset by increases in investments in content of $8.2 million. The decrease in cash is primarily due to increased investments in content, the use of cash for incentive compensation and payments and to reduce vendor payables, offset by net cash received from the collection of accounts receivable and cash dividends received from ACL of $3.1 million. Our equity investment in ACL decreased due to the receipt of cash dividends partially offset by the improved operating performance at ACL. Our accounts receivable decreased due to the seasonal nature of our Wholesale Distribution business and follows the decline in our Wholesale Distribution segment revenues.

        A summary of assets by segment is as follows:

(In thousands)	June 30, 2018	December 31, 2017
Digital Channels	$16,427	$11,148
IP Licensing	25,585	23,981
Wholesale Distribution	100,291	109,178
Corporate	4,596	7,473

Total Assets	$146,899	$151,780

Liabilities and Equity

        The decrease of liabilities and equity of $4.9 million to $146.9 million is primarily due to a decrease in our account payable and accrued liabilities of $3.0 million, primarily resulting from payments to vendors and incentive compensation payments; and a decrease in retained earnings of $9.2 million primarily attributable to our net loss during the quarter. These decreases were offset by increases in the fair value of our stock warrants of $3.4 million, the accretion of debt discount of $2.2 million, additional paid-in capital of $3.4 million, primarily from stock-based compensation and the issuance of common stock for interest.

LIQUIDITY AND CAPITAL RESOURCES

Liquidity

        A summary of our cash flow activities is as follows:

	Six Months Ended June 30,
(In thousands)	2018	2017
Net cash used in operating activities	$(871)	$(4,272)
Net cash used in investing activities	(969)	(816)
Net cash (used in) provided by financing activities	(708)	9,339
Effect of exchange rate changes on cash	(214)	162

Net (decrease) increase in cash	(2,762)	4,413
Cash at beginning of period	6,215	7,834

Cash at end of period	$3,453	$12,247

        During the six months ended June 30, 2018, our cash position was impacted by the following:

  •
  We used cash for operating activities of $0.9 million compared to $4.3 million for the same period last year. We used more cash for operating activities in 2017 due to increasing our investments in content to expand our program library and to reducing our royalty liabilities. We continue to experience liquidity constraints as we have several competing demands on our available cash and cash that may be generated from operations. We continue to have short-term vendor debts, that are past due and which we are in the process of paying off by making increased cash payments or modifying payment terms in the short term. Bringing our vendor trade payables current continues to constrain our liquidity.

  •
  Our quarterly results are typically affected by: (a) the timing and release dates of key productions, (b) the seasonality of our Wholesale Distribution business which is 32% to 35%

    weighted to the fourth quarter and (c) the increased investment in content during the first half of the year, yet investments at times may be impacted by liquidity constraints.

        Growth of our Digital Channels segment has the potential to improve our liquidity. We continue to realize significant growth in our Digital Channels segment. Our Digital Channels segment revenues increased 45.7% to $18.1 million during the six months ended June 30, 2018 as compared to the same period in 2017. After cost of sales and operating expenses, our Digital Channels segment contributed $5.3 million of income from operations during the six months ended June 30, 2018 compared to $4.9 million last year. Our expectation is that our Digital Channels segment will continue to grow, however there is no assurance that this will occur.

        We believe that our current cash at June 30, 2018, and cash to be generated from operations will be sufficient to meet our forecasted requirements for operating liquidity, capital expenditures and debt repayments (none due until 2020) for at least one year from the date of issuance of this Quarterly Report. However, there can be no assurances that we will be successful in realizing improved results from operations including improved Adjusted EBITDA, generating sufficient cash flows from operations or agreeing with vendors on revised payment terms.

Capital Resources

  Cash

        As of June 30, 2018 we had cash of $3.5 million, as compared to $6.2 million as of December 31, 2017.

  Senior Term Notes

        On October 14, 2016, we entered into a $65.0 million Credit and Guaranty Agreement (the AMC Credit Agreement) with Digital Entertainment Holdings LLC, a wholly owned subsidiary of AMC. Concurrent with entering into the AMC Credit Agreement, we also issued AMC three warrants (the AMC Warrants) to acquire a total of 20.0 million shares of our common stock at $3.00 per share. The entering of the AMC Credit Agreement, the issuance of the AMC Warrants and the associated transactions are referred to as the AMC Transaction.

        Initially, the AMC Credit Agreement consisted of (i) a term loan tranche in the principal amount of $5.0 million (or Tranche A Loan), which was due on October 14, 2017, and (ii) a term loan tranche in the principal amount of $60.0 million (or Tranche B Loan) of which 25% is due after five years, 50% is due after six years and the remaining 25% is due after seven years. The Tranche A Loan bears interest at a rate of 7.0% per annum and the Tranche B Loan bears interest at a rate of 6.0% per annum. Interest was payable quarterly whereby 4.0% was payable in cash and the balance was payable in shares of common stock determined using a per-share value of $3.00. The loan is secured by a lien on substantially all of our consolidated assets.

        On January 30, 2017, to repay prior debt obligations under the subordinated notes payable we amended the AMC Credit Agreement and borrowed an additional $8.0 million, thereby increasing our Tranche A Loan from $5.0 million to $13.0 million. We also extended the maturity date for our Tranche A Loan from October 14, 2017 to June 30, 2019. When doing so, we did not incur a prepayment penalty.

        On June 16, 2017, to fuel the growth of our business, we expanded the AMC Credit Agreement and borrowed an additional $10.0 million, thereby increasing our Tranche A Loan from $13.0 million to $23.0 million. Further, we extended the maturity date for our Tranche A Loan from June 30, 2019 to beginning on June 30, 2020. We also amended the payment provisions regarding interest whereby all interest is now settled with shares of common stock at $3.00 per share beginning as of April 1, 2017. This amendment also changed certain debt covenant ratios to reflect the extended maturity date and the increase of the Tranche A Loan balance.

        Concurrent with the June 2017 amendment, RLJ SPAC Acquisition, LLC (a related party) converted all of its preferred stock holdings into shares of common stock and AMC exercised a portion of their warrants that resulted in the Tranche B Loan principal reduction of $5.0 million.

        Subject to certain customary exceptions, the AMC Credit Agreement requires mandatory prepayments if we were to receive proceeds from asset sales, insurance, debt issuance or the exercise of warrants. We may also make voluntary prepayments. Prepayments of the Tranche B Loan (either voluntary or mandatory) are subject to a prepayment premium of 3.0% if principal is repaid on or before October 14, 2018, and 1.5% if principal is repaid after October 14, 2018 but on or before October 14, 2019. No prepayment premium is due for amounts prepaid after October 14, 2019, and for mandatory prepayments made from proceeds received from the exercise of warrants. The Tranche A Loan is not subject to prepayment penalties.

        The AMC Credit Agreement contains certain financial and non-financial covenants. Financial covenants are assessed annually and are based on Consolidated Adjusted EBITDA, as defined in the AMC Credit Agreement. Financial covenants vary by fiscal year and generally become more restrictive over time.

        Financial covenants include the following:

	December 31, 2017	December 31, 2018	Thereafter
Leverage Ratios:
Senior debt-to-Adjusted EBITDA	5.75 : 1.00	4.00 : 1.00	Ranges from 3.75 : 1.00 to 2.50 : 1.00
Total debt-to-Adjusted EBITDA	6.00 : 1.00	5.00 : 1.00	4.00 : 1.00
Fixed charge coverage ratio	1.00 : 1.00	2.00 : 1.00	2.00 : 1.00

        The AMC Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to certain other contracts (including, for example, business arrangements with our U.S. distribution facilitation partner and other material contracts) and indebtedness and events constituting a change of control or a material adverse effect in any of our results of operations or conditions (financial or otherwise). The occurrence of an event of default would increase the applicable rate of interest and could result in the acceleration of our obligations under the AMC Credit Agreement.

        The AMC Credit Agreement imposes restrictions on such items as encumbrances and liens, payments of dividends to common stockholders, other indebtedness, stock repurchases, capital expenditures and entering into new lease obligations. Additional covenants restrict our ability to make certain investments, such as loans and equity investments, or investments in content that are not in the ordinary course of business. Pursuant to the AMC Credit Agreement, we must maintain at all times a cash balance of $3.5 million for all years beginning after 2017, except for a four-month period ending September 30, 2018 whereby the minimum cash balance requirement was reduced to $2.0 million. On August 7, 2018, AMC agreed in principle to further reduce our minimum cash balance requirement. We are currently drafting an amendment to the AMC Credit Agreement to formalize this change. As of June 30, 2018, we were in compliance with all covenants as stipulated in the amended AMC Credit Agreement.

        Concurrent with entering into the AMC Transaction, we issued the AMC Warrants to acquire shares of our common stock. The first warrant is for 5.0 million shares of common stock, of which 1.7 million shares were exercised in June 2017, and expires on October 14, 2021. The second warrant is for 10.0 million shares of common stock and expires on October 14, 2022. The third warrant is for 5.0 million shares of common stock, subject to adjustment, and expires on October 14, 2023. The AMC Warrants are subject to certain standard anti-dilution provisions and may be exercised on a non-cash basis at AMC's discretion.

        The third warrant (the AMC Tranche C Warrant) contains a provision that may increase the number of shares acquirable upon exercising, for no additional consideration payable by AMC, such that the number of shares acquirable upon exercise is equal to the sum of (i) at least 50.1% of our then outstanding shares of common stock, determined on a fully diluted basis, less (ii) the sum of 15.0 million shares and the equity interest shares issued in connection with the AMC Credit Agreement. This provision provides AMC the ability to acquire at least 50.1% of our common stock for $60.0 million, provided that all warrants are exercised and AMC elects not to exercise on a non-cash basis.

  Preferred Stock

        On May 20, 2015, we closed a transaction in which we sold 31,046 shares of preferred stock and warrants to acquire 3.1 million shares of common stock (the 2015 Warrants) for $22.5 million in cash and the exchange of $8.5 million in subordinated notes. Of the preferred shares and warrants sold, 16,500 shares of preferred stock and warrants to acquire 1.7 million shares of common stock were sold to certain board members or their affiliated companies.

        On October 14, 2016 and concurrent with the close of our AMC Credit Agreement, we amended our preferred stock such that we were able to classify our preferred stock and its embedded conversion feature within our shareholders' equity. Prior to the amendment, our preferred stock and its embedded conversion feature were recorded on our consolidated balance sheet outside of shareholders' equity. The amended terms are disclosed below.

        The preferred stock has the following rights and preferences:

  •
  Rank—the preferred stock ranks higher than other company issued equity securities in terms of distributions, dividends and other payments upon liquidation.

  •
  Dividends—the preferred stockholders are entitled to cumulative dividends at a rate of 8% per annum of a preferred share's stated value ($1,000 per share plus any unpaid dividends). The first dividend payment was made on July 1, 2017 and payments have been made quarterly thereafter. At our discretion, dividend payments are payable in either cash, or if we satisfy certain equity issuance conditions, in shares of common stock. Pursuant to the October 14, 2016 amended terms, if we don't satisfy equity issuance conditions, then we may elect to accrue the value of the dividend and add it to the preferred share's stated value.

  •
  Conversion—at the preferred stockholder's discretion, each share of preferred stock is convertible into 333.3 shares of our common stock, subject to adjustment for any unpaid dividends. Prior to the October 14, 2016 amendment, the conversion rate was subject to anti-dilution protection for offerings consummated at a per-share price of less than $3.00 per common share. This down-round provision was removed as part of the October 14, 2016 amendment.

  •
  Mandatory Redemption—unless previously converted, on May 20, 2020, at our option we will either redeem the preferred stock with (a) cash equal to $1,000 per share plus any unpaid dividends (Redemption Value), or (b) shares of common stock determined by dividing the Redemption Value by a conversion rate equal to the lower of (i) the conversion rate then in effect (which is currently $3.00) or (ii) 85% of the then trading price, as defined, of our common stock. As part of the October 14, 2016 amendment, a floor was established for all but 16,500 shares of preferred stock such that the redemption ratio cannot be below $0.50 per common share. For the 16,500 shares of preferred stock, a floor of $2.49 was already in place and remained unchanged. If we were to redeem with shares of common stock, the actual number of shares that would be issued upon redemption is not determinable as the number is contingent upon the then trading price of our common stock. Generally, if we were to redeem with shares, the number of common shares needed for redemption increases as our common stock price decreases. Because of the October 14, 2016 amendment, the maximum number of common shares issuable upon redemption is determinable given the redemption conversion floors. If we elect to redeem with shares of common stock, and we fail to meet certain conditions with respect to the issuance of equity, then we would be subject to a 20% penalty of the maturity redemption price, payable in either cash or shares of common stock. This penalty is subject to, and therefore possibly limited by, a $0.50 per share floor.

  •
  Voting—except for certain matters that require the approval of the preferred stockholders, such as changes to the rights and preferences of the preferred stock, the preferred stock does not have voting rights. However, the holders of the preferred stock are entitled to appoint two board members and, under certain circumstances, appoint a third member.

        We are adjusting the carrying balance of our preferred stock to its Redemption Value using the effective interest-rate method over a period of time beginning from the issuance date of May 20, 2015 to the required redemption date of May 20, 2020. During the six months ended June 30, 2018 and 2017, we recognized accretion of $0.4 million and $0.8 million, respectively. Accretion includes cumulative preferred dividends. Pursuant to the October 14, 2016 amendment, accumulated unpaid dividends from the issuance date through April 1, 2017 were added to the stated value of the preferred stock. Subsequently, we began making quarterly dividend payments. As of June 30, 2018, the accumulated unpaid dividends on preferred stock were $0.4 million. During the six months ended June 30, 2018, we made cash dividend payments of $0.7 million. No dividend payments were made during the six months ended June 30, 2017. During the six months ended June 30, 2018 there was no change in accumulated dividends.

        During June 2017, the largest preferred shareholder (RLJ SPAC Acquisition, LLC) converted a total of 15,000 shares of preferred stock and $2.7 million of accumulated dividends into 5.9 million shares of common stock.

NEW ACCOUNTING AND REPORTING PRONOUNCEMENTS

        Summary of new accounting pronouncements adopted during 2018 is as follows:

        On January 1, 2018, we adopted Topic 606 using the modified retrospective method applied to all contracts as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

        We recorded a net increase to opening accumulated deficit of $0.7 million as of January 1, 2018 due to the cumulative impact to revenues and cost of sales of adopting Topic 606, with the impact primarily related to renewals for licensing agreements within our Wholesale Distribution segment. Under the new standard, renewals are a separate deliverable for which revenue should generally be deferred and recognized when the renewal period begins. Under the prior standards, renewals were generally recognized as revenue when entering into an amendment.

        The cumulative effect of the changes made to our consolidated January 1, 2018 balance sheet for the adoption of Topic 606, Revenue—Revenue from Contracts with Customers were as follows:

	As of December 31, 2017
	As previously reported	Adjustment due to Topic 606
(In thousands)			As revised
Liabilities and Shareholders' Equity
Accrued royalties and distribution fees	$47,414	$(310)	$47,104
Deferred revenue	2,859	1,057	3,916
Accumulated deficit (Revised)(1)	(130,842)	(747)	(131,589)

(1)
Our previously reported accumulated deficit was revised due to a correction of an immaterial misstatements in our prior period financial statements related to our deferred tax liablility resulting from us tax affecting our ACL equity earnings without taking into account distributions received. The correction decreased our accumulated deficit by $2.7 million to $130.8 million from $133.5 million.

        Upon adoption of the new revenue standards, we also made certain other reclassifications within our consolidated balance sheet, which pertained to sales of physical product within our Wholesale Distribution segment, as follows:

  •
  We estimate a certain amount of inventory that will be received when processing sales returns. This amount of inventory to be received had been included within our inventory balance. This amount is now included within prepaid expenses and other assets. As of December 31, 2017, the inventory balance reclassified was $0.5 million.

  •
  We have reclassified our sales return reserve from accounts receivable to accounts payable and accrued liabilities. Our sales return reserve as of December 31, 2017 was $4.2 million.

The impact of adoption on our operating results for the three and six months ended June 30, 2018 was as follows:

	Three Months Ended June 30, 2018
		Balance without Topic 606	Effect of Change
(In thousands)	As reported
Statement of Operations
Revenues	$21,474	$21,417	$57
Content amortization and royalties	7,562	7,561	1

	Six Months Ended June 30, 2018
(In thousands)		Balance without Topic 606	Effect of Change
	As reported
Statement of Operations
Revenues	$40,056	$39,328	$728
Content amortization and royalties	14,258	13,919	339

        A summary of the accounting pronouncement issued but, not required to be adopted as of June 30, 2018 is as follows:

        In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. We are currently evaluating the impact of the pending adoption of this new standard on our financial statements and we have yet to determine the overall impact this ASU is expected to have. The likely impact will be one of presentation only on our consolidated balance sheet. Our leases currently consist of operating leases with varying expiration dates through 2022 and our future minimum lease commitments before sub-lease income total $3.8 million.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        Our consolidated financial statements are prepared in accordance with US GAAP, which requires management to make estimates, judgments and assumptions that affect the amounts reported in our consolidated financial statements. Management considers an accounting policy to be critical if it is important to our financial condition and results of operations, and if it requires significant judgment and estimates on the part of management in its application. The development and selection of these critical accounting policies have been determined by management and the related disclosures have been reviewed with the Audit Committee of our Board of Directors. We consider the following accounting policies to be critical in the preparation of our consolidated financial statements:

Revenue Recognition

  Revenue Recognition

        Revenues from our digital channels are recognized on a straight-line basis over the subscription period once the subscription has been activated.

        Revenues from home video exploitation, which includes IP Licensing and Wholesale Distribution revenues, are recognized upon meeting the recognition requirements of the Financial Accounting Standards Board Accounting Standards Codification (or ASC) 926, Entertainment—Films and ASC 605, Revenue Recognition. We generate our IP Licensing and Wholesale Distribution revenues primarily from the exploitation of acquired or produced content rights through various distribution channels. The content is monetized in DVD format to wholesalers, licensed to broadcasters including cable companies and digital platforms like Amazon and Netflix, and exploited through other windows such as VOD. Revenues are presented net of sales returns, rebates, unit price adjustments, sales return reserves, sales discounts and market development fund reserves. Revenues from our U.K. catalog sales are recognized, net of an allowance for estimated returns, once payment has been received from the customer and the items ordered have been shipped.

        Revenues from home video exploitation are recognized net of an allowance for estimated returns, as well as related costs, in the period in which the product is available for sale by our wholesale partners (at the point that title and risk of loss transfer to the customer, which is generally upon receipt by the customer and in the case of new releases, after "street date" restrictions lapse). Rental revenues under revenue sharing arrangements are recognized when we are entitled to receipts and such receipts are determinable. Revenues from domestic and international broadcast licensing and home video sublicensing, as well as associated costs, are recognized when the programming is available to the licensee and all other recognition requirements are met such as the broadcaster is free to air the programming. Fees received in advance of availability, usually in the case of advances received from international home video sub-licensees and for broadcast programming, are deferred until earned and all revenue recognition requirements have been satisfied. Provisions for sales returns and uncollectible accounts receivable are provided at the time of sale.

  Allowances for Sales Returns

        For each reporting period, we evaluate product sales and accounts receivable to estimate their effect on revenues due to product returns, sales allowances and other credits given, and delinquent accounts. Our estimates of product sales that will be returned and the amount of receivables that will ultimately be collected require the exercise of judgment and affect reported revenues and net earnings. In determining the estimate of product sales that will be returned, we analyze historical returns (quantity of returns and time to receive returned product), historical pricing and other credit data, current economic trends, and changes in customer demand and acceptance of our products, including reorder activity. Based on this information, we reserve a percentage of each dollar of product sales where the customer has the right to return such product and receive a credit. Actual returns could differ from our estimates and current provisions for sales returns and allowances, resulting in future charges to earnings. Estimates of future sales returns and other credits are subject to substantial uncertainty. Factors that could negatively impact actual returns include retailer financial difficulties, the perception of comparatively poor retail performance in one or several retailer locations, limited retail shelf space at various times of the year, inadequate advertising or promotions, retail prices being too high for the perceived quality of the content or other comparable content, the near-term release of similar titles, and poor responses to package designs. Underestimation of product sales returns and other credits would result in an overstatement of current revenues and lower revenues in future periods. Conversely, overestimation of product sales returns would result in an understatement of current revenues and higher revenues in future periods.

Investments in Content

        Investments in content include the unamortized costs of completed and uncompleted films and television programs that were acquired or produced. Within the carrying balance of investments in content are development and production costs for films and television programs which are acquired or produced.

  Acquired Distribution Rights and Produced Content

        Royalty and Distribution Fee Advances—When acquiring titles, we often make a royalty and distribution fee advances that represent a fixed minimum payment made to program suppliers for exclusive content distribution rights. A program supplier's share of exclusive program distribution revenues is retained by us until the share equals the advance(s) paid to the program supplier plus recoupable costs. Thereafter, any excess is paid to the program supplier. In the event of an excess, we also record, as content amortization and royalties—a component of cost of sales, an amount equal to the program supplier's share of the net distribution revenues.

        Original Production Costs—For films and television programs produced by RLJE, original production costs include all direct production and financing costs, as well as production overhead.

        Unamortized content investments for our Digital Channels are charged to content amortization and royalties using the straight-line method over the license term for which the content is available to the Digital Channels.

        For IP Licensing and Wholesale Distribution, unamortized content investments are charged to content amortization and royalties as revenues are earned in the same ratio that current period revenue for a title or group of titles bears to the estimated remaining unrecognized ultimate revenue for that title.

        Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release, or for episodic television series a period not to exceed 10 years from the date of delivery of the first episode or, if still in production, five years from the date of delivery of the most recent episode, if later.

        Investments in content are stated at the lower of amortized cost or estimated fair value. The valuation of investments in content is reviewed on a title-by-title basis, when an event or change in circumstances indicates that the fair value of a film or television program is less than its unamortized cost. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film or television program. Estimates of future revenues involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management's future revenue estimates.

        Content programs in progress include the accumulated costs of productions, which have not yet been completed, and advances on content not yet received from program suppliers. We begin to amortize these investments once the content has been released.

  Production Development Costs

        The costs to produce licensed content for domestic and international exploitation include the cost of converting film prints or tapes into the optical disc format. Depending on the platform for which the content is being exploited, costs may include menu design, authoring, compression, subtitling, closed captioning, service charges related to disc manufacturing, ancillary material production, product packaging design and related services. These costs are capitalized as incurred. A percentage of the capitalized production costs are amortized to expense based upon: (i) a projected revenue stream resulting from distribution of new and previously released content related to such production costs; and (ii) management's estimate of the ultimate net realizable value of the production costs. Estimates of future revenues are reviewed periodically and amortization of production costs is adjusted accordingly. If estimated future revenues are not sufficient to recover the unamortized balance of production costs, such costs are reduced to their estimated fair value.

Inventories

        For each reporting period, we review the value of inventories on hand to estimate the recoverability through future sales. Values in excess of anticipated future sales are recorded as obsolescence reserve. Inventories consist primarily of packaged goods for sale, which are stated at average cost, as well as componentry.

Goodwill and Other Intangible Assets

  Goodwill

        Goodwill represents the excess of acquisition costs over the tangible and identifiable intangible assets acquired and liabilities assumed in a business acquisition. Goodwill is recorded at our reporting units, which are consolidated into our reporting segments. Goodwill is not amortized but is reviewed for impairment annually on October 1st of each year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value. Goodwill is considered potentially impaired if there are subjective characteristics that suggest that goodwill is impaired or quantitatively when the fair value of the reporting unit is less than the reporting unit's carry amount, including goodwill. An impairment loss is then measured as the excess of recorded goodwill over the value of the goodwill. The calculated value of goodwill is determined as the difference between the reporting unit's current fair value and its book value, without goodwill. The determination of a reporting unit's fair value requires various assumptions and estimates, which include consideration of the future, projected operating results and cash flows. Such projections could be different than actual results. Should actual results be significantly less than estimates, the value of our goodwill could be impaired in future periods.

  Other Intangible Assets

        Other intangible assets are reported at their estimated fair value, when acquired, less accumulated amortization. The majority of our intangible assets were recognized as a result of the Business Combination. As such, the fair values of our intangibles were recorded in 2012 when applying purchase accounting. Additions since the 2012 Business Combination are limited to software expenditures related to our websites and various digital platforms such as Roku and AppleTV. Similar to how we account for internal-use software development, costs incurred to develop and implement our websites and digital platforms are capitalized in accordance with ASC 350-50, Website Development Costs. Website operating costs are expensed as incurred. Costs incurred for upgrades and enhancements that provide additional functionality are capitalized.

        Amortization expense of our other intangible assets is generally computed by applying the straight-line method, or based on estimated forecasted future revenues as stated below, over the estimated useful lives of trade names (11 to 15 years), websites and digital platforms (three years), supplier contracts (seven years), customer relationships (five years), options on future content (seven years) and leases (two years). The recorded value of our customer relationships is amortized on an accelerated basis over five years, with approximately 60% being amortized over the first two years (through 2014), 20% during the third year and the balance ratably over the remaining useful life. The recorded value of our options on future content is amortized based on forecasted future revenues, whereby approximately 50% is being amortized over the first two years (through 2014), 25% during the third year and the balance in decreasing amounts over the remaining four years.

        Additional amortization expense is provided on an accelerated basis when the useful life of an intangible asset is determined to be less than originally expected. Other intangible assets are reviewed for impairment when an event or circumstance indicates the fair value is lower than the current carrying value.

Warrant and Other Derivative Liabilities

        We have warrants outstanding to purchase 21.3 million shares of our common stock. In October 2016, we issued three separate warrants to our senior lender to acquire a total of 20.0 million shares of our common stock. For one of these warrants issued to acquire 5.0 million shares of common stock, we are accounting for the warrant as a derivative liability because the warrant contains a provision that may increase the number of shares acquirable for no additional consideration. This increase is contingent upon the number of shares of common stock outstanding at the time of exercise. Derivative liability warrants are carried on our consolidated balance sheet at their fair value with changes in fair value being included in the consolidated statement of operations as a separate component of other income (expense).

        In May 2015, we issued additional warrants to acquire 3.1 million shares of our common stock. We were accounting for these warrants as a derivative liability because, among other provisions, the warrants contained a provision that allows the warrant holders to sell their warrants back to us, at their discretion, at a cash purchase price equal to the warrants' then fair value, upon the consummation of certain fundamental transactions, such as a business combination or other change-in-control transactions. In October 2016, the 2015 warrants were amended and they are now being accounted for within shareholders' equity.

        Warrants issued in 2012 to acquire 7.0 million shares of common stock contain a provision whereby the exercise price would be reduced if RLJE is reorganized as a private company. Because of this provision, we accounted for those warrants as a derivative liability in accordance with ASC 815-40, Contracts in Entity's Own Equity. The 2012 Warrants expired on October 3, 2017.

        Our preferred stock is convertible into shares of common stock at an exchange rate equal to 333.3 shares of common stock for each share of preferred stock, subject to adjustment for any unpaid dividends. The conversion rate is subject to certain anti-dilution protections. Those protections did include an adjustment for offerings consummated at a per-share price of less than $3.00 per common share. Because of this potential adjustment to the conversion rate, we had bifurcated the conversion feature from its host instrument (a preferred share) and we were accounting for the conversion feature as a derivative liability. In October 2016, we amended the conversion feature to avoid liability accounting and as such we now account for the conversion feature as part of the host instrument.

Income Taxes

        We account for income taxes pursuant to the provisions of ASC 740, Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and the future tax benefits derived from operating loss and tax credit carryforwards. We provide a valuation allowance on our deferred tax assets when it is more likely than not that such deferred tax assets will not be realized.

        ASC 740 requires that we recognize in the consolidated financial statements the effect of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The first step is to determine whether or not a tax benefit should be recognized. A tax benefit will be recognized if the weight of available evidence indicates that the tax position is more likely than not to be sustained upon examination by the relevant tax authorities. The recognition and measurement of benefits related to our tax positions requires significant judgment as uncertainties often exist with respect to new laws, new interpretations of existing laws, and rulings by taxing authorities. Differences between actual results and our assumptions, or changes in our assumptions in future periods, are recorded in the period they become known. For tax liabilities, we recognize accrued interest related to uncertain tax positions as a component of income tax expense, and penalties, if incurred, are recognized as a component of operating expense.

Off-Balance Sheet Arrangements

        We typically acquire content via separately executed licensing or distribution agreements with content suppliers. These contracts generally require that we make advance payments before the content is available for exploitation. Advance payments are generally due prior to and upon delivery of the related content. To the extent payment is not due until delivery has occurred, we do not recognize our payment obligations under our licensing and distribution agreements prior to the content being delivered. As of December 31, 2017, we had entered into licensing and distribution agreement for which we are obligated to pay $7.2 million once the related content has been delivered.

Book Value Per Share

        Our net book value per share as of June 30, 2018 was approximately $0.7153 (calculated based on 15,138,250 shares of Common Stock outstanding as of such date).

Market Price of the Common Stock and Dividend Information

Market Information

        Our common stock is traded on The NASDAQ Capital Market® under the symbol "RLJE". The table below presents the quarterly high and low closing sales prices of our common stock reported by NASDAQ.

	Common Stock
	High	Low
2018
First Quarter	$5.08	$3.70
Second Quarter	$5.06	$4.40
Third Quarter (through 8/23)	$6.19	$4.45
2017
First quarter	$2.52	$1.46
Second quarter	$3.31	$2.46
Third quarter	$4.46	$2.91
Fourth quarter	$4.40	$3.25
2016
First quarter	$2.97	$1.41
Second quarter	$2.70	$1.58
Third quarter	$2.90	$1.88
Fourth quarter	$2.28	$1.34

        The closing price of our Common Stock on the Nasdaq Capital Market on July 27, 2018, the last trading day prior to the public announcement of the Merger Agreement, was $4.87 per share of our Common Stock. The Merger Consideration of $6.25 per share represented a premium of approximately 28.3% over the closing price per share on July 27, 2018. On [    •    ], the most recent practicable date before this Proxy Statement was mailed to our Stockholders, the closing price for our Common Stock on the Nasdaq Capital Market was $[    •    ] per share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your shares of Common Stock.

        As of the Record Date, we had [    •    ] Stockholders.

        We have not paid any cash dividends on our Common Stock to date and do not anticipate paying any cash dividends in the foreseeable future. Under the terms of the Merger Agreement, we are not permitted to declare or pay any dividends on any shares of our capital stock unless consented to in writing by Parent (or as expressly permitted by the Merger Agreement or as required by applicable law).

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information as of August 2, 2018, with respect to the beneficial ownership of shares of our common stock owned by (i) each person, who, to our knowledge based on Schedules 13D or 13G or other reports filed with the SEC, is the beneficial owner of more than 5% of our outstanding common stock, (ii) each person who is a director, (iii) each Named Executive Officer, and (iv) all of our directors and executive officers as a group.

Name of Beneficial Owner	Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock(2)
AMC Networks, Inc.(3)	26,657,258	70.92%
RLJ SPAC Acquisition, LLC(4)	8,294,465	48.46%
Robert L. Johnson(4)	8,294,465	48.46%
Wolverine Asset Management, LLC(5)	1,949,946	11.10%
Miguel Penella(6)	283,405	1.81%
Dayton Judd(7)	1,210,195	7.35%
Sudbury Capital Fund, LP(8)	1,141,483	6.91%
GAMCO Investors, Inc.(9)	717,584	4.59%
Morris Goldfarb(10)	486,887	3.02%
Peter Edwards(11)	253,707	1.60%
Andor (Andy) M. Laszlo(12)	74,096	*
Scott Royster(12)	70,314	*
H. Van Sinclair(12)	55,060	*
Arlene Manos(12)	25,096	*
John Hsu	—	—
John Ziegelman	—	—
Mark Nunis(13)	5,648	*
All directors and executive officers as a group (10 persons)	10,018,279	59.10%

*
Less than 1%

Notes to Beneficial Ownership Table:

(1)
Beneficial ownership is determined in accordance with SEC rules. For the number of shares beneficially owned by those listed above, we rely on information reported by each beneficial owner. Except as indicated by footnote below, each person named reportedly has sole voting and investment powers with respect to the common stock beneficially owned by that person, subject to applicable community property and similar laws. Except as indicated by footnote below, each owner's mailing address is c/o RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910.

(2)
On August 2, 2018, there were 15,614,607 shares of common stock outstanding. Common stock not outstanding but which underlies preferred stock and warrants exercisable as of, or within, 60 days after August 2, 2018, is deemed to be outstanding and beneficially owned for the purpose of computing the percentage of the common stock beneficially owned by each named person or entity (and the directors and executive officers as a group), but is not deemed to be outstanding for any other purpose, including computing the percentage of any other person or entity. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding on the record date.

(3)
Information presented regarding AMC Networks, Inc. (or AMC) is based on the Form 4 filed on January 4, 2017, Form 3 filed on October 18, 2016, Schedule 13D filed on October 18, 2016, Schedule 13D/A filed on June 20, 2017, Schedule 13D/A filed on October 3, 2017, Schedule 13D/A filed on January 3, 2018, Schedule 13D/A filed on January 8, 2018, Schedule 13D/A filed on February 26, 2018, Schedule 13D/A filed on April 2, 2018, Schedule 13D/A filed on July 3, 2018 and Schedule 13D/A filed on July 30, 2018. The reporting persons include (i) AMC Networks Inc., a Delaware corporation (or AMC), (ii) Rainbow Media Holdings LLC, a Delaware limited liability company, (iii) Rainbow Media Enterprises, Inc., a Delaware corporation, (iv) Rainbow Programming Holdings LLC, a Delaware limited liability company, (v) IFC Entertainment Holdings LLC, a Delaware limited liability company, (vi) AMC Digital Entertainment Holdings LLC, a Delaware limited liability company, and (vii) Digital Entertainment Holdings LLC, a Delaware limited liability company (or DEH). DEH is a direct wholly-owned subsidiary of AMC Digital Entertainment Holdings LLC. AMC Digital Entertainment Holdings LLC is a direct wholly-owned subsidiary of IFC Entertainment Holdings LLC. IFC Entertainment Holdings LLC is a direct wholly-owned subsidiary of Rainbow Programming Holdings LLC. Rainbow Programming Holdings LLC is a direct wholly-owned subsidiary of Rainbow Media Enterprises, Inc. Rainbow Media Enterprises, Inc. is a direct wholly-owned subsidiary of Rainbow Media Holdings, LLC. Rainbow Media Holdings, LLC is a direct wholly-owned subsidiary of AMC. Includes 4,682,620 shares of common stock, 7,479.432 shares of Series D-1 Convertible Preferred Stock with a conversion price of $3.00 per share convertible into 2,893,693 shares of common stock, including accrued dividends, warrants expiring May 20, 2020 exercisable at $1.50 per share to purchase 747,945 shares of common stock, warrants expiring October 14, 2021 exercisable at $3.00 per share to purchase 3,333,000 shares of common stock, warrants expiring October 14, 2022 exercisable at $3.00 per share to purchase 10,000,000 shares of common stock, and warrants expiring October 14, 2023 exercisable at $3.00 per share to purchase 5,000,000 shares of common stock, however the exercise price and number of shares for the warrants are subject to adjustment from time to time in order to prevent dilution of the purchase rights granted under the warrants. The warrant expiring on October 14, 2023 provides that the number of shares subject to the warrant will be increased to the extent necessary to ensure that upon the full exercise of the Warrant, DEH will hold at least 50.1% of the outstanding equity securities of RLJE on a fully diluted basis (less the number of shares previously issued to DEH (i) upon the exercise of the warrants expiring on October 14, 2021 and October 14, 2022 and (ii) as interest payments pursuant to a credit agreement, dated October 14, 2016, between DEH and RLJE. No director, executive officer or controlling stockholder of the AMC Entities directly owns any shares of Common Stock; provided, however, that because of each such person's status as a controlling stockholder, director or executive officer of the AMC Entities, the directors, executive officers or controlling stockholders of the AMC Entities may be deemed to be a beneficial owner of the shares of Common Stock beneficially owned by the AMC Entities. Each director, executive officer and controlling stockholder of the AMC Entities disclaims beneficial ownership of the shares of Common Stock reported herein, and the filing of this Proxy Statement shall not be construed as an admission that any director, executive officer or controlling stockholder of the AMC Entities is the beneficial owner of any securities covered by this Proxy Statement.

        The mailing address for AMC is 11 Penn Plaza, New York, NY 10001).

(4)
The RLJ Companies, LLC is the sole manager and is the sole voting member of RLJ SPAC Acquisition, LLC. Robert L. Johnson is the sole manager and the sole voting member of The RLJ

  Companies, LLC (collectively RLJ). Mr. Johnson disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. Includes 6,794,465 shares of common stock, and warrants expiring May 20, 2020 exercisable at $3.00 per share to purchase 1,500,000 shares of common stock. The mailing address for RLJ is 3 Bethesda Metro Center, Suite 1000, Bethesda, Maryland 20814.

(5)
Information presented regarding Wolverine Asset Management, LLC (or Wolverine) is based on the Schedule 13D filed on June 1, 2015, Schedule 13D/A filed on October 13, 2015 and Schedule 13D/A filed on October 20, 2016. The securities reported herein were purchased for the account of Wolverine Flagship Fund Trading Limited, a private investment fund managed by Wolverine. The reporting persons include (i) Wolverine, an Illinois limited liability company, (ii) Wolverine Holdings, L.P., an Illinois limited partnership, (iii) Wolverine Trading Partners, Inc., an Illinois corporation, (iv) Christopher L. Gust, and (v) Robert R. Bellick. The amount set forth as the beneficial ownership takes into account the Ownership Limitation (as defined below). Without such Ownership Limitation, Wolverine's beneficial ownership would be 1,949,946, which includes 2,400 shares of common stock, warrants expiring May 20, 2020 exercisable at $1.50 per share to purchase 400,000 shares of common stock and 4,000 shares of Series C-1 Convertible Preferred Stock with a conversion price of $3.00 per share into 1,547,546 shares of common stock, including accrued dividends. The reporting persons are prohibited from converting any Series C-1 Convertible Preferred Stock or exercising certain warrants if as a result the reporting persons would beneficially own more than 9.99% of the outstanding common stock (the "Ownership Limitation"). The mailing address for Wolverine and the other affiliated filers is 175 West Jackson Blvd., Suites 200 and 340 Chicago, Illinois 60604.

(6)
Includes 283,405 shares of common stock, of which 30,608 are subject to restricted stock awards. Does not include an option to purchase 700,000 shares of common stock with an exercise price of $2.66 per share vesting on March 13, 2019, an option to purchase 700,000 shares of common stock with an exercise price of $3.00 per share vesting on March 13, 2021, 225,000 restricted stock units vesting December 31, 2018, 2019 and 2020 in three equal annual installments and performance-based stock units with 650,000 shares of common stock as the assumed target, vesting according to specified financial performance criteria and upon confirmation by the Compensation Committee of the satisfaction of such performance criteria based upon the Company's audited financial statements for 2017, 2018, 2019 and 2020.

(7)
Includes 68,712 shares of common stock, of which 14,752 are subject to restricted stock awards, and indirect ownership of Sudbury Capital Fund, LP.

(8)
Information presented regarding Sudbury Capital Fund, LP (or Sudbury) is based on the Schedule 13D/A filed on May 27, 2015, Schedule 13D/A filed on January 19, 2017 Schedule 13D/A filed on October 6, 2017, and Schedule 13D/A filed on October 10, 2017. The reporting persons include (i) Sudbury Capital Fund, LP, a Delaware limited partnership and pooled investment vehicle (or SCF); (ii) Sudbury Holdings, LLC a Delaware limited liability company (or SH); (iii) Sudbury Capital Management, LLC a Delaware limited liability company and the investment adviser (or SCM); (iv) Sudbury Capital GP, LP, a Delaware limited partnership and the general partner of the pooled investment vehicle (or SCGP) and (v) Dayton Judd, the Managing Member of SCM and Partner and Manager of SCGP (collectively the reporting persons). Includes 96,714 shares of common stock, warrants expiring October 3, 2017 exercisable at $36.00 per share to purchase 127,098 shares of common stock, warrants expiring May 20, 2020 exercisable at $1.50 per share to purchase 200,000 shares of common stock, 2,000 shares of Series C-2 Convertible Preferred Stock with a conversion price of $3.00 per share into 773,773 shares of common stock, including accrued dividends, and 183.506 shares of Series D-1 Convertible Preferred Stock with a conversion price of $3.00 per share into 70,996 shares of common stock, including accrued dividends. The mailing address for Sudbury and the other affiliated filers is 878 S. Denton Tap Road, Suite 220, Coppell, TX 75019.

(9)
Information presented regarding GAMCO Investors, Inc. (or GBL) is based solely on the information provided in the Schedule 13D filed on February 28, 2018 by Mario J. Gabelli and various entities which he directly or indirectly controls or for which he acts as chief investment officer, including (i) GAMCO Asset Management Inc. (or GAMCO), a wholly-owned subsidiary of GBL, an investment adviser registered under the Investment Advisers Act of 1940, as amended (or Advisers Act); (ii) Gabelli Funds, LLC, a wholly-owned subsidiary of GBL, an investment adviser registered under the Advisers Act; (iii) Gabelli & Company Investment Advisers, Inc. (or GCIA), a wholly owned subsidiary of Associated Capital Group, Inc., is an investment adviser registered under the Advisers Act; and (iv) Teton Advisors, an investment adviser registered under the Advisers Act. Mario Gabelli is the controlling stockholder, Chief Executive Officer and a director of GGCP and Chairman and Chief Executive Officer of GBL. He is the Executive Chairman of AC. Mario Gabelli is also a member of GGCP Holdings. Mario Gabelli is the controlling shareholder of Teton. GAMCO is a New York corporation and GBL, AC, GCIA, and Teton Advisors are Delaware corporations, each having its principal business office at One Corporate Center, Rye, New York 10580.

(10)
Information presented regarding Morris Goldfarb is based on the information provided in the Schedule 13G filed on February 12, 2016, Schedule 13G/A filed on February 10, 2017 and Schedule 13G/A filed on October 4, 2017. The mailing address of Mr. Goldfarb is c/o G-III Apparel Group, Ltd., 512 7th Avenue, 35th Floor, New York, NY 10018. Includes 62,922 shares of common stock, warrants expiring May 20, 2020 exercisable at $2.37 per share to purchase 100,000 shares of common stock and 1,000 shares of Series D-2 Convertible Preferred Stock with a conversion price of $3.00 per share into 386,887 shares of common stock, including accrued dividends.

(11)
Information presented regarding Peter Edwards is based on the information provided in the Schedule 13G filed on February 12, 2016, Schedule 13G/A filed on February 10, 2017 and Schedule 13G/A filed on October 4, 2017. The mailing address of Mr. Edwards is 7400 Meadow Lane, Chevy Chase, MD 20815. Includes 213,116 shares of common stock, warrants expiring May 20, 2020 exercisable at $2.37 per share to purchase 50,000 shares of common stock and 500 shares of Series D-2 Convertible Preferred Stock with a conversion price of $3.00 per share into 193,444 shares of common stock, including accrued dividends.

(12)
Includes 14,752 shares of common stock subject to restricted stock awards.

(13)
Does not includes 4,901 restricted stock units vesting March 31, 2019, 2020, and 2021.

Equity Compensation Plan Information

        The following table sets forth certain information as of December 31, 2017 with respect to our equity compensation plans (including individual compensation arrangements) under which our equity securities are authorized for issuance, aggregated by (i) all compensation plans previously approved by our security holders, and (ii) all compensation plans not previously approved by our security holders:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities referenced in the first column)(1)
Equity compensation plans approved by security holders	2,527,241	1.57	1,581,429
Equity compensation plans not approved by security holders:	—	—	—
Total	2,527,241	1.57	1,581,429

(1)
Represents shares available for grant in the future under our 2012 Incentive Compensation Plan.

Transactions in Common Stock During the Past 60 Days

        Other than the Merger Agreement and agreements entered into in connection therewith, including the Voting Agreement, the parties and their respective affiliates have not made any transactions with respect to the Common Stock during the past 60 days, except that (1) on July 2, 2018, the Company issued AMC 413,709 shares of Common Stock at $3.00 per share in payment of $1.2 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement (as defined below); (2) on July 31, 2018, the Company issued 73,760 restricted common stock to directors at with a grant date fair value of $6.17 per share in connection with their service vesting on the one year anniversary of the grant; and (3) on July 31, 2018 the Company issued 220,019 restricted stock units to its employees with a grant date fair value of $6.17 per share vesting in three equal installments on March 31, 2019, 2020, and 2021.

Transactions in Common Stock During the Past Two Years

AMC Warrants

        On October 14, 2016, the Company entered into a $65.0 million Credit and Guaranty Agreement ("AMC Credit Agreement") with Parent. Concurrent with entering into the AMC Credit Agreement, the Company issued the AMC Warrants, which allow AMC to acquire a total of 18,333,333 million shares of Common Stock at $3.00 per share. The entering of the AMC Credit Agreement, the issuance of the AMC Warrants and the associated transactions are referred to as the "AMC Transaction."

Preferred Stock and 2015 Warrants

        On July 9, 2015, the Company filed a registration statement with the SEC to register the shares issuable upon conversion of the preferred stock and exercise of the 2015 Warrants. The registration statement was declared effective in July 2015. If the Company were to default of the registration rights agreement, and as long as the event of default is not cured, then the Company would be required to pay, in cash, partial liquidation damages, which in total are not to exceed 6% of the aggregated subscription amount of $31.0 million.

        On October 14, 2016, the Company closed on the exchange of 30,197.53 shares of preferred stock, convertible into 11,259,537 shares of Common Stock, and warrants to purchase 3,104,628 shares of Common Stock, in accordance with the terms described below. As part of this transaction, the Company exchanged (a) 4,000 shares of Series A-1 Convertible Preferred Stock for 4,000 shares of C-1

Convertible Preferred Stock with Wolverine Flagship Fund Trading Limited, (b) 2,000 shares of Series A-2 Convertible Preferred Stock for 2,000 shares of Series C-2 Convertible Preferred Stock with Sudbury Capital Fund, L.P., (c) 7,491.086 shares of Series B-1 Convertible Preferred Stock for 7,491.086 shares of Series D-1 Convertible Preferred Stock with JH Evergreen Management, LLC and its affiliates, (d) 183.506 shares of Series B-1 Preferred Stock for 183.506 shares of Series D-1 Preferred Stock with Sudbury Capital Fund, L.P., (e) 15,000 shares of Series B-2 Convertible Preferred Stock for 15,000 shares of Series D-2 Convertible Preferred Stock with RLJ SPAC Acquisition, LLC, an affiliate of Robert L. Johnson, (f) 500 shares of Series B-2 Convertible Preferred Stock for 500 shares of Series D-2 Convertible Preferred Stock with Peter Edwards and (g) 1,000 shares of Series B-2 Convertible Preferred Stock for 1,000 shares of Series D-2 Convertible Preferred Stock with Morris Goldfarb. In addition, the Company exchanged on a share-for-share basis with each of these investors warrants to purchase a number of shares of Common Stock equal to 30% of the shares of Common Stock initially issuable upon conversion of such investor's shares of preferred stock (or 2015 Warrants). The AMC Transaction triggered the exercise price adjustment provision in the 2015 Warrants, and upon the closing of the AMC Transaction the exercise price per share of the 2015 Warrants was reduced from $4.50 to $3.00.

        As a result of the exchange, the terms of the Preferred Stock were changed as follows:

  •
  Dividends.  Under the terms of the existing Preferred Stock, we were permitted to pay the required dividends in cash, or if we satisfied certain conditions upon the issuance of equity, in shares of Common Stock. The new Preferred Stock provides that, if we are not permitted to pay a required dividend on the Preferred Stock due to our failure to meet the conditions for the issuance of equity, we will be permitted to accrue the value of the dividend and add it to the stated value of the new Preferred Stock.

  •
  Conversion.  The conversion rate of the existing Preferred Stock was set at the lower of (a) $3.00 per share (as adjusted for our June 24, 2016 reverse stock split) and 85% of the five-day average of the volume-weighted average price for the five trading days preceding conversion. For all but 16,500 shares of Preferred Stock held by RLJ SPAC Acquisition, LLC, Mr. Edwards and Mr. Goldfarb, a conversion rate floor of $0.50 was added to the new Preferred Stock. (A conversion rate floor of $2.49 remains unchanged for the 16,500 shares of Preferred Stock held by RLJ SPAC Acquisition, LLC, Mr. Edwards and Mr. Goldfarb.)

  •
  Redemption at the Maturity Date.  Under the terms of the existing Preferred Stock, if we failed to meet certain conditions with respect to the issuance of equity, we were not permitted to settle the maturity redemption obligation by the issuance of shares of Common Stock. The new Preferred Stock permits us, in any event, to settle the Preferred Stock upon maturity with shares of Common Stock, but if an equity condition failure has occurred, we will pay a penalty equal to 20% of the maturity redemption price, payable in cash or in shares of Common Stock. If we elect to pay this penalty in shares of Common Stock, the number of shares will be determined by dividing the penalty amount by the market price of shares as of the maturity date, subject to a $0.50 per share floor.

  •
  Fundamental Transactions.  The terms of the existing Preferred Stock provided that we may be required to redeem the Preferred Stock for cash following the occurrence of certain fundamental transactions involving the acquisition of the Company or a controlling interest in the Company. The new Preferred Stock limits the definition of fundamental transactions to transactions approved by the Company and excludes the AMC Transaction.

  •
  Anti-Dilution.  The terms of the existing Preferred Stock provided that if we issue or agree to issue any shares of our Common Stock in a down round, as defined, the conversion price of the Preferred Stock will be reduced to the issuance price with respect to such issuance. The new Preferred Stock provides that the conversion price (and shares subject to the Preferred Stock) is only adjusted for upon the occurrence of a dilutive issuance (which is when shares are issued below fair value), and any adjustments will only compensate for the dilution incurred by such issuance.

        The 2015 Warrants issued with the Preferred Stock have a term of five years and initially had an exercise price of $4.50 per share. The exercise price is subject to standard anti-dilution protection including adjustments for offerings consummated at a per-share price of less than the exercise price. Additionally, if we were to consummate certain fundamental transactions, such as a business combination or other change-in-control transactions, the warrant holders were entitled to require, under certain conditions, that we repurchase the warrants with cash equal to the warrants' then fair value as determined using the Black Scholes valuation model. In connection with the amendments to the Preferred Stock described above, we amended the anti-dilution and redemption provisions of the 2015 Warrants to conform to the terms of the new Preferred Stock.

        As a result of the AMC Transaction and the existing anti-dilution provisions of the 2015 Warrants, the exercise price of the 2015 Warrants was reduced to $3.00 per share. In exchange for the holders' consent to the amendments to the Preferred Stock and the 2015 Warrants and the AMC Transaction, the exercise price of the 2015 Warrants held by the holders of the Series A-1, A-2 and B-1 Preferred Stock was further reduced to $1.50 per share and the 2015 Warrants held by Mr. Goldfarb and Mr. Edwards in connection with their shares of Series B-2 Preferred Stock was further reduced to $2.37 per share (due to an existing floor on the reduction of the exercise price of their warrants). RLJ SPAC Acquisition, LLC waived further reduction of the warrant exercise price in connection with its shares of Series B-2 Preferred Stock such that the exercise price of its 2015 Warrants was set at $3.00 per share.

Transactions in Connection with Credit Agreement Amendments

        On January 3, 2017, the Company issued Parent 102,501 shares of Common Stock at $3.00 per share in payment of $0.3 million of interest on $65.0 million of principal outstanding under the AMC Credit Agreement.

        On January 30, 2017, the Company entered into the First Amendment to the AMC Credit Agreement ("First Amendment") with certain subsidiaries of the Company in their capacity as guarantors and Parent as administrative agent and lender under the AMC Credit Agreement.

        The First Amendment amended the AMC Credit Agreement by adding an incremental $8 million to the Tranche A Term Loan under the AMC Credit Agreement thereby increasing the aggregate principal amount of the Tranche A Term Loan from $5 million to $13 million. The First Amendment also (i) extended the Tranche A Term Loan Maturity Date from October 14, 2017 to June 30, 2019; (ii) amended the definition of Consolidated Fixed Charges to reflect the extended maturity date of the Tranche A Term Loan and the repayment of the Company's subordinated debt with the proceeds; (iii) increased the maximum Senior Leverage Ratio as of December 31, 2018 from 2.75:1.00 to 3.50:1.00; and (iv) amended the definition of Consolidated Adjusted EBITDA.

        The proceeds were used to prepay our obligations under the unsecured subordinated promissory notes we issued in October 2012 ("Subordinated Notes"). As of December 31, 2016, the Subordinated Notes had an aggregate outstanding principal balance of $8.6 million, which was scheduled to amortize quarterly starting September 30, 2017, with final payment due July 31, 2018. The interest rate under the Subordinated Notes increased after January 1, 2017 from 1.5% to 12% per annum.

        On March 31, 2017, the Company issued Parent 122,306 shares of Common Stock at $3.00 per share in payment of $0.4 million of interest on $73.0 million of principal outstanding under the AMC Credit Agreement.

        On June 16, 2017, the Company and Parent entered into the Second Amendment to the AMC Credit Agreement ("Second Amendment"). On June 20, 2017, upon the closing pursuant to the Second Amendment, the Company added a tranche of term loan debt in the principal amount of $10 million dollars with a maturity date of June 30, 2021. Upon the closing, the Second Amendment also (i) extended the maturity date of the Tranche A Term Loan to June 30, 2020, (ii) provided that, commencing with the interest payment to be made on June 30, 2017, all interest under the AMC Credit Agreement will be paid in shares of Common Stock valued at $3.00 per share (subject to adjustment for stock splits and similar adjustments) and (iii) increased the maximum Senior Leverage Ratio as of December 31, 2018 to 4.0:1, as of December 31, 2019 to 3.75:1, as of December 31, 2020 to 2.75:1, and as of December 31, 2021 and thereafter to 2.5:1.

        On June 20, 2017 in connection with the Second Amendment, Parent exercised a portion of its Class A warrant at $3.00 per share to acquire 1,667,000 shares of Common Stock in exchange for the cancellation of $5,001,000 of the Tranche B Loan. Following the cancellation, the balance of the Tranche B Loan was $54,999,000. As a condition to the closing of the Second Amendment to the AMC Credit Agreement, on June 20, 2017, RLJ SPAC Acquisition, LLC converted 15,000 shares of the Company's Class D-2 Preferred Stock, constituting its entire holdings of Preferred Stock, plus its accrued preferred dividends, into 5,905,634 shares of Common Stock at $3.00 per share.

        On June 30, 2017, the Company issued Parent 384,084 shares of Common Stock at $3.00 per share in payment of $1.2 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement.

        On October 2, 2017, the Company issued Parent 427,347 shares of Common Stock at $3.00 per share in payment of $1.3 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement.

        On January 2, 2018, the Company issued Parent 418,255 shares of Common Stock at $3.00 per share in payment of $1.3 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement.

        On April 2, 2018, the Company issued Parent 409,162 shares of Common Stock at $3.00 per share per share in payment of $1.2 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement.

        On June 5, 2018, the Company and Parent entered into the Third Amendment to the AMC Credit Agreement, effective as of May 31, 2018, to reduce the Minimum Cash Balance (as defined in the AMC Credit Agreement) from $3,500,000 to $2,000,000 for the period commencing June 1, 2018 and continuing through September 30, 2018.

        On July 2, 2018, the Company issued Parent 413,709 shares of Common Stock at $3.00 per share per share in payment of $1.2 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement.

        On August 9, 2018, the Company and Parent entered into the Fourth Amendment to the AMC Credit Agreement to eliminate the Minimum Cash Balance (as defined in the AMC Credit Agreement) requirement.

Other Transactions

        On January 2, 2018, Parent purchased 22,000 shares of Common Stock from Miguel Penella at $3.6791 per share, upon the vesting of Company Restricted Shares.

        On January 5, 2018, Parent entered into a Stock Purchase Agreement with JH Partners Evergreen Fund, L.P., Forrestal, LLC, JH Investment Partners III, L.P. and JH Investment Partners GP Funds III, LLC (collectively, the "JHP Entities"), whereby Parent purchased from the JHP Entities (i) 678,095 shares of Common Stock, (ii) 7,479,432 shares of Series D-1 preferred stock convertible into 2,893,693 shares of Common Stock and (iii) 747,945 2015 Warrants. The purchase price was $4.25 per share of Common Stock (or share of Common Stock underlying preferred stock) and $2.75 for each share of Common Stock underlying each 2015 Warrant, plus accrued and unpaid dividends on the shares of preferred stock.

        On April 2, 2018, Parent purchased 38,161 shares of Common Stock from employees of the Company at $4.47 per share, upon the vesting of Company Restricted Shares.

NO DISSENTER'S OR APPRAISAL RIGHTS FOR HOLDERS OF COMMON STOCK

        Holders of Common Stock have no right under applicable Nevada law or the Company Charter to dissent from the Merger and to seek a judicial determination of the fair value of their shares of Common Stock.

DISSENTER'S RIGHTS FOR HOLDERS OF PREFERRED STOCK

        In connection with the Merger, holders of the Company's outstanding Preferred Stock will be entitled to assert dissenter's rights pursuant to and only in accordance with the Dissenter's Rights Statutes, a copy of which is attached hereto as Annex D, and, in lieu of receiving the consideration for such shares available pursuant to the Merger Agreement, obtain payment of the "fair value" (as defined in NRS 92A.320) of such preferred stockholder's shares of preferred stock. In order to exercise such dissenter's rights, a preferred stockholder must comply with all of the procedural requirements of the Dissenter's Rights Statutes, including, without limitation, delivering to the Company pursuant to NRS 92A.420, before the Stockholder vote on the Merger is taken at the Special Meeting, written notice of such preferred stockholder's intent to demand payment pursuant to the Dissenter's Rights Statutes if the Merger is effectuated.

DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

        If the Merger is completed, our Common Stock will be delisted from the Nasdaq Capital Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Common Stock.

OTHER BUSINESS

        As of the date of this Proxy Statement, we do not know of any other matters to be brought before the Special Meeting other than as described in this Proxy Statement.

STOCKHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

        If the Merger is completed as expected during the third quarter of 2018, we will not hold an annual meeting of Stockholders in 2018. If the Merger is not completed, you will continue to be entitled to attend and participate in our annual meetings of Stockholders, and we will hold a 2018 annual meeting of Stockholders, in which case we will provide notice of or otherwise publicly disclose the date on which such 2018 annual meeting will be held. If the 2018 annual meeting is held, Stockholder proposals will be eligible for consideration for inclusion in the Proxy Statement and form of proxy for our 2018 annual meeting of Stockholders in accordance with Rule 14a-8 under the Exchange Act and our advance notice Bylaws, as described below.

        Stockholder proposals intended to be included in our Proxy Statement for, and have been presented at, our 2018 annual meeting of Stockholders pursuant to the provisions of Rule 14a-8 or the Exchange Act must have been received by us at our executive offices by [    •    ] for inclusion in our Proxy Statement and form of proxy relating to such meeting. Any Stockholder wishing to propose a nominee for membership on our Board should submit a recommendation in writing in accordance with the foregoing, to the Governance Committee, indicating the nominee's qualifications and other biographical information and providing confirmation of the nominee's consent to serve as a director. If, however, the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the Stockholder of all of the nominees for director must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made.

        A Stockholder of ours may wish to have a proposal presented at the 2018 annual meeting of Stockholders, but not to have such proposal included in our Proxy Statement and form of proxy relating to that meeting. Rule 14a-4 under the Exchange Act allows a company to use discretionary voting authority to vote on matters coming before an annual meeting of Stockholders, if the Company does not have notice of the matter at least 45 days before the date corresponding to the date on which the Company first mailed its proxy materials for the prior year's annual meeting of Stockholders or the date specified by a superseding advance notice provision in the Company Charter or Company Bylaws. The Company Bylaws contain such an advance notice provision. This provision provides that nominations to our Board or proposals for other business presented at the 2018 annual meeting by Stockholders must be made in writing to the Corporate Secretary and must be delivered to or mailed and received at our principal executive offices (at the address appearing on the first page of this Proxy Statement) not less than 90 days nor more than 120 days prior to the anniversary of the date of our last annual meeting of Stockholders. Accordingly, for our 2018 annual meeting of Stockholders, Stockholders must submit such written notice to the Corporate Secretary on or before [    •    ], 2018 and on or after [    •    ], 2018. If, however, the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the Stockholder of all of the nominees for director must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was first made.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

        The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and Proxy Statements with respect to two or more Stockholders sharing the same address by delivering a single annual report or Proxy Statement addressed to those Stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for Stockholders and cost savings for companies. We and some brokers household annual reports and proxy materials, delivering a single annual report or Proxy Statement to multiple Stockholders sharing an address unless contrary instructions have been received from the affected Stockholders.

        Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or Proxy Statement, by sending a written request to RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910, Attention: Dawn Martens, or calling us at (301) 608-2115.

        If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report or Proxy Statement in the future, please notify your broker if your shares are held in a brokerage account (or in "street name") or us if you are a Stockholder of record. If, at any time, you and another Stockholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report or Proxy Statement, please notify your broker if your shares are held in a brokerage account (or in "street name") or us if you are a Stockholder of record. You can notify us by sending a written request to RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910, Attention: Dawn Martens, or calling us at (301) 608-2115.

IMPORTANT INFORMATION REGARDING THE AMC ENTITIES AND THE JOHNSON ENTITIES

        Set forth below for (i) each director or officer of AMC, Parent and Merger Sub, (ii) the Dolan Family Group (as defined below) and (iii) Robert L. Johnson and each manager or officer of The RLJ

Companies, LLC and RLJ SPAC is his or her respective present principal occupation or employment, the name of the organization in which such occupation or employment is conducted and the five-year employment history of each such person. Unless otherwise noted, the business address of each director or officer of AMC, Parent and Merger Sub is c/o AMC Networks Inc., 11 Penn Plaza, New York, New York 10001. Unless otherwise noted, the business address of each manager or officer of The RLJ Companies, LLC and RLJ SPAC, and of Mr. Johnson, is c/o The RLJ Companies, LLC, 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814.

        During the past five years, none of the AMC Entities and the Johnson Entities, their respective directors, managers and executive officers or the Dolan Family Group has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of the AMC Entities and the Johnson Entities, their respective directors, managers and executive officers or the Dolan Family Group has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such directors, managers and executive officers from future violations of, or prohibiting activities subject to, federal or state securities laws or a finding of any violation of federal or state securities laws. Each of the individuals listed below are citizens of the United States.

Directors of AMC

Name	Present Principal Occupation or Employment	Material Positions Held During the Past Five Years
William J. Bell	Director of AMC;	Director of AMC since June 2011;
	Director of MSG Networks Inc. ("MSG Networks")	Director of MSG Networks
Charles F. Dolan	Director of AMC;	Director of AMC since March 2011;
	Executive Chairman of AMC; Director of The Madison Square Garden company ("MSG");	Executive Chairman of AMC since June 2011
Director of MSG Networks
James L. Dolan	Director of AMC;	Director of AMC since March 2011;
	Executive Chairman and Interim Chief Executive Officer and Director of MSG;	Executive Chairman of MSG since October 2015;
	Executive Chairman and Director of MSG Networks	Executive Chairman of MSG Networks since July 2009
Kristin A. Dolan	Director of AMC;	Director of AMC since June 2011;
	Chief Executive Officer of 605, LLC (f/k/a DataCo Ventures LLC)	Chief Executive Officer of 605, LLC since November 2016;
Chief Operating Officer of Cablevision from April 2015 to June 2016;
President of Optimum Services for Cablevision from April 2013 to April 2014
Patrick F. Dolan	Director of AMC;	Director of AMC since June 2011;
	President of News 12 Networks	President of News 12 Networks since February 2002

Name	Present Principal Occupation or Employment	Material Positions Held During the Past Five Years
Thomas C. Dolan	Director of AMC;	Director of AMC since June 2011;
	Director of MSG; Director of AMC; Director of MSG Networks	Executive Vice President-Strategy and Development, Office of the Chairman of Cablevision from September 2008 to June 2016
Jonathan F. Miller	Director of AMC; Chief Executive Officer of Integrated Media Company	Director of AMC since October 2013; Partner in Advancit Capital from July 2013 to February 2018; Chief Executive Officer of Integrated Media Company since February 2018
Brian G. Sweeney	Director of AMC;	Director of AMC since June 2011;
	Director of MSG; Director of MSG Networks	Chief Financial Officer of Cablevision from March 2015 to June 2016;
President of Cablevision from April 2014 to March 2015;
Senior Executive Vice President, Strategy and Chief of Staff of Cablevision from January 2013 to April 2014
Vincent Tese	Director of AMC;	Director of AMC since June 2016;
	Executive Chairman of FCB Financial Holdings, Inc. (f/k/a Bond Street Holdings, LLC) and its subsidiary Florida Community Bank	Current positions with FCB Financial Holdings, Inc. and Florida Community Bank have been held for the past five years
Leonard Tow	Director of AMC;	Director of AMC since June 2011;
	Chief Executive Officer of New Century Holdings, LLC	Chief Executive Officer of New Century Holdings, LLC since January 2005
David E. Van Zandt	Director of AMC;	Director of AMC since June 2011;
	President of The New School; Special General Counsel of and Advisor to Artal Group S.A. and The Invus Group, LLC	President of The New School since 2011; Current positions with Artal Group S.A. and The Invus Group, LLC have been held in the past five years

Name	Present Principal Occupation or Employment	Material Positions Held During the Past Five Years
Carl E. Vogel	Director of AMC;	Director of AMC since June 2013;
	Private Investor; Industry Advisor to Kohlberg Kravis Roberts & Co. L.P.	Senior Advisor to The Gores Group from November 2011 to October 2014
Marianne Dolan Weber	Director of AMC;	Director of AMC since June 2011;
	President of Heartfelt Wings Foundation Inc.; Director of AMC; Director of MSG	Current positions with Heartfelt and MSG have been held in the past five years
Robert C. Wright	Director of AMC;	Director of AMC since June 2011;
	Senior Advisor to Lee Equity Partners LLC (f/k/a Thomas H. Lee Capital)	Senior Advisor to Lee Equity Partners LLC since 2008

Directors of Merger Sub

Name	Present Principal Occupation or Employment	Material Positions Held During the Past Five Years
Sean S. Sullivan	Executive Vice President and Chief Financial Officer of AMC	Executive Vice President and Chief Financial officer of AMC since June 2011
James G. Gallagher	Executive Vice President and General Counsel of AMC	Executive Vice President and General Counsel of AMC since June 2011

Executive Officers of AMC, Parent and Merger Sub

Name	Present Principal Occupation or Employment	Material Positions Held During the Past Five Years
Charles F. Dolan*	Executive Chairman of AMC	Executive Chairman of AMC since June 2011
Joshua W. Sapan	President and Chief Executive Officer of AMC	President and Chief Executive Officer of AMC since March 2011
Edward A. Carroll	Chief Operating Officer of AMC	Chief Operating Officer of AMC since June 2011
Sean S. Sullivan	Executive Vice President and Chief Financial Officer of AMC	Executive Vice President and Chief Financial officer of AMC since June 2011
James G. Gallagher	Executive Vice President and General Counsel of AMC	Executive Vice President and General Counsel of AMC since June 2011
Christian B. Wymbs	Executive Vice President and Chief Accounting Officer of AMC
Executive Vice President and Chief Accounting Officer of AMC since August 2016;
Senior Vice President and Chief Financial Officer of Global Commercial Services Business, American Express Company, from October 2014 to July 2016;
Senior Vice President and Chief Financial Officer of Enterprise Growth Group, American Express Company, from January 2012 to October 2014

*
Charles F. Dolan is an executive officer of AMC but not of Parent or Merger Sub.

Controlling Stockholders of AMC

        Charles F. Dolan, members of his family and related family entities (the "Dolan Family Group"), by virtue of their ownership of all of the Class B common stock of AMC, are able collectively to control stockholder decisions on matters on which holders of Class A common stock and Class B common stock of AMC vote together as a single class, and to elect up to 75% of AMC's board of directors. As a result, the Dolan Family Group may be deemed to own the Common Stock set forth next to AMC in "Important Information Regarding the Company—Security Ownership of Certain Beneficial Owners and Management" beginning on page [    •    ] of this Proxy Statement. The Dolan Family Group disclaims beneficial ownership of the shares of Common Stock held by the AMC Entities pursuant to Rule 13d-4 of the Exchange Act, and the filing of this Proxy Statement shall not be construed as an admission that the Dolan Family Group is the beneficial owner of the Common Stock or other securities held by the AMC Entities.

        The Dolan Family Group includes each of the following members: Charles F. Dolan, individually and as Trustee of the Charles F. Dolan 2016 Grantor Retained Annuity Trust #1A (the "CFD 2016 GRAT #1A") and the Charles F. Dolan 2009 Revocable Trust (the "CFD 2009 Trust"); Helen A. Dolan, individually and as Trustee of the Helen A. Dolan 2016 Grantor Retained Annuity Trust #1A

(the "HAD 2016 GRAT #1A") and the Helen A. Dolan 2009 Revocable Trust (the "HAD 2009 Trust"); James L. Dolan; Thomas C. Dolan; Patrick F. Dolan; Kathleen M. Dolan, individually and as a Trustee of the Charles F. Dolan Children Trust FBO Kathleen M. Dolan, the Charles F. Dolan Children Trust FBO Deborah Dolan-Sweeney, the Charles F. Dolan Children Trust FBO Marianne Dolan Weber, the Charles F. Dolan Children Trust FBO Patrick F. Dolan, the Charles F. Dolan Children Trust FBO Thomas C. Dolan and the Charles F. Dolan Children Trust FBO James L. Dolan (hereinafter collectively referred to as the "Dolan Children Trusts" and individually, a "Dolan Children Trust"), and as sole Trustee of the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust; Marianne E. Dolan Weber; Deborah A. Dolan-Sweeney, individually and as Trustee of the Marianne E. Dolan Weber 2012 Descendants Trust and the Patrick F. Dolan 2012 Descendants Trust; CFD 2009 Trust; HAD 2009 Trust; Dolan Children Trust FBO Kathleen M. Dolan; Dolan Children Trust FBO Marianne Dolan Weber; Dolan Children Trust FBO Deborah Dolan-Sweeney; Dolan Children Trust FBO James L. Dolan; Dolan Children Trust FBO Thomas C. Dolan; Dolan Children Trust FBO Patrick F. Dolan; the Charles F. Dolan 2009 Family Trust FBO James L. Dolan; the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan; the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan; the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan; the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber; the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney; Ryan Dolan 1989 Trust; Tara Dolan 1989 Trust; CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney; CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan; CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber; CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan; the Charles F. Dolan 2012 Descendants Trust; the Kathleen M. Dolan 2012 Descendants Trust; the Deborah A. Dolan-Sweeney 2012 Descendants Trust; the Marianne E. Dolan Weber 2012 Descendants Trust; the Patrick F. Dolan 2012 Descendants Trust; CFD 2010 Grandchildren Trust FBO Aidan Dolan; CFD 2010 Grandchildren Trust FBO Quentin Dolan; CFD 2016 GRAT #1A; and HAD 2016 GRAT #1A.

        The reporting persons under the Dolan Family Group Schedule 13D also include the following trustees of Dolan Family Group members ("Other Reporting Trustees"): David M. Dolan, as a Trustee of the Charles F. Dolan 2009 Family Trust FBO Patrick F. Dolan, the Charles F. Dolan 2009 Family Trust FBO Thomas C. Dolan, the Charles F. Dolan 2009 Family Trust FBO James L. Dolan, the Charles F. Dolan 2009 Family Trust FBO Marianne E. Dolan Weber, the Charles F. Dolan 2009 Family Trust FBO Kathleen M. Dolan and the Charles F. Dolan 2009 Family Trust FBO Deborah A. Dolan-Sweeney (collectively, the "2009 Family Trusts" and individually, a "2009 Family Trust"), as a Trustee of the CFD 2010 Grandchildren Trust FBO Descendants of Kathleen M. Dolan, CFD 2010 Grandchildren Trust FBO Descendants of Deborah A. Dolan-Sweeney, CFD 2010 Grandchildren Trust FBO Descendants of Marianne E. Dolan Weber, CFD 2010 Grandchildren Trust FBO Descendants of Patrick F. Dolan (collectively, the "CFD 2010 Grandchildren Trusts" and individually, a "2010 Grandchildren Trust") and the Charles F. Dolan 2012 Descendants Trust, and Mary S. Dolan, as a Trustee of the Dolan Children Trusts FBO Deborah Dolan-Sweeney and Patrick F. Dolan, the Kathleen M. Dolan 2012 Descendants Trust, each of the 2009 Family Trusts, each of the CFD 2010 Grandchildren Trusts, and the Charles F. Dolan 2012 Descendants Trust.

        The business address of each member of the Dolan Family Group and each Other Reporting Trustee is:

Each of:

Charles F. Dolan;
Helen A. Dolan;
Thomas C. Dolan; and
Deborah A. Dolan-Sweeney:

c/o Dolan Family Office
Attention: President
340 Crossways Park Drive
Woodbury, New York 11797

Patrick F. Dolan:
c/o News 12 Networks
One Media Crossways
Woodbury, New York 11797

James L. Dolan and Kristin A. Dolan:
c/o Knickerbocker Group LLC
Attention: Rohit Luthra
PO Box 420
Oyster Bay, New York 11771

Kathleen M. Dolan:
c/o MLC Ventures LLC
Attention: Richard Baccari
PO Box 1014
Yorktown Heights, New York 10598

Marianne Dolan Weber:
c/o MLC Ventures LLC
Attention: Richard Baccari
PO Box 1014
Yorktown Heights, New York 10598

David M. Dolan:
7 Glenmaro Lane
St. Louis, Missouri 63131

Mary S. Dolan:
300 So. Riverside Plaza
Suite 1480
Chicago, Illinois 60606

Trusts:

Dolan Children Trust FBO Kathleen M. Dolan is a trust established under the laws of the State of Illinois for the benefit of Kathleen M. Dolan and has an address of c/o MLC Ventures LLC, Attention: Richard Baccari, PO Box 1014, Yorktown Heights, New York 10598.

Dolan Children Trust FBO Marianne Dolan Weber is a trust established under the laws of the State of Illinois for the benefit of Marianne Dolan Weber and has an address of c/o MLC Ventures LLC, Attention: Richard Baccari, PO Box 1014, Yorktown Heights, New York 10598.

Dolan Children Trust FBO Deborah Dolan-Sweeney is a trust established under the laws of the State of Illinois for the benefit of Deborah A. Dolan-Sweeney and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

Dolan Children Trust FBO James L. Dolan is a trust established under the laws of the State of Illinois for the benefit of James L. Dolan and has an address of c/o Knickerbocker Group LLC, attention: Rohit Luthra, PO Box 420, Oyster Bay, New York 11771.

Dolan Children Trust FBO Thomas C. Dolan is a trust established under the laws of the State of Illinois for the benefit of Thomas C. Dolan and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

Dolan Children Trust FBO Patrick F. Dolan is a trust established under the laws of the State of Illinois for the benefit of Patrick F. Dolan and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

2009 Family Trust FBO James L. Dolan is a trust established under the laws of the State of New York for the benefit of James L. Dolan and has an address of c/o Knickerbocker Group LLC, attention: Rohit Luthra, PO Box 420, Oyster Bay, New York 11771.

2009 Family Trust FBO Thomas C. Dolan is a trust established under the laws of the State of New York for the benefit of Thomas C. Dolan and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

2009 Family Trust FBO Patrick F. Dolan is a trust established under the laws of the State of New York for the benefit of Patrick F. Dolan and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

2009 Family Trust FBO Kathleen M. Dolan is a trust established under the laws of the State of New York for the benefit of Kathleen M. Dolan and has an address of c/o MLC Ventures LLC, Attention: Richard Baccari, PO Box 1014, Yorktown Heights, New York 10598.

2009 Family Trust FBO Marianne Dolan Weber is a trust established under the laws of the State of New York for the benefit of Marianne Dolan Weber and has an address of c/o MLC Ventures LLC, Attention: Richard Baccari, PO Box 1014, Yorktown Heights, New York 10598.

2009 Family Trust FBO Deborah A. Dolan-Sweeney is a trust established under the laws of the State of New York for the benefit of Deborah A. Dolan-Sweeney and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

Ryan Dolan 1989 Trust is a trust established under the laws of the State of New York for the benefit of Ryan Dolan and has an address of c/o Knickerbocker Group LLC, attention: Rohit Luthra, PO Box 420, Oyster Bay, New York 11771.

Tara Dolan 1989 Trust is a trust established under the laws of the State of New York for the benefit of Tara Dolan and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

Charles F. Dolan 2009 Revocable Trust is a revocable trust established under the laws of the State of New York for the benefit of Charles F. Dolan and certain other beneficiaries and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

Helen A. Dolan 2009 Revocable Trust is a revocable trust established under the laws of the State of New York for the benefit of Helen A. Dolan and certain other beneficiaries and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

CFD 2016 GRAT #1A is a trust established under the laws of the State of New York for the benefit of Charles F. Dolan and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

HAD 2016 GRAT #1A is a trust established under the laws of the State of New York for the benefit of Helen A. Dolan and has an address of c/o Dolan Family Office, attention: President, 340 Crossways Park Drive, Woodbury, New York 11797.

Charles F. Dolan has served as the Executive Chairman of AMC since June 2011. Charles F. Dolan has been a director of AMC since March 2011, MSG since July 2009 and MSG Networks since March 2015 and previously served as a director and the Chairman of Cablevision Systems Corporation ("Cablevision") from 1985 until its sale in June 2016. AMC's principal business address is 11 Pennsylvania Plaza, New York, New York 10001. Helen A. Dolan is his wife and has not been employed for the past five years. Charles F. Dolan is the settlor and a co-Trustee of the CFD 2009 Trust and the Trustee of the CFD 2016 GRAT #1A. Helen A. Dolan is the settlor and a co-Trustee of the HAD 2009 Trust and the Trustee of the HAD 2016 GRAT #1A. MSG's principal business address is Two Pennsylvania Plaza, New York, New York 10121. MSG Networks' principal business address is 11 Pennsylvania Plaza, New York, New York 10001.

James L. Dolan has served as the Executive Chairman since October 2015 and Chief Executive Officer since November 2017 of MSG. James L. Dolan has also served as the Executive Chairman of MSG Networks since July 2009. James L. Dolan was the President and Chief Executive Officer of MSG Networks from March 2015 to July 2015. James L. Dolan was Chief Executive Officer of Cablevision from October 1995 until its sale in June 2016. James L. Dolan has been a director of AMC since March 2011, MSG since March 2015 and MSG Networks since July 2009, and previously served as a director of Cablevision from 1991 to June 2016.

Thomas C. Dolan served as Executive Vice President—Strategy and Development, Office of the Chairman of Cablevision from September 2008 until its sale in June 2016. Thomas C. Dolan has served as a director of AMC since June 2011, MSG since September 2015 and MSG Networks since February 2010, and previously served as a director of Cablevision from 2007 to June 2016.

Patrick F. Dolan has served as the Senior Network Advisor of News 12 Networks, a subsidiary of Altice NV, since April 2018. Patrick F. Dolan served as President of News 12 Networks from February 2002 until April 2018. Patrick F. Dolan previously served as a director of Cablevision from 1991 until June 2016. Patrick F. Dolan is a majority owner of Newsday Media and a director of AMC. News 12 Networks' principal business address is One Media Crossways, Woodbury, New York 11797.

Kathleen M. Dolan is the founder, and has served as Executive Director, President and Treasurer since September 2004, of Purple Crayon Productions Inc., a community art and music center. Kathleen M. Dolan has served as the President of Green Mountain Foundation Inc. since September 2015 and as a director of Heartfelt Wings Foundation Inc. since August 2015. She is a Trustee of each of the Dolan Children Trusts, the Ryan Dolan 1989 Trust and the Tara Dolan 1989 Trust. Purple Crayon Productions Inc.'s principal business address is 2095 Pomfret Road, South Pomfret, Vermont 05067. Green Mountain Foundation Inc.'s principal business address is 34 Acorn Lane, Yorktown Heights, New York 10598.

Marianne Dolan Weber has served as President of Heartfelt Wings Foundation Inc. since August 2015 and a director of Green Mountain Foundation Inc. since September 2015. She has served as the President of MLC Ventures LLC since March 2015. Marianne Dolan Weber has served as a director of AMC since June 2011 and MSG since December 2016, and previously served as a director of Cablevision from 2005 to June 2016 and MSG Networks from February 2010 to December 2014. Heartfelt Wings Foundation Inc.'s principal business address is 10 Mitchell Place, Suite 202, White Plains, New York 10601.

Deborah A. Dolan-Sweeney previously served as a director of Cablevision from 2008 to June 2016 and MSG Networks from February 2010 to December 2014 and has not been employed for the past five years. Ms. Dolan-Sweeney has been a director of the Dolan Family Foundation since 1986 and a director of the Dolan Children's Foundation since 1997.

David M. Dolan has been Chairman of the board of Citizens National Bank of Greater St. Louis, 7305 Manchester Road, Maplewood, Missouri 63143, since May 1979. He is a Trustee of each of the 2009 Family Trusts, each of the CFD 2010 Grandchildren Trusts and the Charles F. Dolan 2012 Descendants Trust.

Mary S. Dolan has been the owner, Chief Executive Officer and founder of Pro-Am Team Sports since January 2014. She was an independent contractor between 2008 and January 2014. Pro-Am Team Sports has a principal business address of 8940 W. 192nd St. J, Mokena, IL 60448. She is a Trustee of each of the 2009 Family Trusts, the Dolan Children Trusts FBO Deborah Dolan-Sweeney and Patrick F. Dolan, each of the CFD 2010 Grandchildren Trusts and the Charles F. Dolan 2012 Descendants Trust.

Johnson Entities

        The Johnson Entities include Robert L. Johnson, The RLJ Companies, LLC and RLJ SPAC Acquisition, LLC ("RLJ SPAC"). The principal business address of each of the Johnson Entities is 3 Bethesda Metro Center, Suite 1000, Bethesda, MD 20814, and the business telephone number of each of the Johnson Entities is (301) 280-7700.

        RLJ SPAC is a Delaware limited liability company that was formed by The RLJ Companies, LLC for the purpose of holding shares of RLJ Acquisition, Inc., the predecessor of the Company. The RLJ Companies, LLC is a Delaware limited liability company, originally incorporated on December 29, 2004, which acts as a holding company for various business activities and enterprises. Mr. Johnson is a controlling person of The RLJ Companies, LLC and RLJ SPAC and serves as the Chairman of the Board of the Company. The RLJ Companies, LLC is the sole manager and is the sole voting member of RLJ SPAC. Robert L. Johnson is the sole manager and the sole voting member of The RLJ Companies, LLC.

        The name, position and present principal occupation of each executive officer of RLJ SPAC, LLC and The RLJ Companies, LLC are set forth below. Each person listed below holds the same office in each of The RLJ Companies, LLC and RLJ SPAC.

        Robert L. Johnson is the Chairman of The RLJ Companies, LLC and was appointed as the Company's chairman in October 2012. From November 2010 to October 2012, Mr. Johnson served as the chairman of the board of RLJ Acquisition, Inc., a special purpose acquisition company that created the Company. Mr. Johnson founded The RLJ Companies, an innovative business network that owns or holds interests in a diverse portfolio of companies in businesses operating in hotel real estate investment; private equity; financial services; asset management; automobile dealerships; sports and entertainment; and video lottery terminal (or VLT) gaming and has served as its chairman since February 2003. Prior to forming The RLJ Companies, Mr. Johnson was founder and chief executive officer of Black Entertainment Television (or BET), which was acquired by Viacom Inc. in 2001. He continued to serve as chief executive officer of BET until February 2006. In July 2007, Mr. Johnson was named by USA Today as one of the "25 most influential business leaders of the past 25 years." In addition to the Board, Mr. Johnson currently serves on the boards of directors of RLJ Lodging Trust (NYSE: RLJ), KB Home (NYSE: KBH), Lowe's Companies, Inc. (NYSE: LOW), Elevate Credit, Inc. (NYSE: ELVT), and Retirement Clearinghouse, LLC. He previously served as a director of Hilton Hotels Corporation, US Airways Group, Inc., General Mills, Inc., Strayer Education, Inc. and IMG Worldwide, Inc., and a member of the board of trustees at The Johns Hopkins University.

        H. Van Sinclair is the President and Chief Executive Officer of The RLJ Companies, LLC. He has served as a member of the Board of the Company since April 2017 and was a prior member of the Board from October 2012 to June 2015. Since February 2003, Mr. Sinclair has served as president, chief executive officer and general counsel of The RLJ Companies. From January 2006 to May 2011, Mr. Sinclair also served as Vice President of Legal and Business Affairs for RLJ Urban Lodging Funds, a private equity fund concentrating on limited and focused service hotels in the United States and for RLJ Development, The RLJ Companies' hotel and hospitality company. Prior to joining The RLJ Companies, Mr. Sinclair spent 28 years, from October 1978 to February 2003, with the law firm of Arent Fox, LLP. Mr. Sinclair remains of counsel to Arent Fox. Mr. Sinclair previously served as a member of the board of directors of Vringo, Inc. (NASDAQ: VRNG) from July 2012 through March 2016 and RLJ Acquisition, Inc., the predecessor company of RLJE, from November 2010 to October 2012.

        Ernita F. Thomas is the Senior Vice President and Controller of The RLJ Companies, LLC. Since January 2006, Ms. Thomas has served as Senior Vice President and Controller of The RLJ Companies. From May 2016 to October 2017, Ms. Thomas also served as Managing Director and Chief Compliance Officer for RLJ Capital Markets, a registered broker dealer firm. Additionally, since August 2013, Ms. Thomas has served as the Chief Compliance Officer for RLJ Equity Partners, a middle market private equity firm specializing in traditional buyouts, recapitalizations, add-on acquisitions, growth capital and growth equity.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, Proxy Statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this Proxy Statement, by going to the Investors page of our corporate website at www.exac.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this Proxy Statement, and therefore is not incorporated herein by reference.

        Statements contained in this Proxy Statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC.

        Because the Merger is a "going private" transaction, the Company has filed with the SEC a Transaction Statement on Schedule 13E-3 with respect to the Merger. The Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.

        We will amend the Schedule 13E-3 to incorporate by reference any additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting to the extent required to fulfill our obligations under the Exchange Act.

        Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of Proxy Statements or other information concerning us, without charge, by written or telephonic request directed to Dawn Martens at RLJ Entertainment, Inc., 8515 Georgia Avenue, Suite 650, Silver Spring, Maryland 20910, or from the SEC through the SEC website at the address provided above.

        THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    •    ], 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

RLJ ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

June 30, 2018 and December 31, 2017

(In thousands, except share data)	June 30, 2018	December 31, 2017
		(Revised)(1)
ASSETS
Cash	$3,453	$6,215
Accounts receivable, net	16,989	24,926
Inventories, net	4,599	4,448
Investments in content, net	78,660	70,483
Prepaid expenses and other assets	1,022	1,197
Property, equipment and improvements, net	1,049	1,185
Equity investment in affiliate	20,135	21,589
Other intangible assets, net	7,081	7,752
Goodwill	13,911	13,985

Total assets	$146,899	$151,780

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$13,755	$16,707
Accrued royalties and distribution fees	46,584	47,414
Deferred revenue	3,388	2,859
Debt, net of discounts and debt issuance costs	54,854	52,639
Deferred tax liability	367	518
Stock warrant and other derivative liabilities	17,123	13,685

Total liabilities	136,071	133,822

Commitments and contingencies (see Note 14)
Shareholders' Equity
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued; 15,198 shares outstanding at June 30, 2018 and December 31, 2017; liquidation preference of $17,993 at June 30, 2018 and $17,997 at December 31, 2017	18,887	19,563
Common stock, $0.001 par value, 250,000,000 shares authorized, 15,138,250 shares issued and 15,127,138 shares outstanding at June 30, 2018; and 14,071,423 shares issued and outstanding at December 31, 2017	15	14
Additional paid-in capital	135,844	132,422
Accumulated deficit	(140,055)	(130,842)
Accumulated other comprehensive loss	(3,863)	(3,199)
Treasury shares, at cost, 11,112 shares at June 30, 2018 and zero at December 31, 2017	—	—

Total shareholders' equity	10,828	17,958

Total liabilities and shareholders' equity	$146,899	$151,780

(1)
See Note 1—"Correction of Immaterial Misstatements in Prior Period Financial Statements".

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

Three and Six Months Ended June 30, 2018 and 2017

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share data)	2018	2017	2018	2017
Revenues	$21,474	$18,833	$40,056	$32,720
Cost of sales
Content amortization and royalties	7,562	6,261	14,258	12,329
Manufacturing and fulfillment	2,678	2,829	5,764	5,881

Total cost of sales	10,240	9,090	20,022	18,210

Gross profit	11,234	9,743	20,034	14,510

Selling expenses	4,776	2,875	9,041	5,159
General and administrative expenses	5,093	4,716	10,404	9,239
Depreciation and amortization	705	904	1,590	1,777

Total operating expenses	10,574	8,495	21,035	16,175

INCOME (LOSS) FROM OPERATIONS	660	1,248	(1,001)	(1,665)
Equity earnings of affiliate	1,288	869	2,072	1,420
Interest expense, net	(2,362)	(2,152)	(4,653)	(4,038)
Change in fair value of stock warrants and other derivatives	(471)	(491)	(3,438)	(3,383)
(Loss) Gain on extinguishment of debt	—	(425)	—	470
Other (expense) income, net	(1,414)	161	(1,591)	445

LOSS FROM OPERATIONS BEFORE BENEFIT (PROVISION) FOR INCOME TAXES	(2,299)	(790)	(8,611)	(6,751)
Benefit (Provision) for income taxes	285	(76)	145	(237)

NET LOSS	(2,014)	(866)	(8,466)	(6,988)
Accretion on preferred stock	(193)	(379)	(386)	(756)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(2,207)	$(1,245)	$(8,852)	$(7,744)

Net loss per common share attributable to common shareholders:
Basic and diluted net loss per common share attributable to common shareholders	$(0.15)	$(0.20)	$(0.60)	$(1.36)

Weighted average shares outstanding:
Basic and diluted	15,031	6,196	14,730	5,691

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

(Unaudited)

Three and Six Months Ended June 30, 2018 and 2017

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Net loss	$(2,014)	$(866)	$(8,466)	$(6,988)
Other comprehensive income (loss):
Foreign currency translation (loss) gain	(2,074)	810	(664)	923

Total comprehensive loss	$(4,088)	$(56)	$(9,130)	$(6,065)

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY

(Unaudited)

Six Months Ended June 30, 2018

		Common Stock					Treasury Stock
						Accumulated Other Comprehensive Loss
(In thousands)	Preferred Stock	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit		Shares	At Cost	Total Equity
Balance at January 1, 2018 (Revised)(1)	$19,563	14,071	$14	$132,422	$(130,842)	$(3,199)	—	$—	$17,958
Adjustment to adopt new revenue standard	—	—	—	—	(747)	—	—	—	(747)
Issuance of restricted common stock for services	—	240	—	—	—	—	—	—	—
Issuance of common stock to AMC for interest	—	827	1	2,481	—	—	—	—	2,482
Forfeiture of restricted common stock	—	(11)	—	—	—	—	11	—	—
Accretion on preferred stock	386	—	—	(386)	—	—	—	—	—
Preferred stock dividends paid	(708)	—	—	—	—	—	—	—	(708)
Preferred stock dividends accrued	(354)	—	—	—	—	—	—	—	(354)
Stock-based compensation	—	—	—	1,327	—	—	—	—	1,327
Foreign currency translation	—	—	—	—	—	(664)	—	—	(664)
Net loss	—	—	—	—	(8,466)	—	—	—	(8,466)

Balance at June 30, 2018	$18,887	15,127	$15	$135,844	$(140,055)	$(3,863)	11	$—	$10,828

(1)
See Note 1—"Correction of Immaterial Misstatements in Prior Period Financial Statements".

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

Six Months Ended June 30, 2018 and 2017

	Six Months Ended June 30,
(In thousands)	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(8,466)	$(6,988)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity earnings of affiliate	(2,072)	(1,420)
Content amortization and royalties	14,258	12,329
Depreciation and amortization	1,590	1,777
Foreign currency exchange loss (gain)	388	(475)
Fair value adjustment of stock warrant and other derivative liabilities	3,438	3,383
Non-cash interest expense	4,653	3,221
Deferred tax liability	(145)	(239)
Gain on extinguishment of debt	—	(470)
Stock-based compensation expense	1,327	512
Dividends received from affiliate	3,133	1,243
Changes in assets and liabilities:
Accounts receivable, net	7,893	8,859
Inventories, net	(196)	416
Investments in content, net	(23,237)	(25,584)
Prepaid expenses and other assets	171	(494)
Accounts payable and accrued liabilities	(3,078)	(373)
Deferred revenue	(528)	31

Net cash used in operating activities	(871)	(4,272)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(969)	(816)

Net cash used in investing activities	(969)	(816)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds received from AMC to amend debt	—	18,000
Proceeds from exercise of warrants	—	28
Dividend payments to preferred stockholders	(708)	—
Repayment of debt	—	(8,618)
Payment of debt modification costs	—	(71)

Net cash (used in) provided by financing activities	(708)	9,339

Effect of exchange rate changes on cash	(214)	162

NET (DECREASE) INCREASE IN CASH:	(2,762)	4,413
Cash at beginning of period	6,215	7,834

Cash at end of period	$3,453	$12,247

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business

        RLJ Entertainment, Inc. (RLJE or the Company) was incorporated in Nevada in April 2012. On October 3, 2012, we completed the business combination of RLJE, Image Entertainment, Inc. (or Image) and Acorn Media Group, Inc. (or Acorn Media), which is referred to herein as the "Business Combination." Acorn Media includes its United Kingdom (or U.K.) subsidiaries RLJ Entertainment Ltd (or RLJE Ltd.), Acorn Media Enterprises Limited (or AME), Acorn Global Enterprises Limited (or AGE), Acorn Productions Ltd (or APL), and RLJE International Ltd (collectively, RLJE UK), as well as RLJ Entertainment Australia Pty Ltd (or RLJE Australia). In February 2012, Acorn Media acquired a 64% ownership of Agatha Christie Limited (or ACL). References to Image include its wholly-owned subsidiary Image/Madacy Home Entertainment, LLC. "We," "our" or "us" refers to RLJE and its subsidiaries unless otherwise noted. Our principal executive offices are located in Silver Spring, Maryland, with an additional location in Woodland Hills, California. We also have international offices in London, England and Sydney, Australia.

        We are a premium digital channel company serving distinct audiences through our proprietary subscription-based video on demand (or SVOD) digital channels (or Digital Channels segment), Acorn TV and UMC or Urban Movie Channel. Acorn TV features high-quality British and International mysteries and dramas. UMC showcases superior black television programs and films including original series, drama, romance, comedy, thrillers, stage plays, documentaries and other exclusive content for African-American and urban audiences.

        We also exclusively control, co-produce, and own a large library of content primarily consisting of British mysteries and dramas, independent feature films and urban content. In addition to supporting our Digital Channels segment, we monetize our library through intellectual property (or IP) rights that we own, produce, and then exploit worldwide (our IP Licensing segment) and through distribution operations across all available wholesale windows of exploitation (our Wholesale Distribution segment). Our IP Licensing segment consists of our investment in ACL and owned intellectual property that is either owned or created by us and licensed for exploitation worldwide. Our Wholesale Distribution segment consists of worldwide exploitation of exclusive content in various formats through third party media and retail outlets in the United States of America (or U.S.), Canada, U.K. and Australia. We work closely with our wholesale partners to outline and implement release and promotional campaigns customized to the different audiences we serve and the program genres we exploit.

Basis of Presentation

  Unaudited Interim Financial Statements

        The consolidated financial information presented in the accompanying unaudited interim consolidated financial statements as of June 30, 2018 and for the three and six months ended June 30, 2018 and 2017 has been prepared in accordance with accounting principles generally accepted in the United States (or US GAAP) and with the Securities and Exchange Commission's (or SEC) instructions for interim financial reporting for the Form 10-Q and Article 10 of Regulation S-X of the SEC. Accordingly, they do not include all the information and footnotes required by US GAAP for complete financial statements.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

        In management's opinion, all adjustments, consisting of normal recurring accruals, considered necessary for a fair presentation have been included. Due to the seasonal nature of our business, with a disproportionate amount of sales occurring in the fourth quarter and other factors, including our content release schedule, interim results are not necessarily indicative of the results that may be expected for the entire fiscal year. The accompanying unaudited financial information should, therefore, be read in conjunction with the consolidated financial statements and the notes thereto in our Annual Report on Form 10-K filed on March 16, 2018 (or 2017 Form 10-K). Note 2, Summary of Significant Accounting Policies, of our audited consolidated financial statements included in our 2017 Form 10-K contains a summary of our significant accounting policies. As of June 30, 2018, we have made no material changes to our significant accounting policies disclosed in our 2017 Form 10 K, except for the adoption of the new revenue recognition standard.

  Correction of Immaterial Misstatements in Prior Period Financial Statements

        In connection with the preparation of our unaudited condensed consolidated financial statements for the six months ended June 30, 2018, we identified an error as of December 31, 2017 that caused an overstatement of our previously reported deferred tax liability. Through 2017, we were tax affecting our ACL equity earnings and accumulating a deferred tax liability, which in theory would become payable when we disposed of our equity investment. As of December 31, 2017, our deferred tax liability was $2.9 million. In addition to recognizing equity earnings, we also receive distributions from ACL periodically, and when received, those distributions are not taxable nor does our foreign tax basis in ACL change. Therefore, we should have been tax affecting our ACL equity earnings after deducting distributions received. Had we done this, our deferred tax liability at December 31, 2017 would have been $0.5 million. In addition to overstating our deferred tax liability, we were also overstating our provision for income taxes within our consolidated statement of operations. In 2017 and 2016, we reported a total provision for income taxes of $1.2 million and $0.2 million, respectively, and this provision was overstated by $0.4 million for each period.

        In accordance with Staff Accounting Bulletin (SAB) No. 99, Materiality, and SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements, we evaluated the error and determined that the impact was not material to the results of operations or financial position for the years ended December 31, 2017 and 2016. We have elected to revise the 2017 financial statements when they are subsequently issued and accordingly, we have corrected the balance sheet as of December 31, 2017 in this filing. We will correct the statement of operations for 2017 the next time those statements are filed. We reduced our previously reported

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

deferred tax liability as of December 31, 2017 by $2.4 million and increased, on a net basis, our shareholders' equity by the same amount.

	December 31, 2017
(In thousands) Liabilities and Shareholders' Equity	As previously reported	Adjustment	As revised
Deferred tax liability	$2,933	$(2,415)	$518
Total liabilities	132,046	1,776	133,822
Accumulated deficit	(133,514)	2,672	(130,842)
Accumulated other comprehensive loss	(2,942)	(257)	(3,199)
Total shareholders' equity	15,543	2,415	17,958
Total liabilities and shareholders' equity	147,589	4,191	151,780

  Recently Adopted Accounting Pronouncements

        In May 2014, the Financial Accounting Standards Board (or FASB) issued Accounting Standard Update (ASU) No. 2014-09, Revenue from Contracts with Customers, as a new Topic, Accounting Standards Codification (ASC) Topic 606. Subsequent to the issuance of the May 2014 guidance, several clarifications and updates have been issued by the FASB on this topic, the most recent of which was issued in December 2016. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. We adopted Topic 606 as of January 1, 2018 using the modified retrospective method. See Note 2, Revenues, for further details.

  Recently Issued Accounting Pronouncements

        In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required by lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. We are currently evaluating the impact of the pending adoption of this new standard on our financial statements and we have yet to determine the overall impact this ASU is expected to have. The likely impact will be one of presentation only on our consolidated balance sheets. Our leases currently consist of operating leases with varying expiration dates through 2023 and our future minimum lease commitments before sub-lease income total $4.0 million as of June 30, 2018.

  Principles of Consolidation

        The operations of ACL are subject to oversight by ACL's Board of Directors. The investment in ACL is accounted for using the equity method of accounting given the voting control of the Board of Directors by the minority shareholder. We have included our share of ACL's operating results as a separate line item in our consolidated financial statements.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

        Our consolidated financial statements include the accounts of all majority-owned subsidiary companies, except for ACL. We carry our investment in ACL as a separate asset on our consolidated balance sheet at cost adjusted for our share of the equity in undistributed earnings. Except for dividends and changes in ownership interest, we report changes in equity in undistributed earnings of ACL as "Equity earnings of affiliate" in our consolidated statements of operations. All intercompany transactions and balances have been eliminated.

  Fair Value of Financial Instruments

        The carrying amount of our financial instruments, which principally include cash, trade receivables, accounts payable and accrued expenses, approximates fair value due to the relative short maturity of such instruments. The carrying amount of our debt under our senior credit agreement approximates its fair value as it bears interest at market rates of interest after taking into consideration its debt discount. Our recurring fair value measurements of stock warrants and other derivative liabilities and our non-recurring fair value measurements of investments in content are disclosed in Note 11, Fair Value Measurements.

  Earnings (Loss) per Common Share

        Basic earnings (loss) per common share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed using the combination of dilutive common share equivalents and the weighted-average shares outstanding during the period. For the periods reporting a net loss, diluted loss per share is equivalent to basic loss per share, as inclusion of common share equivalents would be anti-dilutive.

Income Taxes

        We account for income taxes pursuant to the provisions of ASC 740, Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and the future tax benefits derived from operating loss and tax credit carryforwards. We provide a valuation allowance on our deferred tax assets when it is more likely than not that such deferred tax assets will not be realized. We have a valuation allowance against 100% of our net deferred tax assets.

        ASC 740 requires that we recognize in the consolidated financial statements the effect of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The first step is to determine whether or not a tax benefit should be recognized. A tax benefit will be recognized if the weight of available evidence indicates that the tax position is more likely than not to be sustained upon examination by the relevant tax authorities. The recognition and measurement of benefits related to our tax positions requires significant judgment as uncertainties often exist with respect to new laws, new interpretations of existing laws, and rulings by taxing authorities. Differences between actual results and our assumptions, or changes in our assumptions in future periods, are recorded in the period they become known. For tax liabilities, we recognize accrued interest related to uncertain tax positions as a component of income tax expense, and penalties, if incurred, are recognized as a component of operating expense.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION (Continued)

        In December 2017, SAB No. 118 was issued to address the application of US GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Cuts and Jobs Act (the Act). In accordance with SAB No. 118, our previously reported provisions for income taxes and our deferred tax assets and liabilities were provisional. During the second quarter of 2018, we completed our analysis and our updated assessment is that the Act has no further impact on our previously reported income tax provisions or our deferred tax assets or liabilities. These amounts are no longer provisional.

        Our foreign subsidiaries are subject to income taxes in their respective countries, as well as U.S. Federal and state income taxes. The income tax payments they make outside the U.S. may give rise to foreign tax credits that we may use to offset taxable income in the U.S.

Liquidity

        At June 30, 2018, our cash balance was $3.5 million. For the six months ended June 30, 2018, we recognized a net loss of $8.5 million and we used $0.9 million of cash for operating activities. At June 30, 2018, we had $54.9 million of term debt outstanding (see Note 8, Debt). We continue to experience liquidity constraints as we have several competing demands on our available cash and cash that may be generated from operations. We continue to have past-due vendor payables. These past-due payables are largely a result of past-due vendor payables acquired in 2012 when purchasing Image. As we work to catch up on the acquired past-due payables, we have fallen behind on other payables. We continue to work with our vendors to make payment arrangements that are agreeable with them and that give us flexibility in terms of when payments will be made. Additionally, we must maintain a certain level of expenditures for marketing to support subscriber growth and for the acquisition of new content that allows us to generate revenues and margins sufficient to meet our obligations.

        Growth of our Digital Channels segment has the potential to improve our liquidity. We continue to realize significant growth in our Digital Channels segment. Our Digital Channels segment revenues increased 46.0% to $9.4 million during the three months ended June 30, 2018 as compared to the same period in 2017. Our Digital Channels segment revenues increased 45.7% to $18.1 million during the six months ended June 30, 2018 as compared to the same period in 2017 (see Note 3, Segment Information).

        We believe that our current cash at June 30, 2018, and cash generated from operations will be sufficient to meet our forecasted requirements for operating liquidity, capital expenditure and debt repayments (none until 2020) for at least one year from the date of issuance of these consolidated financial statements. However, there can be no assurances that we will be successful in realizing improved results from operations, including improved Adjusted EBITDA, generating sufficient cash flows from operations or agreeing with vendors on revised payment terms. We define Adjusted EBITDA as earnings before income tax, depreciation and amortization, non-cash royalty expense, interest expense, non-cash exchange gains and losses on intercompany accounts, goodwill impairments, restructuring costs, change in fair value of stock warrants and other derivatives, stock-based compensation, basis-difference amortization in equity earnings of affiliate and dividends received from affiliate in excess of equity earnings of affiliate.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 2. REVENUES

Adoption of ASC Topic 606, "Revenue from Contracts with Customers"

        On January 1, 2018, we adopted Topic 606 using the modified retrospective method applied to all contracts as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

        We recorded a net increase to opening accumulated deficit of $0.7 million as of January 1, 2018 due to the cumulative impact to revenues and cost of sales of adopting Topic 606, with the impact primarily related to renewals for licensing agreements within our Wholesale Distribution segment. Under the new standard, renewals are a separate deliverable for which revenue should generally be deferred and recognized when the renewal period begins. Under the prior standards, renewals were generally recognized as revenue when entering into an amendment.

        The cumulative effect of the changes made to our consolidated January 1, 2018 balance sheet for the adoption of Topic 606, Revenue—Revenue from Contracts with Customers were as follows:

(In thousands) Liabilities and Shareholders' Equity	Balance at December 31, 2017	Adjustment Due to Topic 606	Balance at January 1, 2018
Accrued royalties and distribution fees	$47,414	$(310)	$47,104
Deferred revenue	2,859	1,057	3,916
Accumulated deficit (Revised)(1)	(130,842)	(747)	(131,589)

(1)
See Note 1—"Correction of Immaterial Misstatements in Prior Period Financial Statements".

        The impact of adoption on our current period statement of operations was as follows:

	Three Months Ended June 30, 2018
(In thousands) Statement of Operations	As Reported	Balances Without Adoption of Topic 606	Effect of Change
Revenues	$21,474	$21,417	$57
Content amortization and royalties	7,562	7,561	1

	Six Months Ended June 30, 2018
(In thousands) Statement of Operations	As Reported	Balances Without Adoption of Topic 606	Effect of Change
Revenues	$40,056	$39,328	$728
Content amortization and royalties	14,258	13,919	339

        Within our Wholesale Distribution segment, we estimate certain non-physical revenues each reporting period and we adjust our estimate when additional information becomes available, which includes the receipt of actual statements from our wholesalers. For the three months ended June 30, 2018, we recognized a decrease in revenues of $0.1 million, as actual information received was less than our prior period estimates. For the three months ended June 30, 2017, we recognized an increase in revenues of $0.1 million, as actual information received exceeded our prior period estimates. For the

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 2. REVENUES (Continued)

six months ended June 30, 2018 and 2017, we recognized an increase in revenues of $0.1 million and $0.2 million, respectively, as actual information received exceeded our prior period estimates.

        Digital Channels segment revenues are recognized over time as subscription services are delivered. Wholesale Distribution segment revenues are generally recognized at a point in time when a sales transaction is completed. As of June 30, 2018, our deferred revenue of $3.4 million is comprised of prepaid subscriptions within our Digital Channels segment of $2.8 million, payments received within our Wholesale Distribution segment of $0.1 million for content not yet delivered or available due to certain restrictions, and $0.5 million for the license of our tradenames. Deferred revenue will be recognized over time as revenue upon delivery of subscription services or content, or upon the removal of restrictions whereby the wholesaler will be free to exploit the delivered content. Deferred revenue associated with the tradename license will be recognized in equal monthly amounts over the license term beginning in April 2018 through March 2020. We estimate that all deferred revenue amounts that are not associated with the tradename license will be recognized as revenue within the next 12 months.

        Upon adoption of the new revenue standards, we also made certain other reclassifications within our consolidated balance sheet, which pertained to sales of physical product within our Wholesale Distribution segment, as follows:

  •
  We estimate a certain amount of inventory that will be received when processing sales returns. This amount of inventory to be received had been included within our inventory balance. This amount is now included within prepaid expenses and other assets. As of December 31, 2017, the inventory balance reclassified was $0.5 million. The impact of this reclassification to our previously reported balances as of December 31, 2017, was for prepaid expenses and other assets to increase and inventories to decrease.

  •
  We have reclassified our sales return reserve from accounts receivable to accounts payable and accrued liabilities, which had the impact of increasing the previously reported balances as of December 31, 2017, for both accounts. Our sales return reserve as of December 31, 2017 was $4.2 million.

        Included in our accounts payable and other accrued liabilities are accruals for both sales returns and market development funds that total $2.5 million and $6.8 million as of June 30, 2018 and December 31, 2017, respectively. These accruals require the exercise of judgement and affect the reported revenues and net earnings. In determining these accruals, we analyze historical returns, pricing and other credit data; current economic trends; and changes in customer demand and acceptance of our products, including reorder activity. Based on this information, we determine our best estimates, which we believe is fair value, and accrue a percentage of each dollar of product sales where the customer has the right to either return the product and receive a credit or reduce their purchase price. Actual returns and reductions could differ from our estimates.

NOTE 3. SEGMENT INFORMATION

        In accordance with the requirements of ASC 280 "Segment Reporting," selected financial information regarding our reportable business segments, Digital Channels, IP Licensing and Wholesale Distribution, is presented below. Our reportable segments are determined based on the distinct nature of their operations. Each segment is a strategic business unit that is managed separately and either

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 3. SEGMENT INFORMATION (Continued)

exploits our content over a different business model (subscription based vs. transactional) or acquires content differently. Our Digital Channels segment includes the subscription-based sale of film and television content directly and through third-party distribution to consumers through our digital channels, Acorn TV and UMC. Our IP Licensing segment includes intellectual property (or content) that we own, produce and then license for exploitation worldwide. The IP Licensing segment also includes our investment in ACL. Our Wholesale Distribution segment consists of the acquisition and worldwide exploitation of exclusive content in various formats, including digital (download-to-rent and electronic sell-through, or EST), television video on demand (VOD) through cable and satellite, broadcast, streaming, and DVD and Blu-ray through third party media and retail outlets. Our Wholesale Distribution segment also includes our U.K. mail-order catalog and ecommerce businesses.

        Management currently evaluates segment performance based primarily on revenues and operating income (loss), including earnings from ACL. Operating costs and expenses attributable to our Corporate segment include only those expenses incurred by us at the parent corporate level, which are not allocated to our reporting segments and include costs associated with our corporate functions such as finance and accounting, human resources, legal and information technology departments. Interest expense, change in the fair value of stock warrants and other derivatives, other income (expense) and provision for income taxes are evaluated by management on a consolidated basis and are not allocated to our reportable segments.

        Operating costs and expenses exclude costs related to depreciation and amortization which are separately presented in the tables below.

        The tables below summarize the segment contribution for the three months ended June 30, 2018 and 2017.

	Three Months Ended June 30, 2018
(In thousands)	Digital Channels	IP Licensing	Wholesale Distribution	Corporate	Total
Revenues	$9,402	$17	$12,055	$—	$21,474
Operating costs and expenses	(6,240)	(195)	(10,252)	(3,422)	(20,109)
Depreciation and amortization	(291)	(19)	(294)	(101)	(705)
Share in ACL earnings	—	1,288	—	—	1,288

Segment contribution income (loss)	$2,871	$1,091	$1,509	$(3,523)	$1,948

	Three Months Ended June 30, 2017
(In thousands)	Digital Channels	IP Licensing	Wholesale Distribution	Corporate	Total
Revenues	$6,439	$2	$12,392	$—	$18,833
Operating costs and expenses	(3,965)	(136)	(9,856)	(2,724)	(16,681)
Depreciation and amortization	(227)	(31)	(498)	(148)	(904)
Share in ACL earnings	—	869	—	—	869

Segment contribution income (loss)	$2,247	$704	$2,038	$(2,872)	$2,117

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 3. SEGMENT INFORMATION (Continued)

        The tables below summarize the segment contribution for the six months ended June 30, 2018 and 2017.

	Six Months Ended June 30, 2018
(In thousands)	Digital Channels	IP Licensing	Wholesale Distribution	Corporate	Total
Revenues	$18,075	$36	$21,945	$—	$40,056
Operating costs and expenses	(12,155)	(313)	(19,935)	(7,064)	(39,467)
Depreciation and amortization	(654)	(52)	(686)	(198)	(1,590)
Share in ACL earnings	—	2,072	—	—	2,072

Segment contribution income (loss)	$5,266	$1,743	$1,324	$(7,262)	$1,071

	Six Months Ended June 30, 2017
(In thousands)	Digital Channels	IP Licensing	Wholesale Distribution	Corporate	Total
Revenues	$12,404	$4	$20,312	$—	$32,720
Operating costs and expenses	(7,079)	(229)	(19,412)	(5,888)	(32,608)
Depreciation and amortization	(430)	(63)	(991)	(293)	(1,777)
Share in ACL earnings	—	1,420	—	—	1,420

Segment contribution income (loss)	$4,895	$1,132	$(91)	$(6,181)	$(245)

        A reconciliation of total segment contribution income (loss) to loss from operations before provision for income taxes is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Total segment contribution income (loss)	$1,948	$2,117	$1,071	$(245)
Interest expense, net	(2,362)	(2,152)	(4,653)	(4,038)
Change in fair value of stock warrants and other derivatives	(471)	(491)	(3,438)	(3,383)
(Loss) Gain on extinguishment of debt	—	(425)	—	470
Other (expense) income	(1,414)	161	(1,591)	445

Loss from operations before provision for income taxes	$(2,299)	$(790)	$(8,611)	$(6,751)

        Total assets for each segment primarily include accounts receivable, inventory and investments in content. The Corporate segment primarily includes assets not fully allocated to any other segment including consolidated cash accounts, certain prepaid assets and fixed assets used across all segments.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 3. SEGMENT INFORMATION (Continued)

        Total assets by segment are as follows:

(In thousands)	June 30, 2018	December 31, 2017
Digital Channels	$16,427	$11,148
IP Licensing	25,585	23,981
Wholesale Distribution	100,291	109,178
Corporate	4,596	7,473

Total Assets	$146,899	$151,780

NOTE 4. EQUITY EARNINGS OF AFFILIATE

        In February 2012, Acorn Media acquired a 64% interest in ACL for total purchase consideration of £13.7 million or approximately $21.9 million excluding direct transaction costs. The acquisition gave Acorn Media a majority ownership of ACL's extensive works including a variety of short story collections, more than 80 novels, 19 plays and a film library of over 100 made-for-television films.

        We account for our investment in ACL using the equity method of accounting because (1) Acorn Media is only entitled to appoint one-half of ACL's board members and (2) in the event the board is deadlocked, the chairman of the board, who is appointed by the directors elected by the minority shareholders, casts a deciding vote.

        As of the Business Combination, our 64% share of the difference between ACL's fair value and the amount of underlying equity in ACL's net assets was approximately $18.7 million. This step-up basis difference is primarily attributable to the fair value of ACL's copyrights, which expire in 2046. We are amortizing the basis difference through 2046 using the straight-line method. Basis difference amortization is recorded against our share of ACL's net income in our consolidated statements of operations; however, this amortization is not included within ACL's financial statements.

        The following summarized financial information is derived from the unaudited financial statements of ACL:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Revenues	$12,129	$3,094	$15,269	$6,954
Film cost amortization	(146)	(183)	(146)	(1,915)
General, administrative and other expenses	(9,247)	(989)	(10,605)	(1,830)

Income from operations	$2,736	$1,922	$4,518	$3,209

Net income	$2,203	$1,535	$3,623	$2,561

        ACL's functional currency is the British Pound Sterling (the Pound). Amounts have been translated from the Pound to U.S. dollar using the average exchange rate for the periods presented.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 5. ACCOUNTS RECEIVABLE

        Accounts receivable for our Digital Channels segment are primarily derived from subscription revenues, which are processed by merchant banks or our channel partners such as Amazon that have not cleared our bank as of period end. Accounts receivable for our Wholesale Distribution segment are primarily derived from (1) video content we license to broadcast, cable/satellite providers and digital subscription platforms like Netflix, and (2) the sale of physical content to retailers and wholesale distributors and U.K. ecommerce and catalog sales. Our accounts receivable typically trends with retail seasonality.

(In thousands)	June 30, 2018	December 31, 2017
Digital Channels	$3,516	$2,864
Wholesale Distribution	13,542	22,133

Accounts receivable before allowances and reserves	17,058	24,997
Less: allowance for doubtful accounts	(69)	(71)

Accounts receivable, net	$16,989	$24,926

        Wholesale Distribution receivables are partially billed and collected by our U.S. distribution facilitation partner, SPHE. Each month, SPHE preliminarily settles their portion of our wholesale receivables assuming a timing lag on collections and an average-return rate. When actual returns differ from the amounts previously estimated, adjustments are made that give rise to payables and receivables between us and SPHE. Amounts vary and tend to be seasonal following our sales activity. Receivables due from SPHE are reported net of amounts we owe for distribution services as these amounts are offset against each other when settling receivables in accordance with the contract.

        As of June 30, 2018, the net Wholesale Distribution payables with SPHE were $2.8 million, which is included in accounts payable and accrued liabilities. As of December 31, 2017, the net Wholesale Distribution receivables with SPHE were $4.3 million, which is included in accounts receivable.

NOTE 6. INVENTORIES

        Inventories are summarized as follows:

(In thousands)	June 30, 2018	December 31, 2017
Packaged discs	$3,975	$3,652
Packaging materials	438	611
Other merchandise	186	185

Inventories, net	$4,599	$4,448

        For each reporting period, we review the value of inventories on hand to estimate the recoverability through future sales. Values in excess of anticipated future sales are booked as obsolescence reserve. Our obsolescence reserve was $7.2 million as of June 30, 2018 and $10.2 million as of December 31, 2017. We reduce our inventories with adjustments for lower of cost or market valuation, shrinkage, excess quantities and obsolescence. During the three months ended June 30, 2018

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 6. INVENTORIES (Continued)

and 2017 we recorded impairment charges of $0.1 million, for each period. During the six months ended June 30, 2018 and 2017, we recorded impairment charges of $0.1 million and $0.5 million, respectively. These charges are included in cost of sales as manufacturing and fulfillment cost.

NOTE 7. INVESTMENTS IN CONTENT

(In thousands)	June 30, 2018	December 31, 2017
Released	$65,409	$60,660
Completed, not released	5,864	3,773
In-production	7,387	6,050

Investments in content, net	$78,660	$70,483

        Investments in content are stated at the lower of unamortized cost or estimated fair value (See Note 11, Fair Value Measurements). The valuation of investments in content is reviewed on a title-by-title basis when an event or change in circumstances indicates that the fair value of content is less than its unamortized cost. Impairment charges for the three months ended June 30, 2018 and 2017, were $0.3 million for each period. Impairment charges for the six months ended June 30, 2018 and 2017, were $0.6 million for each period. Impairment charges are included in cost of sales as part of content amortization and royalties.

NOTE 8. DEBT

        Debt consists of the following:

(In thousands)	Maturity Date	Interest Rate	June 30, 2018	December 31, 2017
Senior secured term notes with AMC:
Tranche A Loan	Beginning June 30, 2020	7.0%	$23,000	$23,000
Tranche B Loan	Beginning October 14, 2021	6.0%	54,999	54,999
Less: debt discount			(23,145)	(25,360)

Debt, net of discount			$54,854	$52,639

        Future minimum principal payments, exclusive of debt discount, as of June 30, 2018 are as follows:

(In thousands)	Senior Notes
Remainder of 2018	$—
2019	—
2020	13,000
2021	25,000
2022	30,000
2023	9,999

$77,999

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 8. DEBT (Continued)

Senior Term Notes

        On October 14, 2016, we entered into a $65.0 million Credit and Guaranty Agreement (the AMC Credit Agreement) with Digital Entertainment Holdings LLC, a wholly owned subsidiary of AMC Networks Inc. (or AMC). Concurrent with entering into the AMC Credit Agreement, we also issued AMC three warrants (the AMC Warrants) to acquire a total of 20.0 million shares of our common stock at $3.00 per share. The entering of the AMC Credit Agreement, the issuance of the AMC Warrants and the associated transactions are referred to as the AMC Transaction.

        Initially, the AMC Credit Agreement consisted of (i) a term loan tranche in the principal amount of $5.0 million (or Tranche A Loan), which was due on October 14, 2017, and (ii) a term loan tranche in the principal amount of $60.0 million (or Tranche B Loan) of which 25% is due after five years, 50% is due after six years and the remaining 25% is due after seven years. The Tranche A Loan bears interest at a rate of 7.0% per annum and the Tranche B Loan bears interest at a rate of 6.0% per annum. Interest was payable quarterly whereby 4.0% was payable in cash and the balance was payable in shares of common stock determined using a per-share value of $3.00. The loan is secured by a lien on substantially all of our consolidated assets.

        On January 30, 2017, to repay prior debt obligations under the subordinated notes payable we amended the AMC Credit Agreement and borrowed an additional $8.0 million, thereby increasing our Tranche A Loan from $5.0 million to $13.0 million. We also extended the maturity date for our Tranche A Loan from October 14, 2017 to June 30, 2019. When doing so, we did not incur a prepayment penalty.

        On June 16, 2017, to fuel the growth of our business, we expanded the AMC Credit Agreement and borrowed an additional $10.0 million, thereby increasing our Tranche A Loan from $13.0 million to $23.0 million. Further, we extended the maturity date for our Tranche A Loan from June 30, 2019 to beginning on June 30, 2020. We also amended the payment provisions regarding interest whereby all interest is now settled with shares of common stock at $3.00 per share beginning as of April 1, 2017. This amendment also changed certain debt covenant ratios to reflect the extended maturity date and the increase of the Tranche A Loan balance.

        On January 2, 2018, we issued AMC 418,255 shares of common stock in payment of $1.3 million of interest on the principal outstanding under the AMC Credit Agreement. On April 2, 2018, we issued AMC 409,162 shares of common stock in payment of $1.2 million of interest on the principal outstanding under the AMC Credit Agreement.

        Concurrent with the June 2017 amendment, RLJ SPAC Acquisition, LLC (a related party) converted all of its preferred stock holdings into shares of common stock (see Note 9, Redeemable Convertible Preferred Stock and Equity) and AMC exercised a portion of their warrants (see Note 10, Stock Warrants) that resulted in the Tranche B Loan principal reduction of $5.0 million.

        Subject to certain customary exceptions, the AMC Credit Agreement requires mandatory prepayments if we were to receive proceeds from asset sales, insurance, debt issuance or the exercise of warrants (see Note 10, Stock Warrants). We may also make voluntary prepayments. Prepayments of the Tranche B Loan (either voluntary or mandatory) are subject to a prepayment premium of 3.0% if principal is repaid on or before October 14, 2018, and 1.5% if principal is repaid after October 14,

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 8. DEBT (Continued)

2018 but on or before October 14, 2019. No prepayment premium is due for amounts prepaid after October 14, 2019, and for mandatory prepayments made from proceeds received from the exercise of warrants. The Tranche A Loan is not subject to prepayment penalties.

        The AMC Credit Agreement contains certain financial and non-financial covenants. Financial covenants are assessed annually and are based on Consolidated Adjusted EBITDA, as defined in the AMC Credit Agreement. Financial covenants vary by fiscal year and generally become more restrictive over time.

        Financial covenants include the following:

	December 31, 2017	December 31, 2018	Thereafter
Leverage Ratios:
Senior debt-to-Adjusted EBITDA	5.75 : 1.00	4.00 : 1.00	Ranges from 3.75 : 1.00 to 2.50 : 1.00
Total debt-to-Adjusted EBITDA	6.00 : 1.00	5.00 : 1.00	4.00 : 1.00
Fixed charge coverage ratio	1.00 : 1.00	2.00 : 1.00	2.00 : 1.00

        The AMC Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to certain other contracts (including, for example, business arrangements with our U.S. distribution facilitation partner and other material contracts) and indebtedness and events constituting a change of control or a material adverse effect in any of our results of operations or conditions (financial or otherwise). The occurrence of an event of default would increase the applicable rate of interest and could result in the acceleration of our obligations under the AMC Credit Agreement.

        The AMC Credit Agreement imposes restrictions on such items as encumbrances and liens, payments of dividends to common stockholders, other indebtedness, stock repurchases, capital expenditures and entering into new lease obligations. Additional covenants restrict our ability to make certain investments, such as loans and equity investments, or investments in content that are not in the ordinary course of business. Pursuant to the AMC Credit Agreement, we must maintain at all times a cash balance of $3.5 million for all years beginning after 2017 except for a four-month period ending September 30, 2018 whereby the minimum cash balance requirement was reduced to $2.0 million per a waiver executed during June 2018. This requirement is being further amended after June 30, 2018 (see Note 16, Subsequent Events). As of June 30, 2018, we were in compliance with all covenants as set forth in the amended AMC Credit Agreement.

        Concurrent with entering into the AMC Transaction, we issued the AMC Warrants to acquire shares of our common stock. The first warrant is for 5.0 million shares of common stock, of which 1.7 million shares were exercised in June 2017, and expires on October 14, 2021. The second warrant is for 10.0 million shares of common stock and expires on October 14, 2022. The third warrant is for 5.0 million shares of common stock, subject to adjustment, and expires on October 14, 2023. The AMC Warrants are subject to certain standard anti-dilution provisions and may be exercised on a non-cash basis at AMC's discretion.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 8. DEBT (Continued)

        The third warrant (the AMC Tranche C Warrant) contains a provision that may increase the number of shares acquirable upon exercising, for no additional consideration payable by AMC, such that the number of shares acquirable upon exercise is equal to the sum of (i) at least 50.1% of our then outstanding shares of common stock, determined on a fully diluted basis, less (ii) the sum of 15.0 million shares and the equity interest shares issued in connection with the AMC Credit Agreement. This provision provides AMC the ability to acquire at least 50.1% of our common stock for $60.0 million, provided that all warrants are exercised and AMC elects not to exercise on a non-cash basis. The third warrant with this guarantee provision is being accounted for as a derivative liability.

NOTE 9. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY

Redeemable Convertible Preferred Stock and 2015 Warrants

        On May 20, 2015, we closed a transaction in which we sold 31,046 shares of preferred stock and warrants to acquire 3.1 million shares of common stock (the 2015 Warrants) for $22.5 million in cash and the exchange of $8.5 million in subordinated notes. Of the preferred shares and warrants sold, 16,500 shares of preferred stock and warrants to acquire 1.7 million shares of common stock were sold to certain board members or their affiliated companies.

        On October 14, 2016 and concurrent with the close of our AMC Credit Agreement, we amended our preferred stock such that we were able to classify our preferred stock and its embedded conversion feature within our shareholders' equity. Prior to the amendment, our preferred stock and its embedded conversion feature were recorded on our consolidated balance sheet outside of shareholders' equity. The amended terms are disclosed below.

        The preferred stock has the following rights and preferences:

  •
  Rank—the preferred stock ranks higher than other company issued equity securities in terms of distributions, dividends and other payments upon liquidation.

  •
  Dividends—the preferred stockholders are entitled to cumulative dividends at a rate of 8% per annum of a preferred share's stated value ($1,000 per share plus any unpaid dividends). The first dividend payment was made on July 1, 2017 and payments have been made quarterly thereafter. At our discretion, dividend payments are payable in either cash, or if we satisfy certain equity issuance conditions, in shares of common stock. Pursuant to the October 14, 2016 amended terms, if we don't satisfy equity issuance conditions, then we may elect to accrue the value of the dividend and add it to the preferred share's stated value.

  •
  Conversion—at the preferred stockholder's discretion, each share of preferred stock is convertible into 333.3 shares of our common stock, subject to adjustment for any unpaid dividends. Prior to the October 14, 2016 amendment, the conversion rate was subject to anti-dilution protection for offerings consummated at a per-share price of less than $3.00 per common share. This down-round provision was removed as part of the October 14, 2016 amendment.

  •
  Mandatory Redemption—unless previously converted, on May 20, 2020, at our option we will either redeem the preferred stock with (a) cash equal to $1,000 per share plus any unpaid dividends (Redemption Value), or (b) shares of common stock determined by dividing the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 9. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY (Continued)

    Redemption Value by a conversion rate equal to the lower of (i) the conversion rate then in effect (which is currently $3.00) or (ii) 85% of the then trading price, as defined, of our common stock. As part of the October 14, 2016 amendment, a floor was established for all but 16,500 shares of preferred stock such that the redemption ratio cannot be below $0.50 per common share. For the 16,500 shares of preferred stock, a floor of $2.49 was already in place and remained unchanged. If we were to redeem with shares of common stock, the actual number of shares that would be issued upon redemption is not determinable as the number is contingent upon the then trading price of our common stock. Generally, if we were to redeem with shares, the number of common shares needed for redemption increases as our common stock price decreases. Because of the October 14, 2016 amendment, the maximum number of common shares issuable upon redemption is determinable given the redemption conversion floors. If we elect to redeem with shares of common stock, and we fail to meet certain conditions with respect to the issuance of equity, then we would be subject to a 20% penalty of the maturity redemption price, payable in either cash or shares of common stock. This penalty is subject to, and therefore possibly limited by, a $0.50 per share floor.

  •
  Voting—except for certain matters that require the approval of the preferred stockholders, such as changes to the rights and preferences of the preferred stock, the preferred stock does not have voting rights. However, the holders of the preferred stock are entitled to appoint two board members and, under certain circumstances, appoint a third member.

        We are adjusting the carrying balance of our preferred stock to its Redemption Value using the effective interest-rate method over a period of time beginning from the issuance date of May 20, 2015 to the required redemption date of May 20, 2020. During the six months ended June 30, 2018 and 2017, we recognized accretion of $0.4 million and $0.8 million, respectively. Accretion includes cumulative preferred dividends. Pursuant to the October 14, 2016 amendment, accumulated unpaid dividends from the issuance date through April 1, 2017 were added to the stated value of the preferred stock. Subsequently, we began making quarterly dividend payments. As of June 30, 2018, the accumulated unpaid dividends on preferred stock were $0.4 million. During the six months ended June 30, 2018, we made cash dividend payments of $0.7 million. No dividend payments were made during the six months ended June 30, 2017.

        During June 2017, the largest preferred shareholder (RLJ SPAC Acquisition, LLC) converted a total of 15,000 shares of preferred stock and $2.7 million of accumulated dividends into 5.9 million shares of common stock.

        In 2015, we filed a registration statement with the Securities and Exchange Commission to register the shares issuable upon conversion of the preferred stock and exercise of the 2015 Warrants (see Note 10, Stock Warrants). The registration statement was declared effective in July 2015 and amended in 2016. If we are in default of the registration rights agreement, and as long as the event of default is not cured, then we are required to pay, in cash, partial liquidation damages, which in total are not to exceed 6% of the aggregated subscription amount of $31.0 million. We will use our best efforts to keep the registration statement effective.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 9. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY (Continued)

Share-Based Compensation

        Our share-based compensation consists of awards of restricted stock, restricted stock units, performance stock units and stock options. The restricted stock-based awards are fair valued using the closing price of the common stock on the grant date. The restricted stock-based awards generally vest over a three to four-year period for executive officers and a one-year period for directors. The restricted stock units generally vest over a three-year period for employees. The vesting of restricted stock awards and restricted stock units is subject to certain service criteria. The awards may be subject to further forfeitures if the employee or director terminates his or her service during the vesting period. All shares of restricted stock participate in dividends, if declared prior to their vesting date.

        The option grants in 2017 include an option to purchase 0.7 million shares of common stock with an exercise price of $2.66 per share cliff vesting in two years and an option to purchase 0.7 million shares of common stock with an exercise price of $3.00 per share cliff vesting in four years.

        For the three and six months ended June 30, 2018 and 2017, share-based compensation expense is classified within our statements of operations as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Cost of Sales—Manufacturing and fulfillment	$5	$1	$10	$3
Selling expenses	33	6	78	13
General and administrative expenses	600	351	1,239	496

Total share-based compensation	$638	$358	$1,327	$512

        As of June 30, 2018, unrecognized share-based compensation expense relating to restricted stock-based service awards of $1.3 million is expected to be expensed ratably over the remaining weighted-average vesting period of 1.2 years. Unrecognized compensation expense relating to restricted stock-based performance awards of $1.0 million is expected to be expensed ratably over the remaining weighted-average vesting period of 1.5 years. Unrecognized compensation expense relating to unvested stock options of $1.4 million is expected to be expensed ratably over the remaining weighted-average vesting period of 1.7 years. Expense associated with our performance award is contingent upon achieving specified financial criteria and upon certification by the Compensation Committee of the satisfaction of the performance criteria based upon our audited financial statements for 2017, 2018, 2019 and 2020. The above unrecognized stock-based compensation expense assumes that the performance awards will vest at 130% (or 0.7 million shares). However, the possible range of vesting is between zero and 1.0 million shares.

        Assuming 100% vesting for all service awards and 130% vesting of all performance awards, we expect to recognize $2.0 million of compensation expense over the next 12 months.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 9. REDEEMABLE CONVERTIBLE PREFERRED STOCK AND EQUITY (Continued)

        A summary of our restricted stock unit activity during the six months ended June 30, 2018 is presented below:

	Service Shares		Performance Shares
(In thousands, except per share data)	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value
Unvested restricted stock units outstanding at January 1, 2018	627	$3.02	500	$2.40
Granted	—	$—	—	$—
Vested	(158)	$3.18	—	$—
Forfeited	(28)	$4.00	—	$—

Unvested restricted stock units outstanding at June 30, 2018	441	$2.90	500	$2.40

        During the six months ended June 30, 2018, we issued 233,000 shares of common stock for restricted units, including 75,000 shares issued for restricted stock units that vested on December 31, 2017.

        A summary of our restricted stock award activity during six months ended June 30, 2018 is presented below.

(In thousands, except per share data)	Shares	Weighted- Average Grant Date Fair Value
Unvested restricted stock awards outstanding at January 1, 2018	130	$2.66
Granted	7	$4.43
Vested	(42)	$1.92
Forfeited	(11)	$1.92

Unvested restricted stock awards outstanding at June 30, 2018	84	$3.27

        A summary of our stock option activity during six months ended June 30, 2018 is presented below.

(In thousands, except per share data)	Options	Weighted- Average Exercise Price
Stock options outstanding at January 1, 2018	1,400	$2.83
Granted	—	$—
Vested	—	$—
Forfeited	—	$—

Stock options outstanding at June 30, 2018	1,400	$2.83

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 10. STOCK WARRANTS

        We have the following unregistered warrants outstanding:

	June 30, 2018
(In thousands, except per share data)	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Life
AMC Warrants	18,333	$3.00	4.4 years
2015 Warrants	2,999	$2.29	1.9 years

	21,332

        Concurrent with entering into the AMC Credit Agreement, we issued the AMC Warrants to acquire shares of our common stock at $3.00 per share. The first warrant is for 5.0 million shares of common stock, of which 1.7 million shares were exercised in June 2017, and expires on October 14, 2021. The second warrant is for 10.0 million shares of common stock and expires on October 14, 2022. The third warrant is for 5.0 million shares of common stock, subject to adjustment, and expires on October 14, 2023. The AMC Warrants are subject to certain standard anti-dilution provisions and may be exercised on a non-cash basis at AMC's discretion.

        The AMC Tranche C Warrant contains a provision that may increase the number of shares acquirable upon exercising, for no additional consideration payable by AMC, such that the number of shares acquirable upon exercise is equal to the sum of (i) at least 50.1% of our then outstanding shares of common stock, determined on a fully diluted basis, less (ii) the sum of 15.0 million shares and the equity interest shares issued in connection with the AMC Credit Agreement. This provision provides AMC the ability to acquire at least 50.1% of our common stock for $60.0 million, provided that all warrants are exercised and AMC elects not to exercise on a non-cash basis. The third warrant with this guarantee provision is being accounted for as a derivative liability.

        On May 20, 2015 and concurrent with our preferred stock placement, we issued the 2015 Warrants to our preferred stock holders to acquire 3.1 million shares of our common stock. The 2015 Warrants have a term of five years. On October 14, 2016 and in connection with the AMC Credit Agreement, we amended the anti-dilution and redemption provisions of the 2015 Warrants to conform to the terms of the amended preferred stock. Because of the AMC transaction and the then-existing terms of the 2015 Warrants, the warrant exercise price was reduced from $4.50 to $3.00; however, the exercise price was further reduced down to $1.50 for warrants to acquire 1.5 million shares of common stock, and down to $2.37 for warrants to acquire 150,000 shares of common stock. Because of the October 14, 2016 amendment, we began accounting for the 2015 Warrants as equity awards and reclassified the carrying balance of the 2015 Warrants to shareholders' equity.

NOTE 11. FAIR VALUE MEASUREMENTS

Warrant Liability

  Stock Warrant and Other Derivative Liabilities

        We account for our AMC Tranche C Warrant to acquire 5.0 million shares of common stock as a derivative liability, which requires us to carry it on our consolidated balance sheet at its fair value.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 11. FAIR VALUE MEASUREMENTS (Continued)

        We determined the fair value of the AMC Tranche C warrant using a lattice model, which is classified as Level 3 within the fair-value hierarchy. Inputs to the model include our publicly-traded stock price, our stock volatility, the risk-free interest rate and contractual terms of the warrant (which are remaining life of the warrant, exercise price and assumptions pertaining to increasing the number of acquirable shares of common stock to achieve 50.1% ownership). We use the closing stock price of our common stock to compute stock volatility. To quantify and value the possibility of increasing the number of acquirable shares, management took into consideration its current capital structure, the impact of the 20% penalty if we were to fail to meet certain equity issuance conditions, and management's best estimates of the likelihood of being subject to the 20% penalty. The AMC Tranche C warrant was valued at $17.1 million as of June 30, 2018 and $13.7 million as of December 31, 2017. During the current year, the AMC Tranche C warrant increased in value as a result of an increase in our common stock price.

        The following table represents the carrying amount, valuation and a roll-forward of activity for our warrant classified within Level 3 of the fair-value hierarchy:

	Estimated Fair Value Measurements Using Unobservable Inputs (Level 3)
	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2018	2017	2018	2017
Carrying amount of stock warrants, beginning of period	$16,652	$12,655	$13,685	$9,763
Change in fair value	471	491	3,438	3,383

Carrying amount of stock warrants, end of period	$17,123	$13,146	$17,123	$13,146

Investments in Content

        When events and circumstances indicate that investments in content are impaired, we determine the fair value of the investment; and if the fair value is less than the carrying amount, we recognize additional amortization expense equal to the excess. The following fair value hierarchy tables present information about our assets and liabilities measured at fair value on a non-recurring basis:

	Estimated Fair Value Measurement Using Unobservable Inputs (Level 3)
			Loss
			Six Months Ended June 30,
	As of June 30,
(In thousands)	2018	2017	2018	2017
Investments in content	$1,164	$778	$564	$595

        During the six months ended June 30, 2018 and 2017, the investments in content were impaired by $0.6 million, for each period. In determining the fair value of our investments in content, we employ a discounted cash flow (or DCF) methodology. Key inputs employed in the DCF methodology include estimates of a film's ultimate revenue and costs as well as a discount rate. The discount rate utilized in

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 11. FAIR VALUE MEASUREMENTS (Continued)

the DCF analysis is based on our weighted average cost of capital plus a risk premium representing the risk associated with producing a particular film or television program. As the primary determination of fair value is determined using a DCF model, the resulting fair value is considered a Level 3 measurement.

NOTE 12. NET LOSS PER COMMON SHARE

        We had outstanding warrants to acquire 21.3 million and 30.1 million shares of common stock as of June 30, 2018 and 2017, respectively, which are not included in the computation of diluted net loss per common share as the effect would be anti-dilutive.

        During periods of reported net losses from operations after adjusting for accretion on preferred stock, all reported net losses are allocated to our unrestricted common stock. This has the effect of excluding our outstanding restricted common stock from the computation of our net loss per common share. For the three months ended June 30, 2018 and 2017, we have weighted average unvested shares of 2.4 million and 1.3 million, respectively, of compensatory stock options and restricted share-based awards, that were not included in the computation of diluted net loss per common share as the effect would be anti-dilutive. For the six months ended June 30, 2018 and 2017, we have weighted average unvested shares of 2.5 million and 0.9 million, respectively, of compensatory stock options and restricted share-based awards, that were not included in the computation of diluted net loss per common share as the effect would be anti-dilutive

        When dilutive, we include in our computation of diluted loss per share the number of shares of common stock that is acquirable upon conversion of the preferred stock by applying the as-converted method per ASC 260, Earnings per Share. For the three months ended June 30, 2018 and 2017, we excluded 5.9 million shares of common stock that are acquirable upon conversion of the preferred stock as they were anti-dilutive. For the six months ended June 30, 2018 and 2017, we excluded 5.9 million and 11.2 million shares of common stock that are acquirable upon conversion of the preferred stock as they were anti-dilutive.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 13. STATEMENTS OF CASH FLOWS

Supplemental Disclosures

	Six Months Ended June 30,
(In thousands)	2018	2017
Cash paid during the period for:
Interest	$—	$1,592

Income taxes	$11	$30

Non-cash investing and financing activities:
Accretion on preferred stock	$386	$756

Common stock issued to AMC as payment for prior year interest expense	$—	$158

Conversion of preferred stock into shares of common	$—	$19,592

Exercise of AMC warrant and reduction of senior debt	$—	$2,847

Capital expenditures accrued for in accounts payable and accrued liabilities	$158	$400

Preferred stock dividends accrued for in accounts payable and accrued liabilities	$354	$—

NOTE 14. COMMITMENTS AND CONTINGENCIES

        In the normal course of business, we are subject to proceedings, lawsuits and other claims, including proceedings under government laws and regulations relating to content ownership, copyright and employment matters. While it is not possible to predict the outcome of these matters, it is the opinion of management, based on consultations with legal counsel, that the ultimate disposition of known proceedings will not have a material adverse impact on our financial position, results of operations or liquidity. Accordingly, we record a charge to earnings based on the probability of settlement and determination of an estimated amount. These charges were not material to our results.

        As of June 30, 2018, we have entered into contracts for certain professional services to respond to AMC's merger proposal (see Note 16, Subsequent Events). For the three and six months ended June 30, 2018, we recognized $1.0 million and $1.1 million, respectively, of expense, which is included in other (expense) income, net, related to these contracts. These contracts provide for a contingent transaction fee of approximately $1.2 million, which is payable by us upon the closing of an AMC transaction.

        As of June 30, 2018, we had entered into a contract with a supplier for marketing-related services in which we are obligated to pay $3.0 million in $0.1 million monthly installments through March 2020.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 15. RELATED PARTY TRANSACTIONS

Equity Investment in Affiliate

        During the six months ended June 30, 2017, we paid ACL $0.1 million, for distribution rights for three titles, two of which were released as of December 31, 2016 and one which was released in 2017. As we recognize revenues from these titles, and all other titles, we amortize our content advances resulting in the recognition of content amortization and royalty expense. For the three and six months ended June 30, 2018, we recognized content amortization and royalty expense of $0.1 million in each period. For the three and six months ended June 30, 2017, we recognized content amortization and royalty expense of $0.1 million and $0.2 million, respectively. This amortization is included in our cost of sales as content amortization and royalties. As of June 30, 2018, our remaining unamortized content advance is $1.4 million.

        ACL paid dividends to RLJE Ltd. of $2.7 million and $3.1 million during the three and six months ended June 30, 2018, respectively. ACL paid dividends to RLJE Ltd. of $1.2 million during the three and six months ended June 30, 2017. Dividends received were recorded as a reduction to the ACL investment account.

Foreign Currency

        We recognize foreign currency gains and losses, as a component of other expense, on amounts lent by Acorn Media to RLJE UK and RLJE Australia. As of June 30, 2018, Acorn Media had lent its U.K. subsidiaries approximately $4.0 million and its Australian subsidiary approximately $3.4 million. Amounts lent will be repaid in U.S. dollars based on available cash. Movement in exchange rates between the U.S. dollar and the functional currencies (which are the British Pound Sterling and the Australian dollar) of those subsidiaries that were lent the monies will result in foreign currency gains and losses. During the three and six months ended June 30, 2018, we recognized foreign currency losses of $0.4 million for each period. During the three and six months ended June 30, 2017, we recognized foreign currency gains of $0.2 million and $0.5 million.

The RLJ Companies, LLC

        In June 2013, The RLJ Companies, LLC (whose sole manager and voting member is the chairman of our board of directors) purchased from one of our vendors $3.5 million of contract obligations that we owed to the vendor. These purchased liabilities, which are now owed to The RLJ Companies, are included in accrued royalties and distribution fees in the accompanying consolidated balance sheets. During the three and six months ended June 30, 2018, we made payments totaling $0.5 million and $1.0 million, respectively, to The RLJ Companies, which reduced our remaining obligation to $1.5 million.

Debt, Preferred Stock and Warrants

        On January 2, 2018, we made a dividend payment of $0.4 million to our preferred shareholders, which includes AMC. Since AMC holds more than 10% of the outstanding shares of our common stock, they are considered a related party. On April 2, 2018, we made a dividend payment of $0.4 million to our preferred shareholders.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 15. RELATED PARTY TRANSACTIONS (Continued)

        On January 2, 2018, we issued AMC 418,255 shares of common stock in payment of $1.3 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement. On April 2, 2018, we issued AMC 409,162 shares of common stock in payment of $1.2 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement.

NOTE 16. SUBSEQUENT EVENTS

        On July 2, 2018, we made a dividend payment of $0.4 million to our preferred shareholders.

        On July 2, 2018, we issued AMC 413,709 shares of common stock in payment of $1.3 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement.

        On July 13, 2018, our subsidiary, APL, entered into a loan facility with a U.K. bank to partially fund the production of series one and two of the television program London Kills. The maximum principal amount of borrowings under the facility is £2.4 million or approximately $3.1 million. The loan matures on June 30, 2019. Interest is payable quarterly on the outstanding principal amount of the loan at an annual rate that is 2.1% above the bank's cost of funding rate or other mutually agreed upon rate. The loan is secured against intercompany distribution agreements and a third-party licensee distribution agreement.

        On August 7, 2018, AMC agreed in principle to further reduce our minimum cash balance requirement (see Note 8, Debt). We are currently drafting an amendment to the AMC Credit Agreement to formalize this change.

AMC Merger Agreement

        On July 30, 2018, we announced that we have entered into a definitive agreement whereby AMC will acquire RLJE in a going-private merger. The aggregate enterprise transaction value is approximately $274.0 million, and pursuant to the merger agreement, AMC will pay, in cash, an aggregate of approximately $65.0 million to holders of our outstanding common stock, preferred stock and warrants not currently owned by AMC, Robert L. Johnson and their respective affiliates. Upon completion of the merger, RLJE will become an indirect subsidiary of AMC, with Mr. Johnson and his affiliates owning a stake of 17%.

        In the merger, outstanding shares of our common stock (other than shares owned by Mr. Johnson, AMC and their respective affiliates) will be converted into the right to receive $6.25 per share in cash, without interest; the holders of our outstanding preferred stock (other than affiliates of AMC) will be offered the opportunity to elect to receive $7.8125 in cash for each underlying "as converted" share of our common stock in accordance with the terms of such preferred stock; and the holders of warrants (other than Mr. Johnson, AMC and their respective affiliates) will be paid the excess of the $6.25 per share merger consideration over the per share exercise price of their warrants. In accordance with its terms, holders of preferred stock who decline to accept the $7.8125 cash offer for their shares will be entitled to receive for each share of preferred stock a new share of preferred stock to be issued by RLJE after the merger.

        Concurrently with the execution of the merger agreement, Mr. Johnson and his affiliates have entered into a voting and transaction support agreement with AMC and Digital Entertainment

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

(Unaudited)

NOTE 16. SUBSEQUENT EVENTS (Continued)

Holdings LLC, a wholly owned subsidiary of AMC (or DEH), whereby Mr. Johnson and his affiliates have agreed to vote, at a special meeting of RLJE's stockholders, all their shares of RLJE common stock "for" the approval of the merger agreement and the merger. Mr. Johnson and his affiliates currently own approximately 43.7% of our outstanding common stock. AMC has also entered into separate arrangements with Mr. Johnson related to the contribution of his RLJE securities to DEH immediately prior to the closing of the transaction at the $6.25 per share merger consideration and governance matters following the closing of the transaction.

        Prior to the effective time of the merger, DEH intends to exercise, in full, all warrants to purchase RLJE common stock that it currently owns in exchange for debt we owe to DEH. Immediately following such exercise, AMC will beneficially own at least 50.1% of our then-outstanding shares of common stock on a fully diluted basis. AMC, through DEH, currently owns approximately 30.1% of our outstanding common stock.

        The transaction has been approved by a special committee of RLJE's independent directors (the Special Committee). Following AMC's initial $4.25 per share merger proposal announced on February 26, 2018, the Special Committee was constituted by our Board of Directors with the plenary authority of the full Board to evaluate, on behalf of the non-affiliate holders of our common stock, and to definitively approve or disapprove, AMC's proposal. Having evaluated, structured, negotiated and documented with AMC the terms of the current transaction, the Special Committee, in consultation with its legal and financial advisors, has determined that the merger agreement, the merger and the transactions contemplated thereby, are advisable, fair to and in the best interest of the non-affiliate holders of our outstanding common stock.

        Consummation of the merger is subject to customary closing conditions, including the approval of the merger agreement by a vote of the majority of the outstanding shares of our common stock as of the record date for a special meeting of our common stockholders that will be held to consider and vote on the transaction. The parties expect the transaction to close during the fourth quarter of 2018.

RLJ ENTERTAINMENT, INC. AND SUBSIDIARIES

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors
RLJ Entertainment, Inc.
Silver Spring, Maryland

Opinion on the Consolidated Financial Statements

        We have audited the accompanying consolidated balance sheets of RLJ Entertainment, Inc. (the "Company") and subsidiaries as of December 31, 2017 and 2016, the related consolidated statements of operations, comprehensive loss, changes in shareholders' (deficit) equity, and cash flows for the years then ended, and the related notes (collectively referred to as the "consolidated financial statements"). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

        These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

        We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

        Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company's auditor since 2015.

Los Angeles, California
March 16, 2018

RLJ ENTERTAINMENT, INC.

CONSOLIDATED BALANCE SHEETS

As of December 31, 2017 and 2016

	December 31,
(In thousands, except share data)	2017	2016
ASSETS
Cash	$6,215	$7,834
Accounts receivable, net	20,735	19,569
Inventories, net	4,926	6,215
Investments in content, net	70,483	60,737
Prepaid expenses and other assets	719	798
Property, equipment and improvements, net	1,185	1,336
Equity investment in affiliate	21,589	16,491
Other intangible assets, net	7,752	9,309
Goodwill	13,985	13,691

Total assets	$147,589	$135,980

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued liabilities	$12,516	$11,995
Accrued royalties and distribution fees	47,414	55,614
Deferred revenue	2,859	2,152
Debt, net of discounts and debt issuance costs	52,639	42,053
Deferred tax liability	2,933	1,715
Stock warrant and other derivative liabilities	13,685	9,763

Total liabilities	132,046	123,292

Commitments and contingencies (see Note 21)
Shareholders' Equity:
Redeemable convertible preferred stock, $0.001 par value, 1,000,000 shares authorized; 31,046 shares issued; 15,198 shares outstanding at December 31, 2017 and 30,198 shares outstanding at December 31, 2016; liquidation preference of $17,997 at December 31, 2017 and $34,366 at December 31, 2016	19,563	38,708
Common stock, $0.001 par value, 250,000,000 shares authorized, 14,071,423 shares issued and outstanding at December 31, 2017 and 5,240,085 shares issued and outstanding at December 31, 2016	14	5
Additional paid-in capital	132,422	106,059
Accumulated deficit	(133,514)	(127,388)
Accumulated other comprehensive loss	(2,942)	(4,696)

Total shareholders' equity	15,543	12,688

Total liabilities and shareholders' equity	$147,589	$135,980

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31, 2017 and 2016

	Years Ended December 31,
(In thousands, except per share data)	2017	2016
Revenues	$86,304	$80,238
Cost of sales
Content amortization and royalties	35,345	36,946
Manufacturing and fulfillment	13,829	16,901

Total cost of sales	49,174	53,847

Gross profit	37,130	26,391
Selling expenses	12,896	9,298
General and administrative expenses	19,704	17,841
Depreciation and amortization	3,705	2,957

Total operating expenses	36,305	30,096

INCOME (LOSS) FROM CONTINUING OPERATIONS	825	(3,705)
Equity earnings of affiliate	5,955	3,078
Interest expense, net	(8,622)	(8,400)
Change in fair value of stock warrants and other derivatives	(3,922)	(4,573)
Gain (Loss) on extinguishment of debt	351	(3,549)
Other income (expense)	521	(1,293)

LOSS FROM CONTINUING OPERATIONS BEFORE PROVISION FOR INCOME TAXES	(4,892)	(18,442)
Provision for income taxes	(1,234)	(155)

LOSS FROM CONTINUING OPERATIONS, NET OF INCOME TAXES	(6,126)	(18,597)
LOSS FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	—	(3,277)

NET LOSS	(6,126)	(21,874)
Accretion on preferred stock	(1,155)	(4,301)

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(7,281)	$(26,175)

Net loss per common share attributable to common shareholders:
Continuing operations	$(0.75)	$(4.97)
Discontinued operations	—	(0.72)

Basic and diluted net loss per common share attributable to common shareholders	$(0.75)	$(5.69)

Weighted average shares outstanding:
Basic and diluted	9,741	4,603

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

Years Ended December 31, 2017 and 2016

	Years Ended December 31,
(In thousands)	2017	2016
Net loss	$(6,126)	$(21,874)
Other comprehensive gain (loss):
Foreign currency translation gain (loss)	1,754	(3,635)

Total comprehensive loss	$(4,372)	$(25,509)

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' (DEFICIT) EQUITY

Years Ended December 31, 2017 and 2016

		Common Stock
							Treasury Stock
						Accumulated Other Comprehensive Income (Loss)
(In thousands)	Preferred Stock	Shares	Par Value	Additional Paid-in Capital	Accumulated Deficit		Shares	At Cost	Total Equity
Balance at January 1, 2016	$—	4,717	$5	$85,400	$(105,514)	$(1,061)	—	$—	$(21,170)
Issuance of restricted common stock for services	—	217	—	—	—	—	(6)	—	—
Forfeiture of restricted common stock	—	(6)	—	—	—	—	6	—	—
Conversion of preferred stock	—	312	—	1,232	—	—	—	—	1,232
Accretion on preferred stock	354	—	—	(4,301)	—	—	—	—	(3,947)
Preferred stock amendment	38,354	—	—	4,415	—	—	—	—	42,769
Issuance of warrants	—	—	—	18,268	—	—	—	—	18,268
Stock-based compensation	—	—	—	1,045	—	—	—	—	1,045
Foreign currency translation	—	—	—	—	—	(3,635)	—	—	(3,635)
Net loss	—	—	—	—	(21,874)	—	—	—	(21,874)

Balance at December 31, 2016	38,708	5,240	5	106,059	(127,388)	(4,696)	—	—	12,688
Issuance of restricted common stock for services	—	117	—	—	—	—	—	—	—
Issuance of common stock to AMC for interest	—	1,035	1	2,969	—	—	—	—	2,970
Exercise of warrants for common stock	—	1,773	2	3,122	—	—	—	—	3,124
Conversion of preferred stock	(19,592)	5,906	6	19,586	—	—	—	—	—
Accretion on preferred stock	1,155	—	—	(1,155)	—	—	—	—	—
Preferred stock dividends paid	(708)	—	—	—	—	—	—	—	(708)
Stock-based compensation	—	—	—	1,841	—	—	—	—	1,841
Foreign currency translation	—	—	—	—	—	1,754	—	—	1,754
Net loss	—	—	—	—	(6,126)	—	—	—	(6,126)

Balance at December 31, 2017	$19,563	14,071	$14	$132,422	$(133,514)	$(2,942)	—	$—	$15,543

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31, 2017 and 2016

	Years Ended December 31,
(In thousands)	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,126)	$(21,874)
Adjustments to reconcile net loss to net cash used in operating activities:
Equity earnings of affiliate	(5,955)	(3,078)
Content amortization and royalties	35,345	37,151
Depreciation and amortization	3,705	4,025
Deferred tax provision	1,013	316
Foreign currency exchange (gain) loss	(591)	1,487
Fair value adjustment of stock warrant and other derivative liabilities	3,922	4,573
Non-cash interest expense	7,740	2,436
(Gain) Loss on extinguishment of debt	(351)	3,549
Stock-based compensation expense	1,841	1,045
Loss on disposal of fixed assets	—	206
Dividends received from affiliate	2,512	3,282
Changes in assets and liabilities:
Accounts receivable, net	(816)	4,761
Inventories, net	1,453	4,247
Investments in content, net	(53,027)	(33,927)
Prepaid expenses and other assets	91	1,146
Accounts payable and accrued liabilities	(349)	(11,080)
Deferred revenue	707	251

Net cash used in operating activities	(8,886)	(1,484)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(1,933)	(1,428)

Net cash used in investing activities	(1,933)	(1,428)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from AMC credit agreement, net of transaction costs of $778	—	64,222
Proceeds received from AMC to amend debt	18,000	—
Proceeds from exercise of warrants	159	—
Dividend payment to preferred stockholders	(708)	—
Repayment of debt	(8,618)	(56,938)
Prepayment penalty to extinguish debt	—	(822)
Payment of debt modification costs	(101)	—

Net cash provided by financing activities	8,732	6,462

EFFECT OF EXCHANGE RATE CHANGES ON CASH	468	(246)

NET (DECREASE) INCREASE IN CASH:	(1,619)	3,304
Cash at beginning of year	7,834	4,530

Cash at end of year	$6,215	$7,834

See accompanying notes to consolidated financial statements.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF BUSINESS

Description of Business

        RLJ Entertainment, Inc. (RLJE or the Company) was incorporated in Nevada in April 2012. On October 3, 2012, we completed the business combination of RLJE, Image Entertainment, Inc. (or Image) and Acorn Media Group, Inc. (or Acorn Media), which is referred to herein as the "Business Combination." Acorn Media includes its United Kingdom (or U.K.) subsidiaries RLJ Entertainment Ltd (or RLJE Ltd.), Acorn Media Enterprises Limited (or AME), and RLJE International Ltd (collectively, RLJE UK), as well as RLJ Entertainment Australia Pty Ltd (or RLJE Australia). In February 2012, Acorn Media acquired a 64% ownership of Agatha Christie Limited (or ACL). References to Image include its wholly-owned subsidiary Image/Madacy Home Entertainment, LLC. "We," "our" or "us" refers to RLJE and its subsidiaries unless otherwise noted. Our principal executive offices are located in Silver Spring, Maryland, with an additional location in Woodland Hills, California. We also have international offices in London, England and Sydney, Australia.

        We are a premium digital channel company serving distinct audiences through our proprietary subscription-based video on demand (or SVOD) digital channels (or Digital Channels segment), Acorn TV and UMC or Urban Movie Channel. Acorn TV features high-quality British and International mysteries and dramas. UMC showcases quality urban programming including feature films, documentaries, original series, stand-up comedy and other exclusive content for African-American and urban audiences.

        We also exclusively control, co-produce, and own a large library of content primarily consisting of British mysteries and dramas, independent feature films and Urban content. In addition to supporting our Digital Channels, we monetize our library through distribution operations across all available wholesale windows of exploitation (our Wholesale Distribution segment) and intellectual property (or IP) rights that we own, produce, and then exploit worldwide (our IP Licensing segment). Our IP Licensing segment consists of content that we own and includes our investment in Agatha Christie Ltd. (or ACL), while our Wholesale Distribution segment consists of content we license from others that we exploit through our wholesale partners, including broadcasters, digital outlets and major retailers in the United States of American (or U.S.), Canada, U.K. and Australia. We work closely with our wholesale partners to outline and implement release and promotional campaigns customized to the different audiences we serve and the program genres we exploit.

Basis of Presentation

        The accompanying audited consolidated financial statements and related footnotes have been prepared in accordance with accounting principles generally accepted in the United States of America (or US GAAP) and with the Securities and Exchange Commission's (or SEC) instructions for the Form 10-K. The preparation of financial statements in conformity with US GAAP requires estimates and assumptions that affect the reported amounts within our consolidated financial statements. Although we believe that these estimates to be reasonably accurate, actual amounts may differ.

  Principles of Consolidation

        The operations of ACL are subject to oversight by ACL's Board of Directors. The investment in ACL is accounted for using the equity method of accounting given the voting control of the Board of Directors by the minority shareholder. We have included our share of ACL's operating results as a separate line item in our consolidated financial statements.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1. DESCRIPTION OF BUSINESS (Continued)

        Our consolidated financial statements include the accounts of all majority-owned subsidiary companies, except for ACL. We carry our investment in ACL as a separate asset on our consolidated balance sheet at cost adjusted for our share of the equity in undistributed earnings. Except for dividends and changes in ownership interest, we report changes in equity in undistributed earnings of ACL as "Equity earnings of affiliate" in our consolidated statements of operations. All intercompany transactions and balances have been eliminated.

  Discontinued Operations

        During December 2015, we committed to a plan to stop circulating our Acacia catalogs and to liquidate the catalog's inventory. The last Acacia print catalogs were circulated in January 2016 and electronic email distribution continued through May 2016. On June 24, 2016, we entered into a licensing agreement to outsource our U.S. Acorn catalog and ecommerce business to Universal Screen Arts (or USA) whereby USA took over our Acorn U.S. catalog/ecommerce business becoming the official, exclusive, direct-to-consumer seller of Acorn product in the U.S. through catalogs and ecommerce. As such, USA received the rights to the Acorn catalog and related website for an 18-month period. In May 2017, we amended the agreement and extended the licensing term through March 31, 2020. To facilitate the transfer of the catalog to USA, we granted USA access to the catalog's customer list and the Acorn brand. Going forward, we will also endeavor to provide USA with an exclusivity period for new Acorn releases. USA is responsible for all costs associated with their efforts. On an annual basis, USA will purchase from us a minimum of $1.2 million of inventory (Acorn video content) at pricing that is consistent with wholesale pricing. We also agreed to a one-time transfer of certain existing inventory to USA at cost. Further, we have been given meaningful consultation rights regarding sales prices of Acorn content listed in the catalog.

        In addition to purchasing inventory from us, USA makes royalty payments to us for the various rights we have licensed. Further, all customer and marketing data obtained during the license period is jointly owned by both companies. During the years ended December 31, 2017 and 2016, our Wholesale Distribution segment recognized revenues of $2.2 million and $0.8 million, respectively, from its sale of inventory to USA.

        We consider the outsourcing of the U.S. Acorn catalog to be a major strategic shift in our business. Future revenues and gross margins from our outsourced operations will decrease. However, operating profits will increase as we have historically incurred significant selling expenses that will be eliminated. Upon circulating the last Acacia catalog and entering into the licensing agreement with USA during the quarter ended June 30, 2016, we classified the U.S. catalog/ecommerce business (Acacia and U.S. Acorn catalogs) as discontinued operations.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1. DESCRIPTION OF BUSINESS (Continued)

        Major classes of line items constituting loss from discontinued operations, net of income taxes are:

	Years Ended December 31,
(In thousands)	2017	2016
Revenues	$—	$7,778
Cost of Sales
Royalty expense	—	(205)
Manufacturing and fulfillment	—	(6,249)
Selling expenses	—	(2,280)
General and administrative expenses	—	(1,066)
Depreciation and amortization	—	(1,068)
Loss on disposal of fixed assets	—	(187)

Loss before provision for income taxes	—	(3,277)
Provision for income taxes	—	—

Loss from discontinued operations, net of income taxes	$—	$(3,277)

        There are no income taxes allocable to the discontinued operations as the discontinued operations reside in the U.S. for which there is no tax provision as a result of the overall U.S. operating loss for tax purposes.

        During 2016, we assessed the remaining useful lives of property, equipment and improvements and other intangible assets held by the discontinued operations. As a result, we recorded accelerated depreciation and amortization of $0.3 million during 2016. Because USA is licensing our customer list, for which we retained a shared ownership, we made no changes as to how we are amortizing our other intangible assets.

        During 2016, we provided lay-off notices to our U.S. catalog/ecommerce business employees and recorded severance charges of $0.3 million.

        In September 2016, we vacated our office space in Minnesota. Our lease in Minnesota requires us to make average monthly payments of $12,500 through June 2022. We subleased our office space effective October 1, 2016. As a result, we incurred a loss on this sublease of $0.2 million primarily pertaining to leasehold improvements and other fixed assets that we provided to the subtenant for no additional consideration.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1. DESCRIPTION OF BUSINESS (Continued)

        Operating and investing cash flows of the discontinued operations are as follows:

	Years Ended December 31,
(In thousands)	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from discontinued operations	$—	$(3,277)
Adjustments to reconcile net loss to net cash used in operating activities of discontinued operations:
Royalty expense	—	205
Depreciation and amortization	—	1,068
Loss on disposal of assets	—	187
Stock-based compensation expense	—	35
Changes in assets and liabilities:	—
Accounts receivable, net	—	937
Inventories, net	—	2,417
Investments in content, net	—	(205)
Prepaid expenses and other assets	—	1,011
Accounts payable and accrued liabilities	—	(5,528)
Deferred revenue	—	(697)

Net cash used in operating activities of discontinued operations	$—	$(3,847)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	$—	$(5)

Net cash used in investing activities of discontinued operations	$—	$(5)

Liquidity

        At December 31, 2017, our cash balance was $6.2 million. For the year ended December 31, 2017, we recognized a net loss of $6.1 million and we used $8.9 million of cash for operating activities. At December 31, 2017, we had $52.6 million of term debt outstanding (see Note 10, Debt). We continue to experience liquidity constraints as we have several competing demands on our available cash and cash that may be generated from operations. We continue to have significant past-due vendor payables that are currently $7.7 million, which is $4.4 million less than last year's balance. These past-due payables are largely a result of significant past-due vendor payables acquired in 2012 when purchasing Image. As we work to catch up on the acquired past-due payables, we have fallen behind on other payables. We continue to work with our vendors to make payment arrangements that are agreeable with them and that give us flexibility in terms of when payments will be made. Additionally, we must maintain a certain level of expenditures for marketing to support subscriber growth and for the acquisition of new content that allows us to generate revenues and margins sufficient to meet our obligations.

        Growth of our Digital Channels segment has the potential impact of improving our liquidity. We continue to realize significant growth in our Digital Channels segment. Our channel revenues increased 67.2% to $27.2 million during 2017 (see Note 3, Segment Information). By way of comparison, our channel revenues increased 116% during 2016. After cost of sales and operating expenses, our Digital

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 1. DESCRIPTION OF BUSINESS (Continued)

Channels segment contributed $8.8 million of income from continuing operations for 2017 compared to $6.3 million last year. Our expectation is that our digital channels will continue to grow, however there is no assurance that this will occur.

        On October 14, 2016, we refinanced our senior debt (see Note 10, Debt). In January 2017, to repay our subordinated notes payable, we amended our senior debt and borrowed an additional $8.0 million. In June 2017, we expanded our senior debt and borrowed an additional $10.0 million. The proceeds received are available for working capital purposes, including the acquisition of content. In addition to providing us liquidity, the amended senior loan facility helps us address our liquidity constraints going forward in three ways: (1) it eliminates cash interest payments, which were 12% prior to October 14, 2016 and 4% through March 31, 2017, (2) there are no required principal payments until 2020, and (3) the financial covenants have been reset to less restrictive levels that provide us the necessary flexibility to invest in our operations.

        We believe that our current cash at December 31, 2017 will be sufficient to meet our forecasted requirements for operating liquidity, capital expenditure and debt repayments for at least one year from the date of issuance of these consolidated financial statements. However, there can be no assurances that we will be successful in realizing improved results from operations including improved Adjusted EBITDA, generating sufficient cash flows from operations or agreeing with vendors on revised payment terms.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

        The preparation of our consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements. The significant areas requiring the use of management estimates are related to provisions for lower-of-cost or market inventory write-downs, accounts receivable allowances and provision for doubtful accounts and sales returns reserves, valuation of deferred taxes, valuation of warrants, goodwill impairments, and ultimate projected revenues of our film library, which impact amortization of investments in content and related impairment assessments. Although these estimates are based on management's knowledge of current events and actions management may undertake in the future, actual results may ultimately differ materially from those estimates.

Revenues and Receivables

  Revenue Recognition

        Revenues from our SVOD services through our Digital Channels segment are recognized on a straight-line basis over the subscription period once the subscription has been activated.

        Revenues from home video exploitation, which includes the licensing of original drama and mystery content managed and developed through our wholly-owned subsidiary, AME, and our majority-owned equity method investee, ACL (IP Licensing segment) and Wholesale Distribution segment revenues, are recognized upon meeting the recognition requirements of the Financial Accounting Standards Board Accounting Standards Codification (or ASC) 926, Entertainment—Films and ASC 605, Revenue Recognition. We generate our IP Licensing and Wholesale Distribution segment revenues primarily from the exploitation of acquired or produced content rights through various distribution

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

channels. The content is monetized in DVD format to wholesalers, licensed to broadcasters including cable companies and digital platforms like Amazon and Netflix, and exploited through other windows such as video-on-demand (or VOD). Revenue is presented net of sales returns, rebates, unit price adjustments, sales return reserves, sales discounts and market development fund reserves. Revenues from our U.K. catalog sales are recognized, net of an allowance for estimated returns, once payment has been received from the customer and the items ordered have been shipped.

        Revenues from home video exploitation are recognized net of an allowance for estimated returns, as well as related costs, in the period in which the product is available for sale by our wholesale partners (at the point that title and risk of loss transfer to the customer, which is generally upon receipt by the customer and in the case of new releases, after "street date" restrictions lapse). Rental revenues under revenue sharing arrangements are recognized when we are entitled to receipts and such receipts are determinable. Revenues from domestic and international broadcast licensing and home video sublicensing, as well as associated costs, are recognized when the programming is available to the licensee and all other recognition requirements are met such as the broadcaster is free to air the programming. Fees received in advance of availability, usually in the case of advances received from international home video sub-licensees and for broadcast programming, are deferred until earned and all revenue recognition requirements have been satisfied. Provisions for sales returns and uncollectible accounts receivable are provided at the time of sale.

  Allowances for Sales Returns

        For each reporting period, we evaluate product sales and accounts receivable to estimate their effect on revenues due to product returns, sales allowances and other credits given, and delinquent accounts. Our estimates of product sales that will be returned and the amount of receivables that will ultimately be collected require the exercise of judgment and affect reported revenues and net earnings. In determining the estimate of product sales that will be returned, we analyze historical returns (quantity of returns and time to receive returned product), historical pricing and other credit data, current economic trends, and changes in customer demand and acceptance of our products, including reorder activity. Based on this information, we reserve a percentage of each dollar of product sales where the customer has the right to return such product and receive a credit. Actual returns could differ from our estimates and current provisions for sales returns and allowances, resulting in future charges to earnings. Estimates of future sales returns and other credits are subject to substantial uncertainty. Factors that could negatively impact actual returns include retailer financial difficulties, the perception of comparatively poor retail performance in one or several retailer locations, limited retail shelf space at various times of the year, inadequate advertising or promotions, retail prices being too high for the perceived quality of the content or other comparable content, the near-term release of similar titles, and poor responses to package designs. Underestimation of product sales returns and other credits would result in an overstatement of current revenues and lower revenues in future periods. Conversely, overestimation of product sales returns would result in an understatement of current revenues and higher revenues in future periods.

  Allowances Received from Vendors

        In accordance with ASC 605-50, Revenue Recognition—Customer Payments and Incentives, we classify consideration received as a reduction in cost of sales in the accompanying statements of

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

operations unless the consideration represents reimbursement of a specific, identifiable cost incurred by us in selling the vendor's product.

  Shipping Revenues and Expenses

        In accordance with ASC 605-45, Revenue Recognition—Principal Agent Considerations, we classify amounts billed to customers for shipping fees as revenues, and classify costs related to shipping as cost of sales in the accompanying consolidated statements of operations.

  Market Development Funds

        In accordance with ASC 605-50, Revenue Recognition—Customer Payment and Incentives, market development funds, including funds for specific product positioning, taken as a deduction from payment for purchases by customers are classified as a reduction to revenues.

Investments in Content

        Investments in content include the unamortized costs of completed and uncompleted films and television programs that were acquired or produced. Within the carrying balance of investments in content are development and production costs for films and television programs which are acquired or produced.

  Acquired Distribution Rights and Produced Content

        Royalty and Distribution Fee Advances—When acquiring titles, we often make royalty and distribution fee advances that represent fixed minimum payments made to program suppliers for exclusive content distribution rights. A program supplier's share of exclusive program distribution revenues is retained by us until the share equals the advance(s) paid to the program supplier plus recoupable costs. Thereafter, any excess is paid to the program supplier. In the event of an excess, we also record, as content amortization and royalties—a component of cost of sales, an amount equal to the program supplier's share of the net distribution revenues.

        Original Production Costs—For films and television programs we produce, original production costs include all direct production and financing costs, as well as production overhead.

        Unamortized content investments for our digital channels are charged to content amortization and royalties using the straight-line method over the license term for which the content is available to the digital channels.

        For IP Licensing and Wholesale Distribution, unamortized content investments are charged to content amortization and royalties as revenues are earned in the same ratio that current period revenue for a title or group of titles bears to the estimated remaining unrecognized ultimate revenue for that title.

        Ultimate revenue includes estimates over a period not to exceed ten years following the date of initial release, or for episodic television series a period not to exceed 10 years from the date of delivery of the first episode or, if still in production, five years from the date of delivery of the most recent episode, if later.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Investments in content are stated at the lower of amortized cost or estimated fair value. The valuation of investments in content is reviewed on a title-by-title basis, when an event or change in circumstances indicates that the fair value of a film or television program is less than its unamortized cost. Additional amortization is recorded in the amount by which the unamortized costs exceed the estimated fair value of the film or television program. Estimates of future revenue involve measurement uncertainty and it is therefore possible that reductions in the carrying value of investment in films and television programs may be required as a consequence of changes in management's future revenue estimates.

        Content programs in progress include the accumulated costs of productions, which have not yet been completed, and advances on content not yet received from program suppliers. We begin to amortize these investments once the content has been released.

  Production Development Costs

        The costs to produce licensed content for domestic and international exploitation include the cost of converting film prints or tapes into the optical disc format. Depending on the platform for which the content is being exploited, costs may include menu design, authoring, compression, subtitling, closed captioning, service charges related to disc manufacturing, ancillary material production, product packaging design and related services. These costs are capitalized as incurred. A percentage of the capitalized production costs are amortized to expense based upon: (i) a projected revenue stream resulting from distribution of new and previously released content related to such production costs; and (ii) management's estimate of the ultimate net realizable value of the production costs. Estimates of future revenues are reviewed periodically and amortization of production costs is adjusted accordingly. If estimated future revenues are not sufficient to recover the unamortized balance of production costs, such costs are reduced to their estimated fair value.

Inventories

        For each reporting period, we review the value of inventories on hand to estimate the recoverability through future sales. Values in excess of anticipated future sales are recorded as obsolescence reserve. Inventories consist primarily of packaged goods for sale, which are stated at average cost, as well as componentry.

Goodwill and Other Intangible Assets

  Goodwill

        Goodwill represents the excess of acquisition costs over the tangible and identifiable intangible assets acquired and liabilities assumed in a business acquisition. Goodwill is recorded at our reporting units, which are consolidated into our reporting segments. Goodwill is not amortized but is reviewed for impairment annually on October 1st of each year or between the annual tests if an event occurs or circumstances change that indicates it is more-likely-than-not that the fair value of a reporting unit is less than its carrying value. Goodwill is considered potentially impaired if there are subjective characteristics that suggest that goodwill is impaired or quantitatively when the fair value of the reporting unit is less than the reporting unit's carry amount, including goodwill. An impairment loss is then measured as the excess of recorded goodwill over the value of the goodwill. The calculated value of goodwill is determined as the difference between the reporting unit's current fair value and its book

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

value, without goodwill. The determination of a reporting unit's fair value requires various assumptions and estimates, which include consideration of the future, projected operating results and cash flows. Such projections could be different than actual results. Should actual results be significantly less than estimates, the value of our goodwill could be impaired in future periods.

        During 2017 and 2016, we did not recognize goodwill impairments.

  Other Intangible Assets

        Other intangible assets are reported at their estimated fair value, when acquired, less accumulated amortization. The majority of our intangible assets were recognized as a result of the Business Combination. As such, the fair values of our intangibles were recorded in 2012 when applying purchase accounting. Additions since the 2012 Business Combination are limited to software expenditures related to our websites and various digital platforms such as Roku and AppleTV. Similar to how we account for internal-use software development, costs incurred to develop and implement our websites and digital platforms are capitalized in accordance with ASC 350-50, Website Development Costs. Website operating costs are expensed as incurred. Costs incurred for upgrades and enhancements that provide additional functionality are capitalized.

        Amortization expense of our other intangible assets is generally computed by applying the straight-line method, or based on estimated forecasted future revenues as stated below, over the estimated useful lives of trade names (11 to 15 years), websites and digital platforms (three years), supplier contracts (seven years), customer relationships (five years), options on future content (seven years) and leases (two years). The recorded value of our customer relationships is amortized on an accelerated basis over five years, with approximately 60% being amortized over the first two years (through 2014), 20% during the third year and the balance ratably over the remaining useful life. The recorded value of our options on future content is amortized based on forecasted future revenues, whereby approximately 50% is being amortized over the first two years (through 2014), 25% during the third year and the balance in decreasing amounts over the remaining four years.

        Additional amortization expense is provided on an accelerated basis when the useful life of an intangible asset is determined to be less than originally expected. Other intangible assets are reviewed for impairment when an event or circumstance indicates the fair value is lower than the current carrying value.

        During 2017 and 2016, we did not recognize any impairment on our other intangible assets.

Warrant and Other Derivative Liabilities

        We have warrants outstanding to purchase 21.3 million shares of our common stock (see Note 12, Stock Warrants). In October 2016, we issued three separate warrants to our senior lender to acquire a total of 20.0 million shares of our common stock. For one of these warrants issued to acquire 5.0 million shares of common stock, we are accounting for the warrant as a derivative liability because the warrant contains a provision that may increase the number of shares acquirable for no additional consideration. This increase is contingent upon the number of shares of common stock outstanding at the time of exercise. Derivative liability warrants are carried on our consolidated balance sheet at their fair value with changes in fair value being included in the consolidated statement of operations as a separate component of other income (expense).

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In May 2015, we issued additional warrants to acquire 3.1 million shares of our common stock. We were accounting for these warrants as a derivative liability because, among other provisions, the warrants contained a provision that allows the warrant holders to sell their warrants back to us, at their discretion, at a cash purchase price equal to the warrants' then fair value, upon the consummation of certain fundamental transactions, such as a business combination or other change-in-control transactions. In October 2016, the 2015 warrants were amended, and they are now accounted for within shareholders' equity.

        Warrants issued in 2012 to acquire 7.0 million shares of common stock contained a provision whereby the exercise price would be reduced if RLJE was reorganized as a private company. Because of this provision, we accounted for those warrants as a derivative liability in accordance with ASC 815-40, Contracts in Entity's Own Equity. The 2012 Warrants expired on October 3, 2017.

        Our preferred stock is convertible into shares of common stock at an exchange rate equal to 333.3 shares of common stock for each share of preferred stock, subject to adjustment for any unpaid dividends. The conversion rate is subject to certain anti-dilution protections. Those protections did include an adjustment for offerings consummated at a per-share price of less than $3.00 per common share. Because of this potential adjustment to the conversion rate, we had bifurcated the conversion feature from its host instrument (a preferred share) and we were accounting for the conversion feature as a derivative liability. In October 2016, we amended the conversion feature to avoid liability accounting and as such we now account for the conversion feature as part of the host instrument.

Income Taxes

        We account for income taxes pursuant to the provisions of ASC 740, Income Taxes, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases and the future tax benefits derived from operating loss and tax credit carryforwards. We provide a valuation allowance on our deferred tax assets when it is more likely than not that such deferred tax assets will not be realized. We have a valuation allowance against 100% of our net deferred tax assets.

        ASC 740 requires that we recognize in the consolidated financial statements the effect of a tax position that is more likely than not to be sustained upon examination based on the technical merits of the position. The first step is to determine whether or not a tax benefit should be recognized. A tax benefit will be recognized if the weight of available evidence indicates that the tax position is more likely than not to be sustained upon examination by the relevant tax authorities. The recognition and measurement of benefits related to our tax positions requires significant judgment as uncertainties often exist with respect to new laws, new interpretations of existing laws, and rulings by taxing authorities. Differences between actual results and our assumptions, or changes in our assumptions in future periods, are recorded in the period they become known. For tax liabilities, we recognize accrued interest related to uncertain tax positions as a component of income tax expense, and penalties, if incurred, are recognized as a component of operating expense.

        In December 2017, Staff Accounting Bulletin No. 118 (or SAB 118) was issued to address the application of US GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Cuts and Jobs Act (the Act). In accordance with

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

SAB 118, we determined that the deferred tax expense recorded in connection with the remeasurement of certain deferred tax assets and liabilities was a provisional amount and a reasonable estimate at December 31, 2017. Additional work is necessary to do a more detailed analysis and any subsequent adjustment to these amounts will be recorded in 2018 when the analysis is complete.

        Our foreign subsidiaries are subject to income taxes in their respective countries, as well as U.S. Federal and state income taxes. The income tax payments they make outside the U.S. may give rise to foreign tax credits that we may use to offset taxable income in the U.S.

Foreign Currency Translation

        The consolidated financial statements are presented in our reporting currency, which is the U.S. dollar. For the foreign subsidiaries whose functional currency is other than the U.S. dollar (the British Pound Sterling or GBP for RLJE UK and AME; and Australian dollar for RLJE Australia), balance sheet accounts, other than equity accounts, are translated into U.S. dollars at exchange rates in effect at the end of the period and income statement accounts are translated at average monthly exchange rates. Equity accounts are translated at historical rates. Translation gains and losses are included as a separate component of equity. Gains and losses from foreign currency denominated transactions are included in our consolidated statement of operations as a component of other income (expense).

Fair Value of Financial Instruments

        The carrying amount of our financial instruments, which principally include cash, trade receivables, accounts payable and accrued expenses, approximates fair value due to the relative short maturity of such instruments. The carrying amount of our debt under our senior credit agreement approximates its fair value as it bears interest at market rates of interest after taking into consideration the debt discounts.

        ASC 820 defines fair value, establishes a framework for measuring fair value under US GAAP and enhances disclosures about fair value measurements. Fair value is defined under ASC 820 as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair-value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

        Level 1—Quoted prices in active markets for identical assets or liabilities.

        Level 2—Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

        Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        Our recurring fair value measurements of stock warrants and other derivative liabilities and our non-recurring fair value measurements of investments in content are disclosed in Note 15, Fair Value Measurements. Any non-recurring fair value measurement of goodwill is disclosed in Note 9, Goodwill and Other Intangible Assets.

Concentrations of Credit Risk

        Financial instruments, which potentially subject us to concentrations of credit risk, consist primarily of deposit accounts and trade accounts receivable. We maintain bank accounts at financial institutions, which at times may exceed amounts insured by the Federal Deposit Insurance Corporation (or FDIC) and Securities Investor Protection Corporation (or SIPC). We place our cash with several financial institutions which are reputable and therefore bear minimal credit risk. We have never experienced any losses related to these balances.

        With respect to trade receivables, we perform ongoing credit evaluations of our customers' financial conditions and limit the amount of credit extended when deemed necessary but generally require no collateral.

  Major Customers and Distribution Facilitators

        We have a high concentration of net revenues from relatively few customers, the loss of which may adversely affect our liquidity, business, results of operations, and financial condition. During 2017, sales reported within our Wholesale Distribution segment to one customer accounted for 24.6% of our net revenues. Our top five customers accounted for 55.0% of our Wholesale Distribution segment revenues during the same period. During 2016, sales reported within our Wholesale Distribution segment to one customer accounted for 15.3%, of our net revenues. Our top five customers accounted for approximately 47.8% of our Wholesale Distribution segment revenues for the same period.

        During 2017, one customer accounted for 37.5% of revenues reported within our Digitals Channels segment. Our Digital Channels segment includes the sale of video directly to consumers through our digital channels, such as Acorn TV and UMC or Urban Movie Channel.

        We may be unable to maintain favorable relationships with our retailers and distribution facilitators such as, Sony Pictures Home Entertainment (or SPHE) and Sony DADC UK Limited. Further, our retailers and distribution facilitators may be adversely affected by economic conditions. If we lose any of our top customers, or if any of these customers reduces or cancels a significant order, it could have a material adverse effect on our liquidity, business, results of operations, and financial condition.

        Our high concentration of sales to relatively few customers (and use of a third-party to manage collection of substantially all packaged goods receivables) may result in significant uncollectible accounts receivable exposure, which may adversely affect our liquidity, business, results of operations and financial condition. As of December 31, 2017, Amazon, SPHE, Hulu and Netflix accounted for approximately 25.0%, 22.2%, 15.2% and 13.9%, respectively, of our gross accounts receivable. At December 31, 2016, Netflix, SPHE and Amazon accounted for approximately 29.3%, 25.4% and 16.7%, respectively, of our gross accounts receivable.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Equipment and Improvements

        Property, equipment and improvements are stated at cost less accumulated depreciation and amortization. Major renewals and improvements are capitalized; minor replacements, maintenance and repairs are expensed as incurred. Internal-use software development costs are capitalized if the costs were incurred while in the application development stage, or if the costs were for upgrades and enhancements that provide additional functionality. Training and data-conversion costs are expensed as incurred. We cease capitalizing software costs and start depreciating the software once the project is substantially complete and ready for its intended use.

        Depreciation and amortization are computed by applying the straight-line method over the estimated useful lives of the furniture, fixtures and equipment (3 to 5 years), and software (3 to 5 years). Leasehold improvements are amortized over the shorter of the useful life of the improvement or the life of the related leases (7 years).

Impairment of Long-Lived Assets

        We review long-lived and specific, definite-lived, identifiable intangible assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. An impairment loss of the excess of the carrying value over fair value would be recognized when estimated undiscounted future cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount. We have no intangible assets with indefinite useful lives.

Leases

        We lease all of the office space utilized for our operations. All of our leases are operating leases in nature. A majority of our leases have fixed incremental increases over the lease terms, which are recognized on a straight-line basis over the term of the lease.

Equity Method Investments

        We use the equity method of accounting for investments in companies in which we do not have voting control but where we do have the ability to exert significant influence over operating decisions of the companies. Our equity method investments are periodically reviewed to determine whether there has been a loss in value that is other than a temporary decline.

Debt Discounts

        The difference between the principal amount of our debt and the amount recorded as the liability represents a debt discount. The carrying amount of the liability is accreted up to the principal amount through the amortization of the discount, using the effective interest method, to interest expense over the expected term of the debt.

Advertising Costs

        Our advertising expense consists of expenditures related to advertising in trade and consumer publications, product brochures and catalogs, booklets for sales promotion, radio advertising and other promotional costs. In accordance with ASC 720-35, Other Expenses—Advertising Costs, and ASC 340-20,

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Other Assets and Deferred Costs—Capitalized Advertising Costs, we expense advertising costs in the period in which the advertisement first takes place. Product brochures and catalogs and various other promotional costs are capitalized and amortized over the expected period of future benefit, but generally not exceeding six months. Advertising and promotion expense are included as a component of selling expenses. For the years ended December 31, 2017 and 2016, advertising expense was $8.0 million and $4.1 million, respectively.

Stock Options and Restricted Stock Awards

        We expense our stock-based awards in accordance with ASC 718, Compensation—Stock Compensation. ASC 718 establishes standards with respect to the accounting for transactions in which an entity exchanges its equity instruments for goods or services, or incurs liabilities in exchange for goods or services, that are based on the fair value of the entity's equity instruments, focusing primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. ASC 718 requires entities to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions) and recognize the cost over the period during which an employee is required to provide service in exchange for the award. Expense recognized is not reduced by estimated forfeitures as forfeitures have been immaterial.

Earnings/Loss per Common Share

        Basic earnings/loss per share is computed using the weighted-average number of common shares outstanding during the period. Diluted earnings per share are computed using the combination of dilutive common share equivalents and the weighted-average shares outstanding during the period. For the periods reporting a net loss, diluted loss per share is equivalent to basic loss per share, as inclusion of common share equivalents would be anti-dilutive.

Recently Issued Accounting Standards

        In May 2014, the FASB Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") No. 2014-09, Revenue from Contracts with Customers, as a new Topic, (ASC) Topic 606. Subsequent to the issuance of the May 2014 guidance, several clarifications and updates have been issued by the FASB on this topic, the most recent of which was issued in December 2016. The new revenue recognition standard provides a five-step analysis of transactions to determine when and how revenue is recognized. Based on the current guidance, the new framework will become effective for us on January 1, 2018. We will be electing the modified retrospective method; and as such, we will not be restating our revenues for 2017 or prior periods. Upon adoption, we will also be applying the new standard to all customer contracts. We have completed our analysis and identified certain areas that will be impacted as follows:

  •
  Renewals of Licenses of Intellectual Property—Under the current guidance, when the term of an existing license agreement is extended, without any other changes to the provisions of the license, revenue for the renewal period is recognized when the agreement is renewed or extended. Under the new guidance, revenue associated with renewals or extensions of existing license agreements will be recognized as revenue when the license content becomes available under the renewal or extension. This change will impact the timing of revenue recognition as

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

    compared with current revenue recognition guidance. While revenues from renewals do occur, they are not a significant portion of our revenues. Based on renewals through December 31, 2017, we have renewal revenue of approximately $0.7 million that would require adjustment.

  •
  Licenses of Symbolic Intellectual Property—Certain intellectual property, such as brands, tradenames and logos, is categorized in the new guidance as symbolic. Under the new guidance, a licensee's ability to derive benefit from a license of symbolic intellectual property is assumed to depend on the licensor continuing to support or maintain the intellectual property throughout the license term. Accordingly, under the new guidance, revenue from licenses of symbolic intellectual property is generally recognized over the corresponding license term. Therefore, the new guidance will impact the timing of revenue recognition as compared to current guidance. Our revenues from the licensing of symbolic intellectual property is limited. As of December 31, 2017, we have one symbolic license that approximates $0.4 million of revenue, which needs to be deferred and recognized over the license period.

  •
  Cross Collateralization—Under the current guidance, customer advances for content that is cross collateralized must be deferred when received and later recognized as revenue as the customer recoups their advance. Under the new guidance, the customer advance is allocated to the cross collateralized content and recognized as revenue once the content has been delivered and the customer is free to exploit. Therefore, the new guidance will impact the timing of revenue recognition as compared to the current guidance. Very few of our licensing agreements contain cross collateralized content. As of December 31, 2017, we have less than $0.1 million of deferred revenue related to cross collateralized content. Any remaining advance not yet recognized as revenue as of January 1, 2018, will give rise to an adjustment upon adoption of the new revenue standard.

        The new revenue standards also contain expanded disclosure requirements for which we are currently analyzing. We will conclude on our expanded revenue disclosures before issuing our first quarter financial statements in May 2018.

        In February 2016, the FASB issued ASU No. 2016-02, Leases. This ASU establishes a right-of-use (ROU) model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. We are currently evaluating the impact of the pending adoption of this new standard on our financial statements and we have yet to determine the overall impact this ASU is expected to have. The likely impact will be one of presentation only on our consolidated balance sheet. Our leases currently consist of operating leases with varying expiration dates through 2022 and our future minimum lease commitments before sub-lease income total $3.8 million (see Note 21, Commitments and Contingencies).

NOTE 3. SEGMENT INFORMATION

        In accordance with the requirements of the ASC 280 "Segment Reporting," selected financial information regarding our reportable business segments, Digital Channels, IP Licensing and Wholesale

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3. SEGMENT INFORMATION (Continued)

Distribution, is presented below. Our reportable segments are determined based on the distinct nature of their operation. Each segment is a strategic business unit that is managed separately and either exploits our content over a different business model (subscription based vs. transactional) or acquires content differently. Our Digital Channels includes the subscription-based sale of video content directly and through third-party distribution to consumers through our digital channels, such as Acorn TV and UMC. Our IP Licensing segment includes intellectual property (or content) owned or created by us, other than certain fitness related content, that is licensed for exploitation worldwide. The IP Licensing segment also includes our investment in ACL. Our Wholesale Distribution segment consists of the acquisition and worldwide exploitation through our wholesale partners of exclusive content in various formats, including DVD, Blu-ray, digital, broadcast (including cable and satellite), VOD, SVOD, downloading and sublicensing. Our wholesale partners are broadcasters, digital outlets and major retailers in the U.S. Our Wholesale Distribution segment also includes our U.K. mail-order catalog and ecommerce businesses.

        Management currently evaluates segment performance based primarily on revenues and operating income (loss), including earnings from ACL. Operating costs and expenses attributable to our Corporate segment include only those expenses incurred by us at the parent corporate level, which are not allocated to our reporting segments and include costs associated with our corporate functions such as finance and accounting, human resources, legal and information technology departments. Interest expense, change in the fair value of stock warrants and other derivatives, other income (expense) and provision for income taxes are evaluated by management on a consolidated basis and are not allocated to our reportable segments.

        Operating costs and expenses exclude costs related to depreciation and amortization which are separately presented in the tables below. The segment results also exclude our discontinued operations.

        The following tables summarize the segment contribution for the years ended December 31, 2017 and 2016:

	Year Ended December 31, 2017
(In thousands)	Digital Channels	IP Licensing	Wholesale Distribution	Corporate	Total
Revenues	$27,194	$47	$59,063	$—	$86,304
Operating costs and expenses	(17,364)	(455)	(51,084)	(12,871)	(81,774)
Depreciation and amortization	(1,055)	(128)	(1,966)	(556)	(3,705)
Share in ACL earnings	—	5,955	—	—	5,955

Segment contribution	$8,775	$5,419	$6,013	$(13,427)	$6,780

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3. SEGMENT INFORMATION (Continued)

	Year Ended December 31, 2016
(In thousands)	Digital Channels	IP Licensing	Wholesale Distribution	Corporate	Total
Revenues	$16,262	$168	$63,808	$—	$80,238
Operating costs and expenses	(9,297)	(554)	(60,169)	(10,966)	(80,986)
Depreciation and amortization	(618)	(134)	(1,714)	(491)	(2,957)
Share in ACL earnings	—	3,078	—	—	3,078

Segment contribution	$6,347	$2,558	$1,925	$(11,457)	$(627)

        A reconciliation of total segment contribution income (loss) to loss from continuing operations before provision for income taxes is as follows:

	Years Ended December 31,
(In thousands)	2017	2016
Total segment contribution income (loss)	$6,780	$(627)
Interest expense, net	(8,622)	(8,400)
Change in fair value of stock warrants and other derivatives	(3,922)	(4,573)
Gain (Loss) on extinguishment of debt	351	(3,549)
Other income (expense)	521	(1,293)

Loss before provision for income taxes	$(4,892)	$(18,442)

        Total revenues by geographical location is as follows:

	Years Ended December 31,
(In thousands)	2017	2016
United States	$73,418	$68,096
United Kingdom	11,753	11,117
Other	1,133	1,025

Total revenues	$86,304	$80,238

        Revenues are attributed to geographical locations based on where our customers reside.

        Total assets for each segment primarily include accounts receivable, inventory and investments in content. The Corporate segment primarily includes assets not fully allocated to a segment including consolidated cash accounts, certain prepaid assets and fixed assets used across all segments.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 3. SEGMENT INFORMATION (Continued)

        Total assets by segment, excluding assets of discontinued operations, are as follows:

	December 31,
(In thousands)	2017	2016
Digital Channels	$11,148	$5,941
IP Licensing	23,981	18,648
Wholesale Distribution	104,987	102,748
Corporate	7,473	8,643

Total Assets	$147,589	$135,980

        During the year ended December 31, 2017, we had capital expenditures of $1.9 million which included $0.3 million that was accrued for in accounts payable. The capital expenditures by segment during 2017 were $1.3 million and $0.6 million for the Digital Channels and Corporate segments, respectively. During the year ended December 31, 2016, we had capital expenditures of $1.7 million, which included $0.3 million that was accrued for in accounts payable. The capital expenditures by segment during 2016 were $1.4 million and $0.3 million for the Digital Channels and Corporate segments, respectively.

        Long-lived assets by geographical location are as follows:

	December 31,
(In thousands)	2017	2016
United States	$3,014	$2,658
United Kingdom	102	218
Other	7	7

Total long-lived assets	$3,123	$2,883

        Long-lived assets include website, digital platform software assets and property, equipment and improvements.

NOTE 4. EQUITY EARNINGS OF AFFILIATE

        In February 2012, Acorn Media acquired a 64% interest in ACL for total purchase consideration of £13.7 million or approximately $21.9 million excluding direct transaction costs. The acquisition gave Acorn Media a majority ownership of ACL's extensive works including a variety of short story collections, more than 80 novels, 19 plays and a film library of over 100 made-for-television films.

        We account for our investment in ACL using the equity method of accounting because (1) Acorn Media is only entitled to appoint one-half of ACL's board members and (2) in the event the board is deadlocked, the chairman of the board, who is appointed by the directors elected by the minority shareholders, casts a deciding vote.

        As of the Business Combination, our 64% share of the difference between ACL's fair value and the amount of underlying equity in ACL's net assets was approximately $18.7 million. This step-up basis difference is primarily attributable to the fair value of ACL's copyrights, which expire in 2046. We are amortizing the basis difference through 2046 using the straight-line method. Basis-difference amortization is recorded against our share of ACL's net income in our consolidated statements of operations; however, this amortization is not included within ACL's financial statements.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 4. EQUITY EARNINGS OF AFFILIATE (Continued)

        A summary of the ACL investment account is as follows:

(In thousands)
Investment balance at December 31, 2015	$20,098
Share of income before basis-difference amortization	3,562
Dividends received	(3,282)
Basis-difference amortization	(484)
Translation adjustment	(3,403)

Investment balance at December 31, 2016	16,491
Share of income before basis-difference amortization	6,415
Dividends received	(2,512)
Basis-difference amortization	(460)
Translation adjustment	1,655

Investment balance at December 31, 2017	$21,589

        The following summarized financial information is derived from financial statements of ACL as of December 31, 2017 and 2016 (balance sheets), and for the years ended December 31, 2017 and 2016 (income statements):

	December 31,
(In thousands)	2017	2016
Cash	$6,530	$3,592
Film costs	8,186	2,040
Other assets	13,205	6,883
Deferred revenues	(10,168)	(3,687)
Other liabilities	(3,618)	(2,778)

Equity	$14,135	$6,050

	Years Ended December 31,
(In thousands)	2017	2016
Revenues	$18,530	$19,463
Film cost amortization	(2,778)	(7,916)
General, administrative and other expenses	(3,872)	(4,641)

Income from operations	$11,880	$6,906

Net income	$9,154	$5,491

        Balance sheet amounts have been translated from the GBP to U.S. dollar using the December 31, 2017 and 2016 exchange rates. Income statement amounts have been translated from the GBP to U.S. dollar using the average exchange rate for each of the years presented.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 5. ACCOUNTS RECEIVABLE

        Accounts receivable for our Digital Channels segment are primarily derived from subscription revenues, which are processed by merchant banks or our channel partners such as Amazon, that have not cleared our bank as of period end. Accounts receivable for our Wholesale Distribution segment are primarily derived from (1) video content we license to broadcast, cable/satellite providers and digital subscription platforms like Netflix, and (2) the sale of physical content to retailers and wholesale distributors and U.K. ecommerce and catalog sales. Our accounts receivable typically trends with retail seasonality.

	December 31,
(In thousands)	2017	2016
Digital Channels	$2,864	$2,200
Wholesale Distribution	22,133	22,231

Accounts receivable before allowances and reserves	24,997	24,431
Less: reserve for returns	(4,191)	(4,817)
Less: allowance for doubtful accounts	(71)	(45)

Accounts receivable, net	$20,735	$19,569

        Wholesale Distribution receivables are partially billed and collected by our U.S. distribution facilitation partner, SPHE. Each quarter, SPHE preliminarily settles their portion of our wholesale receivables assuming a timing lag on collections and an average-return rate. When actual returns differ from the amounts previously assumed, adjustments are made that give rise to payables and receivables between us and SPHE. Amounts vary and tend to be seasonal following our sales activity. As of December 31, 2017, we owed SPHE $4.1 million for receivables settled as of year-end. As of December 31, 2016, we owed SPHE $5.6 million for receivables settled as of year-end. The Wholesale Distribution receivables are reported net of amounts owed to SPHE as these amounts are offset against each other when settling.

        As of December 31, 2017 and 2016, the net Wholesale Distribution receivables with SPHE were $4.3 million and $4.3 million, respectively, which is included in accounts receivable.

NOTE 6. INVENTORIES

        Inventories are summarized as follows:

	December 31,
(In thousands)	2017	2016
Packaged discs	$4,130	$5,601
Packaging materials	611	452
Other merchandise(1)	185	162

Inventories, net	$4,926	$6,215

(1)
Other merchandise consists of third-party products, primarily gifts, jewelry and home accents.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 6. INVENTORIES (Continued)

        For each reporting period, we review the value of inventories on hand to estimate the recoverability through future sales. Values in excess of anticipated future sales are booked as obsolescence reserve. Our obsolescence reserve was $10.2 million and $10.0 million as of December 31, 2017 and 2016, respectively. We reduce our inventories with adjustments for lower of cost or market valuation, shrinkage, excess quantities and obsolescence. During the years ended December 31, 2017 and 2016, we recorded impairment charges of $1.4 million and $1.8 million, respectively. These charges are included in cost of sales as manufacturing and fulfillment cost.

NOTE 7. PROPERTY, EQUIPMENT AND IMPROVEMENTS

        Property, equipment and improvements are summarized as follows:

	December 31,
(In thousands)	2017	2016
Furniture, fixtures and equipment	$1,335	$1,174
Software	1,468	2,042
Leasehold improvements	511	486

Property, equipment and improvements	3,314	3,702
Less: accumulated depreciation and amortization	(2,129)	(2,366)

Property, equipment and improvements, net	$1,185	$1,336

        During the years ended December 31, 2017 and 2016, we recorded no impairment to property, equipment and improvements. Depreciation expense was $0.8 million for the year ended December 31, 2017 and $0.7 million for the year ended December 31, 2016.

NOTE 8. INVESTMENTS IN CONTENT

        Investments in content are as follows:

	December 31,
(In thousands)	2017	2016
Released	$60,660	$48,593
Completed, not released	3,773	8,453
In-production	6,050	3,691

Investments in content, net	$70,483	$60,737

        Investments in content are stated at the lower of unamortized cost or estimated fair value. The valuation of investments in content is reviewed on a title-by-title basis when an event or change in circumstances indicates that the fair value of content is less than its unamortized cost. Impairment charges for the years ended December 31, 2017 and 2016 were $1.6 million and $2.8 million, respectively. Impairments charges are included in cost of sales as part of content amortization and royalties.

        In determining the fair value of content for impairments (Note 15, Fair Value Measurements), we employ a discounted cash flow (or DCF) methodology. Key inputs employed in the DCF methodology

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 8. INVESTMENTS IN CONTENT (Continued)

include estimates of ultimate revenue and costs as well as a discount rate. The discount rate utilized in the DCF analysis is based on a market participant's weighted average cost of capital plus a risk premium representing the risk associated with producing a particular type of content.

        Our estimated future amortization for investments in content is as follows:

(In thousands) Period	Estimated Amortization	Percentage
1 Year	$18,190	30.0%
2 - 3 Years	21,354	35.2%
4 - 5 Years	10,408	17.2%
6 - 7 Years	4,331	7.1%
Thereafter	6,377	10.5%

	$60,660	100.0%

NOTE 9. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill

        Goodwill by segment is as follows:

(In thousands)	Digital Channels	Wholesale Distribution	Total
Goodwill balance as of January 1, 2016	$1,855	$12,776	$14,631
Foreign currency translation adjustment	—	(940)	(940)

Goodwill balance as of December 31, 2016	1,855	11,836	13,691
Foreign currency translation adjustment	—	294	294

Goodwill balance as of December 31, 2017	$1,855	$12,130	$13,985

Accumulated impairment losses as of December 31, 2017	$(981)	$(30,260)	$(31,241)

        Of the goodwill initially recognized, approximately $22.3 million is being amortized over 15 years for tax purposes giving rise to a future tax deduction.

        Goodwill was tested for impairment for the periods presented and we did not impair our goodwill during 2017 and 2016.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 9. GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

Other Intangibles

        A summary of our intangibles and accumulated amortization are as follows:

	December 31, 2017
(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net
Trade name	$9,746	$(4,504)	$5,242
Customer relationships	9,290	(9,184)	106
Websites	3,923	(1,985)	1,938
Supplier contracts	1,590	(1,193)	397
Option for future content	900	(831)	69

	$25,449	$(17,697)	$7,752

	December 31, 2016
(In thousands)	Gross Carrying Amount	Accumulated Amortization	Net
Trade name	$9,875	$(3,671)	$6,204
Customer relationships	9,290	(8,512)	778
Websites	2,480	(933)	1,547
Supplier contracts	1,590	(965)	625
Option for future content	900	(745)	155

	$24,135	$(14,826)	$9,309

        Amortization expense for the years ended December 31, 2017 and 2016 was $2.9 million and $2.3 million, respectively. Costs incurred to develop, upgrade or enhance functionality of websites and digital platform software are capitalized while maintenance and operating costs are expensed as incurred. During the years ended December 31, 2017 and 2016, we capitalized $1.2 million and $1.4 million of costs related to our websites and digital platform software, respectively.

        As of December 31, 2017, the remaining amortization by year for intangible assets is as follows:

(In thousands) Year Ended December 31,	Amount
2018	$2,175
2019	1,502
2020	855
2021	538
2022	538
Thereafter	2,144

$7,752

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10. DEBT

        Debt consists of the following:

			December 31,
		Interest Rate
(In thousands)	Maturity Date		2017	2016
Senior secured term notes with AMC:
Tranche A Loan	Beginning June 30, 2020	7.0%	$23,000	$5,000
Tranche B Loan	Beginning October 14, 2021	6.0%	54,999	60,000
Less: debt discount			(25,360)	(31,565)

Total senior-term notes, net of discount			52,639	33,435
Subordinated notes payable	Repaid January 31, 2017	1.5% through 2016 then 12%	—	8,618

Debt, net of discount			$52,639	$42,053

        Future minimum principal payments as of December 31, 2017 are as follows:

(In thousands)	Senior Notes
2018	$—
2019	—
2020	13,000
2021	25,000
2022	30,000
Thereafter	9,999

$77,999

Senior Term Notes

        On October 14, 2016, we entered into a $65.0 million Credit and Guaranty Agreement (the AMC Credit Agreement) with Digital Entertainment Holdings LLC, a wholly owned subsidiary of AMC Networks Inc. (or AMC). Concurrent with entering into the AMC Credit Agreement, we also issued AMC three warrants (the AMC Warrants) to acquire a total of 20.0 million shares of our common stock at $3.00 per share. The entering of the AMC Credit Agreement, the issuance of the AMC Warrants and the associated transactions are referred to as the AMC Transaction.

        The proceeds received from the AMC Credit Agreement were used to repay our prior senior secured term notes of $55.1 million, including accrued interest, and transaction expenses of approximately $1.7 million, which includes a prepayment penalty of $0.8 million. Initially, the AMC Credit Agreement consisted of (i) a term loan tranche in the principal amount of $5.0 million (or Tranche A Loan), which was due on October 14, 2017, and (ii) a term loan tranche in the principal amount of $60.0 million (or Tranche B Loan) of which 25% is due after five years, 50% is due after six years and the remaining 25% is due after seven years. The Tranche A Loan bears interest at a rate of 7.0% per annum and the Tranche B Loan bears interest at a rate of 6.0% per annum. Interest was payable quarterly whereby 4.0% was payable in cash and the balance was payable in shares of common

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10. DEBT (Continued)

stock determined using a per-share value of $3.00. The loan is secured by a lien on substantially all of our consolidated assets.

        When repaying the previous credit facility on October 14, 2016, we recognized a $3.5 million loss from the early extinguishment of debt, which is reported separately within our statement of operations. This loss primarily represents the unamortized debt discount and deferred financing costs at the time of repayment of our prior credit facility and prepayment penalty of $0.8 million.

        On January 30, 2017, to repay prior debt obligations under the subordinated notes payable we amended the AMC Credit Agreement and borrowed an additional $8.0 million, thereby increasing our Tranche A Loan from $5.0 million to $13.0 million. We also extended the maturity date for our Tranche A Loan from October 14, 2017 to June 30, 2019. When doing so, we did not incur a prepayment penalty.

        On June 16, 2017, to fuel the growth of our business, we expanded the AMC Credit Agreement and borrowed an additional $10.0 million, thereby increasing our Tranche A Loan from $13.0 million to $23.0 million. Further, we extended the maturity date for our Tranche A Loan from June 30, 2019 to beginning on June 30, 2020. We also amended the payment provisions regarding interest whereby all interest is now settled with shares of common stock at $3.00 per share beginning as of April 1, 2017. The additional $10.0 million borrowed is available for working capital purposes, including the acquisition of content. This amendment also changed certain debt covenant ratios to reflect the extended maturity date and the increase of the Tranche A Loan balance.

        On October 2, 2017, we issued AMC 427,347 shares of common stock in payment of $1.3 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement.

        During 2017, we recognized a $0.4 million net gain on extinguishment of debt resulting from the amendments of our AMC Credit Agreement and the repayment of our subordinated notes payable.

        Concurrent with the June amendment, RLJ SPAC Acquisition, LLC converted all of its preferred stock holdings into shares of common stock (see Note 11, Redeemable Convertible Preferred Stock) and AMC exercised a portion of their warrants (see Note 12, Stock Warrants) that resulted in the Tranche B Loan principal reduction of $5.0 million.

        Subject to certain customary exceptions, the AMC Credit Agreement requires mandatory prepayments if we were to receive proceeds from asset sales, insurance, debt issuance or the exercise of the warrants (see Note 12, Stock Warrants). We may also make voluntary prepayments. Prepayments of the Tranche B Loan (either voluntary or mandatory) are subject to a prepayment premium of 3.0% if principal is repaid on or before October 14, 2018, and 1.5% if principal is repaid after October 14, 2018 but on or before October 14, 2019. No prepayment premium is due for amounts prepaid after October 14, 2019, and for mandatory prepayments made from proceeds received from the exercise of warrants. The Tranche A Loan is not subject to prepayment penalties.

        The AMC Credit Agreement contains certain financial and non-financial covenants. Financial covenants are assessed annually and are based on Consolidated Adjusted EBITDA, as defined in the AMC Credit Agreement. Financial covenants vary by fiscal year and generally become more restrictive over time.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10. DEBT (Continued)

        Financial covenants include the following:

	December 31, 2016	December 31, 2017	December 31, 2018	Thereafter
Leverage Ratios:
Senior debt-to-Adjusted EBITDA	6.00 : 1.00	5.75 : 1.00	4.00 : 1.00	Ranges from 3.75 : 1.00 to 2.50 : 1.00
Total debt-to-Adjusted EBITDA	6.75 : 1.00	6.00 : 1.00	5.00 : 1.00	4.00 : 1.00
Fixed charge coverage ratio	1.00 : 1.00	1.00 : 1.00	2.00 : 1.00	2.00 : 1.00

        The AMC Credit Agreement contains events of default that include, among others, non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgments, cross defaults to certain other contracts (including, for example, business arrangements with our U.S. distribution facilitation partner and other material contracts) and indebtedness and events constituting a change of control or a material adverse effect in any of our results of operations or conditions (financial or otherwise). The occurrence of an event of default would increase the applicable rate of interest and could result in the acceleration of our obligations under the AMC Credit Agreement.

        The AMC Credit Agreement imposes restrictions on such items as encumbrances and liens, payments of dividends to common stockholders, other indebtedness, stock repurchases, capital expenditures and entering into new lease obligations. Additional covenants restrict our ability to make certain investments, such as loans and equity investments, or investments in content that are not in the ordinary course of business. Pursuant to the AMC Credit Agreement, we must maintain at all times a cash balance of $1.0 million for 2016, $2.0 million in cash for 2017 and $3.5 million in cash for all years thereafter. As of December 31, 2017, we were in compliance with all covenants as stipulated in the amended AMC Credit Agreement.

        Concurrent with entering into the AMC Transaction, we issued the AMC Warrants to acquire shares of our common stock. The first warrant is for 5.0 million shares of common stock, of which 1.7 million shares were exercised in June 2017, and expires on October 14, 2021. The second warrant is for 10.0 million shares of common stock and expires on October 14, 2022. The third warrant is for 5.0 million shares of common stock, subject to adjustment, and expires on October 14, 2023. The AMC Warrants are subject to certain standard anti-dilution provisions and may be exercised on a non-cash basis at AMC's discretion.

        The third warrant (the AMC Tranche C Warrant) contains a provision that may increase the number of shares acquirable upon exercising, for no additional consideration payable by AMC, such that the number of shares acquirable upon exercise is equal to the sum of (i) at least 50.1% of our then outstanding shares of common stock, determined on a fully diluted basis, less (ii) the sum of 15.0 million shares and the equity interest shares issued in connection with the AMC Credit Agreement. This provision provides AMC the ability to acquire at least 50.1% of our common stock for $60.0 million, provided that all warrants are exercised and AMC elects not to exercise on a non-cash basis. The third warrant with this guarantee provision is being accounted for as a derivative liability.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 10. DEBT (Continued)

Subordinated Notes Payable

        On January 31, 2017, we repaid the outstanding principal and interest on our unsecured subordinated promissory notes. This reduction in principal did not result in a prepayment penalty. The subordinated notes were issued in 2012 in the aggregate principal amount of $14.8 million to the selling preferred stockholders of Image (or Subordinated Note Holders). In 2015, and in connection with the sale of preferred stock and warrants, the Subordinated Note Holders exchanged approximately $8.5 million of subordinated notes for 8,546 shares of preferred stock and warrants to acquire approximately 855,000 shares of common stock (see Note 12, Stock Warrants).

NOTE 11. REDEEMABLE CONVERTIBLE PREFERRED STOCK

        On May 20, 2015, we closed a transaction in which we sold 31,046 shares of preferred stock and warrants to acquire 3.1 million shares of common stock (the 2015 Warrants) for $22.5 million in cash and the exchange of $8.5 million in subordinated notes. Of the preferred shares and warrants sold, 16,500 shares of preferred stock and warrants to acquire 1.7 million shares of common stock were sold to certain board members or their affiliated companies. We used $10.0 million of the cash proceeds from this sale to make partial payment on our senior notes payable and approximately $1.9 million for prepayment penalties, legal and accounting fees, which include fees associated with our registration statement filed in July 2015 and other expenses associated with the transaction. The balance of the net cash proceeds was used for content investment and working capital purposes. Of the fees incurred, $0.9 million was recorded against the proceeds received, $0.5 million was recorded as additional debt discounts, $0.2 million was included as interest expense and the balance was included in other expense.

        On October 14, 2016 and concurrent with the close of our AMC Credit Agreement, we amended our preferred stock such that we were able to classify our preferred stock and its embedded conversion feature within our shareholders' equity. Prior to the amendment, our preferred stock and its embedded conversion feature were recorded on our consolidated balance sheet outside of shareholders' equity. The amended terms are disclosed below.

        The preferred stock has the following rights and preferences:

  •
  Rank—the preferred stock ranks higher than other company issued equity securities in terms of distributions, dividends and other payments upon liquidation.

  •
  Dividends—the preferred stockholders are entitled to cumulative dividends at a rate of 8% per annum of a preferred share's stated value ($1,000 per share plus any unpaid dividends). The first dividend payment was made on July 1, 2017 and payments will be made quarterly thereafter. At our discretion, dividend payments are payable in either cash, or if we satisfy certain equity issuance conditions, in shares of common stock. Pursuant to the October 14, 2016 amended terms, if we don't satisfy equity issuance conditions, then we may elect to accrue the value of the dividend and add it to the preferred share's stated value.

  •
  Conversion—at the preferred stockholder's discretion, each share of preferred stock is convertible into 333.3 shares of our common stock, subject to adjustment for any unpaid dividends. Prior to the October 14, 2016 amendment, the conversion rate was subject to anti-dilution protection for offerings consummated at a per-share price of less than $3.00 per common share. This down-round provision was removed as part of the October 14, 2016 amendment.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 11. REDEEMABLE CONVERTIBLE PREFERRED STOCK (Continued)

  •
  Mandatory Redemption—unless previously converted, on May 20, 2020, at our option we will either redeem the preferred stock with (a) cash equal to $1,000 per share plus any unpaid dividends (Redemption Value), or (b) shares of common stock determined by dividing the Redemption Value by a conversion rate equal to the lower of (i) the conversion rate then in effect (which is currently $3.00) or (ii) 85% of the then trading price, as defined, of our common stock. As part of the October 14, 2016 amendment, a floor was established for all but 16,500 shares of preferred stock such that the redemption ratio cannot be below $0.50 per common share. For the 16,500 shares of preferred stock, a floor of $2.49 was already in place and remained unchanged. If we were to redeem with shares of common stock, the actual number of shares that would be issued upon redemption is not determinable as the number is contingent upon the then trading price of our common stock. Generally, if we were to redeem with shares, the number of common shares needed for redemption increases as our common stock price decreases. Because of the October 14, 2016 amendment, the maximum number of common shares issuable upon redemption is determinable given the redemption conversion floors. If we elect to redeem with shares of common stock, and we fail to meet certain conditions with respect to the issuance of equity, then we would be subject to a 20% penalty of the maturity redemption price, payable in either cash or shares of common stock. This penalty is subject to, and therefore possibly limited by, a $0.50 per share floor.

  •
  Voting—except for certain matters that require the approval of the preferred stockholders, such as changes to the rights and preferences of the preferred stock, the preferred stock does not have voting rights. However, the holders of the preferred stock are entitled to appoint two board members and, under certain circumstances, appoint a third member.

        We are adjusting the carrying balance of our preferred stock to its Redemption Value using the effective interest-rate method over a period of time beginning from the issuance date of May 20, 2015 to the required redemption date of May 20, 2020. During the years ended December 31, 2017 and 2016, we recognized accretion of $1.2 million and $4.3 million, respectively. Accretion includes cumulative preferred dividends. As of December 31, 2017, the accumulated unpaid dividends on preferred stock were $2.8 million. During the years ended December 31, 2017 and 2016, accumulated dividends increased by $0.7 million (or $46.16 per share of preferred stock) and $2.7 million (or $88.60 per share of preferred stock), respectively. During 2017, we made cash dividend payments of $0.7 million.

        During 2016, two preferred shareholders converted a total of 849 shares of preferred stock and $0.1 million of accumulated dividends into 0.3 million shares of common stock. During June 2017, the largest preferred shareholder (RLJ SPAC Acquisition, LLC) converted a total of 15,000 shares of preferred stock and $2.7 million of accumulated dividends into 5.9 million shares of common stock.

        In 2015, we filed a registration statement with the Securities and Exchange Commission to register the shares issuable upon conversion of the preferred stock and exercise of the 2015 Warrants (see Note 12, Stock Warrants). The registration statement was declared effective in July 2015 and amended in 2016. If we are in default of the registration rights agreement, and as long as the event of default is not cured, then we are required to pay, in cash, partial liquidation damages, which in total are not to exceed 6% of the aggregated subscription amount of $31.0 million. We will use our best efforts to keep the registration statement effective

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 12. STOCK WARRANTS

        We have the following unregistered warrants outstanding:

	December 31, 2017
(In thousands, except per share data)	Shares	Weighted- Average Exercise Price	Weighted- Average Remaining Life
AMC Warrants	18,333	$3.00	4.9 years
2015 Warrants	2,999	$2.29	2.4 years

	21,332

        Concurrent with entering into the AMC Credit Agreement, we issued AMC three warrants (the AMC Warrants) to acquire shares of our common stock at $3.00 per share. The first warrant is for 5.0 million shares of common stock, of which 1.7 million shares were exercised in June 2017, and expires on October 14, 2021. The second warrant is for 10.0 million shares of common stock and expires on October 14, 2022. The third warrant is for 5.0 million shares of common stock, subject to adjustment, and expires on October 14, 2023. The AMC Warrants are subject to certain standard anti-dilution provisions and may be exercised on a non-cash basis at AMC's discretion.

        The third warrant (the AMC Tranche C Warrant) contains a provision that may increase the number of shares acquirable upon exercising, for no additional consideration payable by AMC, such that the number of shares acquirable upon exercise is equal to the sum of (i) at least 50.1% of our then outstanding shares of common stock, determined on a fully diluted basis, less (ii) the sum of 15.0 million shares and the equity interest shares issued in connection with the AMC Credit Agreement. This provision provides AMC the ability to acquire at least 50.1% of our common stock for $60.0 million, provided that all warrants are exercised and AMC elects not to exercise on a non-cash basis. The third warrant with this guarantee provision is being accounted for as a derivative liability.

        On May 20, 2015 and concurrent with our preferred stock placement, we issued warrants to our preferred stock holders to acquire 3.1 million shares of our common stock (the 2015 Warrants). The warrants have term of five years. On October 14, 2016 and in connection with the AMC Credit Agreement, we amended the anti-dilution and redemption provisions of the warrants to conform to the terms of the amended preferred stock. Because of the AMC transaction and the then-existing terms of the 2015 Warrants, the warrant exercise price was reduced from $4.50 to $3.00; however, the exercise price was further reduced down to $1.50 for warrants to acquire 1.5 million shares of common stock, and down to $2.37 for warrants to acquire 150,000 shares of common stock. Because of the October 14, 2016 amendment, we began accounting for the 2015 Warrants as equity awards and reclassified the carrying balance of the warrants to shareholders' equity.

        During the year ended December 31, 2017, warrant holders exercised warrants for approximately 106,000 shares with an exercise price of $1.50. We received cash proceeds of $0.2 million.

        On October 3, 2012, we issued warrants with a term of five years that provide the warrant holder the right to acquire one share of our common stock for $36.00 per share (the 2012 Warrants). The warrants expired on October 3, 2017.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 13. EQUITY

        Our articles of incorporation authorize us to issue up to 250 million shares of common stock and one million shares of preferred stock, par value $0.001 per share. As of December 31, 2017, there were 14,071,423 shares of common stock issued and outstanding. As of December 31, 2016, there were 5,240,085 shares issued and outstanding.

        As shares of common stock are forfeited, they become treasury shares. Forfeiture of shares occurs when directors or employees, who hold compensatory restricted stock, resign or stop working for us prior to achieving required vesting conditions, or when performance conditions are not met regardless of continued employment or service. Treasury shares are available to RLJE for future grants or issuances of shares at our discretion. At December 31, 2017 and 2016, we did not hold any treasury shares.

NOTE 14. STOCK-BASED COMPENSATION

Equity Compensation Plan

        As of December 31, 2017 and 2016, we had one equity compensation plan. The 2012 Incentive Compensation Plan of RLJ Entertainment, Inc. (the Incentive Plan) was approved by the shareholders of RLJ Acquisition, Image and Acorn Media on September 20, 2012. The Incentive Plan is administered by the compensation committee of our Board of Directors. On August 4, 2017, our stockholders approved an amendment to the Incentive Plan adding 3.0 million shares, such that the compensation committee may grant awards totaling a maximum of 5,081,385 shares, and amendments to the limitations on the size of the awards. The compensation committee may award options, stock appreciation rights, restricted stock awards, restricted stock unit awards, bonus stock and awards in lieu of obligations, dividend equivalents, performance awards and other stock-based awards (as those terms are defined in the Incentive Plan). Under the Incentive Plan as amended, no person may be granted (i) options or stock appreciation rights with respect to more than 1,400,000 shares or (ii) restricted stock, restricted stock units, performance shares and/or other stock-based awards with respect to more than 1,300,000 shares. In addition, no person may be granted awards worth more than $1.2 million of grant date fair value with respect to any 12-month Performance Period (as that term is defined in the Incentive Plan) or $2.4 million with respect to any Performance Period that is more than 12 months. The maximum term allowed for an option is 10 years and a stock award shall either vest or be forfeited not more than 10 years from the date of grant.

        At December 31, 2017 and 2016, there were 1,581,429 and 1,109,046 shares, respectively, available for future grants under the Incentive Plan.

Restricted Stock-Based Compensation

        Our share-based compensation consists of awards of restricted stock, restricted stock units, performance stock units and stock options. During the year ended December 31, 2017, 1.1 million shares of restricted stock-based awards were granted, 1.4 million options were granted to an executive officer, 0.3 million shares vested and 6,170 shares were forfeited due to employee terminations. Of the shares granted, we issued 0.9 million shares of restricted stock-based awards to executive officers and directors and 0.2 million shares of restricted stock units to employees. The restricted stock-based awards were fair valued on the date of grant using the closing price of the common stock on the grant date. The restricted stock-based awards generally vest over a three- to four-year period for executive officers and a one-year period for directors. The restricted stock units generally vest over a three-year

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14. STOCK-BASED COMPENSATION (Continued)

period for employees. The vesting of restricted stock awards and restricted stock units is subject to certain service criteria. The awards may be subject to further forfeitures if the employee or director terminates his or her service during the vesting period. All shares of restricted stock participate in dividends, if declared prior to their vesting date.

        The option grants in 2017 include an option to purchase 0.7 million shares of common stock with an exercise price of $2.66 per share cliff vesting in two years and an option to purchase 0.7 million shares of common stock with an exercise price of $3.00 per share cliff vesting in four years. The options were fair valued at $1.90 per share using the Black Scholes model. Inputs into the model included the stock price of $2.66 at the time of grant, the exercise price, the risk-free interest rate of 1.97%, expected volatility of 75% and the expected terms, which were 7.0 years and 8.4 years. The expected term for the option with an exercise price of $2.66 was estimated as the average of its vesting term of two years and its contractual term of 10 years. The expected term of the option with an exercise price of $3.00 was estimated by using a lattice model that took into consideration the vesting term, the contractual term of 10 years, post-vesting exercise behavior and the award's exercise price relative to the current fair value of a share of common stock.
        Compensation expense relating to our share-based grants for the years ended December 31, 2017 and 2016 was $1.8 million and $1.0 million, respectively. Compensation expense related to share-based grants is included in general and administrative expenses. As of December 31, 2017, unrecognized share-based compensation expense relating to restricted stock-based service awards of $1.8 million is expected to be expensed ratably over the remaining weighted-average vesting period of 1.3 years. Unrecognized compensation expense relating to restricted stock-based performance awards of $1.2 million is expected to be expensed ratably over the remaining weighted-average vesting period of 2.0 years. Unrecognized compensation expense relating to unvested stock options of $2.0 million is expected to be expensed ratably over the remaining weighted-average vesting period of 1.2 years. Expense associated with our performance award is contingent upon achieving specified financial criteria and upon certification by the Compensation Committee of the satisfaction of such performance criteria based upon our audited financial statements for 2017, 2018, 2019 and 2020. The above unrecognized stock-based compensation expense assumes that the performance awards will vest at 130% (or 0.7 million shares). However, the possible range of vesting is between zero and 1.0 million shares.

        Assuming 100% vesting for all service awards and 130% vesting of all performance awards, we expect to recognize $5.0 million of compensation expense over the next 12 months.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 14. STOCK-BASED COMPENSATION (Continued)

        Restricted stock award activity under the Incentive Plan for the year ended December 31, 2017, and changes during the year then ended are presented below:

	Service Shares		Performance Shares
(In thousands, except per share data) Restricted Stock-Based Compensation Award Activity	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value
Non-vested shares at January 1, 2017	409	$1.92	—	$—
Granted	634	$3.22	500	$2.40
Vested	(279)	$2.12	—	$—
Forfeited	(6)	$2.09	—	$—

Non-vested shares at December 31, 2017	758	$2.96	500	$—

        During the year ended December 31, 2016, 0.4 million shares of restricted stock-based awards were granted. Of the awards granted, 0.2 million restricted stock awards were granted to executive officers and directors and 0.2 million restricted stock units were granted to employees. The shares were fair valued using our closing stock price of $1.92 per share on the grant date, for a total value of approximately $0.8 million, which will be expensed over the vesting period as a component of general and administrative expenses.

        Restricted stock award activity under the Incentive Plan for the year ended December 31, 2016, and changes during the year then ended are presented below:

	Service Shares		Performance Shares
(In thousands, except per share data) Restricted Stock-Based Compensation Award Activity	Shares	Weighted- Average Grant Date Fair Value	Shares	Weighted- Average Grant Date Fair Value
Non-vested shares at January 1, 2016	436	$2.48	6	$16.36
Granted	419	$1.92	—	$—
Vested	(436)	$2.48	—	$—
Forfeited	(10)	$1.92	(6)	$16.36

Non-vested shares at December 31, 2016	409	$1.92	—	$—

NOTE 15. FAIR VALUE MEASUREMENTS

Warrant Liability

  Stock Warrant and Other Derivative Liabilities

        Certain warrants are accounted for as derivative liabilities, which require us to carry them on our consolidated balance sheet at their fair value. Our derivative liability warrants consist of the AMC Tranche C Warrant to acquire 5.0 million shares of common stock and our 2012 Warrants to acquire 7.0 million shares of common stock. Prior to the amendment on October 14, 2016, our 2015 Warrants

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15. FAIR VALUE MEASUREMENTS (Continued)

to purchase 3.1 million shares of our common stock and the preferred stock's embedded conversion feature were being accounted for as derivative liabilities as well.

        We determined the fair value of the AMC Tranche C warrant using a lattice model, which is classified as Level 3 within in the fair-value hierarchy. Inputs to the model include our publicly-traded stock price, our stock volatility, the risk-free interest rate and contractual terms of the warrant (which are remaining life of the warrant, exercise price and assumptions pertaining to increasing the number of acquirable shares of common stock to achieve 50.1% ownership). We use the closing stock price of our common stock to compute stock volatility. To quantify and value the possibility of increasing the number of acquirable shares, management took into consideration its current capital structure, the impact of the 20% penalty if we were to fail to meet certain equity issuance conditions, and management's best estimates of the likelihood of being subject to the 20% penalty. The AMC Tranche C warrant was valued at $13.7 million as of December 31, 2017, and $9.8 million as of December 31, 2016. During 2017, the AMC Tranche C warrant increased in value as a result of an increase in our common stock price

        We determined the fair value of our 2012 Warrants using a Monte Carlo simulation model. Because the warrants are so far out-of-the-money (exercise price is $36.00 per share) as they approach their expiration date, their fair value was effectively zero as of December 31, 2016. The warrants expired on October 3, 2017.

        Prior to the October 14, 2016 amendment, we were using a lattice model to value the 2015 Warrants, which was classified as Level 3 within the fair-value hierarchy. Inputs to the model were stock volatility, contractual warrant terms (which were remaining life of the warrant and the exercise price), the risk-free interest rate and management's assessment of the likelihood of doing a down-round transaction.

        Prior to the October 14, 2016 amendment, we were using the lattice model to value the preferred stock's embedded conversion feature, which was classified as Level 3 within the fair-value hierarchy. Inputs to the model were stock volatility, contractual terms (which were remaining life of the conversion option and the conversion rate), the risk-free interest rate and management's assessment of the likelihood of doing a down-round transaction.

        The following tables represent the valuation of our warrant and other derivative liabilities within Level 3 of the fair-value hierarchy:

	December 31, 2017
(In thousands)	Level 1	Level 2	Level 3	Total
Stock warrants	$—	$—	$13,685	$13,685

	December 31, 2016
(In thousands)	Level 1	Level 2	Level 3	Total
Stock warrants	$—	$—	$9,763	$9,763

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15. FAIR VALUE MEASUREMENTS (Continued)

        The following tables include a roll-forward of activity for our warrant and other derivative liabilities classified within Level 3 of the fair-value hierarchy:

	Year Ended December 31, 2017
(In thousands)	Level 1	Level 2	Level 3	Total
Stock warrants at December 31, 2016	$—	$—	$9,763	$9,763
Change in fair value	—	—	3,922	3,922

Stock warrants at December 31, 2017	$—	$—	$13,685	$13,685

	Year Ended December 31, 2016
(In thousands)	Level 1	Level 2	Level 3	Total
Stock warrants at December 31, 2015	$—	$—	$2,252	$2,252
Issuance of warrants	—	—	13,220	13,220
Change in fair value	—	—	(1,294)	(1,294)
Amount reclassified to shareholders' equity	—	—	(4,415)	(4,415)

Stock warrants at December 31, 2016	$—	$—	$9,763	$9,763

	Year Ended December 31, 2016
(In thousands)	Level 1	Level 2	Level 3	Total
Embedded conversion feature at December 31, 2015	$—	$—	$8,426	$8,426
Change in fair value	—	—	5,867	5,867
Amount reclassified to shareholders' equity	—	—	(13,998)	(13,998)
Amount reclassified to shareholders' equity upon conversion	—	—	(295)	(295)

Embedded conversion feature at December 31, 2016	$—	$—	$—	$—

Investments in Content

        When events and circumstances indicate that investments in content are impaired, we determine the fair value of the investment; and if the fair value is less than the carrying amount, we recognize additional amortization expense equal to the excess. The following fair value hierarchy tables present information about our assets and liabilities measured at fair value on a non-recurring basis.:

	Year Ended December 31, 2017
(In thousands)	Level 1	Level 2	Level 3	Total	Loss
Investments in content	$—	$—	$2,064	$2,064	$1,584

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 15. FAIR VALUE MEASUREMENTS (Continued)

	Year Ended December 31, 2016
(In thousands)	Level 1	Level 2	Level 3	Total	Loss
Investments in content	$—	$—	$1,398	$1,398	$2,822

        During the years ended December 31, 2017 and 2016, the investments in content were impaired by $1.6 million and $2.8 million, respectively. In determining the fair value of our investments in content, we employ a DCF methodology. Key inputs employed in the DCF methodology include estimates of a film's ultimate revenue and costs as well as a discount rate. The discount rate utilized in the DCF analysis is based on our weighted average cost of capital plus a risk premium representing the risk associated with producing a particular film or television program. As the primary determination of fair value is determined using a DCF model, the resulting fair value is considered a Level 3 measurement.

NOTE 16. NET LOSS PER COMMON SHARE DATA

        The following is a reconciliation of the numerators and denominators used in computing basic and diluted net loss per common share for the years ended December 31, 2017 and 2016:

	Years Ended December 31,
(In thousands, except per share data)	2017	2016
Basic and diluted:
Net loss attributable to common shareholders	$(7,281)	$(26,175)

Denominator—basic and diluted:
Weighted-average common shares outstanding—basic	9,741	4,603
Effect of dilutive securities	—	—

Weighted-average common shares outstanding—diluted	9,741	4,603

Net loss per common share:
Basic and diluted:	$(0.75)	$(5.69)

        We have outstanding warrants to acquire 21.3 million and 30.1 million shares of common stock as of December 31, 2017 and 2016, respectively, which are not included in the computation of diluted net loss per common share as the effect would be anti-dilutive.

        During periods of reported net losses from continuing operations after adjusting for accretion on preferred stock, all reported net losses are allocated to our unrestricted common stock. This has the effect of excluding our outstanding restricted common stock from the computation of our net loss per common share. For the years ended December 31, 2017 and 2016 we have weighted average unvested shares of 2.6 million and 0.4 million, respectively of compensatory stock options and restricted share-based awards, that were not included in the computation of diluted net loss per common share as the effect would be anti-dilutive.

        When dilutive, we include in our computation of diluted loss per share the number of shares of common stock that is acquirable upon conversion of the preferred stock by applying the as-converted method per ASC 260, Earnings per Share. For the years ended December 31, 2017 and 2016, we

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 16. NET LOSS PER COMMON SHARE DATA (Continued)

excluded 5.9 million and 11.5 million shares of common stock that are acquirable upon conversion of the preferred stock as they were anti-dilutive.

NOTE 17. INCOME TAXES

        RLJE files income tax returns in the U.S. Federal jurisdiction and various state jurisdictions. Our subsidiaries in the United Kingdom and Australia continue to file income tax returns in their foreign jurisdictions.

        Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. We must assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent that it is more likely than not that such deferred tax assets will not be realized, we must establish a valuation allowance.

        As of December 31, 2017, we have a valuation allowance against 100% of our deferred tax assets, which are composed primarily of net operating loss (or NOL) carryforwards that were either acquired in the Business Combination or generated in the years following. Even though we have reserved all of these net deferred tax assets for book purposes, we would still be able to utilize them to reduce future income taxes payable should we have future taxable earnings. To the extent our deferred tax assets relate to NOL carryforwards, the ability to use such NOLs against future earnings will be subject to applicable carryforward periods. As of December 31, 2017, we had NOL carryforwards for Federal and state tax purposes of approximately $113.6 million and approximately $61.0 million, respectively, which are available to offset taxable income through 2037. Our NOL carryforwards began to expire in 2017. NOL carryforwards that were acquired in the Business Combination reflect our assessment of an annual limitation on the utilization of these carryforwards due to ownership change limitations as required by Section 382 of the Internal Revenue Code of 1986, as amended (the "Code"), as well as similar state limitations.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17. INCOME TAXES (Continued)

        Income tax expense is summarized below:

	Years Ended December 31,
(In thousands)	2017	2016
Current
Federal	$—	$—
State	18	(17)
Foreign	203	(144)

	221	(161)

Deferred
Federal	—	—
State	—	—
Foreign	1,013	316

	1,013	316

Total Tax Expense	$1,234	$155

        Loss from continuing operations before provision for income taxes is as follows:

	Years Ended December 31,
(In thousands)	2017	2016
Domestic	$(11,877)	$(20,234)
Foreign	6,985	1,792

	$(4,892)	$(18,442)

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17. INCOME TAXES (Continued)

        The tax effects of temporary differences that give rise to a significant portion of the net deferred tax assets and liabilities are presented below:

	December 31,
	2017		2016
(In thousands)	U.S. Federal and State	Foreign	U.S. Federal and State	Foreign
Deferred tax assets
Intangible assets	$4,594	$—	$9,066	$—
Provision for lower of cost or market inventory write-downs	1,686	—	2,452	—
Net operating loss carryforwards	27,763	1,078	41,384	984
Allowance for sales returns	951	—	1,223	—
Allowance for doubtful accounts receivable	18	—	17	—
Marketing discounts and price protection reserves	680	—	905	—
Accrued salary and stock-based compensation	812	—	247	—
Tax credits carryforwards	2,925	—	2,942	—
Warrant and other derivative liabilities	119	—	—	—
Other	206	—	—	—

Deferred tax assets	39,754	1,078	58,236	984
Less valuation allowance	(39,754)	(1,078)	(57,623)	(984)

Deferred tax assets	—	—	613	—

Deferred tax liabilities
Warrant and other derivative liabilities	—	—	(432)	—
Equity income in ACL	—	(2,933)	—	(1,715)
Other	—	—	(181)	—

Deferred tax liabilities	—	(2,933)	(613)	(1,715)

Net deferred tax assets and liabilities	$—	$(2,933)	$—	$(1,715)

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 17. INCOME TAXES (Continued)

        A reconciliation of income tax benefit based on the federal statutory rate to actual income tax expense (benefit) is as follows:

	Years Ended December 31,
(In thousands)	2017	2016
Expected federal income tax benefit at 34% on continuing operations	$(1,663)	$(6,270)
Expected state income tax benefit on continuing operations, net of federal benefit	(189)	(711)
Expected federal and state income tax benefit on discontinued operations	—	(1,240)
Current state income taxes	18	(17)
Change in federal and state statutory tax rates	18,462	(319)
Nondeductible expenses	30	31
Change in valuation allowance for U.S. tax purposes only	(17,869)	6,941
Foreign income taxes, including change in valuation allowance	1,216	172
Change in prior year deferred taxes and other	1,229	1,568

Total tax expense	$1,234	$155

        Our significant tax returns are filed in the following jurisdictions: United States, United Kingdom and in the following states: Maryland and California. The tax years for 2009 through 2017 remain open to examination. We are not currently under examination by any of the jurisdictions where we file significant tax returns. We believe that our tax filing positions and deductions will be sustained if audited, and we do not anticipate any adjustments that would result in a material adverse effect on our financial condition, results of operations, or cash flow. Therefore, no reserves or related interest and penalties for uncertain tax positions have been recorded.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 18. STATEMENTS OF CASH FLOWS

Supplemental Disclosures

	Years Ended December 31,
(In thousands)	2017	2016
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the year for:
Interest	$1,592	$5,156

Income taxes	$41	$43

Reclassification of deferred financing costs from prepaid expenses and other assets to debt, net of discounts	$—	$832

Non-cash investing and financing activities:
Accretion on preferred stock	$1,155	$4,301

Common stock issued to AMC as payment for prior year interest expense	$158	$—

Conversion of preferred stock into shares of common	$19,592	$—

Exercise of AMC warrant and reduction of senior debt	$2,847	$—

Reclassification of derivative liabilities and redeemable convertible preferred stock to shareholders' equity	$—	$42,769

Interest payable on subordinated notes converted to principal	$—	$72

Preferred stock and derivative liability converted into common stock	$—	$1,232

Capital expenditures accrued for in accounts payable and accrued liabilities	$327	$322

NOTE 19. SEVERANCE

        During the year ended December 31, 2017, we recognized severance charges of $25,000. During the year ended December 31, 2016, we recognized severance charges of $0.5 million of which $0.3 million is included in discontinued operations. Severance charges that are not part of discontinued operations are recorded as a component of general and administrative expense.

NOTE 20. EMPLOYEE BENEFITS

        Effective October 3, 2012, we established the RLJ Entertainment 401(k) Plan, a defined contribution 401(k) plan for the benefit of employees meeting certain eligibility requirements. Under the plan, participants may contribute a portion of their earnings on a pre-tax basis. Employee contributions are forwarded to the plan administrator and invested in various funds at the discretion of the employee. We match a portion of those contributions based upon the employee's compensation status in accordance with the U.S. Internal Revenue Code. Our U.S. sponsor plan contributes up to four percent depending on the employee's contribution beginning one month after the date of hire. Our U.K. subsidiary sponsor plan contributes between three to seven percent to employees beginning after a probationary period of three months. Our Australia subsidiary sponsor plan contributes 9.5 percent to employees beginning at the date of hire.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 20. EMPLOYEE BENEFITS (Continued)

        During the years ended December 31, 2017 and 2016, we incurred compensation expenses related to these plans of $0.5 million and $0.4 million, respectively.

NOTE 21. COMMITMENTS AND CONTINGENCIES

Operating Leases

        Our principal executive office is located in Silver Spring, Maryland. We also maintain offices in Woodland Hills, California; London, England and Sydney, Australia with varying terms and expiration dates. All locations are leased. In addition, we have subleased our Stillwater, Minnesota, location associated with our discontinued operations. A summary of our principal locations is as follows:

Location	Primary Purpose	Lease Expiration	Reporting Segment(1)
Silver Spring, MD	Executive Office/Administrative/Sales/Content Acquisition	November 15, 2020	Corporate/Digital Channels
Woodland Hills, CA	Administrative/Sales/Content Acquisition	June 30, 2021	Digital Channels/Wholesale Distribution
London, England	Content Development and Production/Sales/Administration for the U.K.	July 1, 2018	Digital Channels/IP Licensing/Wholesale Distribution
Sydney, Australia	Sales/Administration	Month-to-month	Wholesale Distribution

(1)
The segment descriptions above reflect the location's primary activity.

        Future minimum annual rental payments include amounts we are obligated to pay under the leases described above and on space associated with discontinued operations that we began subleasing in 2016. The sublease is in effect through the end of the lease term in July 2022. Beginning in March 2017, our obligations for the subleased space are entirely offset by sublease income. We received sublease income of $0.1 million during 2017. We received no sublease income in 2016. Future minimum annual rental payments by year under noncancelable operating leases at December 31, 2017, are as follows:

(In thousands) Year Ended December 31,	Lease Commitment	Sublease Income
2018	$1,170	$178
2019	1,017	182
2020	1,032	186
2021	450	189
2022	92	112
Thereafter	—	—

	$3,761	$847

        Rent expense was $1.3 million and $1.7 million, for the years ended December 31, 2017 and 2016, respectively.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 21. COMMITMENTS AND CONTINGENCIES (Continued)

Employment Agreements

        At December 31, 2017, our future contractual obligations under three employment agreements are summarized below. Included in the amounts below are any minimum bonus or agreed-upon amounts to be paid within the employment contracts over the next five years as long as the employee continues to be an employee in good standing and meets the performance criteria within the individual employment agreements. One of the three employment agreements does not have an expiration date and is included in each of the five years presented below.

(In thousands) Year Ended December 31,	Employment Contracts
2018	$1,142
2019	851
2020	750
2021	750
2022	750

$4,243

Future Royalty Obligations

        At December 31, 2017, our future obligations for royalty advances, minimum royalty guarantees and exclusive distribution fee guarantees under the terms of our existing licenses and exclusive distribution agreements that have an off-balance sheet commitment totaling $7.2 million. To the extent payment is not due until delivery has occurred, these commitments will be recognized in 2018 upon the earlier of payment or upon delivery of content by the content supplier.

Legal Proceedings

        In the normal course of business, we are subject to proceedings, lawsuits and other claims, including proceedings under government laws and regulations relating to content ownership and copyright matters. While it is not possible to predict the outcome of these matters, it is the opinion of management, based on consultations with legal counsel, that the ultimate disposition of known proceedings will not have a material adverse impact on our financial position, results of operations or liquidity.

NOTE 22. RELATED PARTY TRANSACTIONS

Equity Investments in Affiliate

        During 2017 and 2016, we paid ACL $0.1 million and $0.7 million, respectively, for the distribution rights to three titles, two of which have been released as of December 31, 2016 and one which was released in 2017. As we recognize revenues from these titles, and all other titles, we amortize our content advances resulting in the recognition of content amortization and royalty expense. During 2017 and 2016, we recognized content amortization and royalty expense of $0.3 million and $0.5 million, respectively. This amortization is included in our cost of sales as content amortization and royalties. As of December 31, 2017 and 2016, our remaining unamortized content advance is $1.5 million and $1.7 million, respectively.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 22. RELATED PARTY TRANSACTIONS (Continued)

        ACL paid dividends to RLJE Ltd. of $2.5 million and $3.3 million during the years ended December 31, 2017 and 2016, respectively. Dividends received were recorded as a reduction to the ACL investment account.

Foreign Currency

        We recognize foreign currency gains and losses, as a component of other expense, on amounts lent by Acorn Media to AME and RLJE Australia. As of December 31, 2017, Acorn Media had lent its U.K. subsidiaries approximately $2.4 million and its Australian subsidiary approximately $3.3 million. Amounts lent will be repaid in U.S. dollars based on available cash. Movement in exchange rates between the U.S. dollar and the functional currencies (which are the British Pound Sterling and the Australian dollar) of those subsidiaries that were lent the monies will result in foreign currency gains and losses. During the year ended December 31, 2017, we recognized foreign currency gains of $0.6 million. During the year ended December 31, 2016, we recognized foreign currency losses of $1.5 million.

The RLJ Companies, LLC

        In June 2013, The RLJ Companies, LLC (whose sole manager and voting member is the chairman of our board of directors) purchased from one of our vendors $3.5 million of contract obligations that we owed to the vendor. These purchased liabilities, which are now owed to The RLJ Companies, are included in accrued royalties and distribution fees in the accompanying consolidated balance sheets. During the year ended December 31, 2017, we made payments totaling $1.0 million to The RLJ Companies, which reduced our remaining obligation to $2.5 million.

Debt, Preferred Stock and Warrants

        In May 2015, certain present and former board members and their affiliate companies, including RLJ SPAC Acquisition, LLC which is owned by the chairman of our board of directors, purchased 16,500 shares of preferred stock and warrants to acquire 1.7 million shares of common stock from us for $16.5 million.

        In June 2017, RLJ SPAC Acquisition, LLC converted its 15,000 shares of preferred stock and accumulated dividends and received 5.9 million shares of common stock.

        During 2017, we made cash dividend payments totaling $0.7 million to preferred stockholders.

        Since AMC held shares of common stock during 2017, they are considered a related party. During 2017, AMC expanded their debt facility with us (see Note 10, Debt) and partially exercised 1.7 million shares of AMC Tranche A Warrants.

NOTE 23. SUBSEQUENT EVENTS

        On January 2, 2018, we made a dividend payment of $0.4 million to our preferred shareholders.

        On January 2, 2018, we issued AMC 418,255 shares of common stock in payment of $1.3 million of interest on $78.0 million of principal outstanding under the AMC Credit Agreement. At December 31, 2017, this accrued interest was included in accounts payable and accrued liabilities.

RLJ ENTERTAINMENT, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE 23. SUBSEQUENT EVENTS (Continued)

AMC Networks Acquisition Proposal

        On February 27, 2018, we announced the formation of the Special Committee of the Board of Directors to consider the February 26, 2018 proposal from AMC to acquire all of our outstanding common stock and outstanding rights to acquire our common stock not owned by AMC or entities affiliated with Robert L. Johnson, Chairman of our Board of Directors.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

By and Among

RLJ ENTERTAINMENT, INC.,

AMC NETWORKS INC.
(solely for the purposes of Section 10.7 hereof),

DIGITAL ENTERTAINMENT HOLDINGS LLC

and

RIVER MERGER SUB INC.

Dated as of July 29, 2018

A-ii

A-iii

 EXHIBITS

EXHIBITS

Exhibit A	Form of Amended and Restated Articles of Incorporation of the Surviving Corporation
Exhibit B	Form of Amended and Restated Bylaws of the Surviving Corporation

SCHEDULES

Company Disclosure Letter

Parent Disclosure Letter

A-iv

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of July 29, 2018, is entered into by and among RLJ Entertainment, Inc., a Nevada corporation (the "Company"), AMC Networks Inc., a Delaware corporation ("Ultimate Parent"), Digital Entertainment Holdings LLC, a Delaware limited liability company and Wholly Owned Subsidiary of Ultimate Parent ("Parent"), and River Merger Sub Inc., a Nevada corporation and Wholly Owned Subsidiary of Parent ("Merger Sub" and, together with the Company, Ultimate Parent and Parent, the "Parties" and each, a "Party"). Ultimate Parent is made a Party to this Agreement solely for purposes of Section 10.7 hereof.

RECITALS

        WHEREAS, the Parties intend that, subject to the terms and conditions of this Agreement, Merger Sub shall merge with and into the Company (the "Merger"), with the Company surviving the Merger, pursuant to the provisions of the NRS;

        WHEREAS, pursuant to resolutions of the Company Board heretofore adopted and currently in effect, the Company Board has granted the Special Committee the full power and authority of the Company Board under NRS 78.125(1) with respect to the Merger and any alternative transaction among the Company, Ultimate Parent, Parent and Merger Sub;

        WHEREAS, the Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, the Company and the Unaffiliated RLJE Stockholders, (b) adopted, pursuant to NRS 92A.120, this Agreement and the transactions contemplated by this Agreement, (c) directed that this Agreement be submitted for approval by a vote of the holders of Shares at the Company Stockholders' Meeting, and (d) recommended that the holders of Shares affirmatively vote to approve this Agreement;

        WHEREAS, the sole member of Parent has (a) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of, Parent, and (b) approved and declared advisable this Agreement and the transactions contemplated by this Agreement;

        WHEREAS, the board of directors of Merger Sub has unanimously (a) adopted, pursuant to NRS 92A.120, this Agreement and the transactions contemplated by this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement are fair to, and in the best interests of Merger Sub and Parent (as Merger Sub's sole stockholder), and (c) recommended that Parent (as Merger Sub's sole stockholder) approve this Agreement; and

        WHEREAS, Parent intends to exercise the AMC Warrants, in full, prior to the record date for holders of Common Stock entitled to notice of and to vote in respect of this Agreement and the Merger at the Company Stockholders Meeting, upon which conversion, Ultimate Parent shall become the owner of a majority of the outstanding voting power of the then-outstanding Common Stock;

        WHEREAS, concurrently with the execution and delivery of this Agreement, as a condition and inducement to Ultimate Parent's, Parent's and Merger Sub's willingness to enter into this Agreement, the Company and the Johnson Entities, as beneficial owners of (i) Shares representing, in the aggregate, 43.7 percent of the issued and outstanding Shares as of the date of this Agreement and (ii) 2015 Warrants, are entering into a Voting and Transaction Support agreement with Parent (the "Voting Agreement"), pursuant to which such Persons have agreed to, among other things, vote the Shares beneficially owned by each of them in favor of the approval of this Agreement as more particularly set forth therein;

        WHEREAS, immediately prior to the Closing, the Johnson Entities will contribute all of the Shares and 2015 Warrants beneficially owned by them to Parent; and

        WHEREAS, the Parties desire to make certain representations, warranties, covenants and agreements in connection with the transactions contemplated by this Agreement.

        NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth in this Agreement, the Parties, intending to be legally bound, agree as follows:

ARTICLE I

Definitions; Interpretation and Construction

        1.1.    Definitions.

        For the purposes of this Agreement, except as otherwise specifically provided herein, the following terms have meanings set forth in this Section 1.1:

        "2015 Warrant Consideration" has the meaning set forth in Section 4.1(c).

        "2015 Warrants" means the warrants to purchase Shares with an initial exercise date of May 20, 2015.

        "Acquisition Proposal" means any (a) proposal, offer, inquiry or indication of interest (other than one made or submitted to the Company by Ultimate Parent, Parent or Merger Sub) relating to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, spin-off, share exchange, business combination or similar transaction involving the Company or any of its Subsidiaries or (b) acquisition by any Person or "group" (as defined in Section 13 of the Exchange Act), other than Ultimate Parent, Parent or Merger Sub, resulting in, or any proposal, offer, inquiry or indication of interest that if consummated would result in, any Person or group (as defined under Section 13 of the Exchange Act), other than Ultimate Parent, Parent or Merger Sub, becoming the beneficial owner of, directly or indirectly, in one or a series of related transactions, 25% or more of the total voting power of the then-outstanding equity securities of the Company or any of its Subsidiaries, or 25% or more of the consolidated net revenues, net income or total assets (it being understood that total assets include equity securities of Subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

        "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person as of the date on which, or at any time during the period for which, the determination of affiliation is being made (for purposes of this definition, the term "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise); provided, that (i) with respect to Parent, the term "Affiliate" means only Ultimate Parent and its Subsidiaries (and, for the avoidance of doubt, does not include the Company or its Subsidiaries or any other Persons that are not controlled by Ultimate Parent) and (ii) with respect to the Company, the term "Affiliate" includes (among other Persons) Agatha Christie Limited and Agatha Christie Productions Limited, but does not include Ultimate Parent or its Subsidiaries.

        "Agreement" has the meaning set forth in the Preamble.

        "Alternative Acquisition Agreement" means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement (other than a Permitted Confidentiality Agreement) relating to any Acquisition Proposal.

        "AMC Transaction Documents" means (i) the Investment Agreement; (ii) the Voting Agreement, dated as of August 19, 2016, by and among the Company, Parent and certain stockholders of the Company; (iii) the Registration Rights Agreement, dated as of October 14, 2016, by and between the Company and Parent; (iv) the Stockholders' Agreement, dated as of October 14, 2016, by and among the Company, Parent and certain stockholders of the Company; (v) the Credit Agreement; and (vi) the Waiver Agreements, dated as of August 19, 2016, by and among the Company and certain holders of securities of the Company.

        "AMC Warrants" means the Class A, Class B and Class C warrants held by Parent to purchase Shares with an initial exercise date of October 14, 2016.

        "Applicable Date" means December 31, 2017.

        "Articles of Merger" means the articles of merger pursuant to NRS 92A.200 relating to the Merger to be filed at or prior to the Effective Time with the Nevada Secretary of State.

        "Audit Committee" means the audit committee of the Company Board.

        "Bankruptcy and Equity Exception" has the meaning set forth in Section 5.4(a).

        "Book-Entry Share" means each book-entry account formerly representing any non-certificated Eligible Shares or Eligible Preferred Shares.

        "Business Day" means any day ending at 11:59 p.m. (New York time) other than a Saturday or Sunday or a day on which (a) banks in Las Vegas, Nevada or New York, New York are required or authorized by Law to close, or (b) for purposes of determining the Closing Date only, the Nevada Secretary of State is required or authorized by Law to close.

        "Bylaws" has the meaning set forth in Section 3.2.

        "Certificate" means each certificate formerly representing any of the Eligible Shares or Eligible Preferred Shares.

        "Change of Recommendation" means any of the actions set forth in clauses (A) through (E) of Section 7.2(d)(i).

        "Charter" has the meaning set forth in Section 3.1.

        "Chosen Courts" means the state and federal courts sitting in Clark County, Nevada.

        "Closing" means the closing of the transactions contemplated by this Agreement.

        "Closing Date" means such date on which the Closing actually occurs.

        "Code" means the Internal Revenue Code of 1986.

        "Common Stock" means the common stock, par value $0.001 per share, of the Company and any other class of securities into which such stock may hereafter be reclassified or changed.

        "Company" has the meaning set forth in the Preamble.

        "Company 401(k) Plan" means the RLJ Entertainment 401(k) Plan, effective October 3, 2012.

        "Company Benefit Plan" means any benefit or compensation plan, program, policy, practice, Contract or other obligation, whether or not in writing and whether or not funded, in each case, which is sponsored or maintained by, or required to be contributed to, or with respect to which any potential liability is borne by, the Company or any of its Subsidiaries, including "employee benefit plans" within the meaning of Section 3(3) of ERISA ("ERISA Plans"), employment, consulting, retirement, severance, termination or "change of control" agreements, deferred compensation, equity-based, incentive, bonus, supplemental retirement, profit sharing, insurance, medical, welfare, fringe or other benefits or remuneration of any kind.

        "Company Board" means the board of directors of the Company.

        "Company Cash" has the meaning set forth in Section 4.2(a)(i).

        "Company Compensation Committee" means the compensation committee of the Company Board.

        "Company Disclosure Letter" has the meaning set forth in Article V.

        "Company Employee" means any current or former employee (whether full- or part-time and, including any officer), director or independent contractor (who is a natural person) of the Company or any of its Subsidiaries.

        "Company Equity Awards" means, collectively, the Company Options, Company Restricted Shares, Company RSUs and Company PSUs.

        "Company Intellectual Property Contract" has the meaning set forth in Section 5.20(i).

        "Company Intellectual Property Rights" means any and all Intellectual Property Rights that are owned by or exclusively licensed to the Company or any of its Subsidiaries, or purported to be owned by or exclusively licensed to the Company or any of its Subsidiaries, including all rights in and to the Company Programs.

        "Company Material Contract" has the meaning set forth in Section 5.12(a)(xx).

        "Company Option" means any outstanding option to purchase Shares granted under the Incentive Plan.

        "Company Programs" means any and all Programs to which the Company or any of its Subsidiaries owns or controls any right, title and interest.

        "Company PSU" means any outstanding performance stock unit granted under the Incentive Plan.

        "Company Recommendation" has the meaning set forth in Section 5.4(b).

        "Company Reports" means the forms, statements, certifications, reports and documents required to be filed with or furnished by the Company to the SEC pursuant to the Exchange Act or the Securities Act since the Applicable Date (other than any documents filed by the Company with the SEC on a voluntary basis by means of a Current Report on Form 8-K and other than the Schedule 13E-3 and the Proxy Statement; such excepted filings being referred to collectively as the "Excluded Filings"), including financial statement notes, exhibits and schedules thereto and all other information incorporated by reference therein and any amendments and supplements thereto and those forms, statements, certifications, reports and documents filed with or furnished to the SEC by the Company subsequent to the date of this Agreement (other than the Excluded Filings), including financial statement notes, exhibits and schedules thereto and all other information incorporated by reference and any amendments and supplements thereto.

        "Company Restricted Share" means any outstanding restricted stock award granted under the Incentive Plan.

        "Company RSU" means any outstanding restricted stock unit granted under the Incentive Plan.

        "Company Stockholders Meeting" means the special meeting of stockholders of the Company to be held for the purpose of submitting this Agreement to the holders of record of the Common Stock for their consideration and approval.

        "Confidentiality Agreement" means the Mutual Non-Disclosure Agreement, dated as of October 14, 2016, by and between Rainbow Media Holdings LLC, an Affiliate of Ultimate Parent, and the Company, as amended by the Letter Agreement, dated as of April 13, 2018, and as supplemented by the Clean Team Non-Disclosure Agreement, dated as of April 13, 2018, by and between Ultimate Parent and the Company, as amended by Amendment No. 1 to Exhibit A to the Clean Team Non-Disclosure Agreement, dated as of June 8, 2018.

        "Continuing Employees" means the employees of the Company and its Subsidiaries at the Effective Time who continue to remain employed with the Company or its Subsidiaries.

        "Contract" means any legally binding contract, agreement, lease, license, note, mortgage, indenture, arrangement or other obligation.

        "Contribution Agreement" means the Contribution Agreement, dated as of July 29, 2018, between the Johnson Entities and Parent.

        "Controlled Group Liability" means any and all liabilities (1) under Title IV of ERISA, (2) under Section 302 of ERISA, (3) under Sections 412 and 4971 of the Code, and (4) as a result of a failure to comply with the continuation coverage requirements of Section 601 et seq. of ERISA and Section 4980B of the Code.

        "Conversion Amount" means, with respect to each share of Preferred Stock, as of the applicable date of determination, the sum of (1) the Stated Value plus (2) all accrued and unpaid dividends on such share, whether or not declared (other than Capitalized Dividends, as defined in the certificate of designation for such share) and any accrued and unpaid Late Charge (as defined in the certificate of designation for such share).

        "Converted Option Award" has the meaning set forth in Section 4.3(a)(ii).

        "Converted PSU Award" has the meaning set forth in Section 4.3(d)(ii).

        "Converted RSU Award" has the meaning set forth in Section 4.3(c)(ii).

        "Credit Agreement" means the Credit and Guaranty Agreement, dated as of October 14, 2016, by and among the Company, certain subsidiaries of the Company as Guarantors and Parent, as amended by the First Amendment thereto, dated as of January 30, 2017, and the Second Amendment thereto, dated as of June 16, 2017.

        "D&O Insurance" has the meaning set forth in Section 7.13(b).

        "Delisting Period" has the meaning set forth in Section 7.10.

        "Dissenting Share" means each share of Preferred Stock owned by a Dissenting Stockholder as to which the Dissenting Stockholder has duly demanded and perfected, and has not withdrawn or otherwise waived or lost, dissenter's rights pursuant to NRS 92A.300 through NRS 92A.500.

        "Dissenting Stockholder" means a holder of Dissenting Shares who has duly demanded and perfected, and has not withdrawn or otherwise waived or lost, dissenter's rights pursuant to NRS 92A.300 through NRS 92A.500.

        "DTC" means The Depositary Trust Company.

        "Effective Time" means the date and time when the Articles of Merger have been duly filed with and accepted by the Nevada Secretary of State, or such later date and time as may be agreed by the Parties in writing and specified in the Articles of Merger in accordance with the NRS.

        "Eligible 2015 Warrants" means each 2015 Warrant issued and outstanding immediately prior to the Effective Time other than 2015 Warrants owned by Ultimate Parent, Parent, Merger Sub or any other Affiliate of Parent.

        "Eligible Preferred Share" means each share of Preferred Stock issued and outstanding immediately prior to the Effective Time other than Dissenting Shares and shares of Preferred Stock owned by Ultimate Parent, Parent, Merger Sub or any other Affiliate of Parent.

        "Eligible Shares" has the meaning set forth in Section 4.1(a).

        "Encumber" has the meaning set forth in the definition of "Encumbrance."

        "Encumbrance" means any pledge, lien, charge, option, hypothecation, mortgage, security interest, adverse right, prior assignment, or any other encumbrance of any kind or nature whatsoever, whether contingent or absolute, or any agreement, option, right or privilege (whether by Law, Contract or otherwise) capable of becoming any of the foregoing (and any action of correlative meaning, to "Encumber").

        "Environmental Law" means any Law relating to: (a) the protection, investigation, remediation or restoration of the environment, health, safety or natural resources; (b) the handling, labeling, management, recycling, generation, use, storage, treatment, transportation, presence, disposal, release or threatened release of any Hazardous Substance; or (c) any noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.

        "ERISA" means the Employee Retirement Income Security Act of 1974.

        "ERISA Affiliate" means all employers (whether or not incorporated) that would be treated together with the Company or any of the Subsidiaries as a "single employer" within the meaning of Section 414 of the Code.

        "ERISA Plans" has the meaning set forth in the definition of "Company Benefit Plan."

        "Exchange Act" means the Securities Exchange Act of 1934.

        "Exchange Fund" has the meaning set forth in Section 4.2(a)(ii).

        "Excluded Disclosure" has the meaning set forth in Article V.

        "Excluded Shares" means, collectively, (a) the Shares (including Shares underlying the Preferred Stock, 2015 Warrants and AMC Warrants) owned by Ultimate Parent, Parent, Merger Sub or any other Affiliate of Parent, and (b) any Shares directly or indirectly owned by the Company or any controlled Affiliate of the Company, in each case not held on behalf of third parties.

        "Exploit" means, with respect to any Program, to release, copy, reproduce and distribute, perform, display, exhibit, broadcast or telecast or otherwise commercially exploit. The meaning of the term "Exploitation" shall be correlative to the foregoing.

        "Export and Sanctions Regulations" means all applicable sanctions and export control Laws in jurisdictions in which the Company or any of its Subsidiaries do business or are otherwise subject to jurisdiction, including the U.S. International Traffic in Arms Regulations, the Export Administration Regulations, and U.S. sanctions Laws and regulations administered by the U.S. Department of the Treasury's Office of Foreign Assets Control.

        "FCPA" means the U.S. Foreign Corrupt Practices Act of 1977.

        "GAAP" means the generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, as applicable, as of the time of the relevant financial statements referred to herein.

        "GDPR" means the European Union General Data Protection Regulation (Regulation (EU) 2016/679) and all applicable Laws promulgated thereunder or with respect to the implementation thereof.

        "Government Official" means any official or Representative of, or any Person acting in an official capacity for or on behalf of, any Governmental Entity, and includes any official or employee of any entity directly or indirectly owned or controlled by any Governmental Entity.

        "Governmental Approvals" has the meaning set forth in Section 5.5(a).

        "Governmental Entity" means any U.S., non-U.S., or supranational governmental (including public international organizations), quasi-governmental, regulatory or self-regulatory authority, agency, commission, body, department or instrumentality, or any court, tribunal or arbitrator or other entity or subdivision thereof or other legislative, executive or judicial entity or subdivision thereof, in each case of competent jurisdiction.

        "Hazardous Substance" means any substance that (a) is listed, designated, classified or regulated pursuant to any Environmental Law; (b) is a petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive material or radon; and (c) poses a risk of harm or may be the subject of regulation or liability in connection with any Environmental Law.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvement Act of 1976.

        "Incentive Plan" means the Company's 2012 Incentive Compensation Plan, as amended.

        "Indebtedness" means, with respect to any Person, without duplication, all obligations or undertakings by such Person (a) for borrowed money (including deposits or advances of any kind to such Person), (b) evidenced by bonds, debentures, notes or similar instruments, (c) for capitalized leases (as determined in accordance with GAAP) or to pay the deferred and unpaid purchase price of property or equipment, (d) pursuant to securitization or factoring programs or arrangements, (e) to maintain or cause to be maintained the financing, financial position or covenants of others or to purchase the obligations or property of others, (f) net cash payment obligations of such Person under swaps, options, forward sales contracts, derivatives and other hedging Contracts, financial instruments or arrangements that will be payable upon termination thereof (assuming termination on the date of determination), (g) letters of credit, performance bonds, bank guarantees, and other similar Contracts or arrangements entered into by or on behalf of such Person, (h) all obligations under conditional sale or other title retention agreements relating to property or assets or (i) pursuant to guarantees and arrangements having the economic effect of a guarantee of any obligation or undertaking of any other Person contemplated by the foregoing clauses (a) through (h) of this definition (other than solely between or among any of Ultimate Parent and its Wholly Owned Subsidiaries or solely between or among the Company and its Wholly Owned Subsidiaries), in each case including all interest, penalties and other payments due with respect thereto.

        "Indemnified Parties" means, collectively, each present and former (determined as of the Effective Time) director or officer of the Company or any of its Subsidiaries, in each case, when acting in such capacity.

        "Insurance Policies" means any fire and casualty, general liability, business interruption, product liability, sprinkler and water damage, workers' compensation and employer liability, directors, officers and fiduciaries liability policies and other liability insurance policies, including any reinsurance policies.

        "Intellectual Property Rights" means all rights anywhere in the world, in or to: (a) Trademarks; (b) patents, patent applications, registrations and invention disclosures, including divisionals, revisions, supplementary protection certificates, continuations, continuations-in-part, renewals, extensions, substitutes, re-issues and re-examinations; (c) Trade Secrets; (d) published and unpublished works of authorship, whether copyrightable or not (including Software, website and mobile content, data, databases and other compilations of information), copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof; (e) Internet domain names and URLs; and (f) rights of privacy, publicity and all other intellectual property, industrial or proprietary rights.

        "Intervening Event" means any material event, change, effect, condition, development, fact or circumstance with respect to the Company and its Subsidiaries or the business of the Company and its Subsidiaries, in each case taken as a whole, that (a) is unknown and not reasonably foreseeable on the date of this Agreement, (b) does not relate to any Acquisition Proposal and (c) does not result from a breach of this Agreement by the Company, its Subsidiaries or its or their Affiliates or Representatives.

        "Intervening Event Termination Fee" has the meaning set forth in Section 9.5(c).

        "Intervening Event Notice Period" has the meaning set forth in Section 7.2(d)(ii).

        "Investment Agreement" means the Investment Agreement, dated as of August 19, 2016, by and between the Company and Parent.

        "IRS" means the U.S. Internal Revenue Service.

        "IT Assets" means technology devices, Software, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines, and all other information technology equipment (including computers, monitors, cameras, printers, scanners, audio and video equipment) and all data stored therein or processed thereby, and all associated documentation.

        "Johnson Entities" means, collectively, Robert L. Johnson, The RLJ Companies, LLC and RLJ SPAC Acquisition, LLC.

        "Knowledge" or any similar phrase means (a) with respect to the Company, the collective actual knowledge of the individuals set forth in Section 1.1 of the Company Disclosure Letter and any individuals that, following the date of this Agreement, replace or share the employment responsibilities of any such individuals, in each case after reasonable inquiry of such individuals' direct reports, and (b) with respect to Parent and Merger Sub, the collective actual knowledge of the individuals set forth in Section 1.1 of the Parent Disclosure Letter and any individuals that, following the date of this Agreement, replace or share the employment responsibilities of any such individuals, in each case after reasonable inquiry of such individuals' direct reports.

        "Law" means any U.S. or non-U.S. federal, state, provincial, local, municipal or other law, statute, constitution, principle of common law, ordinance, code, standard, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Entity or any Order.

        "Leased Real Property" means all leasehold or subleasehold estates and other rights to use and occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any of its Subsidiaries.

        "Library Programs" means any and all Company Programs that have been completed, acquired or delivered and for which the Exploitation has commenced on or prior to the date of this Agreement.

        "Licenses" means all licenses, permits, certifications, approvals, registrations, consents, authorizations, franchises, variances and exemptions issued or granted by a Governmental Entity.

        "Material Adverse Effect" means any event, change, development, circumstance, fact or effect that, individually or taken together with any other events, changes, developments, circumstances, facts or effects is, or would reasonably be expected to be, materially adverse to the condition (financial or otherwise), properties, assets, liabilities (contingent or otherwise), business operations or results of operations of the Company and its Subsidiaries (taken as a whole); provided, however, that none of the following, either alone or in combination, shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur:

          (a)   events, changes, developments, circumstances or facts in or with respect to the economy, credit, capital, securities or financial markets or political, regulatory, trade or business conditions in the countries in which the Company and its Subsidiaries operate or where their products or services are contracted for, distributed or sold;

          (b)   events, changes, developments, circumstances, facts or effects that are the result of factors generally affecting the industries in which the Company and its Subsidiaries operate or in the geographic markets in which they operate or where their products or services are contracted for, distributed or sold;

          (c)   any loss of, or adverse event, change, development, circumstance or fact in or with respect to, the relationship of the Company or any of its Subsidiaries, contractual or otherwise, with customers, employees, licensors, licensees, suppliers, distributors, partners or any similar relationship resulting from the entry into, or public announcement of, this Agreement or any of the transactions contemplated by this Agreement;

          (d)   events or changes in applicable accounting standards, including GAAP, or in any applicable Law;

          (e)   any failure by the Company to meet any internal or public projections or forecasts or estimates of revenues or earnings; provided that any event, change, development, circumstance, fact or effect underlying such failure, to the extent not otherwise expressly excepted from being taken into account by any of clauses (a) through (k) of this definition of "Material Adverse Effect", may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

          (f)    any event, change, development or effect resulting from acts of war (whether or not declared), sabotage, terrorism, military actions or the escalation of any of the foregoing, whether perpetrated or encouraged by a state or non-state actor or actors (other than cyberattacks), any weather event or natural disaster, or any outbreak of illness or other public health event, epidemic or pandemic, however and by whomever (other than the Company, its Subsidiaries or any of their respective Affiliates or Representatives) caused;

          (g)   any actions required to be taken by the Company or any of its Subsidiaries pursuant to this Agreement (except for any obligation to operate in the Ordinary Course of Business) or, with Parent's prior written consent pursuant to this Agreement or at Parent's written request, any actions permitted to be taken by the Company or any of its Subsidiaries;

          (h)   any action not taken by the Company or any of its Subsidiaries pursuant to this Agreement or with Parent's prior written consent or at Parent's written request;

          (i)    a decline in the market price of the Shares on the NASDAQ; provided that any event, change, development or effect underlying such decline in market price, to the extent not otherwise expressly excepted from being taken into account by any of clauses (a) through (k) of this definition of "Material Adverse Effect", may be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur;

          (j)    any Proceeding (whether asserted derivatively in the name and right of the Company, directly by any holder of Shares or Preferred Shares, in the nature of a class action, or otherwise) arising out of or in connection with any actions or omissions to act, or alleging or asserting any breach of fiduciary duty or violation of any Law, by any of Ultimate Parent and its Affiliates or the Johnson Entities and its Affiliates, in each case with respect to the negotiation, decision to enter into, execution, delivery and/or performance by the Parties of this Agreement;

          (k)   any act or omission to act by Ultimate Parent, Parent, Merger Sub or the Johnson Entities (including any action, omission to act, breach or violation by Ultimate Parent, Parent, Merger Sub or any of the Johnson Entities of or with respect to any of their respective obligations and agreements under this Agreement);

        provided further that, with respect to clauses (a), (b), (d) and (f) of this definition, such events, changes, developments, circumstances, facts or effects (as the case may be) shall be taken into account in determining whether a "Material Adverse Effect" has occurred or would reasonably be expected to occur to the extent they adversely and disproportionately affect the Company and its Subsidiaries

(taken as a whole) relative to the effect thereof on other companies of similar size operating in the geographic markets in which the Company or any of its Subsidiaries operates or its products or services are sold.

        "Material Licenses" has the meaning set forth in Section 5.6(c).

        "Merger" has the meaning set forth in the Recitals.

        "Merger Sub" has the meaning set forth in the Preamble.

        "Multiemployer Plans" means "multiemployer plans" as defined by Section 3(37) of ERISA.

        "NASDAQ" means the Nasdaq Global Select Market.

        "Non-U.S. Company Benefit Plan" means a Company Benefit Plan that is maintained primarily for the benefit of Company Employees outside of the United States.

        "NRS" means the Nevada Revised Statutes.

        "Order" means any order, award, judgment, injunction, writ, decree (including any consent decree or similar agreed order or judgment), directive, settlement, stipulation, ruling, determination, decision or verdict, whether civil, criminal or administrative, in each case, that is entered, issued, made or rendered by any Governmental Entity.

        "Ordinary Course of Business" means conduct that is (a) consistent in nature, scope and magnitude with the past business practices of the Company prior to the date of this Agreement and taken in the ordinary course of normal, day-to-day operations of the Company and (b) similar in nature, scope and magnitude to actions customarily taken, without any separate or special authorization, in the ordinary course of normal, day-to-day operations of other companies of similar size to the Company and its Subsidiaries taken as a whole.

        "Organizational Documents" means (a) with respect to any Person that is a corporation, its articles or certificate of incorporation, memorandum and articles of association, as the case may be, and bylaws, or comparable documents, (b) with respect to any Person that is a partnership, its certificate of partnership, if any, and partnership agreement, or comparable documents, (c) with respect to any Person that is a limited liability company, its certificate of formation or articles of organization and limited liability company or operating agreement, or comparable documents and (d) with respect to any other Person that is not an individual, its comparable organizational documents.

        "Other Anti-Bribery Laws" means, other than the FCPA, all anti-bribery, anti-corruption, anti-money-laundering and similar applicable laws of each jurisdiction in which the Company and its Subsidiaries operate or have operated and in which any agent thereof is conducting or has conducted business involving the Company or any of its Subsidiaries.

        "Outside Date" has the meaning set forth in Section 9.2(a).

        "Parent" has the meaning set forth in the Preamble.

        "Parent Disclosure Letter" has the meaning set forth in Article VI.

        "Parent Material Adverse Effect" means any event, change, development, circumstance, fact or effect that, individually or taken together with any other events, changes, developments, circumstances, facts or effects, is or would reasonably be expected to prevent, materially delay or materially impair the consummation by Parent or Merger Sub of the Merger or the transactions contemplated hereby.

        "Parties" and "Party" have the meanings set forth in the Preamble.

        "Paying Agent" has the meaning set forth in Section 4.2(a)(ii).

        "Paying Agent Agreement" has the meaning set forth in Section 4.2(a)(iii).

        "Per Share Merger Consideration" means $6.25 per Share in cash, without interest.

        "Permitted Confidentiality Agreement" has the meaning set forth in Section 7.2(b)(i).

        "Person" means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

        "Personal Information" means any information that identifies or could reasonably be used to identify an individual, and any other personal information that is subject to any applicable Laws or the Company's or its Subsidiaries' privacy policies, including an individual's first and last name, address, telephone number, fax number, email address, social security number or other identifier issued by a Governmental Entity (including any state identification number, driver's license number, or passport number), geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), cookie identifiers, or any other browser- or device-specific number or identifier, or any web or mobile browsing or usage information that is linked to the foregoing.

        "Preferred Stock" means the preferred stock of the Company, par value $0.001 per share.

        "Preferred Stock Consideration" has the meaning set forth in Section 4.1(b).

        "Privacy and Security Policies" has the meaning set forth in Section 5.20(l).

        "Proceeding" means any action, cause of action, claim, controversy, complaint, demand, litigation, suit, investigation, review, mediation, grievance, citation, summons, subpoena, inquiry, audit, hearing, originating application or legal proceeding of any nature (whether sounding in Contract, tort or otherwise, and whether civil or criminal or brought at law or in equity) that is brought, asserted, instituted, commenced, tried, heard or reviewed by a Governmental Entity.

        "Programs" means any and all motion pictures or television series.

        "Proxy Statement" has the meaning set forth in Section 7.6(a)(i).

        "Registered" means issued by, registered with, renewed by or the subject of a pending application before any Governmental Entity.

        "Replacement Financing" has the meaning set forth in Section 7.14.

        "Representative" means, with respect to any Person, any director, principal, partner, manager, member (if such Person is a member-managed limited liability company or similar entity), employee (including any officer), consultant, investment banker, financial advisor, legal counsel, authorized attorneys-in-fact, accountant or other advisor, agent or representative of such person, in each case acting in their capacity as such.

        "Requisite Company Vote" means the approval of this Agreement by the holders of a majority of the outstanding Shares entitled to notice of and to vote on such matter at a meeting of the holders of Common Stock duly called and held for such purpose.

        "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

        "Schedule" has the meaning set forth in Section 4.3(d)(i).

        "Schedule 13E-3" has the meaning set forth in Section 7.6(a)(i).

        "SEC" means the U.S. Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933.

        "Share" means a share of Common Stock.

        "Software" means any computer program, application, middleware, firmware, microcode and other software, including production and editing software, operating systems, software implementations of algorithms, models and methodologies, in each case, whether in source code, object code or other form or format, including libraries, subroutines and other components thereof, and all documentation relating thereto.

        "Special Committee" means the special committee of independent and disinterested directors of the Company Board heretofore constituted, established and authorized pursuant to duly adopted resolutions of the Company Board and NRS 78.125(1) for the purpose of, among other things, considering, negotiating and making a dispositive and binding determination on behalf of the Company and the Company Board to approve or disapprove of the Merger and the other transactions contemplated by this Agreement.

        "Stated Value" means, with respect to each share of Preferred Stock, the sum of (i) $1,000 per share and (ii) any Capitalized Dividends (as defined in the certificate of designation for such share) with respect to such share of Preferred Stock, subject to adjustment for stock splits, stock dividends, recapitalizations, reorganizations, reclassifications, combinations, subdivisions or other similar events occurring after the initial issuance date of such share.

        "Subsidiary" means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other individuals performing similar functions is directly or indirectly owned or controlled by such Person and/or by one or more of its Subsidiaries; provided, that with respect to Ultimate Parent and its Subsidiaries, the term "Subsidiary" does not include the Company.

        "Superior Proposal" means an unsolicited, bona fide written Acquisition Proposal (provided that for purposes of this definition of "Superior Proposal", all references to 25% contained in the definition of "Acquisition Proposal" shall be deemed to be references to 75%) which the Special Committee determines in good faith, after consultation with outside legal counsel and its financial advisor, that (a) if consummated, would result in a transaction more favorable to the Unaffiliated RLJE Stockholders from a financial point of view than the Merger (after taking into account any revisions to the terms of this Agreement proposed by Parent pursuant to Section 7.2(d)(ii)) and (b) for purposes of any determination to be made or action to be taken by the Special Committee pursuant to Sections 7.2(d)(ii) and 9.3(b), is capable of being consummated on the terms proposed, taking into account all legal, financial, regulatory and approval requirements (including receipt of the requisite approval of the holders of Shares, including, for the avoidance of doubt, any Shares issued by the Company pursuant to the exercise of the AMC Warrants or the 2015 Warrants), the sources, availability and terms of any required financing and the existence of a financing contingency, and the identity of the Person or Persons making the proposal. For the avoidance of doubt, if the transactions contemplated by this Agreement (after taking into account any revisions to the terms of this Agreement proposed by Parent pursuant to Section 7.2(d)(ii)) contain substantially identical financial and other terms and conditions to those contained in an Acquisition Proposal, such Acquisition Proposal cannot be deemed by the Special Committee to be a "Superior Proposal" as compared to the proposal then provided by Parent.

        "Superior Proposal Notice Period" has the meaning set forth in Section 7.2(d)(ii).

        "Superior Proposal Termination Fee" has the meaning set forth in Section 9.5(b).

        "Surviving Corporation" has the meaning set forth in Section 2.1.

        "Tail Period" means the six-year period from and after the Effective Time.

        "Takeover Statute" means any "fair price," "moratorium," "interested stockholder," "control share acquisition," "business combination" or other anti-takeover Law or similar Law enacted under state or federal Law, including NRS 78.378 through 78.3793, inclusive, and NRS 78.411 through 78.444, inclusive.

        "Tax Returns" means all returns and reports (including elections, declarations, disclosures, schedules, estimates, information returns and other documents and attachments thereto) relating to Taxes or the administration of any Laws relating to Taxes, including any amendment thereof, required to be filed or supplied to Taxing Authority.

        "Taxes" means all income, profits, franchise, transfer, net income, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, ad valorem, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, in each case imposed by any Taxing Authority.

        "Taxing Authority" means any Governmental Entity having competent jurisdiction over the assessment, determination, collection or imposition of any Tax.

        "Third-Party Consents" has the meaning set forth in Section 7.8.

        "Trade Secrets" means, collectively, confidential or proprietary trade secrets, inventions, discoveries, ideas, improvements, information, know-how, data and databases, including processes, schematics, business methods, formulae, drawings, specifications, prototypes, models, designs, customer lists and supplier lists, that, in each case, is protected under applicable trade secret Law.

        "Trademarks" means, collectively, trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, logos, symbols, trade dress, trade names, and other indicia of origin, all applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby, including all renewals of the same.

        "Transaction Litigation" has the meaning set forth in Section 7.17.

        "Ultimate Parent" has the meaning set forth in the Preamble.

        "Ultimate Parent Common Stock" means shares of Class A common stock, par value $0.01 per share, of Ultimate Parent.

        "Unaffiliated RLJE Stockholders" means the holders of outstanding Shares, other than Excluded Shares.

        "Vested PSUs" has the meaning set forth in Section 4.3(d)(i).

        "Voting Agreement" has the meaning set forth in the Recitals.

        "Wholly Owned Subsidiary" means, with respect to any Person, any other Person of which all of the equity or ownership interests of such other Person are directly or indirectly owned or controlled by such first Person.

        1.2.    Other Terms.

        Each of the other capitalized terms used in this Agreement has the meaning set forth where such term is first used or, if no meaning is set forth, the meaning required by the context in which such term is used.

        1.3.    Interpretation and Construction.

          (a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement.

          (b)   All Preamble, Recital, Article, Section, Subsection, Schedule, and Exhibit references used in this Agreement are to the preamble, recitals, articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified herein.

          (c)   Unless the context expressly otherwise requires, for purposes of this Agreement:

              (i)  if a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb);

             (ii)  the terms defined in the singular have a comparable meaning when used in the plural and vice versa;

            (iii)  words importing the masculine gender shall include the feminine and neutral genders and vice versa;

            (iv)  whenever the words "includes" or "including" are used, they shall be deemed to be followed by the words "including without limitation";

             (v)  the words "hereto," "hereof," "hereby," "herein," "hereunder" and similar terms in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement; and

            (vi)  the word "extent" in the phrase "to the extent" shall mean the degree to which a subject or other thing extends and such phrase shall not mean simply "if."

          (d)   Except as otherwise specifically provided herein or the context expressly otherwise requires, the term "dollars" and the symbol "$" mean United States Dollars and all amounts in this Agreement shall be paid in United States Dollars.

          (e)   Except as otherwise specifically provided herein, to the extent this Agreement refers to information or documents having been "made available" (or words of similar import) by or on behalf of one or more Parties to another Party or Parties such obligation shall be deemed satisfied if (i) such Parties or Representatives thereof made such information or document available to such other Party or Parties or its or their Representatives, including by posting the information in a virtual data room, or (ii) such information or document is publicly available without substantive redactions in the Electronic Data Gathering, Analysis and Retrieval (EDGAR) database of the SEC, in each case, at least one Business Day prior to the date of this Agreement.

          (f)    Except as otherwise specifically provided herein, when calculating the period of time within which, or following which, any action is to be taken pursuant to this Agreement, the date that is the reference day in calculating such period shall be excluded. References to a number of days shall refer to calendar days unless Business Days are specified.

          (g)   Except as otherwise specifically provided herein, (i) all references to any statute in this Agreement include the rules and regulations promulgated thereunder, and unless the context otherwise requires, all applicable guidelines, bulletins or policies made in connection therewith, and (ii) all references to any Law in this Agreement shall be a reference to such Law as amended, re-enacted, consolidated or replaced as of the applicable date or period of time.

          (h)   Except as otherwise specifically provided herein, (i) all references in this Agreement to any Contract, other agreement, document or instrument (excluding this Agreement) mean such Contract, other agreement, document or instrument as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof and, unless otherwise specified therein, include all schedules, annexes, addendums, exhibits and any other documents attached thereto or incorporated therein, and (ii) all references to this Agreement mean this Agreement (taking into account the provisions of Section 10.11(a)) as amended, supplemented or otherwise modified from time to time in accordance with Section 10.4.

          (i)    The Company Disclosure Letter or the Parent Disclosure Letter may include items and information the disclosure of which is not required either in response to an express disclosure requirement set forth in a provision of this Agreement or as an exception to one or more representations or warranties or covenants set forth in this Agreement. Inclusion of any such items or information shall not be deemed to be an acknowledgement or agreement that any such item or information (or any non-disclosed item or information of comparable or greater significance) is "material" or has had a Material Adverse Effect.

          (j)    The Parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

ARTICLE II

The Merger; Closing; Effective Time

        2.1.    The Merger.

        Subject to the terms and conditions of this Agreement and the applicable provisions of the NRS, (a) at the Effective Time, Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease; (b) the Company shall be the surviving corporation in the Merger (sometimes referred to as the "Surviving Corporation") and, from and after the Effective Time, shall be a Subsidiary of Parent and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger; and (c) the Merger shall have such other effects as provided in the NRS.

        2.2.    Closing.

        The Closing shall take place at the offices of Sullivan & Cromwell LLP, 125 Broad Street, New York, New York 10004, at 9:00 a.m. (New York time) on the third Business Day following the satisfaction or waiver of the last of the conditions set forth in Article VIII to be satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by Law, waiver of those conditions) or at such other date, time and place (or by means of remote communication) as the Company and Parent may agree in writing.

        2.3.    Effective Time.

        As promptly as practicable following the Closing, but on the Closing Date, the Parties shall cause the Articles of Merger to be executed and filed with the Nevada Secretary of State as provided in NRS Chapter 92A. The Merger shall become effective at the Effective Time.

ARTICLE III

Articles of Incorporation and Bylaws; Directors and Officers of the Surviving Corporation

        3.1.    Articles of Incorporation of the Surviving Corporation.

        At the Effective Time, the articles of incorporation of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in their entirety as set forth in Exhibit A hereto, which, as so amended and restated, shall be the articles of incorporation of the Surviving Corporation (the "Charter"), until thereafter amended in accordance with their terms, the terms of this Agreement and applicable Law.

        3.2.    The Bylaws of the Surviving Corporation.

        At the Effective Time, the bylaws of the Company as in effect immediately prior to the Effective Time shall be amended and restated to read in their entirety as set forth in Exhibit B hereto, which, as so amended and restated, shall be the bylaws of the Surviving Corporation (the "Bylaws"), until thereafter amended in accordance with the terms of the Charter, such bylaws, the terms of this Agreement and applicable Law.

        3.3.    Directors and Officers of the Surviving Corporation.

        At the Effective Time, (i) the directors of Merger Sub immediately prior to the Effective Time shall become and constitute the only directors of the Surviving Corporation, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation and applicable Law, and (ii) the officers of the Company immediately prior to the Effective Time shall become and constitute the only officers of the Surviving Corporation, each to hold office until his or her successor has been duly elected or appointed and qualified or until his or her earlier death, resignation or removal in accordance with the Organizational Documents of the Surviving Corporation and applicable Law. The Parties shall take all actions necessary to give effect to the foregoing provision, including the delivery of all applicable instruments and notices of resignation.

ARTICLE IV

Effect of the Merger on Capital Stock; Exchange of Certificates

        4.1.    Effect of the Merger on Capital Stock.

        At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any capital stock of the Company or on the part of the sole stockholder of Merger Sub:

          (a)    Common Stock.    Each Share issued and outstanding immediately prior to the Effective Time other than the Excluded Shares and the Company Restricted Shares, which are separately addressed in Section 4.3 (such Shares, the "Eligible Shares"), shall be converted into the right to receive the Per Share Merger Consideration, and shall cease to be outstanding, shall be cancelled and shall cease to exist, and each Certificate representing Eligible Shares, and each Book-Entry Share representing Eligible Shares, shall thereafter only represent the right to receive the Per Share Merger Consideration, payable pursuant to Section 4.2.

          (b)    Preferred Stock Consideration.    Each Eligible Preferred Share for which a change-of-control cash purchase election has been made by the record holder thereof pursuant to Section 7(b) of the certificate of designation applicable to such Eligible Preferred Share shall be entitled to receive an amount in cash, without interest (the "Preferred Stock Consideration"), equal to the product of (i) 125% multiplied by (ii) the product of (A) the Conversion Amount being redeemed multiplied by (B) the quotient of (1) the Per Share Merger Consideration divided by (2) $3.00; provided, however, that if any holder of Eligible Preferred Shares does not make such election and surrender such shares to the Paying Agent in exchange for the Preferred Stock Consideration in accordance with Section 4.2(b) of this Agreement within 180 days following the Closing Date, such holder shall be entitled to receive, in respect of each Eligible Preferred Share for which the holder fails to make such election, a security to be issued by the Surviving Corporation as provided in the applicable certificate of designation. Parent also shall comply with the notice and other obligations set forth in the certificates of designation in respect of the Preferred Stock, to the extent applicable, after the date hereof and prior to the Closing Date.

          (c)    2015 Warrant Consideration.    Each Eligible 2015 Warrant shall be converted into the right to receive, as promptly as practicable after the Effective Time, an amount in cash, without interest (the "2015 Warrant Consideration"), equal to the product of (i) the number of Shares issuable upon exercise of such Eligible 2015 Warrant immediately prior to the Effective Time multiplied by (ii) the excess, if any, of (A) the Per Share Merger Consideration minus (B) the exercise price per Share of such Eligible 2015 Warrant. For the avoidance of doubt, any Eligible 2015 Warrant which has an exercise price per Share that is greater than or equal to the Per Share Merger Consideration shall be cancelled at the Effective Time for no consideration, payment or right to consideration or payment.

          (d)    Treatment of Excluded Shares.    Each Excluded Share shall cease to be outstanding, shall be cancelled without payment of any consideration therefor and shall cease to exist.

          (e)    Merger Sub.    Each share of common stock, par value $0.001 per share, of Merger Sub, issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $0.001 per share, of the Surviving Corporation.

        4.2.    Exchange of Certificates and Delivery of Merger Consideration.

          (a)    Deposit of Merger Consideration and Paying Agent.

              (i)  If and as directed by Parent in writing on or prior to the second Business Day prior to the Closing, the Company shall and shall cause its Subsidiaries to: (A) set aside all or a portion of the aggregate cash on hand at the Company and its Subsidiaries, less any amounts required to satisfy the obligations contemplated by Section 4.3(e) as reasonably determined by Parent (such amount of aggregate cash, the "Company Cash"), to be deposited at or as promptly as practicable after the Effective Time, but on the Closing Date, with the Paying Agent; and (B) as promptly as practicable after the Effective Time, but on the Closing Date, deposit the Company Cash with the Paying Agent.

             (ii)  As promptly as practicable after the Effective Time, but on the Closing Date, Parent shall deposit, or cause to be deposited, with a paying agent selected and engaged by Parent prior to the Closing Date that is reasonably acceptable to the Special Committee (the "Paying Agent"), an amount in cash in immediately available funds sufficient in the aggregate to provide all funds necessary for the Paying Agent to make payments in respect of the Eligible Shares, Eligible Preferred Shares and Eligible 2015 Warrants pursuant to Section 4.2(b), taking into account any Company Cash deposited with the Paying Agent pursuant to Section 4.2(a)(i) (the aggregate amount of cash deposited, the "Exchange Fund").

            (iii)  The agreement pursuant to which Parent appoints the Paying Agent (the "Paying Agent Agreement") shall be in form and substance reasonably acceptable to the Special Committee (such acceptance not to be unreasonably conditioned, withheld or delayed). Pursuant to the Paying Agent Agreement, among other things, the Paying Agent shall (A) act as the paying agent for the payment and delivery of the Per Share Merger Consideration and the payments in respect of Eligible Preferred Shares and Eligible 2015 Warrants pursuant to the terms of this Agreement and (B) invest the Exchange Fund, if and as directed by Parent; provided, however, that any investment shall be in obligations of or guaranteed as to principal and interest by the U.S. government in commercial paper obligations rated A-1 or P-1 or better by Moody's Investors Service, Inc. or Standard & Poor's Financial Services, LLC, respectively, in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available), or in money market funds having a rating in the highest investment category granted by a recognized credit rating agency at the time of acquisition or a combination of the foregoing and, in any such case, no such instrument shall have a maturity exceeding 30 days. To the extent that there are losses with respect to such investments, or the Exchange Fund diminishes for any other reason below the level required to make prompt payment and delivery of the aggregate Per Share Merger Consideration as contemplated Section 4.1(a), aggregate Preferred Stock Consideration as contemplated by Section 4.1(b) and aggregate 2015 Warrant Consideration as contemplated by Section 4.1(c), Parent shall promptly replace or restore or cause the replacement or restoration of the cash in the Exchange Fund lost through such investments or other events so as to ensure that the Exchange Fund is at all times maintained at a level sufficient to make such cash payments in full as required by this Agreement. Any interest and other income resulting from such investment (if any) in excess of the amounts payable pursuant to Section 4.2(b) and Section 4.3(e) shall be promptly returned to Parent or the Surviving Corporation, as determined by Parent in accordance with the terms and conditions of the Paying Agent Agreement.

          (b)    Procedures for Surrender.

              (i)  As promptly as reasonably practicable after the Effective Time (but in any event within three Business Days thereafter), Parent shall cause the Paying Agent to mail or otherwise provide each holder of record of Eligible Shares and Eligible Preferred Shares that are held in the form of (A) Certificates or (B) Book-Entry Shares not held through DTC as well as the 2015 Warrants, notice advising such holders of the effectiveness of the Merger, which notice shall include (1) appropriate transmittal materials (including a customary letter of transmittal) specifying that delivery shall be effected, and risk of loss and title to such Certificates, Book-Entry Shares and 2015 Warrants shall pass only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or 2015 Warrants or the surrender of such Book-Entry Shares to the Paying Agent (which shall be deemed to have been effected upon the delivery of a customary "agent's message" with respect to such Book-Entry Shares or such other reasonable evidence, if any, of such surrender as the Paying Agent may reasonably request pursuant to the terms and conditions of the Paying Agent Agreement), as applicable, such materials to be in such form and have such other provisions as Parent and the Company may reasonably agree and (2) instructions for effecting the surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 4.2(e)) or 2015 Warrants or such Book-Entry Shares to the Paying Agent in exchange for the Per Share Merger Consideration, Preferred Stock Consideration and 2015 Warrant Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 4.1.

             (ii)  With respect to Book-Entry Shares held through DTC, Parent and the Company shall cooperate to establish procedures with the Paying Agent, DTC and such other necessary or desirable third-party intermediaries to ensure that the Paying Agent will transmit to DTC or its nominees as promptly as practicable after the Effective Time, upon surrender of Eligible Shares held of record by DTC or its nominees in accordance with DTC's customary surrender procedures and such other procedures as agreed by Parent, the Company, the Paying Agent, DTC and such other necessary or desirable third-party intermediaries, the Per Share Merger Consideration to which the beneficial owners thereof are entitled pursuant to the terms of this Agreement.

            (iii)  Upon surrender to the Paying Agent of Eligible Shares, Eligible Preferred Shares or Eligible 2015 Warrants in accordance with the instructions set forth in Section 4.2(b)(i) and Section 4.2(b)(ii), as applicable, the holder of such Certificate, Book-Entry Share or 2015 Warrant shall be entitled to receive in exchange therefor, and Parent shall cause the Paying Agent to pay and deliver, out of the Exchange Fund, as promptly as practicable to such holders, an amount in cash in immediately available funds (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) equal to the aggregate Per Share Merger

    Consideration, Preferred Stock Consideration and 2015 Warrant Consideration that such holder is entitled to receive as a result of the Merger pursuant to Section 4.1.

            (iv)  For the avoidance of doubt, no interest will be paid or accrued for the benefit of any holder of Eligible Shares, Eligible Preferred Shares or Eligible 2015 Warrants on any amount payable upon the surrender of any Eligible Shares, Eligible Preferred Shares or Eligible 2015 Warrants.

             (v)  In the event of a transfer of ownership of any Certificate that is not registered in the stock transfer books or ledger of the Company, or if the consideration payable is to be paid in a name other than that in which the Certificate or Certificates surrendered or transferred in exchange therefor are registered in the stock transfer books or ledger of the Company, a check for any cash to be exchanged upon due surrender of any such Certificate or Certificates may be issued to such a transferee if the Certificate or Certificates is or are properly endorsed and otherwise in proper form for surrender and presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable transfer Taxes have been paid or are not applicable, in each case, in form and substance reasonably satisfactory to Parent and the Paying Agent. Payment of the applicable Per Share Merger Consideration with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered in the stock transfer books or ledger of the Company.

          (c)    Transfers.    From and after the Effective Time, there shall be no transfers on the stock transfer books or ledger of the Company of the Eligible Shares, Eligible Preferred Shares or Eligible 2015 Warrants. If, after the Effective Time, any Certificate, 2015 Warrant or acceptable evidence of a Book-Entry Share formerly representing any Eligible Shares, Eligible Preferred Shares or Eligible 2015 Warrants, as applicable, is presented to the Surviving Corporation, Parent or the Paying Agent for transfer, it shall be cancelled and exchanged for the cash amount in immediately available funds to which the holder thereof is entitled pursuant to this Article IV and in accordance with Section 4.2(b)(v).

          (d)    Termination of Exchange Fund.

              (i)  Any portion of the Exchange Fund (including the proceeds of any investments thereof (if any)) that remains unclaimed by the holders of Shares for one year from and after the Closing Date shall be delivered to Parent or the Surviving Corporation, as determined by Parent. Any holder of Eligible Shares, Eligible Preferred Shares or Eligible 2015 Warrants who has not theretofore complied with the procedures, materials and instructions contemplated by this Section 4.2 shall thereafter look only to the Surviving Corporation as a general creditor thereof for such payments (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) in respect thereof.

             (ii)  Notwithstanding anything to the contrary set forth in this Article IV, none of the Surviving Corporation, Parent, the Paying Agent or any other Person shall be liable to any former holder of Eligible Shares, Eligible Preferred Shares, Eligible 2015 Warrants or Company Equity Awards for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (e)    Lost, Stolen or Destroyed Certificates.    In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent shall issue in exchange for such Certificate an amount in cash (after giving effect to any required Tax withholdings as provided in Section 4.2(f)) equal to the product obtained by multiplying (i) the number of Eligible Shares or Eligible Preferred Shares represented by such lost, stolen or destroyed Certificate by (ii) the Per Share Merger Consideration or the Preferred Stock Consideration, as applicable.

          (f)    Withholding Rights.    Each of Parent, the Surviving Corporation and the Paying Agent (and any of their Affiliates) shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold with respect to the making of such payment under any applicable Tax Law. To the extent that amounts are so withheld, such withheld amounts (i) shall be remitted to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the Persons in respect of which such deduction and withholding was made.

          (g)    Dissenter's Rights.    No Dissenting Stockholder shall be entitled to receive the Preferred Stock Consideration with respect to the Dissenting Shares owned by such Dissenting Stockholder. Each Dissenting Stockholder shall be entitled to receive only the payment of the fair value (as defined in NRS 92A.320) of the Dissenting Shares owned by such Dissenting Stockholder in accordance with the NRS, solely to the extent such Dissenting Stockholder has perfected and not withdrawn and is otherwise entitled to dissenter's rights in accordance with the NRS. The Company shall give Parent (i) prompt notice and copies of any written demands for dissenter's rights, attempted or purported withdrawals of such demands and any other instruments served pursuant to NRS 92A.440 that are received by the Company relating to the Company's stockholders' demands for dissenter's rights and (ii) the opportunity to participate in and, if Parent elects, direct all negotiations and Proceedings with respect to any such demands for dissenter's rights. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for dissenter's rights, offer to settle or settle any such demands or approve any withdrawal of any such demands, or agree, authorize or commit to do any of the foregoing. If any Dissenting Stockholder withdraws its demand for dissenter's rights or otherwise waives or loses its dissenter's rights under the NRS with respect to any Dissenting Shares, such Dissenting Shares shall become Eligible Preferred Shares and thereupon converted into the right to receive, without any interest thereon, the aggregate Preferred Stock Consideration with respect to such shares pursuant to this Article IV.

        4.3.    Treatment of Equity Awards.

          (a)    Company Options.    At the Effective Time:

              (i)  each (A) outstanding award of Company Options (or portion thereof) that is vested and exercisable and (B) outstanding and unvested award of Company Options identified on Section 4.3(a)(i) of the Company Disclosure Letter shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the number of Shares issuable upon exercise of such Company Options immediately prior to the Effective Time multiplied by (B) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price of such Company Option, and

             (ii)  each outstanding and unvested award of Company Options other than the Company Options identified on Section 4.3(a)(i) of the Company Disclosure Letter shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into an award (the "Converted Option Award") to receive an amount in cash on the earlier of (x) the date on which each such Company Option is scheduled to vest (subject to achievement of the vesting conditions) and (y) the first anniversary of the Closing Date, subject to continued employment through that date, without interest and subject to applicable withholding Taxes, equal to the product of (A) the number of Shares issuable upon exercise of such Company Options immediately prior to the Effective Time multiplied by (B) the excess, if any, of (1) the Per Share Merger Consideration minus (2) the exercise price of such Company Option. Except as specifically provided above, each Converted Option Award shall remain subject to the same terms and conditions (including vesting conditions) as were applicable to such Company Option immediately prior to the Effective Time.

          (b)    Company Restricted Shares.    At the Effective Time, each unvested Company Restricted Share shall, automatically and without any required action on the part of the holder thereof, become fully vested (and all then-applicable forfeiture restrictions in respect thereof thereupon shall lapse) and shall only entitle the holder thereof to receive, without interest and as soon as reasonably practicable after the Effective Time, an amount in cash equal to the Per Share Merger Consideration, less applicable taxes required to be withheld with respect to such payment.

          (c)    Company Restricted Stock Units.    At the Effective Time:

              (i)  each unvested Company RSU that is scheduled to vest before 2020 shall, automatically and without any required action on the part of the holder thereof, become fully vested and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (A) the number of Shares underlying such Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Merger Consideration and

             (ii)  each unvested Company RSU that is scheduled to vest after 2019 shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into an award (the "Converted RSU Award") to receive an amount in cash on the earlier of (x) the date on which each such Company RSU is scheduled to vest (subject to achievement of the vesting conditions) and (y) the first anniversary of the Closing Date, subject to continued employment through that date, without interest and subject to applicable withholding Taxes, equal to the product of (A) the number of Shares underlying such Company RSU immediately prior to the Effective Time multiplied by (B) the Per Share Merger Consideration. Except as specifically provided above, each Converted RSU Award shall remain subject to the same terms and conditions (including vesting conditions) as were applicable to such Company RSU immediately prior to the Effective Time.

          (d)    Company Performance Share Units.    At the Effective Time:

              (i)  the number of unvested Company PSUs earned based on performance as of the Closing Date, as determined in accordance with Schedule 1 to the Performance Stock Unit Grant Notice (the "Schedule"), shall, automatically and without any required action on the part of the holder thereof, become fully vested (the "Vested PSUs") and converted into the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest and subject to applicable withholding Taxes, equal to the product of (i) the number of Shares underlying such Vested PSU multiplied by (ii) the Per Share Merger Consideration. The Company shall consult with Parent in determining the number of Vested PSUs earned under the terms of the Schedule; and

             (ii)  with respect to any Company PSUs that do not become Vested PSUs at the Effective Time, the number of such Company PSUs equal to the "Final Shares" as defined in the Schedule shall, automatically and without any required action on the part of the holder thereof, be cancelled and converted into an award (the "Converted PSU Award") to receive an amount in cash on the earlier of (x) the date on which each such Final Share is scheduled to vest (subject to achievement of the vesting conditions) and (y) the first anniversary of the

    Closing Date, subject to continued employment through that date, without interest and subject to applicable withholding Tax, equal to the product of (A) the number of Final Shares underlying such Converted PSU Award multiplied by (B) the Per Share Merger Consideration. Except as specifically provided above, each Converted PSU Award shall remain subject to the same terms and conditions (including vesting conditions) as were applicable to such Company PSU immediately prior to the Effective Time. The Company shall consult with Parent in determining the number of Final Shares. Any Company PSUs that do not become Vested PSUs or Final Shares shall be forfeited at the Effective Time for no consideration

          (e)    Company Equity Payments.    As soon as reasonably practicable (but no later than the first regularly scheduled payroll date not less than ten Business Days after the Closing Date or later vesting date with respect to Converted Option Awards, Converted RSU Awards and Converted PSU Awards), the Surviving Corporation shall, through the payroll system of the Surviving Corporation, pay or cause to be paid to the holders of the Company Equity Awards, the amounts contemplated by Section 4.3(a), Section 4.3(b), Section 4.3(c) and Section 4.3(d), respectively; provided, however, that to the extent the holder of a Company Equity Award is not and was not at any time during the period in which such Company Equity Award was outstanding a Company Employee, such amounts shall not be paid through the payroll system, and instead shall be paid by the Paying Agent pursuant to Section 4.2.

          (f)    Company Actions.    At or prior to the Effective Time, the Company, the Company Board and the Company Compensation Committee, as applicable, shall adopt any resolutions and take any actions that are necessary to (i) effectuate the treatment of Sections 4.3(a) through Section 4.3(d) and (ii) upon the request of Parent, cause the Incentive Plan to terminate at or prior to the Effective Time. The Company shall take all actions necessary to ensure that from and after the Effective Time neither Parent nor the Surviving Corporation will be required to deliver Shares or other capital stock of the Company to any Person pursuant to or in settlement of Company Equity Awards.

        4.4.    Adjustments to Prevent Dilution.     Notwithstanding anything to the contrary set forth in this Agreement, if, from the date of this Agreement to the earlier of the Effective Time and the termination of this Agreement pursuant to Article IX, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares shall have been changed into a different number of Shares or securities or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger, issuer tender or exchange offer, or other similar transaction, or a stock dividend with a record date within such period shall have been declared, then the Per Share Merger Consideration shall be appropriately adjusted to provide the holders of Shares the same economic effect as contemplated by this Agreement prior to such event, and such items so adjusted shall, from and after the date of such event, be the Per Share Merger Consideration; provided, however, that nothing in this Section 4.4 shall be construed to permit the Company or any other Person to take any action except to the extent consistent with, and not otherwise prohibited by, this terms of this Agreement.

ARTICLE V

Representations and Warranties of the Company

        Except as set forth in the Company Reports filed with or furnished to the SEC and publicly available on or after the Applicable Date and prior to the date of this Agreement, but excluding, in each case, any disclosures set forth or referenced in any risk factor, forward-looking statement, quantitative and qualitative disclosures about market risk section or in any other section to the extent they are cautionary, predictive or forward-looking in nature ("Excluded Disclosure") or in the corresponding sections of the confidential disclosure letter delivered to Parent by the Company prior to or concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter") (it being agreed that for the purposes of the representations and warranties made by the Company in this Agreement, disclosure of any item in any section of the Company Disclosure Letter shall be deemed disclosure with respect to any other section to the extent the relevance of such item is reasonably apparent on its face), the Company hereby represents and warrants to Parent and Merger Sub that:

        5.1.    Organization, Good Standing and Qualification.     The Company and each of its Subsidiaries is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted and is qualified to do business and, to the extent such concept is applicable, is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except, solely with respect to the Company's Subsidiaries, as would not have a Material Adverse Effect. The Company has made available to Parent correct and complete copies of the Company's and its Subsidiaries' Organizational Documents in the forms that are in full force and effect as of the date of this Agreement.

        5.2.    Subsidiaries.     Section 5.2(a) of the Company Disclosure Letter sets forth (i) each of the Company's direct and indirect Subsidiaries and the ownership interest of the Company in each such Subsidiary and (ii) the Company's or its Subsidiaries' capital stock, equity interest or other direct or indirect ownership interest in any other Person. The Company does not own, directly or indirectly, any voting interest in any Person that would require a filing by Parent or Ultimate Parent under the HSR Act in connection with the transactions contemplated by this Agreement. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each of the Subsidiaries free and clear of any Encumbrances, and all of the issued and outstanding shares of capital stock of each of the Subsidiaries are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. No current or past holder of any capital stock, equity interest or other direct or indirect ownership interest of the Company or any of the Subsidiaries (x) has (or has ever had) a "controlling interest" (within the meaning of Section 414 of the Code) in the Company or any of the Subsidiaries or (y) would otherwise be (or would have otherwise been) treated as a "single employer" with the Company or any of the Subsidiaries under Section 414 of the Code or Section 4001 of ERISA.

        5.3.    Capital Structure.

          (a)   The authorized capital stock of the Company consists of 250,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock. As of the date of this Agreement, the only issued and outstanding capital stock of the Company consists of 15,540,847 shares of Common Stock (including 83,712 shares of restricted stock) and 15,197.530 shares of Preferred Stock (including 4,000 shares of Series C-1 Convertible Preferred Stock, 2,000 shares of Series C-2 Convertible Preferred Stock, 7,697.530 shares of Series D-1 Convertible Preferred Stock and 1,500 shares of Series D-2 Convertible Preferred Stock) were outstanding. All of the outstanding shares of Common Stock and Preferred Stock have been duly authorized and are validly issued, fully paid and nonassessable and are free and clear of any Encumbrance. As of the date of this Agreement, 2,999,111 2015 Warrants and 18,333,000 AMC Warrants were outstanding. Other than 2,999,111 shares of Common Stock reserved for issuance upon the exercise of the 2015 Warrants, 18,333,000 shares of Common Stock reserved for issuance upon the exercise of the AMC Warrants, 5,879,722 shares (including accrued dividends through April 1, 2017 but not including additional dividends accrued from the date of the last Preferred Stock cash dividend payment through the date of this Agreement) of Common Stock reserved for issuance upon conversion of the Preferred Stock, and 3,389,084 shares of Common Stock available for issuance under the Company's Incentive Plan, the Company has no additional shares of Common Stock reserved for issuance. Upon any issuance of shares of Common Stock in accordance with the terms of the Incentive Plan, such shares will be duly authorized, validly issued, fully paid and nonassessable and free and clear of any Encumbrances. Other than the Preferred Stock, the 2015 Warrants and the AMC Warrants, the Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. The Company has delivered to Parent a true and complete copy of each certificate of designation in respect of the Preferred Stock (as filed with the Nevada Secretary of State), each form of warrant and each form of award agreement pertaining to each equity award outstanding under the Incentive Plan, and any other warrant agreements or award agreements to the extent there are variations from the general forms, specifically identifying the Persons to whom such variant forms apply.

          (b)   All of the outstanding shares of capital stock of the Company have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for, purchase or otherwise acquire securities. Other than the Voting Agreement and the AMC Transaction Documents, there are no stockholders agreements, voting agreements or other similar agreements with respect to the Company's capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company's stockholders.

          (c)   Section 5.3(c) of the Company Disclosure Letter sets forth a correct and complete listing of all outstanding Company Equity Awards as of the close of business on July 27, 2018, setting forth the number of Shares subject to each Company Equity Award and the holder, grant date, vesting schedule and exercise price with respect to each Company Equity Award, as applicable. Except as set forth in Section 5.3(a), Section 5.3(b) or this Section 5.3(c), there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. There are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary. Upon any issuance of any Shares in accordance with the terms of the Incentive Plan, such Shares will be duly authorized, validly issued, fully paid and non-assessable and free and clear of any Encumbrance. Since the close of business on July 27, 2018, the Company has not issued any capital stock.

          (d)   Each Company Option (i) was granted in compliance with all applicable Laws and all of the terms and conditions of the Incentive Plan pursuant to which it was issued, (ii) has an exercise price per Share equal to or greater than the fair market value of a Share on the date of such grant, (iii) has a grant date identical to the date on which the Company Board or Company Compensation Committee actually awarded such Company Option, (iv) qualifies for the Tax and accounting treatment afforded to such Company Option in the Company's Tax returns and the Company Reports made available to Parent, respectively, and (v) does not trigger any liability for the holder thereof under Section 409A of the Code.

        5.4.    Corporate Authority; Approval and Fairness Opinion.

          (a)   The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to obtaining the Requisite Company Vote. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors' rights and remedies and to general equitable principles (the "Bankruptcy and Equity Exception").

          (b)   At a meeting duly called and held on or prior to the date hereof, the Special Committee (i) unanimously (A) determined that this Agreement and the transactions contemplated by this Agreement are advisable, fair to and in the best interests of the Company and the Unaffiliated RLJE Stockholders, (B) adopted, pursuant to NRS 92A.120, this Agreement and the transactions contemplated by this Agreement, (C) directed that this Agreement be submitted for approval by a vote of the holders of Shares at the Company Stockholders Meeting and (D) recommended that the holders of Shares vote affirmatively at the Company stockholders Meeting to approve this Agreement and the Merger (the "Company Recommendation"). Subject to the provisions of Section 7.2(d), the foregoing resolutions have not been withdrawn or modified.

          (c)   The Special Committee has received the opinion of Allen & Company, financial advisor to the Special Committee, to the effect that as of the date of such opinion and subject to the qualifications, exceptions and limitations set forth therein, the Per Share Merger Consideration to paid by Parent is fair, from a financial point of view, to the Unaffiliated RLJE Stockholders, a copy of which opinion will be delivered to Parent not later than 24 hours after the execution and delivery of this Agreement solely for Parent's informational purposes (it being agreed that such opinion is exclusively addressed to and for the benefit of the Special Committee and may not be relied upon by Ultimate Parent, Parent, Merger Sub or any other Person).

        5.5.    Governmental Filings; No Violations; Certain Contracts.

          (a)   Other than the expirations of waiting periods and the filings, notices, reports, consents, registrations, approvals, permits and authorizations (i) pursuant to the NRS, (ii) under the Exchange Act, (iii) required to be made with the NASDAQ and (iv) under the Takeover Statutes and state securities and "blue sky" Laws (collectively, the "Governmental Approvals"), as applicable, no expirations of waiting periods are required and no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made by the Company with, nor are any required to be made or obtained by the Company with or from, any Governmental Entity in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated by this Agreement, or in connection with the continuing operation of the business of the Company and its Subsidiaries following the Effective Time, except as would not have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (b)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the transactions contemplated by this Agreement will not, constitute or result in (i) a breach or violation of, or a default under the Organizational Documents of the Company (including each of the certificates of designation relating to any outstanding Preferred Stock) or any of its Subsidiaries, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or default under, the loss of any benefit under, the creation or acceleration of any obligations under or the creation of an Encumbrance on any of the rights or assets of the Company or any of its Subsidiaries pursuant to, any Contract binding upon the Company or any of its Subsidiaries, or, assuming (solely with respect to performance by the Company of this Agreement and the consummation of the transactions contemplated by this Agreement) compliance with the matters referred to in Section 5.5(a) or under any Law or Order applicable to the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is subject or (iii) any change in the substantive rights or obligations of any party under any Contract binding upon the Company or any of its Subsidiaries, except, in the case of clause (ii) or (iii) of this Section 5.5(b), as would not have a Material Adverse Effect (it being agreed that for purposes of this Section 5.5(b), effects resulting from or arising in connection with the matters set forth in clause (c) of the definition of the term "Material Adverse Effect" shall not be excluded in determining whether a Material Adverse Effect has occurred) or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

        5.6.    Compliance with Laws; Licenses.

          (a)    Compliance with Laws.

              (i)  The businesses of the Company and its Subsidiaries have not been, and are not being, conducted in violation of any applicable Law, except for such non-compliance as would not have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Except with respect to routine examinations of patent, trademark and copyright applications filed or to be filed with U.S. and non-U.S. patent offices, to the knowledge of the Company no investigation or review by any Governmental Entity with respect to the Company or any of the Subsidiaries is pending, nor has any Governmental Entity notified the Company of an intention to conduct the same.

             (ii)  The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the NASDAQ. Except as permitted by the Exchange Act, including Sections 13(k)(2) and 13(k)(3) or rules of the SEC, neither the Company nor any of its Affiliates has made, arranged or modified (in any material respect) any extensions of credit in the form of a personal loan to any executive officer or director of the Company.

          (b)    FCPA and Other Anti-Bribery Laws; Export and Sanctions Regulations.

              (i)  The Company, its Subsidiaries and their respective owners, directors, employees (including officers) and agents are in compliance with and have complied with the FCPA, the Other Anti-Bribery Laws and the Export and Sanctions Regulations. No Proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the FCPA, the Other Anti-Bribery Laws or the Export and Sanctions Regulations is pending or, to the knowledge of the Company, threatened.

             (ii)  None of the Company, any of the Subsidiaries or, to the knowledge of the Company, any director, employee (including officer), agent or Affiliate of the Company or any of its Subsidiaries (in each case, acting in the capacity of a director, employee, agent or representative of the Company or any of its Subsidiaries, as applicable), (A) has paid, offered or promised to pay, or authorized or ratified the payment, directly or indirectly, of any monies or anything of value to any Government Official or any political party or candidate for political office for the purpose of influencing any act or decision of such official or of any Governmental Entity to obtain or retain business, or direct business to any person or to secure any other improper benefit or advantage, in each case in violation in any respect of the FCPA or any of the Other Anti-Bribery Laws, or (B) is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

            (iii)  The Company and its Subsidiaries have instituted policies and procedures designed to ensure compliance with the FCPA, the Other Anti-Bribery Laws and the Export and Sanctions Regulations and have maintained such policies and procedures in full force and effect.

          (c)    Licenses.    The Company and each of its Subsidiaries have obtained, hold and are in compliance with all Licenses necessary to conduct their respective businesses as currently conducted (collectively, "Material Licenses"), except for any non-compliance as would not have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. Neither the Company nor any Subsidiary has received any notice of Proceedings relating to the revocation or modification of any Material License.

        5.7.    Company Reports.

          (a)   The Company has filed with or furnished to the SEC, as applicable, on a timely basis (giving effect to all extensions of any period to so file that were obtained pursuant to filings by the Company on Form 12b-25 under the Exchange Act), all Company Reports.

          (b)   Each of the Company Reports, at the time of its filing with or being furnished to the SEC, complied, or if not yet filed or furnished (other than any Excluded Filings), will comply with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act. As of their respective dates (or, if amended or supplemented, as of the date of such amendment or supplement), the Company Reports did not, and any Company Reports filed with or furnished to the SEC subsequent to the date of this Agreement (other than the Excluded Filings) will not, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

          (c)   No Subsidiary of the Company is subject to the reporting requirements of Section 13a or 15d of the Exchange Act.

        5.8.    Disclosure Controls and Procedures and Internal Control Over Financial Reporting.

          (a)   The Company and its Subsidiaries maintain disclosure controls and procedures (as defined in the Exchange Act) designed to ensure that all information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company's filings with the SEC and other public disclosure documents.

          (b)   The Company and its Subsidiaries maintain internal controls over financial reporting (as such term is defined in the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and that include policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the asset of the Company, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management of the Company and the Company Board, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company's assets that could have a material effect on its financial statements.

          (c)   The Company's management has completed an assessment of the effectiveness of the internal control over financial reporting of the Company and its Subsidiaries in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended December 31, 2017, and such assessment concluded that such system was effective. Since such date, there have been no changes in the internal control over financial reporting of the Company and its Subsidiaries that have materially affected, or would reasonably be likely to materially affect, the internal control over financial reporting of the Company and the Subsidiaries.

          (d)   The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company's auditors and the Audit Committee, (i) any significant deficiencies in the design or operation of its internal controls over financial reporting that are reasonably expected to adversely affect the Company's ability to record, process, summarize and report financial information and has identified for the Company's auditors and Audit Committee any material weaknesses in internal control over financial reporting and (ii) any allegation of fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

          (e)   The Company has made available to Parent (i) a summary of any such disclosure made by management to the Company's auditors and Audit Committee since the Applicable Date and (ii) any material communication since the Applicable Date made by management or the Company's auditors to the Audit Committee required or contemplated by listing standards of the NASDAQ, the Audit Committee's charter or professional standards of the Public Company Accounting Oversight Board. Since the Applicable Date, no material complaints from any source regarding accounting, internal accounting controls or auditing matters, and no concerns from Company Employees regarding questionable accounting or auditing matters, have been received by the Company. The Company has made available to Parent a summary of all material complaints or concerns relating to other matters made since the Applicable Date through the Company's whistleblower hotline or equivalent system for receipt of employee concerns regarding possible violations of Law.

        5.9.    Financial Statements; No Undisclosed Liabilities; "Off-Balance Sheet Arrangements"; Books and Records.

          (a)    Financial Statements.    Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports fairly presents, or, in the case of Company Reports filed after the date of this Agreement, will fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of its date and each of the consolidated statements of operations, comprehensive loss, changes in shareholders' (deficit) equity and cash flows included in, or incorporated by reference into, the Company Reports fairly presents, or, in the case of Company Reports filed after the date of this Agreement, will fairly present the consolidated results of operations, retained earnings (loss) and changes in financial position, as the case may be, of such companies for the periods set forth therein (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein or in the notes thereto.

          (b)    No Undisclosed Liabilities.    Except for obligations and liabilities (i) reflected or reserved against in the Company's most recent consolidated balance sheets included in or incorporated by reference into the Company Reports filed prior to the date of this Agreement or (ii) incurred in the Ordinary Course of Business since the date of such consolidated balance sheet, there are no obligations or liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise and whether or not required to be disclosed or any other facts or circumstances that would reasonably be expected to result in any material claims against, or obligations or liabilities of, the Company or any of its Subsidiaries.

          (c)    "Off-Balance Sheet Arrangements".    Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract or any "off-balance sheet arrangements" (as defined in Item 303(a) of Regulation S-K of the Securities Act).

          (d)    Books and Records.    The books of account of the Company and its Subsidiaries have been kept accurately in all material respects in the Ordinary Course of Business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company and its Subsidiaries have been properly recorded therein in all material respects. The corporate records and minute books of the Company and each of its Subsidiaries have been maintained in accordance with all applicable Laws in all material respects, and such corporate records and minute books are correct and complete in all material respects. The financial statements of the Company have been prepared in a manner consistent in all material respects with the books of account and other records of the Company and its Subsidiaries.

        5.10.    Litigation.

          (a)   There are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries.

          (b)   Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any Order that restricts the manner in which the Company and its Subsidiaries conduct their businesses in any material respect, or that would, individually or in the aggregate, reasonably be expected to prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

          (c)   Neither the Company nor any of the Subsidiaries, nor any director or officer thereof, is or has been the subject of any Proceeding involving a claim of violation of or liability under federal or state securities laws or, as of the date hereof, a claim of breach of fiduciary duty. There has not been since the Applicable Date and, to the knowledge of the Company, there is not currently pending, and the Company has not received as of the date hereof any written notice of, any investigation by the SEC involving the Company or any current or former director or officer of the Company. The Company shall inform Parent of any such investigation promptly after it receives any notice thereof.

        5.11.    Absence of Certain Changes.     Since the Applicable Date and through the date of this Agreement, (i) the Company and its Subsidiaries have conducted their respective businesses only in the Ordinary Course of Business; and (ii) there has not occurred any event, change, development, circumstance or fact that, individually or taken together with any other events, changes, developments, circumstances, facts or effects, have had a Material Adverse Effect.

        5.12.    Company Material Contracts.

          (a)   Except for this Agreement or any Company Benefit Plan, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any Contract:

              (i)  related to any settlement of any Proceeding within the past three years;

             (ii)  constituting a collective bargaining arrangement or with a labor union, labor organization, works council or similar organization;

            (iii)  evidencing financial or commodity hedging or similar trading activities, including any interest rate swaps, financial derivatives master agreements or confirmations, or futures account opening agreements and/or brokerage statements or similar Contract to which the Company or any of its Subsidiaries is a party;

            (iv)  for any Leased Real Property or the lease of personal property providing, in each case, for annual payments thereunder of $100,000 or more;

             (v)  involving the payment or receipt of (x) royalties, licensing fees or advances of more than $500,000 in the aggregate or (y) any other amounts of more than $250,000 in the aggregate, in each case in the twelve (12)-month period ending on December 31, 2017 and December 31, 2018, calculated based upon the actual or projected revenues or income of the Company or any of the Subsidiaries or the actual or projected income or revenues related to any product of the Company or any of the Subsidiaries;

            (vi)  with any equity holder of the Company (other than Company Benefit Plans);

           (vii)  between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares or shares of common stock of any of their respective Affiliates, on the other hand;

          (viii)  other than the Credit Agreement, relating to Indebtedness of the Company or any of the Subsidiaries of $100,000 or more;

            (ix)  containing any standstill or similar agreement pursuant to which the Company or any of the Subsidiaries has agreed not to acquire assets or securities of another Person or any of its affiliates;

             (x)  that would prevent, materially delay or materially impede the Company's ability to consummate the transactions contemplated by this Agreement;

            (xi)  providing for indemnification by the Company or any of the Subsidiaries of any Person or pursuant to which any indemnification obligations of the Company or any of its Subsidiaries remain outstanding or otherwise survive as of the date of this Agreement, except for immaterial Contracts entered into in the ordinary course of business;

           (xii)  that was not, to the knowledge of the Company, negotiated and entered into on an arm's length basis (except to the extent that such contract is solely between (x) the Company and one or more wholly-owned Subsidiaries or (y) two or more Subsidiaries that are each wholly-owned by the Company);

          (xiii)  that grants any right of first refusal, right of first offer or similar right with respect to any material assets, rights or properties of the Company or any of the Subsidiaries;

          (xiv)  other than those entered into in the ordinary course of business with respect to the acquisition of Company Programs, relating to the acquisition or disposition of any assets or business (whether by merger, sale of stock, sale of assets or otherwise) pursuant to which the Company or any of its Subsidiaries reasonably expects to be required to pay any earn-out, deferred or other contingent payments;

            (xv)  any Contract that prohibits the payment of dividends or distributions in respect of the capital stock, membership interests, partnership interests or other equity interests of the Company or any of its Subsidiaries, the pledging of the capital stock, membership interests, partnership interests or other equity interests of the Company or any of its Subsidiaries or the incurrence of Indebtedness by the Company or any of its Subsidiaries;

          (xvi)  that (1) purports to limit in any material respect either the type of business in which the Company or any of the Subsidiaries may engage or the manner or locations in which any of them may so engage in any business, (2) could require the disposition of any material assets or line of business of the Company or any of the Subsidiaries, (3) grants "most favored nation" status or (4) prohibits or limits the right of the Company or any of the Subsidiaries in any material respect to make, sell or distribute any products or services or use, transfer, license, distribute or enforce any of their respective Intellectual Property Rights;

         (xvii)  that is a Company Intellectual Property Contract;

        (xviii)  that contains a put, call or similar right pursuant to which the Company or any of the Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a fair market value or purchase price of more than $100,000;

          (xix)  providing for a joint venture, partnership, limited liability company or similar arrangement involving the sharing of profits, losses, costs or liabilities with any third party; or

            (xx)  any other Contract or group of related Contracts not otherwise described in the foregoing clauses (i) through (xix) of this Section 5.12(a) that is material to the Company and its Subsidiaries, taken as a whole (together with each Contract constituting any of the foregoing types of Contract described in clauses (i) through (xix) of this Section 5.12(a) and together with any Contract that has been or would be required to be filed by the Company as a "material contract" pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed as a "material contract" on a Current Report on Form 8-K or pursuant to Item 404 of Regulation S-K under the Securities Act, a "Company Material Contract").

          (b)   A correct and complete copy of each Company Material Contract has been made available to Parent. Each Company Material Contract is valid and binding on the Company or its Subsidiaries, as the case may be, and, to the Knowledge of the Company, each other party thereto, and is in full force and effect, except as would not have a Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement. There is no breach or event of default under any such Contract by the Company or its Subsidiaries or, to the Knowledge of the Company, any other party thereto, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or its Subsidiaries, or, to the Knowledge of the Company, any other party thereto, in each case, except as has not had a Material Adverse Effect or as would not prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

        5.13.    Subscribers.     Section 5.13 of the Company Disclosure Letter sets forth the aggregate numbers of subscribers to the Company's Acorn TV digital channel and the aggregate number of subscribers to the Company's UMC digital channel, in each case determined as of March 31, 2018 and May 31, 2018 and in accordance with the Company's subscriber accounting policy set forth on Section 5.13 of the Company Disclosure Letter.

        5.14.    Employee Benefits.

          (a)   Section 5.14(a) of the Company Disclosure Letter sets forth a correct and complete list of each Company Benefit Plan.

          (b)   With respect to each Company Benefit Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the Company Benefit Plan document, including any amendments or supplements thereto, and all related trust documents, insurance contracts or other funding vehicles, (ii) a written description of any material Company Benefit Plan if such plan is not set forth in a written document, (iii) the most recently prepared actuarial report and (iv) all material correspondence to or from any Governmental Entity received in the last three years with respect to any Company Benefit Plan.

          (c)   (i) Each Company Benefit Plan (including any related trusts) has been established, operated and administered in material compliance with its terms and applicable Laws, including ERISA and the Code, (ii) all material contributions or other material amounts payable by the Company or any of its Subsidiaries with respect to each Company Benefit Plan in respect of current or prior plan years have been paid or accrued in accordance with GAAP, and (iii) there are no claims or Proceedings (other than routine claims for benefits) pending or, to the Knowledge of the Company, threatened, by, on behalf of or against any Company Benefit Plan or any trust related thereto which could reasonably be expected to result in any material liability to the Company or any of its Subsidiaries.

          (d)   With respect to each ERISA Plan, the Company has made available to Parent, to the extent applicable, correct and complete copies of (i) the most recent summary plan description together with any summaries of all material modifications and supplements thereto, (ii) the most recent IRS determination or opinion letter and (iii) the two most recent annual reports (Form 5500 or 990 series and all schedules and financial statements attached thereto).

          (e)   Each ERISA Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, opinion letter, or advisory letter from the Internal Revenue Service upon which it may rely as to its qualification and, to the Knowledge of the Company, nothing has occurred that would adversely affect the qualification or tax exemption of any such ERISA Plan. With respect to any ERISA Plan, neither the Company nor any of its Subsidiaries has engaged in a transaction in connection with which the Company or any of its Subsidiaries reasonably could be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material tax imposed pursuant to Section 4975 or 4976 of the Code.

          (f)    Except as required by applicable Law, no Company Benefit Plan provides retiree or post-employment medical, disability, life insurance or other welfare benefits to any Person, and none of the Company or any of its Subsidiaries has any obligation to provide such benefits. To the extent that the Company or any of its Subsidiaries sponsors such plans, the Company or the applicable Subsidiary has reserved the right to amend, terminate or modify at any time each Company Benefit Plan that provides retiree or post-employment disability, life insurance or other welfare benefits to any Person.

          (g)   Each Company Benefit Plan that is a "nonqualified deferred compensation plan" (within the meaning of Section 409A of the Code) is in material documentary compliance with, and has been operated and administered in all material respects in compliance with, Section 409A of the Code and the guidance issued by the IRS provided thereunder.

          (h)   No Controlled Group Liability has been incurred by the Company or its ERISA Affiliates that has not been satisfied in full, and no condition exists that presents a risk to the Company or its ERISA Affiliates of incurring any such liability.

          (i)    Except as required under the terms of this Agreement, none of the execution and delivery of this Agreement, the Requisite Company Vote or other approval of this Agreement or the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, (i) entitle any Company Employee to severance pay or any material increase in severance pay, (ii) accelerate the time of payment or vesting, or materially increase the amount of compensation due to any such Company Employee, (iii) directly or indirectly cause the Company to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, (iv) otherwise give rise to any material liability under any

  Company Benefit Plan or (v) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan on or following the Effective Time.

          (j)    Neither the execution and delivery of this Agreement, the Requisite Company Vote or other approval of this Agreement nor the consummation of the transactions contemplated by this Agreement could, either alone or in combination with another event, result in the payment of any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment" as defined in Section 280G(b)(1) of the Code.

          (k)   Neither the Company nor any Subsidiary has any obligation to provide, and no Company Benefit Plan or other agreement provides any individual with the right to, a gross up, indemnification, reimbursement or other payment for any excise or additional taxes, interest or penalties incurred pursuant to Section 409A or Section 4999 of the Code.

          (l)    All Non-U.S. Company Benefit Plans comply with applicable local Law in all material respects, and all such plans that are intended to be funded and/or book-reserved are funded and/or book reserved in all material respects, as appropriate, based upon reasonable actuarial assumptions, and to the extent required to be registered or approved by a foreign Governmental Entity, have been registered with, or approved by, a foreign Governmental Entity and, to the Company's Knowledge, nothing has occurred that would adversely affect such registration or approval. No Non-U.S. Company Plan is a defined benefit pension plan.

        5.15.    Labor Matters.

          (a)   Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization, and to the Knowledge of the Company, there are no activities or Proceedings by any individual or group of individuals, including representatives of any labor unions, labor organizations, works councils or similar organizations, to organize any employees of the Company or any of its Subsidiaries.

          (b)   There is no, and has not been any, strike, lockout, slowdown, work stoppage, unfair labor practice or other labor dispute, arbitration or grievance pending or, to the Knowledge of the Company, threatened, that may interfere in any material respect with the respective business activities of the Company or any of its Subsidiaries. Each of the Company and its Subsidiaries is in compliance with all applicable Laws respecting labor, employment and employment practices, terms and conditions of employment, wages and hours (including classification of employees and equitable pay practices) and occupational safety and health. Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act and the regulations promulgated thereunder or any similar state or local Law that remains unsatisfied.

          (c)   To the Company's Knowledge, in the last ten (10) years, (i) no allegations of sexual harassment have been made against any officer of the Company or any of its Subsidiaries, and (ii) the Company and its Subsidiaries have not entered into any settlement agreements related to allegations of sexual harassment or misconduct by an officer of the Company or any of its Subsidiaries.

        5.16.    Environmental Matters.     (a) the Company and its Subsidiaries have complied at all times with all applicable Environmental Laws; (b) the Company and its Subsidiaries have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and are in compliance in all material respects with all terms and conditions of any such permit, license or approval; (c) no property currently owned or operated by the Company or any of its Subsidiaries (including soils, groundwater, surface water, buildings and surface and subsurface structures) is contaminated with any Hazardous Substance; (d) neither the Company nor any of its

Subsidiaries is subject to liability for any Hazardous Substance disposal or contamination on any third-party property; (e) neither the Company nor any of its Subsidiaries has received any notice, demand, letter, claim or request for information alleging that the Company or any of its Subsidiaries may be in violation of or subject to liability under any Environmental Law; (f) neither the Company nor any of its Subsidiaries is subject to any Order or other agreement with any Governmental Entity or any indemnity or other agreement with any third party relating to liabilities or obligations under any Environmental Law; and (g) there are no other circumstances or conditions involving the Company or any of its Subsidiaries that could reasonably be expected to result in any claim, liability, investigation, cost or restriction on the ownership, use, or transfer of any property pursuant to any Environmental Law.

        5.17.    Tax Matters.

          (a)   The Company and each of its Subsidiaries (i) have prepared in good faith and duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them with the appropriate Taxing Authority and all such filed Tax Returns are correct and complete in all material respects, (ii) have paid all material Taxes that are required to be paid (whether or not shown on any Tax Returns), (iii) have withheld and paid all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, stockholder, creditor, independent contractor or third party (each as determined for Tax purposes), (iv) have complied with all information reporting (and related withholding) and record retention requirements and (v) have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

          (b)   The Tax Returns of the Company and each of its Subsidiaries for all years up to and including 2017 have been examined by the IRS or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.

          (c)   No deficiency with respect to an amount of Taxes has been proposed, asserted or assessed against the Company or any of its Subsidiaries and there are no pending or, to the Knowledge of the Company, threatened Proceedings regarding any Taxes of the Company and its Subsidiaries or the assets of the Company and its Subsidiaries.

          (d)   In the prior six-year period, neither the Company nor any of its Subsidiaries has been informed in writing by any jurisdiction that the jurisdiction believes that the Company or any of its Subsidiaries was required to file any material Tax Return that was not filed.

          (e)   The Company has made available to Parent correct and complete copies of any private letter ruling requests, closing agreements or gain recognition agreements with respect to Taxes requested or executed in the prior six-year period.

          (f)    There are no Encumbrances for Taxes (except Taxes not yet due and payable) on any of the assets of the Company or any of its Subsidiaries.

          (g)   Neither the Company nor any of its Subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement solely between or among the Company and its Subsidiaries) except for agreements entered into in the ordinary course of business, the principal purpose of which is not to indemnify for Taxes.

          (h)   Neither the Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company) or (ii) has any liability for the Taxes of any person (other than the

  Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of Law), as a transferee or successor, by Contract or otherwise.

          (i)    Neither the Company nor any of its Subsidiaries has been, within the past two years or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code.

          (j)    Neither the Company nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

          (k)   At no time during the past five years has the Company been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

          (l)    Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or to exclude any item of deduction from, taxable income in any taxable period (or portion thereof) ending after the Closing Date as a result of any closing agreement, installment sale or open transaction on or prior to the Closing Date, any accounting method change or agreement with any Tax authority, any prepaid amount received on or prior to the Closing Date, any intercompany transaction or excess loss account described in Section 1502 of the Code (or any corresponding provision of Tax Law), or any election pursuant to Section 108(i) of the Code (or any similar provision of Law) made with respect to any taxable period ending on or prior to the Closing Date.

          (m)  The "section 965(a) inclusion amount" as defined in Notice 2018-07, I.R.B. 2018-04, with respect to each of the Company's Subsidiaries does not exceed the amount set forth with respect to such Subsidiary in Section 5.17(m) of the Company Disclosure Letter.

        5.18.    Real Property.

          (a)   Neither the Company nor any of the Subsidiaries owns any real property.

          (b)   With respect to the Company's Leased Real Property, (i) the lease or sublease for such property is valid, legally binding, enforceable and in full force and effect in accordance with its terms, (ii) none of the Company or any of its Subsidiaries is in breach of or default under such lease or sublease, and no event has occurred, which, with notice, lapse of time or both, would constitute a breach or event of default by any of the Company or its Subsidiaries or permit termination, modification or acceleration by any third party thereunder, or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement, (iii) there are no written or oral subleases, concessions or other Contracts or arrangements granting to any Person other than the Company or its Subsidiaries the right to use or occupy any such property, and (iv) such property and all buildings, structures, improvements and fixtures located thereon have been maintained in accordance with normal industry practice, are in good operating condition and repair, and are suitable for the purposes for which they are currently used.

          (c)   Neither the Company nor any of its Subsidiaries has received any notice of any pending or threatened condemnation of any Leased Real Property by any Governmental Entity, nor, to the Knowledge of the Company, are there any public improvements or re-zoning measures proposed or in progress that could result in special assessments against or otherwise adversely affect the Leased Real Property, in each case, that would reasonably be expected to materially interfere with the business or operations of the Company and its Subsidiaries as currently conducted.

        5.19.    Title to Tangible Property.

          (a)   Each of the Company and its Subsidiaries has good and valid title to, or a valid leasehold interest in, all the tangible properties and assets which it purports to own or lease, including all the tangible properties and assets reflected on consolidated balance sheets included in or incorporated by reference into the Company Reports filed with the SEC and publicly available prior to the date of this Agreement.

          (b)   All tangible properties and assets reflected therein are held free and clear of all Encumbrances, except for Encumbrances reflected on consolidated balance sheets included in or incorporated by reference into the Company Reports filed with the SEC and publicly available prior to the date of this Agreement, Encumbrances for current Taxes not yet due and other Encumbrances that do not materially impair the use of the property or assets subject thereto.

          (c)   The machinery, equipment, furniture, fixtures and other tangible personal property and assets owned, leased or used by the Company or any of its Subsidiaries are, in the aggregate, sufficient to carry on their respective businesses in all material respects as conducted as of the date of this Agreement, and the Company and its Subsidiaries are in possession of and have good title to, or valid leasehold interests in or valid rights under contract to use, such machinery, equipment, furniture, fixtures and other tangible personal property and assets that are material to the respective businesses of the Company and each of its Subsidiaries, taken as a whole, free and clear of all Encumbrances, except as would not have a Material Adverse Effect.

        5.20.    Intellectual Property.

          (a)   Section 5.20(a) of the Company Disclosure Letter sets forth a true and complete list, as of the date of this Agreement, of (A) all Registered Company Intellectual Property Rights, (B) all Programs, the Intellectual Property Rights in which form part of the Company Intellectual Property Rights, and which such Programs are material to the Company or any of its Subsidiaries, and (C) all other Programs that are material to the Company or any of its Subsidiaries.

          (b)   The Company and its Subsidiaries own or otherwise have sufficient and valid rights to use all Intellectual Property Rights material to, and used in or necessary for, the conduct of their respective businesses as currently conducted and as currently planned to be conducted, all of which rights shall survive the consummation of the transactions contemplated by this Agreement, without modification, cancellation, termination, suspension of, or acceleration of any right, obligation or payment with respect to any such Intellectual Property Right.

          (c)   The Company and its Subsidiaries solely and exclusively own, free and clear of any Encumbrances, except for Encumbrances reflected on consolidated balance sheets included in or incorporated by reference into the Company Reports filed with the SEC and publicly available prior to the date of this Agreement, all Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has dedicated to the public domain or forfeited, abandoned or otherwise allowed to enter into the public domain any Company Intellectual Property Right that is material to any business of the Company or any of its Subsidiaries (or any Intellectual Property Right that was material to any business of the Company or any of its Subsidiaries at the time of such action or inaction).

          (d)   All Registered Company Intellectual Property Rights are subsisting, valid and enforceable, and are not subject to any outstanding Order adversely affecting the validity or enforceability of, or the Company's or its Subsidiaries' ownership or use of, or rights in or to, any such Registered Intellectual Property Right. All registration, maintenance and renewal fees and filings in respect of the Registered Company Intellectual Property Rights have been paid to and/or filed if and when due with the relevant Governmental Entities for the purpose of registering, maintaining and renewing such Intellectual Property Rights, other than pursuant to intentional abandonment and similar portfolio maintenance decisions made in the Ordinary Course of Business.

          (e)   Within the prior three-year period, neither the Company nor any of its Subsidiaries has received any claim, notice, invitation to license or similar communication, and there have been no actual or, to the Knowledge of the Company, threatened Proceedings (i) terminating or reverting any right, title or interest of the Company or any of its Subsidiaries in or to any material Company Intellectual Property Right (or any Intellectual Property Right that was, at the time of such termination or reversion, a material Company Intellectual Property Right) or material Company Program (or any Program that was, at the time of such termination or reversion, a material Company Program), (ii) contesting or challenging the use, validity, enforceability or ownership of any material Company Intellectual Property Right or material Company Program, or (iii) alleging or suggesting that the Company or any of its Subsidiaries or any of their respective products or services (including any Program and any of the literary, dramatic or musical material contained therein or upon which any Program is based) has infringed, misappropriated or otherwise violated the Intellectual Property Rights of any Person, whether directly or indirectly, or has committed or constituted a libel, slander or other defamation of any Person.

          (f)    None of the Company, its Subsidiaries, the conduct of the respective businesses of the Company and its Subsidiaries as currently conducted and as currently planned to be conducted, nor any product or service of the Company or any of its Subsidiaries (including any Company Program or any of the literary, dramatic or musical material contained in any Company Program or upon which any Company Program is based), has infringed, misappropriated or otherwise violated in the prior three-year period, or does or will infringe, misappropriate or otherwise violate any Intellectual Property Right of any Person, whether directly or indirectly, or has constituted a libel, slander or other defamation of any Person.

          (g)   To the Knowledge of the Company, within the prior three-year period, no Person has infringed, misappropriated or otherwise violated any Company Intellectual Property Right, whether directly or indirectly.

          (h)   Each of the Company and each of its Subsidiaries has taken commercially reasonable steps to protect, register and maintain the Registered Company Intellectual Property Rights it owns or purports to own. Each current and former employee and consultant of the Company or any of its Subsidiaries that has contributed to the creation or development of any Intellectual Property Right or any embodiment thereof for or on behalf of the Company or any of its Subsidiaries has executed a valid and enforceable confidentiality agreement in substantially the forms made available to Parent, pursuant to which such employee or consultant is obligated to maintain all of the Company's and each of its Subsidiaries' confidential information (including any trade secrets included in the Company Intellectual Property Rights and any third party confidential information disclosed to the Company or any of its Subsidiaries on a confidential basis) as strictly confidential and not use any such information except as authorized by the Company or such Subsidiary. Each current and former employee and consultant of the Company or any of its Subsidiaries that has contributed to the creation or development of any Intellectual Property Right or any embodiment thereof for or on behalf of the Company or any of its Subsidiaries has executed a written, valid and enforceable agreement with an assignment of inventions and rights provision pursuant to which such employee or consultant has assigned to the Company or one of its Subsidiaries all such created or developed Intellectual Property Rights and all embodiments thereof. No current or former employee or consultant of the Company or its Subsidiaries has made any ownership claim with respect to any Intellectual Property Right to which the Company or any of its Subsidiaries claims any ownership right, title or interest, and to the Company's Knowledge, there is no reasonable basis for any such claim.

          (i)    Neither the Company nor any of its Subsidiaries is a party to or is otherwise bound by any Contract pursuant to which (i) any license, covenant not to sue, release, waiver, option or other right is granted to any third party under any material Company Intellectual Property Right or to any material Company Program, (ii) any Person has granted to the Company or any of its Subsidiaries any license, covenant not to sue, release, waiver, option or other right under any Intellectual Property Right or to any Program that is material to any business of the Company or any of its Subsidiaries, other than non-exclusive licenses for off-the-shelf Software that have been granted on standardized, generally available terms, (iii) the Company or any of its Subsidiaries has assigned or agreed to assign any material Company Intellectual Property Right or material Company Program (or any Intellectual Property Right or Program that was a material Company Intellectual Property Right or material Company Program, as applicable, at the time of such assignment or agreement) to any Person, (iv) the Company or any of its Subsidiaries is subject to any obligation or covenant with respect to the use, licensing, enforcement, prosecution or other exploitation of any Intellectual Property Right or Program that is material to any business of the Company or any of its Subsidiaries, including stand-stills and Trademark co-existence or consent Contracts (each such Contract described in clauses (i) through (iv) of this Section 5.20(i), together with all amendments, exhibits and schedules to such Contract, a "Company Intellectual Property Contract").

          (j)    An original negative or master, or digital equivalent thereof, of each of the Library Programs has been properly stored, in each case in accordance with standards customarily applied by major theatrical, television and home video distributors, as applicable, or the Company or any of its Subsidiaries has reasonable access to printable elements of such Library Programs or other television or short form pictures. All such original negatives, masters or printable elements are in a commercially reasonable condition. Section 5.20(j) of the Company Disclosure Letter sets forth a true and complete list, as of the date hereof, of the physical locations of all such original negatives, masters, or printable elements, and to the extent such physical locations are owned or controlled by third parties, the Company or one of the Subsidiaries are party to customary access agreements with respect to access to all such negatives, masters or printable elements.

          (k)   The IT Assets owned, leased, controlled, used or held for use (including through cloud-based or other third-party service providers) by the Company or any of its Subsidiaries are reasonably sufficient for the current and currently anticipated needs of the businesses of the Company and its Subsidiaries, and to the Company's Knowledge, in the prior three-year period, there has been no unauthorized access to or unauthorized use of (i) any such IT Assets, (ii) any information stored on or processed by such IT Assets, or (iii) any Personal Information or confidential or proprietary information that is in the Company's or any of its Subsidiaries' possession or control, in each case, in a manner that, individually or in the aggregate, has resulted in or is reasonably expected to result in material liability to, or material disruption of the business operations of, the Company or any of its Subsidiaries.

          (l)    The Company and its Subsidiaries have established and implemented written policies regarding privacy, cyber security and data security that are commercially reasonable, and consistent with (i) standard industry practices, (ii) any and all commitments of the Company or any of its Subsidiaries and (iii) any and all publicly-facing statements or internal or external policies adopted by the Company or any of its Subsidiaries (such statements and policies, collectively, the "Privacy and Security Policies").

          (m)  Within the prior three-year period, the Company and each of its Subsidiaries have at all times (i) complied with all of their respective Privacy and Security Policies, (ii) complied in all material respects with all of their contractual and fiduciary obligations and with all applicable Laws, in each case, with respect to the collection, use, storage, processing, transmission, transfer (including cross-border transfers), disclosure and protection of Personal Information in their possession or control, including for the avoidance of doubt, GDPR, and (iii) used commercially reasonable measures consistent with standard industry practices to ensure the security of the IT Assets and confidentiality, privacy and security of Personal Information.

        5.21.    Insurance.     All Insurance Policies maintained by the Company or any of its Subsidiaries are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by Persons engaged in similar businesses and subject to the same or similar risks. Each Insurance Policy is in full force and effect and, to the extent applicable, all premiums due with respect to all Insurance Policies have been paid, and, to the extent applicable, neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that (including with respect to the transactions contemplated by this Agreement), with notice or lapse of time or both, would constitute a breach or event of default, or permit a termination of any of the Insurance Policies. The Company has made available to Parent correct and complete copies or summary descriptions of the Insurance Policies.

        5.22.    Takeover Statutes.     Within ten days of the date of this Agreement, the Company will take all action necessary to render inapplicable any control share acquisition, business combination, or other similar anti-takeover provision under the Company's Organizational Documents or any applicable Takeover Statute that is or could become applicable to Parent, this Agreement, the Merger or the other transactions contemplated hereby.

        5.23.    Brokers and Finders.     Neither the Company nor any of its directors or employees (including any officers) has employed any broker, finder or investment bank or incurred any liability for any brokerage fees, commissions or finders fees in connection with the transactions contemplated by this Agreement, except that the Special Committee has employed Allen & Company as its financial advisor, whose fees and expenses will be paid by the Company. The Company has made available to Parent correct and complete copies of all Contracts pursuant to which Allen & Company is entitled to any fees and expenses in connection with any of the transactions contemplated by this Agreement. Prior to or at the Closing, Parent and Merger Sub shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 5.23 that may be due in connection with the transactions contemplated by this Agreement.

        5.24.    No Other Representations or Warranties; Non-Reliance.     Except for the express written representations and warranties made by the Company, neither the Company nor any of its Representatives or any other Person makes any express or implied representation or warranty with respect to the Company or any of its Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement, the Merger or any of the other transactions contemplated by this Agreement, and the Company hereby expressly disclaims making any such other representations or warranties. With respect to the preceding sentence, Ultimate Parent, Parent and Merger Sub hereby expressly disclaim that any of Ultimate Parent, Parent, Merger Sub or any of their respective Affiliates or Representatives has relied on or are relying on any representations or warranties regarding the Company, other than the express written representations and warranties of the Company expressly set forth in this Agreement, and Ultimate Parent, Parent and Merger Sub hereby further acknowledge that none of the Company, any of its Representatives or any other Person shall have or be subject to any liability to any of Ultimate Parent, Parent, Merger Sub or any of their Affiliates or Representatives resulting from the use of or access to any information, documents, data, instruments or materials made available to them in any physical or electronic form (including in any "virtual data room") or pursuant to any management presentation, confidential memoranda, or otherwise, in expectation of this Agreement and the Merger. Notwithstanding the foregoing provisions of this Section 5.24, nothing in this Section 5.24 shall limit Ultimate Parent's, Parent's or Merger Sub's remedies with respect to claims against the Company for fraud or intentional or willful misrepresentation by the Company, its Subsidiaries or any of its or their respective Affiliates in connection with, arising out of or otherwise related to this Agreement and the transactions contemplated by this Agreement.

 ARTICLE VI

Representations and Warranties of Parent and Merger Sub

        Except as set forth in any reports, forms, statements, certifications and documents required to be filed with or furnished to the SEC pursuant to the Exchange Act or the Securities Act by Parent (including notes, exhibits and schedules thereto and all information incorporated by reference and any amendments and supplements thereto) on or after the Applicable Date and prior to the date of this Agreement and publicly available, but excluding, in each case, any Excluded Disclosure or in the corresponding sections of the confidential disclosure letter delivered to the Company by Parent prior to or concurrently with the execution and delivery of this Agreement (the "Parent Disclosure Letter") (it being agreed that for the purposes of the representations and warranties set forth in this made by Parent or Merger Sub in this Agreement, disclosure of any item in any section of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section to the extent the relevance of such item is reasonably apparent on its face), Parent and Merger Sub each hereby represent and warrant to the Company that:

        6.1.    Organization, Good Standing and Qualification.     Each of Parent and Merger Sub is a legal entity duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of its respective jurisdiction of organization and has all requisite corporate or similar power and authority to consummate the transactions contemplated by this Agreement. Merger Sub has been organized for the sole purpose of consummating the Merger and the other transactions contemplated by this Agreement and, since its date of incorporation, has conducted no business activities or operations other than as necessary to facilitate the consummation of the Merger and the other transactions contemplated by this Agreement.

        6.2.    Corporate Authority.

          (a)   Each of Parent and Merger Sub has all requisite corporate or similar power and authority and has taken all corporate and limited liability company action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, subject only to approval of this Agreement by Parent (as the sole stockholder of Merger Sub). This Agreement has been duly executed and delivered by Parent and Merger Sub and constitutes a valid and binding agreement of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

        6.3.    Governmental Filings; No Violations.

          (a)   Other than the Governmental Approvals, no expirations of waiting periods are required and no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by Parent or Merger Sub with, nor are any required to be obtained by Parent or Merger Sub from, any Governmental Entity, in connection with the execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation of the transactions contemplated by this Agreement, or in connection with the continuing operation of the business of Parent and its Subsidiaries following the Effective Time, except as would not have a Parent Material Adverse Effect.

          (b)   The execution, delivery and performance of this Agreement by Parent and Merger Sub do not, and the consummation by Parent or Merger Sub of the transactions contemplated by this Agreement, will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Parent, Merger Sub or any of their Subsidiaries, or (ii) conflict with or result in a violation of any Law or Order to which either Parent or Merger Sub is subject, except in the case of clause (ii) as would not have a Parent Material Adverse Effect.

        6.4.    Compliance with Laws.     The businesses of Parent and Merger Sub have not been, and are not being, conducted in violation of any applicable Law, except for such non-compliance as would not have a Parent Material Adverse Effect.

        6.5.    Litigation.

          (a)   There are no Proceedings pending or, to the Knowledge of Parent, threatened against Parent or Merger Sub or any of their Affiliates which, were any such Proceeding to result in an Order adverse to Parent, Merger Sub or any of their Affiliates, would have a Parent Material Adverse Effect.

          (b)   Neither Parent nor Merger Sub, or any of their Affiliates, is a party to or subject to the provisions of any Law or Order that would have a Parent Material Adverse Effect.

        6.6.    Absence of Certain Changes.     Since the Applicable Date and through the date of this Agreement, there has not occurred any event, change, development, circumstance or fact that, individually or taken together with any other events, changes, developments, circumstances, facts or effects, have had a Parent Material Adverse Effect.

        6.7.    Available Funds.     At the Closing, Parent will have available to it, or will cause Merger Sub to have available to it, immediately available cash funds sufficient to pay, in full, all amounts required to be paid by Parent and Merger Sub pursuant to Article IV of this Agreement and otherwise to consummate the transactions contemplated by this Agreement (including the payment of all fees and expenses payable by Ultimate Parent, Parent and Merger Sub in respect thereof).

        6.8.    Brokers and Finders.     Neither Parent nor any of its directors or employees (including any officers) has employed any broker, finder or investment bank or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the transactions contemplated by this Agreement, except that Parent has employed Citigroup Global Markets Inc. as its financial advisor, whose fees and expenses will be paid by Parent.

        6.9.    No Other Representations or Warranties; Non-Reliance.     Except for the express written representations and warranties made by Ultimate Parent, Parent and Merger Sub, none of Ultimate Parent, Parent, Merger Sub or any of their Representatives or any other Person makes any express or implied representation or warranty with respect to Ultimate Parent, Parent, Merger Sub or any of their Affiliates or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement, the Merger or any of the other transactions contemplated by this Agreement, and Ultimate Parent, Parent and Merger Sub each hereby expressly disclaims making any such other representations or warranties. With respect to the preceding sentence, the Company hereby expressly disclaims that the Company or any of its respective Affiliates or Representatives has relied on or are relying on any representations or warranties regarding Ultimate Parent, Parent or Merger Sub, other than the express written representations and warranties of Ultimate Parent, Parent or Merger Sub expressly set forth in this Agreement, and the Company hereby further acknowledges that none of Ultimate Parent, Parent, Merger Sub, any of their Representatives or any other Person shall have or be subject to any liability to any of the Company or its Affiliates or Representatives resulting from the use of or access to any information, documents, data, instruments or materials made available to them in any physical or electronic form (including in any "virtual data room") or pursuant to any management presentation, confidential memoranda, or otherwise, in expectation of this Agreement and the Merger. Notwithstanding the foregoing provisions of this Section 6.9, nothing in this Section 6.9 shall limit the Company's remedies against Ultimate Parent, Parent or Merger Sub with respect to claims against Ultimate Parent, Parent, or Merger Sub for fraud or intentional or willful misrepresentation by Ultimate Parent, Parent, Merger Sub or any of their Affiliates in connection with, arising out of or otherwise related to this Agreement and the transactions contemplated by this Agreement.

ARTICLE VII

Covenants

        7.1.    Interim Operations.

          (a)   The Company shall, and shall cause each of its Subsidiaries to, from and after the date of this Agreement and prior to the Effective Time (unless Parent shall otherwise approve in writing, with such approval not to be unreasonably withheld, conditioned or delayed), and except as otherwise expressly required by this Agreement or as required by applicable Law, conduct its business in the Ordinary Course of Business and, to the extent consistent therewith, shall use and cause each of its Subsidiaries to use their respective reasonable best efforts to, preserve its and their business organizations intact and maintain satisfactory relations and goodwill with Governmental Entities, customers, suppliers, licensors, licensees, distributors, creditors, lessors, employees and business associates and keep available the services of its and its Subsidiaries' present employees and agents. Without limiting the generality of and in furtherance of the foregoing sentence, from the date of this Agreement until the Effective Time, except as otherwise expressly required by this Agreement, required by applicable Law, required by the express terms of any Company Material Contract made available to Parent, as approved in writing by Parent or set forth in the corresponding subsection of Section 7.1(a) of the Company Disclosure Letter, the Company shall not and shall cause its Subsidiaries not to:

              (i)  adopt or propose any change in its Organizational Documents;

             (ii)  merge or consolidate the Company or any of its Subsidiaries with any other Person, except for any such transactions solely among Wholly Owned Subsidiaries of the Company, or restructure, reorganize or completely or partially liquidate or otherwise enter into any agreements or arrangements imposing material changes or restrictions on its assets, operations or businesses;

            (iii)  acquire assets from any other Person, other than acquisitions of Programs or other goods in the Ordinary Course of Business;

            (iv)  issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee, Encumber, or otherwise enter into any Contract or understanding with respect to the voting of, any shares of capital stock of the Company (including, for the avoidance of doubt, Shares, Preferred Stock or 2015 Warrants) or of any of its Subsidiaries, securities convertible or exchangeable into or exercisable for any such shares of capital stock, or any options, warrants or other rights of any kind to acquire any such shares of capital stock or such convertible or exchangeable securities (other than (A) the Voting Agreement and the AMC Transaction Documents and (B) the issuance of shares of capital stock (1) by a Wholly Owned Subsidiary of the Company to the Company or another Wholly Owned Subsidiary of the Company, (2) in respect of Company Equity Awards outstanding as of the date of this Agreement or issued after the date of this Agreement in accordance with Section 7.1(a)(xxiii), in each case in accordance with their terms and, as applicable, the Incentive Plan as in effect on the date of this Agreement or (3) pursuant to the terms of the Preferred Stock, the 2015 Warrants or the AMC Warrants);

             (v)  enter into any Contracts or other arrangements between the Company or any of its Subsidiaries, on the one hand, and any director or officer of the Company or any Person beneficially owning five percent or more of the outstanding Shares or shares of common stock of any of their respective Affiliates, on the other hand, except for compensatory arrangements entered into in the Ordinary Course of Business with Company Employees consistent with Section 7.1(a)(xxiii) and transactions with Ultimate Parent or its Affiliates;

            (vi)  create or incur any Encumbrance that is not incurred in the Ordinary Course of Business on any of the assets of the Company or any of its Subsidiaries;

           (vii)  make any loans, advances, guarantees or capital contributions to or investments in any Person (other than to or from the Company and any of its Wholly Owned Subsidiaries);

          (viii)  declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (including with respect to the Company, for the avoidance of doubt, Shares), except for (A) dividends paid by any Wholly Owned Subsidiary to the Company or to any other Wholly Owned Subsidiary of the Company and (B) dividends required to be paid in accordance with the terms of the Company's existing Preferred Stock;

            (ix)  reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock or securities convertible or exchangeable into or exercisable for any shares of its capital stock (including with respect to the Company, for the avoidance of doubt, Shares, Preferred Stock and 2015 Warrants);

             (x)  incur any Indebtedness (including the issuance of any debt securities, warrants or other rights to acquire any debt security);

            (xi)  enter into any Contract that would have been a Company Material Contract had it been entered into prior to this Agreement, other than Contracts entered into in the Ordinary Course of Business with payment obligations not to exceed $250,000;

           (xii)  other than with respect to Company Material Contracts related to Indebtedness, which shall be governed by Section 7.1(a)(x), terminate or amend, modify, supplement or waive, or assign, convey, Encumber or otherwise transfer, in whole or in part, rights or interest pursuant to or in any Company Material Contract, except for (x) expirations of any such Contract in the Ordinary Course of Business and in accordance with the terms of such Contract with no further action by the Company, any of its Subsidiaries or other party to such Contract, except for any ministerial actions, (y) non-exclusive licenses under Intellectual Property Rights owned or purported to be owned by the Company or any of its Subsidiaries, in each case, granted in the Ordinary Course of Business or (z) terminations, amendments, modifications, assignments, conveyances, transfers or expirations where, concurrent therewith, the Company or a Subsidiary, as applicable, enters into a replacement Contract providing substantially similar property, products or services on substantially similar terms;

          (xiii)  cancel, modify or waive any debts or claims held by the Company or any of its Subsidiaries or waive any material rights;

          (xiv)  except as expressly provided for by Section 7.13, amend, modify, terminate, cancel or let lapse an Insurance Policy, unless simultaneous with such termination, cancellation or lapse, replacement self-insurance programs are established by the Company or one or more of its Subsidiaries or replacement policies underwritten by insurance and reinsurance companies of nationally recognized standing are in full force and effect, in each case, providing coverage equal to or greater than the coverage under the terminated, canceled or lapsed Insurance Policies for substantially similar premiums, as applicable, as in effect as of the date of this Agreement;

           (xv)  other than with respect to Transaction Litigation, which shall be governed by Section 7.17, and settlement of trade accounts payable in the Ordinary Course of Business, settle or compromise any Proceeding for an amount in excess of $100,000 individually or $250,000 in the aggregate during any calendar year;

          (xvi)  make any changes with respect to the legal structure of the Company and its Subsidiaries or to their accounting policies or procedures, except as required by changes in GAAP;

         (xvii)  enter into any line of business in any geographic area other than the existing lines of business of the Company and its Subsidiaries and lines of products and services reasonably ancillary to any existing line of business, in any geographic area for which a License (if one is required) authorizing the conduct of such business, product or service in such geographic area is held by it or any of its Subsidiaries, or, except as currently conducted, engage in the conduct of any business in any jurisdiction that would require the receipt or transfer of any License issued by any Governmental Entity;

        (xviii)  make any material changes to the existing lines of business of the Company and its Subsidiaries or adopt or make any material modifications to the Company's strategic plan (including with respect to the Company's and its Subsidiaries' subscription video on demand (SVOD) business);

          (xix)  make, change or revoke any Tax election, change an annual Tax accounting period, adopt or change any Tax accounting method, file any amended Tax Return, enter into any closing agreement with respect to Taxes, settle any Tax claim, audit, assessment or dispute, surrender any right to claim a refund or take any action which would be reasonably expected to result in an increase in the Tax liability of the Company or its Subsidiaries, or, in respect of any taxable period (or portion thereof) ending after the Closing Date, the Tax liability of Parent or its Affiliates;

           (xx)  transfer, sell, lease, divest, cancel, allow to lapse or expire, or otherwise dispose of or transfer, or permit or suffer to exist the creation of any Encumbrance upon, any assets (tangible or intangible, including any Intellectual Property Rights and Programs), Licenses, product lines or businesses of the Company or any of its Subsidiaries, including capital stock of any of its Subsidiaries, except in connection with services provided in the Ordinary Course of Business or sales of obsolete assets;

          (xxi)  cancel, abandon or otherwise allow to lapse or expire any Company Intellectual Property Rights, except in the Ordinary Course of Business with respect to Intellectual Property Rights that are not material to any business of the Company or any of its Subsidiaries;

         (xxii)  amend or fail to comply with the Privacy and Security Policies, or alter the operation or security of any IT Assets owned, used or held for use in the operation of the Company's and its Subsidiaries' businesses, in each case, in a manner that would be less protective of any IT Assets, Personal Information or any other confidential or proprietary information that is in the Company's or any of its Subsidiaries' possession or control, including any information stored on or processed by such IT Assets;

        (xxiii)  except as required pursuant to the terms of any Company Benefit Plan in effect as of the date of this Agreement and set forth in Section 7.1(a)(xxiii) of the Company Disclosure Letter, (A) increase in any manner the compensation or fees, bonus, pension, welfare, fringe or other benefits, severance or termination pay of any Company Employee, (B) become a party to, establish, adopt, amend, commence participation in or terminate any Company Benefit Plan or any arrangement that would have been a Company Benefit Plan had it been entered into prior to the date of this Agreement, (C) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Benefit Plan, (D) take any action to accelerate the vesting or lapsing of restrictions or payment, or fund or in any other way secure the payment, of compensation or benefits under any Company Benefit Plan,

    (E) change any actuarial or other assumptions used to calculate funding obligations with respect to any Company Benefit Plan that is required by applicable Law to be funded or change the manner in which contributions to such plans are made or the basis on which such contributions are determined, except as may be required by GAAP, (F) forgive any loans or make any extensions of credit in the form of a personal loan to any Company Employee (other than routine travel advances issued in the Ordinary Course of Business), (G) hire any employee or engage any independent contractor (who is a natural person) with an annual salary or wage rate or consulting fees and target cash bonus opportunity in excess of $100,000 or (H) terminate the employment of any executive officer other than for cause;

        (xxiv)  become a party to, establish, adopt, amend, commence participation in or terminate any collective bargaining agreement or other agreement with a labor union, labor organization, works council or similar organization;

          (xxv)  fail to maintain policies and procedures designed to ensure compliance with the FCPA and Other Anti-Bribery Laws;

        (xxvi)  fail to maintain policies and procedures designed to ensure compliance with the Export and Sanctions Regulations in each jurisdiction in which the Company and its Subsidiaries operate or are otherwise subject to jurisdiction;

       (xxvii)  take any action or fail to take any action that is reasonably expected to result in any of the conditions to the Merger set forth in Article VIII not being satisfied; or

      (xxviii)  agree, authorize or commit to do any of the foregoing.

          (b)   Nothing set forth in this Agreement shall give Parent, directly or indirectly, the right to control or direct the Company's or its Subsidiaries' operations prior to the Effective Time or give the Company, directly or indirectly, the right to control or direct the Parent's or its Subsidiaries' operations prior to the Effective Time.

        7.2.    Acquisition Proposals; Change of Recommendation.

          (a)    No Solicitation.    At all times during the period commencing with the execution and delivery of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, except as expressly permitted by this Section 7.2, the Company shall not, and shall cause its Subsidiaries not to, and shall direct its and their directors and employees (including officers), not to, and shall instruct its Representatives not to, directly or indirectly:

              (i)  initiate, solicit, propose or knowingly encourage or otherwise knowingly facilitate any inquiry or the making of any proposal or offer that constitutes or, would reasonably be expected to lead to, an Acquisition Proposal;

             (ii)  engage in, continue or otherwise participate in any discussions or negotiations relating to any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to inform any Person who has made any inquiry with respect to, or who has made, an Acquisition Proposal of the provisions of this Section 7.2);

            (iii)  provide any information or data concerning the Company or its Subsidiaries or access to the Company or its Subsidiaries' properties, books and records to any Person in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal;

            (iv)  enter into any Alternative Acquisition Agreement;

             (v)  take any action to exempt any third party from the restrictions on "business combinations" or acquisitions or voting of Common Stock under any applicable Takeover Statute or otherwise cause such restrictions not to apply;

            (vi)  grant any waiver, amendment or release under any standstill or confidentiality agreement concerning an Acquisition Proposal; or

           (vii)  agree, authorize or commit to do any of the foregoing.

          (b)    Window Shop Exceptions.    Notwithstanding anything to the contrary set forth in Section 7.2(a), but subject to the provisions of Section 7.2(c), prior to the time, but not after, the Requisite Company Vote is obtained, in response to an unsolicited, bona fide written Acquisition Proposal, the Company (through the Special Committee and its Representatives) may:

              (i)  provide non-public Company and other information and data concerning the Company and its Subsidiaries and access to the Company and its Subsidiaries' properties, books and records in response to a request to the Person who made such Acquisition Proposal; provided that such information or data has previously been made available to Parent or its Representatives, or if not previously made available to Parent or its Representatives, such information or data is made available to Parent not later than 24 hours after the time such information and data is made available to such Person, and that, prior to furnishing any such information, the Company receives from the Person making such Acquisition Proposal an executed confidentiality agreement with terms not less restrictive to the other party than the terms in the Confidentiality Agreement are on Parent (it being understood that such confidentiality agreement need not contain any "standstill" or other similar provisions, and provided that such confidentiality agreement shall not include any restrictions that could reasonably be expected to restrain the Company from satisfying its information and Parent notification obligations contemplated by Section 7.2(c)) (any confidentiality agreement satisfying such criteria, a "Permitted Confidentiality Agreement"); and

             (ii)  engage or otherwise participate in any discussions or negotiations with any such Person regarding such unsolicited, bona fide written Acquisition Proposal (including to request from such Person or its Representatives clarification of the terms and conditions of such Acquisition Proposal to the extent necessary for the Special Committee and its Representatives to become fully informed with respect to such proposed terms and conditions), if, and only if, prior to taking any action described in clause (i) or clause (ii) of this Section 7.2(b), the Special Committee determines in good faith, after consultation with outside legal counsel, that (A) based on the information then available and after consultation with its financial advisor, that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably expected to result in a Superior Proposal and (B) based on the information then available, including the terms and conditions of such Acquisition Proposal and those of this Agreement, the failure to take such action would be inconsistent with the directors' fiduciary duties under applicable Law.

          (c)    Notice of Acquisition Proposals.    The Company shall promptly (but, in any event, within 48 hours) give notice to Parent of (i) any inquiries, proposals or offers with respect to an Acquisition Proposal or that would reasonably be expected to lead to an Acquisition Proposal received by the Company or the Special Committee (or its Representatives), (ii) any request for non-public information or data concerning the Company or its Subsidiaries or access to the Company or its Subsidiaries' properties, books or records in connection with any Acquisition Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal received by the Company, the Special Committee (or its Representatives), or (iii) any new substantive developments or discussions or negotiations relating to an Acquisition

  Proposal or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal being conducted by or on behalf of the Company or the Special Committee (or their Representatives) with respect to an Acquisition Proposal, setting forth in such notice, to the extent not theretofore publicly disclosed or previously disclosed to Parent, the name of the applicable Persons who made the Acquisition Proposal and the material terms and conditions of any such Acquisition Proposal or inquiry, proposal or offer and the request for the information or data (including, if applicable, correct and complete copies of any written Acquisition Proposals and other proposed transaction documentation (or where no written proposed transaction documentation have been provided to the Company, a reasonably detailed written summary of the proposed transaction terms then-known by the Company or Special Committee), and thereafter shall keep Parent reasonably informed, on a prompt basis (but, in any event, within 24 hours of any substantive development or change in status) of the status and terms and conditions of any such Acquisition Proposals, inquiries, proposals or offers, or information requests (including any amendments or supplements thereto) and the status of any such substantive developments or discussions, or negotiations, and (B) provide to Parent as soon as practicable after receipt or delivery thereof copies of all correspondence and other written material sent by or provided to the Company or the Special Committee (or their Representatives) from any Person that describes any of the terms or conditions of any Acquisition Proposal. Parent shall promptly (but, in any event, within 48 hours) give notice and copies to the Special Committee of all communications and documentation relating to any Acquisition Proposal Parent receives in its capacity as a stockholder of the Company to the extent any such Acquisition Proposal or communications or documentation in respect thereof has not previously been delivered or made available to the Special Committee or is not publicly available.

          (d)    Change of Recommendation Permitted in Certain Circumstances.

              (i)  Except as permitted by Section 7.2(d)(ii) and Section 7.2(e), none of the Company Board, the Special Committee or any other committee of the Company Board shall:

              (A)  withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify) the Company Recommendation in a manner adverse to Parent;

              (B)  fail to include the Company Recommendation in the Proxy Statement;

              (C)  at any time following receipt of an Acquisition Proposal (other than a tender or exchange offer as contemplated by clause (D) below that has been publicly disclosed), fail to reaffirm its approval or recommendation of this Agreement and the Merger as promptly as practicable (but in any event within five Business Days) after receipt of any written request to do so from Parent;

              (D)  fail to recommend rejection (pursuant to Rule 14e-2(a)(1) under the Exchange Act and under cover of Schedule 14D-9 filed by the Company with the SEC) of any tender offer or exchange offer for outstanding Shares that has been commenced by any Person (other than by Parent or an Affiliate of Parent) pursuant to Rule 14d-2 under the Exchange Act on or prior to the 10th Business Day after such commencement;

              (E)  approve, authorize or recommend (or determine to approve, authorize or recommend) or publicly declare advisable any Acquisition Proposal or other proposal that would be reasonably expected to lead to an Acquisition Proposal or any Alternative Acquisition Agreement; or

              (F)  agree, authorize or commit to do any of the foregoing (any action described in clauses (A) through (E) of this Section 7.2(d)(i) being referred to as a "Change of Recommendation").

             (ii)  Notwithstanding anything to the contrary set forth in this Section 7.2(d) or elsewhere in this Agreement, at any time prior to the time the Requisite Company Vote is obtained, the Special Committee may make a Change of Recommendation and terminate this Agreement pursuant to Section 9.3(b) if: (A) an unsolicited, bona fide written Acquisition Proposal that was not obtained in breach of Section 7.2 is received by the Company and has not been withdrawn, and (B) the Special Committee determines in good faith, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal constitutes a Superior Proposal; provided, however, that (x) a Change of Recommendation and termination by the Company of Agreement pursuant to Section 9.3(b) may not be made unless and until the Company has given Parent written notice that the Special Committee intends to convene a meeting of the Special Committee to consider or take any other action with respect to making such Change of Recommendation together with a reasonably detailed description of the Superior Proposal (it being hereby acknowledged and agreed that the provision to Parent of all proposed definitive transaction documentation providing for such Superior Proposal shall be deemed to satisfy such description requirement pursuant to this Section 7.2(d)(i)) at least four Business Days in advance of convening such meeting of the Special Committee or taking such other action (the "Superior Proposal Notice Period"), which notice shall also comply with the provisions of Section 7.2(c); (y) during the pendency of the Superior Proposal Notice Period, if requested by Parent, the Special Committee shall, and shall authorize and instruct its Representatives to, negotiate in good faith with Parent and its Representatives to revise this Agreement (in the form of a proposed binding amendment to this Agreement) to enable the Special Committee to determine in good faith, after consultation with its outside legal counsel and its financial advisor, that after giving effect to the modifications contemplated by such proposed amendment, such Acquisition Proposal would no longer constitute a Superior Proposal; and (z) at the expiration of the Superior Proposal Notice Period, and at such meeting of the Special Committee, the Special Committee, after having taken into account the modifications to this Agreement proposed by Parent in the manner and form described in clause (y) above, shall have determined in good faith, after consultation with outside legal counsel and its financial advisor, that a failure to make a Change of Recommendation and to terminate this Agreement pursuant to Section 9.3(b) and to abandon the Merger would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable Law (it being understood that any revisions to the financial terms of, or any material revisions to any of the other substantive terms of, any Acquisition Proposal shall be deemed to be a new Acquisition Proposal for purposes of Section 7.2(c) and this Section 7.2(d)(ii), including for purposes of commencing a new Superior Proposal Notice Period, except that subsequent to the initial Superior Proposal Notice Period, the subsequent Superior Proposal Notice Period shall be reduced to two Business Days).

            (iii)  Notwithstanding anything to the contrary in this Section 7.2(d) or elsewhere in this Agreement, at any time prior to the time the Requisite Company Vote is obtained, the Special Committee may make a Change of Recommendation and terminate this Agreement pursuant to Section 9.3(b) if (A) an Intervening Event shall have occurred and be continuing and (B) the Special Committee determines in good faith, after consultation with its outside legal counsel and its financial advisor, that the failure to make a Change of Recommendation as a result of such Intervening Event would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable Law, provided, however, that (x) a Change of Recommendation and termination by the Company of this Agreement pursuant to Section 9.3(b) may not be made unless and until the Company has given Parent written notice that the Special Committee intends to convene a meeting of the Special Committee to consider or take any other action with respect to making such Change of Recommendation together with a reasonably detailed description of the nature of the

    Intervening Event that has occurred and is continuing, at least four Business Days in advance of convening such meeting of the Special Committee or taking such other action (the "Intervening Event Notice Period"), which notice shall also comply with the provisions of Section 7.2(c); (y) during the pendency of the Intervening Event Notice Period, if requested by Parent, the Special Committee shall, and shall authorize and instruct its Representatives to, negotiate in good faith with Parent and its Representatives, to revise this Agreement (in the form of a proposed binding amendment to this Agreement) to enable the Special Committee to determine in good faith, after consultation with its outside legal counsel and financial advisor that, after giving effect to the modifications contemplated by such proposed amendment, the failure of the Special Committee to make a Change of Recommendation and to terminate this Agreement pursuant to Section 9.3(b), would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable Law; and (z) at the expiration of the Intervening Event Notice Period, and at the meeting of the Special Committee, the Special Committee, after having taken into account the modifications to this Agreement proposed by Parent in the manner and form described in clause (y) above, shall have determined in good faith, after consultation with outside counsel, that a failure to make a Change of Recommendation and to terminate this Agreement pursuant to Section 9.3(b) and to abandon the Merger would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable Law.

          (e)    Certain Permitted Disclosure.    Nothing set forth in this Section 7.2 or elsewhere in this Agreement shall prohibit the Company from (i) making any disclosure to the holders of Common Stock if the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to make any such disclosure would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable Law, (ii) disclosing a position contemplated by Rule 14d-9, Rule 14e-2(a)(2) or (3) or Item 1012(a) of Regulation M-A under the Exchange Act, or (iii) making any "stop, look and listen" communication of the type contemplated by Rule 14d-9(f) under the Exchange Act. For the avoidance of any doubt, notwithstanding any provision of this Agreement, a factually accurate public or other statement or disclosure made by the Company (including in response to any unsolicited inquiry, proposal or offer made by any Person to the Company not in violation of Section 7.2(a)) that describes the existence and operation of the terms and provisions of this Section 7.2 shall not, in itself, constitute a Change of Recommendation for any purpose of this Agreement; provided that if any disclosures or communications of the type described in clauses (i) and (ii) of this Section 7.2(e) fail to expressly reaffirm therein the Company Recommendation, such disclosure or communication shall constitute a Change of Recommendation for all purposes of this Agreement.

          (f)    Existing Discussions.    The Company (i) has, as of the date hereof, ceased and caused to be terminated any activities, solicitations, discussions and negotiations with any Person conducted prior to the date hereof with respect to any Acquisition Proposal, or proposal that would reasonably be expected to lead to an Acquisition Proposal, and (ii) shall promptly (but in any event within 24 hours of the execution and delivery of this Agreement) (A) deliver a written notice to each such Person (1) providing that the Company is ending all discussions and negotiations with such Person with respect to any potential transaction and (2) if such Person has executed a confidentiality agreement, requesting the prompt return or destruction of all confidential information concerning the Company and any of its Subsidiaries pursuant to the terms of such agreement, and (B) if applicable, terminate any physical and electronic data or other diligence access previously granted to such Persons.

          (g)    Anti-Takeover and Standstill Provisions.    From the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article IX and the Effective Time, the Company shall not take any action to exempt any Person (other than Ultimate Parent, Parent and Merger Sub) from the restrictions, prohibitions and provisions of any Takeover Statute or to terminate, amend or otherwise modify or waive any provision of any confidentiality, "standstill" or similar agreement to which the Company or any of its Subsidiaries is a party and shall enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreement, including by seeking to obtain injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof; provided that irrespective of the foregoing, the Company shall be permitted to exempt any such Person from the restrictions, prohibitions and provisions of any Takeover Statute and to terminate, amend or otherwise modify, waive or fail to enforce any provision of any such confidentiality, "standstill" or similar agreement if the Special Committee determines in good faith, after consultation with its outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Company's directors constituting the Special Committee under applicable Law.

          (h)   Parent hereby waives the provisions of Sections 4.1(A) and 4.12 of the Investment Agreement for the sole purpose of (and solely to the extent necessary for) facilitating and permitting the Company, the Special Committee and their respective Representatives to take all actions permitted to be taken as set forth in this Section 7.2 and elsewhere in this Agreement that, but for the waiver hereby, would or may otherwise be prohibited or restricted by such provisions of the Investment Agreement, and Parent hereby consents in its capacity as the "Investor" under the Investment Agreement to the Company's and the Special Committee's taking of the actions permitted to be taken in this Section 7.2 and elsewhere in this Agreement.

        7.3.    Company Stockholders Meeting.

          (a)   Unless a Change in Recommendation shall have been made by the Special Committee in accordance with Section 7.2(d) or this Agreement shall have been terminated pursuant to Article IX, the Company shall, as promptly as practicable after the later of (x) the 10-day waiting period prescribed by Rule 14a-6(a) under the Exchange Act and (y) the date on which the SEC's staff orally confirms to the Company or its Representatives that will not have any, or that it has no further, comments with respect to the Proxy Statement (such later date, the "Clearance Date"), duly call, give notice of and convene (in accordance with applicable Law and the Company's Organizational Documents) the Company Stockholders Meeting for the purpose of submitting this Agreement to the holders of Common Stock for their consideration and to seek to obtain the Requisite Company Vote; it being hereby acknowledged and agreed that the date of the Company Stockholders Meeting shall not be less than 30 days after notice of the Company Stockholders Meeting is first published, sent or given by the Company to the holders of Common Stock (and, pursuant to NRS 92A.120(4) and 92A.410, the holders of Preferred Stock). The Company shall (i) as promptly as practicable after the Clearance Date, cause the Proxy Statement (and all related materials) to be mailed in definitive form to holders of Common Stock and Preferred Stock and (ii) subject to Section 7.2(d), use its reasonable best efforts (including by means of engagement by the Company of a nationally recognized proxy solicitation firm) to solicit proxies from the holders of Shares to seek to obtain the Company Requisite Vote.

          (b)   The Company shall make the inquiry required by Rule 14a-3(1) under the Exchange Act within the time period specified by Rule 14a-3(a)(3). The record date for holders of Common Stock entitled to notice of and to vote at the Company Stockholders Meeting (the "Record Date") shall be mutually agreed to by Parent and the Company. Once the Record Date has been established, the Company shall not change the Record Date or establish a different such date without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything in this Section 7.3(b) or elsewhere in this

  Agreement to the contrary, nothing shall prohibit the Company from postponing, adjourning or otherwise delaying the Company Stockholders Meeting if (and only if) the Special Committee has determined in good faith, after consultation with its outside counsel, that the Company is required to postpone, adjourn or delay the Company Stockholders Meeting pursuant to any request by the SEC's staff or order to update, correct or otherwise make any necessary additional disclosures to the holders of Common Stock such that the Proxy Statement does not contain any untrue statement of material fact, or omit to state any material fact necessary, in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company Stockholders Meeting shall not be postponed, adjourned or delayed for more than ten Business Days in the aggregate without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company agrees that, unless the Special Committee has made a Change of Recommendation pursuant to and in accordance with the terms and conditions of Section 7.2(d) or this Agreement is terminated pursuant to Article IX, its obligations to hold the Company Stockholders Meeting pursuant to this Section 7.3 shall not be affected by the commencement, announcement or disclosure of or communication to the Company of any Acquisition Proposal, and the Company shall continue to take all lawful action to obtain the Requisite Company Vote, including the solicitation of proxies therefor. in the manner set forth in this Section 7.3.

          (c)   The Company agrees (i) to provide Parent reasonably detailed periodic updates concerning proxy solicitation results on a timely basis (including, if requested, promptly providing voting reports compiled by the Company's proxy solicitation firm) and (ii) to give written notice to Parent one day prior to the Company Stockholders Meeting and on the day of, but prior to the Company Stockholders Meeting, indicating whether as of such date, sufficient proxies representing the Requisite Company Vote have been obtained.

          (d)   Without the prior written consent of Parent, which consent shall not be unreasonably withheld, conditioned or delayed, matters related to the approval of this Agreement and matters required by Regulation S-K, shall be the only matters that the Company may propose to be acted on by the Company's stockholders at the Company Stockholders Meeting.

        7.4.    Parent Vote.

        So long as there has been no Change of Recommendation, Parent shall vote or cause to be voted any Shares beneficially owned by it or any of its Affiliates or with respect to which it or any of its Affiliates has the power (by agreement, proxy or otherwise) to cause to be voted, in favor of the approval of this Agreement at any meeting of stockholders of the Company, at which this Agreement shall be submitted for approval and at all adjournments, recesses or postponements thereof.

        7.5.    Approval of Sole Stockholder of Merger Sub.

        As promptly as practicable after the execution and delivery of this Agreement, Parent (in its capacity as Merger Sub's sole stockholder) shall execute and deliver, in accordance with applicable Law and Merger Sub's Organizational Documents, a written consent or similar binding authorization approving Merger Sub's execution and delivery of this Agreement and the consummation by Merger Sub of the transactions contemplated by this Agreement.

        7.6.    Disclosure Documents; Other Regulatory Matters.

          (a)    Disclosure Documents.

              (i)  As promptly as practicable after the date of this Agreement, but in any event within 15 Business Days after the date of this Agreement, (A) the Company shall prepare and file with the SEC a proxy statement in preliminary form relating to the Company Stockholders Meeting (such proxy statement, including any amendments or supplements thereto, the "Proxy

    Statement") and (B) Parent shall prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 relating to the Merger (such Rule 13e-3 Transaction Statement, including any amendments or supplements thereto, the "Schedule 13E-3"). Except under the circumstances expressly permitted by Section 7.2(d)(ii), the Proxy Statement shall include the Company Recommendation.

             (ii)  The Company shall ensure that the Proxy Statement complies in all material respects as to form and substance with the provisions of the Exchange Act, and Parent shall ensure that the Schedule 13E-3 complies in all material respects as to form and substance with the provisions of the Exchange Act.

            (iii)  The Company and Parent each shall ensure that none of the information supplied by it or any of its Affiliates for inclusion or incorporation by reference in the Proxy Statement and the Schedule 13E-3 will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (A) in the case of the Proxy Statement, at the date of mailing to stockholders of the Company, at the time of the Company Stockholders Meeting or at the time of filing with the SEC (as applicable), and (B) in the case of the Schedule 13E-3, at the time of filing with the SEC; provided, however, that the Company, on the one hand, and Parent and Merger Sub, on the other hand, assume no responsibility with respect to information supplied by or on behalf of the other Party or its Affiliates for inclusion or incorporation by reference in the Proxy Statement or Schedule 13E-3.

            (iv)  If at any time prior to the Company Stockholders Meeting, any information relating to the Company or Parent, or any of their respective Affiliates, should be discovered by a Party, which information should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that either the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Party that discovers such information shall as promptly as practicable following such discovery notify the other Party or Parties. After any such notification relating to the Proxy Statement, the Company shall, as and to the extent required by applicable Law, promptly (A) prepare and file an amendment or supplement to the Proxy Statement and (B) cause the Proxy Statement as so amended or supplemented to be disseminated to its stockholders. After any such notification relating to the Schedule 13E-3, Parent shall, to the extent required by applicable Law, promptly prepare and file with the SEC an amendment or supplement to the Schedule 13E-3.

             (v)  Prior to filing or mailing the Proxy Statement and any other documents and communications related to the Company Stockholders Meeting (in the case of the Company) or the Schedule 13E-3 (in the case of Parent), the Company and Parent (as the case may be) shall provide the other Party and its outside legal counsel and other Representatives with a reasonable opportunity to review and comment on drafts of such documents and shall consider in good faith all such comments promptly and reasonably proposed by the other Party.

            (vi)  Without limiting the generality of the other provisions of Section 7.7, the Company and Parent shall (A) promptly notify the other of the receipt of all comments from the SEC with respect to the Proxy Statement and Schedule 13E-3, respectively, and of any request by the SEC for any amendment or supplement to the Proxy Statement or Schedule 13E-3 or for additional information, (B) as promptly as practicable following receipt thereof provide the other with copies of all correspondence with the SEC with respect to the Proxy Statement and

    Schedule 13E-3 and (C) provide the other Party's outside legal counsel and its other applicable Representatives a reasonable opportunity to participate in any discussions or meetings with the SEC relating to the Proxy Statement or Schedule 13E-3. The Company and Parent each shall, as applicable and subject to the requirements of Section 7.6(a)(v), use its best efforts to promptly provide responses to the SEC with respect to all comments and requests received on the Proxy Statement and Schedule 13E-3, respectively, by the SEC. The Company shall cause the definitive Proxy Statement to be mailed as promptly as practicable after the date the SEC staff advises that it has no further comments thereon or that the Company may commence mailing the Proxy Statement.

          (b)    Other Regulatory Matters.

              (i)  Except to the extent a different standard of efforts has been expressly agreed to and set forth in any provision of this Agreement, the Company and Parent shall cooperate with each other and use (and shall cause their respective Affiliates to use) their respective reasonable best efforts to take or cause to be taken all actions necessary or advisable on its part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as promptly as practicable after the date of this Agreement, including preparing and filing as promptly as practicable after the date of this Agreement documentation to effect all necessary notices, reports, consents, registrations, approvals, permits, authorizations, expirations of waiting periods and other filings and to obtain as promptly as practicable after the date of this Agreement all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Governmental Entity, including the Governmental Approvals, in order to consummate the transactions contemplated by this Agreement.

             (ii)  Notwithstanding anything to the contrary set forth in this Agreement:

              (A)  in no event shall (1) any Party or any of its Affiliates be required to agree to any term, condition, liability, obligation, requirement, limitation, qualification, remedy, commitment, sanction or other action imposed, required or requested by a Governmental Entity in connection with its grant of any consent, registration, approval, permit or authorization, including the Governmental Approvals, necessary or advisable in order to consummate the transactions contemplated by this Agreement to be obtained from any Governmental Entity that is not conditioned upon the consummation of the transactions contemplated by this Agreement or (2) the Company or any of its Affiliates agree to any term, condition, liability, obligation, requirement, limitation, qualification, remedy, commitment, sanction or other action in connection with the obtaining of any such consent, registration, approval, permit or authorization necessary that is not conditioned upon the consummation of the transactions contemplated by this Agreement without the prior written consent of Parent and subject to Section 7.6(b)(ii)(B); and

              (B)  the Parties hereby acknowledge and agree that neither this Section 7.6(b) nor the "reasonable best efforts" standard shall require, or be construed to require, Parent or any of its Affiliates, (1) to resist, vacate, limit, reverse, suspend or prevent, through litigation, any actual, anticipated or threatened Order seeking to delay, restrain, prevent, enjoin or otherwise prohibit or make unlawful the consummation of the transactions contemplated by this Agreement or (2) in order to obtain any consent, registration, approval, permit or authorization, including the Governmental Approvals, necessary or advisable in order to consummate the transactions contemplated by this Agreement to be obtained from any Governmental Entity, to agree to any term, condition, liability, obligation, requirement, limitation, qualification, remedy, commitment, sanction or other action that would be reasonably likely to have a material adverse effect on the anticipated benefits to Parent and its Affiliates of the transactions contemplated by this Agreement; provided that Parent may compel the Company to (and to cause its Subsidiaries to) agree to any such term or condition or take any such actions (or agree to take such actions) so long as the effectiveness of such term or condition or action is conditioned upon the consummation of the Merger.

            (iii)  Cooperation.    Parent shall have the right to direct all matters with any Governmental Entity consistent with its obligations hereunder; provided that Parent and the Company shall have the right to review in advance and, to the extent practicable, each will consult with the other on and consider in good faith the views of the other in connection with, all of the information relating to Parent or the Company, as the case may be, any of their respective Affiliates and any of their respective Representatives, that appears in any filing made with, or written materials submitted to any Governmental Entity in connection with the transactions contemplated by this Agreement. Neither the Company nor Parent shall permit any of its or its Subsidiaries' Representatives to participate in any discussions or meetings with any Governmental Entity in respect of any documentation to effect all necessary notices, reports, consents, registrations, approvals, permits, authorizations, expirations of waiting periods and other filings or any investigation or other inquiry relating thereto or to the transactions contemplated by this Agreement unless it consults with the other in advance and, to the extent permitted by such Governmental Entity, gives the other the opportunity to attend and participate. Each of the Company and Parent, as applicable, shall (and shall cause their respective Affiliates to) promptly provide or cause to be provided to each Governmental Entity of non-privileged or protected information and documents reasonably requested by any Governmental Entity or that are necessary or advisable to permit consummation of the transactions contemplated by this Agreement.

        7.7.    Status and Notifications.

          (a)   The Company and Parent each shall keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated by this Agreement (including in connection with the Proxy Statement and Schedule 13E-3) and shall, as promptly as practicable, (i) notify the other of any notices or communication from or with any Governmental Entity concerning the transactions, (ii) furnish the other with copies of written notices or other communications received by Parent or the Company, as the case may be, or any of its Affiliates from any third party, including any Governmental Entity, with respect to such transactions and (iii) furnish the other with all information as may be necessary or advisable to effect such notices and communications. The Company and Parent shall give prompt notice to each other of any events, changes, developments, circumstances or facts that individually or in the aggregate, has had or would reasonably be expected to (x) in the case of the Company, have a Material Adverse Effect or prevent, materially delay or materially impair the consummation by the Company of the transactions contemplated by this Agreement, (y) in the case of Parent, have a Parent Material Adverse Effect, or (z) in the case of either the Company or Parent, result in any non-compliance or violation of any of the respective representations, warranties or covenants of the Company, Ultimate Parent, Parent or Merger Sub, as applicable, set forth in this Agreement, to the extent that any such non-compliance or violation would reasonably be expected to result in a failure of any of the conditions set forth in Sections 8.2(a), 8.2(b), 8.3(a) or 8.3(b), as applicable.

        7.8.    Third-Party Consents and Encumbrance Terminations.

          (a)   The Company shall use its, and shall cause its Subsidiaries to use their, reasonable best efforts to take or cause to be taken all actions reasonably necessary and proper or advisable on its part under this Agreement and applicable Law to give and obtain as promptly as practicable following the date of this Agreement all notices, acknowledgments, waivers, consents, amendments or other modification required under any Company Material Contract to which Company or any of its Subsidiaries is bound (the "Third-Party Consents"), and in connection therewith, neither the Company nor any of its Subsidiaries shall (a) make any payment of a consent fee, "profit sharing" payment, "make whole" payment or other consideration (including increased or accelerated payments) or concede anything of value, (b) amend, supplement or otherwise modify any such Contract or (c) agree or commit to do any of the foregoing, in each case for the purposes of obtaining any Third-Party Consents without the prior consent of Parent; provided, however, that Parent may compel the Company to (and to cause the Company's Affiliates to) take any such actions so long as the effectiveness of such action is contingent upon the consummation of the Merger.

          (b)   The Company shall use its, and shall cause its Subsidiaries to use their, reasonable best efforts to take or cause to be taken all actions reasonably necessary and proper or advisable on its part under this Agreement and applicable Law to obtain as promptly as practicable following the date of this Agreement, in a form reasonably acceptable to Parent, the confirmatory release and termination of each of the Encumbrances set forth on Section 7.8(b)(i) of the Company Disclosure Letter and to file with the appropriate Governmental Entities all such confirmatory releases and terminations, as well as the releases and terminations of Encumbrances set forth on Section 7.8(b)(ii) of the Company Disclosure Letter, and in connection therewith, neither the Company nor any of its Subsidiaries shall (a) make any payment of a consent fee, "profit sharing" payment, "make whole" payment or other consideration (including increased or accelerated payments) or concede anything of value, other than any fees charged by the Governmental Authorities in connection with such filings, (b) other than as expressly set forth in this Section 7.8(b), amend, supplement or otherwise modify any such Contract or (c) agree or commit to do any of the foregoing, in each case for the purposes of obtaining any such releases and terminations, without the prior consent of Parent.

        7.9.    Information and Access.

          (a)   The Company shall (and shall cause its Subsidiaries to), upon reasonable prior notice, afford Parent and its Representatives reasonable access throughout the period prior to the Effective Time, to the Company Employees, agents, properties, offices and other facilities, Contracts, books and records, and, during such period, the Company shall (and shall cause its Subsidiaries to) furnish promptly to Parent all other information and documents (to the extent not publicly available) concerning or regarding its businesses, properties and assets (including Intellectual Property Rights and Programs) and personnel as may reasonably be requested by Parent; provided, however, that subject to compliance with the obligations set forth in Section 7.9(b), none of the Company or any of its Subsidiaries shall be required to provide such access or furnish such information and documents to the extent it reasonably determines in good faith, after consultation with the Company's outside counsel, that doing so would be reasonably likely to (i) result in a violation of applicable Law or (ii) waive the attorney-client privilege or similar protections.

          (b)   In the event that the Company objects to any request submitted pursuant to Section 7.9(a) on the basis of one or more of the matters set forth in Section 7.9(a), it must do so by providing Parent, in reasonable detail, the nature of what is being withheld and the reasons and reasonable support therefor, and prior to preventing such access or withholding such information or documents from Parent and its Representatives, the Company shall cooperate with Parent to make appropriate substitute arrangements to permit reasonable disclosure that does not suffer from any of the impediments expressly set forth in Section 7.9(a), including using reasonable best efforts to take such actions and implement appropriate and mutually agreeable measures to permit such access, including through appropriate "counsel-to-counsel" disclosure, clean room procedures, redaction and other customary procedures.

          (c)   No access or information provided to Parent or any of its Representatives or to the Company or any of its Representatives following the date of this Agreement, whether pursuant to this Section 7.9 or otherwise, shall affect or be deemed to affect, modify or waive the representations and warranties of the Parties set forth in this Agreement.

        7.10.    Delisting and Deregistration.     Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions necessary or advisable on its part under applicable Laws and rules and policies of the NASDAQ to enable the delisting by the Surviving Corporation of Shares from the NASDAQ and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Effective Time, but in any event no more than ten days after the Effective Time and the Surviving Corporation shall file with the SEC (a) a Form 25 on or as promptly as practicable following the Closing Date and (b) a Form 15 on the first Business Day that is at least ten days after the date the Form 25 is filed (such period between the Form 25 filing date and the Form 15 filing date, the "Delisting Period").

        7.11.    Publicity.     The initial press release with respect to the transactions contemplated by this Agreement shall be a joint press release. Subject to 7.2(d)(ii), and unless and until a Change of Recommendation has occurred and has not been rescinded, Parent and the Company shall consult with each other before issuing, and give each other the reasonable opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. Nothing in this Section 7.11 shall limit the ability of any party hereto to make internal announcements to their respective employees in accordance with Section 7.12(d) that are consistent in all material respects with the prior public disclosures regarding the transactions contemplated by this Agreement.

        7.12.    Employee Benefits.

          (a)   During the period commencing at the Effective Time and ending on the one-year anniversary of the Effective Time, Parent agrees that Parent or one of its Affiliates shall provide (1) each Continuing Employee with an annual base salary or base wage rate that is no less favorable than the annual base salary or base wage rate provided by the Company and its Subsidiaries to such Continuing Employee immediately prior to the Effective Time, and (2) the Continuing Employees with target annual cash bonus opportunities, and pension and welfare benefits (excluding equity and long-term incentive compensation) that are substantially comparable in the aggregate to those provided by the Company and its Subsidiaries to such employees immediately prior to the Effective Time.

          (b)   Parent shall use commercially reasonable efforts to (i) cause any pre-existing conditions or limitations and eligibility waiting periods under any group health plans of Parent or its Affiliates to be waived with respect to the Continuing Employees and their eligible dependents, (ii) give each Continuing Employee credit for the plan year in which the Effective Time occurs towards applicable deductibles and annual out-of-pocket limits for medical expenses incurred prior to the Effective Time for which payment has been made and (iii) give each Continuing Employee service credit for such Continuing Employee's employment with the Company and its Subsidiaries for purposes of vesting, benefit accrual and eligibility to participate under each applicable plan of Parent or its Affiliate, as if such service had been performed with Parent, except for purposes of qualifying for subsidized early retirement benefits or to the extent it would result in a duplication of benefits.

          (c)   Prior to the Effective Time, if requested by Parent in writing, to the extent permitted by applicable Law and the terms of the applicable plan or arrangement, the Company shall (i) cause to be amended the employee benefit plans and arrangements of it and its Subsidiaries to the extent necessary to provide that no employees of Parent and its Subsidiaries shall commence participation therein following the Effective Time unless the Surviving Corporation or such Subsidiary explicitly authorizes such participation and (ii) cause the Company 401(k) Plan to be terminated effective immediately prior to the Effective Time. In the event that Parent requests that the Company 401(k) Plan be terminated, the Company shall provide Parent with evidence that such Plan has been terminated (the form and substance of which shall be subject to review and approval by Parent) not later than the day immediately preceding the Effective Time.

          (d)   Prior to making any written or oral communications to Company Employees pertaining to compensation or benefit matters that are affected by the transactions contemplated by this Agreement, the Company shall provide Parent with a copy of the intended communication, Parent shall have a reasonable period of time to review and comment on the communication, and the Company shall consider any such comments in good faith.

          (e)   Nothing set forth in this Agreement is intended to (i) be treated as an amendment of any particular Company Benefit Plan, (ii) prevent Parent, the Surviving Corporation or any of their Affiliates from amending or terminating any of their benefit plans or, after the Effective Time, any Company Benefit Plan in accordance with their terms, (iii) prevent Parent, the Surviving Corporation or any of their Affiliates, after the Effective Time, from terminating the employment of any Continuing Employee, or (iv) create any third-party beneficiary rights in any Company Employee, any beneficiary or dependent thereof, or any collective bargaining representative thereof, with respect to the compensation, terms and conditions of employment and/or benefits that may be provided by Parent, the Surviving Corporation or any of their Affiliates or under any benefit plan which any of them may maintain.

        7.13.    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time, to the fullest extent permitted under applicable Law and the Company's Organizational Documents in effect as of the date of this Agreement, the Surviving Corporation shall indemnify and hold harmless the Indemnified Parties from and against all costs and expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages and liabilities incurred in connection with, arising out of or otherwise related to any Proceeding with respect to matters existing or occurring at or prior to the Effective Time (including any Transaction Litigation) arising out of or otherwise related to the fact that the Indemnified Party is or was an officer or director of the Company or its Subsidiaries, whether asserted or claimed prior to, at or after the Effective Time, and Parent or the Surviving Corporation shall also advance expenses as incurred to the fullest extent permitted under applicable Law and the Company's Organizational Documents in effect as of the date of this Agreement; provided that any Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined by final adjudication from which no further appeal is taken that such person is not entitled to indemnification.

          (b)   Prior to the Effective Time, the Company shall and, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for all "run off" or "tail" insurance policies for the extension of (i) the directors' and officers' liability coverage of the Company's existing directors' and officers' insurance policies, and (ii) the Company's existing fiduciary liability insurance policies, for a claims reporting or discovery period of the Tail Period from one or more insurance carriers with the same or better credit rating as the Company's insurance carrier as of the date of this Agreement with respect to directors' and officers' liability insurance and fiduciary liability insurance (collectively, "D&O Insurance") with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as the Company's existing policies with respect to matters existing or occurring at or prior to the

  Effective Time (including, without any Transaction Litigation). If the Company and the Surviving Corporation for any reason fail to obtain such "run off" or "tail" insurance policies as of the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, continue to maintain in effect for the Tail Period the D&O Insurance in place as of the date of this Agreement with terms, conditions, retentions and limits of liability that are at least as favorable to the insureds as provided in the Company's existing policies as of the date of this Agreement, or the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, purchase comparable D&O Insurance for the Tail Period with terms, conditions, retentions and limits of liability that are at least as favorable as provided in the Company's existing policies as of the date of this Agreement; provided, however, that in no event shall the annual cost of the D&O Insurance exceed during the Tail Period 300% of the current aggregate annual premium paid by the Company for such purpose; and provided further, that if the cost of such insurance coverage exceeds such amount, the Surviving Corporation shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.

          (c)   Any Indemnified Party wishing to claim indemnification under this Section 7.13, upon learning of any such Proceeding, shall promptly notify Parent thereof in writing, but the failure to so notify shall not relieve Parent or the Surviving Corporation of any liability it may have to such Indemnified Party except to the extent such failure materially prejudices the substantive rights of the indemnifying party. In the event of any such Proceeding: (i) Parent or the Surviving Corporation shall have the right to assume the defense thereof (it being understood and agreed that by electing to assume the defense thereof, neither Parent nor the Surviving Corporation will be deemed to have waived any right to object to the Indemnified Party's entitlement to indemnification hereunder with respect thereto or assumed any liability with respect thereto), except that if Parent or the Surviving Corporation elects not to assume such defense or legal counsel for the Indemnified Party advises that there are issues which raise conflicts of interest between Parent or the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain legal counsel satisfactory to them, and Parent or the Surviving Corporation shall pay all reasonable and documented fees and expenses of such legal counsel for the Indemnified Party promptly as statements therefor are received; provided, however, that Parent and the Surviving Corporation shall be obligated pursuant to this Section 7.13(c) to pay for only one firm of legal counsel for all Indemnified Parties in any jurisdiction unless the use of one legal counsel for such Indemnified Parties would present such legal counsel with a conflict of interest, in which case that the fewest number of legal counsels necessary to avoid conflicts of interest shall be used; (ii) if Parent or the Surviving Corporation elects to assume such defense, the Indemnified Parties shall cooperate in the defense of any such matter; (iii) if Parent or the Surviving Corporation elects to assume such defense, the Indemnified Parties shall not be liable for any settlement effected without their prior written consent, and if Parent or the Surviving Corporation elects not to assume such defense, Parent and the Surviving Corporation shall not be liable for any settlement effected without their prior written consent; (iv) Parent and the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine, and such determination shall have become final, that the indemnified action of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law; and (v) all rights to indemnification in respect of any such Proceedings shall continue until final disposition of all such Proceedings.

          (d)   During the Tail Period, all rights to indemnification and exculpation from liabilities for acts or omissions occurring prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of any Indemnified Party as provided in the Organizational Documents of the Company and its Subsidiaries or any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries, in each case, as in effect on the date of this Agreement, shall not be amended, restated, amended and restated, repealed or otherwise modified in any manner that would adversely affect any right thereunder of any such Indemnified Party.

          (e)   If Parent or the Surviving Corporation or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Corporation shall assume all of the obligations set forth in this Section 7.13.

          (f)    The provisions of this Section 7.13 (i) shall survive consummation of the Merger, (ii) are intended to be for the benefit of, and from and after the Effective Time shall be enforceable by, each of the Indemnified Parties, who shall be third-party beneficiaries of this Section 7.13, and (iii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

          (g)   The rights of the Indemnified Parties under this Section 7.13 are in addition to any rights such Indemnified Parties may have under the Organizational Documents of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws and nothing in this Agreement is intended to, shall be construed or shall release, waiver or impair any rights to directors' and officers' insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any of their respective directors, officers or other employees (it being understood and agreed that the indemnification provided for in this Section 7.13 is not prior to or in substitution of any such claims under such policies).

        7.14.    Financing Matters.     From the date of this Agreement to the earlier of the Closing Date and the date this Agreement is terminated in accordance with its terms, the Company, at Parent's sole out-of-pocket expense, shall use its commercially reasonable efforts to, and shall cause its Affiliates and its and their respective Representatives to use their commercially reasonable efforts to, provide all cooperation and information as may be reasonably requested by Parent to assist Parent in the commitment, arrangement, syndication and execution of any bank debt financing necessary to refinance and replace the Credit Agreement and provide for the ongoing capital requirements of the Company and its Subsidiaries (the "Replacement Financing"), including (i) participating in a reasonable number of due diligence sessions, sessions with prospective lenders and investors and other syndication activities, rating agency presentations and lender meetings, if any; (ii) cooperating in the preparation of any syndication and marketing documents and materials customarily used to arrange financings similar to the Replacement Financing and executing customary authorization letters with respect to such syndication and marketing documents and materials; (iii) providing such financial and other information with respect to the Company and its Subsidiaries, respectively, as Parent may reasonably request and which is customarily included in information memoranda and other syndication materials for revolving and term loan facilities, it being hereby agreed and acknowledged that the Company shall be the only Party to determine which, if any, Company information is material and non-public and, prior to such time that any such information is provided to any potential lenders (or such lenders are provided with access to any such information), such lenders shall have or be required to enter into customary confidentiality agreements or arrangements reasonably acceptable to the Company; (iv) assisting in the obtaining of audit reports, authorization letters and consents of accountants with respect to historical financial statements for the Company and its Subsidiaries for inclusion in any customary syndication materials; and (v) negotiating, preparing, signing and entering into any certificates and documents and facilitating the pledging of collateral as may be reasonably necessary in respect of any Replacement Financing; provided, however, that nothing in this Section 7.14 shall require such cooperation to the extent it would (i) require any officer, director or employee of the Company or its Subsidiaries to deliver or be required to deliver any certificate or take any other action to the extent any such action could reasonably be expected to result in personal liability to such officer, director or employee, (ii) require the Company, any of its Affiliates or any of its or their respective Representatives to enter into any Contract, or agree to amend, supplement or otherwise modify any

Contract, or agree, authorize or commit to do any of the foregoing to the extent such action is not conditioned on or would be effective prior to the occurrence of the Effective Time or (iii) would unreasonably interfere with the ongoing operations of the business of the Company or any of its Subsidiaries. Notwithstanding anything express or implied to the contrary in this Section 7.14 or elsewhere in this Agreement to the contrary, under no circumstances shall the availability or procurement of, or failure of any of the Parties to obtain, any Replacement Financing, constitute a condition to any of the obligations of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement.

        7.15.    Takeover Statutes.     If any Takeover Statute is or may become applicable to the transactions contemplated by this Agreement, each of Parent and the Company, the respective members of their boards of directors and the Special Committee shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and shall use their reasonable best efforts to otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.

        7.16.    Section 16 Matters.     The Company, and the Company Board (or a duly formed committee thereof consisting of non-employee directors, as such term is defined for the purposes of Rule 16b-3 promulgated under the Exchange Act), shall, prior to the Effective Time, take all such actions as may be necessary or appropriate to cause the transactions contemplated by this Agreement and any other dispositions of equity securities of the Company (including derivative securities) in connection with the transactions contemplated by this Agreement by any individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act, to the extent permitted by applicable Law.

        7.17.    Transaction Litigation.     In the event that any stockholder litigation (whether asserted derivatively in the name and right of the Company, directly by any holder of Shares or Preferred Shares, in the nature of a class action, or otherwise) arising out of or in connection with to the transactions contemplated by this Agreement is brought, or, to the knowledge of the Company, threatened, against the Company, the officers of the Company, or any members of the Company Board from and following the date of this Agreement and prior to the Effective Time (such litigation, "Transaction Litigation"), the Company shall as promptly as practicable notify Parent of such Transaction Litigation and shall keep Parent reasonably informed with respect to the status thereof. The Company shall give Parent a reasonable opportunity to participate in the defense and/or settlement of any Transaction Litigation and shall consider in good faith Parent's and its outside legal counsel's advice with respect to such Transaction Litigation unless the Company determines in good faith, after consultation with its outside counsel or counsel to the Special Committee, that there may be certain defenses available to it and/or to one or more of the Company's officers or directors that are different from or in addition to the defenses available to Parent and its Affiliates such that it would not be appropriate for all such defendants to participate jointly in the defense of such Transaction Litigation or to be represented jointly by the same legal counsel in such Transaction Litigation; provided that the Company shall not settle or agree to settle any Transaction Litigation without prior written consent of Parent.

        7.18.    Investment Agreement.     The Company and Parent shall, prior to the Effective Time, cooperate to take all such actions as may be reasonably necessary or appropriate to terminate the Investment Agreement in accordance with its terms as of the Effective Time.

        7.19.    Transfer of Securities Beneficially Owned by Johnson Entities.     The Company shall, prior to the Effective Time, cooperate with Parent to take all such administrative and ministerial actions as may be reasonably necessary or appropriate to consummate the transfer of the Common Stock and 2015 Warrants beneficially owned by the Johnson Entities to Parent prior to the Effective Time, pursuant to the Contribution Agreement. The Company agrees to use commercially reasonable efforts to execute and deliver, or cause to be executed and delivered, such instruments or documents and to take such other actions (including providing instructions to the Company's transfer agent or other custodian of the Company's securities) as may be reasonably necessary, or as reasonably requested by Parent, to consummate such transfer.

ARTICLE VIII

Conditions

        8.1.    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligation of each Party to effect the Merger is subject to the satisfaction or waiver at or prior to the Effective Time of each of the following conditions:

          (a)    Company Stockholder Approval.    The Requisite Company Vote shall have been obtained at the Company Stockholders Meeting.

          (b)    No Legal Prohibition.    No Order or Law (whether temporary, preliminary or permanent) shall be in effect which enjoins, prevents or otherwise prohibits, restrains or makes unlawful the consummation of the Merger and the other transactions contemplated by this Agreement.

        8.2.    Conditions to Obligations of Parent and Merger Sub.     The obligations of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or waiver by Parent at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties set forth in: (i) Section 5.1 (Organization, Good Standing and Qualification), Section 5.3 (Capital Structure) (except, in the case of Section 5.3, for such inaccuracies that are not reasonably expected to result, individually or in the aggregate, in additional cost, expense or liability to Ultimate Parent, Parent and Merger Sub, of more than $250,000 (it being hereby acknowledged and agreed that the foregoing $250,000 limitation is not intended to and shall not establish a materiality standard or threshold for any other provision or purpose of this Agreement)), Section 5.4 (Corporate Authority; Approval and Fairness) and Section 5.11 (Absence of Certain Changes) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Effective Time as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); (ii) Section 5.5(a) (Governmental Filings; No Violations; Certain Contracts, Etc.), Section 5.7 (Company Reports), Section 5.8 (Disclosure Controls and Procedures and Internal Control Over Financial Reporting), Section 5.9 (Financial Statements; No Undisclosed Liabilities; "Off-Balance Sheet Arrangements"; Books and Records) Section 5.22 (Takeover Statutes) and Section 5.23 (Brokers and Finders) shall have been true and correct in all material respects as of the date of this Agreement and shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct in all material respects as of such particular date or period of time) (without giving effect to any qualification by "materiality" or "Material Adverse Effect" and words of similar import set forth therein); and (iii) Article V (other than those sections set forth in the foregoing clauses (i) and (ii) of this Section 8.2(a)) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (iii), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by "materiality"

  or "Material Adverse Effect" and words of similar import set forth therein) that would not have a Material Adverse Effect.

          (b)    Performance of Obligations of the Company.    The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)    No Material Adverse Effect.    Since the date of this Agreement, there shall not have occurred any event, change, development, circumstance, fact or effect that has had a Material Adverse Effect and that remains in effect.

          (d)    Company Closing Certificate.    Parent shall have received at the Closing a certificate signed on behalf of the Company by the Chief Executive Officer of the Company certifying that he has read Section 8.2(a), Section 8.2(b) and Section 8.2(c) and that the conditions set forth in Section 8.2(a), Section 8.2(b) and Section 8.2(c) are satisfied.

        8.3.    Conditions to Obligation of the Company.

        The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

          (a)    Representations and Warranties.    Each of the representations and warranties set forth in (i) Section 6.1 (Organization, Good Standing and Qualification), Section 6.2 (Corporate Authority), Section 6.6 (Absence of Certain Changes) and Section 6.7 (Available Funds) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time); and (ii) Article VI (other than those sections set forth in the foregoing clause (i)of this Section 8.3(a)) shall have been true and correct as of the date of this Agreement and shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of a particular date or period of time, in which case such representation and warranty shall be so true and correct as of such particular date or period of time), except, in the case of this clause (ii), for any failure of any such representation and warranty to be so true and correct (without giving effect to any qualification by "materiality" or "Parent Material Adverse Effect" and words of similar import set forth therein) that would have a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

          (c)    Parent and Merger Sub Closing Certificate.    The Company shall have received at the Closing a certificate signed on behalf of Parent and Merger Sub by an executive officer of Parent certifying that such executive officer has read Section 8.3(a) and Section 8.3(b) and that the conditions set forth in Section 8.3(a) and Section 8.3(b) are satisfied.

ARTICLE IX

Termination

        9.1.    Termination by Mutual Written Consent.     This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, whether before or after the Requisite Company Vote has been obtained, by mutual written consent of the Company and Parent by action of the Company Board and the sole member of Parent.

        9.2.    Termination by Either Parent or the Company.     This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, by action of either the Company Board or the sole member of Parent if:

          (a)   the Merger shall not have been consummated by 5:00 p.m. (New York time) on February 28, 2019 (the "Outside Date"); provided, that the right to terminate this Agreement pursuant to this Section 9.2(a) shall not be available to any party that has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger; or

          (b)   any Order permanently restraining, enjoining or otherwise prohibiting consummation of the Merger shall become final and non-appealable; provided that the right to terminate this Agreement pursuant to this Section 9.2(b) shall not be available to any party that has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger.

        9.3.    Termination by the Company.     This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned by the Special Committee:

          (a)   if there has been a breach of any representation, warranty, covenant or agreement made by Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue following the date of this Agreement, in either case such that the condition in Section 8.3(a) or Section 8.3(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty days after the giving of notice thereof by the Company to Parent and (ii) three Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 9.3(a) shall not be available to the Company if it has breached in any material respect its obligations set forth in this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger; or

          (b)   prior to the time the Requisite Company Vote is obtained, following a Change of Recommendation, but only if (i) the Company is not then in material breach of Section 7.2 of this Agreement and (ii) the Change of Recommendation occurred pursuant to and in accordance with the terms and conditions of Section 7.2(d)(ii) or Section 7.2(d)(iii).

        9.4.    Termination by Parent.     This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned by the sole member of Parent:

          (a)   if there has been a breach of any representation, warranty, covenant or agreement made by the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue following the date of this Agreement, in either case such that the conditions in Section 8.2(a) or Section 8.2(b) would not be satisfied (and such breach or failure to be true and correct is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) thirty days after the giving of notice thereof by Parent to the Company and (ii) three Business Days prior to the Outside Date); provided, however, that the right to terminate this Agreement pursuant to this Section 9.4(a) shall not be available to Parent if it has breached in any material respect its obligations set forth this Agreement in any manner that shall have proximately contributed to the occurrence of the failure of a condition to the consummation of the Merger; or

          (b)   following a Change of Recommendation, if the Requisite Company Vote has not yet been obtained at the Company Stockholders Meeting.

        9.5.    Effect of Termination and Abandonment.

          (a)   Except to the extent provided in Section 9.5(b), in the event of termination of this Agreement pursuant to this Article IX, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or any of its Representatives or Affiliates); provided, however, (i) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any knowing and intentional breach of this Agreement and (ii) the provisions set forth in this Section 9.5 and the second sentence of Section 10.1 shall survive the termination of this Agreement.

          (b)   In the event that this Agreement is terminated:

              (i)  by either the Company or Parent pursuant to Section 9.2(a) [Outside Date]:

              (A)  any Person shall have made and publicly announced an Acquisition Proposal (whether or not conditional) and such Acquisition Proposal shall not have been publicly withdrawn at least 15 Business Days prior to the date of termination; provided that for purposes of this Section 9.5(b)(i)(A) and Section 9.5(b)(i)(B) all references to 25% in the definition of "Acquisition Proposal" shall be deemed to be references to a "majority" of the outstanding Common Stock, and

              (B)  within 12 months after such termination, the Company or any of its Subsidiaries shall have entered into, or consummated the transactions contemplated by, an Alternative Acquisition Agreement with respect to an Acquisition Proposal, then on the earlier of the date such Alternative Acquisition Agreement is entered into or the date the transactions contemplated by such Alternative Acquisition Agreement are consummated,

             (ii)  by Parent pursuant to Section 9.4(b) [Change of Recommendation] as a result of a Change of Recommendation made in accordance with Section 7.2(d)(ii), then promptly, but in no event later than two Business Days after the date of such termination, or

            (iii)  by the Company pursuant to Section 9.3(b) [Change of Recommendation] as a result of a Change of Recommendation made in accordance with Section 7.2(d)(ii), then immediately prior to or concurrently with such termination, the Company shall pay to Parent a termination fee equal to $6.75 million (the "Superior Proposal Termination Fee"), which payment shall be made to Parent by wire transfer of immediately available cash funds.

          (c)   In the event that this Agreement is terminated:

              (i)  by Parent pursuant to Section 9.4(b) [Change of Recommendation] as a result of a Change of Recommendation made in accordance with Section 7.2(d)(iii), then promptly, but in no event later than two Business Days after the date of such termination, or

             (ii)  by the Company pursuant to Section 9.3(b) [Change of Recommendation] as a result of a Change of Recommendation made in accordance with Section 7.2(d)(iii), then immediately prior to or concurrently with such termination, the Company shall pay to Parent a termination fee equal to the documented, out-of-pocket expenses of Parent incurred in connection with this Agreement and the transactions contemplated hereby, up to a maximum of $3.0 million (the "Intervening Event Termination Fee"), which payment shall be made to Parent by wire transfer of immediately available cash funds.

          (d)   In no event shall the Company be required to pay both the Superior Proposal Termination Fee and the Intervening Event Termination Fee, or pay either the Superior Proposal Termination Fee or the Intervening Event Termination Fee on more than one occasion.

          (e)   The parties acknowledge that the agreements set forth in this Section 9.5 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement. Accordingly, if the Company fails to promptly pay the Superior Proposal Termination Fee or the Intervening Event Termination Fee due pursuant to this Section 9.5, and, in order to obtain such payment, Parent or Merger Sub commences a suit that results in a judgment against the Company for the Superior Proposal Termination Fee or the Intervening Event Termination Fee or any portion thereof, the Company shall pay to Parent and Merger Sub their out-of-pocket costs and expenses (including attorneys' fees) in connection with such suit, together with interest on the Superior Proposal Termination Fee or the Intervening Event Termination Fee, as applicable, at the prime rate as published by The Wall Street Journal in effect on the date the payment thereof was required to be made from the date such fee was required to be paid through the date of payment. No payment of the Superior Proposal Termination Fee or the Intervening Event Termination Fee pursuant to this Section 9.5 shall relieve any party to this Agreement of any liability or damages to the other party hereto resulting from any knowing and intentional breach of this Agreement.

ARTICLE X

Miscellaneous and General

        10.1.    Survival.     Article I, this Article X and the agreements of the Company, Parent and Merger Sub set forth in Article IV, Section 5.24 (No Other Representations or Warranties; Non-Reliance), Section 6.9 (No Other Representations or Warranties; Non-Reliance), Section 7.12 (Employee Benefits), Section 7.13 (Indemnification; Directors' and Officers' Insurance), Section 10.3 (Expenses), and the provisions that substantively define any related defined terms not substantively defined in Article I and those other covenants and agreements set forth in this Agreement that by their terms apply, or that are to be performed in whole or in part, after the Effective Time, shall survive the Effective Time. Article I, this Article X, the agreements of the Company, Parent and Merger Sub set forth in Section 10.3 (Expenses), Section 9.5 (Effect of Termination and Abandonment) and the provisions that substantively define any related defined terms not substantively defined in Article I and the Confidentiality Agreement shall survive the termination of this Agreement. All other representations, warranties, covenants and agreements in this Agreement or in any instrument or other document delivered pursuant to this Agreement, including rights arising out of any breach of such representations, warranties, covenants and agreements, shall not survive the Effective Time or the termination of this Agreement.

        10.2.    Notices.     All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more Parties to another Party shall be in writing and shall be deemed to have been duly given or made on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email (i) at or prior to 5:30 p.m. (New York City time) on a Business Day or (ii) on a day that is not a Business Day or after 5:30 p.m. (New York City time) on a Business Day if such transmission is confirmed by the recipient, (b) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (c) upon actual receipt by the party to whom such notice is required to be given. Such communications must be sent to the respective Parties at the following street addresses, facsimile numbers or email addresses (or at such other address or number previously made available as shall be specified in a notice given in accordance with this Section 10.2):

(A)	If to the Special Committee, to:
c/o RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland 20910
	Attention:	Andor Lazslo and Scott Royster
	Facsimile:	(301) 608-9313
	Email:	alazslo@rljentertainment.com / sroyster@rljentertainment.com with a copy to (which shall not constitute notice pursuant to this Section 10.2) to:
Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, New York 10166
	Attention:	Clifford E. Neimeth, Esq.
	Facsimile:	(212) 805-9383
	Email:	neimethc@gtlaw.com
(B)	If to the Company, to:
RLJ Entertainment
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland 20910
	Attention:	Miguel Penella, Chief Executive Officer
	Facsimile:	(310) 608-9313
	Email:	mpenella@rljentertainment.com
with a copy to (which shall not constitute notice pursuant to this Section 10.2), to:
Arent Fox LLP
1717 K Street, NW
Washington, DC 20006
	Attention:	Jeffrey E. Jordan, Esq.
	Facsimile:	(202) 857-6395
	Email:	jeffrey.jordan@arentfox.com
and to the Special Committee and to its counsel indicated in Section 10.2 I. above
(C)	If to Ultimate Parent, Parent or Merger Sub, to:
AMC Networks Inc.
11 Penn Plaza
New York, New York 10001
	Attention:	Jamie Gallagher, EVP and General Counsel
	Facsimile:	(646) 273-3789
	Email:	jamie.gallagher@amcnetworks.com
with a copy to (which shall not constitute notice pursuant to this Section 10.2):
Sullivan & Cromwell LLP
125 Broad Street
New York, New York 10004
	Attention:	Brian E. Hamilton, Esq.
	Facsimile:	(212) 558-3588
	Email:	hamiltonb@sullcrom.com

        10.3.    Expenses.     Whether or not the Merger is consummated, all costs, fees and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement, including all costs, fees and expenses of its Representatives, shall be paid by the party incurring such cost, fee or expense, except as otherwise expressly provided herein.

        10.4.    Modification or Amendment; Waiver.

          (a)   Subject to the provisions of applicable Law and the provisions of Section 7.13(d), at any time prior to the Effective Time, this Agreement may be modified or amended only by an instrument in writing that is executed by each of the Parties.

          (b)   The conditions to each of the respective Parties' obligations to consummate the transactions contemplated by this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law; provided, however, that any such waiver shall only be effective if made in writing and executed by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder or under applicable Law shall operate as a waiver of such rights and, except as otherwise expressly provided herein, no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

        10.5.    Governing Law and Venue; Submission to Jurisdiction; Selection of Forum; Waiver of Trial by Jury.

          (a)   THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE INTERNAL PROCEDURAL AND SUBSTANTIVE LAWS OF THE STATE OF NEVADA WITHOUT REGARD TO THE CONFLICT OF LAWS RULES OR PRINCIPLES THEREOF (OR ANY OTHER JURISDICTION) TO THE EXTENT THAT SUCH LAWS, RULES AND PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION.

          (b)   Each of the Parties agrees that, except to the extent that a dispute concerning an agreement between the Parties other than the Merger Agreement (including the Confidentiality Agreement) is subject to the governing law or exclusive jurisdiction of another jurisdiction pursuant to the terms of such agreement: (i) it shall bring any Proceeding in connection with, arising out of or otherwise relating to this Agreement or the transactions contemplated by this Agreement exclusively in the Chosen Courts; and (ii) solely in connection with such Proceedings, (A) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (B) irrevocably waives any objection to the laying of venue in any such Proceeding in the Chosen Courts, (C) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party, (D) agrees that mailing of process or other papers in connection with any such Proceeding in the manner provided in Section 10.2 or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof and (E) it shall not assert as a defense any matter or claim waived by the foregoing clauses (A) through (D) of this Section 10.5(b) or that any Order issued by the Chosen Courts may not be enforced in or by the Chosen Courts.

          (c)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY KNOWINGLY AND INTENTIONALLY, TO THE FULLEST

  EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY PROCEEDING, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (i) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS, ACKNOWLEDGMENTS AND CERTIFICATIONS SET FORTH IN THIS SECTION 10.5(c).

        10.6.    Specific Performance.

          (a)   Each of the Parties acknowledges and agrees that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that if for any reason any of the provisions of this Agreement are not performed in accordance with their specific terms or are otherwise breached, immediate and irreparable harm or damage may be caused for which money damages would not be an adequate remedy. Accordingly, each Party agrees that, in addition to any other available remedies a Party may have in equity or at law, each Party shall be entitled to enforce specifically the terms and provisions of this Agreement and to obtain an injunction restraining any breach or violation or threatened breach or violation of the provisions of this Agreement, consistent with the provisions of Section 10.5(b), in the Chosen Courts without necessity of posting a bond or other form of security. In the event that any Proceeding should be brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense, that there is an adequate remedy at law.

        10.7.    Payment Guarantee by and Representations of Ultimate Parent.

          (a)   Ultimate Parent hereby irrevocably and unconditionally guarantees the due and punctual payment of all amounts due and payable by Parent and Merger Sub pursuant to Sections 4.1, 4.3 and 7.13 as and when due and payable. The foregoing notwithstanding, Ultimate Parent may assert as a defense to such payment any defense to any such payment that Parent could assert pursuant to the terms of this Agreement, other than any such defense arising out of, due to or as a result of the Bankruptcy and Equity Exception with respect to Parent or an Affiliate of Parent. Ultimate Parent acknowledges that it will receive substantial direct and indirect benefits from the transactions contemplated by this Agreement and that the guarantees and waivers of Ultimate Parent set forth herein are knowingly made in contemplation of such benefits. The guaranty of Ultimate Parent herein is one of payment, not collection, and a separate action or actions may be brought and prosecuted against Ultimate Parent to enforce such guaranty, irrespective of whether any action is brought against Parent or Merger Sub. Ultimate Parent expressly and irrevocably waives all suretyship defenses, all defenses on the basis of promptness, diligence, notice of acceptance hereof, presentment, demand for payment, notice of non-performance, default, dishonor, protest and all other notices of any kind, and all defenses which may be available by virtue of any valuation, stay, moratorium or other similar law now or hereafter in effect, and any right to require the marshaling of assets; provided, however, Ultimate Parent expressly reserves any rights of set-off or counterclaims and any other defenses that Parent or Merger Sub may have under the terms of this Agreement.

          (b)   Ultimate Parent is a corporation duly organized and validly existing under the Laws of the State of Delaware. Ultimate Parent has all requisite corporate power and authority to execute and deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the performance of Ultimate Parent's obligations under this Agreement have been duly authorized by all necessary corporate action on the part of Ultimate Parent and no other corporate proceedings on the part of Ultimate Parent are necessary to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has been duly executed and delivered by Ultimate Parent and, assuming due execution and delivery by the Company, constitutes a valid and binding obligation of Ultimate Parent, enforceable against Ultimate Parent in accordance with its terms, except as the same may be limited by the Bankruptcy and Equity Exception. As of the date of this Agreement, Ultimate Parent indirectly beneficially owns 100% of the issued and outstanding capital stock of Parent. Other than the Governmental Approvals, no expirations of waiting periods are required and no filings, notices, reports, consents, registrations, approvals, permits or authorizations are required to be made or obtained by Ultimate Parent with, nor are any required to be obtained by Ultimate Parent from, any Governmental Entity, in connection with Ultimate Parent's execution and delivery of this Agreement and the performance by Ultimate Parent of its obligations under this Agreement, or in connection with the continuing operation of the business of Ultimate Parent and its Subsidiaries following the Effective Time, except as would not prevent, materially delay or materially impair Ultimate Parent's ability to perform its obligations pursuant to this Agreement. The execution, delivery and performance of this Agreement by Ultimate Parent do not, and the consummation by Ultimate Parent of the transactions contemplated by this Agreement, will not, constitute or result in (i) a breach or violation of, or a default under, the Organizational Documents of Ultimate Parent or any of its Subsidiaries, or (ii) conflict with or result in a violation of any Law or Order of any Governmental Entity, or by which any property or asset of Ultimate Parent is bound or affected, except in the case of clause (ii) as would not prevent, materially delay or materially impair Ultimate Parent's ability to perform its obligations under this Agreement.

          (c)   Except for the express written representations and warranties made by Ultimate Parent in this Agreement, Ultimate Parent does not make any express or implied representation or warranty with respect to itself, any of its Affiliates (other than Parent and Merger Sub) or any of their respective businesses, operations, assets, liabilities, conditions (financial or otherwise) or prospects in connection with this Agreement or the transactions contemplated by this Agreement. Ultimate Parent expressly disclaims any such other representations or warranties, and the Company acknowledges and agrees that none of the Company or its Affiliates or Representatives has relied on or are relying on any representations or warranties regarding Ultimate Parent, other than the express written representations and warranties expressly set forth in this Section 10.7.

        10.8.    Third-Party Beneficiaries.     Except, from and after the Effective Time, for the rights of the Indemnified Parties as provided in Section 7.13, the Parties hereby agree that their respective representations, warranties and covenants set forth in this Agreement are solely for the benefit of the other, subject to the terms and conditions of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties and their respective successors, legal representatives and permitted assigns any rights or remedies, express or implied, hereunder, including the right to rely upon the representations and warranties set forth in this Agreement.

        10.9.    Non-Recourse.     Other than in any Proceeding for fraud or intentional or willful misrepresentation, this Agreement may only be enforced against, and any Proceeding in connection with, arising out of or otherwise resulting from this Agreement, any instrument or other document delivered pursuant to this Agreement or the transactions contemplated by this Agreement may only be brought against the Persons expressly named as Parties (or any of their respective successors, legal representatives and permitted assigns) in, and who have executed and delivered, this Agreement, and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, employee (including any officer), incorporator, manager, member, partner, stockholder, other equity holder or persons in a similar capacity, controlling person, Affiliate or other Representative of any Party or of any Affiliate of any Party, or any of their respective successors, legal representatives and permitted assigns, shall have any liability or other obligation for any obligation of any Party under this Agreement or for any Proceeding in connection with, arising out of or otherwise resulting from this Agreement or the transactions contemplated by this Agreement; provided, however, that nothing in this Section 10.9 shall limit any liability or other obligation of any Party for any breaches by any such Party of the terms and conditions of this Agreement.

        10.10.    Successors and Assigns.     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, legal representatives and permitted assigns. Except as may be required to satisfy the obligations contemplated by Section 7.13, no Party may assign any of its rights or interests or delegate any of its obligations under this Agreement, in whole or in part, by operation of Law or otherwise, without the prior written consent of the other Parties not seeking to assign any of its rights or interests or delegate any of its obligations, and any attempted or purported assignment or delegation in violation of this Section 10.10 shall be null and void; provided, however, that Parent may designate any of its Affiliates to be a constituent corporation in lieu of Merger Sub, in which event all references to Merger Sub in this Agreement shall be deemed references to such other Affiliate of Parent, except that all representations and warranties made in this Agreement with respect to Merger Sub as of the date of this Agreement shall be deemed representations and warranties made with respect to such other Affiliate as of the date of such designation.

        10.11.    Entire Agreement.

          (a)   This Agreement (including Exhibits), the Company Disclosure Letter, the Parent Disclosure Letter, the Voting Agreement and the Confidentiality Agreement constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and supersede all other prior and contemporaneous agreements, negotiations, understandings, representations and warranties, whether oral or written, with respect to such subject matter, except for the AMC Transaction Documents, which shall remain in full force and effect to the extent provided in this Agreement.

          (b)   In the event of any inconsistency between the statements in the body of this Agreement, on the one hand, and any of the Exhibits, the Company Disclosure Letter, the Parent Disclosure Letter (other than an exception expressly set forth in the Company Disclosure Letter or the Parent Disclosure Letter), the Voting Agreement and the Confidentiality Agreement, on the other hand, the statements in the body of this Agreement shall control.

        10.12.    Severability.     The provisions of this Agreement shall be deemed severable and the illegality, invalidity or unenforceability of any provision shall not affect the legality, validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be legal, valid and enforceable, the intent and purpose of such legal, invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such illegality, invalidity or unenforceability, nor shall such illegality, invalidity or unenforceability affect the legality, validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.

        10.13.    Counterparts; Effectiveness.     This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement. A signed copy of this Agreement delivered by facsimile, email or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. This Agreement shall become effective when each Party shall have received one or more counterparts hereof signed by each of the other Parties.

[Signature Pages Follow]

        IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the Parties as of the date first written above.

RLJ ENTERTAINMENT, INC.
By:	/s/ MIGUEL PENELLA
	Name:	Miguel Penella
	Title:	Chief Executive Officer

        [Signature Page to Merger Agreement]

AMC NETWORKS INC., solely for purposes of Section 10.7
By:	/s/ JOSHUA SAPAN
	Name:	Joshua Sapan
	Title:	President & Chief Executive Officer
DIGITAL ENTERTAINMENT HOLDINGS LLC
By:	/s/ JOSHUA SAPAN
	Name:	Joshua Sapan
	Title:	President & Chief Executive Officer
RIVER MERGER SUB INC.
By:	/s/ JOSHUA SAPAN
	Name:	Joshua Sapan
	Title:	President & Chief Executive Officer

        [Signature Page to Merger Agreement]

Annex B

July 29, 2018

Special Committee of the Board of Directors
c/o RLJ Entertainment, Inc.
8515 Georgia Avenue, Suite 650
Silver Spring, Maryland 20910

The Special Committee of the Board of Directors:

        We understand that RLJ Entertainment, Inc., a Nevada corporation ("RLJE"), AMC Networks Inc., a Delaware corporation ("AMC"), Digital Entertainment Holdings LLC, a Delaware limited liability company and a wholly owned subsidiary of AMC ("Digital Entertainment"), and River Merger Sub Inc., a Nevada corporation and a wholly owned subsidiary of Digital Entertainment ("Merger Sub"), propose to enter into an Agreement and Plan of Merger, dated July 29, 2018 (the "Agreement"), pursuant to which, among other things, Merger Sub will be merged with and into RLJE (the "Merger"), and other than the Excluded Shares (as defined in the Agreement) and the Company Restricted Shares (as defined in the Agreement), each outstanding share of Common Stock, par value $0.001 per share, of RLJE ("RLJE Common Stock") will be converted into the right to receive $6.25 in cash (the "Per Share Merger Consideration"). The terms and conditions of the Merger are more fully set forth in the Agreement.

        Allen & Company LLC ("Allen & Company") has acted as a financial advisor to RLJE in connection with the proposed Merger and has been asked to render an opinion to the Special Committee (the "Committee") of the Board of Directors of RLJE as to the fairness, from a financial point of view, to the Unaffiliated RLJE Stockholders (as defined in the Agreement) of the Per Share Merger Consideration to be received by such holders pursuant to the Agreement. For such services, RLJE has agreed to pay to Allen & Company cash fees, of which a portion is payable upon the delivery of this opinion (the "Opinion Fee") and the principal portion is contingent upon consummation of the Merger. No portion of the Opinion Fee is contingent upon either the conclusion expressed in this opinion or successful consummation of the Merger. RLJE also has agreed to reimburse Allen & Company's reasonable expenses and to indemnify Allen & Company and related parties against certain liabilities arising out of our engagement.

        Allen & Company, as part of our investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and related financings, bankruptcy reorganizations and similar recapitalizations, negotiated underwritings, secondary distributions of listed and unlisted securities, and valuations for corporate and other purposes. Although Allen & Company has not provided during the two-year period prior to the date hereof, and is not currently providing, investment banking services to RLJE, AMC, Digital Entertainment, Robert L. Johnson, The RLJ Companies, LLC or RLJ SPAC Acquisition, LLC for which Allen & Company has received compensation, Allen & Company may provide such services to RLJE, AMC, Digital Entertainment, Robert L. Johnson, The RLJ Companies, LLC or RLJ SPAC Acquisition, LLC and/or their/his respective affiliates in the future, for which services Allen & Company would expect to receive compensation. In the ordinary course, Allen & Company, as a broker-dealer and market maker, and certain of Allen & Company's affiliates and/or related entities, have invested or may invest, hold long or short positions and may trade, either on a discretionary or non-discretionary basis, for their own account or for those of Allen & Company's clients, in the debt and equity securities (or related derivative securities) of RLJE, AMC and/or their respective affiliates. The issuance of this opinion has been approved by Allen & Company's fairness opinion committee.

        Our opinion as expressed herein reflects and gives effect to our general familiarity with RLJE as well as information that we received during the course of this assignment, including information provided by the management of RLJE in the course of discussions relating to the Merger as more fully described below. In arriving at our opinion, we neither conducted a physical inspection of the properties or facilities of RLJE, AMC, Digital Entertainment or any other entity, nor made or obtained any evaluations or appraisals of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise) of RLJE, AMC, Digital Entertainment or any other entity or conducted any analysis concerning the solvency or fair value of RLJE, AMC, Digital Entertainment or any other entity.

        In arriving at our opinion, we have, among other things:

  (i)
  reviewed the financial terms and conditions of the Merger as reflected in the Agreement;

  (ii)
  reviewed certain publicly available historical business and financial information relating to RLJE and AMC, including public filings of RLJE and AMC, and historical market prices and trading volumes for RLJE Common Stock;

  (iii)
  reviewed certain financial information relating to RLJE provided to or discussed with us by the management of RLJE, including certain internal financial forecasts, estimates and other financial and operating data relating to RLJE prepared by the management of RLJE (such forecasts, the "RLJE Forecasts");

  (iv)
  held discussions with the management of RLJE relating to the past and current operations, financial condition and prospects of RLJE;

  (v)
  reviewed and analyzed certain publicly available information, including certain stock market data and financial information, relating to selected companies with businesses that we deemed generally relevant in evaluating RLJE;

  (vi)
  reviewed and analyzed certain publicly available financial information relating to selected transactions that we deemed generally relevant in evaluating the Merger; and

  (vii)
  conducted such other financial analyses and investigations as we deemed necessary or appropriate for purposes of the opinion expressed herein.

        In rendering our opinion, we have relied upon and assumed, with your consent and without independent verification, the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information available to us from public sources, provided to or discussed with us by the management and/or other representatives of RLJE, or otherwise reviewed by us. With respect to the RLJE Forecasts that we have been directed to utilize for purposes of our analyses, we have been advised by the management of RLJE, and we have assumed, at your direction, that the RLJE Forecasts, estimates and other financial and operating data have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of the management of RLJE as to, and are a reasonable basis upon which to evaluate, the future financial and operating performance of RLJE and the other matters covered thereby. We also have assumed, with your consent, that the financial results, reflected in the RLJE Forecasts, estimates and other financial and operating data utilized in our analyses will be realized in the amounts and at the times projected. We express no opinion or view as to the RLJE Forecasts or any of the estimates or other financial or operating data or the assumptions on which they are based.

B-2

        Further, our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. It should be understood that subsequent developments may affect the conclusion expressed in this opinion and that we assume no responsibility for advising any person of any change in any matter affecting this opinion or for updating or revising our opinion based on circumstances or events occurring after the date hereof.

        It is understood that this opinion is intended for the exclusive benefit and use of the Committee (in its capacity as such) in connection with its evaluation of the Per Share Merger Consideration from a financial point of view. This opinion does not constitute a recommendation as to the course of action that RLJE (or the Committee) should pursue in connection with the Merger or otherwise address the merits of the underlying decision by RLJE (or the Committee) to engage in the Merger, including in comparison to other strategies or transactions that might be available to RLJE or which RLJE might engage in or consider. This opinion does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Merger or otherwise. We do not express any opinion as to the fairness, financial or otherwise, of the amount, nature or any other aspect of any compensation or other consideration payable to any officers, directors or employees of any party to the Merger or any related entities, or any class of such persons or any other party, relative to the Per Share Merger Consideration or otherwise. We are not expressing any opinion as to the prices at which shares of RLJE Common Stock will trade at any time or the value thereof.

        In addition, we do not express any opinion or view as to any tax or other consequences that might result from the Merger, nor do we express any opinion or view as to, and we have relied, at your direction, upon the assessments of representatives of RLJE regarding, legal, regulatory, accounting, tax and similar matters relating to RLJE and the Merger, as to which we understand RLJE obtained such advice as it deemed necessary from qualified professionals. We have assumed, with your consent, that the Merger will be consummated in accordance with the terms and conditions of the Agreement and in compliance with all applicable laws, documents and other requirements, without waiver, modification or amendment of any material term, condition or agreement, and that all governmental, regulatory or other consents, approvals, releases and waivers necessary for consummation of the Merger will be obtained without delay, limitation, restriction or condition, including any divestiture or other requirements that would be meaningful in any respect to our analyses or opinion. We further have assumed, with your consent, that the final executed Agreement will not differ from the draft reviewed by us in any respect meaningful to our analyses or opinion.

        Our opinion is limited to the fairness, from a financial point of view and as of the date hereof, to the Unaffiliated RLJE Stockholders of the Per Share Merger Consideration to be received by them pursuant to the Agreement (to the extent expressly specified herein). Our opinion does not address any other term, aspect or implication of the Merger, including the form or structure of the Merger or any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise.

        Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Per Share Merger Consideration to be received by the Unaffiliated RLJE Stockholders pursuant to the Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

ALLEN & COMPANY LLC

B-3

ANNEX C

EXECUTIVE VERSION

VOTING AND TRANSACTION SUPPORT AGREEMENT

        This VOTING AND TRANSACTION SUPPORT AGREEMENT, dated as of July 29, 2018 (this "Agreement"), is entered into by and among RLJ Entertainment, Inc., a Nevada corporation (the "Company"), Digital Entertainment Holdings LLC, a Delaware limited liability company ("Parent"), Robert L. Johnson, a natural person, The RLJ Companies, LLC, a Delaware limited liability company, and RLJ SPAC Acquisition, LLC, a Delaware limited liability company ("RLJ SPAC" and together with Robert L. Johnson and The RLJ Companies, LLC, the "Stockholder"). Capitalized terms used and not otherwise defined herein, and the term "materially delay" as used in this Agreement, shall have the respective meanings ascribed to them in the Merger Agreement (as defined below). The Company is made a party to this Agreement solely for purposes of Sections 6 and 8.

RECITALS

        WHEREAS, as of the date hereof, the Stockholder is the record and beneficial owner of the number of shares of common stock, par value $0.001 per share, of the Company ("Common Stock") and warrants to purchase Common Stock with an initial exercise date of May 20, 2015 (the "2015 Warrants") set forth on Schedule A hereto (the shares of Common Stock set forth on Schedule A hereto, together with all additional shares of Common Stock that become beneficially owned by the Stockholder or any Affiliate (as defined in the Merger Agreement) of Robert L. Johnson upon the exercise of the 2015 Warrants or otherwise after the date hereof through the Expiration Date (as defined below), the "Subject Shares");

        WHEREAS, concurrently with the execution of this Agreement, the Company, AMC Networks Inc., a Delaware corporation ("Ultimate Parent"), Parent and River Merger Sub Inc., a Nevada corporation and wholly owned subsidiary of the Company ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated as of the date hereof (the "Merger Agreement"), pursuant to which, upon the terms and subject to the conditions thereof, Merger Sub will be merged with and into the Company (the "Merger"), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

        WHEREAS, as a condition and inducement to the willingness of Ultimate Parent, Parent and Merger Sub to enter into the Merger Agreement, Parent has required that the Stockholder and the Company agree to, and the Stockholder and Company have agreed to, enter into this Agreement;

        WHEREAS, concurrently with the execution and delivery of this Agreement, the Stockholder is entering into a Contribution Agreement with Parent, whereby the Stockholder will contribute to Parent the 2015 Warrants and Common Stock beneficially owned by the Stockholder immediately prior to the closing of the Merger (the "Contribution Agreement"); and

        WHEREAS, as of the date hereof and subject to the terms and conditions herein, the Stockholder has determined to vote in favor of the Merger and the transactions contemplated by the Merger Agreement and, in furtherance thereof, has agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, the parties, intending to be legally bound, hereby agree as follows:

        1.    Agreement to Vote.

          (a)   From the date hereof until the Expiration Date, at every meeting of the stockholders of the Company called with respect to any of the following, and at every adjournment or postponement thereof, the Stockholder hereby irrevocably and unconditionally agrees to be present (in person or by proxy) and vote (or cause to be voted) all of the Subject Shares as of the applicable record date: (i) in favor of the approval of the Merger Agreement (and any other matter in connection therewith submitted by the Company to a vote of the Company's stockholders at the Company Stockholders' Meeting) and (ii) against the following actions: (A) any Acquisition Proposal and (B) any amendment of the Company's Organizational Documents or any action or agreement that would reasonably be expected to (1) result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement, which breach would result in a failure of any of Parent's and Merger Sub's obligations to consummate the Merger pursuant to Section 8.2(a) or Section 8.2(b) under the Merger Agreement to be satisfied, or (2) prevent, materially delay or materially impair the consummation of the Merger or any other transaction contemplated by the Merger Agreement. Any such vote shall be affirmatively cast by the Stockholder in accordance with applicable Law and the Company's Organizational Documents so as to ensure that it is duly counted at the Company Stockholders' Meeting, including for purposes of determining that a quorum is present at the Company Stockholders' Meeting and recording the results of such vote.

          (b)   Solely in the event of a failure by the Stockholder to act in accordance with its obligations pursuant to Section 1(a) of this Agreement, the Stockholder hereby irrevocably grants to and appoints Parent (and any designee thereof) as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of the Stockholder, to (i) represent the Subject Shares and (ii) vote and otherwise act (by voting at any meeting of stockholders of the Company or otherwise) with respect to the Subject Shares, in the case of each of clause (i) and clause (ii), regarding the matters referred to in Section 1(a) until the Expiration Date, to the same extent and with the same effect as the Stockholder could do under applicable Law. The proxy granted by the Stockholder pursuant to this Section 1(b) is delivered in connection with the transactions contemplated by the Merger Agreement, is coupled with an interest (including for the purposes of Nevada Revised Statutes 78.355(5)), revokes any and all prior proxies granted by the Stockholder with respect to the Subject Shares regarding the matters referred to in Section 1(a) and is irrevocable until the Expiration Date (notwithstanding, for the avoidance of doubt, whether or not such term extends beyond the date that is six months after the date of this Agreement). The Stockholder hereby ratifies and confirms all actions that the proxy appointed hereunder may lawfully do or cause to be done in accordance with this Agreement. Notwithstanding the foregoing, this proxy shall automatically be revoked on the Expiration Date. The parties acknowledge and agree that neither Parent, nor any of its Affiliates, shall owe any duty (fiduciary or otherwise), or incur any liability of any kind to any Stockholder, in connection with or as a result of the exercise of the powers granted to Parent by this Section 1(b).

        2.    Restrictions on Transfer of Shares and Warrants; Proxies.     The Stockholder covenants and agrees that during the period from the date of this Agreement through the Expiration Date, the Stockholder will not, directly or indirectly, (i) transfer, assign, sell, pledge, encumber, hypothecate or otherwise dispose of (whether by merger, by tendering into any tender or exchange offer, by testamentary disposition, by operation of law or otherwise) or consent to any of the foregoing ("Transfer"), or cause to be Transferred, any of the 2015 Warrants or the Subject Shares (together, the "RLJ Securities"); (ii) grant any proxies (whether revocable or irrevocable) or powers of attorney, or any other authorization or consent with respect to any of the RLJ Securities (except in connection with voting by proxy at a meeting of the stockholders of the Company, as contemplated by Section 1(a) of this Agreement); (iii) deposit any of the RLJ Securities into a voting trust or enter into a voting agreement or arrangement with respect to any of the RLJ Securities; (iv) enter into any Contract with respect to the Transfer of any of the RLJ Securities; or (v) take any other action that would restrict, limit or interfere with (A) the performance of the Stockholder's obligations hereunder or (B) the transactions contemplated by the Merger Agreement; provided, however, that the foregoing restrictions on Transfers of the RLJ Securities shall not prohibit any such Transfers by the Stockholder in connection with the transactions contemplated by the Contribution Agreement or the Merger Agreement.

        3.    No Solicitation.     From the date hereof until the Expiration Date, neither the Stockholder nor any Affiliate of Robert L. Johnson shall, and the Stockholder shall instruct its and its Affiliate's Representatives not to, directly or indirectly, (i) initiate, solicit, propose or knowingly encourage or otherwise knowingly facilitate (including by way of furnishing Company information) any inquiries or the making of any proposals or offers that constitute, or that would reasonably be expected to lead to, an Acquisition Proposal, (ii) other than to inform any Person of the existence of this Section 3 and the provisions of Section 7.2 of the Merger Agreement, participate in any discussions or negotiations with any third party regarding any Acquisition Proposal or (iii) enter into any Agreement related to an Acquisition Proposal. The Stockholder agrees to notify and promptly furnish to each of the Special Committee and Parent any communications or documentation that the Stockholder or any of his Affiliates receives relating to an Acquisition Proposal to the extent it is not apparent on the face of such communication or documentation received by the Stockholder or any of his Affiliates that the same was concurrently provided directly to the Special Committee and to Parent.

        4.    Documentation and Information; Publication.     The Stockholder hereby (a) consents to and authorizes the publication and disclosure by the Company, Parent and/or their respective Affiliates of its identity and holdings of the Subject Shares and the nature of its commitments and obligations under this Agreement in any announcement, the Proxy Statement, Schedule 13E-3 or any other disclosure document or filing with or notice to a Governmental Entity in connection with the transactions contemplated by the Merger Agreement and the Contribution Agreement, and (b) agrees as promptly as practicable to give to the Company and Parent any information it may reasonably require for the preparation of any such disclosure documents. The Stockholder hereby agrees to as promptly as practicable notify the Company and Parent of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, filing or notice if and to the extent that it contains any untrue statement of material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as required by applicable Law, neither the Stockholder nor any Affiliate of Robert L. Johnson, nor any of its or their Representatives, shall issue or cause the publication of any press release or make any other public announcement with respect to this Agreement, the Merger Agreement or the transactions contemplated hereby or thereby without the prior consent of each of Parent and the Special Committee.

        5.    Representations and Warranties of the Stockholder.     Each of Robert L. Johnson, The RLJ Companies,  LLC and RLJ SPAC, severally and jointly, hereby represents and warrants to Parent and the Company as follows (and as used in this Section 5, "Stockholder" shall mean each of Robert L. Johnson, The RLJ Companies, LLC and RLJ SPAC):

          (a)    Organization; Good Standing.    The Stockholder, if not a natural person, is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware.

          (b)    Authority.    The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes a valid and binding obligation of the Stockholder enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (c)    Consents and Approvals.    Other than as provided in the Merger Agreement and except for any filings by the Stockholder with the SEC, the execution, delivery and performance by the Stockholder of this Agreement does not require any action by or in respect of, or any notice, report or other filing by the Stockholder with or to, or any consent, registration, approval, permit or authorization from, any Governmental Entity other than any actions or filings the absence of which would not reasonably be expected to prevent, materially delay or materially impair the consummation of the transactions contemplated by the Merger Agreement or the Stockholder's ability to observe and perform the Stockholder's obligations hereunder.

          (d)    No Conflicts.    Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor compliance with the terms hereof, will (with or without notice or the passage of time or both) (i) violate, conflict with, result in a breach of, constitute a default under (with or without notice or lapse of time or both), or give rise to a right of termination, cancellation, first offer, first refusal, modification or acceleration of, any obligation under the organizational documents (if the Stockholder is not a natural person) of, any Contract of or Law applicable to, the Stockholder, or (ii) result in the creation of any lien, charge, pledge, security interest, claim or other encumbrance ("Lien") upon any of the properties or assets of the Stockholder, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably likely to prevent or materially delay or materially impair the performance of the Stockholder's obligations under this Agreement.

          (e)    Litigation.    There are no civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings pending or threatened against the Stockholder that seek to enjoin, or are reasonably likely to have the effect of preventing, making illegal or otherwise interfering with, the performance of the Stockholder's obligations under this Agreement.

          (f)    Ownership of RLJ Securities; Voting Power.    The Stockholder is the record and/or beneficial owner of, and has good and marketable title to, the RLJ Securities set forth on Schedule A hereto, free and clear of any and all Liens and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of the RLJ Securities), other than any Liens (i) arising hereunder or under the Merger Agreement, the Contribution Agreement, the Stockholders' Agreement, dated as of October 14, 2016, by and among the Company, Parent, Robert L. Johnson and RLJ SPAC (the "2016 Stockholders' Agreement"), the Waiver Agreement, dated as of August 19, 2016, by and among the Company, Parent, Robert L. Johnson and RLJ SPAC (the "2016 Waiver Agreement"), or the Voting Agreement, dated as of August 19, 2016, by and among the Company, Parent, Robert L. Johnson and RLJ SPAC, or (ii) imposed by federal or state securities Laws. Neither the Stockholder nor any other Affiliate of Robert L. Johnson owns, of record or beneficially, any shares of Common Stock (or any securities convertible or exchangeable for Common Stock) other than the RLJ Securities set forth on Schedule A hereto. The Stockholder has, and will have at the time of the applicable stockholder meeting, the sole right to vote and direct the vote of, and to dispose of and direct the disposition of, the Subject Shares, and none of the RLJ Securities is subject to any agreement, arrangement or restriction that would prevent or delay the Stockholder's ability to perform its obligations hereunder. There are no agreements or arrangements of any kind, contingent or otherwise, obligating such Stockholder to Transfer, or cause to be Transferred, any of the RLJ Securities set forth on Schedule A hereto (other than arising hereunder or under the Merger Agreement, the Contribution Agreement, the 2016 Stockholders' Agreement or the 2016 Waiver Agreement), and no Person has any contractual or other right or obligation to purchase or otherwise acquire any of the RLJ Securities.

          (g)    Additional Company Stock.    For the avoidance of doubt, any additional shares of Common Stock with respect to which the Stockholder or any controlled Affiliate of Robert L. Johnson acquires record or beneficial ownership after the date hereof, including by exercise of the 2015 Warrants, shall automatically become subject to the terms of this Agreement as though owned by such Stockholder as of the date hereof.

          (h)    Adjustments.    The Stockholder hereby agrees that in the event of any stock split, stock combination (including by way of reverse stock split), stock dividend, reclassification, exchange of shares or other similar transaction affecting the Subject Shares, the terms of this Agreement shall apply to the resulting securities.

          (i)    Reliance by Parent.    The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution, delivery and performance of this Agreement.

          (j)    Other Agreements.    Except for this Agreement, the Stockholder has not: (a) taken any action that would or would reasonably be expected to (i) constitute or result in a breach hereof, (ii) make any representation or warranty of the Stockholder set forth in this Section 5 untrue or incorrect, or (iii) have the effect of preventing or disabling the Stockholder from performing any of its obligations under this Agreement; (b) granted any proxies or powers of attorney, or any other authorization or consent with respect to any of the Subject Shares with respect to the matters set forth in Section 1(a); or (c) deposited any of the RLJ Securities into a separate voting trust or entered into a voting agreement or arrangement with respect to any of the Subject Shares.

        6.    Representations and Warranties of the Company.     The Company hereby represents and warrants to Parent and the Stockholder as follows:

          (a)    Organization; Good Standing.    The Company is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Nevada.

          (b)    Authority.    The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (c)    Consents and Approvals.    Other than as provided in the Merger Agreement and any publicly available filings by the Company with the SEC, the execution, delivery and performance by the Company of this Agreement does not require any consent, approval, authorization or permit of, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

        7.    Representations and Warranties of Parent.     Parent hereby represents and warrants to the Stockholder and the Company as follows:

          (a)    Organization; Good Standing.    Parent is a legal entity duly organized, validly existing and in good standing under the Laws of the State of Delaware.

          (b)    Authority.    Parent has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

          (c)    Consents and Approvals.    Other than as provided in the Merger Agreement and any publicly available filings by Parent with the SEC, the execution, delivery and performance by Parent of this Agreement does not require any consent, approval, authorization or permit of, filing with or notification to any Governmental Entity, other than any consent, approval, authorization, permit, filing or notification the failure of which to make or obtain would not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Merger.

        8.    Stop Transfer; Changes in Subject Shares.

          (a)   The Stockholder hereby agrees with, and covenants to, Parent that (i) this Agreement and the obligations hereunder shall attach to the RLJ Securities and shall be binding upon any Person or entity to which legal or beneficial ownership shall pass, whether by operation of law or otherwise, including its successors or assigns; and (ii) other than as permitted by this Agreement, the Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the RLJ Securities. Notwithstanding any Transfer, the Stockholder shall remain liable for the performance of all of its obligations under this Agreement.

          (b)   The Company hereby acknowledges the restrictions on Transfers of the RLJ Securities contained in Section 2. The Company agrees not to register the Transfer of any certificate or uncertificated interest representing any RLJ Security unless such Transfer is made in compliance with this Agreement.

        9.    Termination.     This Agreement shall automatically terminate without further action upon the earliest to occur of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms (including, for the avoidance of doubt, in accordance with Sections 9.2(b) and 9.3(b) of the Merger Agreement) and (c) the effective date of a written agreement of the parties hereto terminating this Agreement (the date and time at which the earliest of clause (a), clause (b) and clause (c) occurs being, the "Expiration Date"). Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 9 shall relieve any party from liability for any breach of this Agreement occurring prior to the termination hereof; and (ii) the provisions of this Section 9 and Section 11 through Section 19 shall survive any termination of this Agreement.

        10.    Definition of "Beneficial Ownership".     For purposes of this Agreement, "beneficial ownership" with respect to (or to "beneficially own") any securities shall mean having "beneficial ownership" of such securities as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended, including pursuant to any agreement, arrangement or understanding, whether or not in writing.

        11.    Further Assurances.     The Stockholder shall execute and deliver, or cause to be executed and delivered, such additional instruments and other documents and shall take such further actions as Parent or the Company may reasonably request for the purpose of carrying out and complying with all of the terms of this Agreement and the transactions contemplated thereby.

        12.    Notices.     All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail ("e-mail") transmission) and shall be given, if to the Company, to:

    RLJ Entertainment, Inc.
    8515 Georgia Avenue, Suite 650
    Silver Spring, Maryland 20910
    Attention: Miguel Penella
    Facsimile No.: (301) 608-9313
    E-mail: mpenella@rljentertainment.com

  with copies (which shall not constitute notice) to each of :

    Arent Fox LLP
    1717 K Street, NW
    Washington, D.C. 20006
    Attention: Jeffrey E. Jordan
    Facsimile No.: (202) 857-6395
    E-mail: jeffrey.jordan@arentfox.com

    RLJ Entertainment, Inc.
    8515 Georgia Avenue, Suite 650
    Silver Spring, Maryland 20910
    Attention: Andor Lazslo and Scott Royster
    Facsimile No.: (301) 608-9313
    E-mail: alazslo@rljentertainment.com / sroyster@rljentertainment.com

                -and-

    Greenberg Traurig, LLP
    MetLife Building
    200 Park Avenue
    New York, NY 10166
    Attention: Clifford E. Neimeth
    Facsimile No. (212) 805-9383
    E-mail: neimethc@gtlaw.com

  if to Parent, to:

    AMC Networks Inc.
    11 Penn Plaza
    New York, New York 10001
    Attention: Jamie Gallagher, EVP and General Counsel
    Facsimile No.: (646) 273-3789
    E-mail: jamie.gallagher@amcnetworks.com

  with a copy (which shall not constitute notice) to:

    Sullivan & Cromwell LLP
    125 Broad St.
    New York, NY 10004
    Attention: Brian E. Hamilton
    Facsimile No.: (212) 558-3588
    E-mail: hamiltonb@sullcrom.com

  if to the Stockholder, to:

    The RLJ Companies, LLC
    3 Bethesda Metro Center, Suite 1000
    Bethesda, MD 20814
    Attention: H. Van Sinclair
    Facsimile No.: (202) 280-7750
    E-mail: Van@rljcompanies.com

or to such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email (i) at or prior to 5:30 p.m. (New York City time) on a Business Day or (ii) on a day that is not a Business Day or after 5:30 p.m. (New York City time) on a Business Day if such transmission is confirmed by the recipient, (b) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (c) upon actual receipt by the party to whom such notice is required to be given

        13.    Amendment; Waivers.

          (a)   Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by a duly authorized officer of each party to this Agreement or, in the case of a waiver, by a duly authorized officer of each party against whom the waiver is to be effective.

          (b)   No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable Law.

        14.    Fees and Expenses.     All costs and expenses incurred in connection with this Agreement, including fees and expenses of financial advisors, financial sponsors, legal counsel and other advisors, shall be paid by the party incurring such cost or expense, whether or not the transactions contemplated by the Merger Agreement are consummated.

        15.    Assignment; Binding Effect.     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties to this Agreement. Any purported assignment in violation of this Agreement is void. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties to this Agreement and their respective successors and assigns.

        16.    Governing Law; Jurisdiction.

          (a)   This Agreement shall be governed by and construed in accordance with the Laws of the State of Nevada, without regard to the conflict of law principles of such state to the extent that such principles would have the effect of applying the Laws of, or directing a matter to, another jurisdiction.

          (b)   The parties hereto irrevocably agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be exclusively brought in the state and federal courts sitting in the Clark County, Nevada, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably agrees not to assert, and hereby waives, to the fullest extent permitted by Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12 shall be deemed effective service of process on such party.

        17.    WAIVER OF JURY TRIAL.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY BE CONNECTED WITH, ARISE OUT OF OR OTHERWISE RELATE TO THIS AGREEMENT IS EXPECTED TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY KNOWINGLY AND INTENTIONALLY, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, CONNECTED WITH, ARISING OUT OF OR OTHERWISE RELATING TO THIS AGREEMENT

OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HEREBY ACKNOWLEDGES AND CERTIFIES THAT (i) NO REPRESENTATIVE OF THE OTHER PARTIES HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTIES WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) IT MAKES THIS WAIVER VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.

        18.    Counterparts; Effectiveness.     This Agreement may be executed in any number of counterparts, each of which shall be deemed an original instrument (including signatures delivered via facsimile or e-mail) and all of which together shall constitute the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto.

        19.    Entire Agreement.     This Agreement, together with the Merger Agreement and the Contribution Agreement, constitutes the entire agreement among the applicable parties hereto and thereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, both oral and written, among the applicable parties with respect to the subject matter hereof and thereof.

        20.    Severability.     If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

        21.    Specific Performance.     In the event of a breach or a threatened breach by any party to this Agreement of its obligations under this Agreement, any party injured or to be injured by such breach shall be entitled to specific performance of its rights under this Agreement or to injunctive relief, in addition to being entitled to exercise all rights provided in this Agreement and granted by Law, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense or objection in any action for specific performance or injunctive relief for which a remedy at law would be adequate is hereby waived.

        22.    Interpretation; Construction.

          (a)   The headings and other captions in this Agreement are for convenience and reference only, do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

          (b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

        23.    Stockholder Capacity Only.     The parties to this Agreement hereby acknowledge and agree that Robert L. Johnson is entering into this Agreement solely in his capacity as a beneficial owner of Common Stock, 2015 Warrants and other securities of the Company and not in his capacity as a director or officer of the Company. Accordingly, notwithstanding anything express or implied to the contrary set forth in this Agreement, no provision in this Agreement is intended to, nor shall any provision of this Agreement, operate in any way to limit, restrict or prevent Robert L. Johnson from making any determination or taking or omitting to take any action in accordance with his fiduciary duties under applicable Law as they may pertain to his capacity as a director or officer of the Company.

[Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

RLJ ENTERTAINMENT, INC. (solely for purposes of Sections 6 and 8)
By:	/s/ MIGUEL PENELLA
	Name:	Miguel Penella
	Title:	Chief Executive Officer

[Signature Page to Voting and Transaction Support Agreement]

DIGITAL ENTERTAINMENT HOLDINGS LLC
By:	/s/ JOSHUA SAPAN
	Name:	Joshua Sapan
	Title:	President and CEO

[Signature Page to Voting and Transaction Support Agreement]

ROBERT L. JOHNSON
By:	/s/ ROBERT L. JOHNSON

THE RLJ COMPANIES, LLC
By:	/s/ ROBERT L. JOHNSON
	Name:	Robert L. Johnson
	Title:	Chairman and Founder

RLJ SPAC ACQUISITION, LLC
By:	/s/ H. VAN SINCLAIR
	Name:	H. Van Sinclair
	Title:	President and CEO

SCHEDULE A

Name of Stockholder	Shares of Common Stock	2015 Warrants	Shares of Common Stock Purchasable by Warrants Held	Total Common Stock Beneficially Owned
RLJ SPAC Acquisition, LLC / The RLJ Companies, LLC / Robert L. Johnson(1)	6,794.465	1	1,500,000	8,294,465
3 Bethesda Metro Center Suite 1000 Bethesda, MD 20814

(1)
The RLJ Companies, LLC is the sole manager and voting member of RLJ SPAC Acquisition, LLC, and Robert L. Johnson is the sole manager and voting member of The RLJ Companies, LLC.

Appendix D

        NRS 92A.300    Definitions.    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

        (Added to NRS by 1995, 2086)

        NRS 92A.305    "Beneficial stockholder" defined.    "Beneficial stockholder" means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

        (Added to NRS by 1995, 2087)

        NRS 92A.310    "Corporate action" defined.    "Corporate action" means the action of a domestic corporation.

        (Added to NRS by 1995, 2087)

        NRS 92A.315    "Dissenter" defined.    "Dissenter" means a stockholder who is entitled to dissent from a domestic corporation's action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

        (Added to NRS by 1995, 2087; A 1999, 1631)

        NRS 92A.320    "Fair value" defined.    "Fair value," with respect to a dissenter's shares, means the value of the shares determined:

        1.     Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

        2.     Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

        3.     Without discounting for lack of marketability or minority status.

        (Added to NRS by 1995, 2087; A 2009, 1720)

        NRS 92A.325    "Stockholder" defined.    "Stockholder" means a stockholder of record or a beneficial stockholder of a domestic corporation.

        (Added to NRS by 1995, 2087)

        NRS 92A.330    "Stockholder of record" defined.    "Stockholder of record" means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee's certificate on file with the domestic corporation.

        (Added to NRS by 1995, 2087)

        NRS 92A.335    "Subject corporation" defined.    "Subject corporation" means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter's rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

        (Added to NRS by 1995, 2087)

        NRS 92A.340    Computation of interest.    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

        (Added to NRS by 1995, 2087; A 2009, 1721)

        NRS 92A.350    Rights of dissenting partner of domestic limited partnership.    A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

        (Added to NRS by 1995, 2088)

        NRS 92A.360    Rights of dissenting member of domestic limited-liability company.    The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

        (Added to NRS by 1995, 2088)

NRS 92A.370    Rights of dissenting member of domestic nonprofit corporation.

        1.     Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member's resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

        2.     Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

        (Added to NRS by 1995, 2088)

NRS 92A.380    Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

        1.     Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder's shares in the event of any of the following corporate actions:

          (a)   Consummation of a plan of merger to which the domestic corporation is a constituent entity:

            (1)   If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

            (2)   If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

          (b)   Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be converted.

          (c)   Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner's interests will be acquired, if the stockholder's shares are to be acquired in the plan of exchange.

          (d)   Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

          (e)   Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

          (f)    Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

        2.     A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

        3.     Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

        (Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814)

NRS 92A.390    Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

        1.     There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

          (a)   A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

          (b)   Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation's subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

          (c)   Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value, unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

        2.     The applicability of subsection 1 must be determined as of:

          (a)   The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter's rights; or

          (b)   The day before the effective date of such corporate action if there is no meeting of stockholders.

        3.     Subsection 1 is not applicable and dissenter's rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter's rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

        4.     There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

        5.     There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

        (Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285)

NRS 92A.400    Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

        1.     A stockholder of record may assert dissenter's rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter's rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

        2.     A beneficial stockholder may assert dissenter's rights as to shares held on his or her behalf only if the beneficial stockholder:

          (a)   Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter's rights; and

          (b)   Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

        (Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410    Notification of stockholders regarding right of dissent.

        1.     If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter's rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter's rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter's rights.

        2.     If the corporate action creating dissenter's rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter's rights that the action was taken and send them the dissenter's notice described in NRS 92A.430.

        (Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286)

NRS 92A.420    Prerequisites to demand for payment for shares.

        1.     If a proposed corporate action creating dissenter's rights is submitted to a vote at a stockholders' meeting, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares:

          (a)   Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder's intent to demand payment for his or her shares if the proposed action is effectuated; and

          (b)   Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

        2.     If a proposed corporate action creating dissenter's rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter's rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

        3.     A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

        (Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286)

NRS 92A.430    Dissenter's notice: Delivery to stockholders entitled to assert rights; contents.

        1.     The subject corporation shall deliver a written dissenter's notice to all stockholders of record entitled to assert dissenter's rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter's rights pursuant to NRS 92A.400.

        2.     The dissenter's notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

          (a)   State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

          (b)   Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

          (c)   Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter's rights certify whether or not the person acquired beneficial ownership of the shares before that date;

          (d)   Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

          (e)   Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

        (Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440    Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

        1.     A stockholder who receives a dissenter's notice pursuant to NRS 92A.430 and who wishes to exercise dissenter's rights must:

          (a)   Demand payment;

          (b)   Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter's notice for this certification; and

          (c)   Deposit the stockholder's certificates, if any, in accordance with the terms of the notice.

        2.     If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder's shares as after-acquired shares under NRS 92A.470.

        3.     Once a stockholder deposits that stockholder's certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

        4.     A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter's rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter's notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation's written consent.

        5.     The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter's notice, is not entitled to payment for his or her shares under this chapter.

        (Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

        NRS 92A.450    Uncertificated shares: Authority to restrict transfer after demand for payment.    The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

        (Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460    Payment for shares: General requirements.

        1.     Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter's shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

          (a)   Of the county where the subject corporation's principal office is located;

          (b)   If the subject corporation's principal office is not located in this State, in the county in which the corporation's registered office is located; or

          (c)   At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.
Ê The court shall dispose of the complaint promptly.

        2.     The payment must be accompanied by:

          (a)   The subject corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders' equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

          (b)   A statement of the subject corporation's estimate of the fair value of the shares; and

          (c)   A statement of the dissenter's rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation's obligations under this chapter.

        (Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470    Withholding payment for shares acquired on or after date of dissenter's notice: General requirements.

        1.     A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter's notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

        2.     To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

          (a)   Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

          (b)   Of the subject corporation's estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

          (c)   That they may accept the subject corporation's estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

          (d)   That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

          (e)   That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation's offer.

        3.     Within 10 days after receiving the stockholder's acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation's offer in full satisfaction of the stockholder's demand.

        4.     Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

        (Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480    Dissenter's estimate of fair value: Notification of subject corporation; demand for payment of estimate.

        1.     A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter's own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

        2.     A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter's stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation's payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

        (Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490    Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

        1.     If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

        2.     A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation's registered office is located.

        3.     The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

        4.     The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

        5.     Each dissenter who is made a party to the proceeding is entitled to a judgment:

          (a)   For the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the subject corporation; or

          (b)   For the fair value, plus accrued interest, of the dissenter's after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

        (Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500    Assessment of costs and fees in certain legal proceedings.

        1.     The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

        2.     The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

          (a)   Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

          (b)   Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

        3.     If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

        4.     In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

        5.     To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

        6.     This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of N.R.C.P. 68.

        (Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566)

VOTE BY INTERNET - www.investorvote.com/RLJE Use the Internet to transmit your voting instructions and for electronic delivery of information up until midnight. Eastern Time on , 2018, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. RLJ ENTERTAINMENT, INC. C/O INVESTOR RELATIONS 8515 GEORGIA AVENUE, SUITE 650 SILVER SPRING, MARYLAND 20910 VOTE BY PHONE - 1-800-652-VOTE (8683) Use any touch-tone telephone to transmit your voting instructions up until midnight Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage paid envelope we have provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. time, by and among the Company, AMC Networks Inc., Digital officers in connection with the merger (Proposal 2). Company)(Proposal 3). RLJ ENTERTAINMENT, INC. Stockholder Proposals 1. Approval of the Agreement and Plan of Merger dated as of JulyForAgainstAbstain 29, 2018, as it may be amended or supplemented from time to Entertainment Holdings LLC, and River Merger Sub Inc. (Proposal 1). 2. Approval, by non-binding advisory vote, of compensation thatForAgainstAbstain will or may become payable to the Company’s named executive 3. Approval of the adjournment of the Special Meeting from timeForAgainstAbstain to time, if necessary or advisable (as determined by the 4. The proxies are authorized to vote in their discretion upon such other business as may properly come before the Annual Meeting and any matters incident to the conduct of the Meeting. Please date this Proxy and sign exactly as your name appears hereon. If shares are jointly held, this Proxy should be signed by each joint owner. Executors, administrators, guardians or others signing in a fiduciary capacity should state their full titles. A Proxy executed by a corporation should be signed in its name by its president or other authorized officer. A Proxy executed by a partnership should be signed in its name by an authorized person. YesNo Please indicate if you plan to attend this meetingSignatureDateSignature (Joint Owners)Date

 RLJ ENTERTAINMENT, INC. Proxy Solicited by the Board of Directors for the Special Meeting of Stockholders , 2018 The undersigned appoints Miguel Penella and Dawn Martens, and each of them, proxies (each with full power of substitution) to represent the undersigned at the RLJ Entertainment, Inc. Special Meeting of Stockholders to be held on, 2018, and any adjournments or postponements thereof and to vote the shares of the Company’s common stock held of record by the undersigned on , 2018 as directed on the reverse side. The shares represented by this Proxy will be voted as directed on the reverse side. If no direction is indicated, the shares represented by this Proxy will be voted FOR approval of the Agreement and Plan of Merger (Proposal 1), FOR approval, by non-binding advisory vote, of certain compensation payable to the Company’s named executive officers in connection with the merger (Proposal 2), and FOR approval of the adjournment of the Special Meeting from time to time, if necessary or advisable (as determined by the Company)(Proposal Three). The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and the Proxy Statement dated , 2018. PLEASE PROMPTLY COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. PLEASE SIGN ON REVERSE SIDE